FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-226850-10

PROSPECTUS

$865,773,000 (Approximate)

BBCMS Mortgage Trust 2021-C11

(Central Index Key Number 0001881326)

as Issuing Entity

Barclays Commercial Mortgage Securities LLC

(Central Index Key Number 0001541480)

as Depositor
Barclays Capital Real Estate Inc.

(Central Index Key Number 0001549574)

Societe Generale Financial Corporation

(Central Index Key Number 0001755531)

SSOF SCRE AIV, L.P.

(Central Index Key Number 0001878059)

UBS AG

(Central Index Key Number 0001685185)

LMF Commercial, LLC

(Central Index Key Number 0001592182)

BSPRT CMBS Finance, LLC
(Central Index Key Number 0001722518)

Natixis Real Estate Capital LLC

(Central Index Key Number 0001542256)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2021-C11

Barclays Commercial Mortgage Securities LLC is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2021-C11 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class H-RR, Class J-RR and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BBCMS Mortgage Trust 2021-C11. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in October 2021. The rated final distribution date for the certificates is the distribution date in September 2054.

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)
Class A-1	$23,677,000		0.75200%	Fixed(6)	May 2026
Class A-2	$33,000,000		1.97400%	Fixed (6)	May 2026
Class A-SB	$41,720,000		2.10800%	Fixed (6)	January 2031
Class A-3	$98,671,000		2.22500%	Fixed (6)	September 2028
Class A-4	$233,364,000		2.04300%	Fixed (6)	July 2031
Class A-5	$261,198,000		2.32200%	Fixed (6)	August 2031
Class X-A	$691,630,000	(7)	1.39278%	Variable(8)	NAP
Class X-B	$174,143,000	(9)	0.96730%	Variable(10)	NAP
Class A-S	$86,454,000		2.53600%	Fixed (6)	September 2031
Class B	$44,462,000		2.38000%	Fixed (6)	September 2031
Class C	$43,227,000		2.77800%	Fixed (6)	September 2031

(Footnotes on table on page 3)

You should carefully consider the summary of risk factors and the risk factors beginning on page 55 and 57, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Barclays Commercial Mortgage Securities LLC will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Barclays Capital Inc., SG Americas Securities, LLC, UBS Securities LLC, Natixis Securities Americas LLC, Academy Securities, Inc. and Mischler Financial Group, Inc. will purchase the offered certificates from Barclays Commercial Mortgage Securities LLC and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Barclays Capital Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 63.3% of each class of offered certificates, SG Americas Securities, LLC is acting as co-lead manager and joint bookrunner with respect to approximately 20.0% of each class of offered certificates and UBS Securities LLC is acting as co-lead manager and joint bookrunner with respect to approximately 16.7% of each class of offered certificates. Natixis Securities Americas LLC, Academy Securities, Inc. and Mischler Financial Group, Inc. are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about September 29, 2021. Barclays Commercial Mortgage Securities LLC expects to receive from this offering approximately 112.252% of the aggregate certificate balance of the offered certificates, plus accrued interest from September 1, 2021, before deducting expenses payable by the depositor.

Barclays	Société Générale	UBS Securities
Co-Lead Managers and Joint Bookrunners
Academy Securities	Natixis	Mischler Financial Group Inc.
Co-Managers

September 16, 2021

BBCMS Mortgage Trust 2021-C11

Commercial Mortgage Pass-Through Certificates, Series 2021-C11

Washington 1 property $2,346,268 0.2% of total
Montana 2 properties $795,087 0.1% of total
Nebraska 4 properties $2,208,113 0.2% of total
South Dakota 1 property $292,189 0.0% of total
North Dakota 1 property $203,197 0.0% of total
Minnesota 1 property $79,441 0.0% of total
Wisconsin 1 property $33,000,000 3.3% of total
Michigan 5 properties $46,030,000 4.7% of total
Pennsylvania 7 properties $43,170,248 4.4% of total
New York 25 properties $257,243,153 26.0% of total
Wyoming 6 properties $3,896,378 0.4% of total
Iowa 2 properties $718,512 0.1% of total
Illinois 11 properties $45,035,000 4.6% of total
Ohio 5 properties $27,264,154 2.8% of total
Connecticut 2 properties $34,930,000 3.5% of total
Oregon 1 property $537,087 0.1% of total
New Jersey 2 properties $65,500,000 6.6% of total
Nevada 1 property $553,895 0.1% of total
Maryland 3 properties $17,535,549 1.8% of total
California 20 properties $85,963,633 8.7% of total
Virginia 3 properties $4,386,366 0.4% of total
Utah 2 properties $16,303,982 1.7% of total
Tennessee 2 properties $2,662,224 0.3% of total
South Carolina 1 property $2,626,723 0.3% of total
Arizona 7 properties $51,120,973 5.2% of total
Colorado 2 properties $686,059 0.1% of total
Georgia 14 properties $72,306,415 7.3% of total
New Mexico 5 properties $13,370,885 1.4% of total
Oklahoma 2 properties $5,882,431 0.6% of total
Missouri 3 properties $5,959,343 0.6% of total
Florida 11 properties $57,377,202 5.8% of total
Texas 11 properties $67,058,864 6.8% of total
Kansas 6 properties $9,108,118 0.9% of total
Louisiana 1 property $389,634 0.0% of total
Alabama 1 property $4,632,676 0.5% of total
Puerto Rico 1 property $6,870,000 0.7% of total
Percentage of Initial Pool Balance
0.0% – 3.0%
3.1% – 6.0%
6.1% – 26.0%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Available Certificate Balance or Notional Amount(1)	Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)	Approx. Initial Credit Support(3)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)	Expected Weighted Average Life (Years)(5)	Expected Principal Window(5)
Offered Certificates
A-1	$23,677,000		$22,828,000	$849,000	30.000%	0.75200%	Fixed(6)	May 2026	2.77	10/21-05/26
A-2	$33,000,000		$31,817,000	$1,183,000	30.000%	1.97400%	Fixed (6)	May 2026	4.63	05/26-05/26
A-SB	$41,720,000		$40,224,000	$1,496,000	30.000%	2.10800%	Fixed (6)	January 2031	7.00	05/26-01/31
A-3	$98,671,000		$95,134,000	$3,537,000	30.000%	2.22500%	Fixed (6)	September 2028	6.89	06/28-09/28
A-4	$233,364,000		$225,000,000	$8,364,000	30.000%	2.04300%	Fixed (6)	July 2031	9.14	12/29-07/31
A-5	$261,198,000		$251,836,000	$9,362,000	30.000%	2.32200%	Fixed (6)	August 2031	9.84	07/31-08/31
X-A	$691,630,000	(7)	$666,839,000	$24,791,000	NAP	1.39278%	Variable(8)	NAP	NAP	NAP
X-B	$174,143,000	(9)	$167,900,000	$6,243,000	NAP	0.96730%	Variable(10)	NAP	NAP	NAP
A-S	$86,454,000		$83,355,000	$3,099,000	21.250%	2.53600%	Fixed (6)	September 2031	9.91	08/31-09/31
B	$44,462,000		$42,868,000	$1,594,000	16.750%	2.38000%	Fixed (6)	September 2031	9.96	09/31-09/31
C	$43,227,000		$41,677,000	$1,550,000	12.375%	2.77800%	Fixed (6)	September 2031	9.96	09/31-09/31
Non-Offered Certificates
X-D	$50,637,000	(11)	$48,821,000	$1,816,000	NAP	1.52354%	Variable(12)	NAP	NAP	NAP
X-F	$12,351,000	(13)	$11,908,000	$443,000	NAP	1.52354%	Variable(14)	NAP	NAP	NAP
X-G	$9,880,000	(15)	$9,525,000	$355,000	NAP	1.52354%	Variable(16)	NAP	NAP	NAP
D	$27,171,000		$26,197,000	$974,000	9.625%	2.00000%	Fixed (6)	September 2031	9.96	09/31-09/31
E	$23,466,000		$22,624,000	$842,000	7.250%	2.00000%	Fixed (6)	September 2031	9.96	09/31-09/31
F	$12,351,000		$11,908,000	$443,000	6.000%	2.00000%	Fixed (6)	September 2031	9.96	09/31-09/31
G	$9,880,000		$9,525,000	$355,000	5.000%	2.00000%	Fixed (6)	September 2031	9.96	09/31-09/31
H-RR	$9,881,000		$9,526,000	$355,000	4.000%	3.52354%	WAC(17)	September 2031	9.96	09/31-09/31
J-RR	$39,521,799		$38,105,000	$1,416,799	0.000%	3.52354%	WAC(17)	September 2031	9.96	09/31-09/31
R(18)	NAP		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	On the Closing Date, SSOF SCRE AIV, L.P. (a sponsor and an affiliate of the special servicer) will cause a majority-owned affiliate to purchase from the underwriters the certificates (other than the Class R certificates) with the initial certificate balances or notional amounts, as applicable, as set forth in the table above under “Approx. Initial Retained Certificate Balance or Notional Amount”, as further described in “Credit Risk Retention”.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, are represented in the aggregate.

(4)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(5)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.

(6)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates for any distribution date will be a fixed rate per annum (described in the table as “Fixed”) equal to the pass-through rate set forth opposite such class in the table.

(7)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.

(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(9)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(10)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for that distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balances of the Class D and Class E certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.

(12)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for that distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(13)	The Class X-F certificates are notional amount certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates outstanding from time to time. The Class X-F certificates will not be entitled to distributions of principal.

(14)	The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(15)	The Class X-G certificates are notional amount certificates. The notional amount of the Class X-G certificates will be equal to the certificate balance of the Class G certificates outstanding from time to time. The Class X-G certificates will not be entitled to distributions of principal.

(16)	The pass-through rate for the Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G certificates for that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(17)	The Class H-RR and Class J-RR certificates, in each case and on each distribution date, will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year of twelve 30-day months).

(18)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class H-RR, Class J-RR and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning such non-offered certificates is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	12
Important Notice About Information Presented in This Prospectus	12
Summary of Terms	22
Summary of Risk Factors	55
Risk Factors	57
Risks Related to Market Conditions and Other External Factors	57
Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans	57
Risks Relating to the Mortgage Loans	60
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	60
Risks of Commercial and Multifamily Lending Generally	61
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	63
Office Properties Have Special Risks	67
Multifamily Properties Have Special Risks	68
Retail Properties Have Special Risks	70
Industrial Properties Have Special Risks	72
Mixed Use Properties Have Special Risks	73
Hotel Properties Have Special Risks	74
Risks Relating to Affiliation with a Franchise or Hotel Management Company	76
Self Storage Properties Have Special Risks	76
Manufactured Housing Community Properties Have Special Risks	77
Healthcare-Related Properties Have Special Risks	79
Parking Properties Have Special Risks	80
Condominium Ownership May Limit Use and Improvements	80
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	82
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	82
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	84
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	85
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	86
Risks Related to Zoning Non-Compliance and Use Restrictions	88
Risks Relating to Inspections of Properties	89
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	89
Energy Efficiency and Greenhouse Gas Emission Standards Set By New York City’s Local Law 97 May Adversely Affect Future Net Operating Income at Mortgaged Properties Located in New York City.	90
Insurance May Not Be Available or Adequate	90
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	91
Terrorism Insurance May Not Be Available for All Mortgaged Properties	91
Risks Associated with Blanket Insurance Policies or Self-Insurance	92
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	93
Limited Information Causes Uncertainty	93
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	94
Frequent and Early Occurrence of Borrower Delinquencies and

Defaults May Adversely Affect Your Investment	95
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	95
Static Pool Data Would Not Be Indicative of the Performance of this Pool	96
Appraisals May Not Reflect Current or Future Market Value of Each Property	97
Seasoned Mortgage Loans Present Additional Risk of Repayment	98
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	98
The Borrower’s Form of Entity May Cause Special Risks	99
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	101
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	102
Other Financings or Ability to Incur Other Indebtedness Entails Risk	103
Tenancies-in-Common May Hinder Recovery	104
Risks Relating to Delaware Statutory Trusts	104
Risks Relating to Enforceability of Cross-Collateralization	105
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	105
Risks Associated with One Action Rules	105
State Law Limitations on Assignments of Leases and Rents May Entail Risks	105
Various Other Laws Could Affect the Exercise of Lender’s Rights	106
Risks Related to Loans Secured by Mortgaged Properties Located in Puerto Rico	106
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	107
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	107
Risks Related to Ground Leases and Other Leasehold Interests	109
Sale-Leaseback Transactions Have Special Risks	110
Increases in Real Estate Taxes May Reduce Available Funds	112
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	112
Risks Related to Conflicts of Interest	113
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	113
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	115
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	116
Potential Conflicts of Interest of the Operating Advisor	118
Potential Conflicts of Interest of the Asset Representations Reviewer	119
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	120
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	121
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	122
Other Potential Conflicts of Interest May Affect Your Investment	122
Other Risks Relating to the Certificates	123
EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements	123
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the

Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	125
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	128
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	131
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	132
A Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules	136
Risks Relating to Modifications of the Mortgage Loans	137
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	138
Risks Relating to Interest on Advances and Special Servicing Compensation	139
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	140
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	140
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	141
The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	141
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	142
General Risks	144
The Certificates May Not Be a Suitable Investment for You	144
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	144
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	144
Other Events May Affect the Value and Liquidity of Your Investment	145
The Certificates Are Limited Obligations	145
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	145
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	146
Description of the Mortgage Pool	147
General	147
Co-Originated and Third-Party Originated Mortgage Loans	148
Certain Calculations and Definitions	149
Definitions	149
Mortgage Pool Characteristics	161
Overview	161
Property Types	162
Mortgage Loan Concentrations	171
Top Fifteen Mortgage Loans	171
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	171
Geographic Concentrations	173
Mortgaged Properties with Limited Prior Operating History	173
Tenancies-in-Common or Diversified Ownership	174
Delaware Statutory Trusts	174
Condominium and Other Shared Interests	174
Fee & Leasehold Estates; Ground Leases	174
Environmental Considerations	175
Mortgaged Properties Subject to Local Law 97	178

Redevelopment, Renovation and Expansion	178
Assessment of Property Value and Condition	179
Litigation and Other Considerations	179
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	182
Tenant Issues	183
Tenant Concentrations	183
Lease Expirations and Terminations	184
Purchase Options and Rights of First Refusal	186
Affiliated Leases	187
Competition from Certain Nearby Properties	188
Insurance Considerations	188
Use Restrictions	189
Appraised Value	191
Non-Recourse Carveout Limitations	191
Real Estate and Other Tax Considerations	192
Delinquency Information	194
Certain Terms of the Mortgage Loans	194
Amortization of Principal	194
Due Dates; Mortgage Rates; Calculations of Interest	195
Single Purpose Entity Covenants	195
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	196
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	198
Defeasance	199
Releases; Partial Releases	200
Escrows	203
Mortgaged Property Accounts	204
Exceptions to Underwriting Guidelines	206
Additional Indebtedness	206
General	206
Whole Loans	207
Mezzanine Indebtedness	207
Other Secured Indebtedness	209
Preferred Equity	209
Other Unsecured Indebtedness	210
The Whole Loans	210
General	210
The Non-Serviced Pari Passu Whole Loans	216
The Non-Serviced AB Whole Loan	219
Additional Information	224
Transaction Parties	224
The Sponsors and Mortgage Loan Sellers	224
Barclays Capital Real Estate Inc.	225
Societe Generale Financial Corporation	231
SSOF SCRE AIV, L.P.	238
UBS AG, New York Branch	245
LMF Commercial, LLC	253
BSPRT CMBS Finance, LLC	259
Natixis Real Estate Capital LLC	266
The Depositor	274
The Issuing Entity	274
The Trustee	275
The Certificate Administrator	276
The Master Servicer	278
The Primary Servicer and The Special Servicer	282
Summary of the SCP Servicing Primary Servicing Agreement	285
The Operating Advisor and Asset Representations Reviewer	290
Credit Risk Retention	292
General	292
Qualifying CRE Loans; Required Credit Risk Retention Percentage	293
Material Terms of the Eligible Vertical Interest	293
Eligible Horizontal Residual Interest	293
Hedging, Transfer and Financing Restrictions	294
Description of the Certificates	296
General	296
Distributions	298
Method, Timing and Amount	298
Available Funds	298
Priority of Distributions	300
Pass-Through Rates	304
Interest Distribution Amount	305
Principal Distribution Amount	306
Certain Calculations with Respect to Individual Mortgage Loans	307
Application Priority of Mortgage Loan Collections or Whole Loan Collections	309
Allocation of Yield Maintenance Charges and Prepayment Premiums	311
Assumed Final Distribution Date; Rated Final Distribution Date	313
Prepayment Interest Shortfalls	313
Subordination; Allocation of Realized Losses	315
Reports to Certificateholders; Certain Available Information	317
Certificate Administrator Reports	317
Information to be Provided to Risk Retention Consultation Party	323
Information Available Electronically	323
Voting Rights	327

Delivery, Form, Transfer and Denomination	328
Book-Entry Registration	328
Definitive Certificates	331
Certificateholder Communication	331
Access to Certificateholders’ Names and Addresses	331
Requests to Communicate	331
List of Certificateholders	332
Description of the Mortgage Loan Purchase Agreements	332
General	332
Dispute Resolution Provisions	342
Asset Review Obligations	342
Pooling and Servicing Agreement	342
General	342
Assignment of the Mortgage Loans	343
Servicing Standard	343
Subservicing	345
Advances	345
P&I Advances	345
Servicing Advances	346
Nonrecoverable Advances	347
Recovery of Advances	348
Accounts	349
Withdrawals from the Collection Account	351
Servicing and Other Compensation and Payment of Expenses	353
General	353
Master Servicing Compensation	358
Special Servicing Compensation	361
Disclosable Special Servicer Fees	364
Certificate Administrator and Trustee Compensation	365
Operating Advisor Compensation	365
Asset Representations Reviewer Compensation	366
CREFC® Intellectual Property Royalty License Fee	367
Appraisal Reduction Amounts	367
Maintenance of Insurance	374
Modifications, Waivers and Amendments	376
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	381
Inspections; Collection of Operating Information	382
Collection of Operating Information	383
Special Servicing Transfer Event	383
Asset Status Report	385
Realization Upon Mortgage Loans	388
Sale of Defaulted Loans and REO Properties	390
The Directing Certificateholder	393
General	393
Major Decisions	395
Asset Status Report	397
Replacement of the Special Servicer	397
Control Termination Event and Consultation Termination Event	398
Servicing Override	399
Rights of Holders of Companion Loans	400
Limitation on Liability of Directing Certificateholder	400
The Operating Advisor	401
General	401
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	401
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	402
Recommendation of the Replacement of the Special Servicer	404
Eligibility of Operating Advisor	404
Other Obligations of Operating Advisor	405
Delegation of Operating Advisor’s Duties	406
Termination of the Operating Advisor With Cause	406
Rights Upon Operating Advisor Termination Event	407
Waiver of Operating Advisor Termination Event	407
Termination of the Operating Advisor Without Cause	407
Resignation of the Operating Advisor	408
Operating Advisor Compensation	408
The Asset Representations Reviewer	408
Asset Review	408
Eligibility of Asset Representations Reviewer	413
Other Obligations of Asset Representations Reviewer	414
Delegation of Asset Representations Reviewer’s Duties	414
Assignment of Asset Representations Reviewer’s Rights and Obligations	414
Asset Representations Reviewer Termination Events	414
Rights Upon Asset Representations Reviewer Termination Event	415
Termination of the Asset Representations Reviewer Without Cause	416

Resignation of Asset Representations Reviewer	416
Asset Representations Reviewer Compensation	416
Limitation on Liability of Risk Retention Consultation Party	416
Replacement of the Special Servicer Without Cause	417
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	419
Termination of the Master Servicer or Special Servicer for Cause	420
Servicer Termination Events	420
Rights Upon Servicer Termination Event	421
Waiver of Servicer Termination Event	422
Resignation of the Master Servicer or Special Servicer	423
Limitation on Liability; Indemnification	423
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	426
Dispute Resolution Provisions	426
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	426
Repurchase Request Delivered by a Party to the PSA	427
Resolution of a Repurchase Request	427
Mediation and Arbitration Provisions	430
Servicing of the Non-Serviced Mortgage Loans	431
General	431
Servicing of the One SoHo Square Mortgage Loan	433
Rating Agency Confirmations	434
Evidence as to Compliance	436
Limitation on Rights of Certificateholders to Institute a Proceeding	437
Termination; Retirement of Certificates	437
Amendment	438
Resignation and Removal of the Trustee and the Certificate Administrator	441
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	442
Certain Legal Aspects of Mortgage Loans	443
General	443
Types of Mortgage Instruments	443
Leases and Rents	444
Personalty	444
Foreclosure	444
General	444
Foreclosure Procedures Vary from State to State	444
Judicial Foreclosure	445
Equitable and Other Limitations on Enforceability of Certain Provisions	445
Nonjudicial Foreclosure/Power of Sale	445
Public Sale	446
Rights of Redemption	447
Anti-Deficiency Legislation	447
Leasehold Considerations	447
Cooperative Shares	448
Bankruptcy Laws	448
Environmental Considerations	453
General	453
Superlien Laws	453
CERCLA	454
Certain Other Federal and State Laws	454
Additional Considerations	455
Due-on-Sale and Due-on-Encumbrance Provisions	455
Subordinate Financing	455
Default Interest and Limitations on Prepayments	455
Applicability of Usury Laws	456
Americans with Disabilities Act	456
Servicemembers Civil Relief Act	456
Anti-Money Laundering, Economic Sanctions and Bribery	457
Potential Forfeiture of Assets	457
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	457
Pending Legal Proceedings Involving Transaction Parties	459
Use of Proceeds	459
Yield and Maturity Considerations	459
Yield Considerations	459
General	459
Rate and Timing of Principal Payments	460
Losses and Shortfalls	461
Certain Relevant Factors Affecting Loan Payments and Defaults	461
Delay in Payment of Distributions	462
Yield on the Certificates with Notional Amounts	463
Weighted Average Life	463
Pre-Tax Yield to Maturity Tables	468
Material Federal Income Tax Considerations	473

General	473
Qualification as a REMIC	474
Status of Offered Certificates	475
Taxation of Regular Interests	476
General	476
Original Issue Discount	476
Acquisition Premium	478
Market Discount	478
Premium	479
Election To Treat All Interest Under the Constant Yield Method	479
Treatment of Losses	479
Yield Maintenance Charges and Prepayment Premiums	480
Sale or Exchange of Regular Interests	480
Taxes That May Be Imposed on a REMIC	481
Prohibited Transactions	481
Contributions to a REMIC After the Startup Day	481
Net Income from Foreclosure Property	481
REMIC Partnership Representative	482
Taxation of Certain Foreign Investors	482
FATCA	483
Backup Withholding	483
Information Reporting	484
3.8% Medicare Tax on “Net Investment Income”	484
Reporting Requirements	484
Certain State and Local Tax Considerations	485
Method of Distribution (Underwriter)	485
Incorporation of Certain Information by Reference	488
Where You Can Find More Information	488
Financial Information	488
Certain ERISA Considerations	489
General	489
Plan Asset Regulations	489
Administrative Exemptions	490
Insurance Company General Accounts	492
Legal Investment	492
Legal Matters	493
Ratings	493
Index of Defined Terms	496

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

Annex A-2:	Mortgage Pool Information (Tables)	A-2-1

Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1

Annex B:	Form of Distribution Date Statement	B-1

Annex C:	Form of Operating Advisor Annual Report	C-1

Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1

Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the offered certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth in the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on the page set forth in the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Summary of Risk Factors and Risk Factors, commencing on the pages set forth in the table of contents of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Barclays Commercial Mortgage Securities LLC;

●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the BBCMS 2021-C11 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO INVESTORS IN THE EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EEA RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE

TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, AN “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II” ); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION 2017/1129/EU (AS AMENDED OR SUPERSEDED, THE “EU PROSPECTUS REGULATION”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EEA RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EEA PRIIPS REGULATION.

EU PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ONLY, EACH AS DEFINED IN MIFID II; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURERS; TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO MIFID II IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURERS’ TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

NOTICE TO INVESTORS IN THE UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF REGULATION (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); OR (II) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; OR (III) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA.

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA (AS AMENDED, THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING

THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

UK PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ONLY ELIGIBLE COUNTERPARTIES, AS DEFINED IN THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK, AND PROFESSIONAL CLIENTS, AS DEFINED IN REGULATION (EU) NO 6000/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURERS; TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURERS’ TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

EEA AND UK SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)       IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THE PURPOSES OF THIS PROVISION:

(i) THE EXPRESSION “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR

(B) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129; AND

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(B)       it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any OFFERED CERTIFICATES to any UK Retail Investor in the UK. For the purposes of this provision:

(i) THE EXPRESSION “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) a retail client as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or

(B) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

(C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA; and

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(C)       IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(D) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE SPONSORS, THE DEPOSITOR, THE ISSUING ENTITY, THE UNDERWRITERS NOR ANY OTHER PARTY TO THE TRANSACTION INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION TRANSACTION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TAKE ANY OTHER ACTION, IN A MANNER PRESCRIBED BY (A) EUROPEAN UNION REGULATION 2017/2402 (THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019 (THE “UK SECURITIZATION REGULATION”). IN ADDITION, NO SUCH PARTY WILL TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION REGULATION AND THE UK SECURITIZATION REGULATION, SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements” IN THIS PROSPECTUS.

UK FINANCIAL PROMOTION REGIME AND PROMOTION OF COLLECTIVE INVESTMENT SCHEMES REGIME

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME,

THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”) or (iv) are any other persons to whom it may otherwise lawfully be communicated or directed; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. Any persons other than Relevant Persons should not act or rely on this PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED

CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

This PROSPECTUS or any other document related to the subscription of certificates has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore (the “MAS”) under the Securities and Futures Act, Chapter 289 of Singapore, as may be amended from time to time (the “SFA”). The MAS assumes no responsibility for the contents of this PROSPECTUS or any such document. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply.

No certificates may be offered or sold or caused to be made the subject of an invitation for subscription or purchase, nor may this PROSPECTUS or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the certificates be circulated or distributed, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in section 4A(1)(c) of the SFA) pursuant to section 274 of the SFA (each an “Institutional Investor”), (ii) to a relevant person (as defined in section 275(2) of the SFA) pursuant to section 275(1), or any person pursuant to section 275(1A), and in accordance with the conditions specified in section 275 of the SFA, provided always that none of such person shall be an individual other than an individual who is an accredited investor (as defined in section 4A(1)(a) of the SFA) (each a “Relevant Investor”).

No certificates acquired by (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA may be offered or sold, made the subject of an invitation for subscription or purchase, or otherwise transferred, whether directly or indirectly, to persons in Singapore, other than to (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA.

Unless otherwise permitted under the SFA, where the certificates are subscribed or purchased pursuant to section 275 of the SFA by a Relevant Investor which is:

●	A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR

●	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,

●	SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTERESTS (HOWSOEVER DEFINED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE SECURITIES UNDER SECTION 275 OF THE SFA EXCEPT:

●	TO AN INSTITUTIONAL INVESTOR OR TO A RELEVANT PERSON AS DEFINED IN SECTION 275(2) OF THE SFA OR (IN THE CASE OF SUCH CORPORATION) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(3)(I)(B) OF THE SFA OR (IN THE CASE OF SUCH TRUST) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(4)(I)(B) OF THE SFA;

●	WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER;

●	WHERE THE TRANSFER IS BY OPERATION OF LAW; OR

●	PURSUANT TO SECTION 276(7) OF THE SFA OR REGULATION 32 OF THE SECURITIES AND FUTURES (OFFERS OF INVESTMENTS) (SHARES AND DEBENTURES) REGULATIONS 2005 OF SINGAPORE.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT

SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RISK RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA” ) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE” ). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE SPONSORS COMMIT TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT” ), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS

(INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	BBCMS Mortgage Trust 2021-C11, Commercial Mortgage Pass-Through Certificates, Series 2021-C11.

Depositor	Barclays Commercial Mortgage Securities LLC, a Delaware limited liability company, a wholly-owned subsidiary of Barclays Capital Real Estate Inc. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 412-4000. See “Transaction Parties—The Depositor”.

Issuing Entity	BBCMS Mortgage Trust 2021-C11, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors; Mortgage Loan Sellers;
Originators	The sponsors of this transaction are:

●	Barclays Capital Real Estate Inc., a Delaware corporation

●	Societe Generale Financial Corporation, a Delaware corporation

●	SSOF SCRE AIV, L.P., a Delaware limited partnership

●	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (referred to herein as “UBS AG, New York Branch”), an Office of the Comptroller of the Currency regulated branch of a foreign bank

●	LMF Commercial, LLC, a Delaware limited liability company

●	BSPRT CMBS Finance, LLC, a Delaware limited liability company

●	Natixis Real Estate Capital LLC, a Delaware limited liability company

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The mortgage loan sellers will transfer to the depositor the mortgage loans set forth in the following chart, and the depositor will in turn sell the mortgage loans to the issuing entity.

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.	16	$259,707,000	26.3%
Societe Generale Financial Corporation	12	197,393,695	20.0
SSOF SCRE AIV, L.P.	34	176,215,002	17.8
UBS AG, New York Branch	10	164,811,384	16.7
LMF Commercial, LLC	12	76,751,795	7.8
BSPRT CMBS Finance, LLC	8	69,114,924	7.0
Natixis Real Estate Capital LLC	2	44,050,000	4.5
Total	94	$988,043,799	100.0%

(1)	Certain of the Mortgage Loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Other than as described below, all of the mortgage loans were originated or co-originated by their respective mortgage loan sellers or affiliates thereof. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

The One SoHo Square mortgage loan was originated by Goldman Sachs Bank USA, DBR Investments Co. Limited and Bank of Montreal and purchased by Barclays Capital Real Estate Inc.

Master Servicer	Wells Fargo Bank, National Association, will be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

The related pooling and servicing agreement or trust and servicing agreement and related master servicer for each non-serviced mortgage loan is set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage

Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	SCP Servicing, LLC, a Delaware limited liability company, is expected to be the special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loans other than with respect to the non-serviced mortgage loans and any related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) reviewing, evaluating, processing and providing or withholding consent as to major decisions and certain other transactions and performing certain enforcement actions relating to such mortgage loans and any related serviced companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. SCP Servicing, LLC was appointed to be the special servicer by Sabal Strategic Opportunities Fund, L.P. Sabal Strategic Opportunities Fund, L.P., an affiliate of SCP Servicing, LLC, SSOF SCRE AIV, L.P., and SSOF VRR, LLC, the expected holder of the VRR interest, will also be the entity expected to retain the Class H-RR and Class J-RR certificates (except for the portion comprising the VRR interest) and purchase the Class X-F, Class X-G, Class F and Class G certificates (excluding the portion comprising the VRR interest) (and may purchase other classes of certificates), and, on the closing date, is expected to be the initial directing certificateholder. The principal servicing office of the special servicer is located at 465 North Halstead Street, Suite 105, Pasadena, California 91107, and its telephone number is (877)-900-6272. See “Transaction Parties—The Primary Servicer and The Special Servicer” and “Pooling and Servicing Agreement”. Sabal Strategic Opportunities Fund, L.P., the initial directing certificateholder and the entity expected to retain the Class H-RR and Class J-RR certificates (except for the portion comprising the VRR interest), SSOF VRR, LLC, the entity expected to retain the VRR interest, SCP Servicing, LLC, Sabal Capital II, LLC, an originator, and SSOF SCRE AIV, L.P., a sponsor and mortgage loan seller are affiliates of each other.

SCP Servicing, LLC, which is expected to act as the special servicer, or its affiliate assisted Sabal Strategic Opportunities Fund, L.P. (or its affiliate) with its due diligence of the mortgage loans prior to the closing date.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (such mortgage loan or serviced whole loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select (and may remove and replace without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Primary Servicer	SCP Servicing, LLC, will act as primary servicer pursuant to a primary servicing agreement with the master servicer with respect to all the SSOF SCRE AIV, L.P. mortgage loans. SCP Servicing, LLC is also the initial special servicer (other than any excluded special servicer loans) and any related companion loans other than with respect to the non-serviced mortgage loans and any related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. See “Transaction Parties—The Primary Servicer and The Special Servicer”. The principal servicing office of SCP Servicing, LLC is located at 465 North Halstead Street, Suite 105, Pasadena, California 91107. The master servicer will pay the fees of the primary servicer or servicers to the extent such fees are received. SCP Servicing, LLC was also appointed to be the special servicer by Sabal Strategic Opportunities Fund, L.P. Sabal Strategic Opportunities Fund, L.P., an affiliate of SCP Servicing, LLC, SSOF SCRE AIV, L.P., and SSOF VRR, LLC, the expected holder of the VRR interest, will also be the entity expected to retain the Class H-RR and Class J-RR certificates (except for the portion comprising the VRR interest) and purchase the Class X-F, Class X-G, Class F and Class G certificates (excluding the portion comprising the VRR interest) (and may purchase other classes of certificates), and, on the closing date, is expected to be the initial directing certificateholder.

Trustee	Wilmington Trust, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: BBCMS 2021-C11. Following the

transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, will initially act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The office of the certificate administrator is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer services, at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly-owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly-owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loans and (ii) any excluded loan), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than 50% of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate principal balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—The Directing Certificateholder”. However, in certain circumstances there may be no directing certificateholder even if there is a controlling class, and in other circumstances there will be no controlling class.

The controlling class will be the most subordinate class of the Class F, Class G, Class H-RR and Class J-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that Sabal Strategic Opportunities Fund, L.P., an affiliate of (i) SCP Servicing, LLC, the initial special servicer and primary servicer, (ii) SSOF SCRE AIV, L.P., a sponsor and mortgage loan seller, (iii) Sabal Capital II, LLC, an originator, (iv) SSOF VRR, LLC, the entity that will purchase the VRR interest, will purchase the Class H-RR and Class J-RR certificates (except for the portion comprising the VRR interest) and the Class X-F, Class X-G, Class F and Class G certificates (excluding the portion comprising the VRR interest) (and may purchase certain other classes of certificates) and, on the closing date, Sabal Strategic Opportunities Fund, L.P. is expected to be the initial directing certificateholder with respect to each mortgage loan (other than (i) any non-serviced mortgage loan or (ii) any excluded loan).

The entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention
Consultation Party	The risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will be the party selected by the retaining sponsor. On the closing date, it is expected that SSOF SCRE AIV, L.P. will have the right to appoint a risk retention consultation party in its capacity as retaining sponsor but will not appoint an initial risk retention consultation party.

With respect to the risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan with respect to which the risk retention consultation party (or the retaining sponsor entitled to appoint such risk retention consultation party) is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a related mezzanine loan who has accelerated such mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan, or a borrower party affiliate thereof.

For so long as SCP Servicing, LLC is the special servicer, it will not be required to consult with, or provide any information or reports to the risk retention consultation party.

Certain Affiliations and
Relationships	The originators, the sponsors, the underwriters and the parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in September 2021 (or, in the case of any mortgage loan that has its first due date after September 2021, the date that would have been its due date in September 2021 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about September 29, 2021.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in October 2021.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, North Carolina and New York or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution Date;
Rated Final
Distribution Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	May 2026
Class A-2	May 2026
Class A-SB	January 2031
Class A-3	September 2028
Class A-4	July 2031
Class A-5	August 2031
Class X-A	NAP
Class X-B	NAP
Class A-S	September 2031
Class B	September 2031
Class C	September 2031

The rated final distribution date for the offered certificates will be the distribution date in September 2054.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

The following illustration does not take into account the sale of any non-offered certificates.

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2021-C11:

●	Class A-1

●	Class A-2

●	Class A-SB

●	Class A-3

●	Class A-4

●	Class A-5

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class H-RR, Class J-RR and Class R.

Certificate Balances and
Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Certificate Balance or Notional Amount(1)	Approx. Initial Available Certificate Balance or Notional Amount(1)	Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)	Approx. % of Cut-off Date Balance	Approx. Initial Credit Support(3)
Class A-1	$ 23,677,000	$ 22,828,000	$ 849,000	2.396%	30.000%
Class A-2	$ 33,000,000	$ 31,817,000	$ 1,183,000	3.340%	30.000%
Class A-SB	$ 41,720,000	$ 40,224,000	$ 1,496,000	4.222%	30.000%
Class A-3	$ 98,671,000	$ 95,134,000	$ 3,537,000	9.987%	30.000%
Class A-4	$233,364,000	$225,000,000	$ 8,364,000	23.619%	30.000%
Class A-5	$261,198,000	$251,836,000	$ 9,362,000	26.436%	30.000%
Class X-A	$691,630,000	$666,839,000	$24,791,000	NAP	NAP
Class X-B	$174,143,000	$167,900,000	$ 6,243,000	NAP	NAP
Class A-S	$ 86,454,000	$ 83,355,000	$ 3,099,000	8.750%	21.250%
Class B	$ 44,462,000	$ 42,868,000	$ 1,594,000	4.500%	16.750%
Class C	$ 43,227,000	$ 41,677,000	$ 1,550,000	4.375%	12.375%

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	On the closing date, offered certificates (of each class thereof) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount” are

expected to be purchased from the underwriters by a majority-owned affiliate of SSOF SCRE AIV, L.P. (a sponsor), in partial satisfaction of SSOF SCRE AIV, L.P.’s obligations as retaining sponsor as described in “Credit Risk Retention”.

(3)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates represents the approximate initial credit enhancement for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates in the aggregate.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of offered certificates:

Class	Approximate Initial Pass-Through Rate(1)
Class A-1	0.75200%
Class A-2	1.97400%
Class A-SB	2.10800%
Class A-3	2.22500%
Class A-4	2.04300%
Class A-5	2.32200%
Class X-A	1.39278%
Class X-B	0.96730%
Class A-S	2.53600%
Class B	2.38000%
Class C	2.77800%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B and Class C certificates, in each case and on each distribution date, will be a per annum rate equal to a fixed rate. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate Calculation
Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and
Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.001875% to 0.10125%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to

0.00754%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $290 per month.

As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any related companion loan) at a per annum rate equal to 0.00146%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00025%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Mortgage Loans

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
One SoHo Square	0.00625% per annum	0.2500% per annum
Kings Plaza	0.001250% per annum	0.2500% per annum
Morris Corporate Center	0.001250% per annum	0.2500% per annum
Wyndham National Hotel Portfolio	0.001250% per annum	0.2500% per annum
Rollins Portfolio	0.00250% per annum	0.2500% per annum

(1)	Each primary servicing fee rate described in the table and footnotes thereto is included as part of the servicing fee rate.

Distributions

A. Amount and Order of
Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and (ii) any yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero, (f) sixth, to principal on the Class A-5 certificates, until the certificate balance of the Class A-5 certificates has been reduced to zero and (g) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, to reimburse the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement;

(b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-D, Class X-F, Class X-G and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions —Priority of Distributions”.

B. Interest and Principal
Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance Charges,
Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination, Allocation of
Losses and Certain Expenses	The following chart generally sets forth the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-F or Class X-G certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates and, therefore, the amount of interest they accrue.

(1)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance as described in this prospectus.

(2)	The Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates are interest-only certificates and the Class X-D, Class X-F and Class X-G certificates are not offered by this prospectus.

(3)	Other than the Class X-D, Class X-F, Class X-G and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G or Class R certificates) will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class D and Class E certificates. The notional amount of the Class X-F certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class F certificates. The notional amount of the Class X-G certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class G certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reductions to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan), unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan and the special servicer will not make any principal or interest advance with respect to any mortgage loan or companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (with interest thereon) (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to, and the applicable special servicer may, make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be ninety-four (94) fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 173 commercial, multifamily or manufactured housing community properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $988,043,799.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the ninety-four (94) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of (i) the related mortgage loan, (ii) one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”) and (iii) in the case of one mortgage loan in the following table, one or more loans that are subordinate in right of payment to the related mortgage loan and any related pari passu companion loans (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(1)	Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan LTV Ratio(2)(3)	Whole Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NOI Debt Yield(2)
One SoHo Square	$70,000,000	7.1%	$400,000,000	$315,000,000	34.8%	4.88x	13.6%	58.1%	2.92x	8.1%
Kings Plaza	$47,945,946	4.9%	$439,054,054	N/A	54.1%	3.07x	10.7%	54.1%	3.07x	10.7%
Morris Corporate Center	$32,500,000	3.3%	$49,500,000	N/A	68.2%	1.90x	11.1%	68.2%	1.90x	11.1%
356-362 E 148th Street	$24,000,000	2.4%	$14,000,000	N/A	69.9%	1.68x	7.0%	69.9%	1.68x	7.0%
Wyndham National Hotel Portfolio	$19,130,750	1.9%	$119,567,189	N/A	64.5%	1.69x	14.7%	64.5%	1.69x	14.7%
Rollins Portfolio	$15,000,000	1.5%	$24,400,000	N/A	65.4%	2.94x	9.6%	65.4%	2.94x	9.6%

(1)	Calculated based on the balance of or debt service on, as applicable, the related whole loan excluding any related subordinate companion loan(s) and any related mezzanine debt.

(2)	Calculated including any related pari passu companion loan(s) and any related subordinate companion loan(s) but excluding any related mezzanine debt.

(3)	In the case of the Wyndham National Hotel Portfolio mortgage loan, the cut-off date LTV ratio was calculated based a value other than an “as-is” value. See “—Assessment of Property Value and Condition” for additional information.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Non-Serviced Whole Loans(1)

Mortgage Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
One SoHo Square	SOHO 2021-SOHO	7.1%	KeyBank National Association	Midland Loan Services, a Division of PNC Bank, National Association	U.S. Bank National Association
Kings Plaza	Benchmark 2020-B17	4.9%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association
Morris Corporate Center	BBCMS 2021-C10	3.3%	KeyBank National Association	Rialto Capital Advisors, LLC	Wells Fargo Bank, National Association
Wyndham National Hotel Portfolio	UBS 2019-C18	1.9%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
Rollins Portfolio	WFCM 2021-C60	1.5%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Asset Representations Reviewer	Initial Directing Party(2)
One SoHo Square	U.S. Bank National Association	U.S. Bank National Association	Pentalpha Surveillance LLC	N/A	KKR Real Estate Stabilized Credit Partners L.P.
Kings Plaza	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	KKR Real Estate Credit Opportunity Partners II L.P.
Morris Corporate Center	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	RREF IV-D AIV RR, LLC
Wyndham National Hotel Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	RREF IV-D UBSCM 2019-C18 MOA-HRR, LLC
Rollins Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	KKR Real Estate Credit Opportunity Partners II L.P.

(1)	As of the closing date of the related securitization.

(2)	The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related trust and servicing agreement, pooling and servicing agreement or intercreditor agreement, as applicable.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property, any related mezzanine debt or preferred equity). Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and Annex A-2 to this prospectus).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool— Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$988,043,799
Number of mortgage loans	94
Number of mortgaged properties	173
Range of Cut-off Date Balances	$2,070,000 to $70,000,000
Average Cut-off Date Balance	$10,511,104
Range of Mortgage Rates	2.72467% to 5.01000%
Weighted average Mortgage Rate	3.55269%
Range of original terms to maturity	60 months to 120 months
Weighted average original term to maturity	114 months
Range of remaining terms to maturity	56 months to 120 months
Weighted average remaining term to maturity	111 months
Range of original amortization terms(2)	270 months to 360 months
Weighted average original amortization term(2)	353 months
Range of remaining amortization terms(2)	249 months to 360 months
Weighted average remaining amortization term(2)	351 months
Range of Cut-off Date LTV Ratios(3)(4)(5)	18.9% to 73.4%
Weighted average Cut-off Date LTV Ratio(3)(4)(5)	58.8%
Range of LTV Ratios as of the maturity date (3)(4)(5)	14.5% to 69.9%
Weighted average LTV Ratio as of the maturity date (3)(4)(5)	54.3%
Range of U/W NCF DSCRs(4)(6)	1.25x to 5.56x
Weighted average U/W NCF DSCR(4)(6)	2.49x
Range of U/W NOI Debt Yields(4)	6.1% to 29.1%
Weighted average U/W NOI Debt Yield(4)	10.7%
Percentage of Initial Pool Balance consisting of:
Interest-only	57.3%
Interest-only, Amortizing Balloon	27.6%
Amortizing Balloon(7)	15.1%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Excludes forty-two (42) mortgage loans (collectively, 57.3%) that are interest-only for the entire term.

(3)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(4)	In the case of six (6) mortgage loans (collectively, 21.1%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s). With respect to the mortgage loan identified as the One SoHo Square mortgage loan (7.1%), loan-to-value ratios and debt yields includes any pari passu companion loan(s), as applicable, but excludes the related subordinate companion loan(s). The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, related loan-to-value ratio as of the maturity date, and underwritten net operating income debt yield including the related subordinate companion loans with respect to the One SoHo Square mortgage loan (7.1%) are 2.92x, 58.1%, 58.1% and 8.1%, respectively.

(5)	With respect to the Homewood Suites Katy Mortgage Loan (0.9%), the related loan agreement was modified on May 1, 2020 to, among other things, (i) defer May 2020, June 2020 and July 2020 principal payments, (ii) pay the June 2020 and July 2020 interest out of the upfront PIP reserve and (iii) waive the ongoing FF&E reserve for May 2020, June 2020 and July 2020. In December 2020, the related borrower repaid all such deferred principal payments and reserves and the Mortgage Loan has since remained current. Notwithstanding the foregoing, the Cut-off Date Balance and the Maturity Date Balance for the Mortgage Loan are based on the loan modification agreement dated May 1, 2020 to calculate the Cut-Off Date LTV Ratio and the LTV Ratio at Maturity.

(6)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”,
“—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other mortgage loans in the mortgage pool.

(7)	The Best Western Hampton Coliseum Inn Mortgage Loan (0.3%) is included under “Amortizing Balloon” because at origination it did not include any interest only period. Pursuant to a forbearance agreement dated May 18, 2020, as amended, the related loan agreement was modified to, among other things, (1) defer principal payments for four months from December 2020 through March 2021 and (2) defer interest payments for four months from December 2020 through March 2021. The deferred interest has been repaid in full. The borrower is current on its repayments. Mortgage loan metrics were calculated with four interest-only payments from December 2020 through March 2021.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, other than as described below, none of the mortgage loans were modified due to a delinquency or were a refinancing of a loan in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of such mortgage loan.

With respect to the Murrieta Spectrum Mortgage Loan (2.3%), previous financings of the mortgaged property include a $38.9 million mortgage loan originated in October 2005 that was securitized in the GSMS 2006-GG6 transaction. The loan was transferred to special servicing in April 2009 and a receiver was placed at the mortgaged property in August 2009. In January 2011, a loan modification was approved, which split the loan into a $17.4 million A note and a $23.2 million B (hope) note and required the related borrower sponsors to contribute $4.6 million of fresh equity. In July 2012, the loan was returned to the master servicer and performed until the mortgaged property was refinanced in September 2015 through a new, five-year $20.6 million mortgage loan that was securitized in the COMM 2015-LC23 transaction. Upon maturity in October 2020, a 60-day forbearance agreement was granted due to lack of refinance opportunities during the COVID-19 pandemic, extending the loan maturity to December 2020. The loan remained in special servicing while the borrower sponsors continued to make regular debt service payments. The Murrieta Spectrum mortgage loan refinanced such prior loan, which was paid off in full on August 27, 2021.

See “Description of the Mortgage Pool —Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten Based on
Limited Operating Histories	With respect to twenty-two (22) of the mortgaged properties (27.5%), such mortgaged properties (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from
Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

In addition, the mortgage loans originated prior to March 15, 2020 were underwritten without taking into account the impact of the COVID-19 pandemic. As a result, the actual property performance or market conditions may not be consistent with the assumptions made for purposes of underwriting. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”. See also “Risk Factors—Risks Related to Market Conditions and Other External Factors Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—SSOF SCRE AIV, L.P.—Sabal’s Underwriting Guidelines and Processes”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards” and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and
Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination” and “Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. SSOF SCRE AIV, L.P. is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirements through the purchase by (i) SSOF VRR LLC, a majority-owned affiliate of SSOF SCRE AIV, L.P. (the “Vertical MOA”) from the underwriters, on the closing date, of an “eligible vertical interest”, in the form of certificates representing approximately 3.584% of the initial certificate balance, notional amount or percentage interest, as applicable, of each class of certificates (other than the Class R certificates) and (ii) Sabal Strategic Opportunities Fund, L.P., a majority-owned affiliate of SSOF SCRE AIV, L.P. from the underwriters, on the closing day, of an “eligible horizontal residual interest” consisting of the Class H-RR and Class J-RR certificates representing approximately 1.4434% of the fair market value of all classes of certificates (other than the Class R Certificates). SSOF SCRE AIV, L.P., as the “retaining sponsor” for the transaction, will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” under the credit risk retention rules. For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by SSOF SCRE AIV, L.P., as retaining sponsor, see “Credit Risk Retention”.

None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of European Union Regulation (EU) 2017/2402. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement under such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirements of such Regulation. Consequently, the certificates may not be a suitable investment for investors which are subject to any such requirements. See “Risk Factors—General Risks—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to
Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, Thomson Reuters Corporation, DealView Technologies Ltd. and CRED iQ;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicer’s website initially located at www.wellsfargo.com/com.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class R certificates) for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S,

Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates) and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage
Loans; Loss of Value Payment	Under certain circumstances, the related mortgage loan seller (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc., (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation, (iii) Benefit Street Partners Realty Trust, Inc., with respect to the repurchase and substitution obligations of BSPRT CMBS Finance, LLC and (iv) Sabal Strategic Opportunities Fund, L.P. with respect to the repurchase and substitution obligations of SSOF SCRE AIV, L.P.) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances, the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan) and/or related REO properties and may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and the related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan determines to sell such pari passu companion loan, then that special servicer will be required to sell the related non-serviced mortgage loan together with the related pari passu companion loan and, in the case of the One SoHo Square whole loan only, the related subordinate companion loans, in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity as two separate REMICs (the “lower-tier REMIC” and the “upper-tier REMIC”) for federal income tax purposes.

In addition, (1) a REMIC was formed on March 1, 2021 by SGFC with respect to the Homewood Suites Katy mortgage loan (the “SGFC Homewood Suites Katy loan REMIC”), which issued a class of regular interests (of which the trust will own a 100% interest) and a single residual interest (of which the trust will own a 100% interest), and (2) a REMIC was formed on March 1, 2021 by SGFC with respect to the Holiday Inn Express Alamogordo mortgage loan (the “SGFC Holiday Inn Express Alamogordo loan REMIC”), which issued a class of regular interests (of which the trust will own a 100% interest) and a single residual interest (of which the trust will own a 100% interest). The SGFC Homewood Suites Katy loan REMIC and the SGFC Holiday Inn Express Alamogordo loan REMIC will be designated as “loan REMICs”. The SGFC Homewood Suites Katy loan REMIC, the SGFC Holiday Inn Express Alamogordo loan REMIC, the upper-tier REMIC and the lower-tier REMIC will be designated as the “trust REMICs”.

The SGFC Homewood Suites Katy loan REMIC, created pursuant to a REMIC declaration effective as of March 1, 2021, holds the SGFC Homewood Suites Katy mortgage loan and other related assets and has issued a class of uncertificated regular interests, a 100% interest of which is to be held by the lower-tier REMIC.

The SGFC Holiday Inn Express Alamogordo loan REMIC, created pursuant to a REMIC declaration effective as of March 1, 2021, holds the SGFC Holiday Inn Express Alamogordo mortgage loan and other related assets and has issued a class of uncertificated regular interests, a 100% interest of which is to be held by the lower-tier REMIC (such regular interests, together with the regular interests in the SGFC Homewood Suites Katy loan REMIC, the “loan REMIC regular interests”).

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class X-A and Class X-B certificates will be issued with original issue discount and that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

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COVID-19: Economic conditions and restrictions on enforcing landlord rights due to the COVID-19 pandemic and related governmental countermeasures may adversely affect the borrowers and/or the tenants and, therefore, the certificates. In addition, the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

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Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.

●

Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date.

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Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, multifamily, industrial, retail, self storage, hospitality, manufactured housing, mixed use and leased fee) may present additional risks.

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Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.

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Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.

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Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.

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Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.

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Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.

●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.

●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.

●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.

●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.

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Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.

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Directing Certificateholder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing certificateholder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing certificateholder relative to other certificateholders.

Other Risks Relating to the Certificates

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Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.

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Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.

●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.

●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risks Related to Market Conditions and Other External Factors

Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

There has been an emergence of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”), which has spread to countries throughout the world, including the United States, and has been declared a global pandemic. The COVID-19 pandemic has been declared to be a public health emergency of international concern by the World Health Organization, and the former president of the United States has made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of United States state governments have also made emergency declarations and have attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses. Although vaccines have been approved and more are in development, there can be no assurance as to the availability of vaccines, the rate of vaccination or the effectiveness of vaccination against the COVID-19 virus or any mutations. We cannot assure you when states will permit full resumption of economic activity, whether or when people will feel comfortable in resuming economic activity, that vaccines, containment or other measures will be successful in limiting the spread of the virus or that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

The COVID-19 outbreak has led to severe disruptions in the global supply chain, financial and other markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and those disruptions will likely continue for some time. While the United States government and other governments have implemented unprecedented financial support and relief measures (such as the Coronavirus Aid, Relief and Economic Security Act, the Consolidated Appropriations Act of 2021 and the American Rescue Plan of 2021), the effectiveness of such measures cannot be predicted. The United States economy has experienced contraction and expansion during the pandemic, and it is unclear when any contraction will cease and when steady economic expansion will resume.

In addition to these general concerns, investors should consider what effect, if any, the COVID-19 pandemic, as well as any resulting recession or economic slowdown, may have on the ability of borrowers to make timely payments on the mortgage loans, which in turn may have an adverse impact on the performance and market value of the certificates. Mortgage lenders in certain counties have already implemented payment holidays for mortgagors affected by COVID-19, and the D.C. City Council has enacted legislation requiring lenders under the jurisdiction of the Department of Insurance, Securities and Banking to offer deferrals of mortgage loans to borrowers that request them. We cannot assure you that lenders or servicers in other states will not offer or be compelled by governmental authorities to offer payment holidays to borrowers affected by COVID-19, resulting in potential losses or delays in payments on the certificates. Investors should also consider that COVID-19 could significantly impact volatility, liquidity and/or the market value of securities, including the certificates.

While the COVID-19 pandemic has created personnel, supply-chain and other logistical issues that affect all property types, the effects are particularly severe for certain property types. For example:

●	hospitality properties, due to travel limitations implemented by governments and businesses as well as declining interest in travel generally;

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retail properties, due to store closures, either government mandated or voluntary, declining interest in visiting large shared spaces such as shopping malls, restaurants, bars and movie theatres, and tenants (including certain national and regional chains, such as Equinox, Staples and Cheesecake Factory) refusing to pay rent;

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office properties, due to prohibitions on use of space at full capacity and changes to leasing activity arising from the need for increased distancing between workers, changes to elevator practices, increased prevalence of telework and changes to the willingness of employees to commute;

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self-storage properties, due to increasing unemployment rates and a general reduction in disposable income available for non-essential expenses for their tenants, who typically lease space under short-term leases;

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multifamily, manufactured housing and/or student housing properties, due to federal, state and local moratoria on eviction proceedings and other mandated tenant forbearance programs, as well as increasing unemployment rates and changes to leasing activity arising from limitations on in-person showings of units;

●	industrial properties, due to restrictions or shutdowns of tenant operations at such properties or as a result of general financial distress of such tenants;

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properties with significant tenants who operate co-working or office-sharing spaces, due to restrictions on such spaces or declining interest in such spaces by their users, who typically are unaffiliated and license or sublease space for shorter durations; and

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properties with significant tenants with executed leases but not yet in place and whose leases are conditioned on tenant improvements being completed, the delivery of premises, or the vacancy of a current tenant by a date certain, due to lack of access to the mortgaged property and disruptions in labor and the global supply chain.

With respect to the mortgage pool, it is unclear how many borrowers have been adversely affected by the COVID-19 pandemic. It is expected that many borrowers will be (or continue to be) adversely affected by the cumulative effects of COVID-19 and the measures implemented by governments to combat the pandemic. As a result, borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which may result in significant losses, including shortfalls in distributions of interest and/or principal to the holders of the certificates. Shortfalls and losses will be particularly pronounced to the extent that the related mortgaged properties are located in geographic areas with significant numbers of COVID-19 cases or relatively restrictive COVID-19 countermeasures. Certain geographic regions of the United States, such as New York City, have experienced a larger concentration of COVID-19 infections and deaths than other regions, which is expected to result in lengthier stay at home orders than in other less-impacted regions. However, as the COVID-19 emergency has continued, various regions of the United States have seen fluctuations in rates of COVID-19 cases. Therefore, we cannot assure you that any region will not experience an increase in such rates, and corresponding governmental countermeasures and economic distress. In addition, we cannot assure you that declining economic conditions precipitated by COVID-19 and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to pay all required insurance premiums. While certain mortgage loans provide for insurance premium reserves, we cannot assure you that the borrowers will be able to continue to fund such reserves or that such reserves will be sufficient to pay all required insurance premiums.

Although each mortgage loan generally requires the related borrower to maintain business interruption insurance, certain insurance companies have reportedly taken the position that such insurance does not cover closures due to the COVID-19 emergency. In addition, the COVID-19 emergency could adversely affect future availability and coverage of business interruption insurance. Furthermore, it is unclear whether such closures due to COVID-19 will trigger co-tenancy provisions.

Investors should understand that the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers. In addition, the underwriting of mortgage loans originated during the COVID-19 pandemic may be based on assumptions that do not reflect current conditions. When evaluating the financial information, occupancy percentages and mortgaged property valuations presented in this prospectus (including certain information set forth in “Summary of Certificates”, “Description of the Mortgage Pool—Mortgage Pool Characteristics”, “Description of the Mortgage Pool—Certain Calculations and Definitions”, Annex A-1, Annex A-2 and Annex A-3), investors should take into consideration the dates as of which historical financial information and occupancy percentages are presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect (or fully reflect) the events described in this risk factor or any potential impacts of the COVID-19 pandemic. Because a pandemic of the scale and scope of the COVID-19 pandemic has not occurred in recent history, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans in the mortgage pool. Investors should expect higher-than-average delinquencies and losses on the mortgage loans. The aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See “Description of the Mortgage Pool—Definitions”.

Some borrowers may seek forbearance arrangements at some point in the near future, if they have not already made such request. We cannot assure you that the borrowers will be able to make debt service payments (including deferred amounts that were previously subject to forbearance) after the expiration of any such forbearance period. Some borrowers may also seek to use funds on deposit in reserve or escrow accounts to make debt service payments, rather than for the explicit purpose set forth in the mortgage loan documents. We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to replenish those reserves or escrows, which would then be unavailable for their original intended use.

In addition, you should expect that a number of borrowers may not make timely payment on their mortgage loans at some point during the continuance of the COVID-19 pandemic. In response, the master servicer and the special servicer may implement a range of actions with respect to affected borrowers and the related mortgage loans to forbear or modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may also lead to shortfalls and losses on the certificates.

The borrowers have provided additional information regarding the status of the mortgage loans and mortgaged properties, which is described under “Description of the Mortgage Pool—Mortgage Pool Characteristics—COVID Considerations”, as of the dates set forth in that section. We cannot assure you that the information in that section is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates.

Although the borrowers and certain tenants may have made their September 2021 debt service and rent payments, we cannot assure you that they will be able to make future payments. While certain mortgage loans may provide for debt service or rent reserves, we cannot assure you that any such reserve will be sufficient to satisfy any or all debt service payments on the affected mortgage loans.

Furthermore, we cannot assure you that future failure to make rent or debt service payments will not trigger cash sweeps or defaults under the mortgage loan documents.

In addition, servicers have reported an increase in borrower requests as a result of the COVID-19 pandemic. It is likely that the volume of requests will continue to increase as the COVID-19 pandemic progresses. The increased volume of borrower requests and communication may result in delays in the servicers’ ability to respond to such requests and their ability to perform their respective obligations under the related transaction documents. Further, some federal, state and local administrative offices and courts have closed due to the outbreak of the COVID-19 pandemic. Foreclosures, recordings of assignments and similar activities may not be processed in such offices and courts until such offices and courts reopen and may be further delayed as such offices and courts address any backlogs of such actions that accumulated during the period they were closed. Furthermore, to the extent the related jurisdiction has implemented a moratorium on foreclosures as discussed above, any processing of foreclosure actions would not commence until such moratorium has ended.

There can be no assurances that the NRSROs engaged by the depositor will issue the expected ratings on the closing date (or at all) or that such ratings will not be withdrawn or placed on watch immediately or shortly after the closing date. We cannot assure you that declining economic conditions precipitated by the COVID-19 pandemic and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

The widespread and cascading effects of the COVID-19 pandemic, including those described above, also heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise unrelated to the related borrowers.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

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the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

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the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

Further, changes to tax laws as they relate to property ownership, depreciation schedules and interest and mortgage deductibility could affect the value of the mortgaged properties.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Most of the mortgage loans have 10 year terms to maturity. Rapid technological advances and changes in consumer tastes over the course of those 10 years may impact the use, occupancy and demand for the products or services related to the mortgaged properties securing such mortgage loans. In addition, tenant needs may change due to such factors and the related property may not be able to quickly adapt to such changes. We cannot assure you that any such changes will not impact the performance of the related mortgaged properties, the ability of the related mortgagors to continue to make payments of debt service on the related mortgage loans or to secure refinancing of the mortgage loans or to pay the principal balance of their mortgage loans at maturity.

In addition, certain mortgaged properties may be located in an area that is primarily dependent on a single company or industry. In that case, any change that adversely affects that company or industry could reduce occupancy at the related mortgaged properties.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

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space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

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leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans. See the representations and warranties in Annex D-1 and the identified exceptions, if any, to those representations and warranties in Annex D-2.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

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if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions (or transfers the other property to a third party without recording a restrictive covenant evidencing the restricted use),

●	if the related borrower fails to provide a designated number of parking spaces,

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if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●

upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations,

●	if an authorized retailer is no longer authorized by a parent or unaffiliated corporate entity, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the quality of an office building’s tenants;

●	an economic decline in the business operated by the tenant;

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the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

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in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property; and

●

in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are of shorter-term duration and user turnover is greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	outstanding building code violations or tenant complaints at the property;

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the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

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in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●

certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●

adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain of the mortgage loans are secured by multifamily properties that have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged real property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Moreover, legislative or judicial actions concerning the status of rent-stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future and may give rise to liability in connection with previously converted units.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported, it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remains unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the cotenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use;

●	the location of the property; and

●	the property may be leased pursuant to a master lease with the related borrower.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Mixed Use Properties Have Special Risks”, “—Hotel Properties Have Special Risks”, “—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

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changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and

●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Hotel properties also continue to face competition from new channels of distribution in the travel industry. Additional sources of competition could include “daily deal” websites, such as Groupon Getaways, or peer-to-peer inventory sources, such as Airbnb. Airbnb and similar websites facilitate the short-term rental of homes and apartments from owners, thereby providing an alternative to hotel rooms. The growth of peer-to-peer inventory sources could affect the demand for the property managers’ services in facilitating reservations at hotel properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants, theaters, lounges, bars or nightclubs will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any such change could have a material adverse effect on the net cash flow of the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate. In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, hotel properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, because the cost to replace the improvements at a self-storage property is typically low, the insurable value of a self-storage property is often lower than the mortgage loan balance and in the event of a casualty when a borrower is not required to rebuild or cannot rebuild, insurance proceeds may be insufficient to pay the mortgage loan and there is no “gap” insurance required to cover any shortfall. There is also risk because storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as other manufactured housing community properties apartment buildings and site-built single family homes;

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing community property;

●

the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing community property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing community property);

●	the type of services or amenities it provides;

●	any age restrictions;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 32 on Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Furthermore, certain of the manufactured housing communities are, in whole or in part, in a flood zone. Even if no material borrower-owned improvements are located in the flood zone, the related borrower’s business could be adversely affected by flooding or the potential of flooding.

In addition, certain of the manufactured housing community properties are subject to government rent control regulations, which can limit the borrower’s ability to institute, and/or the amount of, periodic tenant rent increases.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Healthcare-Related Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Multifamily Properties Have Special Risks” above, other factors may adversely affect the financial performance and value of healthcare-related properties that provide assisted living, memory care and/or independent living services.

Healthcare-related properties may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

●	statutory and regulatory changes;

●	retroactive rate adjustments;

●	administrative rulings;

●	policy interpretations;

●	delays by fiscal intermediaries; and

●	government funding restrictions.

Providers of assisted living and other medical services are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers. The foregoing can adversely affect revenues from the operation of a healthcare related property.

Providers of assisted living and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;

●	facility inspections;

●	rate setting;

●	reimbursement policies; and

●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment personnel operating policies and maintenance of and additions to facilities and services.

In the event of foreclosure, we cannot assure you that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser (or an operator on its behalf) may have to apply in its own right for those licenses and approvals. We cannot assure you that a new license could be obtained or that a new approval would be granted.

Healthcare-related properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of healthcare related properties may be subject to regulatory approvals under state and, in some cases, federal law that is not required for transfers of most other types of commercial properties.

We cannot assure you that any licensing requirements related to services provided at healthcare-related mortgaged real properties will not adversely impact operations at or the value of the mortgaged real properties or that any such licenses or permits will be renewed or kept in place.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Parking Properties Have Special Risks

Certain of the mortgaged properties are comprised in whole or in part of, or contain, a parking lot or parking garage. The primary source of income for parking lots and garages is the rental fees charged for parking spaces (or in the case of a parking lot or parking garage leased in whole or part to a parking garage or parking lot operator, rents from such operating lease). Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to parking properties leased to a parking garage, parking lot operator or single tenant user, such leases generally provide the parking operator the right to terminate such leases upon various contingencies, which may include if there are specified reductions in gross receipts, or specified income targets are not met, if certain subleases of such parking properties are terminated or reduced, or upon a specified amount of capital expenditures to such properties being required in order to comply with applicable law, or other adverse events. There can be no assurance that the operating lessee of a parking property will not terminate its lease upon such an event.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Range of Remaining Terms to Maturity as of the Cut-off Date” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, retail, multifamily, mixed use and industrial properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, California, Georgia, Texas, New Jersey, Florida and Arizona. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●

if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;

●

a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●

mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●

the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Societe Generale Financial

Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—SSOF SCRE AIV, L.P.—Sabal’s Underwriting Guidelines and Processes”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards” and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 to this prospectus for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, lab space, gas stations, car washes, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property. Re-tenanting certain specialty use tenants, such as gas stations and dry cleaners, may also involve substantial costs related to environmental remediation.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 25 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Further, current uses may not in all instances have all necessary licenses and permits, which may subject the borrower or tenant to penalties or disruption of the related use.

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark or that is subject to a condominium regime or development association, may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

In addition, as a result of the COVID-19 pandemic, third party inspectors were utilized to inspect some of the mortgaged properties due to restrictions in travel. Further, the COVID-19 pandemic has resulted in less access to tenant spaces, which may impact whether all conditions requiring repair or replacement were identified.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal

Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Energy Efficiency and Greenhouse Gas Emission Standards Set By New York City’s Local Law 97 May Adversely Affect Future Net Operating Income at Mortgaged Properties Located in New York City.

With respect to any of the underlying mortgage loans secured by mortgaged properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged properties located in New York City.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program is scheduled to expire on September 30, 2021. We cannot assure you if or when the program will be reauthorized by Congress. If the program is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to be repaired after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 17 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 to this prospectus for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 30 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same self-insurance or blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Mortgage Pool Characteristics—Mortgaged Properties with Limited Prior Operating History” in this prospectus.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, as described under “—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”, the assumptions and projections used to prepare underwritten information for the mortgage pool do not reflect any potential impacts of the COVID-19 pandemic with respect to the mortgage loans originated prior to March 15, 2020. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

Due to the COVID-19 pandemic, the aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See also “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting

Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—SSOF SCRE AIV, L.P.—Sabal’s Underwriting Guidelines and Processes”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards” and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related originator or sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy and/or begun paying rent or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values will be the value of the related mortgaged property at maturity or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—SSOF SCRE AIV, L.P.—Sabal’s Underwriting Guidelines and Processes”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards” and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

Seasoned Mortgage Loans Present Additional Risk of Repayment

Six (6) mortgage loans (9.3%) are seasoned mortgage loans and were originated 12 months or more prior to the cut-off date. There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans. For example:

●

property values and surrounding areas have likely changed since origination; origination standards at the time the mortgage loans were originated may have been different than current origination standards;

●	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;

●	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;

●	the physical condition of the mortgaged properties or improvements may have changed since origination; and

●	the circumstances of the mortgaged properties, the borrowers and the tenants may have changed in other respects since.

In particular, all of the seasoned mortgage loans were originated prior to the COVID-19 pandemic, and as a result, they were underwritten in a substantially different economic climate. Assumptions about property expenses, tenant demand and market trends made in connection with the underwriting of seasoned loans may have proven incorrect.

In addition, any seasoned mortgage loan may not satisfy all of the related sponsor’s underwriting standards. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty no. 32 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, borrowers may own a mortgaged property as tenants-in-common. In the case of a mortgaged property that is owned by tenants-in-common, there is a risk that obtaining the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” and “—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have borrower sponsors that have previously filed bankruptcy and we cannot assure you that such borrower sponsors will not be more likely than other borrower sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment. See representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See

“Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●

the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●

the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●

if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●

the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●

the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and representation and warranty number 8 in Annex D-1 and the matters scheduled in Schedule D-1 and Schedule D-2 in Annex D-1.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. For example, Florida statutes render any prohibition on a property owners’ ability to obtain property assessed clean energy (commonly referred to as “PACE”) financing unenforceable. Consequently, we cannot assure you that borrowers owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents given that such restrictions are not enforceable in Florida. See also “Certain Legal Aspects of Mortgage Loans”.

Risks Related to Loans Secured by Mortgaged Properties Located in Puerto Rico

One or more mortgage loans are secured by mortgaged property located in Puerto Rico. Currently, Puerto Rico does not impose income or withholding tax on interest received on loans by foreign (non-Puerto Rico) entities not engaged in trade or business in Puerto Rico, as long as the foreign (non-Puerto Rico) entity receiving the interest payment and the debtor making the interest payment are not related, or if the interest payment is not from sources within Puerto Rico (i.e., when the entity making the interest payment is not a resident of Puerto Rico or if the payor is a “PR resident entity” which derived less than 20% of its gross income from Puerto Rico sources for the three-year period preceding the year during which the interest payment is made). The related mortgage loan seller has been advised that Puerto Rico law would not impose income or withholding tax on interest received on the Puerto Rico Retail Portfolio mortgage loan while it is held by the issuing entity; however, no assurance can be given that the law will not change in the future. If an income or withholding tax were imposed on the Puerto Rico Retail Portfolio mortgage loan, the lender may not be able to collect from the related borrower any shortfall in the monthly payment resulting from such tax, because the loan does not directly address changes in law that result in an income or withholding tax. Such tax would therefore result in a shortfall to affected certificateholders.

Puerto Rico’s constitutional status is that of a territory of the United States, and pursuant to the territorial clause of the U.S. Constitution, the ultimate source of power over Puerto Rico is the U.S. Congress. The Commonwealth of Puerto Rico exercises virtually the same control over its internal affairs as do the 50 states. It differs from the states, however, in its relationship with the federal government. The provisions of the United States Constitution and many federal laws apply to the Commonwealth of Puerto Rico as determined by the United States Congress. However, Puerto Rico has authority over its internal affairs. If the Commonwealth of Puerto Rico were to change its political status, there can be no assurance of what impact this would have on the issuing entity’s interest in the mortgaged real property located in the Commonwealth of Puerto Rico.

Commercial mortgage loans in Puerto Rico are generally evidenced by the execution of a promissory note in favor of the mortgagee and a “mortgage note” payable to the bearer thereof, which is then pledged to the mortgagee as security for the promissory note. The bearer mortgage note in turn is secured by a deed of mortgage on certain real property of the borrower. Notwithstanding the existence of both the promissory note and the bearer mortgage note, the borrower has only a single indebtedness to the mortgagee, and in the event of default the mortgagee may bring a single unitary action to proceed directly against the mortgaged property without any requirement to take any separate action under the pledge of the bearer mortgage note. Foreclosure of a mortgage in Puerto Rico is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming and costly. The costs of foreclosure would reduce the proceeds from a foreclosure sale available to satisfy the mortgage loan. In any case, there can be no assurance that the net proceeds realized from foreclosures on the mortgage, after payment of all foreclosure expenses, would be sufficient to pay the principal, interest and other expenses, if any, which are due under the mortgage loan and thus the amount of accrued and unpaid interest and unpaid principal on the certificates.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes. Furthermore, there is no guarantee that a springing lockbox will be able to be implemented in the future as required by the loan documents.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 35 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus and/or the exceptions, if any. to representation and warranty no. 35 in Annex D-1 (as indicated in Annex D-2), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were each the subject of a sale-leaseback transaction in connection with the acquisition of such property (or a portion of such property) by the related borrower or following such acquisition. Each of these mortgaged properties (or a portion thereof) is leased to a tenant, who is the former owner of the mortgaged property or portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. That secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. Pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15 year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10 year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, as amended, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of (i) Barclays Capital Real Estate Inc., one of the sponsors and originators, and of (ii) Barclays Capital Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, SSOF VRR, LLC will hold the VRR Interest as described in “Credit Risk Retention” and is affiliated with SSOF SCRE AIV, L.P., the entity entitled to appoint a risk retention consultation party. The risk retention consultation party may, in certain circumstances and on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the retaining party by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or retaining sponsor holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as, with respect to any mortgage loan, any related borrower party is a risk retention consultation party or retaining sponsor by whom such risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then such risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”. In addition, for so long as the risk retention consultation party is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will forego access to any “excluded information” solely relating to such excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding such restriction, there can be no assurance that SSOF VRR, LLC or any risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

SSOF SCRE AIV, L.P., a sponsor and mortgage loan seller, Sabal Capital II, LLC, an originator, SSOF VRR, LLC, the entity expected to purchase the VRR interest and SCP Servicing, LLC (the primary servicer and special servicer) are also affiliates of Sabal Strategic Opportunities Fund, L.P., the entity that will purchase the Class H-RR and Class J-RR certificates and the Class X-F, Class X-G, Class F and Class G

certificates (in each case, excluding the portion comprising the VRR Interest) and anticipated to be appointed as the initial directing certificateholder.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respects but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan with respect to the directing certificateholder. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan with respect to the directing certificateholder, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. The initial special servicer is an affiliate of the entity that is expected to be the holder of the VRR Interest and the entity that will purchase the Class H-RR and Class J-RR Certificates and the Class X-F, Class X-G, Class F, Class G Certificates (in each case, excluding the portion comprising the VRR interest) and may purchase certain other classes of certificates. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BBCMS 2021-C11 non-offered certificates. In addition, in some cases, the master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or subordinate loan related to a mortgage loan in the mortgage pool. Any such interest in a mezzanine or subordinate loan may result in economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

The master servicer and the special servicer service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

Sabal Strategic Opportunities Fund, L.P. (or its affiliate) is expected to be designated as the initial directing certificateholder under the pooling and servicing agreement, and SCP Servicing, LLP is expected to act as the special servicer. The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Sabal Strategic Opportunities Fund, L.P., SSOF VRR, LLC, SCP Servicing, LLC and Sabal Capital II, LLC are each affiliates of each other. Sabal Strategic Opportunities Fund, L.P. is the entity that will purchase on the closing date the Class H-RR and Class J-RR certificates and the Class X-F, Class X-G, Class F and Class G certificates (in each case, excluding the portion comprising the VRR Interest) and to be the initial directing certificateholder. SCP Servicing, LLC, is the primary servicer and special servicer. SSOF VRR, LLC is the entity that will purchase the VRR Interest. SSOF SCRE AIV, L.P. is a sponsor and mortgage loan seller. Sabal Capital II, LLC is an originator. SCP Servicing, LLC assisted Sabal Strategic Opportunities Fund, L.P. (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the risk retention consultation party, the directing certificateholder, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge Lender Services LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that Sabal Strategic Opportunities Fund, L.P. (or its affiliate) will be the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and other than with respect to any excluded loan, any non-serviced mortgage loan), take actions with respect to the specially serviced loans administered under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any excluded loan, any non-serviced mortgage loan) or the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans may direct the special servicer or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates.

The table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” provides the identity of the initial directing certificateholder (or equivalent controlling entity) for each whole loan, the expected securitization trust holding the controlling note in such whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is expected to be serviced.

The special servicer, upon consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the pari passu whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause at any time and without cause (for so long as a control termination event does not exist and other than with respect to any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

Similarly, the applicable controlling class has certain consent and/or consultation rights with respect to a non-serviced mortgage loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement— Servicing of the Non-Serviced Mortgage Loans”.

The directing certificateholder and its affiliates (and the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any excluded information solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investors in the Class X-F, Class X-G, Class F, Class G, Class H-RR and Class J-RR certificates (except for the portion comprising the VRR interest), which are collectively referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), were given the opportunity to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, while the B-piece buyer under this transaction is prohibited under the risk retention rules to enter into certain hedging arrangements and certain other transactions, it may nonetheless otherwise have business objectives that could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the other sponsor as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer and/or directing certificateholder will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

In particular, the B-piece buyer is an affiliate of one of the sponsors, and as a result, it may have evaluated the mortgage loans originated by its sponsor affiliate differently than it would have if the same mortgage loans were originated by a non-affiliated sponsor.

One of the B-piece buyers, or an affiliate, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreements or pooling and servicing agreements, as applicable, governing the servicing of such non-serviced whole loans and the related intercreditor agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Control Rights”.

SCP Servicing, LLC, which is expected to act as the primary servicer and special servicer, or its affiliate assisted Sabal Strategic Opportunities Fund, L.P. (or its affiliate) with its due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the B-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder under the pooling and servicing agreement for this securitization or under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties;

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties; and

●	tenants at the mortgaged property may have signed leases or letters of intent at a competing property controlled by the borrower sponsor.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements

Investors should be aware, and in some cases are required to be aware, of the investor diligence requirements that apply in the EU (the “EU Due Diligence Requirements”) under the EU Securitization Regulation, and in the UK (the “UK Due Diligence Requirements”) under the UK Securitization Regulation, in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to their investment in the certificates.

The EU Due Diligence Requirements apply to “institutional investors” (as defined in the EU Securitization Regulation), being (subject to certain conditions and exceptions) (a) institutions for occupational retirement provision; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the EU; (d) investment firms (as defined in the CRR); (e) insurance and reinsurance undertakings; and (f) management companies of UCITS funds (or internally managed UCITS); and the EU Due Diligence Requirements apply also to certain consolidated affiliates of such credit institutions and investment firms. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

The UK Due Diligence Requirements apply to “institutional investors” (as defined in the UK Securitization Regulation) being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in the FSMA; (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) alternative investment fund managers as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage alternative investment funds in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; and (e) CRR firms as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA; and the UK Due Diligence Requirements apply also to certain consolidated affiliates of such CRR firms. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.

EU Institutional Investors and UK Institutional Investors are referred to together as “Institutional Investors”. EU Securitization Regulation and UK Securitization Regulation are each a “Securitization Regulation” and EU Due Diligence Requirements and UK Due Diligence Requirements are each “Due Diligence Requirements”, and a reference to the “applicable Securitization Regulation” or “applicable Due Diligence Requirements” means, in relation to an Institutional Investor, as the case may be, the Securitization Regulation or the Due Diligence Requirements to which such Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Regulation, a country other than the UK.

The applicable Due Diligence Requirements restrict an Institutional Investor from investing in a securitization unless:

(a)

in each case, it has verified that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five per cent. in the securitization, determined in accordance with Article 6 of the applicable Securitization Regulation, and the risk retention is disclosed to the Institutional Investor (the “Risk Retention Requirements”);

(b)

in the case of an EU Institutional Investor, it has verified that the originator, sponsor or SSPE has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (the “EU Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder;

(c)	in the case of a UK Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity:

(i)

if established in the UK has, where applicable, made available the information required by Article 7 of the UK Securitization Regulation (the “UK Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder; and

(ii)

if established in a third country has, where applicable, made available information which is substantially the same as that which it would have made available under the UK Transparency Requirements if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and

(d)

in each case, it has verified that, where the originator or original lender either (i) is not a credit institution or an investment firm (each as defined in the applicable Securitization Regulation) or (ii) is established in a third country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The applicable Due Diligence Requirements further require that an Institutional Investor carry out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, pursuant to the applicable Securitization Regulation, while holding an exposure to a securitization, an Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (i) establishing appropriate written procedures to monitor compliance with the due diligence requirements and the performance of the investment and of the underlying assets; (ii) performing stress tests on the cash flows and collateral values supporting the underlying assets; (iii) ensuring internal reporting to its management body; and (iv) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management and as otherwise required by the applicable Securitization Regulation.

Failure on the part of an Institutional Investor to comply with the applicable Due Diligence Requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

Prospective investors should make themselves aware of the applicable Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

None of the sponsors, the depositor, nor any other party to the transaction described in this prospectus intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates in a manner that would satisfy the either of the Risk Retention Requirements or to take any other action that may be required by Institutional Investors for the purposes of their compliance with any of the Due Diligence Requirements and no such person assumes (i) any obligation to so retain or take any such other action or (ii) any liability whatsoever in connection with any certificateholder’s non-compliance with the applicable Due Diligence Requirements. Consequently, the certificates are not a suitable investment for Institutional Investors. As a result, a certificateholder’s ability to transfer its certificates, or the price it may receive upon its sale of certificates, may be adversely affected.

Consequently, the offered certificates may not be a suitable investment for any Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the offered certificates, and otherwise affect the secondary market for the offered certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the offered certificates for investment, and, in particular, the scope and applicability of the Due Diligence Requirements and their compliance with any applicable Due Diligence Requirements.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●

may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The loss models used by any NRSRO engaged to rate the offered certificates may not have accounted for the possible economic effects of the COVID-19 pandemic or the borrowers’ ability to make payments on the mortgage loans. We cannot assure you that any NRSRO will not downgrade any of the ratings on the certificates after the closing date due to any impact of the COVID-19 pandemic or otherwise. See “—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” above.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. The Securities and Exchange Commission may also take other types of enforcement actions against any or all of such rating agencies. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

In August 2011, S&P Global Ratings downgraded the U.S. Government’s credit rating from “AAA” to “AA+”. In the event that S&P Global Ratings is engaged by the depositor and thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining any rating agency confirmation. Subsequent to any such defeasance(s), there can be no assurance that S&P Global Ratings would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●

the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●

a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●

a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●

the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment at maturity typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 certificates
Class X-B	Class A-S, Class B and Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of one or more classes of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the principal balance certificates, first to the Class J-RR certificates, then the Class H-RR certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 or Class A-5 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or risk retention consultation party, under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement or a controlling noteholder under the related intercreditor agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment.

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan and any excluded loan) and the right to replace the special servicer with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reductions and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs, then the directing certificateholder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or the equivalent) of the related securitization trust holding the controlling note for the non-serviced whole loans, as applicable, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect a non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of each non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to each non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for each non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or equivalent entity) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation party and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)    may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)   may act solely in the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan);

(iii)   does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) or, in the case of the risk retention consultation party, the retaining sponsor that appointed such risk retention consultation party;

(iv)   may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates; and

(v)   will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (if any) under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer Without Cause”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan for the benefit of the holders of the related companion loan (as a collective whole as if the certificateholders and companion loan holders constituted a single lender). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the pooling and servicing agreement or trust and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement or trust and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “—The Non-Serviced AB Whole Loans—The One SoHo Square Whole Loan—Servicing”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer.

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—The Directing Certificateholder—Replacement of the Special Servicer”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement or trust and servicing agreement relating to each non-serviced mortgage loan. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to certain mortgage loans with one or more related subordinate companion loans, the holders of such companion loan(s) will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” under the related intercreditor agreement with respect to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan or mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan, will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust or other party holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust or any other party holding the controlling note for a non-serviced whole loan may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●

will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

A Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules

It is anticipated that, to finance a portion of the purchase price of the VRR Interest, SSOF VRR, LLC, (a “majority-owned affiliate” (as defined under the Credit Risk Retention Rules) of SSOF SCRE AIV, L.P.)) the initial holder of the VRR Interest and Sabal Strategic Opportunities Fund, L.P. (a “majority-owned affiliate” (as defined under the Credit Risk Retention Rules) of SSOF SCRE AIV, L.P.) (together with SSOF VRR, LLC, collectively, the “Retaining Parties”) the initial holder of the Class H-RR and Class J-RR Certificates (collectively, the “HRR Interest” and, together with the VRR Interest, collectively, the “Risk Retention Interests”), will enter into a repurchase finance facility with a repurchase counterparty, in its capacity as buyer. In the event either Retaining Party enters into a repurchase financing transaction with a repurchase counterparty relating to this securitization, the repurchase counterparty would advance funds to enable such Retaining Party to finance a portion of the purchase price of the Risk Retention Interest to be acquired by such Retaining Party. The Risk Retention Interest will be purchased in order for SSOF SCRE AIV, L.P. (“Sabal”) to satisfy its obligation as retaining sponsor with respect to the securitization constituted by the issuance of the certificates under the Credit Risk Retention Rules.

Although the Credit Risk Retention Rules allow for eligible retaining parties to enter into financing arrangements to finance the acquisition of risk retention interests and expressly permit such financing arrangements to be in the form of a “repurchase agreement”, there is no guidance from any regulatory agency as to which types of terms and conditions of such financing arrangements comply or do not comply with the Credit Risk Retention Rules. As a result, it is possible that a regulatory agency would make a determination that the terms and conditions of a repurchase finance facility, if Sabal entered into a repurchase finance facility for the purpose stated herein, cause Sabal, in its capacity as retaining sponsor, or either Retaining Party, in its capacity as a retaining party, to fail to comply with the Credit Risk Retention Rules on the effective date of the repurchase finance facility or at any other time during the term of such repurchase finance facility.

None of the depositor, the underwriters, the initial purchasers, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor or the asset representations reviewer makes any representation as to the compliance of Sabal or either Retaining Party in any respect with the Credit

Risk Retention Rules including, without limitation, whether (i) the manner in which Sabal is fulfilling or may in the future fulfill its obligation to retain the Risk Retention Interest satisfies such rules, (ii) such Retaining Party is eligible to retain the related Risk Retention Interest or (iii) the structure of any such repurchase finance facility may cause Sabal to fail to comply with the Credit Risk Retention Rules.

In the event either Retaining Party enters into a repurchase financing transaction, such Retaining Party may be required to make certain representations to the repurchase counterparty related to its role in this securitization and its compliance with the Credit Risk Retention Rules. In addition, the obligations of a Retaining Party under a repurchase finance facility may be (a) subject to a guaranty (limited or otherwise) and (b) secured by all or a portion of the Risk Retention Interest or additional CMBS collateral from one or more other transactions.

It is anticipated that, upon the occurrence of certain specified events of default under the repurchase finance facility, including an event of default resulting from the seller’s failure to satisfy its payment obligations, the repurchase counterparty may exercise creditor remedies that could include accelerating the payment obligations of the seller and not transferring legal title to the pledged interest back to the seller of such interest. In addition, repurchase financing facilities with a repurchase counterparty may be cross-defaulted. As a result, an event of default with respect to a repurchase finance facility would result in an event of default for all such repurchase finance facilities. Although a repurchase counterparty may agree to first exercise its remedies in respect of other collateral not related to this securitization that is the subject of a repurchase finance facility, the occurrence of an event of default under a repurchase finance facility and the exercise of the repurchase counterparty’s remedies thereunder could result in Sabal, if Sabal entered into such a transaction in connection with this securitization, in its capacity as retaining sponsor, failing to be in compliance with the Credit Risk Retention Rules.

In the event either Retaining Party entered into a repurchase transaction in connection with its purchase of the Risk Retention Interest related to this securitization, legal title to the applicable Risk Retention Interest may be sold to the repurchase counterparty. Notwithstanding the sale and purchase of such securities, a repurchase finance facility is intended to be a financing and is expected to be treated as such under United States generally accepted accounting principles. This treatment would be based in part on the expectation that the repurchase counterparty would transfer legal title to such Risk Retention Interest back to the related Retaining Party upon payment in full of the related Retaining Party’s obligations under the applicable repurchase transaction. Although the repurchase counterparty would likely be obligated to use commercially reasonable efforts to effect such transfer, notwithstanding a repurchase counterparty’s commercially reasonable efforts, such repurchase counterparty may not be able to effect such a transfer and such failure would not constitute an event of default in respect of the repurchase counterparty under the repurchase finance facility. Any failure of a repurchase counterparty to return all or any portion of the related Risk Retention Interest to the related Retaining Party when due would likely cause the applicable regulatory authority to view Sabal as no longer being in compliance with its risk retention obligations.

In exercising rights under a repurchase finance facility to (i) exercise creditor remedies, (ii) exercise voting rights with respect to the related Risk Retention Interest or (iii) take any other action or remedy, it is anticipated that the repurchase counterparty (a) would not owe any duty of care to any person (including, but not limited to, any certificateholder, the depositor, issuing entity, the trustee, any underwriter or initial purchaser or Sabal); (b) would not be obligated to act in a fiduciary capacity to any such person; (c) would only be required to consider the interests of itself and/or its affiliates, without regard to the impact on compliance with the risk retention rules or any related effect on any such person; (d) may realize gains in connection with any sale, transfer and/or repurchase of purchased securities; and (e) would not be prohibited from engaging in activities that compete or conflict with those of any such person.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Barclays Capital Real Estate Inc. in its capacity as a sponsor, with respect to the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. However, (i) Barclays Capital Holdings Inc. will agree in the related mortgage loan purchase agreement to repurchase or replace defective Barclays Mortgage Loans to the same extent as Barclays Capital Real Estate Inc. in connection with any repurchase by Barclays Capital Real Estate Inc., (ii) Société Générale will agree in the related mortgage loan purchase agreement to repurchase or replace defective Societe Generale Financial Corporation Mortgage Loans to the same extent as Societe Generale Financial Corporation in connection with any repurchase by Societe Generale Financial Corporation,

(iii) Benefit Street Partners Realty Trust, Inc. will agree in the related mortgage loan purchase agreement to repurchase or replace defective BSPRT CMBS Finance, LLC Mortgage Loans to the same extent as BSPRT CMBS Finance, LLC in connection with any repurchase by BSPRT CMBS Finance, LLC and (iv) Sabal Strategic Opportunities Fund, L.P. will agree in the related mortgage loan purchase agreement repurchase or replace defective SSOF SCRE AIV, L.P. Loans to the same extent as SSOF SCRE AIV, L.P. in connection with any repurchase by SSOF SCRE AIV, L.P. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc., (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation, (iii) Benefit Street Partners Realty Trust, Inc. with respect to the repurchase and substitution obligations of BSPRT CMBS Finance, LLC and (iv) Sabal Strategic Opportunities Fund, L.P. with respect to the repurchase and substitution obligations of SSOF SCRE AIV, L.P.) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc., (ii) Societe Generale Financial Corporation, each of that sponsor and Société Générale, (iii) BSPRT CMBS Finance, LLC, each of that sponsor and Benefit Street Partners Realty Trust, Inc. and (iv) SSOF SCRE AIV, L.P., each of that sponsor and Sabal Strategic Opportunities Fun, L.P.) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc., (ii) Societe Generale Financial Corporation, each of that sponsor and Société Générale, (iii) BSPRT CMBS Finance, LLC, each of that sponsor and Benefit Street Partners Realty Trust, Inc. and (iv) SSOF SCRE AIV, L.P., each of that sponsor and Sabal Strategic Opportunities Fund, L.P.) has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party. For example, as described under “Transaction Parties—The Certificate Administrator” in this prospectus, Wells Fargo Bank, the certificate administrator, intends to enter into a transaction to transfer its duties, obligations and rights as certificate administrator and custodian to Computershare Ltd or an affiliate (“Computershare”), or to otherwise engage Computershare to act as Wells Fargo Bank’s agent with respect to its duties, obligations and rights as certificate administrator and custodian. A business combination transaction of the size and nature of the transaction between Wells Fargo Bank and Computershare may present risks related to the performance of such parties. Such risks might include potential delays or disruptions resulting from integration of operations, integration of information technology and accounting systems, loss of key personnel, failure to attract new employees, difficulties in maintaining continuity of management or other changes associated with the implementation of such transaction. We cannot assure you that the transfer by Wells Fargo Bank of its certificate administrator role to Computershare, or the engagement of Computershare as its agent, will not cause disruptions in the performance of its duties and obligations as certificate administrator and custodian under the Pooling and Servicing Agreement.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the related Loan REMIC or the Lower-Tier REMIC, as applicable, to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the related Loan REMIC or the Lower-Tier REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In most circumstances, the special servicer (or in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

The IRS has also issued Revenue Procedure 2020-26 (extended by Revenue Procedure 2021-12) easing the tax requirements for a servicer to modify certain mortgage loans held in a REMIC by permitting certain forbearances (and related modifications) for up to 6 months that are agreed to by a borrower between March 27, 2020 and September 30, 2021, and that are made under certain forbearance programs for borrowers experiencing a financial hardship due, directly or indirectly, to the COVID-19 emergency. Under the revenue procedure, these forbearances (a) are not treated as resulting in a newly issued mortgage loan for purposes of Treasury Regulations section 1.860G-2(b)(1), (b) are not prohibited transactions under Code Section 860F(a)(2), and (c) do not result in a deemed reissuance of related REMIC regular interests. Accordingly, the Servicer or the Special Servicer may grant certain forbearances (and engage in related modifications), whether or not covered under Revenue Procedure 2020-26 and Revenue Procedure 2021-12, with respect to a mortgage loan in connection with the COVID-19 emergency, which may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates. It is unclear whether the IRS will extend the application of Revenue Procedure 2020-26 or Revenue Procedure 2021-12 or issue new guidance for forbearances granted after September 30, 2021.

In addition, the IRS has issued final regulations under the REMIC provisions that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

During the financial crisis of 2007-2008 and the resulting recession, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

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Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

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Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

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legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

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increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

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investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

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Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013; implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

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Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●

The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●

In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that any borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of ninety-four (94) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $988,043,799 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in September 2021 (or, in the case of any Mortgage Loan that has its first due date after September 2021, the date that would have been its due date in September 2021 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Six (6) Mortgage Loans (21.1%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as a “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to herein as the “Companion Loans”, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related

Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The mortgage loan sellers will transfer to the depositor the Mortgage Loans set forth in the following chart, and the depositor will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.	16	25	$259,707,000	26.3%
Societe Generale Financial Corporation	12	12	197,393,695	20.0
SSOF SCRE AIV, L.P.	34	34	176,215,002	17.8
UBS AG, New York Branch	10	70	164,811,384	16.7
LMF Commercial, LLC	12	22	76,751,795	7.8
BSPRT CMBS Finance, LLC	8	8	69,114,924	7.0
Natixis Real Estate Capital LLC	2	2	44,050,000	4.5
Total	94	173	$988,043,799	100.0%

(1)

Certain of the Mortgage Loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee, leased fee, leasehold and/or subleasehold interest in one or more commercial, multifamily or manufactured housing community real properties (each, a “Mortgaged Property”). For purposes of this prospectus, a Mortgage Loan will be considered secured by a multifamily property or properties if each multifamily property consists of a single parcel or two or more contiguous or non-contiguous parcels that have an aggregate of five or more residential rental units that are collectively managed and operated.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated and Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller:

●

The One SoHo Square Mortgage Loan (7.1%) is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA, DBR Investments Co. Limited and Bank of Montreal. Barclays Capital Real Estate Inc. reviewed Goldman Sachs Bank USA, DBR Investments Co. Limited and Bank of Montreal’s underwriting to ensure that such Mortgage Loan was underwritten pursuant to Barclays Capital Real Estate Inc.’s underwriting guidelines.

●

The Kings Plaza Mortgage Loan (4.9%) is part of a Whole Loan that was co-originated by Societe Generale Financial Corporation, JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association. Such Mortgage Loan was underwritten pursuant to Societe Generale Financial Corporation’s underwriting guidelines.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on September 29, 2021 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the One SoHo Square Mortgage Loan or the One SoHo Square Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, the One SoHo Square Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the One SoHo Square Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●

in the case of a Mortgage Loan that provides for interest-only payments through maturity, Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan based on a 365-day year; and

●

in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average (with respect to monthly debt service) or aggregate (with respect to the debt service coverage ratios) of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under ”Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In certain other cases, the Appraised Value includes property that does not qualify as real property. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. For more information see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. The appraisals for certain of the Mortgage Loans were conducted prior to the market impact of the COVID-19 pandemic, and as a result, the appraised value of the Mortgaged Properties as of the Closing Date could be materially different from the Appraised Value provided herein.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) ”Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The ”revenue” component of such calculation was generally determined on the basis of the information described with respect to the ”revenue” component described under ”Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the ”expense” component described under ”Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hotel properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the ”as-is” Appraised Value (including ”as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of each of the Mortgage Loans as shown in the table below, a value other than the ”as-is” Appraised Value or on a portfolio basis).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)(1)	Maturity Date LTV Ratio (Other Than “As-Is”)(1)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)(1)	Maturity Date LTV Ratio (“As-Is”)(1)	“As-Is” Appraised Value
Wyndham National Hotel Portfolio(2)	1.9%	64.5%	46.7%	$ 215,000,000	66.2%	47.9%	$ 209,500,000

(1)	LTV calculations include any Pari Passu Companion Loan(s), as applicable.

(2)	The Appraised Value represents the aggregate sum of the available “As-Is” and “As-Complete” appraised values for each of the Mortgaged Properties on an individual basis. The “As-Complete” appraised values assume completion of certain property improvement plans at the related Mortgaged Properties. At origination, the borrower deposited with the lender $7,417,247, representing 115% of the estimated cost to complete such property improvement plans.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Upstate NY Portfolio, representing approximately 2.0% of the Initial Pool Balance, the Appraised Value of $28,800,000 reflects a premium attributed to the value of the related Mortgaged Properties as a whole, and such Appraised Value results in a Cut-off Date LTV Ratio and LTV Ratio at

Maturity of 68.8% and 61.6%, respectively. The sum of the individual appraised values of each of the related Mortgaged Properties is $27,600,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the sum of the individual appraised values are 71.7% and 64.3%, respectively.

The LTV Ratio as of the related maturity date set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date assuming all principal payments required to be made on or prior to the related maturity date (not including the Maturity Date Balloon Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under ”—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“LTV Ratio at Maturity”, “LTV Ratio at Maturity” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under ”—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) but without regard to any related Subordinate Companion Loan.

“Maturity Date Balloon Payment” or “Balloon Payment” means, for any balloon Mortgage Loan, the payment of principal due upon its stated maturity date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units, pads or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the Occupancy As-Of Date; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the Occupancy As-Of Date (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hotel properties, the percentage of available rooms occupied for the trailing 12-month period ending on the Occupancy As-Of Date; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the Occupancy As-Of Date, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and/or commence paying rent, as applicable, on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As-Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

“D or GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of ”Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the

Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hotel property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hotel properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

With respect to the Mortgage Loans originated prior to March 15, 2020, determinations of Underwritten Net Cash Flow did not take into account the impact of the COVID-19 pandemic. As a result, the actual property performance or market conditions may not be consistent with the assumptions made for purposes of underwriting.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Flawed Assumptions”. The Mortgage Loan amount used in this prospectus for purposes of calculating the LTV Ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related Mortgage Loan and the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loan(s). Further, in the case of certain Mortgaged Properties identified on Annex A-1, certain tenants among the five largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases (or subleases) but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). In certain cases, the U/W NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases the related lender has reserved funds for rent abatements and/or tenant buildouts at the related space.

With respect to the Mortgage Loans originated prior to March 15, 2020, determinations of Underwritten Net Operating Income did not take into account the impact of the COVID-19 pandemic. As a result, the actual property performance or market conditions may not be consistent with the assumptions made for purposes of underwriting. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

The amounts representing net operating income, Underwritten NOI and U/W NCF are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. We make no representation as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and U/W NCF set forth in this prospectus intended to represent such future cash flow.

The U/W NCFs and U/W NOIs used as a basis for calculating the U/W NCF DSCRs presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”) and appraiser’s estimates. With respect to Mortgage Loans secured by newly constructed or recently acquired Mortgaged Properties, the U/W NCFs used as a basis for calculating U/W NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ or appraisers’ projected expense levels. In certain cases when the information is available, U/W NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. As regards expenses, these adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of ”Underwritten Net Operating Income” above.

“Units”, “Rooms” or “Pads” means (a) in the case of certain Mortgaged Properties operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes or (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the Mortgage Loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 to this prospectus may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3 to this prospectus, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$988,043,799
Number of Mortgage Loans	94
Number of Mortgaged Properties	173
Range of Cut-off Date Balances	$2,070,000 to $70,000,000
Average Cut-off Date Balance	$10,511,104
Range of Mortgage Rates	2.72467% to 5.01000%
Weighted average Mortgage Rate	3.55269%
Range of original terms to maturity	60 months to 120 months
Weighted average original term to maturity	114 months
Range of remaining terms to maturity	56 months to 120 months
Weighted average remaining term to maturity	111 months
Range of original amortization terms(2)	270 months to 360 months
Weighted average original amortization term(2)	353 months
Range of remaining amortization terms(2)	249 months to 360 months
Weighted average remaining amortization term(2)	351 months
Range of Cut-off Date LTV Ratios(3)(4)(5)	18.9% to 73.4%
Weighted average Cut-off Date LTV Ratio(3)(4)(5)	58.8%
Range of LTV Ratios at Maturity(3)(4)(5)	14.5% to 69.9%
Weighted average LTV Ratio at Maturity(3)(4)(5)	54.3%
Range of U/W NCF DSCRs(4)(6)	1.25x to 5.56x
Weighted average U/W NCF DSCR(4)(6)	2.49x
Range of U/W NOI Debt Yields(4)	6.1% to 29.1%
Weighted average U/W NOI Debt Yield(4)	10.7%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	57.3%
Interest-only, Amortizing Balloon	27.6%
Amortizing Balloon(7)	15.1%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Excludes forty-two (42) Mortgage Loans (57.3%) that are interest-only for the entire term.

(3)

Loan-to-value ratios (such as, for example, the Cut-Off Date LTV Ratio and the LTV Ratio at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided that with respect to certain Mortgage Loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(4)

In the case of six (6) Mortgage Loans (21.1%), each of which has one or more pari passu companion loans that are not included in the issuing entity, the DSCR, LTV Ratio and Debt Yield have been calculated including the related pari passu companion loan(s). With respect to the Mortgage Loans identified as the One SoHo Square Mortgage Loan (7.1%), LTV Ratios and Debt Yields include any pari passu companion loans, as applicable, but exclude the related subordinate companion loan(s). The U/W NCF DSCR, related Cut-off Date LTV Ratio, related LTV Ratio at Maturity, and U/W NOI DY including the related subordinate companion loans with respect to the One SoHo Square Mortgage Loan (7.1%) are 2.92x, 58.1%, 58.1% and 8.1%, respectively.

(5)

With respect to the Homewood Suites Katy Mortgage Loan (0.9%), the related loan agreement was modified on May 1, 2020 to, among other things, (i) defer May 2020, June 2020 and July 2020 principal payments, (ii) pay the June 2020 and July 2020 interest out of the upfront PIP reserve and (iii) waive the ongoing FF&E reserve for May 2020, June 2020 and July 2020. In December 2020, the related borrower repaid all such deferred principal payments and reserves and the Mortgage Loan has since remained current. Notwithstanding the foregoing, the Cut-off Date Balance and the Maturity Date Balance for the Mortgage Loan are based on the loan modification agreement dated May 1, 2020 to calculate the Cut-Off Date LTV Ratio and the LTV Ratio at Maturity.

(6)

Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the cut-off date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A 1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other Mortgage Loans in the mortgage pool.

(7)

The Best Western Hampton Coliseum Inn Mortgage Loan (0.3%) is included under “Amortizing Balloon” because at origination it did not include any interest only period. Pursuant to a forbearance agreement dated May 18, 2020, as amended, the related loan agreement was modified to, among other things, (1) defer principal payments for four months from December 2020 through March 2021 and (2) defer interest payments for four months from December 2020 through March 2021. The deferred interest has been repaid in full. The borrower is current on its repayments. Mortgage loan metrics were calculated with four interest-only payments from December 2020 through March 2021.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office	19	$ 289,693,133	29.3%
Suburban	12	172,072,958	17.4
CBD	4	105,632,676	10.7
Medical	3	11,987,500	1.2
Multifamily	34	$ 234,704,472	23.8%
Garden	27	160,624,472	16.3
High Rise	1	31,000,000	3.1
Low Rise	3	16,500,000	1.7
Age Restricted	1	15,080,000	1.5
Mid Rise	2	11,500,000	1.2
Retail	16	$ 138,548,776	14.0%
Anchored	6	53,294,067	5.4
Super Regional Mall	1	47,945,946	4.9
Single Tenant	4	19,810,000	2.0
Unanchored	5	17,498,763	1.8
Industrial	22	$ 119,030,712	12.0%
Flex	18	85,435,000	8.6
Manufacturing	2	30,251,500	3.1
Warehouse	2	3,344,212	0.3
Mixed Use	15	$ 116,385,000	11.8%
Retail / Industrial	1	33,000,000	3.3
Retail / Office	2	30,380,000	3.1
Multifamily / Retail	6	30,330,000	3.1
Multifamily / Retail / Office	2	11,950,000	1.2
Retail / Multifamily	4	10,725,000	1.1
Hospitality	47	$ 36,382,487	3.7%
Limited Service	46	27,107,707	2.7
Extended Stay	1	9,274,780	0.9
Self Storage	11	$ 33,725,219	3.4%
Self Storage	11	33,725,219	3.4
Manufactured Housing	9	$ 19,574,000	2.0%
Manufactured Housing	9	19,574,000	2.0
Total	173	$ 988,043,799	100.0%

(1)

Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Office Properties

In the case of the office properties and mixed use properties with office components set forth in the above chart, we note the following:

●

With respect to The Federal Collection Mortgage Loan (1.1%), the five Mortgaged Properties are rented entirely to Government Services Administration (“GSA”) tenants. Under federal regulations, the GSA is not required to recognize a purchaser of real property as a successor landlord under a lease unless and until the GSA has determined that it is in the GSA’s “best interest” and issues a novation agreement. With respect to the Mortgaged Properties located in New York, Colorado and Pennsylvania, the related borrower sponsor acquired 100% of the membership interests of the entities that owned the fee simple interests in such Mortgaged Properties (collectively, the “Equity Interest Properties”) and, because there is no change to the landlord entity, no formal novation agreement is required. With respect to the Mortgaged Properties located in Alabama and Virginia (collectively, the “Deed Properties”), the borrower sponsor purchased the fee interests through two new single purpose entities and pursuant to the Mortgage Loan documents delivered novation agreements from the GSA at the Deed Properties post-closing. At origination, (a) the lender entered into SNDAs with the GSA at each Equity Interest Property (and subsequently entered into SNDAs with the GSA at each Deed Property upon receipt of the related novation agreements), (b) the borrowers entered into an escrow agreement, pursuant to which (i) the borrowers deposited into escrow an Assignment of Claims executed by the borrowers and approving the lender’s Notice of Assignment of Claims and (ii) the lender is permitted, upon the occurrence of an event of default, to send the Notice of Assignment of Claims, attaching the Assignment of Claims, to the GSA, directing the GSA to thereafter pay rent to the lender and (c) the seller executed a rent direction letter which, among other things, requires the seller to deposit all rents and other sums received from the GSA under the applicable leases directly into the lockbox established under the Mortgage Loan documents, in all cases, until such time as the GSA is paying rent directly into the applicable lockbox account. The Mortgage Loan is fully recourse to the guarantor (a) until such time as all of the post-origination obligations are satisfied, (b) if any borrower directs the GSA (or causes the GSA to be directed) to pay rent to any account other than the clearing account and (c) if any borrower, guarantor or affiliate interferes with the lender’s exercise of its rights under the escrow agreement.

●

The borrowers with respect to other Mortgage Loans secured by office properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by office properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID Considerations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties

In the case of the multifamily properties or mixed use properties with multifamily components set forth in the above chart, we note the following:

●

With respect to the 15-17 Park Avenue Mortgage Loan (3.1%), approximately 11 of the 97 multifamily units at the Mortgaged Property are rent controlled, and any increase of rent by the borrower for such units is subject to New York rent control regulations.

●	With respect to the Crystal at Cascade Mortgage Loan (1.8%), approximately 53 tenants out of 232 receive a subsidy from the Atlanta Housing Authority.

●	With respect to the Attiva - Park Fort Worth, TX Mortgage Loan (1.5%), the Mortgaged Property is an apartment community with an age restriction of 55 for its residents.

●	With respect to the 37 West 19th Street Mortgage Loan (1.1%), one of the five residential units is rent stabilized and subject to the HSTP Act.

●

With respect to the Midwood Multifamily Portfolio Mortgage Loan (1.0%), 62 of the 75 units are subject to rent stabilization regulations. With respect to the 1532 Ocean Avenue Mortgaged Property (0.5%), of the 36 income-producing units, three units are market rate units and 33 units are rent stabilized. With respect to the 1609 Ocean Avenue Mortgaged Property (0.6%), of the 39 income-producing units, eight units are market rate units and 31 units are rent stabilized. Each of the Mortgaged Properties has a non-income producing superintendent’s unit. In June 2021, the New York City Rent Guidelines Board adopted renewal lease guidelines for rent stabilized apartments, lofts and hotels effective October 1, 2021 through September 30, 2022. One-year leases have a rent freeze for first six months, with an increase of 1.5% permitted for the second six months, and two-year leases permit a 2.5% increase.

●

With respect to the California Place Apartments Mortgage Loan (0.7%), approximately 35 of the 94 multifamily units at the Mortgaged Property (inclusive of 12 units which are master leased to the Catholic Charities of the Archdiocese of Chicago) are occupied by tenants who receive rental subsidies through various rental assistance programs including, among others, the Housing Authority of the County of Cook, the Chicago Housing Authority and Catholic Charities of the Archdiocese of Chicago.

●

With respect to the 961 Seneca Avenue Mortgage Loan (0.6%), the Mortgaged Property is currently pending approval for a J-51 tax exemption and abatement, which would last for a period of 14 years. In the event the Mortgaged Property is approved for such tax exemption and abatement, the units at the Mortgaged Property would become rent stabilized.

●	With respect to the Palm Court Mortgage Loan (0.5%), approximately 14 of the 50 multifamily units and the Mortgaged Property are occupied by tenants on a month-to-month basis.

●	With respect to the Castle Apartments Mortgage Loan (0.5%), approximately 17 tenants out of 128 receive subsidies under Section 8.

●	With respect to the Pinebrook Apartments Mortgage Loan (0.5%), approximately 42 tenants out of 168 receive subsidies under Section 8.

●	With respect to the Wildberry Village Apartments Mortgage Loan (0.4%), tenants in 10 of the 122 units currently receive subsidies under Section 8.

●	With respect to the 6515-27 N Seeley Ave Mortgage Loan (0.4%), approximately 25 out of 26 tenants receive a subsidy from the Chicago Housing Authority.

●	With respect to the Taco Town Apartments Mortgage Loan (0.2%), approximately 7 tenants out of 18 receive a subsidy from the Atlanta Housing Authority.

●

The borrowers with respect to other Mortgage Loans secured by multifamily properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and increasing unemployment amongst tenants and may have difficulty evicting non-paying tenants due to a variety of factors, including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by multifamily properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External

Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID Considerations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Retail Properties

In the case of the retail properties and mixed use properties with retail components set forth above, we note the following:

●

With respect to the Kings Plaza Mortgage Loan (4.9%), the Mortgage Loan is secured in part by 811,797 square feet of an approximately 1,150,00 square foot shopping center. A portion of a roof at the Mortgaged Property is improved by a stand-alone power plant which provides electricity for the shopping center as well as the surrounding area. The power plant is interconnected with the local Consolidated Edison (“ConEd”) grid, which permits the borrower to export any surplus electric capacity during peak load demands. In addition, tenants at the Mortgaged Property purchase their utilities directly from the plant at ConEd rates but due to operating cost efficiencies, expenses are kept below the billed rate allowing the power plant to generate a profit from such sales.

●

The borrowers with respect to Mortgage Loans secured by retail properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by retail properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID Considerations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Industrial Properties

In the case of the industrial properties and mixed use properties with industrial components set forth in the above chart, we note the following:

●

The borrowers with respect to Mortgage Loans secured by industrial properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by industrial properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID Considerations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties

Each such mixed use Mortgaged Property has one or more office, multifamily, industrial and retail components. In the case of the mixed use properties with office, multifamily, industrial and retail components set forth in the above chart, we note the following:

●

The borrowers with respect to Mortgage Loans secured by mixed-use properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by mixed-use properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID Considerations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Mixed Use Properties Have Special Risks”, “—Hotel Properties Have Special Risks”, “—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 to this prospectus and the footnotes thereto.

Hotel Properties

In the case of the hotel properties set forth in the above chart, we note the following:

●

With respect to the Wyndham National Hotel Portfolio Mortgage Loan (1.9%), each Mortgaged Property, with the exception of the Travelodge – 1177 East 16th Street Mortgaged Property, is supported by one or more contracts with one of four North American railway companies, Union Pacific Railroad Company, BNSF Railway Company, CSX Transportation, Inc. and Canadian Pacific Railway Company. These contracts set a required minimum number of room nights reserved at a stipulated rate, most of which have adjustment factors related to inflation. Most contracts also feature certain provisions that prevent railway crew employees from staying at a competing hotel within a predefined radius. The current contracts in place at the Mortgaged Properties guarantee a minimum of 2,040 room nights daily, representing 54.7% of the total available room nights. Based on a weighted average contract negotiated rate of $48.14 per room night, the current contracts in place at the Mortgaged Properties represent 75.7% of total underwritten room revenue. The contracts require the rooms at the Mortgaged Properties to comply with “dark and quiet” requirements, including, without limitation, noise abatement measures such as minimum sound transmission coefficient ratings between walls and floors and minimum impact insulation class ratings between floors, light-proofing measures such as custom curtains and blackout drapes that seal from wall to center and door sweeps, individual HVAC units and remote guest detection/energy management systems. Certain contracts mandate that the hotels provide 24-hour a day, 7 days a week service to railroad crews due to the fact that crew shifts may have abnormal operating hours. Two contracts have been in place for over 34 years, 17 contracts have been in place for over 20 years, and 12 contracts have been in place for over 10 years, for a weighted average age across the portfolio of Mortgaged Properties of 19.3 years. All of the contracts that have previously reached an expiration date have been renewed, with the exception of the Travelodge – 1177 East 16th Street Mortgaged Property, which has no rail contract and operates with transient business. The current contracts have a staggered expiration profile, with 9.2% and 14.65% of the contracted room nights expiring in 2021 and 2022, respectively, with the last contract expiring in November 2023. Nine (out of a total of 44 contracts) have early termination options. At loan origination, an upfront $7.0 million rail contract renewal reserve was escrowed that has since been transferred to the excess cash flow account as the Mortgage Loan is in a cash sweep period.

●

With respect to the Wyndham National Hotel Portfolio Mortgage Loan (1.9%), the collateral for the Mortgage Loan includes all of the borrower’s sole member’s equity interests in Avantic Lodging Enterprises, Inc., the property manager of the Wyndham National Hotel Portfolio. Because the equity interests in Avantic Lodging Enterprises, Inc. may not qualify as an interest in real property or as personal property incidental to real property for U.S. federal income tax purposes, upon a foreclosure, the Treasury regulations may restrict the Trust from taking title to such equity interests. Therefore, upon the occurrence of an event of default under the Wyndham National Hotel Portfolio Mortgage Loan and an ensuing foreclosure with respect to the Wyndham National Hotel Portfolio Mortgage Loan, the pooling and servicing agreement may not permit the Trust to take title to the equity interests in Avantic Lodging Enterprises, Inc. (unless an opinion of counsel is provided indicating otherwise), but rather will require the Trust to either (i) exercise the legal remedies available to it under applicable law, or (ii) sell such equity interests and apply the proceeds toward the repayment of the Wyndham National Hotel Portfolio Mortgage Loan. Depending on market conditions, the proceeds from the sale of the equity interests in Avantic Lodging Enterprises, Inc. could be less than the proceeds that would be received if the special servicer had taken title to such equity interests and sold them at a later date. The underwritten value of the Wyndham National Hotel Portfolio Mortgaged Properties does not include the value of the borrower’s sole member’s equity interests in Avantic Lodging Enterprises, Inc.

●

The borrowers with respect to Mortgage Loans secured by hotel properties may face decreased demand and increased operating costs. We cannot assure you that other borrowers of Mortgage Loans secured by hotel properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID Considerations” below.

For more information regarding the 15 largest Mortgage Loans secured by hotel properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3 to this prospectus.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Cut-off Date Balance by Allocated Loan Amount	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/ Termination of Related License/ Franchise Agreement, Operating Agreement, Management Agreement or Membership Agreement	Maturity Date of the Related Mortgage Loan
Homewood Suites Katy	$ 9,274,780	0.9%	3/31/2035	4/1/2030
Holiday Inn Express Alamogordo	$ 5,322,969	0.5%	4/11/2026	4/1/2030
Best Western Hampton Coliseum Inn(1)	$ 2,653,988	0.3%	11/30/2021	3/6/2030
Wyndham National Hotel Portfolio - Travelodge - 2307 Wyoming Avenue	$ 1,441,244	0.1%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 2111 Camino Del Llano	$ 1,170,709	0.1%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 1170 West Flaming Gorge Way	$ 1,117,790	0.1%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Baymont Inn & Suites - 1731 South Sunridge Drive	$ 1,003,527	0.1%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Baymont Inn & Suites - 451 Halligan Drive	$ 763,316	0.1%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Baymont Inn & Suites - 1608 East Business US 60	$ 712,760	0.1%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 1127 Pony Express Highway	$ 708,389	0.1%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Baymont Inn & Suites - 1130B B East 16th Street	$ 665,616	0.1%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 2680 Airport Road	$ 648,255	0.1%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Super 8 - 720 Royal Parkway	$ 615,766	0.1%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Baymont	$ 605,162	0.1%	1/1/2035	12/6/2029

Mortgaged Property Name	Cut-off Date Balance by Allocated Loan Amount	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/ Termination of Related License/ Franchise Agreement, Operating Agreement, Management Agreement or Membership Agreement	Maturity Date of the Related Mortgage Loan
Inn & Suites - 1051 North Market Street
Wyndham National Hotel Portfolio - Baymont Inn & Suites - 2700 North Diers Parkway	$ 564,638	0.1%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Baymont Inn & Suites - 95 Spruce Road	$ 553,895	0.1%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Super 8 - 2545 Cornhusker Highway	$ 545,141	0.1%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 1110 Southeast 4th Street	$ 537,087	0.1%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Baymont Inn & Suites - 2300 Valley West Court	$ 479,642	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 800 West Laramie Street	$ 477,259	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 22 North Frontage Road	$ 473,063	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 123 Westvaco Road	$ 445,524	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Baymont Inn & Suites - 2006 North Merrill Avenue	$ 433,814	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 1710 Jefferson Street	$ 396,583	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 1625 Stillwater Avenue	$ 396,379	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 8233 Airline Highway	$ 389,634	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Baymont Inn & Suites - 6390 US-93	$ 361,273	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 707 East Webster Street	$ 335,018	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 777 West Hwy 21	$ 318,982	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 3522 North Highway 59	$ 307,671	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 108 6th Avenue	$ 292,189	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 2200 East South Avenue	$ 282,431	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 128 South Willow Road	$ 238,870	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 1005 Highway 285	$ 238,362	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Days Inn - 3431 14th Avenue South	$ 203,197	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 2505 US 69	$ 174,716	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Baymont Inn & Suites - 3475 Union Road	$ 168,645	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 1706 North Park Drive	$ 162,447	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Baymont Inn & Suites - 2005 Daley Street	$ 156,035	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 1177 East 16th Street	$ 143,429	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Baymont Inn & Suites - 35450 Yermo Road	$ 139,932	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 2407 East Holland Avenue	$ 115,999	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 620 Souder Road	$ 105,549	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Baymont Inn & Suites - 100 15th Street Southeast	$ 79,441	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 109 East Commerce Street	$ 65,968	0.0%	1/1/2035	12/6/2029

Mortgaged Property Name	Cut-off Date Balance by Allocated Loan Amount	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/ Termination of Related License/ Franchise Agreement, Operating Agreement, Management Agreement or Membership Agreement	Maturity Date of the Related Mortgage Loan
Wyndham National Hotel Portfolio - Travelodge - 4000 Siskiyou Avenue	$ 52,774	0.0%	1/1/2035	12/6/2029
Wyndham National Hotel Portfolio - Travelodge - 98 Moffat Avenue	$ 42,632	0.0%	1/1/2035	12/6/2029

(1)	The related franchise membership agreement is subject to automatic annual renewal, pursuant to the terms of such membership agreement.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Self Storage Properties

In the case of the self storage properties set forth in the above chart, we note the following:

●

The borrowers with respect to Mortgage Loans secured by self-storage properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by self-storage properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID Considerations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Manufactured Housing Community Properties

In the case of the manufactured housing community properties set forth in the above chart, we note the following:

●

The borrowers with respect to Mortgage Loans secured by manufactured housing properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by manufactured housing properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID Considerations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks” and “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools(1)	10	9.4%
Restaurant/Bakery(2)	10	7.5%
Grocery store(3)	6	4.9%
Data center(4)	1	1.7%
Gym, fitness center, spa or a health club(5)	2	1.6%
Automobile Service Facility(6)	1	0.8%

(1)

Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as 356-362 E 148th Street, Murrieta Spectrum, Merit Medical Systems, Atlantic Avenue Mixed Use Portfolio, College Metcalf, DaVita Miami, Gamma Medical and ISJ New York Portfolio Tranche 2 – 1202 Avenue Z.

(2)

Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Cumberland Marketplace, 37 West 19th Street, Parkwood Plaza, College Metcalf, Westgate Shopping Center, Holland Point, Savannah Crossings I, Broadway Square Phase I, ISJ New York Portfolio Tranche 2 – 322 South Broadway and 4600 Tropea Way.

(3)

Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Cumberland Marketplace, Marlborough Village Center, Parkwood Plaza, Holland Point, ISJ New York Portfolio Tranche 2 – 322 South Broadway and ISJ New York Portfolio Tranche 2 – 1202 Avenue Z.

(4)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as Darien Business Center.

(5)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Marlborough Village Center and Chuze Fitness Center.

(6)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as Parkwood Plaza.

In addition, each of the Fleet Farm Mixed Use, the Cumberland Marketplace and the Marlborough Village Center Mortgaged Properties (collectively, 6.2%) includes one or more tenants that operate an on-site gas station or automobile repair and servicing company.

In addition, the ISJ New York Portfolio Tranche 2 – 1202 Avenue Z Mortgaged Property (0.2%) includes one tenant that operates an on-site dry cleaner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
One SoHo Square	$70,000,000	7.1%	$ 597.29	4.88x	34.8%	Office
Kings Plaza	$47,945,946	4.9%	$ 599.90	3.07x	54.1%	Retail
Parkway Irvine	$37,000,000	3.7%	$ 176.33	2.91x	59.3%	Industrial
Broadacres Office Park	$33,000,000	3.3%	$ 83.29	3.73x	58.7%	Office
Fleet Farm Mixed Use	$33,000,000	3.3%	$ 76.49	1.88x	60.0%	Mixed Use
Morris Corporate Center	$32,500,000	3.3%	$ 151.52	1.90x	68.2%	Office
15-17 Park Avenue	$31,000,000	3.1%	$319,587.63	2.04x	61.9%	Multifamily
Gainey Ranch Corporate Center II	$29,175,000	3.0%	$ 143.27	3.68x	47.1%	Office
Pleasant Valley Apartments	$28,930,000	2.9%	$219,166.67	2.21x	69.4%	Multifamily
Cooper Standard HQ	$27,300,000	2.8%	$ 247.81	1.93x	63.8%	Office
356-362 E. 148th Street	$24,000,000	2.4%	$ 474.00	1.68x	69.9%	Office
Murrieta Spectrum	$23,030,000	2.3%	$ 133.62	2.06x	50.9%	Mixed Use
Merit Medical Systems	$20,751,500	2.1%	$ 217.29	2.86x	49.6%	Industrial
Upstate NY Portfolio	$19,800,000	2.0%	$ 45,412.84	2.05x	68.8%	Various
Wyndham National Hotel Portfolio	$19,130,750	1.9%	$ 37,194.41	1.69x	64.5%	Hospitality
Top 3 Total/Weighted Average	$ 154,945,946	15.7%		3.85x	46.6%
Top 5 Total/Weighted Average	$ 220,945,946	22.4%		3.54x	50.4%
Top 15 Total/Weighted Average	$ 476,563,196	48.2%		2.83x	56.4%

(1)

In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and any related Pari Passu Companion Loan(s) in the aggregate.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 1.8% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Upstate NY Portfolio	$ 19,800,000	2.0%
Wyndham National Hotel Portfolio	19,130,750	1.9
Rollins Portfolio	15,000,000	1.5
The Federal Collection	10,888,767	1.1
Midwood Multifamily Portfolio	10,000,000	1.0
Laredo Texas Multifamily Portfolio	9,300,000	0.9
ISJ New York Portfolio Tranche 2	8,700,000	0.9
Atlantic Avenue Mixed Use Portfolio	8,250,000	0.8
Athens Self Storage Portfolio	8,250,000	0.8
LaSalle Parks Management	5,200,000	0.5
Anytime Self-Storage Arizona Portfolio	4,250,000	0.4
First Student Industrial Portfolio	3,344,212	0.3
Total	$122,113,730	12.1%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

Two (2) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans,” are not cross-collateralized but have borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Walgreens Hatillo	1	$ 6,870,000	0.7%
Walgreens Bel Air	1	5,430,000	0.5
Total for Group 1:	2	$ 12,300,000	1.2%
Group 2:
Palm Court Apartments	1	$ 4,530,000	0.5%
Magnolia Cove Apartments	1	4,420,000	0.4
Total for Group 2:	2	$ 8,950,000	0.9%

(1)     Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

See also representation and warranty no. 40 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	25	$257,243,153	26.0%
California	20	$ 85,963,633	8.7%
Georgia	14	$ 72,306,415	7.3%
Texas	11	$ 67,058,864	6.8%
New Jersey	2	$ 65,500,000	6.6%
Florida	11	$ 57,377,202	5.8%
Arizona	7	$ 51,120,973	5.2%

(1)    Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout twenty-eight (28) other states and Puerto Rico, with no more than 4.7% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●

Eleven (11) Mortgaged Properties (collectively, 7.7%) are located within the state of Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Georgia, South Carolina, Louisiana, North Carolina, Texas, Virginia or Puerto Rico, and are therefore more susceptible to hurricanes. See representation and warranty nos. 17 and 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

●

Twenty-seven (27) Mortgaged Properties (11.7%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 14.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

Mortgaged Properties with Limited Prior Operating History

Twenty-two (22) of the Mortgaged Properties (27.5%) (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

Thirteen (13) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as One SoHo Square, Broadacres Office Park, Cooper Standard HQ, Chandler Business Center, California Place Apartments, Holland Point, Savannah Crossings I, Breighton Apartments, Walgreens Bel Air, Royal Park Apartments, 376 Larkfield Road, White Water Plaza and Taco Town Apartments (collectively, 19.0%) each have two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

With respect to the Athens Self Storage Portfolio Mortgage Loan (0.8%) and Warminster Business Center Mortgage Loan (0.7%), more than twenty individuals have direct ownership interests in the related borrowers.

Delaware Statutory Trusts

With respect to the Fleet Farm Mixed Use, the Merit Medical Systems and the Attiva – Park Fort Worth, TX, Mortgage Loans (collectively, 7.0%), the related borrower is a Delaware statutory trust. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

Condominium and Other Shared Interests

The 356-362 E 148th Street, Cumberland Marketplace and 1133 E. Columbia Ave Mortgage Loans (collectively, 4.9%) are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

●

With respect to the Cumberland Marketplace Mortgage Loan (1.6%), the Mortgaged Property is subject to a condominium regime known as Shadow Oaks Condominium (the “Condominium Association”), which contains three units: Unit 1, which has an 8.3% voting interest in the Condominium Association; Unit 2, which has an 84.3% voting interest in the Condominium Association; and Unit 4, which has a 7.4% voting interest in the Condominium Association. Each unit is required to appoint one member to the three-member board of directors that administers the Condominium Association (the “Condominium Board”). The borrower owns Units 2 and 4, which are the collateral for the related Mortgage Loan; however, throughout the term of Giant Food’s lease, the borrower has assigned the Unit 2 rights and interest, board member and voting rights to Giant Food. As a result of the borrower’s assignment of the Unit 2 rights and interest, board member and voting rights to Giant Food, the borrower does not control voting and is required to appoint one of the three members to the Condominium Board.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 7 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	170	$933,806,609	94.5%
Fee/Leasehold	3	54,237,190	5.5
Total	173	$988,043,799	100.0%

(1)

Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.

(2)

For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, except as noted in the exceptions to representation and warranty no. 35 in Annex D-1 indicated in Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event the ground lease is rejected or terminated.

With respect to the Kings Plaza Mortgage Loan (4.9%), the Mortgage Loan is secured by (i) the borrower’s leasehold interest in each of a marina and a portion of the land underneath the related parking garage at the Mortgaged Property and (ii) the fee simple interest in the remaining portions of the Mortgaged Property. The related ground lease between the City of New York, as ground lessor, and the borrower, as ground lessee, has an expiration date of May 28, 2028, with three, 10-year and one, 9-year renewal options. Annual ground rent is $122,957, subject to a schedule of escalations set forth in the related ground lease. The ground lease does not include certain customary lender protections and does not, among other things, provide that (i) the ground lease may not be amended, modified, canceled or terminated without prior written consent of the lender or (ii) the ground lessor is required to enter into a new lease with the lender upon rejection of the ground lease in a bankruptcy proceeding. In addition, the ground lease provides that any related insurance proceeds or condemnation awards will belong to and be subject solely to the control of the ground lessor.

With respect to the Wyndham National Hotel Portfolio Mortgage Loan (1.9%), a portion of the surface parking at the Travelodge – 2307 Wyoming Avenue Mortgaged Property is subject to a ground lease, which expires on January 30, 2028. The borrower has the right to purchase the lessor’s fee interest at the end of the term of the ground lease for a price of $300,000 and such amount was not reserved at origination.

With respect to the Magnolia Cove Apartments Mortgage Loan (0.4%), the Mortgage Loan is secured in part by the borrower’s leasehold interest in a 22-slip marina pursuant to a submerged land lease between the borrower, as lessee, and the State of Florida, as lessor that expires on September 4, 2031 (which is less than 20 years beyond the related Mortgage Loan maturity date).

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than twenty-nine (29) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 41 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●

With respect to the Kings Plaza Mortgage Loan (4.9%), the related Phase I ESA identified a controlled REC (a “CREC”) at the Mortgaged Property related to groundwater and soil contamination from USTs. Six leaking, 15,000 gallon No. 2 fuel oil USTs were removed from the Mortgaged Property in 1997 following the discovery of fuel oil in groundwater monitoring wells. Chlorinated volatile organic compounds were identified in the groundwater at concentrations exceeding the New York State Department of Environmental Conservation (“NYSDEC”) criteria, and the Mortgaged Property was subsequently enrolled in the NYSDEC Voluntary Cleanup Program in 2001. An additional No. 2 fuel oil release occurred in 2006. In 2018 the Mortgaged Property was transferred to the Brownfields Clean Up Program and remedial actions addressing these releases have successfully achieved soil cleanup objectives for commercial use, but residual groundwater contamination above the applicable commercial cleanup standards remains. Engineering and institutional controls were implemented at the Mortgaged Property, which included the filing of a deed restriction and environmental easement restricting the Mortgaged Property to commercial and industrial uses.

●

With respect to the Broadacres Office Park Mortgage Loan (3.3%), the related Phase I ESA identified a CREC at the Mortgaged Property relating to groundwater contamination due to leakage from the northern, adjacent property of trichloroethylene (“TCE”). According to a 2017 environmental report, prior groundwater sampling detected TCE levels above acceptable New Jersey Department of Environmental Protection (“NJDEP”) screening levels, which resulted in the NJDEP’s establishment of a Classification Exception Area/Well Restriction Area covering the adjacent property and the northern portion of the Mortgaged Property. The NJDEP New Jersey issued a Natural Attenuation Monitoring Permit (the “Monitoring Permit”) with biennial testing required. As of the most recent testing, the TCE levels were below the NJDEP threshold that would trigger a vapor intrusion investigation. Based on the analytical data provided to date, the ESA concluded that there are no concerns related to vapor intrusion at this time.

●

With respect to the Fleet Farm Mixed Use Mortgage Loan (3.3%), the related Phase I ESA identified two CRECs at the Mortgaged Property in connection with reported releases in (i) 1997 during the removal of certain underground storage tanks (“USTs”) related to the prior operation of a gas station at the Mortgaged Property with residual soil and ground water impacts including, among other things, petroleum volatile organic compounds and a related plume, and (ii) 1998 during the removal of certain USTs and above ground storage tanks related to the prior operation of a cement tile manufacturer at the Mortgaged Property with residual soil and ground water impacts including, among other things, benzene, trimethylbenene, methyl tert-butyl ether and naphthalene. In each instance, regulatory closure has been granted subject to certain deed restrictions and engineering controls including, among other things, the existing asphalt parking lot and building foundation and an obligation to maintain the same.

●

With respect to the Rollins Portfolio Mortgage Loan (1.5%), the Rancho Cordova Mortgaged Property (0.1%) was characterized as a CREC by the Phase I ESA because it is within the boundaries of the Aerojet General Corporation National Priorities List (“NPL”) site. The related Mortgaged Property was first listed on the NPL in 1983, and the responsible party has worked to contain and address contaminate impacts. The ESA states that contamination is currently contained (as of the date of the ESA), the treatment systems continue to reduce the size and concentration of the plumes and the impacted groundwater is not considered a vapor intrusion concern. Based on the analysis in the ESA that the extent of contamination has been delineated, a responsible party or parties with financial means to address the conditions has been identified, current institutional and engineering controls are in place, and ongoing response actions are being conducted at the related Mortgaged Property under regulatory oversight, the ESA concluded that the NPL site and associated groundwater contamination was properly mitigated and no further action or investigation is recommended.

●

With respect to the Copans Commerce Depot Mortgage Loan (1.4%), the related Phase I ESA recommended that (i) the contents of an unlabeled 55-gallon drum be characterized and disposed of and (ii) the existing groundwater monitoring wells be abandoned in accordance with applicable state and local guidelines and the Florida Department of Environmental Protection. The related Phase I ESA estimated a possible range of cost of $5,000 to $8,250 for the abandonment of such monitoring wells.

●

With respect to the Nanogate North America Mortgage Loan (1.0%), the related Phase I ESA identified a controlled recognized environmental condition in connection with the prior operation of a foundry at the Mortgaged Property. According to the Phase I ESA, soil sampling performed as part of a Brownfields Assessment within the limits of the former foundry in 2001 noted barium, cyanide, and phenol at levels that were not anticipated to present a threat of harm to human health or the environment. In 2006 and 2013, letters were issued by the State of Ohio Department of Environmental Protection Agency authorizing the redevelopment of the Mortgaged Property at the foundry sand disposal locations. At origination, the borrower obtained an environmental impairment insurance policy from Beazley USA Inc. with a policy limit of $10,000,000 per occurrence and in the aggregate, a $100,000 deductible and a term expiring on September 12, 2031.

●

With respect to the Warminster Business Center Mortgage Loan (0.7%), the related Phase I ESA obtained in connection with the origination of the Mortgage Loan identified a REC in connection with the Mortgaged Property’s location within the Naval Air Development Center Priorities List (Superfund) site. The environmental conditions on the Mortgaged Property were known at the time the Mortgaged Property was developed. Additionally, the Mortgaged Property is used for non-residential purposes, is provided with public potable water and no vapor intrusion condition is expected to be present in the buildings located on the Mortgaged Property. No further action or investigation appears warranted at this time.

●

With respect to the Nailah Commons Mortgage Loan (0.7%), the ESA for the related Mortgaged Property identified such property as listed on the UST, LUST, SHWS and BEA regulatory databases related to its historical property operations as a gas station from at least the 1930s until the late 1970s. Several environmental subsurface investigations and remedial activities were completed at the Property between 2006 and 2017. The 2015 investigation and soil removal activities resulted in the removal of approximately 788 tons of petroleum impacted soils and backfilling with approximately 791 tons of clean Class II sand. Additionally, the related Mortgaged Property was considered to be a Class 2 LUST site. However, the related Mortgaged Property is listed as open according to the Michigan Department of Environment, Great Lakes and Energy (EGLE) LUST database due to lack of submittal of appropriate technical project close out documentation. A Declaration of Restrictive Covenant for a Restricted Residential Corrective Action was recorded with the Wayne County Register of Deeds on November 17, 2017, restricting the use of wells at the related Mortgaged Property. The ESA for the related Mortgaged Property characterized the foregoing as a CREC and recommended no further action or assessment.

●

With respect to the LaSalle Parks Management Mortgage Loan (0.5%), the related Phase I ESA obtained in connection with the origination of the Mortgage Loan identified a REC at the Peru Estates Mortgaged Property (0.1%) in connection with the former operation of a gas station and presence of three tanks, which were reportedly removed from the Mortgaged Property by 1967. The related Phase I ESA recommended a limited Phase II site investigation be conducted to determine if the historical operation of a gas station has impacted the Mortgaged Property. The borrower obtained environmental insurance in lieu of a limited Phase II site investigation. Sirius Group provided an environmental insurance policy with a $2,000,000 limit per each pollution condition and $2,000,000 in the aggregate, with self-insured retention of $25,000. The policy covers legal liability and cleanup costs for new and pre-existing conditions and includes business interruption. The policy is dedicated to the Mortgaged Property and the initial term is through August 17, 2034.

●

With respect to the First Student Industrial Portfolio (0.3%), the ESA for the 1947 E Brooks Rd Mortgaged Property (0.2%) identified a REC. Based on the analytical results from the oil-water separator (“OWS”) closure report dated April 29, 2021, residual tetrachloroethene impacts remain after impacted soils along with the former OWS were removed and a new OWS was installed. At origination, the borrower obtained an environmental impairment liability insurance policy from Great American Insurance Group (Great American E & S Insurance Company) (A.M. Best A+ (Superior), S&P A+ and Moody’s A1), naming the lender and its successors, assigns and affiliates as their interests may appear as an additional named insured, with a policy limit of $1,000,000 per incident and in the aggregate and a deductible of $50,000 and a policy term that extends three (3) years beyond the term of the Mortgage Loan. The premium was paid in full at origination.

Mortgaged Properties Subject to Local Law 97

With respect to the One SoHo Square, Kings Plaza, 15-17 Park Avenue and 639 11th Avenue Mortgage Loans (collectively, 15.8%), the related Mortgaged Property is located in New York City and is subject to Local Law 97. See “Risk Factors—Risks Relating to the Mortgage Loans—Energy Efficiency and Greenhouse Gas Emission Standards Set By New York City’s Local Law 97 May Adversely Affect Future Net Operating Income at Mortgaged Real Properties Located in New York City”.

With respect to the One SoHo Square Mortgage Loan (7.1%), the Mortgaged Property complies with the 2024 emissions standards set by New York City’s Local Law 97; however, a portion of the Mortgaged Property does not meet the 2030 emissions standards. In the event the Mortgaged Property fails to comply with the 2030 emissions standards, the Mortgaged Property would be subject to a penalty in the amount of approximately $108,000 per year.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to the 15 largest Mortgage Loans with PIP amounts exceeding 10% of the related Cut-off Date Balance.

●

With respect to the Wyndham National Hotel Portfolio Mortgage Loan (1.9%), the borrower is performing an estimated $6,449,780 in franchisor-mandated PIPs at the Baymont Inn & Suites – 3475 Union Road, Baymont Inn & Suites – 2300 Valley West Court, Baymont Inn & Suites – 1608 East Business US 60, Baymont Inn & Suites – 95 Spruce Road, Baymont Inn & Suites – 2700 North Diers Parkway, Baymont Inn & Suites – 2006 North Merrill Avenue, Baymont Inn & Suites – 100 15th Street Southeast, Travelodge – 800 West Laramie Street, Baymont Inn & Suites – 1051 North Market Street, Super 8 – 2545 Cornhusker Highway, Super 8 - 720 Royal Parkway, Baymont Inn & Suites – 451 Halligan Drive, Baymont Inn & Suites – 2005 Daley Street, Travelodge – 1177 East 16th Street, Baymont Inn & Suites – 6390 US-93, Baymont Inn & Suites - 35450 Yermo Road and Baymont Inn & Suites – 1731 South Sunridge Drive Mortgaged Properties. At origination, the borrower reserved $7,417,247 (representing approximately 115% of the estimated cost of the franchisor-mandated PIP, generally including upgrades to common areas, guest rooms, exteriors and landscaping) into a PIP reserve in connection with such renovations.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than twenty-nine (29) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●

With respect to the Crystal at Cascade Mortgage Loan (1.8%), four criminal incidents have occurred at the related mortgaged property since 2019, including an armed robbery, an assault and two shootings. We cannot assure you that this will not impact the leasing at the related Mortgaged Property or whether the related borrower or Mortgaged Property may be named in a future civil lawsuit relating to any of the aforementioned incidents.

●

With respect to the Darien Business Center Mortgage Loan (1.7%), the related borrower sponsors are defendants of an ongoing lawsuit relating to a third-party borrower to whom they made a loan. The related borrower alleges that the borrower sponsors impeded the ability of such borrower to refinance and maintain ownership of the property securing the related loan. The sponsors have requested a motion to dismiss the related lawsuit on the grounds that the related plaintiff waived their right to file such claim in connection with a forbearance agreement executed by the plaintiff, however we cannot assure you that the foregoing litigation will not have a material adverse effect on the related borrower sponsors. Additionally, Steve Young, one of the related borrower sponsors, was ordered to cease and desist from committing or causing any violations and was ordered to pay disgorgement of $28,987 plus interest by the SEC in connection with a September, 2013 SEC hearing relating to an alleged violation in marketing to four non-accredited investors.

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With respect to The Federal Collection Mortgage Loan (1.1%), Net Lease Capital Advisors, Inc. (“Net Lease”), the real estate investment and advisory company co-founded by the related borrower sponsor, of which the borrower sponsor is the chief financial officer, is subject to a pending lawsuit filed in 2018 by a real estate brokerage entity seeking payment of a 2.0% commission fee, totaling $1.3 million, in connection with the sale of an office building in Austin, Texas to Net Lease. The case is currently in the discovery phase. An affiliate of Net Lease, Big Ox Energy - Siouxland, LLC (“Big Ox”) and the City of South Sioux City, Nebraska (the “City”) are defending 16 related lawsuits filed in 2017 by several homeowners alleging personal injuries and property damages caused by the intrusion of gases from wastewater discharges into the municipal sewer system in connection with an anaerobic renewable bio-gas production facility operated by Big Ox in the City for approximately two months in late 2016. The lawsuits demand millions of dollars in damages; however, according the borrower sponsor, the plaintiffs have been unable to provide proof of any hydrogen sulfide gases present in their homes. The cases remain ongoing and the parties are currently engaged in a global mediation to settle all related claims. The borrower sponsor is not personally named in the lawsuit. A default judgment against Big Ox and an affiliate, Big Ox Energy, LLC, is separately on record since October 2019, obtained by a company seeking recovery of unpaid invoices in the amount of $506,015. Negotiations with the plaintiff are ongoing. We cannot assure you that the foregoing litigation matters will not have a material adverse impact on the related borrower sponsor.

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With respect to the ISJ New York Portfolio Tranche 2 Mortgage Loan (0.9%), Uzi Shvut, one of the borrower sponsors, is named as a defendant in ongoing action brought by People’s United Bank in November 2020. People’s United Bank alleges that it is owed the sum of approximately $1.35 million (plus interest and other charges and fees) on a note collateralized by a commercial building unrelated to the Mortgaged Property and guaranteed by Mr. Shvut. Mr. Shvut answered the complaint generally denying People’s United Bank’s allegations and asserting affirmative defenses. According to the filings, the building which secured the note was destroyed by fire on April 17, 2019. According to Mr. Shvut, the majority of the insurance proceeds received were expended for the safe demolition of the building in accordance with the loan documents with People’s United Bank. Additionally, Mr. Shvut claims that he received approval on his plans from the city’s building department to rebuild the property; however, he is waiting for the matter to be settled with People’s United Bank before he begins to rebuild the building. According to Mr. Shvut, he continued to make debt service payments out of pocket on the property up until the point when litigation was threatened in early 2020.

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With respect to the College Metcalf Mortgage Loan (0.7%), the borrower sponsor and guarantor, E. Stanley Kroenke, is one of several defendants under complaints filed in April 2016 by the City of St. Louis, the County of St. Louis and the Regional Convention and Sports Complex Authority related to the decision to relocate the St. Louis Rams to Los Angeles. Allegations include, among other things, (i) breach of contract, (ii) unjust enrichment, (iii) fraudulent misrepresentation, and (iv) tortious interference with business expectations. The plaintiffs seek damages and restitution of profits. The litigation is in the discovery phase.

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With respect to the Willow Way Apartments Mortgage Loan (0.3%), the borrower sponsors, Jeffrey Chew (“Chew”) and Fred Knoll (“Knoll”) are subject to a pending lawsuit related to Chew’s former employment with Tzadik Management. With respect to Chew, the pending lawsuit alleges breach of a confidentiality agreement and fiduciary duty for soliciting investors and conducting competing transactions during and after his employment with Tzadik Management. With respect to Knoll, the pending lawsuit alleges tortious interference with advantageous business relationship. According to Chew’s litigation counsel, exposure is estimated to be in the range of the high five figures to low six figures. The Mortgaged Property is not subject to the pending lawsuit.

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With respect to the Walgreens Hatillo Mortgage Loan and the Walgreens Bel Air Mortgage Loan (collectively, 1.2%), the related borrower sponsors are subject to three pending lawsuits related to their ownership interests in investment entities that developed real properties other than the Mortgaged Properties. All of the lawsuits are brought by one individual investor. In the first pending lawsuit, the plaintiff claims (i) wrongful dilution of his ownership interest resulting from admission of other investors to the investment entity, (ii) failure to distribute net cash flow, (iii) failure to maintain and produce records and (iv) wrongful expulsion from the investment entity without a return of his capital. The plaintiff seeks damages in excess of $6 million. According to the borrower sponsors, the plaintiff’s motions for a preliminary injunction and for an order of attachment were denied and the action is now in the discovery stage. The borrower sponsors have represented to the lender that the investment entity has held any net cash flow that was otherwise to be distributed to the plaintiff and has not otherwise redistributed the plaintiff’s capital account, so that those funds are available should the Court rule that the plaintiff is entitled to those sums. In the second pending lawsuit, the plaintiff claims he made an investment of approximately $3.3 million, and alleges (i) excessive fees related to a 2014 refinancing of the investment property, (ii) wrongful dilution of his interests, (iii) self-dealing tied to construction of the investment property, (iv) failure to pay the plaintiff’s share of certain acquisition and syndication fees and (v) failure to maintain and produce records. The third pending lawsuit, relating to four other properties in which the plaintiff invested, includes claims of breach of fiduciary duty, breach of contract, fraud and negligence. According to the borrower sponsors, such properties were variously sold or the plaintiff had already been bought out during the 2011-2013 timeframe. Answers denying the substantive claims and asserting affirmative defenses have been served in the second and third actions, both of which are currently in the discovery stage. We cannot assure you that the foregoing litigation matters will not have a material adverse impact on the related borrower sponsors.

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With respect to the Breighton Apartments Mortgage Loan (0.6%), the related borrower sponsor, Robert Adatto, was a defendant to a civil action filed by certain prior co-investors in the Mortgaged Property seeking a forced sale of the Mortgaged Property due to an alleged failure to pay equity distributions from the Mortgaged Property. According to the borrower sponsor, the Mortgaged Property was still undergoing renovation and in a lease-up period during that time and there were therefore insufficient cash flows at the Mortgaged Property to make such equity distributions. At origination, the borrower sponsor bought out the prior co-investors in full and the action was dismissed.

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With respect to the Fort Ventura MHC Mortgage Loan (0.3%), the SEC alleged that one of the guarantors for the related Mortgage Loan conducted insider trading in April of 2015 in violation of certain provisions of the Securities Exchange Act of 1934. Without admitting or denying any of the findings, the related guarantor agreed to the entry of a cease and desist order and paid an amount equal to $72,645, which represented disgorgement of profits, interest and penalties.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Fifty-seven (57) of the Mortgage Loans (collectively, 60.7%) were originated in connection with borrower’s refinancing of a previous mortgage loan.

●	Thirty-four (34) of the Mortgage Loans (collectively, 35.4%) were originated in connection with the borrower’s acquisition of related Mortgaged Property.

●	Three (3) of the Mortgage Loans (collectively, 4.0%) were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

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With respect to the Murrieta Spectrum Mortgage Loan (2.3%), previous financings of the Mortgaged Property include a $38.9 million mortgage loan originated in October 2005 that was securitized in the GSMS 2006-GG6 transaction. The loan was transferred to special servicing in April 2009 and a receiver was placed at the Mortgaged Property in August 2009. In January 2011, a loan modification was approved, which split the loan into a $17.4 million A Note and a $23.2 million B (hope) Note and required the related borrower sponsors to contribute $4.6 million of fresh equity. In July 2012, the loan was returned to the master servicer and performed until the Mortgaged Property was refinanced in September 2015 through a new, five-year $20.6 million mortgage loan that was securitized in the COMM 2015-LC23 transaction. Upon maturity in October 2020, a 60-day forbearance agreement was granted due to lack of refinance opportunities during the COVID-19 pandemic, extending the loan maturity to December 2020. The loan remained in special servicing while the borrower sponsors continued to make regular debt service payments. The Murrieta Spectrum Mortgage Loan refinanced such prior loan, which was paid off in full on August 27, 2021.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the issuing entity. For example:

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With respect to the Fleet Farm Mixed Use, Murrieta Spectrum, Urban Grove, Copans Commerce Depot, Chandler Business Center, The Federal Collection, Nanogate North America, ISJ New York Portfolio Tranche 2, Westgate Shopping Center, Warminster Business Center, 961 Seneca Avenue, Century Storage Davenport, Palm Court Apartments, Magnolia Cove Apartments and Hickory Terrace Apartments Mortgage Loans (collectively, 16.7%), (a) within the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, sale at a loss or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) within the last 10 years, the Mortgaged Property was acquired by the related borrower or an affiliate thereof or a seller thereto from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower or principal bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans, we note the following:

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With respect to the Fleet Farm Mixed Use Mortgage Loan (3.3%), the related borrower sponsor, Jeff Pori, previously sponsored a property securing a loan that went into default and was subject to a foreclosure proceeding in which the related lender, Bank of America, obtained an approximate $6.0 million deficiency judgment. After failing to reach a settlement with Bank of America, Mr. Pori, one of the related recourse guarantors under the loan, filed for bankruptcy in 2012. Mr. Pori exited bankruptcy in 2013.

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With respect to the Murrieta Spectrum Mortgage Loan (2.3%), two of the related borrower sponsors, Ming Yang Lee and her son, Tsu Ho Lee, previously sponsored a property (unrelated to the collateral) securing a $3.7 million mortgage loan that was securitized in the CSFB 2005-6 transaction, which went into default and the lender placed a receiver at the property in May 2013 and filed for foreclosure in April 2014. The property was sold at auction in October 2014 for $2.9 million, which resulted in a 28% loss to the related trust. The same borrower sponsors sponsored another property (unrelated to the collateral) that secured a $20.5 million mortgage loan that was securitized in the UBS 2019-C17 transaction, which went into default and transferred to special servicing in 2020. The borrower sponsors submitted a proposal to transfer funds from the TI/LC reserve to pay the past due debt service, which was approved by the special servicer in August 2021. The loan is expected to be removed from special servicing and return to being serviced by the master servicer by November 2021, according to Trepp. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” above.

For additional information regarding the status of the Mortgage Loans since the date of origination, see “—COVID Considerations”.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty no. 39 and no. 40 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

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Twenty-seven (27) of the Mortgaged Properties (collectively, 17.3%) are each leased to a single tenant (excluding any that are part of a portfolio with Mortgaged Properties leased to two or more tenants in the aggregate). See Annex A-1 to this prospectus.

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Ten (10) of the Mortgaged Properties (collectively, 11.1%) have a tenant that leases over 50% (by net rentable area) of the Mortgaged Property (other than the single tenant Mortgaged Properties identified above).

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in this prospectus.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Prospective investors are encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as Morris Corporate Center and Murrieta Spectrum.

The Mortgaged Properties identified in the table below are occupied by a single tenant under a lease which expires prior to, or within 12 months after, the related maturity date.

Mortgaged Property	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date
DPR Office	0.8%	Yes	12/31/2028	8/6/2031
First Student Industrial Portfolio – 180 Mendel Dr SW	0.2%	No	12/31/2030	8/6/2031
First Student Industrial Portfolio – 1947 E Brooks Rd	0.1%	No	7/31/2031	8/6/2031
The Federal Collection - 4 Farm Colony Drive	0.2%	No	9/30/2028	2/6/2031
The Federal Collection - 84 North Main Street	0.2%	No	2/28/2024	2/6/2031
The Federal Collection - 6669 Short Lane	0.1%	No	5/6/2027	2/6/2031
The Federal Collection - 415 Green Street	0.1%	No	11/22/2025	2/6/2031

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For more information on lease terminations see the footnotes to Annex A-1 to this prospectus.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 to this prospectus and the accompanying footnotes for additional information, as well as the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as Kings Plaza, Morris Corporate Center and Murrieta Spectrum.

Set forth below are certain government leases that individually are among the top 5 tenants at the related Mortgaged Property and have termination options associated with appropriation rights or are otherwise unilaterally terminable by the tenant.

Mortgaged Property	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of U/W Base Rent
The Federal Collection - 201 Saint Michael Street	0.5%	GSA US Army Corps of Engineers	37.3%	37.0%
The Federal Collection - 4 Farm Colony Drive	0.2%	GSA Allegheny National Forest	100%	100%
The Federal Collection - 84 North Main Street	0.2%	GSA Social Security Administration	100%	100%
The Federal Collection - 6669 Short Lane	0.1%	GSA US Fish and Wildlife Services	100%	100%
The Federal Collection - 415 Green Street	0.1%	GSA US Labor Dept	100%	100%

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property, as set forth below:

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With respect to the One SoHo Square Mortgage Loan (7.1%), Flatiron Health, the largest tenant at the Mortgaged Property, subleases approximately 30,668 square feet (approximately 13.7% of NRA) of its space to Petal Card, Inc. for a term expiring in June 2024 at approximately 35% of Flatiron Health’s contractual rent. In addition, Flatiron Health is currently marketing an additional 10,223 square feet (approximately 4.6% of NRA) of its space for sublease.

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With respect to the One SoHo Square Mortgage Loan (7.1%), Flatiron Health, the largest tenant at the Mortgaged Property, has pre-leased the space that is currently leased to Double Verify, representing 3.9% of the NRA at the Mortgaged Property, for a term commencing subsequent to Double Verify’s lease expiration in November 2023. Flatiron Health is anticipated to take occupancy of the Double Verify space in March 2024 under a term that is co-terminus with the other Flatiron Health spaces expiring in February 2031. We cannot assure you that Flatiron Health will take occupancy of or begin paying rent on the Double Verify space as expected or at all.

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With respect to the One SoHo Square Mortgage Loan (7.1%), Juul Labs, the fifth largest tenant at the Mortgaged Property, is not yet in physical occupancy of its space. The space is currently on the market for sublease, although Juul Labs has been paying its rent.

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With respect to the 356-362 E 148th Street Mortgage Loan (2.4%), Samaritan Village, the largest tenant at the Mortgaged Property, is not occupying all of its space and is entitled to rent abatement in the amount of $436,317 for October 2021, which was reserved at the origination of the mortgage loan. The tenant has been phasing in occupancy since mid-August and will resume paying full, unabated rent in November 2021.

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With respect to the Murrieta Spectrum Mortgage Loan (2.3%), STG International, the third largest tenant the Mortgaged Property, executed a lease with a commencement date of October 1, 2021 that is scheduled to expire on September 30, 2031. At origination, $94,981 was reserved for gap rent until the lease commencement.

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With respect to the DPR Office Mortgage Loan (0.8%), the sole tenant, DPR Construction, subleases 5,980 sq. ft. of its space to Culturra (17.2% of NRA), on a five-year sublease that commenced on August 1, 2014 and was extended for five years to July 31, 2024. Culturra currently pays rent of $34.78 per sq. ft. modified gross with 3.0% annual increases. The subtenant may terminate at any time during the term with 180 days’ notice and a termination fee equal to three months’ rent. The sole tenant also subleases 830 sq. ft. to Clear Sky Wealth (2.4% of NRA), on a three-year sublease that commenced on May 1, 2018 and was extended to April 30, 2022. Clear Sky Wealth currently pays rent of $29.02 per sq. ft. modified gross with 4.0% annual increases. The subtenant may terminate at any time during the term with 60 days’ notice and a termination fee equal to three months’ rent. Regardless of any subleasing at the Mortgaged Property, the sole tenant assumes all tenant obligations for the entire Mortgaged Property, and, according to the borrower sponsor, both sublease spaces have been occupied since DPR Construction’s initial acquisition of the Mortgaged Property in June 2008.

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With respect to the Warminster Business Center Mortgage Loan (0.7%), ADT, the largest tenant at the Mortgaged Property, has not yet taken occupancy but has an executed lease for 20,805 square feet and is not yet paying rent. Gap rent has been reserved in an amount of approximately $32,220.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For more information see Annex A-3 to this prospectus and the accompanying footnotes for additional information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

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Parkway Irvine, Fleet Farm Mixed Use, Darien Business Center, DPR Office, Parkwood Plaza, 639 11th Avenue, Walgreens Hatillo, Holland Point, Walgreens Bel Air, Walgreens Decatur, Wyndham National Hotel Portfolio – Travelodge – 1710 Jefferson Street, Wyndham National Hotel Portfolio – Travelodge – 8233 Airline Highway, Wyndham National Hotel Portfolio – Travelodge – 2680 Airport Road, Wyndham National Hotel Portfolio – Travelodge – 123 Westvaco Road, Wyndham National Hotel Portfolio – Baymont Inn & Suites – 100 15th Street South East and Wyndham National Hotel Portfolio – Travelodge – 108 6th Avenue Mortgaged Properties (collectively, 13.6%) are each subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, we note the following:

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With respect to the Parkway Irvine Mortgage Loan (3.7%), the Irvine Company LLC, the Irvine Company LLC, as successor-in-interest to a prior owner of the Mortgaged Property, has a right of first offer to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property. Pursuant to a subordination, non-disturbance and attornment agreement, for so long as the total Mortgage Loan indebtedness does not, in combination with the principal amount of any other superior liens encumbering the Mortgaged Property, exceed 95% of the fair market value of the Mortgaged Property as of the date of origination, the right of first refusal does not apply to a transfer of the Mortgaged Property in connection with (i) a foreclosure, (ii) a deed-in-lieu of foreclosure or (iii) any offer, notice, pleading, agreement, transaction or other event or condition of any kind arising out of or relating to any of the events referred to in the foregoing clauses (i) and (ii).

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With respect to the Fleet Farm Mixed Use Mortgage Loan (3.3%), the sole tenant, Fleet Farm Group, LLC, has a right of first offer to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property to a third party that is not an affiliate of the borrower. The right of first offer does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure.

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With respect to the Wyndham National Hotel Portfolio Mortgage Loan (1.9%), (i) the lodging contracts entered into between the borrower and Union Pacific Railroad Company relating to each of the Travelodge – 1710 Jefferson Street, Travelodge – 8233 Airline Highway and Travelodge – 2680 Airport Road Mortgaged Properties give Union Pacific Railroad Company a right to negotiate to purchase each related Mortgaged Property in the event of a proposed sale of any of such Mortgaged Properties, which does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure, (ii) the Travelodge – 123 Westvaco Road Mortgaged Property is subject to a right of first refusal in favor of a prior owner in the event of a proposed sale or lease of the related Mortgaged Property, which does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed in-lieu of foreclosure, (iii) the Baymont Inn & Suites – 100 15th Street Southeast Mortgaged Property is subject to a purchase option in favor of Canadian Pacific, with an option price based on the lesser of (a) the development costs of the related hotel (reduced by 1.12% on each anniversary of the term of the related lodging contract) and (b) an amount between $2,912,059 and $3,229,709, depending on the date of exercise of the purchase option and whether the borrower is required to supply a generator, which does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed in-lieu of foreclosure, and (iv) the lodging contract entered into between the borrower and BNSF Railway Company with respect to the Travelodge – 108 6th Avenue Mortgaged Property grants BNSF Railway Company the right to cause the borrower, at the expense of BNSF Railway Company, to relocate the related lodging facility, which does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed in-lieu of foreclosure. In the event that the options referenced in clauses (iii) or (iv) above are exercised, the borrower will be required to release the applicable Mortgaged Property in accordance with the terms of the Mortgage Loan documents, including, without limitation, making a prepayment in an amount equal to 120% of the allocated loan amount for such Mortgaged Property plus any applicable yield maintenance premium. In addition, upon such release, the borrower’s obligations under the related rail contract will terminate.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties, excluding master leases with respect to Mortgage Loans identified under “–Mortgage Pool Characteristics–Delaware Statutory Trusts,” at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Gainey Ranch Corporate Center II Mortgaged Property (3.0%), Dansons US, LLC, the sole tenant at the Mortgaged Property, is an affiliate of the borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For more information on affiliated leases see the footnotes to Annex A-1 to this prospectus.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the Broadacres Office Park Mortgage Loan (3.3%), the borrower sponsor owns a competitive property within a one mile radius of the related Mortgaged Property.

●	With respect to the Morris Corporate Center Mortgage Loan (3.3%), the borrower sponsor owns four competitive properties within a thirty mile radius of the related Mortgaged Property.

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With respect to the Pleasant Valley Apartments Mortgage Loan (2.9%), the borrower sponsor is in the process of completing a new multifamily property located approximately seven miles from the Mortgaged Property that is expected to be directly competitive with the Mortgaged Property.

Additionally, borrower sponsors may own or operate other properties that are directly or indirectly competitive with the Mortgaged Properties. See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Twenty-seven (27) of the Mortgaged Properties (11.7%)

are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 14.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

With respect to thirty-seven (37) Mortgage Loans (collectively, 56.2%) the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies. See representation and warranty nos. 17 and 30 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide all or certain required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. Described below are Mortgage Loans having such third party insurance or self-insurance conditions:

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With respect to the Fleet Farm Mixed Use, Cooper Standard HQ, Merit Medical Systems, Rollins Portfolio, Nanogate North America, DPR Office, Walgreens Hatillo and Walgreens Bel Air Mortgage Loans (collectively, 12.8%), the related borrower may rely on the single tenant’s, owner’s association, ground lease tenant’s or owner’s association’s insurance or, in some cases, self-insurance, so long as the single tenant’s, significant tenant’s, owner’s association or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or, if applicable, self-insurance meets the requirements under the related loan documents or (in certain cases) of the related lease. Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant or owner’s association fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally (but not in all cases) must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions, if any, to representation and warranty nos. 17 and 30 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property or tax abatements benefiting the Mortgaged Property. See “—Environmental Considerations” and “—Real Estate and Other Tax Considerations”.

In the case of certain such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. Certain of the Mortgaged Properties are subject to such restrictions or have other zoning issues. For example:

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With respect to the Atlantic Avenue Mixed Use Portfolio Mortgage Loan (0.8%), the 218 Atlantic Avenue Mortgaged Property (0.3%) by allocated loan amount) is legally non-conforming with respect to the H&R Block professional tenant as, pursuant to the zoning code, a professional tenant is not permitted to operate within 50 feet of the street line along Atlantic Avenue. In the event of a casualty to this Mortgaged Property of more than 75% of the total floor area, the property may only be restored in conformance with current zoning laws.

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With respect to the Royal Park Apartments Mortgage Loan (0.5%), the property is considered legal-nonconforming as to use. The Mortgage Loan is recourse for losses associated with such legal nonconformance. Law and ordinance insurance coverage has been obtained. The Mortgaged Property may be restored to its original specifications and use if such restoration is completed within 12 months and the Mortgaged Property was not damaged to an extent of more than 75% of its value.

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With respect to the Taco Town Apartment Mortgage Loan (0.2%), the related Mortgaged Property is legal-nonconforming as to use. Recourse for losses associated with such legal non-conforming use is included in the related the loan documents. Law and ordinance insurance coverage has been obtained with respect to the related Mortgage Loan. If the Mortgaged Property is destroyed to an extent of more than 60% of its replacement cost at the time of destruction, it may not be rebuilt except in conformance with the current zoning code.

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With respect to the Pittsburgh MHC Mortgage Loan (0.2%), the use of the portion of the Mortgaged Property located at 921 Russellton Road as a self-storage facility and a multifamily dwelling are pre-existing legally non-conforming uses, as self-storage and multifamily uses are not permitted uses under current zoning laws. In the event any nonconforming building or structure is accidentally damaged or destroyed, the property may be restored to its legally non-conforming use, provided that such restoration is completed within one year of the casualty. The use of the portion of the Mortgaged Property located at 572 Low Grade Road as a self-storage facility is a pre-existing legally non-conforming use, as self-storage is not a permitted use under current zoning laws. In the event of a casualty to a structure, other than a dwelling, consisting of 50% or less of the gross floor area, the property may be restored to its legally non-conforming use, provided that such restoration is commenced within 18 months of the casualty. The use of the portion of the Mortgaged Property located at 125 Spring Road as a self-storage facility is a pre-existing legally non-conforming use, as self-storage is not a permitted use under current zoning laws. In the event of a casualty to a structure, other than a dwelling, consisting of 50% or less of the gross floor area, the property may be restored to its legally non-conforming use, provided that such restoration is commenced within 18 months of the casualty.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 7 and 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. For example:

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With respect to the Broadway Square Phase 1 Mortgage Loan (0.5%), the related Mortgaged Property is subject to a conservation easement agreement that requires the preservation of the architectural and historical features of the related Mortgaged Property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table under “Description of the Mortgage Pool—Definitions”, above. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

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With respect to the One SoHo Square Mortgage Loan (7.1%), the liability of the related non-recourse carveout guarantor for any bankruptcy-related recourse events is subject to a cap of 10% of the then-outstanding principal balance of the related whole loan. In addition, there is no separate non-recourse carve-out for losses associated with breaches of the environmental covenants contained in the Mortgage Loan documents, provided, however, that the guarantor did enter into a separate environmental indemnity agreement.

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With respect to the Rollins Portfolio Mortgage Loan (1.5%), the environmental indemnity and the non-recourse carveout for losses with respect to breaches of environmental covenants are capped at the original principal amount of the Mortgage Loan. In addition, the environmental indemnity provides that if the borrower obtains an environmental insurance policy meeting requirements set forth in the indemnity, the lender will be required to make claims under the environmental policy for a specified period prior to exercising any rights and remedies under the environmental indemnity.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

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With respect to the One SoHo Square Mortgage Loan (7.1%), the Mortgaged Property has received a final certificate of eligibility from the New York Department of Finance with respect to two retrospective tax abatements for the Mortgaged Property under the New York Industrial and Commercial Abatement Program (an “ICAP Abatement”). Once the ICAP Abatement benefits are in effect, they are expected to be retroactive for the 2017/2018 tax year for the portion of the Mortgaged Property located at 161 Avenue of the Americas and for the 2018/2019 tax year for the portion of the Mortgaged Property located at 233 Spring Street and to run for a term of ten years from the applicable commencement date. Each ICAP Abatement is expected to provide a 100% exemption on the increase in property taxes due to the associated redevelopment of the Mortgaged Property for the initial five years of the term of such abatement and is then expected to phase down by 20% each year during the remaining five years of the term. Taxes were underwritten inclusive of the ICAP Abatements.

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With respect to the Kings Plaza Mortgage Loan (4.9%), a portion of the Mortgaged Property occupied by Lowe’s Home Centers is subject to a 15-year Industrial & Commercial Incentive Program (“ICIP”) tax abatement that expires in the 2025/2026 tax year. Under the ICIP tax abatement, taxes are payable on the underlying land and improvements; however, any taxes related to increased assessments on such improvements are fully abated through the 2020/2021 tax year. Commencing in the 2021/2022 tax year, such increases are then phased in at 20% increments through the expiration of the related ICIP abatement. For the 2019/2020 tax year, abated taxes for the applicable land and improvements were approximately $703,327 (as opposed to unabated taxes of approximately $1,058,379). Under its related lease, Lowe’s Home Centers remains directly responsible for all tax payments due on the applicable land and improvements (including in the event the ICIP abatement was no longer in effect).

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With respect to the Kings Plaza Mortgage Loan (4.9%), the collateral includes all of the equity interests in Kings Plaza Energy LLC, an affiliate of the Kings Plaza borrower, as well as a pledge of the equity interests in the Kings Plaza borrower. Because the pledged equity interests may not qualify as an interest in real property or as personal property incidental to real property for U.S. federal income tax purposes, upon a foreclosure, the Treasury Regulations may restrict the trust from taking title to such equity interest. Therefore, upon the occurrence of an event of default under the Mortgage Loan and an ensuing foreclosure with respect to the Mortgage Loan, the pooling and servicing agreement may not permit the Trust to take title to the equity interests in Kings Plaza Energy LLC and/or the Kings Plaza borrower (unless an opinion of counsel is provided indicating otherwise), but rather will require the trust to either (i) exercise the legal remedies available to it under the applicable law, or (ii) sell such equity interests and apply the proceeds toward the repayment of the Mortgage Loan. Depending on marking conditions, the proceeds from the sale of such equity interests could be less than the proceeds that would be received if the special servicer had taken title to such equity interest and sold them at a later date.

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With respect to the 356-362 E 148th Street Mortgage Loan (2.4%), the office space has been leased to Samaritan Village, a 501(c)(3) nonprofit and is structured as a leasehold condominium, whereby the office space will be exempt from taxes for a 30-year period. The parking space, leased to CSB Parking LLC will be subject to real estate taxes.

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With respect to the Merit Medical Systems Mortgage Loan (2.1%), the Mortgaged Property benefits from a tax abatement program with the city and county, which allows for a reduction in the Mortgaged Property’s appraised value. The Mortgaged Property’s tax abatement terminates at the end of 2021.

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With respect to the 1133 E. Columbia Ave Mortgage Loan (0.9%), the related Mortgaged Property benefits from a 10 year tax abatement beginning in the year ending December 31, 2021, pursuant to which the property taxes for the related Mortgaged Property are payable solely on the assessed value of the land and not the improvements at the Mortgaged Property. The Mortgage Loan was underwritten based on the average projected property taxes due over the next 12-year period.

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With respect to the Nailah Commons Mortgage Loan (0.7%), the related Mortgaged Property benefits from a tax abatement as a result of the Obsolete Property Rehabilitation Act adopted by the State of Michigan, which such abatement began in 2008 and has the effect of freezing the property tax liability with respect to the Mortgaged Property for a term of 10 years. The Mortgaged Property will cease to benefit from the aforementioned tax abatement in the tax year 2029, which is during the term of the Mortgage Loan. Taxes at the underwritten property were underwritten based on projected actual future taxes using a 2.5% annual growth factor with respect to the taxes due at the related Mortgaged Property over a 10-year period.

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With respect to the 222 On Main Mortgage Loan (0.6%), the residential portion of the related Mortgaged Property is subject to a 11-year partial abatement (the “Residential Abatement”) of the increase in property taxes resulting from the recent rehabilitation of the related residential portion of the Mortgaged Property, which such abatement ends on October 31, 2031. The Residential Abatement is in an amount equal to 100% of the increase in assessment that would otherwise be due for tax year 2021 as a result of the recent rehabilitation, and the amount of such abatement phases out over its 11-year term. The commercial portion of the related Mortgaged Property is subject to a 7-year partial abatement (the “Commercial Abatement”) of the increase in property taxes resulting from the recent rehabilitation of the related commercial portion of the Mortgaged Property, which such abatement ends on October 31, 2028. The Commercial Abatement is in an amount equal to 100% of the increase in assessment that would otherwise be due for tax year 2021 as a result of the recent rehabilitation, and the amount of such abatement phases out over its 7-year term. The Mortgage Loan was underwritten based on the average estimated tax payments required over the term of the Mortgage Loan.

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With respect to the 961 Seneca Avenue Mortgage Loan (0.6%), the Mortgaged Property is currently pending approval for a J-51 tax exemption and abatement, which would last for a period of 14 years, with a 100% exemption for 10 years followed by a 20% phase-out in each of the succeeding four years. Assuming the tax abatement commences in 2021, full unabated taxes for the Mortgaged Property would be due in 2036. The lender underwrote to the abated straightlined taxes of $13,839.

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With respect to the Royal Park Apartments Mortgage Loan (0.5%), the related Mortgaged Property is subject to a “PILOT” program. In order to obtain the benefit of such PILOT program, the fee interest in the related Mortgaged Property was conveyed to the City of Gladstone, Missouri and ground leased back to the related borrower. The ground lease expires on December 1, 2034, with no renewal options. The ground lease was executed in connection with (i) a performance agreement (the “Performance Agreement”) and (ii) a bond issuance by the City in the principal amount of $4,070,000 (the “Bonds”). The Performance Agreement provides for the exemption of the related Mortgaged Property from ad valorem taxation. In lieu of ad valorem taxation, the related mortgage borrowers are required to make a payment in lieu of taxes by December 31 of each year according to a schedule set forth in the ground lease. The Bonds (i) are secured by (and funded solely from) the rent payments due under the ground lease, (ii) have an interest rate of 6%, and (iii) mature on December 1, 2034. The related Mortgage Borrowers have represented that they are the sole holders of the Bonds. Upon the payment in full or redemption of the Bonds pursuant to the ground lease, the related mortgage borrower has the option, and is obligated to, to repurchase the fee interest in the Mortgaged Property in exchange for the redemption of the Bonds.

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With respect to the Broadway Square, Phase I Mortgage Loan (0.5%), the related Mortgaged Property benefits from a 15-year tax abatement in connection with a prior renovation of the Mortgaged Property, which abatement ends December 31, 2028. The related tax abatement has the effect of abating 70.5% of the improvement in the market value of the related Mortgaged Property resulting from such prior renovation for the term of such abatement.

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With respect to the 1331 South Juniper Street Mortgage Loan (0.4%), the related Mortgaged Property benefits from a 10 year tax abatement beginning in the year ending December 31, 2022, pursuant to which the property taxes for the related Mortgaged Property are payable solely on the assessed value of the land and not the improvements at the Mortgaged Property. The Mortgage Loan was underwritten based on the average projected property taxes due over the next 12-year period.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since the date of origination if such Mortgage loan has been originated within the past 12 months). A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

For additional information regarding the status of the Mortgage Loans, see “—COVID Considerations”.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Forty-two (42) Mortgage Loans (57.3%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Thirty (30) Mortgage Loans (27.6%) provide for an initial interest-only period that expires between three (3) and seventy-two (72) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Twenty-two (22) Mortgage Loans (15.1%) require monthly payments of principal and interest for the entire term to stated maturity.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest Only	42	$ 565,809,946	57.3%
Interest Only, Amortizing Balloon	30	272,662,000	27.6
Amortizing Balloon	22	149,571,853	15.1
Total	94	$ 988,043,799	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	13	$ 211,393,695	21.4%
5	1	33,000,000	3.3
6	79	732,600,105	74.1
10	1	11,050,000	1.1
Total	94	$ 988,043,799	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	87(1)	$ 941,265,019	95.3%
2	2	8,074,000	0.8
5	5	38,704,780	3.9
Total	94	$ 988,043,799	100.0%

(1)

With respect to the Rollins Portfolio Mortgage Loan (1.5%), the borrower has the right to cure non-payment of monthly debt service (but not the balloon payment at maturity) one time every year (but not more than five times during the term of the Mortgage Loan) within five days after written notice of the missed payment.

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee, leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Single Purpose Entity Covenants

With respect to the Wyndham National Hotel Portfolio Mortgage Loan (1.9%), in the event of certain circumstances permitting a reduction in train crew sizes to a number less than two at any company subject to a railroad contract at any of the related Mortgaged Properties (a “Collective Bargaining Cash Sweep Trigger Event”), and either (a) the occupancy based on the railway company contracts is less than 75.0% or (b) a Collective Bargaining Cash Sweep Trigger Event occurs at any time following the monthly payment date occurring in June 2029, the Mortgage Loan documents (i) provide full recourse to the related borrower sponsor in an aggregate amount equal to $72,500,000 (the “Vukota Payment Guaranty”) and (ii) require the borrower to cause the guarantor to deliver to the lender a letter of credit in an amount equal to $25,000,000

(the “LOC Obligations”) within 30 days of the occurrence of a Collective Bargaining Cash Sweep Trigger Event as additional security for the borrower’s obligations under the Mortgage Loan documents. In addition, (i) at origination, the sole member of the borrower pledged 100% of its equity interest in the related property manager as additional security for the Mortgage Loan (the “Equity Pledge”) and (ii) the Mortgage Loan documents provide recourse to the guarantors for any losses to the lender in connection with a breach of certain backward-looking representations provided by the related borrower (the “Recycled-SPE Guaranteed Obligations”). At origination, the borrower did deliver to the lender a counsel’s opinion regarding non-consolidation of the borrower, provided that such opinion expresses no opinion regarding the substantive consolidation of the assets and liabilities of the borrower or its managing member with those of any one or more related parties to the extent of the existence of the Vukota Payment Guaranty, the LOC Obligations, the Equity Pledge or the Recycled SPE Guaranteed Obligations. We cannot assure you that the Vukota Payment Guaranty, the LOC Obligations, the Equity Pledge or the Recycled SPE Guaranteed Obligations would not be considered by a bankruptcy court as a significant factor in determining whether to substantively consolidate the assets and liability of the borrower or its managing member with those of the guarantors. This opinion was based on numerous assumptions regarding future actions of the borrower and its affiliates. The opinion of counsel regarding these issues is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process.

With respect to the Pleasant Valley Apartments Mortgage Loan (2.9%), the related borrower does not have an independent director, and no non-consolidation opinion was delivered in connection with the origination of the Mortgage Loan.

See “—Additional Indebtedness” above. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately three to seven months) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

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will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

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if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

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Seventy-five (75) Mortgage Loans (65.7%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

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Seventeen (17) Mortgage Loans (25.7%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

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One (1) Mortgage Loan (7.1%) prohibits the borrower for a specified period of time from defeasing the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and following such period, permits the related borrower for a specified period of time to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

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One (1) Mortgage Loan (1.5%) prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1 to this prospectus, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	2	4.5%
4	82	72.3
5	4	7.5
6	1	7.1
7	5	8.6
Total	94	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit (i) transfers of non-controlling interests so long as no change of control results or, (ii) with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

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the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” and representation and warranty no. 31 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Defeasance

The terms of seventy-seven (77) Mortgage Loans (the “Defeasance Loans”) (collectively, 74.3%) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.

With respect to the Homewood Suites Katy Mortgage Loan (0.9%), which is a Defeasance Loan, SGFC signed the REMIC declaration effective as of, and with a startup date of, March 1, 2021, and a Defeasance Option is permitted to be exercised beginning March 2, 2023 (which is after the second anniversary of the startup date of the Homewood Suites Katy Loan REMIC).

With respect to the Holiday Inn Express Alamogordo Mortgage Loan (0.5%), which is a Defeasance Loan, SGFC signed the REMIC declaration effective as of, and with a startup date of, March 1, 2021, and a Defeasance Option is permitted to be exercised beginning March 2, 2023 (which is after the second anniversary of the startup date of the Holiday Inn Express Alamogordo Loan REMIC).

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity, or anticipated to be outstanding at the commencement of the open prepayment period, as applicable, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See also representation and warranty no. 33 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

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With respect to the Kings Plaza Mortgage Loan (4.9%), the Mortgage Loan documents permit the borrower to obtain the release of all or a portion of a parcel improved by a parking garage (the “Release Parcel”) without payment of a release amount provided, among other conditions, (i) there is no material diminution of net revenue generated by parking operations at the Mortgaged Property, (ii) the Release Parcel is transferred to an affiliate of the borrower, (iii) the number of parking spaces at the Mortgaged Property may not be reduced to a number below the number of parking spaces required to satisfy zoning requirements applicable to the Mortgaged Property, (iv) any development of the Release Parcel (1) will not materially impair the use of and/or the access to the parking garage by customers of the Mortgaged Property and (2) no more than 10% of the gross leasable area of any completed development may be used for retail purposes (provided, further, that neither the borrower nor any of its affiliates may cause or solicit any existing retail tenant at the Mortgaged Property to lease space at the Release Parcel), and (v) satisfaction of customary REMIC requirements.

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With respect to the Broadacres Office Park Mortgage Loan (3.3%), the Mortgage Loan documents permit the borrower to obtain the release of all or a portion of the Mortgaged Property upon a sale to a third party not affiliated with the borrower, provided that, among other conditions: (a) the borrower provides at least 45 business days’ prior written notice and pays a $5,000 fee to the lender; (b) no event of default exists at the time of such release request or upon the release date; (c) the borrower prepays the Mortgage Loan in an amount equal to the greatest of (i) the fraction of the Broadacres Office Park Mortgage Loan’s outstanding principal balance over the aggregate outstanding principal balance of the Broadacres Office Park Mortgage Loan and the Broadacres Office Park mezzanine loan of 100% of the net sale proceeds, (ii) 125% of the allocated loan amount for such release property, (iii) an amount such that, after giving effect to such partial release: (A) the loan-to-value ratio does not exceed the lesser of (x) 71.2% and (y) the loan-to-value ratio that existed immediately prior to such partial release and (B) the debt yield is not less than the greater of (x) 11.0% and (y) the debt yield that existed immediately prior to giving effect to such partial release, along with any applicable yield maintenance premium; (d) the borrower pays all of the lender’s out-of-pocket costs and expenses incurred in connection with such release (including, without limitation, reasonable legal fees); (e) satisfaction of customary REMIC requirements and (f) the mezzanine borrower satisfies all conditions precedent to the partial release of such release property contained in the mezzanine loan agreement.

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With respect to the Upstate NY Portfolio Mortgage Loan (2.0%), the borrowers have the right at any time after the permitted defeasance date and prior to the open period to obtain the release of an individual Mortgaged Property from the lien of the Mortgage provided, among other conditions, (i) the borrowers deliver defeasance collateral in an amount equal to 125% of the allocated loan amount for the individual Mortgaged Property to be released; (ii) after giving effect to such release (a) the debt service coverage ratio with respect to the individual Mortgaged Properties remaining subject to the lien of the Mortgage Loan is not less than the greater of (1) 2.04x and (2) the debt service coverage ratio as of the date immediately preceding such release and (b) the loan-to-value ratio is not greater than the lesser of (1) 68.8% and (2) the loan-to-value ratio as of the date immediately preceding such release, and (iii) the REMIC release requirements are satisfied.

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With respect to the Wyndham National Hotel Portfolio Mortgage Loan (1.9%), after the expiration of the related lockout period, the related borrower is permitted to obtain the release of any individual Mortgaged Property upon a sale to a third party not affiliated with the borrower, provided that, among other conditions: (a) the borrower provides at least 15 business days’ prior written notice; (b) the borrower prepays the Mortgage Loan in an amount equal to 120% of the allocated loan amount, along with any applicable yield maintenance premium; (c) after giving effect to such release, (i) the debt service coverage ratio based on the trailing 12 months is no less than the greater of (A) the debt service coverage ratio immediately preceding such release and (B) 1.94x, (ii) the debt yield (based on net cash flow) for the remaining Mortgaged Properties following the release is no less than the greater of (A) the debt yield (based on net cash flow) immediately preceding such release and (B) 14.2%, and (iii) the loan-to-value ratio for the remaining Mortgaged Properties following the release does not exceed the lesser of (A) 67.4% or (B) the loan-to-value ratio for all of the Mortgaged Properties prior to the release; (d) the borrower delivers evidence reasonably satisfactory to the lender the related franchisor has agreed to, as applicable, (i) the assignment, transfer or termination of the related franchise agreement or (ii) the release of such Mortgaged Property from such franchise agreement, as described in the Mortgage Loan documents; (e) the borrower pays all of the lender’s out-of-pocket costs and expenses incurred in connection with such release (including, without limitation, reasonable legal fees); and (f) satisfaction of customary REMIC requirements. Notwithstanding the foregoing, the borrower may obtain the release of an individual Mortgaged Property at any time without satisfying the above described debt service coverage ratio test, debt yield test and loan-to-value test (and without satisfying the requirement of a sale to an unaffiliated third party) if (a) if such release would cure a non-monetary event of default which relates solely to such individual Mortgaged Property, (b) in connection with exercise by BNSF Railway Company to relocate the lodging facility at the Travelodge – 108 6th Avenue Mortgaged Property, or (c) in connection with the exercise by Canadian Pacific to purchase the lodging facility at the Baymont Inn & Suites – 100 15th Street Southeast Mortgaged Property, in each case of (i), (ii) or (iii) above, in accordance with the terms set forth in the Mortgage Loan documents, including, without limitation, payment of a release price equal to 120% of the allocated loan amount plus any applicable yield maintenance premium.

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With respect to the Rollins Portfolio Mortgage Loan (1.5%), the Mortgage Loan Documents provide that in the event that: (i) an event of default has occurred with respect to an individual property (the “Defaulted Individual Property”) (provided that such event of default relates solely to the Defaulted Individual Property and would not exist but for such Defaulted Individual Property being an individual property under the Mortgage Loan agreement and under the other Mortgage Loan documents); (ii) the lender has delivered notice to the borrower with respect to such event of default or otherwise commenced the exercise of remedies with respect to such event of default; (iii) the borrower has promptly and diligently pursued a cure of such event of default in accordance with the terms and provisions of the relevant Mortgage Loan documents; and (iv) the borrower has been unable to effect a cure of such event of default (collectively, the “Defaulted Individual Property Conditions”), then the borrower may, prior to the open prepayment date, elect to voluntarily defease (after the defeasance lockout expiration date) or prepay (at any time, without regard to any prepayment lockout period, but together with a prepayment fee equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium) a portion of the Mortgage Loan equal to the Adjusted Release Amount (as defined below) with respect to the Defaulted Individual Property, provided that (i) after giving effect to such partial defeasance or prepayment with respect to the Defaulted Individual Property, no event of default will thereafter have occurred and be continuing, and (ii) certain REMIC related conditions are satisfied. “Adjusted Release Amount” means, with respect to each Defaulted Individual Property, the greater of (A) an amount equal to 110% of the allocated loan amount with respect to such property, and (B) the amount such that, as determined with respect to the remaining property and the principal balance of the undefeased note only or (in the case of a prepayment) the outstanding principal balance, (i) after giving effect to such release, the debt service coverage ratio will be no less than the greater of (x) 2.94x or (y) the debt service coverage ratio immediately prior to such release, (ii) after giving effect to such release, the loan-to-value ratio for the remaining Mortgaged Property will be no more than the lesser of (x) 65.4% or (y) the loan-to-value ratio immediately prior to such release, and (iii) after giving effect to such release, the debt yield for the remaining Mortgaged Property will be no less than the greater of (x) 9.6% or (y) the debt yield immediately prior to such release.

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With respect to the Rollins Portfolio Mortgage Loan (1.5%), the Mortgage Loan documents also provide that, following a casualty or condemnation affecting an individual property only (the “Impacted Property”), and if as a result of such casualty or condemnation, the lease agreement between the borrower as landlord, and Clark Pest Control of Stockton, Inc. and King Distribution, Inc. (collectively, the “Clark Pest Control Tenant”) as tenant, dated February 26, 2021 (the “Clark Pest Control Lease”), is partially terminated by Clark Pest Control Tenant with respect to such Impacted Property, the borrower has the right to prepay a portion of the Mortgage Loan in an amount equal to the allocated loan amount with respect to such Impacted Property without premium or penalty and the related Impacted Property may be released provided that (i) the borrower delivers to the lender a new, or amended, Clark Pest Control Lease with respect to the remaining individual properties unaffected by such casualty or condemnation following the release of the Impacted Property (the “Non-Impacted Properties”), between the borrower as landlord, and Clark Pest Control Tenant as tenant, demising the Non-Impacted Properties to Clark Pest Control Tenant on terms and conditions identical to the Clark Pest Control Lease, but for the removal of the Impacted Property and (ii) certain REMIC related conditions are satisfied.

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With respect to the ISJ New York Portfolio Tranche 2 Mortgage Loan (0.9%), provided that no event of default is continuing under the related Mortgage Loan documents, at any time after two years from the Closing Date, the borrower may deliver defeasance collateral and obtain the release of any of the individual Mortgaged Property (the “Release Property”), upon satisfaction of certain conditions set forth in the Mortgage Loan documents, including, but not limited to: (i) the borrower provides lender with at least 30 days’ but no more than 90 days’ prior written notice, (ii) the amount of the outstanding principal balance of the Mortgage Loan to be defeased must be equal to or exceed the Release Price (as defined below) for the applicable Release Property, (iii) the borrower must defease the Mortgage Loan equal to the Release Price of the applicable Release Property (together with all accrued and unpaid interest on the principal amount being defeased) in accordance with the Mortgage Loan documents, (iv) after giving effect to such release, the debt service coverage ratio, as of the date of such release is greater than the greater of (x) not less than 1.45x and (y) the debt service coverage ratio for all of the then remaining Mortgaged Properties for the 12 full calendar months immediately preceding the release of the Release Property, (v) after giving effect to such release, the debt yield, as of the date of such release is greater than the greater of (x) 8.3% and (y) the debt yield for all of the then remaining Mortgaged Properties (including the applicable Release Property) for the 12 full calendar months immediately preceding the release of the Release Property, and (vi) satisfaction of customary REMIC conditions. “Release

Price” means, with respect to any Release Property, an amount equal to the greater of (a) 125% of the allocated loan amount of such Release Property, and (b) the net sales proceeds applicable to such Release Property.

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With respect to the Atlantic Avenue Mixed Use Portfolio (0.8%), the borrower has the right at any time after July 9, 2023 and prior to April 6, 2031 to obtain the release of an individual Mortgaged Property from the lien of the Mortgage provided, among other conditions, (i) the borrowers make a partial prepayment in an amount equal to 115% of the allocated loan amount for such individual Mortgaged Property, together with any applicable yield maintenance premium; (ii) after giving effect to such release (a) the debt service coverage ratio with respect to the individual Mortgaged Properties remaining subject to the lien of the Mortgage Loan is not less than the greater of (1) 1.71x and (2) the debt service coverage ratio as of the date immediately preceding such release and (b) the loan-to-value ratio is not greater than the lesser of (1) 65% and (2) the loan-to-value ratio as of the date immediately preceding such release, and (iii) the REMIC release requirements are satisfied.

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With respect to the Anytime Self-Storage Arizona Portfolio Mortgage Loan (0.4%), the borrowers have the right at any time after the permitted defeasance date and prior to the open period to obtain the release of an individual Mortgaged Property from the lien of the Mortgage provided, among other conditions, (i) the borrowers deliver defeasance collateral in an amount equal to 125% of the allocated loan amount for the individual Mortgaged Property to be released; (ii) after giving effect to such release (a) the debt service coverage ratio with respect to the individual Mortgaged Properties remaining subject to the lien of the Mortgage Loan is not less than the greater of (1) 1.91x and (2) the debt service coverage ratio as of the date immediately preceding such release and (b) the loan-to-value ratio is not greater than the lesser of (1) 46.5% and (2) the loan-to-value ratio as of the date immediately preceding such release, and (iii) the REMIC release requirements are satisfied.

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With respect to the First Student Industrial Portfolio Mortgage Loan (0.3%), the borrowers have the right at any time after the permitted defeasance date and prior to the open period to obtain the release of an individual Mortgaged Property from the lien of the mortgage provided, among other conditions, (i) the borrowers deliver defeasance collateral in an amount equal to 125% of the allocated loan amount for the individual Mortgaged Property to be released; (ii) after giving effect to such release (a) the debt service coverage ratio with respect to the individual Mortgaged Properties remaining subject to the lien of the Mortgage Loan is not less than the greater of (1) 1.54x and (2) the debt service coverage ratio as of the date immediately preceding such release and (b) the loan-to-value ratio is not greater than the lesser of (1) 55% and (2) the loan-to-value ratio as of the date immediately preceding such release, and (iii) the REMIC release requirements are satisfied.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

Escrows

Seventy-nine (79) Mortgage Loans (72.9%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Seventy-eight (78) Mortgage Loans (70.6%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Seventy-nine (79) Mortgage Loans (66.6%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Thirty-two (32) Mortgage Loans (59.9%) secured in whole or in part by retail, office, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial, mixed use and other properties only.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies or negative tenant events at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Springing	66	$ 461,356,336	46.7%
Hard/Springing Cash Management	20	405,038,696	41.0
Hard/Upfront Cash Management	4	79,918,767	8.1
Soft/Springing Cash Management	2	23,780,000	2.4
Soft (Residential); Hard (Commercial)/ Springing Cash Management	1	11,050,000	1.1
Soft/Upfront Cash Management	1	6,900,000	0.7
Total:	94	$988,043,799	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

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Hard/Upfront Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

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Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

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Soft/Upfront Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

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Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

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Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

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None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hotel properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts (net of certain fees and expenses payable therefrom) may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—SSOF SCRE AIV, L.P.—Sabal’s Underwriting Guidelines and Processes”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards” and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”.

The Pleasant Valley Apartments Mortgage Loan (2.9%) was originated or acquired by Barclays with exceptions to the related mortgage loan seller’s underwriting guidelines as described in the following bullet points:

●

With respect to the Pleasant Valley Apartments Mortgage Loan (2.9%), the Mortgage Loan documents do not provide for an independent director, and no non-consolidation opinion was delivered in connection with the origination of the Mortgage Loan.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●

any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●

the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●

although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●

certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Cut-off Date Total Debt Balance	Approx. Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio	Cut-off Date Mortgage Loan Underwritten NCF DSCR	Cut-off Date Total Debt Underwritten NCF DSCR(1)
One SoHo Square	$70,000,000	7.1%	$400,000,000	$315,000,000	$120,000,000	$905,000,000	3.03300%	34.8%	67.0%	4.88x	2.28x
Kings Plaza	$47,945,946	4.9%	$439,054,054	$0	$ 53,000,000	$540,000,000	3.61803%	54.1%	60.0%	3.07x	1.73x
Broadacres Office Park	$33,000,000	3.3%	$0	$0	$ 7,000,000	$ 40,000,000	4.49996%	58.7%	71.2%	3.73x	2.43x

(1)

Calculated including the mezzanine debt and any subordinate debt. Approx. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.

The mezzanine indebtedness is coterminous with the related Mortgage Loan. Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the mezzanine lender) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan; provided, however, that prepayment of the mezzanine loan is not permitted prior to the prepayment in full of the related Mortgage Loan, unless (i) no event of default under the related Mortgage Loan is then continuing (taking into account the cure rights of the related mezzanine lender) and (ii) either (A) such prepayment of the mezzanine loan is from a source of funds other than the mortgage borrower, the Mortgaged Property, the guarantor and/or other collateral for the related Mortgage Loan or (B) such prepayments are in strict accordance with, and expressly permitted by, the Mortgage Loan documents, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus (without duplication) any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions” above.

Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation
One SoHo Square(1)	$ 70,000,000	67.0%	2.22x	6.82%	Yes	Yes
Cooper Standard HQ	$ 27,300,000	65.0%	1.93x	10.7%	Yes	Yes
Urban Grove	$ 15,950,000	65.0%	2.51x	9.12%	Yes	Yes
Midwood Multifamily Portfolio	$ 10,000,000	61.7%	2.05x	N/A	Yes	Yes

(1)	With respect to the One SoHo Square Mortgage Loan (7.1%), the Mortgage Loan documents limit future mezzanine debt to an amount equal to or less than $90.5 million.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—”Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law. For example:

●

With respect to the Kings Plaza Mortgage Loan (4.9%), the Mortgage Loan documents permit the borrower to obtain property-assessed clean energy loans in an amount not to exceed $10,000,000 provided, among other conditions, at lender’s sole discretion, the borrower delivers a rating agency confirmation from any applicable rating agency.

In addition, with respect to any Mortgaged Properties located in Florida, Florida’s Property Assessed Clean Energy (“PACE”) statute renders loan document provisions prohibiting PACE loans unenforceable.

Preferred Equity

The borrowers, sponsors or restricted pledge parties of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

●

With respect to the Fleet Farm Mixed Use Mortgage Loan (3.3%), a preferred equity investor holds a preferred equity interest in KB Fleet Farm SPE Member, LLC, the sole member of the signatory trustee, the master tenant and the entity holding the beneficial interests in the Delaware statutory trust borrower, in connection with an original $17,650,000 capital contribution in KB Fleet Farm SPE Member, LLC. The preferred equity investor is entitled to a preferred rate of return on its investment in an amount equal to (i) 12% per annum through January 9, 2022 and (ii) 14% per annum thereafter, and such amounts are payable from August 9, 2021. The preferred return is payable from excess cash flow after the payment of debt service, operating expenses and other reserves approved by the preferred equity holder. In the event of a default under the Limited

       Liability Company Agreement of KB Fleet Farm SPE Member, LLC, including if the preferred equity investor has not received the required return by January 9, 2022 or such other date as required under the Limited Liability Company Agreement of KB Fleet Farm SPE Member, LLC, then the preferred equity investor will have the right to (i) force the sale of the Mortgaged Property and (ii) remove KB Exchange Properties, LLC as manager of KB Fleet Farm SPE Member, LLC, provided, however, that the preferred equity investor may not force a sale of the Mortgaged Property prior to the lockout period in the applicable Mortgage Loan documents or remove KB Exchange Properties, LLC as manager without the consent of the lender. It is anticipated that the preferred equity investment will be fully redeemed from proceeds of the sale of beneficial interests in the borrower. See “—Mortgage Pool Characteristics—Delaware Statutory Trusts”.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”. In addition, certain borrowers may have obtained PPP loans. See “—COVID Considerations”.

The Whole Loans

General

Each of the One SoHo Square, Kings Plaza, 356-362 148th Street, Morris Corporate Center, Wyndham National Hotel Portfolio and Rollins Portfolio Mortgage Loans are part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or ”Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“AB Whole Loan” means any of the Non-Serviced AB Whole Loans.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the ”Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as ”Control” in the column ”Control Note/Non-Control Note” in the table below entitled ”Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column ”Note Holder” in the table below entitled ”Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any ”Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as ”Non-Control” in the column ”Control Note/Non-Control Note” in the table below entitled ”Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column ”Note Holder” in the table below entitled ”Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means the One SoHo Square Whole Loan.

“Non-Serviced Certificate Administrator” means with respect to any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as ”Non-Serviced” under the column entitled ”Mortgage Loan Type” in the table entitled ”Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means with respect to any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as ”Non-Serviced” under the column entitled ”Mortgage Loan Type” in the table entitled ”Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as ”Non-Serviced” under the column entitled ”Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as ”Non-Serviced” under the column entitled ”Mortgage Loan Type” in the table entitled ”Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as ”Non-Serviced” under the column entitled ”Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled ”Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means with respect to any Non-Serviced Whole Loan, the pooling and servicing agreement or trust and servicing agreement relating to the transaction identified under the column entitled ”Note Holder” in the table entitled ”Non-Serviced Whole Loans” under ”Summary of Terms—The Mortgage Pool—Whole Loans” above.

“Non-Serviced Special Servicer” means with respect to any Non-Serviced Whole Loan, the special servicer relating to the related Non-Serviced PSA.

“Non-Serviced Trustee” means with respect to any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans and (ii) the Non-Serviced AB Whole Loans.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means each of the Mortgage Loans identified as ”Serviced” under the column entitled ”Mortgage Loan Type” in the table entitled ”Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as ”Serviced” under the column entitled ”Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as ”Serviced” under the column entitled ”Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled ”Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of the Whole Loans identified as ”Serviced” under the column entitled ”Mortgage Loan Type” in the table entitled ”Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
One SoHo Square	Non-Serviced	Note A-1-S	Control	$685,083	SOHO 2021-SOHO
		Note A-1-C-1	Non-Control	$53,950,000	BMARK 2021-B28
		Note A-1-C-2	Non-Control	$75,000,000	Goldman Sachs Bank USA
		Note A-1-C-3	Non-Control	$50,000,000	BMARK 2021-B28
		Note A-1-C-4	Non-Control	$50,000,000	Goldman Sachs Bank USA
		Note A-1-C-5	Non-Control	$50,000,000	BBCMS 2021-C11
		Note A-1-C-6	Non-Control	$20,000,000	BBCMS 2021-C11
		Note A-1-C-7	Non-Control	$20,000,000	Goldman Sachs Bank USA
		Note A-1-C-8	Non-Control	$2,353,868	Goldman Sachs Bank USA
		Note A-2-S	Non-Control	$204,420	SOHO 2021-SOHO
		Note A-2-C-1	Non-Control	$21,050,000	BMARK 2021-B28
		Note A-2-C-2	Non-Control	$20,000,000	DBR Investments Co. Limited
		Note A-2-C-3	Non-Control	$20,000,000	DBR Investments Co. Limited,
		Note A-2-C-4	Non-Control	$16,000,000	DBR Investments Co. Limited
		Note A-2-C-5	Non-Control	$10,000,000	BMARK 2021-B28
		Note A-2-C-6	Non-Control	$8,822,928	DBR Investments Co. Limited
		Note A-3-S	Non-Control	$110,497	SOHO 2021-SOHO
		Note A-3-C-1	Non-Control	$24,000,000	Bank of Montreal
		Note A-3-C-2	Non-Control	$16,000,000	Bank of Montreal
		Note A-3-C-3	Non-Control	$11,823,204	Bank of Montreal
		Note B-1	Non-Control	$215,801,105	SOHO 2021-SOHO
		Note B-2	Non-Control	$64,392,265	SOHO 2021-SOHO
		Note B-3	Non-Control	$34,806,630	SOHO 2021-SOHO

Kings Plaza	Non-Serviced	Note A-1-1-A	Control	$32,000,000	Benchmark 2020-B17
		Note A-1-1-B-1	Non-Control	$20,000,000	DBJPM 2020-C9
		Note A-1-1-B-2	Non-Control	$14,108,108	Benchmark 2020-B18
		Note A-1-2	Non-Control	$50,000,000	Benchmark 2020-B16
		Note A-1-3	Non-Control	$30,000,000	Benchmark 2020-IG1
		Note A-1-4	Non-Control	$25,000,000	Benchmark 2020-IG1
		Note A-2-1	Non-Control	$60,000,000	BBCMS 2020-C6
		Note A-2-2-A	Non-Control	$30,000,000	Benchmark 2020-B21
		Note A-2-2-B	Non-Control	$20,000,000	BBCMS 2021-C10
		Note A-2-3	Non-Control	$35,000,000	BBCMS 2021-C11
		Note A-2-4	Non-Control	$12,945,946	BBCMS 2021-C11
		Note A-3-1	Non-Control	$50,000,000	BANK 2020-BNK25
		Note A-3-2	Non-Control	$50,000,000	WFCM 2020-C55
		Note A-3-3	Non-Control	$32,945,946	WFCM 2020-C55
		Note A-3-4	Non-Control	$25,000,000	BANK 2020-BNK25

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
Morris Corporate Center	Non-Serviced	Note A-1	Control	$20,000,000	BBCMS 2021-C10
		Note A-2	Non-Control	$20,000,000	BBCMS 2021-C10
		Note A-3-1	Non-Control	$9,500,000	BBCMS 2021-C10
		Note A-3-2	Non-Control	$10,500,000	BBCMS 2021-C11
		Note A-4	Non-Control	$10,000,000	BBCMS 2021-C11
		Note A-5	Non-Control	$12,000,000	BBCMS 2021-C11

356-362 E 148th Street	Serviced	Note A-1	Control	$24,000,000	BBCMS 2021-C11
		Note A-2	Non-Control	$14,000,000	An affiliate of Barclays Capital Real Estate Inc.

Wyndham National Hotel Portfolio	Non-Serviced	Note A-1	Control	$25,000,000	UBS 2019-C18
		Note A-2	Non-Control	$16,800,000	UBS AG, New York Branch
		Note A-3	Non-Control	$20,000,000	BBCMS 2021-C11
		Note A-4	Non-Control	$20,000,000	UBS AG, New York Branch
		Note A-5	Non-Control	$10,000,000	BBCMS 2021-C10
		Note A-6	Non-Control	$10,000,000	UBS AG, New York Branch
		Note A-7	Non-Control	$10,000,000	UBS AG, New York Branch
		Note A-8	Non-Control	$10,000,000	UBS 2019-C18
		Note A-9	Non-Control	$8,200,000	UBS AG, New York Branch
		Note A-10	Non-Control	$5,000,000	UBS AG, New York Branch
		Note A-11	Non-Control	$5,000,000	UBS AG, New York Branch
		Note A-12	Non-Control	$5,000,000	UBS AG, New York Branch

Rollins Portfolio	Non-Serviced	Note A-1	Control	$19,400,000	WFCM 2021-C60
		Note A-2	Non-Control	$10,000,000	BBCMS 2021-C11
		Note A-3	Non-Control	$5,000,000	WFCM 2021-C60
		Note A-4	Non-Control	$5,000,000	BBCMS 2021-C11

 (1)    With respect to the AB Whole Loans, the initial Control Note may become a Non-Control Note if a control appraisal period has occurred and is continuing with respect to the related AB Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans”.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●

All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●

The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA (or, in certain cases, any sale by a securitization trust).

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling

Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●

The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●

All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●

The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA (or, in certain cases, any sale by a securitization trust).

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Pari Passu Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will generally have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related non-serviced securitization trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced AB Whole Loan

The One SoHo Square Whole Loan

The One SoHo Square Mortgage Loan (7.1%) is part of a split loan structure comprised of 20 senior promissory notes (the “One SoHo Square A Notes”) and three subordinate promissory notes (the “One SoHo Square B Notes” and, together with the One SoHo Square A Notes, the “One SoHo Square Notes”), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal balance of $785,000,000. Two such senior promissory notes designated Note A-1-C-5 and Note A-1-C-6, with an initial aggregate principal balance of $70,000,000 (the “One SoHo Square Mortgage Loan”) will be deposited into this securitization. The One SoHo Square Whole Loan is evidenced by (i) the One SoHo Square Mortgage Loan, (ii) three senior promissory notes designated Note A-1-S, Note A-2-S and Note A-3-S (the “One SoHo Square Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $1,000,000; (iii) the remaining senior promissory notes (see the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”) (the “One SoHo Square Non-Standalone Pari Passu Companion Loans” and, together with the One SoHo Square Standalone Pari Passu Companion Loans, the “One SoHo Square Pari Passu Companion Loans”), which have an aggregate initial principal balance of $399,000,000; and (iv) three subordinate promissory notes designated Note B-1, Note B-2 and Note B-3 (the “One SoHo Square Subordinate Companion Loans” and, together with the One SoHo Square Standalone Pari Passu Companion Loans, the “One SoHo Square Standalone Companion Loans”), which have an aggregate initial principal balance of $315,000,000.

The One SoHo Square Mortgage Loan, the One SoHo Square Pari Passu Companion Loans and the One SoHo Square Subordinate Companion Loans are referred to herein, collectively, as the “One SoHo Square Whole Loan”, and the One SoHo Square Pari Passu Companion Loans and the One SoHo Square Subordinate Companion Loans are referred to herein as the “One SoHo Square Companion Loans“. The One SoHo Square Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the One SoHo Square Mortgage Loan. The One SoHo Square Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the One SoHo Square Mortgage Loan and One SoHo Square Pari Passu Companion Loans. Only the One SoHo Square Mortgage Loan is included in the issuing entity. The One SoHo Square Standalone Companion Loans are expected to be contributed to a securitization trust (the “SOHO 2021-SOHO Securitization”) governed by the SOHO 2021-SOHO Trust and Servicing Agreement (the “SOHO 2021-SOHO TSA”). The One SoHo Square Non-Standalone Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future, however, the holders of the related unsecuritized One SoHo Square Non-Standalone Pari Passu Companion Loans are under no obligation to do so.

The rights of the holders of the promissory notes evidencing the One SoHo Square Whole Loan are subject to a Co-Lender Agreement (the “One SoHo Square Co-Lender Agreement”). The following summaries describe certain provisions of the One SoHo Square Co-Lender Agreement.

Servicing

The One SoHo Square Whole Loan (including the One SoHo Square Mortgage Loan) and any related REO Property is expected to be serviced and administered pursuant to the terms of the SOHO 2021-SOHO TSA by KeyBank National Association as master servicer (the “One SoHo Square Master Servicer”), and, if necessary, Midland Loan Services, a Division of PNC Bank National Association, as special servicer (the “One SoHo Square Special Servicer”), in the manner described under “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of the One SoHo Square Co-Lender Agreement.

Custody of Mortgage File

U.S. Bank National Association is the custodian of the One SoHo Square Whole Loan (including the One SoHo Square Mortgage Loan) pursuant to the terms of the SOHO 2021-SOHO TSA.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the One SoHo Square Mortgage Loan (but not on the One SoHo Square Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the One SoHo Square Mortgage Loan.

Property protection advances in respect of the One SoHo Square Whole Loan will be made by the One SoHo Square Master Servicer or the trustee under the SOHO 2021-SOHO TSA, as applicable, unless a determination of nonrecoverability is made under the SOHO 2021-SOHO TSA.

Application of Payments

The One SoHo Square Co-Lender Agreement sets forth the respective rights of the holder of the One SoHo Square Mortgage Loan, the holders of the One SoHo Square Pari Passu Companion Loans and the holders of the One SoHo Square Subordinate Companion Loans with respect to distributions of funds received in respect of the One SoHo Square Whole Loan, and provides, in general, that:

●

the One SoHo Square Mortgage Loan and the One SoHo Square Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;

●

the One SoHo Square Subordinate Companion Loans are, generally, at all times, junior, subject and subordinate to the One SoHo Square Mortgage Loan and the One SoHo Square Pari Passu Companion Loans, and the rights of the holders of the One SoHo Square Subordinate Companion Loans to receive payments with respect to the One SoHo Square Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of the One SoHo Square Mortgage Loan and the One SoHo Square Pari Passu Companion Loans to receive payments with respect to the One SoHo Square Whole Loan;

●

all expenses and losses relating to the One SoHo Square Whole Loan will, to the extent not paid by the related borrowers, be allocated first to the holder of One SoHo Square Subordinate Companion Loans and second to the issuing entity, as holder of the One SoHo Square Mortgage Loan, and the holders of the One SoHo Square Pari Passu Companion Loans on a pro rata and pari passu basis.

All amounts tendered by the borrowers or otherwise available for payment on the One SoHo Square Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

●

first, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the One SoHo Square Mortgage Loan and One SoHo Square Pari Passu Companion Loans to the holders of the One SoHo Square Mortgage Loan and One SoHo Square Pari Passu Companion Loans in an amount equal to the accrued and unpaid interest on the principal balances of the One SoHo Square Mortgage Loan and One SoHo Square Pari Passu Companion Loans at a per annum rate equal the applicable net note rate;

●

second, on a pro rata and pari passu basis, to the holders of the One SoHo Square Mortgage Loan and One SoHo Square Pari Passu Companion Loans in an amount equal to principal payments received, if any, with respect to the related monthly payment date, in each case until their respective note principal balances have been reduced to zero;

●

third, on a pro rata and pari passu basis, to the holders of the One SoHo Square Mortgage Loan and One SoHo Square Pari Passu Companion Loans in an amount equal to any unreimbursed costs and expenses paid by the holders of the One SoHo Square Mortgage Loan and each One SoHo Square Pari Passu Companion Loan, including any liquidation fees, workout fees, special servicing fees or interest on advances (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to the One SoHo Square Whole Loan pursuant to the One SoHo Square Co- Lender Agreement or the SOHO 2021-SOHO TSA;

●

fourth, if the proceeds of any foreclosure sale or any liquidation of the One SoHo Square Whole Loan or the One SoHo Square Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs and, as a result of a workout, the principal balances of the One SoHo Square Mortgage Loan and One SoHo Square Pari Passu Companion Loans have been reduced, such excess amount will be paid to the holders of the One SoHo Square Mortgage Loan and One SoHo Square Pari Passu Companion Loans in an amount up to the reduction, if any, of the principal balances of the One SoHo Square Mortgage Loan and One SoHo Square Pari Passu Companion Loans as a result of such workout, plus unpaid interest on the One SoHo Square Mortgage Loan and One SoHo Square Pari Passu Companion Loans principal balance at a per annum rate equal the applicable net note rate;

●

fifth, on a pro rata and pari passu basis, to the holders of the One SoHo Square Mortgage Loan and the One SoHo Square Pari Passu Companion Loans in an amount equal to any yield maintenance premium, to the extent paid by the related borrower; in an amount up to such note’s pro rata interest therein as calculated under the related Mortgage Loan documents;

●

sixth, the holders of the One SoHo Square Subordinate Companion Loans, to pay accrued and unpaid interest on the One SoHo Square Subordinate Companion Loans to the holders of the One SoHo Square Subordinate Companion Loans in an amount equal to the accrued and unpaid interest on the applicable One SoHo Square Subordinate Companion Loan principal balances at a per annum rate equal the applicable net note rate;

●

seventh, to the holders of the One SoHo Square Subordinate Companion Loans, in an amount equal all remaining principal payments received, if any, with respect to the related monthly payment date, until the principal balances of the One SoHo Square Subordinate Companion Loans have been reduced to zero;

●

eighth, on a pro rata and pari passu basis, to the holders of the One SoHo Square Subordinate Companion Loans in an amount equal to any yield maintenance premium, to the extent paid by the related borrowers; in an amount up to such note’s pro rata interest therein as calculated under the One SoHo Square Whole Loan documents;

●

ninth, if the proceeds of any foreclosure sale or any liquidation of the One SoHo Square Whole Loan or the One SoHo Square Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs and, as a result of a workout, the principal balances of the One SoHo Square Subordinate Companion Loans have been reduced, such excess amount will be paid to the holders of the One SoHo Square Subordinate Companion Loans in an amount up to the reduction, if any, of the principal balances of the One SoHo Square Subordinate Companion Loans as a result of such workout, plus unpaid interest on the One SoHo Square Subordinate Companion Loan principal balance at a per annum rate equal the applicable net note rate;

●

tenth, to the extent assumption or transfer fees actually paid by the related borrowers are not required to be otherwise applied under the SOHO 2021-SOHO TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the One SoHo Square Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrowers, will be paid to the holders of the One SoHo Square Mortgage Loan and the One SoHo Square Companion Loans, pro rata, based on their respective percentage interests; and

●

eleventh, if any excess amount is available to be distributed in respect of the One SoHo Square Whole Loan, and not otherwise applied in accordance with the foregoing paragraphs, any remaining amount will be paid to the holders of the One SoHo Square Mortgage Loan, the One SoHo Square Companion Loans and the One SoHo Square Subordinate Companion Loans, pro rata, based on their respective percentage interests.

Consultation and Control

The controlling noteholder under the One SoHo Square Co-Lender Agreement (the “One SoHo Square Directing Holder”) will initially be the representative of the holder of the majority of the “controlling class” certificates issued in connection with the SOHO 2021 SOHO Securitization. Pursuant to the terms of the SOHO 2021-SOHO TSA, such controlling class representative, which is expected to initially be KKR Real Estate Stabilized Credit Partners L.P., will have consent and/or consultation rights with respect to the One SoHo Square Whole Loan similar, but not necessarily identical, to those held by the Directing Holder under the terms of the PSA. During the continuance of a “Consultation Termination Event” under the SOHO 2021-SOHO TSA (a “One SoHo Square Consultation Termination Event”), the consent and consultation rights of the One SoHo Square Directing Holder will terminate and there will be no controlling noteholder for so long as the One SoHo Square Whole Loan is serviced pursuant to the SOHO 2021-SOHO TSA. A One SoHo Square Consultation Termination Event will generally exist at any time that (i) the Class HRR certificates issued pursuant to the SOHO 2021-SOHO TSA have an outstanding certificate balance (without regard to the application of any appraisal reduction amounts) that is 25% or less of the initial certificate balance of such Class HRR certificates, (ii) the One SoHo Square Directing Holder (or a majority of the controlling class certificate holders) is a borrower related party or (iii) KKR Real Estate Stabilized Credit Partners L.P. or any successor controlling class representative or controlling class certificate holders are no longer the holder of at least a majority of the controlling class by certificate balance and the certificate registrar under the SOHO 2021-SOHO TSA (the “One SoHo Square Certificate Registrar”) has neither (a) received written notice of the then current controlling class certificate holders of at least a majority of the controlling class by certificate balance nor (b) received written notice of a replacement controlling class representative, until such time as the One SoHo Square Certificate Registrar receives either such notice.

Workout

If the special servicer, in connection with a workout of the One SoHo Square Whole Loan, modifies the terms thereof such that (i) the principal balance of the One SoHo Square Whole Loan is decreased, (ii) the applicable note interest on any One SoHo Square Note is reduced, (iii) payments of interest or principal on any One SoHo Square Note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the related loan documents, such modification will not alter, and any modification of the related loan documents will be structured to preserve, the sequential order of payment of the One SoHo Square Notes as set forth in the related loan documents and the priority of payment described under “—Application of Payments” above. Accordingly, all payments to the holders of the One SoHo Square A Notes pursuant to the related loan documents will be made as though such workout did not occur, with the payment terms of each One SoHo Square A Note remaining the same as they are on the origination date, and any modification, amendment or waiver resulting in a reduction in the principal entitlement as a result of a workout of the One SoHo Square Whole Loan will be applied to the One SoHo Square Notes in the following order: (a) first, to the reduction of the note principal balance of each of the One SoHo Square B Notes, on a pari passu basis, until the note principal balance of each such note is reduced to zero; and (b) second, to the reduction of the note principal balance of each of the One SoHo Square A Notes, on a pari passu basis, until the note principal balance of each such note is reduced to zero.

Sale of Defaulted Whole Loan

Pursuant to the terms of the One SoHo Square Co-Lender Agreement, if the One SoHo Square Whole Loan becomes a defaulted mortgage loan, and if the One SoHo Square Special Servicer determines to sell the One SoHo Square Whole Loan in accordance with the SOHO 2021-SOHO TSA, then the One SoHo Square Special Servicer will be required to sell the One SoHo Square Pari Passu Companion Loans and the One SoHo Square Subordinate Companion Loans, together with the One SoHo Square Mortgage Loan, as one whole loan. In connection with any such sale, the One SoHo Square Special Servicer will be required to follow the procedures contained in the SOHO 2021-SOHO TSA.

Notwithstanding the foregoing, the One SoHo Square Special Servicer will not be permitted to sell the One SoHo Square Whole Loan if it becomes a defaulted mortgage loan under the SOHO 2021-SOHO TSA without the written consent of the issuing entity (or its representative), as holder of the One SoHo Square Mortgage Loan, or the holders of the One SoHo Square Non-Standalone Pari Passu Companion Loans (provided that such consent is not required if such holder is a related borrower or an affiliate of a related borrower)unless the One SoHo Square Special Servicer has delivered to each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the One SoHo Square Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the One SoHo Square Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the One SoHo Square Mortgaged Property, and any documents in the servicing file reasonably requested by such holder (or its representative) that are material to the price of the One SoHo Square Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the One SoHo Square Master Servicer or the One SoHo Square Special Servicer in connection with the proposed sale; provided that the issuing entity (or its representative), as holder of the One SoHo Square Mortgage Loan or the holders of the One SoHo Square Non-Standalone Pari Passu Companion Loans may waive as to itself any of the delivery or timing requirements set forth in this sentence. The issuing entity (or its representative), as holder of the One SoHo Square Mortgage Loan, or the holders of the One SoHo Square Non-Standalone Pari Passu Companion Loans will be permitted to submit an offer at any sale of the One SoHo Square Whole Loan.

Special Servicer Appointment Rights

Pursuant to the One SoHo Square Co-Lender Agreement and the SOHO 2021-SOHO TSA, the One SoHo Square Directing Holder (or its representative) will have the right, with or without cause, to replace the One SoHo Square Special Servicer and appoint a replacement special servicer without the consent of the issuing entity (or its representative), as holder of the One SoHo Square Mortgage Loan or any holder of a One SoHo Square Non-Standalone Pari Passu Companion Loan. In addition, if the operating advisor under the SOHO 2021-SOHO TSA recommends, in its sole discretion exercised in good faith, the replacement of the One SoHo Square Special Servicer, the applicable certificateholders under the SOHO 2021-SOHO TSA with the requisite percentage of voting rights will have the right, with or without cause, to replace the One SoHo Square Special Servicer and appoint a replacement special servicer in accordance with the SOHO 2021-SOHO TSA, as described under “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. § 229.1125), Schedule AL - Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in August 2021 and ending on the hypothetical Determination Date in September 2021. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Barclays Capital Real Estate Inc., Societe Generale Financial Corporation, SSOF SCRE AIV, L.P., UBS AG, New York Branch, LMF Commercial, LLC, BSPRT CMBS Finance, LLC and Natixis Real Estate Capital LLC are in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Barclays Capital Real Estate Inc., Societe Generale Financial Corporation, SSOF SCRE AIV, L.P., UBS AG, New York Branch, LMF Commercial, LLC, BSPRT CMBS Finance, LLC, and Natixis Real Estate Capital LLC on or about September 29, 2021 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Barclays Capital Real Estate Inc.

General

Barclays Capital Real Estate Inc., a Delaware corporation (“Barclays”), a sponsor and mortgage loan seller, is an affiliate of the depositor and Barclays Capital Inc., one of the underwriters. Barclays is an indirect subsidiary of Barclays Capital Holdings Inc., a Delaware corporation (“Barclays Holdings”). The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays was engaged in commercial mortgage loan securitization in the United States from 2004 through 2008 and reengaged in commercial mortgage loan securitization in the United States in 2018. Certain affiliates of Barclays have been engaged in commercial mortgage loan securitization in the United States since 2011. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

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Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hotel, multifamily, manufactured housing, healthcare, self-storage and industrial properties. These loans are primarily originated for the purpose of securitization.

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Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on August 31, 2021, Barclays or its affiliates were the loan sellers in approximately 168 commercial mortgage-backed securitization transactions. Approximately $45.4 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays or its affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020 and through August 31, 2021.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays or its Affiliates (as loan seller) (approximate)
2021	$ 4,369,111,800
2020	$ 3,115,245,750
2019	$ 4,983,162,802
2018	$ 3,937,789,900
2017	$ 4,971,606,254
2016	$ 3,031,242,500
2015	$ 5,276,099,519
2014	$ 3,351,106,750
2013	$ 2,723,393,594
2012	$ 2,056,096,250
2011	$ 0
2010	$ 0
2009	$ 0
2008	$ 196,399,012
2007	$ 2,470,879,020

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (in certain cases remotely) (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, underwriting cash flow file, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, Barclays, and Barclays Capital Inc. engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;

●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Additionally, Barclays reviews the underwriting guidelines of the applicable originator for any Barclays Mortgage Loans that were acquired by Barclays to ensure that each acquired Barclays Mortgage Loan was underwritten pursuant to the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays may use table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at any table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including any originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit (in certain cases by a third party) and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

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Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.

●

Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property),(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

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Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.

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Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (vi) any Escrow/Reserve Mitigating Circumstances.

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Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated,(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.

●	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Wells Fargo Bank, National Association.

Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Process” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above. In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. In some cases, tenants who are not paying rent due to the impact of COVID-19 and/or COVID-19 rent forbearances were included in underwritten revenues. For any material exceptions to Barclays’ underwriting guidelines described above in respect of the Barclays Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on August 12, 2021 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0001549574. It has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither Barclays nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Barclays or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”. Barclays Holdings will agree to repurchase or substitute Barclays Mortgage Loans with material document defects or material breaches of representations and warranties to the same extent as Barclays. Notwithstanding the existence of any such agreement, no assurance can be provided that Barclays or Barclays Holdings will have the financial ability to effect or cause any such repurchase or substitution and no other entity will be responsible for doing so if Barclays and Barclays Holdings fail with respect to such obligations.

From time to time, Barclays is engaged in various legal and/or regulatory matters, which may include legal proceedings by or against Barclays, enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which Barclays is or has been engaged.

The information set forth under “—Barclays Capital Real Estate Inc.” has been provided by Barclays.

Societe Generale Financial Corporation

General

Societe Generale Financial Corporation, a Delaware corporation (“Societe Generale Financial Corporation”), is a sponsor and a mortgage loan seller in this transaction and an affiliate of SG Americas Securities, LLC, one of the underwriters. Societe Generale Financial Corporation is an indirect subsidiary of Société Générale, a limited company (société anonyme) licensed in France as a credit institution (établissement de crédit) (“Société Générale”). The principal offices of Societe Generale Financial Corporation are located at 245 Park Avenue, New York, New York 10167, telephone number (212) 278-6461.

Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program

Societe Generale Financial Corporation or its affiliates (collectively, the “SGFC Entities”) have been engaged in commercial mortgage securitization in the United States since January 2015, although the SGFC Entities were also engaged in mortgage securitization businesses prior to 2009. Prior to November 2018, the SGFC Entities originated commercial mortgage loans through the New York Branch of Société Générale (“SGNY”). The vast majority of mortgage loans originated by Societe Generale Financial Corporation’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Societe Generale Financial Corporation acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within the SGFC Entities may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by the SGFC Entities through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Societe Generale Financial Corporation’s commercial real estate securitization team originates for securitization purposes:

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Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hotel, multifamily, residential, healthcare, self-storage and industrial properties. These loans are Societe Generale Financial Corporation’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.

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Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans are generally not originated for securitization by Societe Generale Financial Corporation and are sold in individual loan sale transactions.

In general, Societe Generale Financial Corporation does not hold the loans that its commercial real estate securitization team originates until maturity.

Societe Generale Financial Corporation originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor, who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Societe Generale Financial Corporation. Societe Generale Financial Corporation’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Societe Generale Financial Corporation works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

None of the SGFC Entities act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

SGNY sold mortgage loans into securitizations until 2009 and resumed this activity with the WFCM 2015-SG1 transaction. For the period beginning in January 2015 through December 31, 2018, SGNY securitized 196 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $4.8 billion. For the period beginning in February 2019 through December 31, 2020, Societe Generale Financial Corporation securitized 108 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $3.0 billion.

Societe Generale Financial Corporation’s Underwriting Standards

Each of the Mortgage Loans originated by Societe Generale Financial Corporation (“Societe Generale Financial Corporation Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and Societe Generale Financial Corporation cannot assure you that every loan will comply in all respects with the guidelines. Societe Generale Financial Corporation’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within the SGFC Entities for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General. Societe Generale Financial Corporation originates mortgage loans for securitization from its headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Societe Generale Financial Corporation’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, Societe Generale Financial Corporation performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Societe Generale Financial Corporation. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Societe Generale Financial Corporation must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Societe Generale Financial Corporation typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-value Ratio. Societe Generale Financial Corporation typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan-to-value Ratio. Societe Generale Financial Corporation’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Societe Generale Financial Corporation may vary from these guidelines.

Escrow Requirements. Generally, Societe Generale Financial Corporation requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Societe Generale Financial Corporation are as follows (see Annex A-1 for instances in which reserves were not taken):

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Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

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Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or borrower sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).

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Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Societe Generale Financial Corporation relies on information provided by an independent engineer to make this determination. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

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Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Societe Generale Financial Corporation generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.

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Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report. Societe Generale Financial Corporation generally obtains a Phase I ESA or an update of a previously obtained Phase I ESA for each mortgaged property prepared by an approved environmental consulting firm. Societe Generale Financial Corporation or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Societe Generale Financial Corporation generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Societe Generale Financial Corporation generally requires such Phase II ESA to be obtained.

Physical Condition Report. Societe Generale Financial Corporation generally obtains a current Physical Condition Report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm. Societe Generale Financial Corporation, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Societe Generale Financial Corporation often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a borrower sponsor in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and Societe Generale Financial Corporation or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Societe Generale Financial Corporation typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered by Societe Generale Financial Corporation in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—Societe Generale Financial Corporation’s Underwriting Standards” above, one or more of the Societe Generale Financial Corporation Mortgage Loans may vary from, or do not comply with, Societe Generale Financial Corporation’s underwriting guidelines described above. In addition, in the case of one or more of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Societe Generale Financial Corporation Mortgage Loans were originated with any material exceptions to Societe Generale Financial Corporation’s underwriting policies.

Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor

Overview. In connection with the securitization described in this prospectus, Societe Generale Financial Corporation, as a sponsor of this offering, has conducted a review of the Societe Generale Financial Corporation Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Societe Generale Financial Corporation Mortgage Loans is accurate in all material respects. Societe Generale Financial Corporation determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Societe Generale Financial Corporation Mortgage Loans was conducted as described below with respect to each of those Societe Generale Financial Corporation Mortgage Loans. The review of the Societe Generale Financial Corporation Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Societe Generale Financial Corporation or its affiliates (collectively, the “Societe Generale Financial Corporation Deal Team”) with the assistance of certain third parties. Societe Generale Financial Corporation has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Societe Generale Financial Corporation Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Societe Generale Financial Corporation Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Societe Generale Financial Corporation Deal Team created a database of loan level and property level information, and prepared an asset summary report, regarding each of the Societe Generale Financial Corporation Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Societe Generale Financial Corporation during the underwriting process. After origination of each of the Societe Generale Financial Corporation Mortgage Loans, the Societe Generale Financial Corporation Deal Team may have updated the information in the database and the related asset summary report with respect to the Societe Generale Financial Corporation Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Societe Generale Financial Corporation Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Societe Generale Financial Corporation Mortgage Loan.

A data tape (the “Societe Generale Financial Corporation Data Tape”) containing detailed information regarding each of the Societe Generale Financial Corporation Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Societe Generale Financial Corporation Data Tape was used by the Societe Generale Financial Corporation Deal Team to provide the numerical information regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. Societe Generale Financial Corporation engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Societe Generale Financial Corporation, relating to information in this prospectus regarding the Societe Generale Financial Corporation Mortgage Loans. These procedures included:

●	comparing the information in the Societe Generale Financial Corporation Data Tape against various source documents provided by Societe Generale Financial Corporation;

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comparing numerical information regarding the Societe Generale Financial Corporation Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Societe Generale Financial Corporation Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Societe Generale Financial Corporation Mortgage Loans disclosed in this prospectus.

Legal Review. Societe Generale Financial Corporation engaged various law firms to conduct certain legal reviews of the Societe Generale Financial Corporation Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the Societe Generale Financial Corporation Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Societe Generale Financial Corporation’s standard form loan documents. In addition, origination counsel for each Societe Generale Financial Corporation Mortgage Loan reviewed Societe Generale Financial Corporation’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Societe Generale Financial Corporation Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Societe Generale Financial Corporation’s standard form documents, as identified by Societe Generale Financial Corporation and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Societe Generale Financial Corporation relating to the Societe Generale Financial Corporation Mortgage Loans, and (iii) a review of due diligence questionnaires completed by origination counsel.

Societe Generale Financial Corporation prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in the attached Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Societe Generale Financial Corporation Mortgage Loan, Societe Generale Financial Corporation, together with origination counsel, conducted a search with respect to each borrower under the related Societe Generale Financial Corporation Mortgage Loan to determine whether it filed for bankruptcy. If Societe Generale Financial Corporation became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Societe Generale Financial Corporation Mortgage Loan, the Societe Generale Financial Corporation Deal Team also consulted with the applicable Societe Generale Financial Corporation mortgage loan origination team to confirm that each of the Societe Generale Financial Corporation Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Societe Generale Financial Corporation’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Societe Generale Financial Corporation will perform a review of any Societe Generale Financial Corporation Mortgage Loan that it elects to substitute for a Societe Generale Financial Corporation Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Societe Generale Financial Corporation, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Societe Generale Financial Corporation may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Societe Generale Financial Corporation and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Societe Generale Financial Corporation to render any tax opinion required in connection with the substitution.

Findings and Conclusions. Societe Generale Financial Corporation found and concluded with reasonable assurance that the disclosure regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus is accurate in all material respects. Societe Generale Financial Corporation also found and concluded with reasonable assurance that the Societe Generale Financial Corporation Mortgage Loans were originated in accordance with Societe Generale Financial Corporation’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Societe Generale Financial Corporation has no history as a securitizer prior to February 2019. Societe Generale Financial Corporation’s Central Index Key number is 0001755531. Societe Generale Financial Corporation most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 10, 2021. Societe Generale Financial Corporation has no history of repurchases or repurchase requests through and including June 30, 2021 required to be reported by Societe Generale Financial Corporation under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations. Further, with respect to the SGFC Entities past commercial mortgage loan securitization activities, SGNY most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 10, 2021. SGNY’s Central Index Key number is 0001238163. With respect to the period from and including January 1, 2012 to and including June 30, 2021, SGNY does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Societe Generale Financial Corporation nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Societe Generale Financial Corporation or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time. See “Credit Risk Retention”.

The information set forth under “—Societe Generale Financial Corporation” has been provided by Societe Generale Financial Corporation.

SSOF SCRE AIV, L.P.

General

SSOF SCRE AIV, L.P. (“Sabal”) is a Delaware limited partnership. Sabal is an affiliate of (i) SCP Servicing, LLC, the expected special servicer and a significant sub-servicer, (ii) SSOF VRR, LLC, the holder of the VRR Interest, (iii) Sabal Strategic Opportunities Fund, L.P., the initial holder of the Class H-RR and Class J-RR Certificates and the Class X-F, Class X-G, Class F, Class G Certificates (in each case, excluding the portion comprising the VRR Interest) and the entity that is the initial directing certificateholder and (iv) Sabal Capital II, LLC, the originator of the Sabal Mortgage Loans. Sabal’s principal offices are located at 465 North Halstead Street, Suite 105, Pasadena, California 91107. Sabal’s primary business is the acquisition and sale of mortgage loans secured by commercial properties.

Sabal is a sponsor of this securitization and one of the mortgage loan sellers. Sabal is the seller of thirty-four (34) Mortgage Loans (collectively, 17.8%) (the “Sabal Mortgage Loans”). An affiliate of Sabal, Sabal Capital II, LLC, originated all of the Sabal Mortgage Loans.

As of August 1, 2021, no mortgage loans that were originated by Sabal and contributed to a previous commercial mortgage backed securitization trust were either (x) delinquent in respect of scheduled payments of principal and interest as of such date or (y) specially serviced loans as of such date.

Sabal’s Securitization Program

This is the first commercial mortgage securitization into which Sabal is contributing loans. Sabal began originating and acquiring loans in September 2021, and has not been involved in the securitization of any other types of financial assets. Sabal acquires fixed-rate loans throughout the United States secured by, but not limited to, retail, multifamily, office, hospitality and self-storage properties.

In connection with this commercial mortgage securitization transaction, Sabal will transfer the Sabal Mortgage Loans to the depositor, who will then transfer the Sabal Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Sabal Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, Sabal will work with rating agencies, the other mortgage loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, Sabal will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Sabal Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Sabal will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Neither Sabal nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Sabal for any losses or other claims in connection with the certificates or the Sabal Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Sabal in the related mortgage loan purchase agreement.

Review of Sabal Mortgage Loans

Overview. Sabal, in its capacity as a sponsor of the securitization described in this prospectus, has conducted a review of the Sabal Mortgage Loans (collectively, 17.8%) that it will be contributing to this securitization. The review of the Sabal Mortgage Loans was performed by a deal team comprised of commercial real estate and securitization professionals who are employees of Sabal or one or more of Sabal’s affiliates, or, in certain circumstances, are consultants engaged by Sabal (collectively, the “Sabal Deal Team”). The review procedures described below were employed with respect to all of the Sabal Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Sabal Deal Team updated its internal database of loan-level and property-level information relating to each Sabal Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third-party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Sabal or its affiliates during the underwriting process. After origination of each Sabal Mortgage Loan, the Sabal Deal Team updated the information in the database with respect to such Sabal Mortgage Loan based on updates provided by the applicable servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Sabal Deal Team.

A data tape (the “Sabal Data Tape”) containing detailed information regarding the Sabal Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Sabal Data Tape was used by the Sabal Deal Team to provide the numerical information regarding the Sabal Mortgage Loans in this prospectus.

Data Comparison and Recalculation. Sabal engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Sabal relating to information in this prospectus regarding the Sabal Mortgage Loans. These procedures include:

●	comparing the information in the Sabal Data Tape against various source documents provided by Sabal that are described above under “—Database”;

●	comparing numerical information regarding the Sabal Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Sabal Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Mortgage Loans disclosed in this prospectus.

Legal Review. Sabal engaged various law firms to conduct certain legal reviews of the Sabal Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Sabal Mortgage Loan, Sabal’s origination counsel prepared a loan and property summary or a due diligence questionnaire that sets forth salient loan terms. In addition, origination counsel for each Sabal Mortgage Loan reviewed Sabal’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Sabal Mortgage Loans. Such assistance included, among other things, (i) a review of certain sections of the loan agreements relating to certain Sabal Mortgage Loans, (ii) a review of the legal data records referred to above relating to the Sabal Mortgage Loans prepared by origination counsel and (iii) a review of due diligence questionnaires completed by the Sabal Deal Team. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each Sabal Mortgage Loan for compliance with the REMIC provisions of the Code.

Securitization counsel also assisted in the preparation of the risk factors and Mortgage Loan summaries set forth on Annex A-2, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. Sabal confirmed with the applicable servicer that there has not been any recent material casualty to any improvements located on any Mortgaged Property securing a Sabal

Mortgage Loan. In addition, if Sabal became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a Sabal Mortgage Loan, Sabal obtained information on the status of the Mortgaged Property from the applicable borrower to confirm no material damage to the Mortgaged Property.

The Sabal Deal Team also conferred with Sabal personnel responsible for the origination of the Sabal Mortgage Loans to confirm that the Sabal Mortgage Loans were originated or acquired in material compliance with the origination and underwriting criteria described below under “—Sabal’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to Sabal’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, Sabal determined that the disclosure regarding the Sabal Mortgage Loans in this prospectus is accurate in all material respects. Sabal also determined that the Sabal Mortgage Loans were originated in accordance with Sabal’s underwriting criteria in all material respects, except as described under “—Exceptions to Sabal’s Disclosed Underwriting Guidelines” below. Sabal attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Sabal will perform a review of any mortgage loan that it elects to substitute for a Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Sabal and, if appropriate, its legal counsel will review the Mortgage Loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “Sabal Qualification Criteria”). Sabal will engage a third party accounting firm to compare the Sabal Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Sabal and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Sabal to render any tax opinion required in connection with the substitution.

Sabal’s Underwriting Guidelines and Processes

General. Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial mortgage loan will conform to the general guidelines described below.

Set forth below is a discussion of certain general underwriting guidelines of Sabal with respect to commercial mortgage loans originated or acquired by Sabal, which in certain instances may be performed by affiliates of Sabal.

Loan Analysis. Sabal generally performs both a credit analysis and a collateral analysis with respect to each commercial mortgage loan. The credit analysis generally includes a review of reports obtained from third party servicers, including judgment, lien, bankruptcy, litigation searches, credit reporting agencies, and criminal history with respect to the guarantor and certain borrower related parties (generally other than borrower related parties with ownership interests of less than 20% of any particular borrower). The collateral analysis generally includes an analysis, other than in the case of newly constructed mortgaged properties, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. Sabal’s credit underwriting also generally includes a review of third-party appraisal, environmental, building condition and seismic reports, if applicable. Generally, Sabal performs or causes to be performed a site inspection to ascertain the overall quality, functionality and competitiveness of the property. Sabal assesses the market in which the property is located to evaluate competitive or comparable properties as well as market trends, major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities.

Loan Approval. Prior to commitment or closing, all commercial mortgage loans to be originated or acquired by Sabal must be approved by an investment committee, which includes senior personnel from Sabal or its affiliates. The committee may approve a mortgage loan as recommended (subject to stipulations and conditions), request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Sabal’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. In determining a debt service coverage ratio, Sabal may review and make adjustments to the underwritten net cash flow based on, among other things, historical operating statements, rent rolls, tenant leases, budgeted income and expense statements provided by the borrower and/or appraisal conclusions.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the mortgaged property in question as determined by Sabal and payments on the loan based on actual principal and/or interest due on the loan. However, determination of underwritten net cash flow is often a highly subjective process based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the applicable mortgaged property. For example, when calculating the debt service coverage ratio for a commercial mortgage loan, Sabal may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There can be no assurance that the foregoing assumptions made with respect to any prospective commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated or acquired by Sabal, there may exist subordinate mortgage debt or mezzanine debt. Sabal may originate or acquire such subordinate mortgage debt or mezzanine debt and may sell such debt to other lenders. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate and/or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on a third-party appraisal.

Evaluation of Borrower, Principals and/or Borrower Sponsors. Sabal evaluates the borrower, its principals and/or the borrower sponsors with respect to credit history, financial strength and prior experience as an owner and operator of commercial real estate properties. This evaluation may include obtaining and reviewing indications of the borrower sponsor’s financial capacity, and obtaining and reviewing the principal’s and/or borrower sponsor’s prior real estate experience. Although commercial mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower, certain principals of the borrower and/or certain borrower sponsors of the borrower may be required to assume legal responsibility for liabilities arising as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and/or breach of environmental or hazardous materials requirements. Notwithstanding the above described review process, there can be no assurance that a borrower, a principal and/or a borrower sponsor has the financial capacity to meet the obligations that may arise with respect to such liabilities.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate or mezzanine debt, whether secured or unsecured. It is possible that Sabal may be the lender on that additional debt and may sell such debt to other lenders.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Third Party Reports. As part of the underwriting process, Sabal will generally obtain the reports described below:

(i)   Appraisals. Sabal will generally require independent appraisals or an update of an independent appraisal in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

(ii)  Environmental Assessment. In connection with the origination or acquisition process, Sabal will, in most cases, require a current Phase I environmental assessment with respect to any mortgaged property. However, when circumstances warrant, Sabal may utilize an update of a prior environmental assessment or a desktop review. Furthermore, an environmental assessment conducted at any particular mortgaged property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Sabal or an environmental consultant believes that such an analysis is warranted under the circumstances. Based on the environmental assessment, Sabal may (i) determine that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority and/or (ii) require the borrower to do one or more of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit (or other financial assurance acceptable to Sabal) at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or (D) obtain the benefits of an environmental insurance policy or a lender insurance policy.

(iii) Engineering Assessment. In connection with the origination or acquisition process, Sabal will, in most cases, require that an engineering firm inspect the mortgaged property to assess the structure, exterior walls, roofing, parking facilities, driveways, interior structure and/or mechanical and electrical systems. Based on the resulting report, Sabal will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv) Seismic Report. In connection with the origination or acquisition process, Sabal may, on a case-by-case basis as determined by Sabal and/or its consultants, require a seismic report for certain mortgaged properties.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a mortgage loan, Sabal will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to such mortgaged property. Evidence of compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the applicable borrower.

Escrow Requirements. Sabal may require borrowers to fund various escrows for, among other things, taxes, insurance, deferred maintenance/immediate repairs, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, Sabal may identify certain risks that warrant additional escrows or holdbacks for items such as lease-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks may be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all mortgage loans originated or acquired by Sabal. The typical required escrows for mortgage loans originated or acquired by Sabal are as follows:

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Taxes – Generally, an initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Sabal with sufficient funds to satisfy all taxes and assessments. Sabal may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or Sabal may waive the escrow for a portion of the mortgaged property which is leased to a tenant that pays taxes for its portion of the mortgaged property directly); or (ii) if any Escrow/Reserve Mitigating Circumstances (as defined below) exist.

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Insurance – Generally, an initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide Sabal with sufficient funds to pay all insurance premiums. Sabal may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower maintains a blanket insurance policy; (ii) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that maintains property insurance for its portion of the mortgaged property or self-insures); and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

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Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from the property condition or engineering report or to certain minimum requirements by property type. Sabal may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the mortgaged property (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that repairs and maintains its portion of the mortgaged property); and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

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Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded at loan origination, during the related mortgage loan term and/or springing upon the occurrence of certain events to cover anticipated leasing commissions, free rent periods and/or tenant improvement costs which might be associated with re-leasing the space in the mortgaged property. Sabal may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

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Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of certain material repairs or replacements identified in the property assessment/condition or engineering report. Sabal may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower sponsor delivers a guarantee to complete the immediate repairs; (ii) if the deferred maintenance items do not materially impact the function, performance or value of the mortgaged property; (iii) if the mortgaged property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; and/or (iv) if any Escrow/Reserve Mitigating Circumstances exist.

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Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. Sabal may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower sponsor delivers a guarantee agreeing to complete the remediation; (ii) if environmental insurance is in place or obtained; and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

Sabal may determine that establishing any of the foregoing escrows or reserves is not warranted given any one or more of (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Sabal’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) the related mortgaged property maintaining a specified debt service coverage ratio, (iv) Sabal having structured springing escrows that arise for identified risks, (v) Sabal having an alternative to a cash escrow or reserve, such as a letter of credit, bond or other financial surety or a guarantee from the borrower or an affiliate of the borrower; (vi) Sabal’s belief that there are credit positive characteristics of the borrower, the borrower sponsor and/or the mortgaged property that would offset the need for the escrow or reserve; and/or (vii) such reserves are being collected and held by a third party, such as a management company, a franchisor, title company, or an association.

Notwithstanding the foregoing discussion under this caption “—Sabal’s Underwriting Guidelines and Processes”, one or more of the Mortgage Loans contributed to this securitization by Sabal may vary from, or may not comply with, Sabal’s underwriting guidelines described above. In addition, in the case of one or more of the Mortgage Loans contributed to this securitization by Sabal, Sabal may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Sabal may originate mortgage loans together with other financial institutions. The resulting mortgage loans will be evidenced by two or more promissory notes, at least one of which will reflect Sabal as the payee. Sabal may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators may in the future deposit such promissory notes for which they are named payee into other securitization trusts. Sabal may in the future acquire mortgage loans it has not originated and deposit the related promissory notes into one or more securitization trusts.

Exceptions to Sabal’s Disclosed Underwriting Guidelines

We have disclosed generally our underwriting guidelines with respect to the Mortgage Loans. However, one or more of Sabal’s Mortgage Loans may vary from the specific Sabal underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Sabal’s Mortgage Loans, Sabal may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, we may have made exceptions and the underwriting of a particular Mortgage Loan did not comply with all aspects of the disclosed criteria. For any material exceptions to Sabal’s underwriting guidelines described above in respect of the Sabal Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

In all material respects, the Sabal Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of these mortgage loans can be found on Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

As this will be the first securitization into which Sabal will act as a securitizer, Sabal has not yet been required to file a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Sabal’s CIK number is 0001878059. Sabal has no history as a securitizer with respect to any offerings settled prior to August 2021. Sabal does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act, as amended, with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Sabal is an affiliate of the entity that intends to (a) purchase the VRR Interest and the Class H-RR and Class J-RR Certificates and the Class X-F, Class X-G, Class F, Class G Certificates on the Closing Date, (b) be the initial Controlling Class Certificateholder, (c) be appointed as the initial Directing Certificateholder, and (d) be the entity that will serve as the initial special servicer and the primary servicer. Except as described above and with respect to any fees retained by SCP Servicing, LLC in its capacity as special servicer with respect to this transaction, neither Sabal nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization (except that SCP

Servicing, LLC will be entitled to compensation for its primary servicing duties with respect to certain of the Mortgage Loans). However, Sabal or its affiliates may retain on the Closing Date or own in the future interests in certain other classes of certificates and any such party will have the right to dispose of such certificates at any time.

The information set forth under “—SSOF SCRE AIV, L.P.” has been provided by Sabal.

UBS AG, New York Branch

General

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG, New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG, New York Branch originated, co-originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG, New York Branch is a branch of UBS AG and the branch’s executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG, New York Branch’s Securitization Program

UBS AG, New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG, New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG, New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG, New York Branch has previously securitized an aggregate of approximately $7,927,073,891 of multifamily and commercial mortgage loans. UBS AG, New York Branch is a branch of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG, New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated, co-originated or acquired and to be securitized by UBS AG, New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG, New York Branch into a commercial loan securitization sponsored by UBS AG, New York Branch will have been or will be, as applicable, originated, co-originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG, New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG, New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, UBS AG, New York Branch will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus on Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBS AG, New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG, New York Branch Mortgage Loan or such other standard as is described in the MLPA, UBS AG, New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “Description of the Mortgage Loan Purchase Agreements”.

Neither UBS AG, New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG, New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG, New York Branch Mortgage Loans

Overview. UBS AG, New York Branch, in its capacity as the sponsor of the UBS AG, New York Branch Mortgage Loans, has conducted a review of the UBS AG, New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG, New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG, New York Branch’s affiliates and certain third party consultants engaged by UBS AG, New York Branch (the “UBS AG, New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG, New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG, New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG, New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG, New York Branch during the underwriting process. After origination of each UBS AG, New York Branch Mortgage Loan, the UBS AG, New York Branch Deal Team updated the information in the database with respect to the UBS AG, New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG, New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG, New York Branch Deal Team.

A data tape (the “UBS AG, New York Branch Data Tape”) containing detailed information regarding each UBS AG, New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG, New York Branch Data Tape was used by the UBS AG, New York Branch Deal Team to provide the numerical information regarding the UBS AG, New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. UBS AG, New York Branch, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG, New York Branch, relating to information in this prospectus regarding the UBS AG, New York Branch Mortgage Loans. These procedures included:

comparing the information in the UBS AG, New York Branch Data Tape against various source documents provided by UBS AG, New York Branch;

comparing numerical information regarding the UBS AG, New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG, New York Branch Data Tape; and

recalculating certain percentages, ratios and other formulae relating to the UBS AG, New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG, New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG, New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG, New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG, New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG, New York Branch Mortgage Loan reviewed UBS AG, New York Branch’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG, New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG, New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG, New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG, New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG, New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC Regulations.

Origination counsel also assisted in the preparation of the UBS AG, New York Branch Mortgage Loan summaries set forth on Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG, New York Branch conducted a search with respect to each borrower under a UBS AG, New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG, New York Branch Mortgage Loan. If UBS AG, New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG, New York Branch Deal Team also consulted with UBS AG, New York Branch to confirm that the UBS AG, New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG, New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG, New York Branch determined that the disclosure regarding the UBS AG, New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG, New York Branch also determined that the UBS AG, New York Branch Mortgage Loans were originated (or acquired and re-underwritten) in accordance with UBS AG, New York Branch’s origination procedures and underwriting criteria. UBS AG, New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG, New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG, New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG, New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG, New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG, New York Branch to render any tax opinion required in connection with the substitution.

UBS AG, New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG, New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG, New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG, New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG, New York Branch’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG, New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG, New York Branch must be approved by a loan committee which includes senior personnel from UBS AG, New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG, New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG, New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG, New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG, New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG, New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG, New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG, New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG, New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG, New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG, New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG, New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG, New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG, New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG, New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG, New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG, New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG, New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG, New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG, New York Branch. Furthermore, UBS AG, New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG, New York Branch may vary from the specific UBS AG, New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG, New York Branch, UBS AG, New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG, New York Branch Mortgage Loans was originated with any material exceptions from UBS AG, New York Branch’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG, New York Branch most recently filed a Form ABS-15G on February 16, 2021. UBS AG, New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG, New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including June 30, 2021, the following table provides information regarding demand, repurchase and replacement history reported by UBS AG, New York Branch as required by Rule 15Ga-1.

Name of Issuing Entity	Check if Registered	Name of Originator(1)(2)	Total Assets in ABS by Originator(1)(3)			Assets That Were Subject of Demand(1)(4)(5)			Assets That Were Repurchased or Replaced(1)(4)(6)			Assets Pending Repurchase or Replacement (within cure period)(1)(4)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	©	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	®	(s)	(t)	(u)	(v)	(w)	(x)
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2017-C1	X	UBS AG, New York Branch	17	311,792,500.00	32.5%	1	4,100,000.00	0.4%	1	4,100,000.00	0.4%	0	—	0.0%	0	—	0.0%		—	0.0%	0	—	0.0%

1.

Certain Information. Certain information may have been omitted from this table because it was unknown and not available to UBS AG, New York Branch (the “securitizer”) without unreasonable effort or expense. The securitizer believes that it has substantially complete information based on its own records and confirmation from appropriate third parties to the extent such confirmation could be obtained.

The securitizer has reported only on pool assets (i) which were the subject of new demands during the reporting period or (ii) which were the subject of demands previously reported by the securitizer, where such demands had a change in status during the reporting period.

2.

Name of Originator. For purposes of the data presented in the table, the “originator” may be the party in whose name the loan was originated or may be such other party as provided final loan approval based on its own underwriting criteria or from whom the loan was purchased.

3.

Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance at Time of Securitization. The number of loans shown under the column “Total Assets in ABS by Originator” is the number of loans for such originator, issuing entity or total asset pool, as applicable, at the time of securitization. The “Principal Balance at Time of Securitization” shown under such column is the aggregate principal balance of the applicable loans at the time of securitization. The “Percentage of Principal Balance at Time of Securitization” for each originator has been calculated by dividing the Principal Balance at Time of Securitization of the pool assets of the applicable originator by the Principal Balance at Time of Securitization of all pool assets for the related issuing entity.

4.

Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance for Assets That Were Subject of Demand and Other Columns. The number of loans shown under the column “Assets That Were Subject of Demand” and each column to the right of such column is the number of loans in the applicable category of repurchase/replacement demand activity (each, a “Demand Category”) as to which there was a new demand or change of status of a previously reported demand during the reporting period plus the number of loans in the applicable Demand Category during the reporting period which were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period.

The “Outstanding Principal Balance at End of Reporting Period” shown in such columns identified in the first paragraph of this footnote 4 is the outstanding principal balance of the loans in the applicable Demand Category at the end of the reporting period, adjusted to include loans in the applicable Demand Category that were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period at the outstanding principal balance of such loans at the end of the month immediately prior to such repurchase, replacement or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

The “Percentage of Principal Balance at End of Reporting Period” for each originator was calculated by dividing (i) the Outstanding Principal Balance at End of Reporting Period of the loans in the applicable Demand Category, by (ii) the outstanding principal balance of the entire asset pool (or applicable portion thereof) as of the last day of the reporting period, adjusted to include loans that were included in such asset pool (or applicable portion thereof) at the date of securitization but were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period, with such loans included at their principal balance at the end of the month immediately prior to such repurchase, replacement, prepayment or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

5.	Assets That Were Subject of Demand. For purposes of the data presented in the table, a “demand” is a clear request for enforcement of an obligation to repurchase or replace a specified loan.

The table includes all loans that were the “Subject of Demand” and as to which there was a new demand or change of status of a previously reported demand during the reporting period. A loan is considered to be “Subject of Demand” until (i) repurchase or replacement of such loan, (ii) the making of an indemnity payment to the related securitization trust rather than repurchasing the loan because the loan had already been liquidated at the time of payment and therefore was not available to be repurchased or replaced (an “indemnity payment”) or (iii) withdrawal or rejection of the related demand as described in footnotes 9 and 10 below.

In the event that multiple repurchase/replacement demands have been received with respect to a single loan, such demands have been reported as a single demand.

6.

Assets That Were Repurchased or Replaced. This data field is intended to capture pool assets that were the subject of a repurchase/replacement demand (i) which have been repurchased or (ii) for which an indemnity payment has been made.

The securitizer has reason to believe that certain indemnity payments may have been made by originators that could not be definitively identified and, therefore, these indemnity payments have not been included under the column “Assets That Were Repurchased or Replaced”. In any event, the securitizer has reason to believe that the outstanding principal balance of loans that were the subject of such indemnity payments is immaterial when compared to the outstanding principal balance, in the aggregate, of all loans subject to repurchase, replacement or indemnity payments.

7.

Assets Pending Repurchase or Replacement. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such loan is pending repurchase or replacement within the applicable cure period or (ii) an agreement as to the obligation to repurchase or replace has been reached between the securitizer and the party making the demand but such repurchase or replacement or related indemnity payment is subject to satisfaction of certain conditions or otherwise has not been completed as of the end of the reporting period.

8.

Demand in Dispute. This data field is intended to capture any pool asset that was the subject of a demand (i) for which the securitizer has not yet made a final determination regarding the status of such loan as of the end of the reporting period, (ii) for which the securitizer purchased such loan from an extant originator/seller and has relayed the demand to such originator/seller in accordance with the terms of the originator/seller’s repurchase/replacement obligations in its purchase contract with the securitizer and such originator/seller has not yet made a final determination, (iii) where such demand is currently the subject of insolvency proceedings or (iv) where such demand is currently the subject of litigation (including certain loans that were previously reported under other categories).

9.

Demand Withdrawn. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such demand was the subject of litigation that resulted in settlement or (ii) such demand was rescinded by the party making the demand.

10.

Demand Rejected. This data field is intended to capture any reportable pool asset that was the subject of a demand which was not rescinded by the party making the demand but (i) for which the securitizer determined that such demand was without merit, was invalid or did not specifically allege a breach of any particular representation or warranty or (ii) such demand was rejected by the party to whom the demand was made or relayed.

Retained Interests in This Securitization

Neither UBS AG, New York Branch nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, UBS AG, New York Branch or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—UBS AG, New York Branch” has been provided by UBS AG, New York Branch.

LMF Commercial, LLC

General

LMF Commercial, LLC, a Delaware limited liability company formed in April 2013 (“LMF”), is wholly-owned by Lennar Corporation (“Lennar”). The executive offices of LMF are located at 590 Madison Avenue, 9th Floor, New York, New York 10022.

An affiliate of Barclays has provided warehouse financing to LMF for certain Mortgage Loans originated by LMF that are being contributed to this securitization. The aggregate Cut-off Date Balance of the LMF Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $74,097,807. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the LMF Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In addition, Wells Fargo Bank is the interim custodian with respect to the loan files for all of the LMF Mortgage Loans.

LMF’s Securitization Program

As a sponsor and mortgage loan seller, LMF originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the depositor by LMF (the “LMF Mortgage Loans”) were originated, co-originated or acquired from an unaffiliated third party by LMF. This is the eighty-first (81st) commercial real estate debt investment securitization to which LMF is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by LMF may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. LMF securitized approximately $712 million, $1.49 billion, $2.41 billion, $1.93 billion, $1.66 billion, $1.32 billion, $1.54 billion and $687 million of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014, 2015, 2016, 2017, 2018, 2019 and 2020, respectively.

Neither LMF nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against LMF for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by LMF in the applicable MLPA as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

LMF’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated or acquired by LMF was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, LMF performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of LMF. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of LMF and one officer of Lennar. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, LMF typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. LMF typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, LMF will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to

●

the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, LMF may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by LMF, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, LMF may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. LMF also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by LMF, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, LMF may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, LMF will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that LMF or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, LMF will analyze the condition of the real property for a prospective asset. To aid in that analysis, LMF may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. LMF will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. LMF requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, LMF may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, LMF may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. LMF generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. LMF will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, LMF uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, LMF generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss or scenario expected loss in excess of 20%, LMF may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, LMF will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, LMF may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in LMF’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by LMF to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, LMF may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. LMF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, LMF may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, LMF may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and LMF’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, LMF may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, LMF’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time LMF or its affiliates originated or acquired certain assets. In addition, in some cases, LMF may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—LMF’s Underwriting Standards and Loan Analysis” above, one or more of the LMF Mortgage Loans may vary from, or not comply with, LMF’s underwriting policies and guidelines described above. In addition, in the case of one or more of the LMF Mortgage Loans, LMF may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the LMF Mortgage Loans were originated with any material exceptions to LMF’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which LMF is the Sponsor

Overview. LMF has conducted a review of each of the LMF Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of LMF or one or more of its affiliates (the “LMF Review Team”). The review procedures described below were employed with respect to the LMF Mortgage Loans. No sampling procedures were used in the review process. LMF is the mortgage loan seller with respect to twelve (12) Mortgage Loans. Set forth below is a discussion of certain current general guidelines of LMF generally applicable with respect to LMF’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by LMF. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by LMF.

Database. To prepare for securitization, members of the LMF Review Team reviewed a database of loan-level and property-level information relating to the LMF Mortgage Loans. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the LMF Review Team during the underwriting process. Prior to securitization of the LMF Mortgage Loans, the LMF Review Team may have updated the information in the database with respect to the LMF Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the LMF Review Team, to the extent such updates were provided to, and deemed material by, the LMF Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the LMF Mortgage Loans. A data tape (the “LMF Data Tape”) containing detailed information regarding the LMF Mortgage Loans was created from the information in the database referred to above. The LMF Data Tape was used to provide the numerical information regarding the LMF Mortgage Loans in this prospectus.

Data Comparison and Recalculation. LMF engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by LMF and relating to information in this prospectus regarding the LMF Mortgage Loans. These procedures included:

●	comparing the information in the LMF Data Tape against various source documents provided by LMF;

●	comparing numerical information regarding the LMF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the LMF Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the LMF Mortgage Loans disclosed in this prospectus.

Legal Review. LMF engaged legal counsel to conduct certain legal reviews of the LMF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, LMF’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. LMF’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LMF Mortgage Loans. Such assistance included, among other things, (i) a review of certain of LMF’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the LMF Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the LMF Review Team of, a due diligence questionnaire relating to the LMF Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the LMF Mortgage Loans.

Other Review Procedures. The LMF Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each LMF Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—LMF’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, LMF determined that the disclosure regarding the LMF Mortgage Loans in this prospectus is accurate in all material respects. LMF also determined that the LMF Mortgage Loans were not originated with any material exceptions from LMF’s underwriting guidelines and procedures, except as described above under “—LMF’s Underwriting Standards and Loan Analysis—Exceptions” above. LMF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. LMF will perform a review of any LMF Mortgage Loan that it elects to substitute for a LMF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. LMF, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). LMF will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by LMF and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by LMF to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

LMF most recently filed a Form ABS-15G on February 9, 2021. LMF’s Central Index Key number is 0001592182. With respect to the period from and including July 1, 2018 to and including June 30, 2021, LMF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither LMF nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, LMF or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—LMF Commercial, LLC” has been provided by LMF.

BSPRT CMBS Finance, LLC

General

BSPRT CMBS Finance, LLC (“BSPRT”), formerly known as BSPRT Finance, LLC, is a sponsor of, and a seller of certain mortgage loans (the “BSPRT Mortgage Loans”) into, the securitization described in this prospectus. BSPRT originated and underwrote all of the BSPRT Mortgage Loans. BSPRT is a limited liability company organized under the laws of the State of Delaware. The primary offices of BSPRT are located at 1345 Avenue of the Americas, Suite 32A, New York, NY 10105.

BSPRT’s Loan Origination and Acquisition History

BSPRT began originating and acquiring loans in 2017 and has not been involved in the securitization of any other types of financial assets.

BSPRT originates and acquires from both affiliated and unaffiliated third party originators, commercial mortgage loans throughout the United States. The following tables set forth information with respect to originations and acquisitions of fixed rate commercial mortgage loans by BSPRT as of December 31, 2020.

Originations and Acquisitions of Fixed-Rate Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase
Originations/Acquisitions	350	$4,922,144,894

In connection with this commercial mortgage securitization transaction, BSPRT will transfer the BSPRT Mortgage Loans to the depositor, who will then transfer the BSPRT Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the BSPRT Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with the underwriter or the initial purchaser and the depositor, BSPRT will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, BSPRT will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the BSPRT Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, BSPRT will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. We cannot assure you that BSPRT will repurchase or replace, or make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no affiliate of BSPRT will be responsible for doing so if BSPRT fails with respect to its obligations.

BSPRT does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that BSPRT originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, BSPRT sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Review of BSPRT Mortgage Loans

Overview. BSPRT has conducted a review of the BSPRT Mortgage Loans in connection with the securitization described in this prospectus. The review of the BSPRT Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “BSPRT Review Team”). The review procedures described below were employed with respect to all of the BSPRT Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the BSPRT Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each BSPRT Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the BSPRT Review Team during the underwriting process. The BSPRT Review Team periodically updated the information in the database and the related asset summary report with respect to such BSPRT Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the BSPRT Review Team.

A data tape (the “BSPRT Data Tape”) containing detailed information regarding each BSPRT Mortgage Loan was created from the information in the database referred to in the prior paragraph. The BSPRT Data Tape was used to provide the numerical information regarding the BSPRT Mortgage Loans in this prospectus.

Data Validation and Recalculation. BSPRT engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by BSPRT, relating to information in this prospectus regarding the BSPRT Mortgage Loans. These procedures included:

●	comparing the information in the BSPRT Data Tape against various source documents provided by BSPRT that are described under “—Review of BSPRT Mortgage Loans—Database” above;

●	comparing numerical information regarding the BSPRT Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BSPRT Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the BSPRT Mortgage Loans disclosed in this prospectus.

Legal Review. BSPRT engaged various law firms to conduct certain legal reviews of the BSPRT Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each BSPRT Mortgage Loan, BSPRT’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each BSPRT Mortgage Loan reviewed BSPRT’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the BSPRT Mortgage Loans. Such assistance included, among other things, (i) a review of BSPRT’s asset summary report and its origination counsel’s due diligence questionnaire for each BSPRT Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the BSPRT Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the BSPRT Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying Mortgaged Properties of which BSPRT was aware at the origination of any BSPRT Mortgage Loan, the BSPRT Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. BSPRT conducted a search with respect to each borrower under the related BSPRT Mortgage Loan to determine whether it filed for bankruptcy. If the BSPRT Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any BSPRT Mortgage Loan, the BSPRT Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The BSPRT Review Team, with the assistance of applicable origination counsel, also reviewed the BSPRT Mortgage Loans to determine whether any BSPRT Mortgage Loan materially deviated from the underwriting guidelines set forth under “—BSPRT’s Underwriting Standards” below. See “—BSPRT’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, the BSPRT Review Team determined that the disclosure regarding the BSPRT Mortgage Loans in this prospectus is accurate in all material respects. The BSPRT Review Team also determined that the BSPRT Mortgage Loans were originated in accordance with BSPRT’s origination procedures and underwriting criteria, except as described under “—BSPRT’s Underwriting Standards—Exceptions” below. BSPRT attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. BSPRT will perform a review of any mortgage loan that it elects to substitute for a Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. BSPRT, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “Qualification Criteria”). BSPRT will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by BSPRT and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by BSPRT to render any tax opinion required in connection with the substitution.

BSPRT’s Underwriting Standards

Each of the BSPRT Mortgage Loans was originated or acquired by BSPRT. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSPRT.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated or acquired by BSPRT will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular BSPRT Mortgage Loans, see “—BSPRT’s Underwriting Standards—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, BSPRT also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from BSPRT. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. BSPRT’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 75.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by BSPRT and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that BSPRT or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

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Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

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Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●

Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, BSPRT typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or the scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, BSPRT will generally examine whether the use and occupancy and construction of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, BSPRT may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or BSPRT has a reasonable likelihood of recovering approximately 75% of proceeds from the casualty; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, BSPRT may require the borrower to remediate such violation and, subject to the discussion under “—BSPRT’s Underwriting Standards —Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on BSPRT’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan. Furthermore, BSPRT may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, BSPRT may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, BSPRT may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSPRT are as follows:

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Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay, or there is sufficient evidence that such sole or major tenant is paying, taxes directly.

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Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain, or there is sufficient evidence that such sole or major tenant is maintaining, the insurance or is permitted to self-insure.

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Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

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Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

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Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

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Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the BSPRT Mortgage Loans, see Annex A-1.

Exceptions. The BSPRT Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

BSPRT has no history as a securitizer prior to November 2017. BSPRT most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 8, 2021. BSPRT’s Central Index Key Number is 0001722518. BSPRT has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

As of the Closing Date, neither BSPRT nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, BSPRT and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—BSPRT CMBS Finance, LLC” has been provided by BSPRT.

Natixis Real Estate Capital LLC

General

Natixis Real Estate Capital LLC, a Delaware limited liability company (“NREC”), a sponsor and a mortgage loan seller, is an affiliate of Natixis Securities Americas LLC, one of the Underwriter Entities. NREC is a wholly-owned indirect subsidiary of Natixis North America LLC, which is itself a wholly-owned direct subsidiary of Natixis, a société anonyme à conseil d’administration (a limited liability company with a board of directors) organized under the laws of France and a credit institution licensed as a bank in France (“Natixis”). The executive offices of NREC are located at 1251 Avenue of the Americas, New York, New York 10020.

Natixis is the international corporate, investment and financial services arm of Groupe BPCE, a French mutual banking group, which is one of the largest banking groups in France. Groupe BPCE includes BPCE, as its central institution, two French retail banking networks (the Banque Populaire and the Caisse d’Epargne networks), as well as a number of entities that are subsidiaries and affiliates of BPCE. BPCE is the majority shareholder of Natixis, holding more than 99% of the share capital and voting rights. Natixis has four core business lines: Asset & Wealth Management (which includes asset management, wealth management and employee savings schemes); Corporate & Investment Banking (which includes strategic advisory services, structured financing, capital markets, portfolio management, global transaction banking and research); Insurance (which includes personal insurance and non-life insurance products as well as corporate solutions for insurance matters); and Payments (which includes payment solutions and services). Natixis also holds interests in certain non-core businesses referred to as “Corporate Center.” Natixis is based in France and does business internationally.

NREC is a full-service commercial real estate lender that has been principally engaged in originating, purchasing and securitizing commercial mortgage loans. NREC also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien commercial mortgage loans for securitization or resale, or for its own investment.

NREC’s Commercial Real Estate Securitization Program

One of NREC’s primary businesses is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for NREC’s securitization program. NREC, together with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in the same year. As of August 31, 2021, the total amount of commercial mortgage loans originated by NREC and its predecessors is in excess of $59.07 billion and the total amount of these loans that were securitized is in excess of $28.2 billion.

The commercial mortgage loans originated by NREC include both fixed- and floating-rate loans. NREC primarily originates loans secured by retail, office, multifamily, hotel, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. NREC originates loans throughout the United States.

NREC originates or acquires, including from its own affiliates, mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with Natixis Securities Americas LLC, and with other underwriters, NREC works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. NREC currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Neither NREC nor any of its affiliates currently act as servicer of the mortgage loans in its securitizations.

Pursuant to an MLPA, NREC will make certain representations and warranties, subject to certain exceptions set forth therein (and attached as Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “NREC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject NREC Mortgage Loan or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, substitute for another mortgage loan, or make a Loss of Value Payment, as the case may be. The depositor will assign its rights under each MLPA to the issuing entity. In addition, NREC has agreed to indemnify the depositor, the Underwriter Entities and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates.

Review of NREC Mortgage Loans

Overview. NREC, in its capacity as the sponsor of the NREC Mortgage Loans, has conducted a review of the NREC Mortgage Loans in connection with the securitization described in this prospectus. The review of the NREC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of NREC’s affiliates (the “NREC Deal Team”). The review procedures described below were employed with respect to all of the NREC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the NREC Deal Team created a database of loan-level and property-level information relating to each NREC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the NREC originators during the underwriting process. After origination of each NREC Mortgage Loan, the NREC Deal Team updated the information in the database with respect to the NREC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the NREC Deal Team.

A data tape (the “NREC Data Tape”) containing detailed information regarding each NREC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The NREC Data Tape was used by the NREC Deal Team to provide certain numerical information regarding the NREC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. NREC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by NREC, relating to information in this prospectus regarding the NREC Mortgage Loans. These procedures included:

●	comparing certain information in the NREC Data Tape against various source documents provided by NREC that are described above under “—Database”;

●	comparing numerical information regarding the NREC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the NREC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the NREC Mortgage Loans disclosed in this prospectus.

Legal Review. NREC engaged various law firms to conduct certain legal reviews of the NREC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each NREC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from NREC’s standard form loan documents. In addition, origination counsel for each NREC Mortgage Loan reviewed NREC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the NREC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain NREC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the NREC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the NREC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each NREC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions. In addition, for each NREC Mortgage Loan originated by NREC or its affiliates, NREC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any NREC Mortgage Loan, NREC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. NREC conducted a search with respect to each borrower under a NREC Mortgage Loan to determine whether it filed for bankruptcy after origination of the NREC Mortgage Loan. If NREC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a NREC Mortgage Loan, NREC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The NREC Deal Team also consulted with the NREC originators to confirm that the NREC Mortgage Loans were originated in compliance with the origination and underwriting criteria, as well as to identify any material deviations from those origination and underwriting criteria, described under “—NREC’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, NREC determined that the disclosure regarding the NREC Mortgage Loans in this prospectus is accurate in all material respects. NREC also determined that the NREC Mortgage Loans were originated in accordance with NREC’s origination procedures and underwriting criteria. NREC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

NREC’s Underwriting Standards

General. Mortgage Loans originated by NREC generally are originated in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances that surround a mortgage loan, such as the type, quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the guidelines below are applied to a specific loan. The underwriting criteria are general and, in many cases, exceptions to one or more of the guidelines may be approved. For example, if a mortgage loan exhibits any one of the following characteristics, variances from the general guidelines described below may be considered acceptable under the circumstances: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan. Accordingly, no representation is made that every mortgage loan will comply in all respects with the guidelines described below.

Loan Analysis. The NREC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character. This analysis generally includes a review of historical financial statements, which are generally unaudited, historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the NREC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators.

Loan Approval. Prior to commitment, all mortgage loans to be originated by NREC must be approved by a loan committee comprised of senior real estate professionals from NREC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of a mortgage loan, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. NREC’s underwriting guidelines generally require a debt service coverage ratio that is not less than 1.20x and a loan-to-value ratio that does not exceed 80%. However, exceptions to these guidelines may be approved based on the characteristics of the mortgage loan in question. For example, NREC may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, NREC’s judgment of improved property performance in the future and/or other relevant factors. With respect to certain mortgage loans originated by NREC, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus, and on Annex A-1, Annex A-2 and Annex A-3, may differ from the amount calculated at the time of origination. In addition, NREC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans originated by NREC may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool”.

Escrow Requirements. NREC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, NREC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and NREC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. NREC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by NREC.

Generally, NREC requires escrows as follows:

●

Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly, or (iii) in the case of a hotel property, the franchisor or a third-party property manager is maintaining such an escrow.

●

Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, (iii) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, if applicable) is obligated to maintain the insurance, or (iv) in the case of a hotel property, the franchisor or a third-party property manager is maintaining such an escrow.

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Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to,(i) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements or (ii) in the case of a hotel property, the franchisor or a third-party property manager is maintaining such an escrow.

●

Tenant Improvement/Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement/leasing commission reserve may be required to be funded either at loan origination or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, if (i) the tenant’s lease extends beyond the loan term, (ii) the rent for the space in question is considered below market, or (iii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value, or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●

Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the NREC Mortgage Loans, please see Annex A-1.

Third Party Reports. In addition to, or as part of applicable origination guidelines or reviews described above, in the course of originating the NREC Mortgage Loans, NREC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

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Appraisals—NREC’s underwriting guidelines generally require an independent appraisal of the subject property in connection with the origination of a mortgage loan, and that such appraisal be performed by a certified appraiser who is certified within the state in which the property is located. In addition, the guidelines require that those appraisals comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989.

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Environmental Assessments—NREC may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, NREC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, NREC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water may be conducted only at multifamily rental properties and only when NREC or the environmental consultant believes that special circumstances warrant such an analysis. Depending on the findings of the initial environmental assessment, NREC may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

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Engineering Assessment—In connection with the origination process, NREC may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, NREC will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report—Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination process, NREC generally examines whether the use and operation of the subject properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted non-conforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, NREC will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by NREC to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in NREC’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance.

Exceptions. Except as set forth above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”, the NREC Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

NREC most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the SEC on February 16, 2021. NREC’s Central Index Key number is 0001542256. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by NREC (or a predecessor), which activity occurred during the period from July 1, 2015 to June 30, 2021.

Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand(2)			Assets That Were Repurchased or Replaced(2)			Assets Pending Repurchase or Replacement (within cure period)(2)(3)			Demand in Dispute(2)(3)			Demand Withdrawn(2)			Demand Rejected(2)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class Commercial Mortgages

Wells Fargo Commercial Mortgage Trust 2015-NXS2, Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(4)	39 loans & 42 mortgaged properties	503,900,454	55.1% of pool	1 loan (#8 in the pool)	23,000,000	2.5% of pool	0.00	0	0.00	0	0.00	0.00	0	0.00		1 loan (#8 in the pool)	23,000,000	2.5% of pool	0	0.00	0.00

(1)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–f)

(2)	Reflects the number of loans, outstanding principal balance and approximate percentage of principal balance as of March 31, 2018. (For columns g-x)

(3)

Includes assets that are subject to a demand and within the cure period, but where (i) no decision has yet been made to accept or contest the demand or (ii) the demand request is in dispute. (For columns m-r)

(4)	The special servicer withdrew its demand on August 15, 2017.

Retained Interests in This Securitization

Neither NREC nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, NREC or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Natixis Real Estate Capital LLC” has been provided by NREC.

The Depositor

The depositor is Barclays Commercial Mortgage Securities LLC. The depositor is a special purpose limited liability company formed in the State of Delaware on August 18, 2004 for the purpose of engaging in the business, among other things, to acquire, own and hold loans, including commercial and multifamily mortgage loans, securities, notes, participations or any other assets or rights relating to an interest in real property or consumer receivables, to deposit the same into one or more trusts or other entities, to cause such trusts or other entities to issue pass-through certificates representing undivided beneficial ownership interests in the assets of such trusts or entities or notes collateralized by the assets of such trusts or entities, in addition to other related activities. The depositor is an affiliate of Barclays Capital Inc., an underwriter, and a direct wholly-owned subsidiary of Barclays Capital Real Estate Inc., a sponsor, mortgage loan seller and originator. The depositor maintains its principal office at 745 Seventh Avenue, New York, New York 10019.

The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor has minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, the duty (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession to the certificate administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, and (iii) to indemnify the trustee and certificate administrator against certain expenses and liabilities resulting from the depositor’s willful misconduct, bad faith, fraud or negligence. The depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, BBCMS Mortgage Trust 2021-C11 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to

Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and they and the special servicer may make Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee”, “—The Certificate Administrator”, “—The Master Servicer” and “—The Primary Servicer and The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Wilmington Trust, National Association (“WTNA”) will act as trustee (in such capacity, the “Trustee”) on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. WTNA’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of June 30, 2021, WTNA served as trustee on over 1,972 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $526 billion, of which approximately 705 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $472 billion.

The parties to this transaction may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as Trustee for this transaction.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as certificate administrator (in such capacity, the “Certificate Administrator”) and as custodian (in such capacity, the “Custodian”) under the PSA. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company, a U.S. bank holding company with approximately $1.9 trillion in assets as of June 30, 2021. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415.

On March 23, 2021, Wells Fargo & Company announced that it had entered into a definitive agreement with Computershare Ltd (“Computershare”) to sell substantially all of its Corporate Trust Services (“CTS”) business. The transaction is expected to close in the second half of 2021, subject to customary closing conditions and regulatory approvals. Virtually all corporate trust services employees of Wells Fargo Bank, along with most existing CTS systems, technology and offices, are expected to transfer to one or more Computershare-affiliated entities as part of the sale.

Wells Fargo Bank will perform its obligations as certificate administrator under the PSA through its CTS line of business. In connection with the sale to Computershare, Wells Fargo Bank intends to transfer its duties, obligations and rights as certificate administrator under the PSA to Computershare Trust Company, N.A. or another Computershare-affiliated entity that satisfies the eligibility and consent requirements applicable to a successor certificate administrator under the PSA, or to otherwise engage Computershare Trust Company, N.A. or another Computershare-affiliated entity as its agent to execute some or all of its powers and perform some or all of its duties as certificate administrator under the PSA; provided that the terms of the PSA will state that any such appointment of Computershare Trust Company, N.A. or another Computershare-affiliated entity as its agent will not relieve Wells Fargo Bank of responsibility for its duties or obligations under the PSA.

Under the terms of the PSA, the Certificate Administrator is also responsible for securities administration, which includes performance calculations, distribution calculations and the preparation of monthly distribution reports. As Certificate Administrator, Wells Fargo Bank is responsible for, to the extent required under the Agreement, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of June 30, 2021, Wells Fargo Bank was acting as securities administrator for approximately 1,075 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $606 billion.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of June 30, 2021, Wells Fargo Bank was acting as custodian of more than 310,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Depositor or an affiliate of the Depositor. The terms of any such custodial agreement under which those services are provided by Wells Fargo Bank are customary for the commercial mortgage-backed securities industry and provide for the delivery, receipt, review and safekeeping of mortgage loans files.

In December 2014, Phoenix Light SF Limited and certain related entities and the National Credit Union Administration (NCUA) filed complaints in the United States District Court for the Southern District of New York against Wells Fargo Bank, alleging claims against the Company in its capacity as trustee for a number of residential mortgage-backed securities trusts. Complaints raising similar allegations have been filed by Commerzbank AG in the Southern District of New York and by IKB International and IKB Deutsche Industriebank in New York state court. In each case, the plaintiffs allege that Wells Fargo Bank, as trustee, caused losses to investors, and plaintiffs assert causes of action based upon, among other things, the trustee’s alleged failure to notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, notify investors of alleged events of default, and abide by appropriate standards of care following alleged events of default. The Company previously settled two class action lawsuits with similar allegations that were filed in November 2014 and December 2016 by institutional investors in the Southern District of New York and New York state court, respectively.

In addition to the foregoing cases, in August 2014 and August 2015 Nomura Credit & Capital Inc. (“Nomura”) and Natixis Real Estate Holdings, LLC (“Natixis Holdings”) filed a total of seven third-party complaints against Wells Fargo Bank in New York state court. In the underlying first-party actions, Nomura and Natixis Holdings have been sued for alleged breaches of representations and warranties made in connection with residential mortgage-backed securities sponsored by them. In the third-party actions, Nomura and Natixis Holdings allege that Wells Fargo Bank, as master servicer, primary servicer or securities administrator, failed to notify Nomura and Natixis Holdings of their own breaches, failed to properly oversee the primary servicers, and failed to adhere to accepted servicing practices. Natixis Holdings additionally alleges that Wells Fargo Bank failed to perform default oversight duties. Wells Fargo Bank has asserted counterclaims alleging that Nomura and Natixis Holdings failed to provide Wells Fargo Bank notice of their representation and warranty breaches.

For two CMBS transactions, Wells Fargo Bank, N.A. disclosed transaction-level noncompliance on its 2020 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB related to its CMBS bond administration function. For each transaction, an administrative error resulted in a payment error to certain classes for one distribution period. The affected distributions were revised to correct the error before the next distribution date. Wells Fargo has incorporated additional payment control procedures in an effort to prevent further similar payment errors.

The information set forth above under “—The Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for all of the Mortgage Loans to be deposited into the Trust and as the primary servicer for the Serviced Companion Loans (in such capacity, the “Master Servicer”). Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company. Wells Fargo is also (i) the certificate administrator and custodian under this securitization, (ii) the trustee, certificate administrator and custodian under the Benchmark 2020-B17 PSA, pursuant to which the Kings Plaza Whole Loan is serviced, (iii) the trustee, certificate administrator and custodian under the BBCMS 2021-C10 PSA, pursuant to which the Morris Corporate Center Whole Loan is serviced, (iv) the master servicer, certificate administrator and custodian under the UBS 2019-C18 PSA, pursuant to which the Wyndham National Hotel Portfolio Whole Loan is serviced and (v) the master servicer, certificate administrator and custodian under the WFCM 2021-C60 PSA, pursuant to which the Rollins Portfolio Whole Loan is serviced. The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1050-084, 401 South Tryon Street, Three Wells Fargo, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2018	As of 12/31/2019	As of 12/31/2020	As of 6/30/2021
By Approximate Number:	30,491	30,931	30,536	30,128
By Approximate Aggregate Unpaid Principal Balance (in billions):	$569.88	$594.17	$601.82	$603.69

Within this portfolio, as of June 30, 2021, are approximately 23,299 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $480.64 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of June 30, 2021, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2018	$426,656,784,434	$ 509,889,962	0.12%
Calendar Year 2019	$448,683,861,638	$ 390,136,051	0.09%
Calendar Year 2020	$454,151,591,750	$ 795,573,185	0.18%
YTD Q2 2021	$470,794,165,953	$ 1,382,021,594	0.29%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch, S&P and DBRS Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US. Wells Fargo’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	DBRS Morningstar
Primary Servicer:	CPS1	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2	Above Average	MOR CS2

The long-term issuer ratings of Wells Fargo are rated “A+” by S&P, “Aa2” by Moody’s and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo are rated “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation. In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, Wells Fargo instituted a requirement that its personnel, including those in the commercial mortgage servicing group, but subject to certain exceptions, work remotely, beginning on March 16, 2020 or as soon as possible thereafter, and continuing through September 6, 2021, or such later date as management decides based on circumstances at that time. This remote-working capability is part of Wells Fargo’s business continuity plan. Based on management’s review of its remote-working capability and resources and its daily review of actual results since instituting the remote-working requirement, Wells Fargo does not expect the remote-working to adversely affect its servicing operations in any material respect.

Wells Fargo may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies. Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	audit services;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

●	Uniform Commercial Code searches and filings;

●	insurance tracking and compliance;

●	onboarding-new loan setup;

●	lien release-filing & tracking;

●	credit investigation & background checks; and

●	defeasance calculations.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and Serviced Companion Loans. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the Mortgage Loans and Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or Serviced Companion Loans. On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, Serviced Companion Loans or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

 The Master Servicer will enter into one or more agreements with some or all of the Mortgage Loan Sellers to purchase the master servicing rights to the related mortgage loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Wells Fargo is the purchaser under a repurchase agreement with LMF or certain of its affiliates, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by LMF or certain of its affiliates. Pursuant to certain interim servicing agreements between Wells Fargo and LMF or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by LMF or those affiliates from time to time, which may include, prior to their inclusion in the Trust, some or all of the LMF Mortgage Loans.

Wells Fargo is the purchaser under a repurchase agreement with BSPRT or certain of its affiliates, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by BSPRT or certain of its affiliates. Pursuant to certain interim servicing agreements between Wells Fargo and BSPRT or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by BSPRT or those affiliates from time to time, which may include, prior to their inclusion in the Trust, some or all of the BSPRT Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and Barclays or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by Barclays or those affiliates from time to time, which may include, prior to their inclusion in the Trust, some or all of the Barclays Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and Societe Generale or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by Societe Generale or those affiliates from time to time, which may include, prior to their inclusion in the Trust, some or all of the Societe Generale Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and NREC or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by NREC or those affiliates from time to time, which may include, prior to their inclusion in the Trust, some or all of the NREC Mortgage Loans.

Wells Fargo expects to enter into a primary servicing agreement with SCP Servicing, LLC pursuant to which SCP Servicing, LLC is expected to assume primary servicing duties with respect to all of the Sabal Mortgage Loans and any related Serviced Companion Loan.

Neither Wells Fargo nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Day, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between Wells Fargo, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo will have various duties under the PSA. Certain duties and obligations of Wells Fargo are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The Primary Servicer and The Special Servicer

SCP Servicing, LLC (“SCPS”) will be appointed as Special Servicer pursuant to the Pooling and Servicing Agreement. In such capacity, the special servicer will be responsible for the servicing and administration of the Specially Serviced Loans (other than any Excluded Special Servicer Loan) and REO Properties pursuant to the Pooling and Servicing Agreement. Additionally, SCP Servicing, LLC will be appointed as a primary servicer with respect to the SSOF SCRE AIV, L.P. Mortgage Loans (collectively, the “SCP Serviced Mortgage Loans”). The principal commercial mortgage servicing offices of SCPS are located at 465 North Halstead Street, Suite 105, Pasadena, California 91107.

SCPS is an affiliate of Sabal, a mortgage loan seller, SSOF VRR, LLC, the holder of the VRR Interest, Sabal Capital II, LLC, an originator, and the Sabal Strategic Opportunities Fund, L.P., the initial holder of the Class H-RR and Class J-RR Certificates and the Class X-F, Class X-G, Class F, Class G Certificates (excluding the portion comprising the VRR Interest) and the entity that is the initial directing certificateholder.

SCPS had approximately 25 employees as of June 30, 2021 and is headquartered in Pasadena, California.

As a special servicer, SCPS has developed strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the underlying loan documents) to maximize the value from the assets for the benefit of certificateholders. SCPS’s strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard, the underlying loan documents and applicable law, rules and regulations. The properties securing loans in SCPS’s special servicing portfolio include income-producing multifamily properties. As a result, such properties, depending on their location and/or other specific circumstances, may compete with the mortgaged real properties for tenants, purchasers and financing.

SCPS and its predecessors and its affiliates have been special servicing commercial and multifamily mortgage loans for more than 10 years. The following table sets forth information about the portfolio of special serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) of SCPS and its affiliates as of the indicated dates:

Commercial and Multifamily Mortgage Loans	As of 12/31/2016	As of 12/31/2017	As of 12/31/2018	As of 12/31/2019	As of 12/31/2020	As of 6/30/2021
By Approximate Number	113	72	5	7	19	17
By Approximate Aggregate Unpaid Principal Balance (in millions)	$108.1	$53.7	$4.0	$21.3	$70.8	$55.0

The properties securing mortgage loans in SCPS’s special servicing portfolio, as of June 30, 2021, were located in 7 states and the District of Columbia and consist of multifamily loans and limited service hotels.

SCPS and its predecessors and its affiliates have been servicing securitized commercial and multifamily mortgage loans for more than 10 years. SCPS reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about the portfolio of primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) of SCPS and its affiliates as of the indicated dates:

Commercial and Multifamily Mortgage Loans	As of 12/31/2016	As of 12/31/2017	As of 12/31/2018	As of 12/31/2019	As of 12/31/2020	As of 6/30/2021
By Approximate Number	553	788	1069	1270	1572	1644
By Approximate Aggregate Unpaid Principal Balance (in billions)	$2.2	$2.4	$3.2	$3.7	$4.5	$4.7

In addition to servicing loans related to commercial and multifamily mortgage loans, SCPS services whole mortgage loans for itself and a variety of investors. The properties securing mortgage loans in SCPS’s servicing portfolio, as of June 30, 2021, were located in 43 states and the District of Columbia and include, but are not limited to multifamily, mixed use, self-storage, office, industrial, medical, limited service hotel, motel, mobile home park and retail.

SCPS has servicing-related policies, procedures and controls to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. SCPS’s servicing policies and procedures are updated periodically to take account of changes in the CMBS industry, such as changes in federal or state law or investor requirements, including updates issued by the Federal National Mortgage Association or Freddie Mac. Subject to certain restrictions in the Pooling and Servicing Agreement and SCPS’ sub-servicing agreement with the master servicer, SCPS is permitted to perform certain of its obligations under the Pooling and Servicing Agreement and such sub-servicing agreement through one or more third-party vendors, affiliates or subsidiaries. However, the sub-servicer remains responsible for the performance of its duties under its sub-servicing agreement with the master servicer. SCPS may engage third-party vendors to provide technology or process efficiencies. SCPS monitors its third-party vendors in compliance with its internal procedures and applicable law. SCPS has entered into contracts with third-party vendors for various functions that include: (i) tracking and reporting of flood zone changes, (ii) performance of property inspections, (iii) performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and (iv) Uniform Commercial Code searches and filings. SCPS maintains operating accounts with respect to REO properties in accordance with the terms of the applicable servicing agreement and the applicable servicing standard.

SCPS will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, SCPS may have custody of certain of such documents as are necessary for enforcement actions involving the underlying mortgage loans or otherwise. To the extent SCPS performs custodial functions as a sub-servicer, documents will be maintained in a manner consistent with the Servicing Standard.

SCPS does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it anticipates acting as special servicer. In certain instances SCPS may have the right to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer. Generally, SCPS’s servicing functions under pooling and servicing agreements will not include collection on the pool assets, however SCPS will maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements.

There are, to the actual current knowledge of SCPS, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this transaction, as compared to the types of assets included in other commercial mortgage-backed securitization pools generally. SCPS’s processes and procedures with respect to this transaction will not materially differ from the processes and procedures to be employed by SCPS in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been any material changes to the policies or procedures of SCPS in the servicing function it will perform under the pooling and servicing agreement for assets of the same type included in this transaction since the implementation of such policies and procedures in the 2021 calendar year.

No securitization transaction in which SCPS was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of SCPS as special servicer, including as a result of a failure by SCPS to comply with the applicable servicing criteria in connection with any securitization transaction. SCPS has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. SCPS has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which SCPS is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by SCPS in connection with any securitization in which SCPS was acting as special servicer.

There are no legal proceedings pending against SCPS, or to which any property of SCPS is subject, that are material to the certificateholders, nor does SCPS have actual knowledge of any proceedings of this type contemplated by governmental authorities.

There are no legal proceedings pending against SCPS, or to which any property of SCPS is subject, that are material to the certificateholders, nor does SCPS have actual knowledge of any proceedings of this type contemplated by governmental authorities. From time to time SCPS may be a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. SCPS does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

SCPS is rated MOR “CS2” by Morningstar as a primary servicer and is rated MOR “CS2” by Morningstar as a special servicer.

SCPS does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, SCPS believes that its financial condition will not have any material impact on Mortgage Loan performance or the performance of the certificates.

In the commercial mortgage-backed securitizations in which SCPS acts as special servicer, SCPS may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, SCPS’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace SCPS as the special servicer.

SCPS is an affiliate of (i) Sabal, the retaining sponsor and a mortgage loan seller with respect to the securitization, (ii) SSOF VRR, LLC, the holder of the VRR Interest, (iii) Sabal Strategic Opportunities Fund, L.P., the initial holder of the Class H-RR and Class J-RR Certificates and the Class X-F, Class X-G, Class F, Class G Certificates (excluding the portion comprising the VRR Interest) and the entity that is the initial directing certificateholder, and (iv) Sabal Capital II, LLC, the originator of the Sabal Mortgage Loans. Except as described above and except with respect to any fees SCPS will receive in its capacity as the special servicer, neither SCPS nor any of its affiliates expects to retain any certificates issued by the issuing entity or any other economic interest in this securitization (except that SCPS will be entitled to compensation for its sub-servicing duties with respect to certain of the Mortgage Loans). SCPS or an affiliate assisted Sabal Strategic Opportunities Fund, L.P. and/or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date.

Except as disclosed herein and except for SCPS acting as special servicer and a subservicer for this transaction, there are no specific relationships that are material involving or relating to the this transaction or the Mortgage Loans between SCPS or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed herein, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from the this transaction – between SCPS or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

From time to time, SCPS and/or its affiliates may purchase securities, including CMBS certificates. SCPS and/or its affiliates may from time to time purchase any such certificates, including in the secondary market. Any such party will have the right to dispose of such certificates at any time, subject to any relevant restrictions that may be applicable to the transfer of such certificates as a result of the Credit Risk Retention Rule.

The foregoing information regarding SCPS under this heading “Transaction Parties—The Primary Servicer and The Special Servicer” has been provided by SCPS.

The special servicer’s role and responsibilities are set forth in this prospectus under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and the related Serviced Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

Summary of the SCP Servicing Primary Servicing Agreement

General. SCP Servicing, LLC has acquired the right to be appointed as the primary servicer of the SCP Serviced Mortgage Loans, representing in the aggregate approximately 17.8% of the aggregate Initial Pool Balance, which such Mortgage Loans are to be transferred to the depositor by Sabal. Accordingly, Wells Fargo, as master servicer, and SCP Servicing, LLC, as primary servicer, will enter into a primary servicing agreement dated as of September 1, 2021 (the “SCP Servicing Primary Servicing Agreement”) with respect to these mortgage loans and any related Serviced Companion Loans (the “SCP Servicing Primary Serviced Loans”). The primary servicing of such SCP Servicing Primary Serviced Loans will be governed by the SCP Servicing Primary Servicing Agreement. The following summary describes certain provisions of the SCP Servicing Primary Servicing Agreement relating to the primary servicing and administration of the SCP Servicing Primary Serviced Loans. This summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the SCP Servicing Primary Servicing Agreement.

Summary of Certain Primary Servicing Duties. With respect to the SCP Servicing Primary Serviced Loans, SCP Servicing, LLC, as primary servicer, will be responsible for performing the primary servicing of such Mortgage Loans and Companion Loans in a manner consistent with the PSA and the Servicing Standard. Primary servicing duties will include:

●	maintaining the servicing file and releasing files in accordance with the PSA and the SCP Servicing Primary Servicing Agreement,

●

(i) within five (5) business days of receipt of a repurchase communication, reporting any such repurchase communication to the master servicer and forwarding a copy of such repurchase communication to the master servicer and such information in its possession reasonably requested by the master servicer, (ii) within five (5) business days of discovery or notice of a document defect or breach, notifying the master servicer in writing of any discovered document defect or breach of mortgage loan representation, and (iii) cooperating with the master servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller,

●

collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts (consistent with the requirements of the PSA) to hold such collections,

●

remitting to the master servicer on a timely basis monthly payments less any primary servicing fees, escrow and reserve payments and payments in the nature of additional servicing compensation due to SCP Servicing, LLC, as primary servicer,

●	preparing such reports, including a collection report, monthly remittance report, various CREFC® reports and such other reports as reasonably requested by the master servicer from time to time,

●	collecting monthly and quarterly borrower reports, budgets, operating statements, income statements and rent rolls, as required by the related mortgage loan documents,

●	performing inspections of the related mortgaged properties at the frequency required of the master servicer under the PSA and providing inspection reports to the master servicer,

●	monitoring borrower insurance obligations on such loans and obtaining such property level insurance when the borrower fails to maintain such insurance,

●	maintaining errors and omissions insurance and an appropriate fidelity bond,

●

notifying the master servicer of any borrower requests or transactions and performing certain duties of the master servicer with respect to such borrower request or transaction; provided, however, that SCP Servicing, LLC will not permit or consent to any borrower request or transaction without confirming that the master servicer is either obligated to process or the master servicer and the special servicer have mutually agreed that the master servicer will process such request and obtaining the prior written consent of the master servicer,

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promptly notifying master servicer of any defaults under the SCP Servicing Primary Serviced Loans, collection issues or customer issues; provided that SCP Servicing, LLC will not take any action with respect to enforcing such loans without the prior written approval of the master servicer,

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in connection with any request for materials by the asset representations reviewer with respect to this PSA or any other asset representations reviewer, promptly providing master servicer with any documents requested by the master servicer and cooperating with the master servicer in connection with its obligations relating to such request; and

●

with respect to all servicing responsibilities of the master servicer under the PSA which are not being performed by SCP Servicing, LLC under the SCP Servicing Primary Servicing Agreement, SCP Servicing, LLC will reasonably cooperate with the master servicer to facilitate the timely performance of such servicing responsibilities.

SCP Servicing, LLC will also be required to timely provide such certifications, reports and registered public accountant attestations required by the SCP Servicing Primary Servicing Agreement or by the master servicer to permit it to comply with the PSA and the depositor to comply with its Exchange Act reporting obligations.

SCP Servicing, LLC will not be permitted to communicate directly with the special servicer (if the special servicer is an entity other than SCP Servicing, LLC), the Directing Certificateholder or any Rating Agency except in very limited circumstances set forth in the SCP Servicing Primary Servicing Agreement.

SCP Servicing, LLC will have no obligation to make any principal and interest advance or any servicing advances. In its capacity as primary servicer, SCP Servicing, LLC will not make any Major Decisions or Special Servicer Decisions or take any other action requiring the approval of the master servicer under the SCP Servicing Primary Servicing Agreement without the prior written approval of the master servicer. Such consent will be subject to the consent of the special servicer and the special servicer will process such request unless mutually agreed by the special servicer and the master servicer that the master servicer will process such request. The master servicer will request any such approvals or Rating Agency Confirmation. SCP Servicing, LLC will not process any defeasances, and all defeasances will be processed by the master servicer.

Compensation. As compensation for its activities under the SCP Servicing Primary Servicing Agreement, the primary servicing fee will be paid only to the extent that the master servicer receives the servicing fee with respect to the SCP Servicing Primary Serviced Loans under the PSA. SCP Servicing, LLC is not entitled to any Compensating Interest Payment, Prepayment Interest Excess, defeasance fees, or other amounts not specifically set forth in the SCP Servicing Primary Servicing Agreement. SCP Servicing, LLC will be entitled to such additional servicing compensation as set forth in the SCP Servicing Primary Servicing Agreement.

Generally, if received and the master servicer is entitled to retain such amounts under the PSA, SCP Servicing, LLC will also be entitled to retain, with respect to the SCP Servicing Primary Serviced Loans, as additional primary servicing compensation (the “Additional Primary Servicing Compensation”), the following:

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100% of the master servicer’s share of any charges for beneficiary statements and demands (to the extent prepared by SCP Servicing, LLC) and amounts collected for checks returned for insufficient funds;

●	50% of the master servicer’s share of any assumption application fees and assumption fees to the extent the related assumption is processed by SCP Servicing, LLC;

●	50% of the master servicer’s share of any modification fees, and consent fees to the extent such action was performed by SCP Servicing, LLC;

●	50% of the master servicer’s share of any penalty charges and default interest; and

●	subject to certain limitations set forth in the PSA, any interest or other income earned on deposits in the related accounts held by SCP Servicing, LLC.

SCP Servicing, LLC will be required to remit to the master servicer any additional servicing compensation or other amounts received by it which SCP Servicing, LLC is not entitled to retain. Except as otherwise provided, SCP Servicing, LLC will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the SCP Servicing Primary Servicing Agreement.

Indemnification; Limitation of Liability. SCP Servicing, LLC and its officers, agents, affiliates or employees (the “SCP Servicing Parties”) will have no liability to the master servicer for any action taken or refraining from the taking of any action, in good faith pursuant to the SCP Servicing Primary Servicing Agreement, or for errors in judgment; provided, however, this will not protect SCP Servicing Parties against any breach of representations or warranties made in the SCP Servicing Primary Servicing Agreement, or against any liability which would otherwise be imposed on SCP Servicing, LLC by reason of its willful misconduct, bad faith or negligence (or by reason of any specific liability imposed under the SCP Servicing Primary Servicing Agreement for a breach of the Servicing Standard) in the performance of its obligations or duties under the SCP Servicing Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the SCP Servicing Primary Servicing Agreement. The SCP Servicing Parties will be indemnified and held harmless by the master servicer against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and any other costs, liabilities or expenses that SCP Servicing will sustain arising from or as a result of any willful misconduct, bad faith or negligence of the master servicer in the performance of its obligations and duties under the SCP

Servicing Primary Servicing Agreement or by reason of negligent disregard by the master servicer of its duties and obligations under the SCP Servicing Primary Servicing Agreement or by reason of breach of any representations or warranties made in the SCP Servicing Primary Servicing Agreement. SCP Servicing, LLC will be indemnified by the issuing entity, to the extent provided in the PSA, against any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the SCP Servicing Primary Servicing Agreement or the certificates, other than any loss, liability or expense (including legal fees and expenses) (i) that are specifically required to be borne by SCP Servicing, LLC without right of reimbursement pursuant to the terms of the SCP Servicing Primary Servicing Agreement or (ii) that are incurred by reason of (A) a breach of any representation or warranty by SCP Servicing, LLC or (B) willful misconduct, bad faith, or negligence of SCP Servicing, LLC in the performance of duties under the SCP Servicing Primary Servicing Agreement or negligent disregard of obligations and duties under the SCP Servicing Primary Servicing Agreement; provided, however, that the indemnification described in this sentence will be strictly limited to any actual amount of indemnification received by the master servicer under the PSA as a result of pursuing the Trust on behalf of SCP Servicing, LLC for such indemnification.

SCP Servicing, LLC will be required to indemnify and hold harmless the master servicer and its partners, directors, officers, agents or employees against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and any other costs, liabilities or expenses that the master servicer may sustain arising from or as a result of any willful misconduct, bad faith, fraud or negligence of SCP Servicing, LLC in the performance of its obligations and duties under the SCP Servicing Primary Servicing Agreement or by reason of negligent disregard by SCP Servicing, LLC of its duties and obligations under the SCP Servicing Primary Servicing Agreement or by reason of breach of any representations or warranties made in the SCP Servicing Primary Servicing Agreement.

Resignation. The SCP Servicing Primary Servicing Agreement will provide that SCP Servicing, LLC may not resign from the obligations and duties imposed on it thereunder except by 60 days prior written notice to the master servicer or upon the determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by SCP Servicing, LLC.

Termination. The SCP Servicing Primary Servicing Agreement will be terminated with respect to SCP Servicing, LLC if any of the following occurs:

●	the master servicer elects to terminate SCP Servicing, LLC following a SCP Servicing Primary Servicer Termination Event (as defined below);

●	upon resignation by SCP Servicing, LLC;

●

upon the later of the final payment or other liquidation of the last SCP Servicing Primary Serviced Loans and disposition of all REO Property and remittance of all funds due under the SCP Servicing Primary Servicing Agreement;

●	by mutual consent of SCP Servicing, LLC and the master servicer in writing;

●	upon termination of the PSA;

●	at the option of the purchaser of any SCP Servicing Primary Serviced Loan pursuant to the terms of the PSA, solely with respect to such SCP Servicing Primary Serviced Loan; or

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if the master servicer’s responsibilities and duties as master servicer under the PSA have been assumed by the trustee, and the trustee has the right to terminate SCP Servicing, LLC pursuant to the PSA.

“SCP Servicing Primary Servicer Termination Event”, means any one of the following events:

●	any failure by SCP Servicing, LLC (i) to make a required deposit to the accounts maintained by SCP Servicing, LLC, or (ii) to remit to the master servicer on the dates and by the times required to be made any amount required to be so deposited or remitted by SCP Servicing, LLC, which failure is not cured within 1 business day after such deposit or remittance is due;

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any failure on the part of SCP Servicing, LLC to deliver to the master servicer certain certificates or reports specified in the SCP Servicing Primary Servicing Agreement subject to cure periods specified in the SCP Servicing Primary Servicing Agreement;

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SCP Servicing, LLC fails three times within any 12-month period to deliver to the master servicer certain reports specified in the SCP Servicing Primary Servicing Agreement within one business day following the date such reports are due;

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any failure by SCP Servicing, LLC duly to observe or perform in any material respect any of its other covenants or obligations under the SCP Servicing Primary Servicing Agreement, which failure continues unremedied for 25 days (or (A) with respect to any year that a report on Form 10-K is required to be filed, 3 business days in the case of SCP Servicing, LLC’s obligations contemplated by the PSA or (B) 10 days in the case of payment of an insurance premium) after written notice of the failure has been given to SCP Servicing, LLC by the master servicer; provided, if that failure is capable of being cured and SCP Servicing, LLC is diligently pursuing that cure, that such period will be extended an additional 30 days;

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any breach on the part of SCP Servicing, LLC of any representation or warranty in the SCP Servicing Primary Servicing Agreement which materially and adversely affects the interests of the master servicer or any Class of Certificateholders or the VRR Interest Owner and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given SCP Servicing, LLC, by the master servicer; provided, if that breach is capable of being cured and SCP Servicing, LLC is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

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certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to SCP Servicing, LLC and certain actions by or on behalf SCP Servicing, LLC indicating its insolvency or inability to pay its obligations;

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KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities backed or partially backed by a SCP Servicing Primary Serviced Loan, any related Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities backed or partially backed by a SCP Servicing Primary Serviced Loan, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities backed or partially backed by a SCP Servicing Primary Serviced Loan, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities backed or partially backed by a SCP Servicing Primary Serviced Loan any related Companion Loan Rating Agency) and, in the case of either of clauses (i) or (ii), such Rating Agency publicly cited servicing concerns with the master servicer (because of actions of SCP Servicing, LLC) or SCP Servicing, LLC as the sole or a material factor in such rating action;

●	SCP Servicing, LLC is no longer rated at least “CPS3” by Fitch and SCP Servicing, LLC is not reinstated to at least that rating within 60 days of delisting;

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If SCP Servicing, LLC is added to S&P’s Select Servicer List as a “U.S. Commercial Mortgage Primary Servicer”, and is subsequently removed from Select Servicer List as a “U.S. Commercial Mortgage Primary Servicer” and is not restored to such list within 60 days;

●	Select Servicer List as a “U.S. Commercial Mortgage Primary Servicer”, assigns or transfers or attempts to assign or transfer all or part of its rights and obligations under the SCP Servicing

Primary Servicing Agreement except as permitted by the SCP Servicing Primary Servicing Agreement; or

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(1) SCP Servicing, LLC fails to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor under the PSA or under the SCP Servicing Primary Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (2) SCP Servicing, LLC fails to perform in any material respect any of its covenants or obligations contained in the SCP Servicing Primary Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required under the SCP Servicing Primary Servicing Agreement or for any party to the PSA to perform its obligations under Article XI of the PSA or under the Exchange Act reporting items required under any other pooling and servicing agreement that the depositor is a party to.

Notwithstanding the foregoing, upon any termination of SCP Servicing, LLC, SCP Servicing, LLC will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will be required to cooperate fully with the master servicer to transition primary servicing of the SCP Servicing Primary Serviced Loans to the master servicer or its designee.

The foregoing information set forth in this “—The Primary Servicer and The Special Servicer—Summary of the SCP Servicing Primary Servicing Agreement” section has been provided by SCP Servicing, LLC.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly-owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor and asset representations reviewer under the PSA with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan). Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of June 30, 2021, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $280 billion issued in 333 transactions.

As of June 30, 2021, Park Bridge Lender Services was acting as asset representations reviewer for 144 commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $130 billion.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

Credit Risk Retention

General

This transaction is required to comply with the risk retention requirements of Section 15G of the Exchange Act as they relate to commercial mortgage-backed securities (the “Credit Risk Retention Rules”). Sabal (in such capacity, the “Retaining Sponsor”) has been designated by the sponsors to act as the risk retaining sponsor under the Credit Risk Retention Rules and is expected to satisfy its risk retention requirement in accordance with Regulation RR promulgated under Section 15G of the Exchange Act (“Regulation RR”), which implements the Credit Risk Retention Rules, through a combination of the following:

●	the acquisition by Sabal Strategic Opportunities Fund, L.P., a “majority-owned affiliate” (as such term is defined by the Credit Risk Retention Rules) of Sabal, on the Closing Date, of an “eligible horizontal residual interest” (as defined in Regulation RR) which will consist of the Class H-RR and Class J-RR Certificates (excluding the portion comprising the VRR Interest), representing approximately 1.4434% of the aggregate fair value of all applicable “ABS Interests” (consisting of the Certificates other than the Class R Certificates), as of the Closing Date, determined in accordance with Generally Accepted Accounting Principles (“GAAP”); and

●	the acquisition by SSOF VRR, LLC, a “majority-owned affiliate” (as such term is defined in the Credit Risk Retention Rules) of Sabal, on the Closing Date, of an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules, the “VRR Interest”) with an expected initial Certificate Balance of approximately 3.584% of the Certificate Balance or the Notional Amount, as applicable, of each class of certificates set forth below.

Class	Approx. Initial Certificate Balance/Notional Amount to be Retained(1)
Class A-1	$ 849,000
Class A-2	$ 1,183,000
Class A-SB	$ 1,496,000
Class A-3	$ 3,537,000
Class A-4	$ 8,364,000
Class A-5	$ 9,362,000
Class X-A	$24,791,000
Class X-B	$ 6,243,000
Class X-D	$ 1,816,000
Class X-F	$ 443,000
Class X-G	$ 355,000
Class A-S	$ 3,099,000
Class B	$ 1,594,000
Class C	$ 1,550,000
Class D	$ 974,000
Class E	$ 842,000
Class F	$ 443,000
Class G	$ 355,000
Class H-RR	$ 355,000
Class J-RR	$ 1,416,799

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

The VRR Interest will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules).

Sabal originated or acquired approximately 17.8% of the aggregate Initial Pool Balance.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Sponsors have determined that for purposes of this transaction, 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of Mortgage Loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%.

Material Terms of the Eligible Vertical Interest

For a description of the material terms of the classes of certificates that comprise the VRR Interest, see “Description of the Certificates”. You are strongly urged to review this prospectus in its entirety.

Eligible Horizontal Residual Interest

The approximate fair value of each Class of Regular Certificates based on actual sales prices and final tranche sizes is set forth below:

Class of Certificates	Fair Market Value
Class A-1	$ 23,676,361
Class A-2	$ 33,988,845
Class A-SB	$ 42,969,472
Class A-3	$101,629,354
Class A-4	$235,687,139
Class A-5	$269,031,589
Class X-A	$ 72,681,322
Class X-B	$ 15,458,500
Class X-D	$ 6,692,642
Class X-F	$ 1,268,299
Class X-G	$ 944,923
Class A-S	$ 89,040,531
Class B	$ 44,459,555
Class C	$ 43,225,660
Class D	$ 23,299,594
Class E	$ 18,680,790
Class F	$ 6,624,076
Class G	$ 4,597,441
Class H-RR	$ 4,476,024
Class J-RR	$ 11,239,051

The aggregate fair value of all of the Classes of Certificates (other than the Class R Certificates) is approximately $1,049,671,167, excluding accrued interest.

As of the date of this prospectus, there are no material differences between (a) the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus, dated September 10, 2021, under the heading “Credit Risk Retention” prior to the pricing of the certificates and (b) the valuation methodology or the key inputs and assumptions that were used in calculating the fair value set forth above under this “Credit Risk Retention” section.

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, certificateholders the following: (a) the fair value (expressed as a percentage of the fair value of all the Classes of Regular Certificates and as a dollar amount) of the Class H-RR and Class J-RR Certificates that were retained by Sabal Strategic Opportunities Fund, L.P. based on actual sale prices and finalized tranche sizes, (b) the fair value (expressed as a percentage of the fair value of all the Classes of Regular Certificates and as a dollar amount) of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor is required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus under the heading “Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of closing, descriptions of those material differences. Any such disclosures are expected to be included in a Current Report on Form 8-K on or a reasonable period after the Closing Date.

Sabal Strategic Opportunities Fund, L.P. will purchase the Class H-RR and Class J-RR Certificates identified in the table below that comprise the eligible horizontal residual interest for cash on the Closing Date.

Eligible Horizontal Residual Interest

Class of Certificates	Initial Available Certificate Balance(1)	Fair Value (in % and $)	Purchase Price(2)
Class H-RR	$ 9,526,000	0.411%/$4,315,211	45.2993%
Class J-RR	$38,105,000	1.032%/$10,836,147	28.4376%

(1)	Excludes the expected initial Certificate Balance of the Class H-RR and Class J-RR that SSOF VRR LLC expects to purchase on the Closing Date. The VRR Interest is not included in the Initial Available Certificate Balance.

(2)	Expressed as a percentage of the initial available Certificate Balance of each of the Class H-RR and Class J-RR Certificates, excluding accrued interest. The aggregate purchase price to be paid for the Class H-RR and Class J-RR available Certificates to be acquired by Sabal Strategic Opportunities Fund, L.P. is approximately $15,151,359 excluding accrued interest.

The fair value of the Class H-RR and Class J-RR Certificates identified in the above table is equal to approximately 1.4434% of the aggregate fair value of all ABS Interests.

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the Certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G Certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, the Realized Losses on the Mortgage Loans will be allocated first, to the Class J-RR Certificates, second, to the Class H-RR Certificates, third, to the Class G Certificates, fourth, to the Class F Certificates, fifth, to the Class E certificates, sixth, to the Class D Certificates, seventh, to the Class C Certificates, eighth, to the Class B Certificates, ninth, to the Class A-S Certificates, and tenth, to the Senior Principal Balance Certificates, in each case until the Certificate Balance of that Class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions”.

For a description of other material terms of the Classes identified in the table above in this “—Eligible Horizontal Residual Interest” section, see “Description of the Certificates” and “Pooling and Servicing Agreement” in this prospectus.

Hedging, Transfer and Financing Restrictions

Pursuant to the Credit Risk Retention Rules, the Retaining Sponsor will not be permitted to transfer the VRR Interest or the Class H-RR or Class J-RR Certificates (except to an MOA of such Retaining Sponsor), unless such restrictions expire under the Credit Risk Retention Rules as described below or otherwise no longer apply. In addition, the Retaining Sponsor and its affiliates will not be permitted to enter into any hedging, financing, pledging, hypothecation or similar transaction or activity with respect to the VRR Interest or the Class H-RR or Class J-RR Certificates unless such transaction complies with the Credit Risk Retention Rules.

As of the Closing Date, the Retaining Sponsor may obtain financing with respect to, and pledge (directly or indirectly) its interest in, the VRR Interest in a manner that is in compliance with the Credit Risk Retention Rules. See “Risk Factors—Other Risks Related to the Certificates—A Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Risk Retention Rules”.

The restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans have been reduced to 33% of the total unpaid principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total outstanding Certificate Balance of the ABS Interests has been reduced to 33% of the total outstanding Certificate Balance of the ABS Interests as of the Closing Date; or (iii) two years after the Closing Date.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2021-C11 will consist of the following classes: the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR, Class J-RR and Class R certificates.

The Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates are referred to collectively in this prospectus as the “Class X Certificates”. The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR and Class J-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, the Class X Certificates (other than the Class X-D, Class X-F and Class X-G Certificates) and the Class B and Class C certificates are collectively referred to in this prospectus as the “Offered Certificates”. The Senior Certificates, the Subordinate Certificates and the Class R Certificates are collectively referred to in this prospectus as the “Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount(1)
Offered Certificates
A-1	$ 23,677,000
A-2	$ 33,000,000
A-SB	$ 41,720,000
A-3	$ 98,671,000
A-4	$233,364,000
A-5	$261,198,000
X-A	$691,630,000
X-B	$174,143,000
A-S	$ 86,454,000
B	$ 44,462,000
C	$ 43,227,000
Non-Offered Certificates
X-D	$ 50,637,000
X-F	$ 12,351,000
X-G	$ 9,880,000
D	$ 27,171,000
E	$ 23,466,000
F	$ 12,351,000
G	$ 9,880,000
H-RR	$ 9,881,000
J-RR	$ 39,521,799
R	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $691,630,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $174,143,000. The Notional Amount of the Class X-D certificates will equal the aggregate Certificate Balances of the Class D and Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $50,637,000. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates outstanding from time to time. The initial Notional Amount of the Class X-F certificates will be approximately $12,351,000. The Notional Amount of the Class X-G certificates will equal the Certificate Balance of the Class G certificates outstanding from time to time. The initial Notional Amount of the Class X-G certificates will be approximately $9,880,000.

The Mortgage Loans will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in October 2021.

All distributions to the Certificateholders (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions to Certificateholders are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the Companion Distribution Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates and the holder of the Class R certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)   the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related

Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all Yield Maintenance Charges and Prepayment Premiums allocable to the Mortgage Loans;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)   all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)   with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)   the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on the related Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the related Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)	prior to the Cross-Over Date,

(a)	to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date,

(b)	to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero,

(c)	to the Class A-2 certificates in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero,

(d)	to the Class A-3 certificates in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero,

(e)	to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero,

(f)	to the Class A-5 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates is reduced to zero,

(g)	to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d), (e) and (f) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)	on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, first, (i) up to an amount equal to, and pro rata in accordance with the aggregate unreimbursed Realized Losses previously allocated to each such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F and Class G certificates have been reduced to zero, to the Class H-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-eighth, to the Class J-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-ninth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F, Class G and Class H-RR certificates have been reduced to zero, to the Class J-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Thirtieth, to the Class J-RR certificates first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Thirty-first, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class R certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to 0.75200%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to 1.97400%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to 2.10800%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to 2.22500%.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to 2.04300%.

The Pass-Through Rate on the Class A-5 certificates will be a per annum rate equal to 2.32200%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to 2.53600%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to 2.38000%.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to 2.77800%.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to 2.00000%.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to 2.00000%.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to 2.00000%.

The Pass-Through Rate on the Class G certificates will be a per annum rate equal to 2.00000%.

The Pass-Through Rate on the Class H-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class J-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-G certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class G certificates for the related Distribution Date.

The Class R Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect, minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)   the Scheduled Principal Distribution Amount for that Distribution Date,

(b)   the Unscheduled Principal Distribution Amount for that Distribution Date, and

(c)   the Principal Shortfall for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)   Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)   Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans on or prior to the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)    the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)    all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)    the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)    any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)    the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)    the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or Whole Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including any related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including any related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan. Amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification payments, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA or with respect to any Subordinate Companion Loan, as set forth in the related Intercreditor Agreement.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with the related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) will be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the Master Servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D and Class E certificates, the product of (a) Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal

Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates as described above, (3) to the Class X-B certificates, the excess, if any, of (a) the product of (i) the Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S, Class B and Class C certificates as described above and (4) to the Class X-D certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or

●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-F, Class X-G, Class F, Class G, Class H-RR, Class J-RR or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	May 2026
Class A-2	May 2026
Class A-SB	January 2031
Class A-3	September 2028
Class A-4	July 2031
Class A-5	August 2031
Class X-A	NAP
Class X-B	NAP
Class A-S	September 2031
Class B	September 2031
Class C	September 2031

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in September 2054. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan

(other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)    the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date; and

(ii)    the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer in such Collection Period, calculated at a rate of 0.00125% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) of the definition of “Compensating Interest Payment” above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) of the definition of “Compensating Interest Payment” above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loans in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such

Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Excess Prepayment Interest Shortfall” and will be allocated on that Distribution Date among each class of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates.

In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR and Class J-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR and Class J-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G, Class H-RR and Class J-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G, Class H-RR and Class J-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Principal Balance Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates that are still outstanding, pro rata (based on their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR and Class

J-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class J-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Realized Loss”).

The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class J-RR certificates;

second, to the Class H-RR certificates,

third, to the Class G certificates;

fourth, to the Class F certificates;

fifth, to the Class E certificates;

sixth, to the Class D certificates;

seventh, to the Class C certificates;

eighth, to the Class B certificates; and

ninth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” and “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to the AB Whole Loans, losses will be allocated first to each related Subordinate Companion Loan until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Available Funds” and “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on the information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)   a report with respect to the related reporting period, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)   a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)   a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)   a CREFC® advance recovery report;

(5)   a CREFC® total loan report;

(6)   a CREFC® operating statement analysis report;

(7)   a CREFC® comparative financial status report;

(8)   a CREFC® net operating income adjustment worksheet;

(9)   a CREFC® real estate owned status report;

(10)   a CREFC® servicer watch list;

(11)   a CREFC® loan level reserve and letter of credit report;

(12)   a CREFC® property file;

(13)   a CREFC® financial file;

(14)   a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)   a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause” and “—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA);

●	a CREFC® loan periodic update file;

●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer); and

●	a CREFC® Schedule AL file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2022, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List). The master servicer (with respect to non-Specially Serviced Loans) will deliver, or the special servicer (with respect to Specially Serviced Loans and REO Properties) will forward to the master servicer and the master servicer will deliver to the certificate administrator, the operating advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2022, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its reporting obligation described in clause (8) above. Such master servicer will deliver, or such special servicer will forward to the master servicer and the master servicer will deliver to the certificate administrator, the operating advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder or Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer or Risk Retention Consultation Party) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s), and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

The “Risk Retention Consultation Party” will be the party selected by SSOF SCRE AIV, L.P. as the Retaining Sponsor. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of such Risk Retention Consultation Party from SSOF SCRE AIV, L.P. (as confirmed by the certificate registrar). Notwithstanding the foregoing, the Risk Retention Consultation Party will not have any consultation rights with respect to any related Excluded Loan. It is expected that there will be no Risk Retention Consultation Party appointed as of the Closing Date.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling

Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level and other than CREFC® Reports (other than the CREFC® special servicer loan file for the related Excluded Controlling Class Loan).

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or the Risk Retention Consultation Party (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, any holder of Class F, Class G, Class H-RR or Class J-RR certificates evidencing part of the VRR Interest or any sub-servicer (as applicable) or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer or special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Serviced Companion Loan (or their designee, including the Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, Thomson Reuters Corporation, DealView Technologies Ltd. and CRED iQ, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) will provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person is a Certificateholder or a Certificate Owner and a Privileged Person, will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information to be Provided to Risk Retention Consultation Party

In addition to the reports and other information to be delivered or made available to the Risk Retention Consultation Party, the PSA will provide that for so long as a Control Termination Event has occurred and is continuing, all information to be delivered or made available to the operating advisor will also be delivered or made available to the Risk Retention Consultation Party (except for information relating to an Excluded Loan with respect to such party).

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

●	this prospectus;

●	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

●	the Distribution Date Statements;

●	the CREFC® bond level files;

●	the CREFC® collateral summary files;

●	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® Special Servicer Loan File (provided that they are received by the certificate administrator); and

●	the annual reports as provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

●	the summary of any Final Asset Status Report as provided by the special servicer;

●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

●	any appraisals delivered in connection with any Asset Status Report; and

●	any CREFC® appraisal reduction template received by the certificate administrator;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

●	notice of any release based on an environmental release under the PSA;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the certificates;

●	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;

●	any notice of resignation or termination of the master servicer or special servicer;

●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

●	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

●	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the issuing entity;

●	any notice that a Control Termination Event has occurred or that a Consultation Termination Event has occurred;

●	any notice of the occurrence of an Operating Advisor Termination Event;

●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

●	any Proposed Course of Action Notice;

●	any assessment of compliance delivered to the certificate administrator;

●	any Attestation Reports delivered to the certificate administrator;

●	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “Special Notices” tab;

●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “U.S. Risk Retention Special Notices” tab.

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

The certificate administrator will, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab described above, provide email notification to any Privileged Person (other than financial market publishers) that has registered to receive access to the certificate administrator’s website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab.

For purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Directing Certificateholder or Controlling Class Certificateholder via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with the terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or Risk Retention Consultation Party as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)   2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)   in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests. The Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders”, “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group—BBCMS 2021-C11

with a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the

Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)      the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)      the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)    an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)     the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)     an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)     the original assignment of all unrecorded documents relating to the Mortgage Loan or Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)    originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)   the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)    any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)     an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)     the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)   the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)   the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)   the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)    the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)   the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)   the original or a copy of any related mezzanine intercreditor agreement;

(xviii)  the original or a copy of all related environmental insurance policies; and

(xix)   a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)     A copy of each of the following documents:

(i)      the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)     the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)    any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)    all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)      the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)    any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)    any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)   any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)    any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)     any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)    any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xii)   any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)  all related environmental reports; and

(xiv)   all related environmental insurance policies;

(b)       a copy of any engineering reports or property condition reports;

(c)       other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)       for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)       a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)        a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)       a copy of the appraisal for the related Mortgaged Property(ies);

(h)       for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)        a copy of the applicable mortgage loan seller’s asset summary;

(j)        a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)       a copy of all zoning reports;

(l)        a copy of financial statements of the related mortgagor;

(m)      a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)       a copy of all UCC searches;

(o)       a copy of all litigation searches;

(p)       a copy of all bankruptcy searches;

(q)       a copy of any origination settlement statement;

(r)        a copy of the insurance summary report;

(s)       a copy of organizational documents of the related mortgagor and any guarantor;

(t)        unless already included in the origination settlement statement, a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)       a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)        a copy of any closure letter (environmental); and

(w)       a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation, (iii) Benefit Street Partners Realty Trust, Inc., with respect to the repurchase and substitution obligations of BSPRT CMBS Finance, LLC to the same extent as BSPRT CMBS Finance, LLC and (iv) Sabal Strategic Opportunities Fund, L.P., with respect to the repurchase and substitution obligations of SSOF SCRE AIV, L.P. to the same extent as SSOF SCRE AIV, L.P.) will be required to, no later than 90 days following:

(a)        such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (b); or

(b)        in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)       cure such Material Defect in all material respects, at its own expense,

(B)       repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(C)       substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation, (iii) Benefit Street Partners Realty Trust, Inc., with respect to the repurchase and substitution obligations of BSPRT CMBS Finance, LLC to the same extent as BSPRT CMBS Finance, LLC and (iv) Sabal Strategic Opportunities Fund, L.P., with respect to the repurchase and substitution obligations of SSOF SCRE AIV, L.P. to the same extent as SSOF SCRE AIV, L.P.) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until 18 months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every 90 days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of the failure of the applicable recording office to have recorded as filed or returned evidence of filing the document (or made such evidence available online) and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation, (iii) Benefit Street Partners Realty Trust, Inc., with respect to the repurchase and substitution obligations of BSPRT CMBS Finance, LLC to the same extent as BSPRT CMBS Finance, LLC and (iv) Sabal Strategic Opportunities Fund, L.P., with respect to the repurchase and substitution obligations of SSOF SCRE AIV, L.P. to the same extent as SSOF SCRE AIV, L.P.) of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or PSA) prevented the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller (and (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation, (iii) Benefit Street Partners Realty Trust, Inc., with respect to the repurchase obligations of BSPRT CMBS Finance, LLC to the same extent as BSPRT CMBS Finance, LLC and (iv) Sabal Strategic Opportunities Fund, L.P., with respect to the repurchase obligations of SSOF SCRE AIV, L.P. to the same extent as SSOF SCRE AIV, L.P.) will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation, (iii) Benefit Street Partners Realty Trust, Inc., with respect to the repurchase and substitution obligations of BSPRT CMBS Finance, LLC to the same extent as BSPRT CMBS Finance, LLC and (iv) Sabal Strategic Opportunities Fund, L.P., with respect to the repurchase and substitution obligations of SSOF SCRE AIV, L.P. to the same extent as SSOF SCRE AIV, L.P.) repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays, (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation, (iii) in the case of BSPRT CMBS Finance, LLC, Benefit Street Partners Realty Trust, Inc. to the same extent as BSPRT CMBS Finance, LLC and (iv) in the case of Sabal Strategic Opportunities Fund, L.P., to the same extent as SSOF SCRE AIV, L.P.) and the master servicer or the special servicer, as applicable in either case (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays, (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation), (iii) in the case of BSPRT CMBS Finance, LLC, Benefit Street Partners Realty Trust, Inc. to the same extent as BSPRT CMBS Finance, LLC and (iv) in the case of Sabal Strategic Opportunities Fund, L.P., to the same extent as SSOF SCRE AIV, L.P.) to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays, (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation, (iii) Benefit Street Partners Realty Trust, Inc., to the same extent as BSPRT CMBS Finance, LLC and (iv) in the case of Sabal Strategic Opportunities Fund, L.P., to the same extent as SSOF SCRE AIV, L.P.) may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation, (iii) Benefit Street Partners Realty Trust, Inc., with respect to the repurchase obligations of BSPRT CMBS Finance, LLC to the same extent as BSPRT CMBS Finance, LLC and (iv) Sabal Strategic Opportunities Fund, L.P., with respect to the repurchase obligations of SSOF SCRE AIV, L.P. to the same extent as SSOF SCRE AIV, L.P.) repurchases the related Non-Serviced Companion Loan from the related non-serviced securitization trust, such mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation, (iii) Benefit Street Partners Realty Trust, Inc., with respect to the repurchase obligations of BSPRT CMBS Finance, LLC to the same extent as BSPRT CMBS Finance, LLC and (iv) Sabal Strategic Opportunities Fund, L.P., with respect to the repurchase obligations of SSOF SCRE AIV, L.P. to the same extent as SSOF SCRE AIV, L.P.); provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Companion Loan contained in the related non-serviced securitization trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time, to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation, (iii) Benefit Street Partners Realty Trust, Inc., with respect to the repurchase and substitution obligations of BSPRT CMBS Finance, LLC and (iv) Sabal Strategic Opportunities Fund, L.P., with respect to the repurchase and substitution obligations of SSOF SCRE AIV, L.P.), all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation, (iii) Benefit Street Partners Realty Trust, Inc., with respect to the repurchase and substitution obligations of BSPRT CMBS Finance, LLC to the same extent as BSPRT CMBS Finance, LLC and (iv) in the case of Sabal Strategic Opportunities Fund, L.P., with respect to the repurchase and substitution obligations of SSOF SCRE AIV, L.P. to the same extent as SSOF SCRE AIV, L.P.), the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)       have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)       have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)       have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)       accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)       have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)        have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)       comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)       have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)        have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)        constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)       not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date;

(l)        have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)      not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)       have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o)       prohibit defeasance within two years of the Closing Date;

(p)       not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on the issuing entity or either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)       have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)        be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, (i) in the case of Barclays, any of that mortgage loan seller and Barclays Holdings, (ii) in the case of Societe Generale Financial Corporation, any of that mortgage loan seller and Société Générale), (iii) in the case of BSPRT CMBS Finance, LLC, any of that mortgage loan seller and Benefit Street Partners Realty Trust, Inc. and (iv) in the case of SSOF SCRE AIV, L.P., any of that mortgage loan seller and Sabal Strategic Opportunities Fund, L.P.) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation, (iii) Benefit Street Partners Realty Trust, Inc., with respect to the repurchase and substitution obligations of BSPRT CMBS Finance, LLC to the same extent as BSPRT CMBS Finance, LLC and (iv) Sabal Strategic Opportunities Fund, L.P., with respect to the repurchase and substitution obligations of SSOF SCRE AIV, L.P. to the same extent as SSOF SCRE AIV, L.P.) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation, (iii) Benefit Street Partners Realty Trust, Inc., with respect to the repurchase and substitution obligations of BSPRT CMBS Finance, LLC to the same extent as BSPRT CMBS Finance, LLC and (iv) Sabal Strategic Opportunities Fund, L.P., with respect to the repurchase and substitution obligations of SSOF SCRE AIV, L.P. to the same extent as SSOF SCRE AIV, L.P.) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation, (iii) Benefit Street Partners Realty Trust, Inc., with respect to the repurchase and substitution obligations of BSPRT CMBS Finance, LLC to the same extent as BSPRT CMBS Finance, LLC and (iv) Sabal Strategic Opportunities Fund, L.P., with respect to the repurchase and substitution obligations of SSOF SCRE AIV, L.P. to the same extent as SSOF SCRE AIV, L.P.) will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and (subject to the discussion above regarding Barclays, Societe Generale Financial Corporation, BSPRT CMBS Finance, LLC and SSOF SCRE AIV, L.P.) none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (so long as no Consultation Termination Event has occurred) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements” above.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature, as applicable, of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)       any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)       the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)       the obligation, if any, of the master servicer to make Advances;

(D)       the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)       the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)       any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)      any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)       any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if, among other things, the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it (other than any sub-servicer retained by it at the request of a mortgage loan seller, which is only removable for cause) and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced

Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)       in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been made with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Serviced Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges or Prepayment Premiums or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option (with respect to any Specially Serviced Loan, in consultation with, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance. If the special servicer makes such a determination, it must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, and will be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a)(i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer, the special servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance and (e) with respect to a Non-Serviced Whole Loan, any non-recoverability determination of the Non-Serviced Master Servicer or Non-Serviced Trustee relating to a principal and interest advance for a Non-Serviced Companion Loan. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan provided, however, that the master servicer and the trustee may conclusively rely on the nonrecoverability determination of the related Non-Serviced Master Servicer or Non Serviced Trustee under the related Non-Serviced PSA. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer, the special servicer or the trustee, as applicable, determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer, the special servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer, the special servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer, the special servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer, the special servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s, the special servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related Due Date and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to any Serviced Companion Loan, which may be a sub-account of the Collection Account, and, within two business days following the master servicer’s receipt of properly identified funds (to the extent consistent with the related Intercreditor Agreement), deposit amounts collected in respect of the Serviced Companion Loans in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the PSA generally) to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates as described under “Description of the Certificates—Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account and will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and to the extent not so applied, such gains will be held and applied to all amounts due and payable on the Regular Certificates and to offset future Realized Losses, if any (as determined by the special servicer). Any remaining amounts will be distributed on the Class R certificates on the final Distribution Date.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts and the Companion Distribution Account may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)      to remit on each P&I Advance Date to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date, if any;

(ii)     to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)     to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)     to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)      to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)     to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)    to reimburse the master servicer, the special servicer, the asset representations reviewer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)    to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)     to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)      to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)     to pay itself the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xii)    to recoup any amounts deposited in the Collection Account in error;

(xiii)   to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiv)   to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xv)    to pay any applicable federal, state or local taxes imposed on either Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xvi)   to pay the CREFC® Intellectual Property Royalty License Fee;

(xvii)  to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xviii)  to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xix)   to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xx)   to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)   to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer or the special servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder or holders of the related Serviced Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor or asset representations reviewer, as applicable, may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and each REO Loan, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan and any related REO Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (and any related Serviced Companion Loan) that is a Corrected Loan, the Workout Fee Rate multiplied by all payments of interest and principal received on the subject Mortgage Loan (and any related Serviced Companion Loan) for so long as it remains a Corrected Loan and subject to a cap described under “—Special Servicing Compensation”.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee / Special Servicer(2)	(i) With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and any related REO Property for which the special servicer obtains a full, partial or discounted payoff or any Liquidation Proceeds, Insurance and Condemnation Proceeds, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest) and (ii) with respect to each Mortgage Loan and, in certain circumstances described in “—Special Servicing Compensation”, each Serviced Companion Loan, for which the special servicer obtains any payment or Loss of Value Payment from the applicable	From any Liquidation Proceeds, Insurance and Condemnation Proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
mortgage loan seller in connection with the repurchase of such mortgage loan, an amount calculated by application of 1.00% to the related payment or Loss of Value Payment (exclusive of default interest) and subject to the maximum amount described under “—Special Servicing Compensation”.

Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time

Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding each related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (for which the Operating Advisor has consultation obligations pursuant to the PSA) (other than each related Companion Loan) or such lesser amount as the related borrower agrees to pay with respect to such	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
	Mortgage Loan.	on deposit in the Collection Account.
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit with respect to the Mortgage Loans in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee	For each Delinquent Loan, the sum of: (i) $17,750 multiplied by the number of Delinquent Loans, plus (ii) $1,775 per Mortgaged Property relating to the Delinquent Loans in excess of one Mortgaged Property per Delinquent Loan, plus (iii) $2,300 per Mortgaged Property relating to a Delinquent Loan subject to a ground lease, plus (iv) $1,275 per Mortgaged Property relating to a Delinquent Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90-days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer,	At a rate per annum equal to the Reimbursement Rate	First, out of late payment charges and default interest on the related	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Special Servicer or Trustee	calculated on the number of days the related Advance remains unreimbursed.	Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses /
Trustee, Certificate
Administrator, Depositor,
Master Servicer, Special
Servicer, Operating Advisor
or Asset Representations
Reviewer and any director,
officer, employee or agent of
any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan).	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity
not advanced (which may
include reimbursable
expenses incurred by the
Operating Advisor or Asset
Representations Reviewer,
expenses relating to
environmental remediation or
appraisals, expenses of
operating REO Property and
expenses incurred by any
independent contractor hired
to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets and maximum amounts as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan or Serviced Whole Loan (to the extent not prohibited under the related Intercreditor Agreement), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan or Whole Loan, equal to a per annum rate ranging from 0.001875% to 0.10125%. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrowers:

●	100% of any defeasance fees actually collected during the related collection period in connection with the defeasance of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, if applicable (provided, that for the avoidance of doubt, any such defeasance fee shall not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●	(x) 100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loans, to the extent not prohibited by the related intercreditor agreement) to the extent such action is neither a Major Decision nor a Special Servicer Decision and (y) 50% of Excess Modification Fees related to any Mortgage Loans that are not Specially Serviced Loans to the extent such action is (i) a Major Decision or (ii) a Special Servicer Decision (provided, however, the master servicer will receive 0% of any fees collected with respect to any COVID Modification);

●	(x) 100% of all assumption fees and earnout fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action to the extent such action is neither a Major Decision nor a Special Servicer Decision, and (y) 50% of assumption fees and earnout fees and other similar items collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action to the extent such action is (i) a Major Decision or (ii) a Special Servicer Decision;

●	100% of assumption application fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Companion Loan) to the extent such action is processed by the master servicer (whether or not the consent of the special servicer is required);

●	(x) 100% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent that is neither a Special Servicer Decision nor a Major Decision, and (y) 50% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent that is either a Special Servicer Decision or a Major Decision;

●	with respects to accounts held by the master servicer, any and all amounts collected for checks returned for insufficient funds on all Mortgage Loans and any Serviced Companion Loan;

●	100% of charges for beneficiary statements or demands actually paid by the borrowers under the Mortgage Loans and any Serviced Companion Loan that are prepared by the master servicer;

●	any Prepayment Interest Excesses arising from any principal prepayments on the Mortgage Loans;

●	interest or other income earned on deposits in the collection or other accounts maintained by the master servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan); and

●	100% of any late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans other than 50% of any default interest with respect to non-Specially Serviced Loans to which the Special Servicer is entitled as described under “—Special Servicing Compensation” below), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

For the avoidance of doubt, (A) the master servicer will be entitled to that portion, if any, of a penalty charge collected on a Specially Serviced Loan to the extent accrued prior to the related servicing transfer event and (B) if the related special servicer has partially waived any penalty charge (part of which accrued prior to the related servicing transfer event), any collections in respect of such penalty charge shall be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

With respect to any of the preceding fees (other than penalty charges) as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee, and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee, and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

Notwithstanding the foregoing, each of the master servicer and the special servicer may also charge reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees (other than fees collected with respect to a COVID Modification) with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee prospectus shown in the table titled “Non Serviced Mortgage Loans” in “Summary of Terms”.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a Special Servicing Fee of $3,500 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan and Companion Loan(s) (including any REO Loan), as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds and collections in respect of the related REO Property or Specially Serviced Loan, and then from general collections on all the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any REO Properties. The Non-Serviced Whole Loans will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be equal to the lesser of (i) an amount calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan and (ii) $1,000,000 in the aggregate with respect to any particular Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or REO Property. The Liquidation Fee with respect to each Specially Serviced Loan and REO Property will be payable from the related payment or proceeds (exclusive of default interest) in an amount equal to the lesser of (i) a “Liquidation Fee Rate” of 1.0% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then the Liquidation Fee Rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (ii) $1,000,000; provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. With respect to each Mortgage Loan and each Serviced Companion Loan (with respect to any Serviced Companion Loan, only to the extent that (i) the special servicer is enforcing the related mortgage loan seller’s obligations under the applicable mortgage loan purchase agreement with respect to such Serviced Companion Loan and (ii) the related Liquidation Fee is not otherwise required to be paid to the special servicer engaged with respect to such Serviced Companion Loan securitization trust or prohibited from being paid to the special servicer under the PSA (in each case, under the pooling and servicing agreement governing the securitization trust that includes such Serviced Companion Loan) as to which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such Mortgage Loan and Serviced Companion Loan by the applicable mortgage loan seller following the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, the special servicer will be entitled to a fee payable from, and calculated by application of 1.0% to the related payment or Loss of Value Payment (exclusive of default interest), subject to a cap of $1,000,000; provided, however, that any such fee payable with respect to the Serviced Companion Loan will be payable solely from proceeds on such Serviced Companion Loan.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)      within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect,

(ii)     the purchase of (A) any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan or (B) a Mortgage Loan by the holder of a related Subordinate Companion Loan after it has become a Specially Serviced Loan, in each case, within 90 days following the date that the first purchase option trigger occurs resulting in such purchase option holder’s purchase option becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)    the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the issuing entity,

(iv)     with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)      the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)     if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. The Non-Serviced Whole Loans will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i)      (x) 100% of all Excess Modification Fees, consent fees, ancillary fees (other than fees for insufficient or returned checks), assumption fees, transfer fees, waiver fees or earnout fees (a) earned in connection with a Specially Serviced Loan, and (b) 100% of fees collected with respect to any COVID Modification;

(ii)     50% of Excess Modification Fees (other than Modification Fees related to a COVID Modification) collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a Special Servicer Decision or a Major Decision;

(iii)     (x) 100% of assumption fees and earnout fees collected during the related collection period with respect to Mortgage Loans that are Specially Serviced Loans (and any related Serviced Companion Loan), and (y) 50% of assumption fees and earnout fees and other similar items collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that is a Special Servicer Decision or a Major Decision;

(iv)     100% of assumption application fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Companion Loan, if applicable) for which the special servicer is processing the underlying assumption transaction;

(v)      (x) 100% of consent fees on Mortgage Loans (and any related Serviced Companion Loan) that are Specially Serviced Loans, and (y) 50% of consent fees on Mortgage Loans that are not

Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent that involves a Special Servicer Decision or a Major Decision;

(vi)     100% of charges for beneficiary statements or demands actually paid by the borrowers that are prepared by the Special Servicer; and

(vii)     late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loans since the Closing Date.

For the avoidance of doubt, (A) the special servicer will be entitled to that portion, if any, of a penalty charge collected on a Mortgage Loan or Serviced Whole Loan to the extent accrued subsequent to a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan and (B) if the master servicer has partially waived any penalty charge (part of which accrued subsequent to the occurrence of a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan), any collections in respect of such penalty charge shall be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any loss of value reserve fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Notwithstanding the foregoing, each of the master servicer and the special servicer may also charge reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

In addition to any default interest to which the Special Servicer is entitled as described above, the special servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including those occasions under the related Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $290 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00754% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 on the Closing Date. The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding any Companion Loan) and REO Loan, and will be equal to the product of a per annum rate equal to 0.00146% (collectively, the “Operating Advisor Fee Rate”), and the Stated Principal Balance of the respective Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than each related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision that are consistent with the efforts in accordance with the Servicing Standard that the master servicer or the special servicer, as applicable, would use to collect any borrower-paid fee not specified in the Mortgage Loan documents owed to it, and, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan, and will be equal to the product of a rate equal to 0.00025% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $17,750 multiplied by the number of Delinquent Loans, plus (ii) $1,775 per Mortgaged Property relating to the Delinquent Loans in excess of one Mortgaged Property per Delinquent Loan, plus (iii) $2,300 per Mortgaged Property relating to a Delinquent Loan subject to a ground lease, plus (iv) $1,275 per Mortgaged Property relating to a Delinquent Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)       30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)       30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)       a payment default has occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the master servicer within 30 days after the default, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the Directing Certificateholder (but only for so long as no Consultation Termination Event has occurred)), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan, and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder consents, an Appraisal Reduction Event will not occur until 60 days beyond the related maturity date, unless extended by the special servicer in accordance with the Mortgage Loan documents or the PSA; and provided, further, if the related borrower has delivered to the master servicer, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the Directing Certificateholder (but only for so long as no Consultation Termination Event has occurred), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the special servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan), an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment; and

(7)       immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

Notwithstanding anything to the contrary in the definition of Appraisal Reduction Event, no event, circumstance or action that has occurred or will occur with respect to a COVID Modified Loan (other than an event described in clause (3), (4), (5) or (7) of the definition of “Appraisal Reduction Event”) or the entry into of a COVID Modification Agreement will constitute an Appraisal Reduction Event, but only if, and for so long as, the related borrower and each related obligor is in compliance with the terms of the related COVID Modification Agreement.

The “COVID Emergency” means the national emergency concerning the novel coronavirus disease (COVID-19) outbreak declared by the President on March 13, 2020 under the National Emergencies Act (50 U.S.C. 1601 et seq.).

A “COVID Modification” means a modification of, or forbearance or waiver in respect of, a Mortgage Loan that satisfies each of the following conditions:

(i)    prior to the modification or forbearance or waiver, the related borrower certified to the Special Servicer that it is seeking limited relief from the terms of the related Mortgage Loan documents because it is experiencing a financial hardship due, directly or indirectly, to the COVID Emergency;

(ii)   the related modification or forbearance or waiver provides for (a) the temporary forbearance, waiver or deferral with respect to payment obligations or operating covenants, (b) the temporary alternative use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose provided for in the related Mortgage Loan documents, or (c) such other modifications, forbearance or waiver that is related or incidental to clause (a) or clause (b) as may be reasonably determined by the special servicer in accordance with the Servicing Standard to address a financial hardship due, directly or indirectly, to the COVID Emergency;

(iii)   if a default or event of default existed under the Mortgage Loan prior to the modification or forbearance or waiver, the related COVID Modification Agreement provides that such default or event of default is cured or deemed no longer outstanding; provided the borrower complies with the terms of the COVID Modification Agreement;

(iv)   any COVID Modification Agreement (a) defers up to 9 monthly debt service payments but no greater than 9 monthly debt service payments in the aggregate with any other COVID Modification or COVID Modification Agreement with respect to such Mortgage Loan) under the Mortgage Loan, and (b) requires that any payments deferred in accordance with clause (ii)(a) above or reserve or escrow amounts used for alternate purposes in accordance with clause (ii)(b) above are repaid or restored in full within 21 months of the date of the first COVID Modification Agreement with respect to such Mortgage Loan; and

(v)    the related COVID Modification Agreement may (but will not be required to) provide that (a) the Mortgage Loan will be full recourse to the borrower (and that such recourse obligation is a guaranteed obligation under the related borrower sponsor guaranty) if the certification described in clause (i) is false or misleading, and/or (b) that a cash trap or sweep event will be deemed to have occurred under the terms of the Mortgage Loan documents.

A “COVID Modification Agreement” means the agreement or agreements pursuant to which a COVID Modification is effected.

A “COVID Modified Loan” means a Serviced Mortgage Loan and, if applicable, any related Serviced Companion Loan, that is subject to a COVID Modification.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives from the master servicer the related appraisal or the valuation described below, equal to the excess of:

(a)       the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)       the excess of

1.   the sum of

a)       90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) at the special servicer’s option, either (i) an MAI appraisal obtained by the special servicer (the costs of which will be paid by the master servicer as an Advance) or (ii) by an internal valuation performed by the special servicer with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and

b)       all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation, and

c)       all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan, over

2.   the sum as of the Due Date occurring in the month of the date of determination of

a)       to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)       all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)       all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Pari Passu Mortgage Loan will be allocated, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances. For a summary of the provisions in the related Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The special servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the special servicer’s receipt of the MAI appraisal or the valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation. Such report will also be forwarded by the special servicer, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days following the date the special servicer receives such MAI appraisal or valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within 5 business days of the special servicer’s reasonable request.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months

(for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the special servicer. With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder, prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the master servicer has not notified the special servicer of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above, including the party to the Non-Serviced PSA that calculates the Appraisal Reduction Amount. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction amount calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class J-RR certificates, second, to the Class H-RR certificates, third, to the Class G certificates, fourth, to the Class F certificates, fifth, to the Class E certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, ninth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. The master servicer will be required to provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan using reasonable efforts to deliver such information within 5 business days of the special servicer’s reasonable request. None of the master servicer, the operating advisor, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an AB note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) held by the lender in respect of such AB Modified Loan as of the date of such determination. The master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, any Cumulative Appraisal Reduction Amounts will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce its Certificate Balance until the Certificate Balance of each such class is notionally reduced to zero (i.e., first, to the Class J-RR certificates, second, to the Class H-RR Certificates, third, to the Class G certificates, fourth, to the Class F certificates, fifth, to the Class E certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, and finally, to the Class A-S certificates). In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class J-RR certificates, second, to the Class H-RR Certificates, third, to the Class G certificates, fourth, to the Class F certificates, and fifth, to the Class E certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer will be required to promptly notify the master servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the special servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The

Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer with (in respect of any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder and unless a Control Termination Event has occurred and is continuing) the consent of the Directing Certificateholder. In addition, upon request of the Risk Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by the special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard, but only to the extent that the related Mortgage Loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to Specially Serviced Loans) or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate; provided that the Directing Certificateholder will not have more than 30 days to respond to the special servicer’s request for such consent or consultation, as applicable; provided, further, that upon the special servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the Directing Certificateholder, the special servicer will not be required to do so.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, and/or (solely with respect to Specially Serviced Loans)

upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related REO Loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

Except as otherwise set forth in this paragraph, the special servicer (or, with respect to modifications, waivers and amendments that are not Special Servicer Decisions or Major Decisions, the master servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations

Section 1.860G-2(b) or otherwise (i) cause any Trust REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any Trust REMIC or the issuing entity. The master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Special Servicer Decisions or Major Decisions without the consent of the special servicer (which such consent may be deemed received by the master servicer if the master servicer is processing such modification, waiver or amendment and special servicer does not respond within 10 business days of delivery to the special servicer of the analysis and all information reasonably requested by the special servicer in order to grant or withhold such consent, plus the time provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a holder of a Companion Loan under a related intercreditor agreement), except certain non-material consents and waivers described in the PSA and as permitted under the Mortgage Loan documents.

With respect to any non-Specially Serviced Loan except as set forth in the proviso immediately following this definition below, the master servicer will not consent to, process or approve any request by a borrower with respect to any of the following, but will forward such request to the special servicer for processing and evaluation (each, a “Special Servicer Decision”):

(1)   approving or denying leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for all leases (other than, in each case, ground leases) in excess of the lesser of (a) 30,000 square feet and (b) 30% of the net rentable area at the related Mortgaged Property;

(2)   approving annual budgets for the related Mortgaged Property with respect to a Mortgage Loan with a debt service coverage ratio below 1.25x (to the extent lender approval is required under the related mortgage loan documents) with material (more than 10%) increases in operating expenses or payments to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

(3)   any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as “performance”, “earn-out” or “holdback” escrows or reserves including the funding or disbursement of any such amounts with respect to any of the Mortgage Loans securing the Mortgaged Properties specifically identified in the PSA, other than routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance related criteria is not required pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents as mutually agreed upon by the master servicer and the special servicer or any other funding or disbursement, will not constitute a Special Servicer Decision);

(4)   any requests for the release of collateral or the acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan other than: (a) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan or Serviced Whole Loan; (b) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral, except as provided in clause (9) below; (c) the acceptance of substitute or additional collateral in the form of non-callable United States Treasury obligations in connection with a defeasance; or (d) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property;

(5)   approving any transfer of an interest in the borrower under a Serviced Mortgage Loan or an assumption agreement, unless such transfer or assumption (a) is allowed under the terms of the related mortgage loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the conditions to the transfer or assumption set forth in the related mortgage loan documents that do not include lender approval or the exercise of lender discretion, including a consent to transfer or assumption to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (b) does not involve incurring new mezzanine financing or a change in control of the borrower;

(6)   requests to incur additional debt in accordance with the terms of the applicable mortgage loan documents;

(7)   approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(8)   approval of easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(9)   agreeing to any modification, waiver, consent or amendment of a Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a waiver of a Mortgage Loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (b) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (c) a modification that would permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment;

(10)   determining whether a borrower request is a COVID Modification, and whether consent to a COVID Modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan related to a COVID Modification; and

(11)   determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease (and in any such case, the master servicer will be required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the related Mortgage Loan is the ground lease).

provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters (as well as any Major Decision) with respect to any non-Specially Serviced Loan; provided, further, that the master servicer will, without the need for any such mutual agreement between the master servicer and the special servicer, process any Special Servicer Decision described in subclauses (a) and (b) of clause (9) of this definition of “Special Servicer Decision” with respect to any non-Specially Serviced Loan, in each case subject to the consent (or deemed consent) of the special servicer as obtained pursuant to the PSA.

With respect to non-Specially Serviced Loans except as set forth in the next sentence in this paragraph, the master servicer will not consent to, process or evaluate any borrower request for a Major Decision or Special Servicer Decision but will refer such request to the special servicer. Generally, the special servicer will process the request directly and make the determination whether or not to consent to or approve such request. However, if the master servicer and special servicer mutually agree that the master servicer will process such request, the master servicer will prepare and submit its written analysis and recommendation to the special servicer with all information reasonably available to the master servicer that the special servicer may reasonably request in order to withhold or grant its consent, and in all cases the special servicer will be entitled (subject to the discussion under “—The Directing Certificateholder” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus) to approve or disapprove any modification, waiver or amendment that constitutes such a Major Decision or a Special Servicer Decision. In any case with respect to any Major Decision or Special Servicer Decision in connection with a non-Specially Serviced Loan, each of the master servicer and the special servicer will be entitled to 50% of any Excess Modification Fees and assumption, consent and earnout fees (other than assumption application fees, defeasance fees and review fees) paid in connection with such matters, whether or not the master servicer processes such request.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y)(a) with respect to any Major Decision, prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to a Specially Serviced Loan, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus, and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

If, following any such release or taking, the loan-to-value ratio (as so calculated) is greater than 125%, the master servicer or special servicer, as applicable, will require payment of principal by a “qualified amount” as determined under Revenue Procedure 2010-30 or any successor provision, unless the related borrower provides an opinion of counsel (at the expense of the related borrower if allowed by the terms of the related Mortgage Loan documents and, if not allowed, at the expense of the trust) that, if such amount is not paid, the related Mortgage Loan will not fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage).

Borrowers may request payment forbearance because of COVID-19 related financial hardship. The PSA will permit only the special servicer to grant a forbearance on a Mortgage Loan related to the global COVID-19 emergency if (i) prior to October 1, 2021, the period of forbearance granted, when added to any prior periods of forbearance granted before or after the issuing entity acquired such Mortgage Loan (whether or not such prior grants of forbearance were covered by Section 5.02(2) of Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12)), does not exceed six months (or such longer period of time as may be allowed by guidance that is binding on federal income tax authorities) and such forbearance is otherwise covered by Section 5.02(2) of Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12), (ii) such forbearance is permitted under another provision of the PSA and the requirements under such provision are satisfied, or (iii) an opinion of counsel is delivered to the effect that such forbearance will not result in an adverse REMIC event. See “Risk Factors—Other Risks Relating to the Certificates—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates” above for a discussion of Revenue Procedure 2020-26.

Any fees or other charges charged by the special servicer in connection with processing any COVID Modification with respect to any Mortgage Loan or Serviced Whole Loan (in the aggregate with each other such COVID Modification with respect to such Mortgage Loan or Serviced Whole Loan), in each case as a result of the COVID-19 emergency, may not exceed an amount equal to 0.30% of the Stated Principal Balance of such Mortgage Loan or Serviced Whole Loan (excluding attorneys’ fees and third party expenses) and may only be borne by the borrower, not the issuing entity and no Special Servicing Fee, Workout Fee or Liquidation Fee will be payable in connection with a COVID Modification. To the extent that a borrower with respect to any Mortgage Loan or Serviced Whole Loan defaults under a COVID Modification or the Mortgage Loan becomes a Specially Serviced Loan, all caps and limitations on fees will not be applicable and the special servicer will be entitled to all other fees that would otherwise be payable to the special servicer from the issuing entity or otherwise, including Special Servicing Fees, Workout Fees, Liquidation Fees, default interest and all other borrower-paid fees.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)   extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)   provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer gives notice of any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan (or if such Companion Loan is in a securitization, the master servicer of such securitization on its behalf), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and prior to the occurrence of a Consultation Termination Event) and the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon consultation with the Directing Certificateholder) and with respect to any Mortgage Loan (x) with a Stated Principal Balance greater than or equal to $35,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding, and (z) together with all other Mortgage Loans with which it is cross collateralized or cross-defaulted or together with all other Mortgage Loans with the same or an affiliated borrower, that is one of the ten largest Mortgage Loans outstanding (by Stated Principal Balance), a Rating Agency Confirmation is received by the special servicer from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any); provided, however, that with respect to clauses (y) and (z) of this paragraph, such Mortgage Loan will also be required to have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that (i) with respect to such waiver of rights, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to such party, the special servicer has obtained the consent of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan as to such party, has consulted with the Directing Certificateholder) and (ii) the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any) if such Mortgage Loan (1) has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the Mortgage Loans or (2) has a loan-to-value ratio greater than 85% (including any existing and proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan and related Companion Loan, if any, and the principal amount of the proposed additional loan) or (4) is one of the ten largest Mortgage Loans (by Stated Principal Balance) or (5) has a Stated Principal Balance over $35,000,000; provided, however, that with respect to clauses (1), (2), (3) and (4), such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest upon request of the Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement.

Inspections; Collection of Operating Information

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case, commencing in the calendar year 2022, unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which it has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2022 and the calendar year ending on December 31, 2021 and to review such items in connection with the preparation of the CREFC® operating statement analysis reports and the CREFC® NOI adjustment worksheets. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans related to Mortgaged Properties that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer certain of the servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(1)   as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date, and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer (who will be required to promptly forward such written evidence to the special servicer) or special servicer, as of the related maturity date, written evidence from an institutional lender of such lender’s binding commitment to refinance such mortgage loan or a signed purchase and sale agreement with respect to a sale of the Mortgaged Property (in each case subject only to typical due diligence and closing conditions and, in the case of a purchase and sale agreement, such agreement will include delivery of an acceptable deposit by the purchaser) in a manner consistent with CMBS market practices and that is satisfactory in form and substance to the master servicer and the special servicer from an acceptable lender or purchaser reasonably satisfactory to the master servicer and the special servicer (and the master servicer or special servicer, as applicable, is required to promptly forward such commitment or other similar refinancing documentation to the other such party), which provides that such refinancing or sale will occur within 120 days of such related maturity date, provided that such Mortgage Loan and any related Companion Loan, as applicable, will become a Specially Serviced Loan immediately (i) if, in the judgment of the special servicer in accordance with the Servicing Standard, the related borrower fails to diligently pursue such refinancing or sale, or fails to satisfy any condition of such refinancing or sale or the related borrower fails to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or sale, (ii) if such refinancing or sale does not occur within 120 days of the related maturity date (or within such shorter period as the refinancing or sale is scheduled to occur pursuant to the related refinancing documentation or purchase agreement), or (iii) the related refinancing documentation or purchase agreement is terminated before the refinancing or sale is scheduled to occur;

(2)   as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a Mortgage Loan with an associated mezzanine loan, the holder of the related Companion Loan or the holder of the related mezzanine debt, as applicable, cures such delinquency);

(3)   as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or (ii) the borrower has become the subject of a decree or order for that proceeding; provided that, with respect to clause (ii), that if the appointment, decree or order was involuntary and is stayed or discharged, or the case dismissed within 60 days, that Mortgage Loan and any related Companion Loan will not be considered a Specially Serviced Loan during that period), or (iii) the borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)   as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)   as to which, in the judgment of the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6)   as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than an Excluded Loan with respect to such party and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans, as applicable), has occurred and remains unremediated for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 60 days); or

(7)   as to which the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loan and the subordinate nature of any Subordinate Companion Loan, as applicable)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 60 days (provided that such 60-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any Mortgage Loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer (with, unless a Control Termination Event has occurred and is continuing, the consent of the Directing Certificateholder) as described under “—Maintenance of Insurance” above (each of clause (1) through (7), a “Servicing Transfer Event”).

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

Notwithstanding anything to the contrary in the definition of Servicing Transfer Event, no event, circumstance or action that has occurred or will occur with respect to a COVID Modified Loan with respect to an event described in clauses (2), (6) and (7) of the definition of “Servicing Transfer Event” will constitute a Servicing Transfer Event under the Pooling and Servicing Agreement, but only if, and for so long as, the related borrower is in compliance with the terms of the related COVID Modification Agreement.

In addition, if a borrower has requested a COVID Modification but the Mortgage Loan is not yet a COVID Modified Loan and an event described in clauses (2), (6) or (7) of “Servicing Transfer Event” has occurred, the special servicer will be permitted, but not required, to make a determination to complete the COVID Modification, in which case no Servicing Transfer Event will occur with respect to such Mortgage Loan only if, and for so long as, the related borrower is in compliance with the terms of the related COVID Modification Agreement.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by the other party of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

A Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Loan (each, a “Corrected Loan”) (A) with respect to the circumstances described in clauses (1) and (2) of the definition of Specially Serviced Loans, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Periodic Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (3), (4), (5) and (7) of the definition of Specially Serviced Loans, when such circumstances cease to exist in the good faith judgment of the special servicer or (C) with respect to the circumstances described in clause (6) of the definition of Specially Serviced Loans, when such default is cured (as determined by the special servicer in accordance with the Servicing Standard) or waived by the special servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan. If any Specially Serviced Loan becomes a Corrected Loan, the special servicer will be required to transfer servicing of such Corrected Loan to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to prepare one or more additional Asset Status Reports with respect to any such Specially Serviced Loan subsequent to the issuance of a Final Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan changes in the strategy reflected in the initial Final Asset Status Report (or subsequent Final Asset Status Reports) are necessary to reflect the then current recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence of a Consultation Termination Event);

●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);

●	with respect to any related Serviced Companion Loan, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold or, if such related Serviced Companion Loan has not been included in a securitization transaction, to the holders of the related Serviced Companion Loan;

●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of a Control Termination Event);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Asset Status Report will be provided to the certificate administrator and the trustee.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information to the extent reasonably determinable based on the information that was delivered to the Special Servicer in connection with the transfer of servicing pursuant to the special servicing transfer event:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10-business day period, as applicable, and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer will follow the Directing Certificateholder’s direction, if such direction is consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the initial Asset Status Report required to be delivered by the special servicer by the Initial Delivery Date or any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Approval Process, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder that does not include any communication (other than the Final Asset Status Report) between the special servicer and the Directing Certificateholder with respect to such Specially Serviced Loan. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Status Report will be labeled or otherwise identified or communicated as being final.

Prior to the occurrence of a Control Termination Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following the Directing Certificateholder Approval Process.

If a Control Termination Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan as to such party and for so long as no Consultation Termination Event has occurred, the Directing Certificateholder. The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or

(ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action, if any, and any other feedback provided by the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan as to such party, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan as to such party, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable. For additional information, see “—The Operating Advisor—Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing”.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan) and the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)   such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)   there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (“IRS”) grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by either Loan REMIC or the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on either Trust REMIC or the issuing entity or cause either Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If either Loan REMIC or Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the related Loan REMIC or Lower-Tier REMIC, as applicable, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate (currently 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause either Loan REMIC or the Lower-Tier REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders, and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or remit to the master servicer for it to deposit) all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender (taking into account the pari passu nature of any Companion Loans, as applicable)) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the case of each Non-Serviced Mortgage Loan, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loans, the special servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the applicable Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the special servicer will be entitled to a Liquidation Fee to the same extent that the special servicer would be entitled to such Liquidation Fee had such Non-Serviced Mortgage Loan been a Serviced Mortgage Loan. In the absence of a cash offer at least equal to the Purchase Price, the special servicer may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder and the Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the master servicer or the special servicer with a written and fully executed commitment or otherwise binding application for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer (and the party receiving such commitment will promptly forward a copy of such commitment or application to the master servicer or the special servicer, as applicable, if it is not evident that a copy has been delivered to such other party); and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price; provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and if such fees or costs are not reimbursed by such Interested Person, such expense will be reimbursable to the trustee by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (with respect to any Mortgage Loan other than an Excluded Loan as to such party, in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event exists) and (ii) the Risk Retention Consultation Party and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Pari Passu Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Pari Passu Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Pari Passu Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Pari Passu Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of the related Companion Loans under the related Intercreditor Agreements as described under “—Rights of Holders of Companion Loans” below, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class and (2) the special servicer, with respect to non-Specially Serviced Loans other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, as to all matters constituting Major Decisions, will have the right to replace the special servicer with or without cause and will have certain other rights under the PSA, each as described below. With respect to any matter for which the consent of the Directing Certificateholder is required or for which the Directing Certificateholder has the right to direct the master servicer or the special servicer, to the extent no specific time period for deemed consent is expressly stated, in the event no response from the Directing Certificateholder is received within 10 business days following written request for input and all reasonably requested information on any required consent or direction, the Directing Certificateholder will be deemed to have consented to or approved the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not affect any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest) on a strictly non-binding basis with the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially

Serviced Loan; provided, further, that for so long as SCP Servicing, LLC is the special servicer, it will not be required to consult with, or provide any information or reports to the Risk Retention Consultation Party.

The “Directing Certificateholder” will be with respect to each Mortgage Loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)   absent that selection, or

(2)   until a Directing Certificateholder is so selected, or

(3)   upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than any Excluded Loans as to the Directing Certificateholder) is expected to be Sabal Strategic Opportunities Fund, L.P. or its affiliate.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any date of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class among the Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be Class J-RR certificates.

The “Control Eligible Certificates” will be any of the Class F, Class G, Class H-RR and Class J-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the trust. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder or Risk Retention Consultation Party, as applicable, is received within ten (10) business days following the written request for input or any required consent or consultation, the Directing Certificateholder or Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved on the specific matter; provided, however, that the failure of the Directing Certificateholder or Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, (a) the master servicer will not be permitted to take any of the following actions unless it has obtained the consent of the special servicer and (b) with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan and any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any of the following actions and the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, as to which the Directing Certificateholder has objected in writing (i) with respect to any Major Decision other than clause (ix) below, within 10 business days and (ii) within 30 days with respect to clause (ix) below, in each case, after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the special servicer within such ten-business-day or 30-day period, the Directing Certificateholder will be deemed to have approved such action).

Each of the following is a “Major Decision”:

(i)      any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loans as come into and continue in default;

(ii)     any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(iii)    following a default or an event of default with respect to a Serviced Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)    any sale of a Defaulted Loan (that is not a Non-Serviced Mortgage Loan) or REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a Defaulted Loan that is a Non-Serviced Mortgage

Loan that the special servicer is permitted to sell in accordance with the PSA, in each case for less than the applicable Purchase Price;

(v)     any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(vi)    any release of material collateral or any acceptance of substitute or additional collateral for a Serviced Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than (1) the release of collateral securing any Mortgage Loan in connection with a defeasance, (2) the acceptance of substitute or additional collateral in the form of non-callable United States Treasury obligations in connection with a defeasance; or (3) immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(vii)    any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower;

(viii)   (1) any property management company changes (with respect to a Serviced Mortgage Loan with a principal balance greater than $2,500,000), including, without limitation, approval of the termination of a manager and appointment of a new property manager, or franchise changes (with respect to a Serviced Mortgage Loan or Serviced Whole Loan, in each case, for which lender consent or approval is required under the Mortgage Loan documents);

(ix)    releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(x)     any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower, guarantor or other obligor releasing a borrower, guarantor or other obligor from liability under a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xi)    any determination of an Acceptable Insurance Default;

(xii)   any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (i) 30% of the net rentable area of the improvements at the Mortgaged Property and (ii) 30,000 square feet of the improvements at the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Loan, provided that if lender consent is not required for such transaction pursuant to the Mortgage Loan documents, such transaction will not constitute a Major Decision;

(xiii)  any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Serviced Mortgage Loan or Serviced Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof;

(xiv)   any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related mortgage loan documents (for purposes of the determination whether a lender has such consent rights pursuant to the related mortgage loan documents, any Mortgage Loan document provision that requires that an intercreditor agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights));

(xv)   any determination by the master servicer to transfer a Mortgage Loan or Serviced Whole Loan to the special servicer under the circumstances described in clause (5) of the definition of “Specially Serviced Loans”;

provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as contemplated in the PSA that the master servicer will process and obtain the prior consent of the special servicer with respect to any of the matters listed in the foregoing clauses (i) through (xii) with respect to any non-Specially Serviced Loan, and, whether processed by the master servicer or not, with respect to a Major Decision, the master servicer and special servicer will each be entitled to 50% of any Excess Modification Fees, consent fees, ancillary fees (other than fees for insufficient or returned checks), assumption fees, transfer fees, earnout fees and similar fees (other than assumption application fees, defeasance fees and review fees) paid in connection with such matters (see “—Modification, Waivers and Amendments” in this prospectus).

If there is any request for consent required to be delivered to the Directing Certificateholder directly by the master servicer, the Directing Certificateholder will be entitled 10 business days to respond before its consent is deemed given notwithstanding any affiliation between the Directing Certificateholder and the special servicer.

With respect to any borrower request or other action on a non-Specially Serviced Loan for matters that are Major Decisions or Special Servicer Decisions, the master servicer will not agree to such modification, waiver, amendment, consent, request or other action without the prior written consent of the special servicer. In connection with such consent, if the master servicer is processing such request or action, the master servicer will promptly provide the special servicer with written notice of the request for such modification, waiver, amendment, consent, request or other action, along with the master servicer’s written recommendation and analysis, and all information in the master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that the special servicer does not respond within 10 business days after receipt of such written notice and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a Companion Holder under a related Intercreditor Agreement, the special servicer’s consent to such modification, waiver, amendment, consent, request or other action will be deemed granted.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan), so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the master servicer or the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, the special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Risk Retention Consultation Party. Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder or Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder or Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to appoint (and may remove and replace with or without cause) an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability for the identity or actions of the newly appointed Excluded Special Servicer, and absent negligence, willful misconduct or bad faith on the part of such resigning special servicer, such resigning special servicer and its directors, members, managers, officers, employees and agents will be entitled to indemnification under the PSA. See “—Limitation on Liability; Indemnification” in this prospectus.

In addition, if a Control Termination Event has occurred and is continuing, the special servicer will also be required to deliver a Major Decision Reporting Package to the operating advisor and consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether a Control Termination Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the Class F certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, further, that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero. With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event will be deemed to have occurred and be continuing and a Consultation Termination Event will be deemed to have occurred, in each case, with respect to an Excluded Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s or the holder of the Subordinate Companion Loan’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of Holders of Companion Loans

With respect to any Non-Serviced Whole Loan, the Directing Certificateholder will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the Controlling Class;

(c)   does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)   may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law or the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the controlling noteholders of any Non-Serviced Mortgage Loan or their respective designees (e.g. the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates, any Certificateholder or any third party. The operating advisor is not providing special servicing or sub-servicing services and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. Potential investors should be aware that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to a Non-Serviced PSA) or any related REO Properties. See “—Servicing of the Non-Serviced Mortgage Loans” below.

Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan and Serviced Whole Loan, unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the special servicer:

(a)       promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)       promptly reviewing each Final Asset Status Report; and

(c)       reviewing any Appraisal Reduction Amount and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify the special servicer of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer.

Prior to the occurrence and continuance of a Control Termination Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan and Serviced Whole Loan, while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)       the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)       the operating advisor will be required to consult (on a non-binding basis) with the special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c)       the operating advisor will be required to prepare an annual report with respect to such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loans that was a Specially Serviced Loan during the prior calendar year) substantially in the form attached to this prospectus as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)       the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)    after the calculation but prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)    if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)    if the operating advisor and special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, the mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, the Risk Retention Consultation Party or any of their affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report.

After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance Report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, the operating advisor (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) will be required to prepare an annual report generally in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of the special servicer’s performance of its duties under the PSA during the prior calendar year on an “asset-level basis” with respect to the resolution and liquidation of Specially Serviced Loans that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report.

In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in accordance with the Operating Advisor Standard, to be immaterial. The operating advisor’s annual report will be prepared on the basis of the special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of the items required to be reviewed by it pursuant to the PSA. Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to a special servicer if, during the prior calendar year, no Final Asset Status Report was prepared by the special servicer in connection with a Specially Serviced Loan or REO Property.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to such annual report’s delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will be required to identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any operating advisor annual report, the operating advisor will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of the Special Servicer

After the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of the special servicer in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)    that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action;

(ii)    that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)    that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)    that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)    that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has labeled and reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party, (iii) information subject to attorney-client privilege and (iv) any Asset Status Report.

The operating advisor will be required to keep all such labeled Privileged Information confidential and will not be permitted to disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions regarding deviations from the Servicing Standard (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Consultation Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, based on advice of legal counsel), required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor will be permitted to delegate its duties to agents or subcontractors in accordance with the PSA. However, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)   any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)   any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(c)   any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(d)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)   the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)    the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will be required to, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Loan noteholder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation)

and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

In addition, the operating advisor has the right to resign without cost or expense on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and the portion of any REO Loans remaining in the issuing entity is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The operating advisor will provide all of the parties to the PSA and the Directing Certificateholder 30 days prior written notice of any such resignation. If the operating advisor resigns pursuant to the foregoing, then no replacement operating advisor will be appointed. The resigning operating advisor will be entitled to, and subject, to any rights and obligations that accrued under the PSA prior to the date of any such resignation (including accrued and unpaid compensation) and any indemnification rights arising out of events occurring prior to its resignation.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on either the CREFC® delinquent loan status report or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide written notice to the asset representations reviewer and to all Certificateholders in accordance with the terms of the PSA. On each Distribution Date after providing such notice to Certificateholders, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver written notice of such information (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. With respect to any determination of whether to commence an Asset Review, an “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which Barclays (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2008, the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between August 15, 2016 and July 15, 2021 was approximately 32.1% excluding all periods for which all loans within the legacy transactions are delinquent.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the five (5) largest Mortgage Loans in the Mortgage Pool represent approximately 22.4% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the five (5) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the Asset Review Trigger.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period. For the avoidance of doubt, a delinquency that would have existed but for a COVID Modification will not constitute a delinquency for so long as the related borrower is complying with the terms of such COVID Modification.

Asset Review Vote

If Certificateholders evidencing not less than 5% of the aggregate Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review of Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or otherwise is in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vii)) after receipt of such notice from the certificate administrator, provide or make available, the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the Certificate Administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)     a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)    a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)   copies of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)   a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)    a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)   a copy of any notice previously delivered by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)  any other related documents that are reasonably requested by the asset representations reviewer to be delivered by the master servicer or the special servicer, as applicable, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence File posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the related mortgage loan seller with respect to such Delinquent Loan; provided, however, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance of the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer will be required to prepare a preliminary report with respect to each Delinquent Loan within 56 business days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator unless the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan, in which case no preliminary report will be required. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) to the extent in the master servicer’s or the special servicer’s possession or by the related mortgage loan seller within 10 business days following the request by the asset representations reviewer as described above, the asset representations reviewer will list such missing documents in such preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents provided or explanations given to support the mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event that the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the related mortgage loan seller for each Delinquent Loan, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation, (iii) Benefit Street Partners Realty Trust, Inc., with respect to the repurchase and substitution obligations of BSPRT CMBS Finance, LLC to the same extent as BSPRT CMBS Finance, LLC and (iv) Sabal Strategic Opportunities Fund, L.P., with respect to the repurchase and substitution obligations of SSOF SCRE AIV, L.P. to the same extent as SSOF SCRE AIV, L.P.) which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than 2 business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS Morningstar, Fitch, Kroll Bond Rating Agency, Inc. (“KBRA”), Moody’s Investors Service, Inc. (“Moody’s”), or S&P and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS Morningstar, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, (iv) has neither performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, the Risk Retention Consultation Party any party to the PSA or the Directing Certificateholder or any of their respective affiliates, nor been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) assumes in writing each covenant and condition to be performed or observed by the asset representations reviewer under the PSA and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)    any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)    any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)    any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)    the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)    the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice (which will be simultaneously delivered to the asset representations reviewer) of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of a Certificateholder Quorum elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA and each Rating Agency. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party in its capacity as Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the owner of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the owner of the VRR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)       may act solely in the interests of the owner of the VRR Interest;

(c)       does not have any liability or duties to the holders of any class of certificates other than the owner of the VRR Interest;

(d)       may take actions that favor the interests of the holders of one or more classes of certificates over the interests of the holders of one or more other classes of certificates; and

(e)       will have no liability whatsoever (other than to the owner of the VRR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time with or without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or the Controlling Class Certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and applicable certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming an REO Property) with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Special Servicer”, and (viii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

In addition, after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by such Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder appointed under the related Non-Serviced PSA (and not by the Directing Certificateholder for this transaction) or the holder of the related Subordinate Companion Loan to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)   (i) any failure by the master servicer to make a required deposit to the Collection Account or remit to the companion paying agent for deposit into the related Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)   any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)   any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s, as applicable, obligations regarding Exchange Act reporting required under the PSA and compliance with Regulation AB, (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)   any breach on the part of the master servicer or the special servicer of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)    KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as

applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities any Companion Loan Rating Agency) within 60 days of such rating action and, in the case of either of clauses (i) or (ii), KBRA has publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)   the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(h)   such master servicer or such special servicer, as the case may be, is removed from S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or a “U.S. Commercial Mortgage Special Servicer,” as applicable, and is not restored to such status on such list within 60 days.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% of the Voting Rights or, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be; provided, however, that rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due will survive such termination under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to 25% of the Voting Rights, or, for so long as a Control Termination Event has not occurred and is not continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as a Control Termination Event has not occurred and is not continuing and other than with respect to an Excluded Loan, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section described above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Mortgage Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section described above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee (or, prior to a Control Termination Event, the trustee acting at the direction of the Directing Certificateholder) will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g) or (h) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation (or deemed confirmation) from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66 2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f), (g) or (h) of the definition of “Servicer Termination Event” may be waived only by all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as a Control Termination Event has not occurred and is not continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the

Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause either Trust REMIC to fail to qualify as a REMIC or (ii) cause a tax to be imposed on the trust or either Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees, including any costs of enforcement of the indemnity, and expenses incurred in connection with any legal action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms of the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), certificate administrator, asset representations reviewer or trustee under any Non-Serviced PSA with respect to a Non-Serviced Companion Loan, any partner, director, officer, shareholder, member, manager, employee or agent of any of them and the applicable Non-Serviced Securitization Trust will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property (or with respect to the operating advisor and/or asset representations reviewer, incurred in connection with the provision of services for such Non-Serviced Mortgage Loan) under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the related Non-Serviced PSA).

In addition, the PSA will provide that none of the depositor, the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the operating advisor or the asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion

Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or any special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims, disputes or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to its enforcement of its indemnification under the PSA or relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to it in each capacity for which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer or the special servicer, as applicable, which will in turn be required to promptly forward it to the applicable mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as the master servicer or the special servicer, as applicable, would require were it, in its individual capacity, the owner of the affected Mortgage Loan.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward that Repurchase Request to the related mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to, or that elects pursuant to the terms of the PSA to, enforce the rights of the issuing entity against the related mortgage loan seller with respect to the Certificateholder Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) obtains knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, either a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”) and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to a PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to a PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a PSA Party Repurchase Request made by any party other than the special servicer or a Certificateholder Repurchase Request made by any Certificateholder other than the Directing Certificateholder or a Controlling Class Certificateholder, in each case, related to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating the master servicer’s analysis and recommended course of action with respect to such PSA Party Repurchase Request, along with the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer, and reasonably requested by the special servicer to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file, the special servicer will become the Enforcing Servicer with respect to such PSA Party Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the

Repurchase Request (the “Proposed Course of Action”). If the master servicer is the Enforcing Servicer, the master servicer may (but will not be obligated to) consult with the special servicer and (for so long as no Consultation Termination Event has occurred) the Directing Certificateholder regarding any Proposed Course of Action. Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will, within 15 business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or

Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and the related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice is posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within 30 days of written notice of the Enforcing Party’s selection of mediation or arbitration, as the case may be. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney and have at least 15 years of experience in commercial litigation and either commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For the avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Mortgage Loan that will be a Non-Serviced Mortgage Loan as of the Closing Date will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA (other than the One SoHo Square Mortgage Loan, which is described below) as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BBCMS Mortgage Trust 2021-C11 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or the special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major

Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions under the PSA.

●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Pari Passu Companion Loans under the PSA (although the portion of the servicing fee to make such payments under the Non-Serviced PSA may be less), and not all Non-Serviced PSAs require the related Non-Serviced Master Servicer to make Compensating Interest Payments.

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.

●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BBCMS 2021-C11 mortgage pool, if necessary).

●	The matters as to which notice to, or rating agency confirmation from, the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, matters with respect to which notice to, or Rating Agency Confirmation from, the Rating Agencies under the PSA are required (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and as to whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA)

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Servicing of the One SoHo Square Mortgage Loan

The One SoHo Square Mortgage Loan is being serviced pursuant to the SOHO 2021-SOHO TSA. The servicing terms of the SOHO 2021-SOHO TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain aspects, including as set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under SOHO 2021-SOHO TSA earns a primary servicing fee with respect to the One SoHo Square Mortgage Loan equal to 0.00625% per annum.

●	Upon the One SoHo Square Mortgage Loan becoming a specially serviced loan under the SOHO 2021-SOHO TSA, the related Non-Serviced Special Servicer under the SOHO 2021-SOHO TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.2500% per annum.

●	The related Non-Serviced Special Servicer under the SOHO 2021-SOHO TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.5000%.

●	The related Non-Serviced Special Servicer under the SOHO 2021-SOHO TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.5000%.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The One SoHo Square Whole Loan” in this prospectus.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or replacement special servicer is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or “U.S. Commercial Mortgage Special Servicer,” as applicable, if S&P is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and Kroll Bond Rating Agency, LLC (“KBRA”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, as to the signer thereof, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it), the custodian, the certificate administrator, the operating advisor and each additional servicer, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance Report”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance Report will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loans, each of the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, the related Non-Serviced Trustee and the related Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 50% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class R certificates) for the Mortgage Loans and each REO Property remaining in the issuing entity (provided, however, that (a) the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D and Class E certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity, and thereby effect termination of the issuing entity and early retirement of the then outstanding certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the issuing entity is less than 1% of the Initial Pool Balance. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the master servicer and approved by certain classes of certificates, (3) the reasonable out-of-pocket expenses of the master servicer related to such purchase, unless the master servicer is the purchaser and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the master servicer in accordance with clause (2) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class R certificates) for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the PSA;

(b)   to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)   to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of either Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or either Trust REMIC; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)    to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition) as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)   to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)     to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)     to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel or (ii) in the event of the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an opinion of counsel; or

(k)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as a third-party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third-party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause either Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii) in the case of the trustee, an institution whose long-term senior unsecured debt is rated at least “BBB” by S&P, “A” by Fitch (or a short-term rating of “F1” by Fitch) and, if rated by KBRA, “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include S&P and Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iii) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 50% of the Voting Rights may upon 30 days’ prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Twenty-five (25) Mortgaged Properties (26.0%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three (3) years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Barclays and its affiliates are playing several roles in this transaction. Barclays Commercial Mortgage Securities LLC is the depositor and an affiliate of Barclays. Barclays and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. Barclays is also an affiliate of Barclays Capital Inc., an underwriter for the offering of the certificates.

In addition, an affiliate of Barclays currently holds certain of the 356-362 E 148th Street Companion Loans. However, such affiliate of Barclays intends to sell such Companion Loans to Barclays in connection with one or more future securitizations in which Barclays is a loan seller.

Wells Fargo Bank is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for some or all of the Barclays Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, on the one hand, and Barclays, a sponsor, an originator and a mortgage loan seller, and certain affiliates of Barclays, on the other hand, Wells Fargo Bank acts, from time to time, as primary servicer with respect to certain mortgage loans owned by Barclays and/or such affiliates of Barclays, including, prior to their inclusion in the issuing entity, some or all of the Barclays Mortgage Loans.

Wells Fargo Bank, National Association, the master servicer, the certificate administrator and custodian is also (i) the trustee, certificate administrator and custodian under the Benchmark 2020-B17 PSA, pursuant to which the Kings Plaza Whole Loan is serviced, (ii) the trustee, certificate administrator and custodian under the BBCMS 2021-C10 PSA, pursuant to which the Morris Corporate Center Whole Loan is serviced (iii) the master servicer, certificate administrator and custodian under the UBS 2019-C18 PSA, pursuant to which the Wyndham National Hotel Portfolio Whole Loan is serviced and (iv) the master servicer, certificate administrator and custodian under the WFCM 2021-C60 PSA, pursuant to which the Rollins Portfolio Whole Loan is serviced.

Wells Fargo Bank, National Association is expected to enter into one or more agreements with some or all of the sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

Wilmington Trust, National Association, the trustee, is also the trustee under the (i) UBS 2019-C18 pooling and servicing agreement, pursuant to which the Wyndham National Hotel Portfolio Whole Loan is serviced and (ii) WFCM 2021-C60 pooling and servicing agreement, pursuant to which the Rollins Portfolio Whole Loan is serviced.

Park Bridge Lender Services LLC is also the operating advisor and asset representations reviewer under the UBS 2019-C18 pooling and servicing agreement pursuant to which the Wyndham National Hotel Portfolio Whole Loan is serviced.

Societe Generale Financial Corporation, a sponsor, a mortgage loan seller and an originator, is an affiliate of SG Americas Securities, LLC, one of the underwriters. However, Societe Generale Financial Corporation intends to sell such Companion Loans in connection with one or more future securitizations.

UBS AG, New York Branch, a sponsor, an originator and a mortgage loan seller, is an affiliate of UBS Securities LLC, one of the underwriters. In addition, UBS AG, New York Branch currently holds seven of the Wyndham National Hotel Portfolio Pari Passu Companion Loans. However, UBS AG, New York Branch intends to sell such Loans in connection with one or more future securitizations.

NREC, a sponsor, an originator and a mortgage loan seller, is an affiliate of Natixis Securities Americas LLC, one of the underwriters.

LMF is a sponsor, a mortgage loan seller and an originator.

An affiliate of Barclays has provided warehouse financing to LMF for certain Mortgage Loans originated by LMF that are being contributed to this securitization. The aggregate Cut-off Date Balance of the LMF Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $74,097,807. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the LMF Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

BSPRT is a sponsor, a mortgage loan seller and an originator.

An affiliate of Barclays has provided warehouse financing to BSPRT for certain Mortgage Loans originated by BSPRT that are being contributed to this securitization. The aggregate Cut-off Date Balance of the BSPRT CMBS Finance, LLC Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $42,276,067.19. Proceeds received by BSPRT in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the BSPRT CMBS Finance, LLC Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

Each of (i) SCP Servicing, LLC, the initial special servicer and primary servicer, (ii) SSOF SCRE AIV, L.P., a sponsor, and mortgage loan seller, (iii) Sabal Capital II, LLC, an originator, (iv) SSOF VRR, LLC, the entity expected to purchase the VRR interest, and (v) Sabal Strategic Opportunities Fund, L.P., the entity that will purchase the Class H-RR and Class J-RR certificates and the Class X-F, Class X-G, Class F and Class G certificates (excluding the portion comprising the VRR interest) (and may purchase certain other classes of certificates) and is expected to be the initial directing certificateholder with respect to each mortgage loan (other than (i) any non-serviced mortgage loan or (ii) any excluded loan), are affiliated with each other.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the

applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, or the exercise of purchase options by the holder of a mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the Mortgage Loans allocated to the certificates will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the Mortgage Loans allocated to the certificates than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements. See “Risk Factors—Other Risks Relating to the Certificates—Risks Relating to Modifications of the Mortgage Loans” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional

Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans allocated to the certificates is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$691,630,000	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates
Class X-B	$174,143,000	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods, Yield Maintenance Charges or Prepayment Premiums, release of property provisions, amortization terms that require balloon payments and performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge or Prepayment Premium would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$691,630,000	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates
Class X-B	$174,143,000	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is distributed to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPY following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments including payments due at maturity of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in October 2021;

●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date and will be adjusted as required pursuant to the definition of Mortgage Rate;

●	the mortgage loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);

●	no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;

●	the Closing Date occurs on or about September 29, 2021;

●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;

●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;

●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;

●	no additional trust fund expenses are incurred;

●	no property releases (or related re-amortizations) occur;

●	the optional termination is not exercised; and

●	there are no modifications or maturity date extensions in respect of the Mortgage Loans.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2022	87%	87%	87%	87%	87%
September 2023	72%	72%	72%	72%	72%
September 2024	50%	50%	50%	50%	50%
September 2025	20%	20%	20%	20%	20%
September 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.77	2.76	2.76	2.76	2.76

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2022	100%	100%	100%	100%	100%
September 2023	100%	100%	100%	100%	100%
September 2024	100%	100%	100%	100%	100%
September 2025	100%	100%	100%	100%	100%
September 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.63	4.63	4.62	4.61	4.47

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2022	100%	100%	100%	100%	100%
September 2023	100%	100%	100%	100%	100%
September 2024	100%	100%	100%	100%	100%
September 2025	100%	100%	100%	100%	100%
September 2026	94%	94%	94%	94%	94%
September 2027	73%	73%	73%	73%	73%
September 2028	50%	50%	50%	50%	50%
September 2029	27%	27%	27%	27%	27%
September 2030	5%	5%	5%	5%	5%
September 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.00	7.00	7.00	7.00	7.00

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2022	100%	100%	100%	100%	100%
September 2023	100%	100%	100%	100%	100%
September 2024	100%	100%	100%	100%	100%
September 2025	100%	100%	100%	100%	100%
September 2026	100%	100%	100%	100%	100%
September 2027	100%	100%	100%	100%	100%
September 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.89	6.87	6.84	6.79	6.52

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2022	100%	100%	100%	100%	100%
September 2023	100%	100%	100%	100%	100%
September 2024	100%	100%	100%	100%	100%
September 2025	100%	100%	100%	100%	100%
September 2026	100%	100%	100%	100%	100%
September 2027	100%	100%	100%	100%	100%
September 2028	100%	100%	100%	100%	100%
September 2029	100%	99%	99%	97%	73%
September 2030	64%	64%	64%	64%	63%
September 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.14	9.12	9.09	9.05	8.86

Percent of the Initial Certificate Balance
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2022	100%	100%	100%	100%	100%
September 2023	100%	100%	100%	100%	100%
September 2024	100%	100%	100%	100%	100%
September 2025	100%	100%	100%	100%	100%
September 2026	100%	100%	100%	100%	100%
September 2027	100%	100%	100%	100%	100%
September 2028	100%	100%	100%	100%	100%
September 2029	100%	100%	100%	100%	100%
September 2030	100%	100%	100%	100%	100%
September 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.84	9.82	9.79	9.75	9.54

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2022	100%	100%	100%	100%	100%
September 2023	100%	100%	100%	100%	100%
September 2024	100%	100%	100%	100%	100%
September 2025	100%	100%	100%	100%	100%
September 2026	100%	100%	100%	100%	100%
September 2027	100%	100%	100%	100%	100%
September 2028	100%	100%	100%	100%	100%
September 2029	100%	100%	100%	100%	100%
September 2030	100%	100%	100%	100%	100%
September 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.91	9.89	9.88	9.88	9.63

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2022	100%	100%	100%	100%	100%
September 2023	100%	100%	100%	100%	100%
September 2024	100%	100%	100%	100%	100%
September 2025	100%	100%	100%	100%	100%
September 2026	100%	100%	100%	100%	100%
September 2027	100%	100%	100%	100%	100%
September 2028	100%	100%	100%	100%	100%
September 2029	100%	100%	100%	100%	100%
September 2030	100%	100%	100%	100%	100%
September 2031 and thereafter	0%	0	0	0	0
Weighted Average Life (years)	9.96	9.96	9.94	9.88	9.69

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 2022	100%	100%	100%	100%	100%
September 2023	100%	100%	100%	100%	100%
September 2024	100%	100%	100%	100%	100%
September 2025	100%	100%	100%	100%	100%
September 2026	100%	100%	100%	100%	100%
September 2027	100%	100%	100%	100%	100%
September 2028	100%	100%	100%	100%	100%
September 2029	100%	100%	100%	100%	100%
September 2030	100%	100%	100%	100%	100%
September 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.96	9.96	9.96	9.71

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under
“—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from September 1, 2021 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
98.0000%	1.486%	1.488%	1.488%	1.488%	1.488%
98.5000%	1.298%	1.299%	1.300%	1.300%	1.300%
99.0000%	1.112%	1.112%	1.113%	1.113%	1.113%
99.5000%	0.926%	0.927%	0.927%	0.927%	0.927%
100.0000%	0.742%	0.742%	0.742%	0.742%	0.742%
100.5000%	0.560%	0.559%	0.559%	0.559%	0.559%
101.0000%	0.378%	0.378%	0.377%	0.377%	0.377%
101.5000%	0.198%	0.197%	0.197%	0.197%	0.197%
102.0000%	0.019%	0.018%	0.017%	0.017%	0.017%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	2.194%	2.194%	2.194%	2.195%	2.201%
100.0000%	1.965%	1.965%	1.965%	1.965%	1.964%
101.0000%	1.738%	1.738%	1.738%	1.737%	1.730%
102.0000%	1.514%	1.514%	1.513%	1.512%	1.498%
103.0000%	1.292%	1.292%	1.291%	1.289%	1.268%
104.0000%	1.073%	1.073%	1.071%	1.069%	1.042%
105.0000%	0.856%	0.856%	0.854%	0.851%	0.817%
106.0000%	0.642%	0.641%	0.639%	0.636%	0.595%
107.0000%	0.430%	0.429%	0.427%	0.423%	0.376%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	2.261%	2.261%	2.261%	2.261%	2.261%
100.0000%	2.105%	2.105%	2.105%	2.105%	2.105%
101.0000%	1.950%	1.950%	1.950%	1.950%	1.950%
102.0000%	1.797%	1.797%	1.797%	1.797%	1.797%
103.0000%	1.646%	1.646%	1.646%	1.646%	1.646%
104.0000%	1.497%	1.497%	1.497%	1.497%	1.497%
105.0000%	1.349%	1.349%	1.349%	1.349%	1.350%
106.0000%	1.203%	1.203%	1.203%	1.203%	1.204%
107.0000%	1.059%	1.059%	1.059%	1.059%	1.059%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	2.381%	2.381%	2.382%	2.382%	2.388%
100.0000%	2.222%	2.222%	2.222%	2.221%	2.221%
101.0000%	2.065%	2.064%	2.063%	2.062%	2.056%
102.0000%	1.909%	1.908%	1.907%	1.905%	1.892%
103.0000%	1.756%	1.754%	1.752%	1.749%	1.731%
104.0000%	1.604%	1.602%	1.599%	1.595%	1.571%
105.0000%	1.453%	1.451%	1.448%	1.443%	1.413%
106.0000%	1.305%	1.302%	1.298%	1.292%	1.256%
107.0000%	1.158%	1.154%	1.150%	1.143%	1.101%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
97.0000%	2.411%	2.412%	2.413%	2.415%	2.422%
98.0000%	2.287%	2.287%	2.288%	2.289%	2.294%
99.0000%	2.164%	2.164%	2.164%	2.165%	2.167%
100.0000%	2.042%	2.042%	2.042%	2.042%	2.042%
101.0000%	1.922%	1.922%	1.921%	1.921%	1.918%
102.0000%	1.803%	1.802%	1.802%	1.801%	1.796%
103.0000%	1.685%	1.684%	1.683%	1.682%	1.674%
104.0000%	1.569%	1.568%	1.566%	1.564%	1.555%
105.0000%	1.454%	1.452%	1.451%	1.448%	1.436%

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	2.438%	2.439%	2.439%	2.439%	2.441%
100.0000%	2.323%	2.323%	2.323%	2.323%	2.323%
101.0000%	2.209%	2.209%	2.208%	2.208%	2.205%
102.0000%	2.096%	2.095%	2.095%	2.094%	2.089%
103.0000%	1.984%	1.984%	1.983%	1.981%	1.974%
104.0000%	1.874%	1.873%	1.872%	1.870%	1.861%
105.0000%	1.764%	1.764%	1.762%	1.760%	1.749%
106.0000%	1.656%	1.655%	1.654%	1.651%	1.638%
107.0000%	1.549%	1.548%	1.546%	1.543%	1.528%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
9.5000%	5.364%	5.323%	5.270%	5.191%	4.754%
9.7500%	4.721%	4.680%	4.626%	4.545%	4.101%
10.0000%	4.103%	4.061%	4.006%	3.924%	3.474%
10.2500%	3.508%	3.465%	3.409%	3.326%	2.869%
10.5000%	2.934%	2.890%	2.834%	2.749%	2.287%
10.7500%	2.380%	2.336%	2.279%	2.193%	1.725%
11.0000%	1.846%	1.801%	1.743%	1.656%	1.182%
11.2500%	1.329%	1.284%	1.225%	1.137%	0.657%
11.5000%	0.829%	0.783%	0.724%	0.634%	0.149%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
7.8750%	5.318%	5.305%	5.287%	5.259%	4.877%
8.1250%	4.632%	4.619%	4.600%	4.571%	4.180%
8.3750%	3.977%	3.963%	3.944%	3.915%	3.515%
8.6250%	3.349%	3.335%	3.316%	3.286%	2.878%
8.8750%	2.748%	2.734%	2.714%	2.683%	2.268%
9.1250%	2.171%	2.156%	2.136%	2.104%	1.681%
9.3750%	1.616%	1.601%	1.580%	1.548%	1.118%
9.6250%	1.082%	1.067%	1.046%	1.013%	0.575%
9.8750%	0.567%	0.552%	0.530%	0.497%	0.053%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	2.654%	2.654%	2.654%	2.654%	2.657%
100.0000%	2.538%	2.538%	2.538%	2.538%	2.538%
101.0000%	2.423%	2.423%	2.423%	2.423%	2.420%
102.0000%	2.310%	2.310%	2.309%	2.309%	2.304%
103.0000%	2.198%	2.197%	2.197%	2.197%	2.189%
104.0000%	2.087%	2.086%	2.086%	2.086%	2.075%
105.0000%	1.977%	1.976%	1.976%	1.976%	1.963%
106.0000%	1.869%	1.868%	1.867%	1.867%	1.851%
107.0000%	1.762%	1.760%	1.759%	1.759%	1.741%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
96.0000%	2.847%	2.847%	2.848%	2.851%	2.858%
97.0000%	2.729%	2.729%	2.729%	2.731%	2.737%
98.0000%	2.612%	2.612%	2.612%	2.613%	2.617%
99.0000%	2.496%	2.496%	2.496%	2.497%	2.498%
100.0000%	2.381%	2.381%	2.381%	2.381%	2.381%
101.0000%	2.268%	2.268%	2.268%	2.267%	2.265%
102.0000%	2.156%	2.156%	2.156%	2.154%	2.150%
103.0000%	2.045%	2.045%	2.045%	2.043%	2.037%
104.0000%	1.936%	1.936%	1.935%	1.932%	1.925%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
96.0000%	3.257%	3.257%	3.257%	3.258%	3.268%
97.0000%	3.136%	3.136%	3.136%	3.136%	3.144%
98.0000%	3.017%	3.017%	3.017%	3.017%	3.022%
99.0000%	2.898%	2.898%	2.898%	2.898%	2.901%
100.0000%	2.782%	2.782%	2.782%	2.782%	2.781%
101.0000%	2.666%	2.666%	2.666%	2.666%	2.663%
102.0000%	2.552%	2.552%	2.552%	2.552%	2.546%
103.0000%	2.439%	2.439%	2.439%	2.439%	2.431%
104.0000%	2.327%	2.327%	2.327%	2.327%	2.317%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “Treasury Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”). In addition, the SGFC Homewood Suites Katy Loan REMIC, created pursuant to a REMIC declaration effective as of March 1, 2021, holds the SGFC Homewood Suites Katy mortgage loan and other related assets and has issued a class of uncertificated regular interests (of which the trust will own a 100.0% interest) and a single residual interest (of which the trust will own a 100.0% interest). The SGFC Holiday Inn Express Alamogordo Loan REMIC, created pursuant to a REMIC declaration effective as of March 1, 2021, holds the SGFC Holiday Inn Express Alamogordo mortgage loan and other related assets and has issued a class of uncertificated regular interests (of which the trust will own a 100.0% interest) and a single residual interest (of which the trust will own a 100.0% interest).

The Lower-Tier REMIC will hold the Mortgage Loans, a 100.0% interest in the regular interest issued by the SGFC Homewood Suites Katy Loan REMIC, a 100.0% interest in the regular interest issued by the SGFC Holiday Inn Express Alamogordo Loan REMIC, and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC. The Certificate Administrator will be responsible for any tax administration relating to the Trust REMICs, including the SGFC Homewood Suites Katy Loan REMIC and the SGFC Holiday Inn Express Alamogordo Loan REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR and Class J-RR certificates, each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the Loan REMIC Declarations, (iv) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (v) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC, (d) each of the Loan REMIC Regular Interests will constitute a “regular interest” in the related Loan REMIC, and (e) the Class R certificates will represent the sole class of “residual interests” in each Trust REMIC.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The Treasury Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. The Loan REMIC Regular Interests will constitute a class of regular interests in the related Loan REMIC. Each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount (“OID”)) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans... secured by an interest in real property which is... residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, thirty-four (34) of the Mortgaged Properties, securing twenty-nine (29) Mortgage Loans (23.8%), are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, OID and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with OID generally must include OID in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position on matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are encouraged to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and OID with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the OID includible in a Regular Interestholder’s income. The total amount of OID on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Such classes will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of OID on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, OID on a Regular Interest will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPR (the “Prepayment Assumption”. See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis OID, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below.

A holder of a Regular Interest issued with OID generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the OID on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the OID that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The OID accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of OID with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The OID accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.

Under the method described above, the daily portions of OID required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the

Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the OID on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of OID, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having OID, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for such period plus the remaining OID after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including OID) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. The election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1278 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. A Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing OID. This may have the effect of creating “negative” OID that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive OID or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative OID may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any OID, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular

Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the applicable Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The Treasury Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC, the SGFC Homewood Suites Katy Loan REMIC and the SGFC Holiday Inn Express Alamogordo Loan REMIC, as applicable, will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s, the SGFC Homewood Suites Katy Loan REMIC’s or the SGFC Holiday Inn Express Alamogordo Loan REMIC’s (as applicable) acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC, the SGFC Homewood Suites Katy Loan REMIC or the SGFC Holiday Inn Express Alamogordo Loan REMIC (as applicable) generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC, the SGFC Homewood Suites Katy Loan REMIC or the SGFC Holiday Inn Express Alamogordo Loan REMIC (as applicable) would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC, the SGFC Homewood Suites Katy Loan REMIC or the SGFC Holiday Inn Express Alamogordo Loan REMIC (as applicable) to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC, the SGFC Homewood Suites Katy Loan REMIC or the SGFC Holiday Inn Express Alamogordo Loan REMIC (as applicable) to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Code Section 6223) will represent each REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the Pooling and Servicing Agreement will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will be designated as the partnerships representative of both Trust REMICs and will have the authority to utilize, and will be directed to utilize, any elections available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including OID, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the

Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, OID and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

These regulations also require that the Certificate Administrator make available information regarding interest income and information necessary to compute any OID to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor, Barclays Capital Holdings Inc. and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-SB	Class A-3
Barclays Capital Inc.	$22,977,000	$30,500,000	$41,720,000	$98,671,000
SG Americas Securities, LLC	$0	$0	$0	$0
UBS Securities LLC	$0	$2,500,000	$0	$0
Natixis Securities Americas LLC	$0	$0	$0	$0
Academy Securities, Inc.	$350,000	$0	$0	$0
Mischler Financial Group, Inc.	$350,000	$0	$0	$0
Total	$23,677,000	$33,000,000	$41,720,000	$98,671,000

Underwriter	Class A-4	Class A-5	Class X-A	Class X-B
Barclays Capital Inc.	$233,364,000	$261,198,000	$677,330,000	$174,143,000
SG Americas Securities, LLC	$0	$0	$14,300,000	$0
UBS Securities LLC	$0	$0	$0	$0
Natixis Securities Americas LLC	$0	$0	$0	$0
Academy Securities, Inc.	$0	$0	$0	$0
Mischler Financial Group, Inc.	$0	$0	$0	$0
Total	$233,364,000	$261,198,000	$691,630,000	$174,143,000

Underwriter	Class A-S	Class B	Class C
Barclays Capital Inc.	$86,454,000	$44,462,000	$43,227,000
SG Americas Securities, LLC	$0	$0	$0
UBS Securities LLC	$0	$0	$0
Natixis Securities Americas LLC	$0	$0	$0
Academy Securities, Inc.	$0	$0	$0
Mischler Financial Group, Inc.	$0	$0	$0
Total	$86,454,000	$44,462,000	$43,227,000

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have severally agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 112.252% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from September 1, 2021, before deducting expenses payable by the depositor (such expenses estimated at $10,785,099.68, excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—General Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act as in effect on the date of this prospectus, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Barclays Capital Inc., one of the underwriters, is an affiliate of the depositor, an affiliate of Barclays, which is a sponsor, an originator, a mortgage loan seller, and an affiliate of the holder of certain of the 356-362 E 148th Street Companion Loans. SG Americas Securities, LLC, one of the underwriters, is an affiliate of Societe Generale Financial Corporation, which is a sponsor, an originator and a mortgage loan seller. UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG, New York Branch, which is a sponsor, an originator, a mortgage loan seller and the holder of certain of the Wyndham National Hotel Portfolio Companion Loans. Natixis Securities Americas LLC, one of the underwriters, is an affiliate of NREC, which is a sponsor, an originator and a mortgage loan seller.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Barclays Capital Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of SG Americas Securities, LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of UBS Securities LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, and affiliates of Natixis Securities Americas LLC, which is one of the underwriters and a co-manager for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Barclays Capital Inc., of the purchase price for the Offered Certificates and the following payments:

(1)       the payment by the depositor to Barclays, an affiliate of Barclays Capital Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Barclays Mortgage Loans;

(2)       the payment by the depositor to Societe Generale Financial Corporation, an affiliate of SG Americas Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Societe Generale Financial Corporation Mortgage Loans;

(3)       the payment by the depositor to UBS AG, New York Branch, an affiliate of UBS Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the UBS AG, New York Branch Mortgage Loans;

(4)       the payment by the depositor to NREC, an affiliate of Natixis Securities Americas LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the NREC Mortgage Loans;

(5) the payment by LMF or an affiliate thereof, to an affiliate of Barclays, which is also an affiliate of Barclays Commercial Mortgage Securities LLC and Barclays Capital Inc., in an affiliate of Barclays’ capacity as the purchaser under a repurchase agreement with LMF or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by LMF, or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to LMF in connection with the sale of those Mortgage Loans to the depositor by LMF; and

(6) the payment by BSPRT or an affiliate thereof, to an affiliate of Barclays, which is also an affiliate of Barclays Commercial Mortgage Securities LLC and Barclays Capital Inc., in an affiliate of Barclays’ capacity as the purchaser under a repurchase agreement with BSPRT or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by BSPRT, or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to BSPRT in connection with the sale of those Mortgage Loans to the depositor by BSPRT.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Barclays Capital Inc., SG Americas Securities, LLC, UBS Securities LLC and Natixis Securities Americas LLC, has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the Depositor with respect to the issuing entity (file number 333-226850-10)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 745 Seventh Avenue, New York, New York 10019, Attention: President, or by telephone at (212) 412-4000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-226850) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has granted an administrative exemption to Barclays Capital Inc. Final Authorization Number 2004-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Barclays Capital Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools;

(2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the mortgage loan sellers, the issuing entity, the trustee, the certificate administrator, the certificate registrar, the asset representations reviewer, the operating advisor, the underwriters, the master servicer, the special servicer, or any of their respective affiliated entities, has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption is available (all of the conditions of which are satisfied) to cover the purchase and holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

The sale of the Offered Certificates to a Plan is in no respect a representation or warranty by the depositor, the underwriters, the trustee, the certificate administrator, the special servicer or the master servicer that this investment meets any relevant legal requirements with respect to investments by Plans generally or any particular Plan, that the Exemption would apply to the acquisition of this investment by ERISA Plans in general or any particular ERISA Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Dechert LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B and Class C certificates receive investment grade credit ratings from the two (2) of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that is not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in September 2054. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties or default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment or (i) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSROs for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Index of Defined Terms

1
17g-5 Information Provider	327
1986 Act	475
1996 Act	454
3
30/360 Basis	360
4
401(c) Regulations	492
A
AB Modified Loan	372
AB Whole Loan	210
Accelerated Mezzanine Loan Lender	320
Acceptable Insurance Default	375
Acting General Counsel’s Letter	141
Actual/360 Basis	195
Actual/360 Loans	350
ADA	456
Additional Exclusions	375
Additional Primary Servicing Compensation	287
Administrative Cost Rate	305
ADR	149
Advances	346
Affirmative Asset Review Vote	410
ALTA	234
Annual Debt Service	149
Appraisal Reduction Amount	369
Appraisal Reduction Event	367
Appraised Value	150
Appraised-Out Class	373
Assessment of Compliance Report	436
Asset Representations Reviewer Asset Review Fee	366
Asset Representations Reviewer Fee	366
Asset Representations Reviewer Fee Rate	366
Asset Representations Reviewer Termination Event	414
Asset Review	411
Asset Review Notice	410
Asset Review Quorum	410
Asset Review Report	412
Asset Review Report Summary	412
Asset Review Standard	412
Asset Review Trigger	409
Asset Review Vote Election	410
Asset Status Report	385
Assumed Final Distribution Date	313
Assumed Scheduled Payment	307
Attestation Report	436
Available Funds	298
B
Balloon or ARD LTV Ratio	153
Balloon or ARD Payment	153
Bankruptcy Code	448
Barclays	225
Barclays Data Tape	226
Barclays Holdings	225
Barclays Mortgage Loans	226
Barclays Review Team	226
Base Interest Fraction	312
Beds	159
Bonds	193
Borrower Party	320
Borrower Party Affiliate	320
Breach Notice	336
BSPRT	259
BSPRT Data Tape	260
BSPRT Mortgage Loans	259
BSPRT Review Team	260
C
C(WUMP)O	18
Cash Flow Analysis	150
CERCLA	454
Certificate Administrator	276
Certificate Administrator/Trustee Fee	365
Certificate Administrator/Trustee Fee Rate	365
Certificate Balance	297
Certificate Owners	329
Certificateholder	321
Certificateholder Quorum	417
Certificateholder Repurchase Request	426
Certificates	296
Certifying Certificateholder	331
Chew	181
Clark Pest Control Lease	202
Clark Pest Control Tenant	202
Class A Certificates	296
Class A-SB Planned Principal Balance	307
Class X Certificates	296
Clearstream	328

Clearstream Participants	330
Closing Date	149, 224
CMBS	144
Code	473
Collateral Deficiency Amount	372
Collection Account	349
Collection Period	299
Collective Bargaining Cash Sweep Trigger Event	195
Communication Request	331
Companion Distribution Account	350
Companion Holder	210
Companion Holders	210
Companion Loan Rating Agency	210
Companion Loans	147
Compensating Interest Payment	314
Computershare	141, 276
ConEd	165
Constant Prepayment Rate	463
Consultation Termination Event	399
Control Eligible Certificates	394
Control Note	210
Control Termination Event	399
Controlling Class	394
Controlling Class Certificateholder	394
Controlling Holder	210
Corrected Loan	385
COVID Emergency	368
COVID Modification	368
COVID Modification Agreement	369
COVID Modified Loan	369
COVID-19	57
CPR	463
CPY	463
CREC	176
Credit Risk Retention Rules	292
CREFC®	317
CREFC® Intellectual Property Royalty License Fee	367
CREFC® Intellectual Property Royalty License Fee Rate	367
CREFC® Reports	317
Cross-Over Date	303
CRR	123
CTS	276
Cumulative Appraisal Reduction Amount	372, 373
Cure/Contest Period	412
Custodian	276
Cut-off Date	147
Cut-off Date Balance	151
Cut-off Date Loan-to-Value Ratio	152
Cut-off Date LTV Ratio	152
D
DDef or @%(#)	155
DDef or GRTR of @% or YM(#)	155
DDef or YM(#)	155
DDef(#)	154
Debt Service Coverage Ratio	152
Deed Properties	163
Defaulted Individual Property	201
Defaulted Loan	391
Defeasance Deposit	199
Defeasance Loans	199
Defeasance Lock-Out Period	199
Defeasance Option	199
Definitive Certificate	328
Delinquent Loan	410
Depositaries	328
Determination Date	298
Diligence File	334
Directing Certificateholder	394
Directing Certificateholder Approval Process	387
Disclosable Special Servicer Fees	365
Discount Rate	312
Dispute Resolution Consultation	429
Dispute Resolution Cut-off Date	428
Distribution Accounts	350
Distribution Date	298
Distribution Date Statement	317
Distributor	14
DISTRIBUTOR	15
Dodd-Frank Act	146
DOL	489
DSCR	152
DTC	328
DTC Participants	328
DTC Rules	329
Due Date	195
Due Diligence Requirements	123
E
EDGAR	488
EEA	14
EEA Retail Investor	14
Effective Gross Income	150
Eligible Asset Representations Reviewer	413
Eligible Operating Advisor	404
Enforcing Party	427
Enforcing Servicer	427
Equity Interest Properties	163
Equity Pledge	196
ESA	176
Escrow/Reserve Mitigating Circumstances	230, 243

EU Due Diligence Requirements	123
EU Institutional Investor	123
EU PRIIPS Regulation	14
EU Prospectus Regulation	14
EU Securitization Regulation	16
EU Transparency Requirements	124
Euroclear	328
Euroclear Operator	330
Euroclear Participants	330
EUWA	14, 15
Excess Modification Fee Amount	361
Excess Modification Fees	360
Excess Prepayment Interest Shortfall	315
Exchange Act	224, 244
Excluded Controlling Class Holder	319
Excluded Controlling Class Loan	320
Excluded Information	320
Excluded Loan	321
Excluded Plan	491
Excluded Special Servicer	418
Excluded Special Servicer Loan	418
Exemption	490
Exemption Rating Agency	490
F
FATCA	483
FDIA	140
FDIC	140
FIEL	20
Final Asset Status Report	387
Final Dispute Resolution Election Notice	429
Financial Promotion Order	17
FIRREA	141
Fitch	435
FPO Persons	17
FSMA	14, 16
G
Gain-on-Sale Entitlement Amount	300
Gain-on-Sale Remittance Amount	300
Gain-on-Sale Reserve Account	351
Garn Act	455
GLA	153
Government Securities	197
GRTR of @% or YM(#)	155
GSA	163
H
Holiday Inn Express Alamogordo loan REMIC	52
HSTP Act	69
I
ICAP Abatement	192
ICIP	192
Impacted Property	202
Indirect Participants	328
Initial Delivery Date	385
Initial Pool Balance	147
Initial Requesting Certificateholder	426
In-Place Cash Management	153
INSTITUTIONAL INVESTOR	19
Institutional Investors	123
Insurance and Condemnation Proceeds	350
Intercreditor Agreement	210
Interest Accrual Amount	305
Interest Accrual Period	306
Interest Distribution Amount	305
Interest Reserve Account	350
Interest Shortfall	306
Interested Person	392
Investor Certification	321
IRS	143, 389
J
Japanese Retention Requirement	20
JFSA	20
JRR Rule	20
K
KBRA	413, 435
KeyBank Serviced Mortgage Loans	282
Knoll	181
L
L(#)	154
Lennar	253
Liquidation Fee	362
Liquidation Fee Rate	362
Liquidation Proceeds	350
LMF	253
LMF Data Tape	257
LMF Mortgage Loans	253
LMF Review Team	257
Loan Per Unit	153
LOC Obligations	196
Local Law 97	90
Lock-out Period	197
Loss of Value Payment	338
Lower-Tier Regular Interests	473
Lower-Tier REMIC	298, 473
Lower-Tier REMIC Distribution Account	350
LTV Ratio	151

LTV Ratio at Maturity or Anticipated Repayment Date	153
LTV Ratio at Maturity or ARD	153
M
MAI	340
Major Decision	395
MAS	18
Master Servicer Proposed Course of Action Notice	427
Material Defect	336
Maturity Date Balloon or ARD Payment	153
MGM Grand & Mandalay Bay Loan REMIC	52
MiFID II	14, 15
MLPA	332
Modeling Assumptions	463
Modification Fees	360
Monitoring Permit	176
Moody’s	413
Mortgage	148
Mortgage File	332
Mortgage Loans	147
Mortgage Note	148
Mortgage Pool	147
Mortgage Rate	305
Mortgaged Property	148
N
Natixis	266, 277
Net Mortgage Rate	305
Net Operating Income	154
NI 33-105	21
NJDEP	176
Nomura	277
Non-Control Note	211
Non-Controlling Holder	211
Non-Impacted Properties	202
Nonrecoverable Advance	347
Non-Serviced AB Whole Loan	211
Non-Serviced Certificate Administrator	211
Non-Serviced Companion Loan	211
Non-Serviced Custodian	211
Non-Serviced Directing Certificateholder	211
Non-Serviced Master Servicer	211
Non-Serviced Mortgage Loan	211
Non-Serviced Pari Passu Companion Loan	211
Non-Serviced Pari Passu Mortgage Loan	211
Non-Serviced Pari Passu Whole Loan	211
Non-Serviced PSA	211
Non-Serviced Special Servicer	211
Non-Serviced Trustee	211
Non-Serviced Whole Loan	211
Non-U.S. Person	483
Notional Amount	297
NPL	177
NRA	154
NREC	266
NREC Data Tape	268
NREC Deal Team	267
NREC Mortgage Loans	267
NRSRO	319
NRSRO Certification	322
NYSDEC	176
O
O(#)	154
Occupancy As Of Date	154
Occupancy Rate	154
Offered Certificates	296
OID	475
OID Regulations	476
OLA	141
One SoHo Square A Notes	219
One SoHo Square B Notes	219
One SoHo Square Certificate Registrar	223
One SoHo Square Co-Lender Agreement	220
One SoHo Square Companion Loans	220
One SoHo Square Consultation Termination Event	222
One SoHo Square Directing Holder	222
One SoHo Square Master Servicer	220
One SoHo Square Mortgage Loan	219
One SoHo Square Non-Standalone Pari Passu Companion Loans	219
One SoHo Square Notes	219
One SoHo Square Pari Passu Companion Loans	219
One SoHo Square Special Servicer	220
One SoHo Square Standalone Companion Loans	219
One SoHo Square Standalone Pari Passu Companion Loans	219
One SoHo Square Subordinate Companion Loans	219
One SoHo Square Whole Loan	220
Operating Advisor Consulting Fee	365
Operating Advisor Expenses	366
Operating Advisor Fee	365
Operating Advisor Fee Rate	365
Operating Advisor Standard	403
Operating Advisor Termination Event	406
Operating Statements	159

Other Master Servicer	212
Other PSA	212
Other Special Servicer	212
OWS	178
P
P&I Advance	345
P&I Advance Date	345
PACE	209
Pads	159
Pari Passu Companion Loans	147
Pari Passu Mortgage Loan	212
Park Bridge Financial	290
Park Bridge Lender Services	290
Participants	328
Parties in Interest	489
partnership representative	482
Pass-Through Rate	304
Patriot Act	457
PCR	234
Percentage Interest	298
Performance Agreement	193
Periodic Payments	299
Permitted Investments	298, 351
Permitted Special Servicer/Affiliate Fees	365
PIPs	178
Plans	489
PRC	17
Preliminary Dispute Resolution Election Notice	428
Prepayment Assumption	477
Prepayment Interest Excess	313
Prepayment Interest Shortfall	314
Prepayment Premium	312
Prepayment Provisions	154
Prime Rate	349
Principal Balance Certificates	296
Principal Distribution Amount	306
Principal Shortfall	307
Privileged Information	405
Privileged Information Exception	405
Privileged Person	319
Professional Investors	18
Prohibited Prepayment	314
Promotion of Collective Investment Schemes Exemptions Order	17
Proposed Course of Action	428
Proposed Course of Action Notice	427
Prospectus	18
PSA	296
PSA Party Repurchase Request	427
PTCE	492
Purchase Price	339
Q
Qualification Criteria	237, 258, 261
Qualified Replacement Special Servicer	418
Qualified Substitute Mortgage Loan	339
Qualifying CRE Loan Percentage	293
R
RAC No-Response Scenario	434
Rated Final Distribution Date	313
Rating Agencies	435
Rating Agency Confirmation	435
REA	72
Realized Loss	316
REC	176
Record Date	298
Recycled-SPE Guaranteed Obligations	196
Registration Statement	488
Regular Certificates	296
Regular Interestholder	476
Regular Interests	473
Regulation AB	437
Regulation RR	292
Reimbursement Rate	349
Related Proceeds	348
Release Date	199
Release Parcel	200
Release Price	203
Release Property	202
Relevant Investor	19
Relevant Persons	17
Relief Act	456
Remaining Term to Maturity or ARD	155
REMIC	473
REO Account	351
REO Loan	308
REO Property	385
Repurchase Request	427
Requesting Certificateholder	429
Requesting Holders	373
Requesting Investor	331
Requesting Party	434
Required Credit Risk Retention Percentage	293
Requirements	457
Residual Certificates	296
Resolution Failure	427
Resolved	427
Restricted Group	490
Restricted Party	405
Retaining Parties	136
Retaining Sponsor	292
Review Materials	410

RevPAR	155
Risk Retention Consultation Party	320
Risk Retention Requirements	124
ROFO	186
ROFR	186
Rooms	159
Rule 17g-5	322
S
S&P	435
Sabal	238
Sabal Data Tape	239
Sabal Mortgage Loans	238
Sabal Qualification Criteria	240
Scheduled Principal Distribution Amount	306
SCP Servicing Parties	287
SCP Servicing Primary Serviced Loans	285
SCP Servicing Primary Servicer Termination Event	288
SCP Servicing Primary Servicing Agreement	285
SCPS	282
SEC	224, 244
Securities Act	436
Securitization Accounts	296, 351
Securitization Regulation	123
SEL	264
Senior Certificates	296
Serviced Companion Loan	212
Serviced Mortgage Loan	212
Serviced Pari Passu Companion Loan	212
Serviced Pari Passu Companion Loan Securities	421
Serviced Pari Passu Mortgage Loan	212
Serviced Pari Passu Whole Loan	212
Serviced Whole Loan	212
Servicer Termination Event	420
Servicing Advances	346
Servicing Fee	358
Servicing Fee Rate	358
Servicing Standard	344
Servicing Transfer Event	384
SF	155
SFA	18
SFO	18
SGFC Entities	231
SGNY	231
Similar Law	489
SMMEA	492
Société Générale	231
Societe Generale Financial Corporation	231
Societe Generale Financial Corporation Data Tape	236
Societe Generale Financial Corporation Deal Team	235
Societe Generale Mortgage Loans	232
SOHO 2021-SOHO Securitization	220
SOHO 2021-SOHO TSA	220
Special Servicer Decision	377
Special Servicing Fee	361
Special Servicing Fee Rate	361
Specially Serviced Loans	383
Sq. Ft.	155
Square Feet	155
Startup Day	474
Stated Principal Balance	307
Structured Product	18
Subordinate Certificates	296
Subordinate Companion Loan	212
Subordinate Companion Loans	147
Subsequent Asset Status Report	385
Sub-Servicing Agreement	345
T
T-12	155
TCE	176
Term to Maturity	155
Terms and Conditions	330
Tests	411
Title V	456
Total Operating Expenses	150
Treasury Regulations	473
TRIPRA	91
Trust	274
Trust REMICs	52, 298
Trustee	275
TTM	155
U
U.S. Person	483
U/W DSCR	152
U/W Expenses	155
U/W NCF	155
U/W NCF Debt Yield	158
U/W NCF DSCR	152
U/W Net Cash Flow	155
U/W Net Operating Income	158
U/W NOI	158
U/W NOI Debt Yield	159
U/W NOI DSCR	159
U/W Revenues	159
UBS AG, New York Branch	245
UBS AG, New York Branch Data Tape	246
UBS AG, New York Branch Deal Team	246

UBS AG, New York Branch Mortgage Loans	246
UBS Qualification Criteria	247
UBSRES	245
UCC	444
UK	14
UK Due Diligence Requirements	123
UK Institutional Investor	123
UK PRIIPS Regulation	14
UK Retail Investor	14
UK Securitization Regulation	16
UK Transparency Requirements	124
Underwriter Entities	115
Underwriting Agreement	485
Underwritten Debt Service Coverage Ratio	152
Underwritten Expenses	155
Underwritten NCF	155
Underwritten NCF Debt Yield	158
Underwritten Net Cash Flow	155
Underwritten Net Cash Flow Debt Service Coverage Ratio	152
Underwritten Net Operating Income	158
Underwritten Net Operating Income Debt Service Coverage Ratio	159
Underwritten NOI	158
Underwritten NOI Debt Yield	159
Underwritten Revenues	159
Units	159
Unscheduled Principal Distribution Amount	307
Unsolicited Information	411
Upper-Tier REMIC	298, 473
Upper-Tier REMIC Distribution Account	350
UST	176
V
Vertical MOA	49
Volcker Rule	146
Voting Rights	327
VRR Interest	292
Vukota Payment Guaranty	195
W
WAC Rate	305
Weighted Average Mortgage Rate	159
weighted averages	160
Wells Fargo Bank	276
Whole Loan	147
Withheld Amounts	350
Workout Fee	361
Workout Fee Rate	361
Workout-Delayed Reimbursement Amount	349
WTNA	275
Y
Yield Maintenance Charge	312
YM(#)	155

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	County	State
								1	25
1	Loan	1,11,12,19,24,27,28	1	One SoHo Square	7.1%	100.0%	GSBI, DBRI, BMO	Barclays	NAP	NAP	161 Avenue of the Americas and 233 Spring Street	New York	New York	NY
2	Loan	1,2,3,5,12,14,17,19,20,23,27	1	Kings Plaza	4.9%	100.0%	SGFC, JPMCB, WFB	SGFC	NAP	NAP	5100 Kings Plaza	Brooklyn	Kings	NY
3	Loan	21	1	Parkway Irvine	3.7%	100.0%	SGFC	SGFC	NAP	NAP	15375 Barranca Parkway	Irvine	Orange	CA
4	Loan	11,12	1	Broadacres Office Park	3.3%	100.0%	Natixis	Natixis	NAP	NAP	200, 300, 400 Broadacres Drive and 1455 Broad Street	Bloomfield	Essex	NJ
5	Loan	2,16,19,29	1	Fleet Farm Mixed Use	3.3%	100.0%	SGFC	SGFC	NAP	NAP	3035 West Wisconsin Avenue	Appleton	Outagamie	WI
6	Loan	21,23	1	Morris Corporate Center	3.3%	100.0%	UBS AG	UBS AG	NAP	NAP	400 Interpace Parkway	Parsippany	Morris	NJ
7	Loan	2,19,20	1	15-17 Park Avenue	3.1%	100.0%	SGFC	SGFC	NAP	NAP	15-17 Park Avenue	New York	New York	NY
8	Loan	16,19,24	1	Gainey Ranch Corporate Center II	3.0%	100.0%	BSPRT	BSPRT	NAP	NAP	8877 North Gainey Center Drive	Scottsdale	Maricopa	AZ
9	Loan	16,28	1	Pleasant Valley Apartments	2.9%	100.0%	Barclays	Barclays	NAP	NAP	700 Pleasant Valley Road North	Groton	New London	CT
10	Loan	12,16	1	Cooper Standard HQ	2.8%	100.0%	UBS AG	UBS AG	NAP	NAP	40300 Traditions Drive	Northville	Wayne	MI
11	Loan	11,16,17,19,27	1	356-362 E 148th Street	2.4%	100.0%	Barclays	Barclays	NAP	NAP	356-362 East 148th Street	Bronx	Bronx	NY
12	Loan	2,15,23	1	Murrieta Spectrum	2.3%	100.0%	UBS AG	UBS AG	NAP	NAP	25125 Madison Avenue	Murrieta	Riverside	CA
13	Loan	16,27	1	Merit Medical Systems	2.1%	100.0%	Barclays	Barclays	NAP	NAP	14646 Kirby Drive	Houston	Harris	TX
14	Loan	5,6,11	5	Upstate NY Portfolio	2.0%		LMF	LMF	NAP	NAP	Various	Various	Jefferson	NY
14.01	Property		1	Jefferson Heights	0.7%	32.8%					510-544 Hycliff Drive North and 224 Palmer Street	Watertown	Jefferson	NY
14.02	Property		1	Madison Barracks	0.6%	28.8%					85 Worth Road	Sackets Harbor	Jefferson	NY
14.03	Property		1	Colonial Manor	0.4%	18.4%					22428-522 Colonial Manor Road	Watertown	Jefferson	NY
14.04	Property		1	Solar Building	0.2%	11.6%					200 Franklin Street	Watertown	Jefferson	NY
14.05	Property		1	Arsenal Apartments	0.2%	8.3%					652 Arsenal Street	Watertown	Jefferson	NY
15	Loan	5,6,11	44	Wyndham National Hotel Portfolio	1.9%		UBS AG	UBS AG	NAP	NAP	Various	Various	Various	Various
15.01	Property		1	Travelodge - 2307 Wyoming Avenue	0.1%	7.5%					2307 Wyoming Avenue	Gillette	Campbell	WY
15.02	Property		1	Travelodge - 2111 Camino Del Llano	0.1%	6.1%					2111 Camino Del Llano	Belen	Valencia	NM
15.03	Property		1	Travelodge - 1170 West Flaming Gorge Way	0.1%	5.8%					1170 West Flaming Gorge Way	Green River	Sweetwater	WY
15.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	0.1%	5.2%					1731 South Sunridge Drive	Yuma	Yuma	AZ
15.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	0.1%	4.0%					451 Halligan Drive	North Platte	Lincoln	NE
15.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60	0.1%	3.7%					1608 West Business Highway 60	Dexter	Stoddard	MO
15.07	Property		1	Travelodge - 1127 Pony Express Highway	0.1%	3.7%					1127 Pony Express Highway	Marysville	Marshall	KS
15.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	0.1%	3.5%					1130B East 16th Street	Wellington	Sumner	KS
15.09	Property		1	Travelodge - 2680 Airport Road	0.1%	3.4%					2680 Airport Road	Santa Teresa	Dona Ana	NM
15.10	Property		1	Super 8 - 720 Royal Parkway	0.1%	3.2%					720 Royal Parkway	Nashville	Davidson	TN
15.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	0.1%	3.2%					1051 North Market Street	Hearne	Robertson	TX
15.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	0.1%	3.0%					2700 North Diers Parkway	Fremont	Dodge	NE
15.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	0.1%	2.9%					95 Spruce Road	Elko	Elko	NV
15.14	Property		1	Super 8 - 2545 Cornhusker Highway	0.1%	2.8%					2545 Cornhusker Highway	Lincoln	Lancaster	NE
15.15	Property		1	Travelodge - 1110 Southeast 4th Street	0.1%	2.8%					1110 Southeast 4th Street	Hermiston	Umatilla	OR
15.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	0.0%	2.5%					2300 Valley West Court	Clinton	Clinton	IA
15.17	Property		1	Travelodge - 800 West Laramie Street	0.0%	2.5%					800 West Laramie Street	Guernsey	Platte	WY
15.18	Property		1	Travelodge - 22 North Frontage Road	0.0%	2.5%					22 North Frontage Road	Pecos	Reeves	TX
15.19	Property		1	Travelodge - 123 Westvaco Road	0.0%	2.3%					123 Westvaco Road	Low Moor	Alleghany	VA
15.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	0.0%	2.3%					2006 North Merrill Avenue	Glendive	Dawson	MT
15.21	Property		1	Travelodge - 1710 Jefferson Street	0.0%	2.1%					1710 Jefferson Street	Jefferson City	Cole	MO
15.22	Property		1	Travelodge - 1625 Stillwater Avenue	0.0%	2.1%					1625 Stillwater Avenue	Cheyenne	Laramie	WY
15.23	Property		1	Travelodge - 8233 Airline Highway	0.0%	2.0%					8233 Airline Highway	Livonia	Pointe Coupee	LA
15.24	Property		1	Baymont Inn & Suites - 6390 US-93	0.0%	1.9%					6390 US-93	Whitefish	Flathead	MT
15.25	Property		1	Travelodge - 707 East Webster Street	0.0%	1.8%					707 East Webster Street	Morrill	Scotts Bluff	NE
15.26	Property		1	Travelodge - 777 West Hwy 21	0.0%	1.7%					777 West Highway 21	Milford	Beaver	UT
15.27	Property		1	Travelodge - 3522 North Highway 59	0.0%	1.6%					3522 North Highway 59	Douglas	Converse	WY
15.28	Property		1	Travelodge - 108 6th Avenue	0.0%	1.5%					108 6th Avenue	Edgemont	Fall River	SD
15.29	Property		1	Travelodge - 2200 East South Avenue	0.0%	1.5%					2200 East South Avenue	McAlester	Pittsburg	OK
15.30	Property		1	Travelodge - 128 South Willow Road	0.0%	1.2%					128 Willow Road	Missouri Valley	Harrison	IA
15.31	Property		1	Travelodge - 1005 Highway 285	0.0%	1.2%					1005 Highway 285	Vaughn	Guadalupe	NM
15.32	Property		1	Days Inn - 3431 14th Avenue South	0.0%	1.1%					3431 14th Avenue South	Fargo	Cass	ND
15.33	Property		1	Travelodge - 2505 US 69	0.0%	0.9%					2505 US 69	Fort Scott	Bourbon	KS
15.34	Property		1	Baymont Inn & Suites - 3475 Union Road	0.0%	0.9%					3475 Union Road	Buffalo	Erie	NY
15.35	Property		1	Travelodge - 1706 North Park Drive	0.0%	0.8%					1706 North Park Drive	Winslow	Navajo	AZ
15.36	Property		1	Baymont Inn & Suites - 2005 Daley Street	0.0%	0.8%					2005 Daley Street	Rawlins	Carbon	WY
15.37	Property		1	Travelodge - 1177 East 16th Street	0.0%	0.7%					1177 East 16th Street	Wellington	Sumner	KS
15.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	0.0%	0.7%					35450 Yermo Road	Yermo	San Bernardino	CA
15.39	Property		1	Travelodge - 2407 East Holland Avenue	0.0%	0.6%					2407 East Holland Avenue	Alpine	Brewster	TX
15.40	Property		1	Travelodge - 620 Souder Road	0.0%	0.6%					620 Souder Road	Brunswick	Frederick	MD
15.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	0.0%	0.4%					100 15th Street Southeast	Glenwood	Pope	MN
15.42	Property		1	Travelodge - 109 East Commerce Street	0.0%	0.3%					109 East Commerce Street	Sharon Springs	Wallace	KS
15.43	Property		1	Travelodge - 4000 Siskiyou Avenue	0.0%	0.3%					4000 Siskiyou Avenue	Dunsmuir	Siskiyou	CA
15.44	Property		1	Travelodge - 98 Moffat Avenue	0.0%	0.2%					98 Moffat Avenue	Yampa	Routt	CO
16	Loan	1,28	1	Crystal at Cascade	1.8%	100.0%	Sabal	Sabal	NAP	NAP	2900 Landrum Drive Southwest	Atlanta	Fulton	GA
17	Loan	1,28	1	Darien Business Center	1.7%	100.0%	Sabal	Sabal	NAP	NAP	7955, 8141-8147, 8201 and 8205 South Cass Avenue	Darien	DuPage	IL
18	Loan	21	1	Cumberland Marketplace	1.6%	100.0%	Barclays	Barclays	NAP	NAP	6560 Carlisle Pike	Mechanicsburg	Cumberland	PA
19	Loan	12	1	Urban Grove	1.6%	100.0%	Barclays	Barclays	NAP	NAP	365 South Garden Grove Lane	Pleasant Grove	Utah	UT
20	Loan	29	1	Attiva - Park Fort Worth, TX	1.5%	100.0%	Barclays	Barclays	NAP	NAP	3850 Silverton Circle	Fort Worth	Tarrant	TX
21	Loan	6,10,16,19	14	Rollins Portfolio	1.5%		UBS AG	UBS AG	NAP	NAP	Various	Various	Various	CA
21.01	Property		1	Lodi	0.4%	26.1%					555 North Guild Avenue	Lodi	San Joaquin	CA
21.02	Property		1	Sacramento	0.1%	8.4%					5822 Roseville Road	Sacramento	Sacramento	CA
21.03	Property		1	Geotech Supply	0.1%	8.0%					9888 Horn Road	Rancho Cordova	Sacramento	CA
21.04	Property		1	Vacaville	0.1%	7.4%					811 Eubanks Drive	Vacaville	Solano	CA
21.05	Property		1	Rancho Cordova	0.1%	6.8%					11285 White Rock Road	Rancho Cordova	Sacramento	CA

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	County	State
21.06	Property		1	Modesto	0.1%	6.2%					480 Service Road	Modesto	Stanislaus	CA
21.07	Property		1	Auburn	0.1%	6.1%					12300 Locksley Lane	Auburn	Placer	CA
21.08	Property		1	Livermore	0.1%	5.7%					2373 Research Drive	Livermore	Alameda	CA
21.09	Property		1	Salinas	0.1%	5.4%					12360 Christensen Road	Salinas	Monterey	CA
21.10	Property		1	Yuba City	0.1%	5.0%					1288 Garden Highway	Yuba City	Sutter	CA
21.11	Property		1	Santa Rosa	0.1%	4.3%					3215 Brickway Boulevard	Santa Rosa	Sonoma	CA
21.12	Property		1	Redding	0.1%	4.1%					3080 Crossroads Drive	Redding	Shasta	CA
21.13	Property		1	Chico	0.1%	3.5%					180 Eaton Road	Chico	Butte	CA
21.14	Property		1	Sonora	0.0%	2.9%					429 Mono Way	Sonora	Tuolumne	CA
22	Loan	10	1	Copans Commerce Depot	1.4%	100.0%	Barclays	Barclays	NAP	NAP	1301 West Copans Road	Pompano Beach	Broward	FL
23	Loan	15,23,28	1	Chandler Business Center	1.3%	100.0%	UBS AG	UBS AG	NAP	NAP	6150 West Chandler Boulevard	Chandler	Maricopa	AZ
24	Loan		1	Marlborough Village Center	1.2%	100.0%	Barclays	Barclays	NAP	NAP	5010-5098 Brown Station Road	Upper Marlboro	Prince George’s	MD
25	Loan	2	1	37 West 19th Street	1.1%	100.0%	Natixis	Natixis	NAP	NAP	37 West 19th Street	New York	New York	NY
26	Loan	6,15,23	5	The Federal Collection	1.1%		UBS AG	UBS AG	NAP	NAP	Various	Various	Various	Various
26.01	Property		1	201 Saint Michael Street	0.5%	42.5%					201 Saint Michael Street	Mobile	Mobile	AL
26.02	Property		1	4 Farm Colony Drive	0.2%	20.5%					4 Farm Colony Drive	Warren	Warren	PA
26.03	Property		1	84 North Main Street	0.2%	19.3%					84 North Main Street	Freeport	Nassau	NY
26.04	Property		1	6669 Short Lane	0.1%	11.8%					6669 Short Lane	Gloucester	Gloucester	VA
26.05	Property		1	415 Green Street	0.1%	5.9%					415 Green Street	Craig	Moffat	CO
27	Loan	1	1	Westshire Townhome Apartments	1.1%	100.0%	Sabal	Sabal	NAP	NAP	395 Villa Rosa Road	Temple	Carroll	GA
28	Loan	6,12	2	Midwood Multifamily Portfolio	1.0%		LMF	LMF	NAP	NAP	Various	Brooklyn	Kings	NY
28.01	Property		1	1609 Ocean Avenue	0.6%	54.8%					1609 Ocean Avenue	Brooklyn	Kings	NY
28.02	Property		1	1532 Ocean Avenue	0.5%	45.2%					1532 Ocean Avenue	Brooklyn	Kings	NY
29	Loan	16,19	1	Nanogate North America	1.0%	100.0%	UBS AG	UBS AG	NAP	NAP	150 East Longview Avenue	Mansfield	Richland	OH
30	Loan	6	2	Laredo Texas Multifamily Portfolio	0.9%		LMF	LMF	NAP	NAP	Various	Laredo	Webb	TX
30.01	Property		1	Green Meadows Apartments	0.5%	55.5%					7605 Green Meadow Drive	Laredo	Webb	TX
30.02	Property		1	Parkside Living Apartments	0.4%	44.5%					504 Shiloh Drive	Laredo	Webb	TX
31	Loan	19,31	1	Homewood Suites Katy	0.9%	100.0%	SGFC	SGFC	NAP	NAP	25495 Katy Mills Parkway	Katy	Fort Bend	TX
32	Loan	2,6,11,19,21	4	ISJ New York Portfolio Tranche 2	0.9%		Barclays	Barclays	NAP	NAP	Various	Various	Various	NY
32.01	Property		1	322 South Broadway	0.3%	38.5%					322 South Broadway	Yonkers	Westchester	NY
32.02	Property		1	464 Avenue U	0.3%	28.4%					464 Avenue U	Brooklyn	Kings	NY
32.03	Property		1	1202 Avenue Z	0.2%	22.7%					1202 Avenue Z	Brooklyn	Kings	NY
32.04	Property		1	360 South Broadway	0.1%	10.3%					360 South Broadway	Yonkers	Westchester	NY
33	Loan	1,2,27	1	1133 E. Columbia Ave	0.9%	100.0%	Sabal	Sabal	NAP	NAP	1133 East Columbia Avenue	Philadelphia	Philadelphia	PA
34	Loan		1	DPR Office	0.8%	100.0%	UBS AG	UBS AG	NAP	NAP	5010 Shoreham Place	San Diego	San Diego	CA
35	Loan	6,10,11,16,23	3	Atlantic Avenue Mixed Use Portfolio	0.8%		LMF	LMF	NAP	NAP	Various	Brooklyn	Kings	NY
35.01	Property		1	214 Atlantic Avenue	0.3%	37.0%					214 Atlantic Avenue	Brooklyn	Kings	NY
35.02	Property		1	218 Atlantic Avenue	0.3%	31.5%					218 Atlantic Avenue	Brooklyn	Kings	NY
35.03	Property		1	216 Atlantic Avenue	0.3%	31.5%					216 Atlantic Avenue	Brooklyn	Kings	NY
36	Loan	6,16,19	3	Athens Self Storage Portfolio	0.8%		Barclays	Barclays	NAP	NAP	Various	Various	Various	GA
36.01	Property		1	Watkinsville Property	0.5%	62.3%					51-67 Greensboro Highway	Watkinsville	Oconee	GA
36.02	Property		1	Crawford Property	0.1%	16.2%					154 South Broad Street, 1165 Athens Road, 129 North Woodlawn Avenue	Crawford	Oglethorpe	GA
36.03	Property		1	Arnoldsville Property	0.2%	21.5%					32 Arnoldsville Road, 36 Arnoldsville Road	Crawford	Oglethorpe	GA
37	Loan	21	1	Parkwood Plaza	0.8%	100.0%	BSPRT	BSPRT	NAP	NAP	3191 West Colonial Drive	Orlando	Orange	FL
38	Loan	1,2	1	College Metcalf	0.7%	100.0%	Sabal	Sabal	NAP	NAP	7212 West 110th Street	Overland Park	Johnson	KS
39	Loan	23	1	Westgate Shopping Center	0.7%	100.0%	LMF	LMF	NAP	NAP	7311-7327 San Pedro Avenue	San Antonio	Bexar	TX
40	Loan	16,19	1	639 11th Avenue	0.7%	100.0%	SGFC	SGFC	NAP	NAP	639 11th Avenue	New York	New York	NY
41	Loan	1,27	1	Nailah Commons	0.7%	100.0%	Sabal	Sabal	NAP	NAP	710 East Ferry Street	Detroit	Wayne	MI
42	Loan		1	Richland Townhomes	0.7%	100.0%	BSPRT	BSPRT	NAP	NAP	75 Windwood Circle	Rochester	Monroe	NY
43	Loan	19	1	Walgreens Hatillo	0.7%	100.0%	BSPRT	BSPRT	Group A	NAP	PR 2 Int & PR-130	Hatillo	Hatillo	PR
44	Loan		1	Warminster Business Center	0.7%	100.0%	Barclays	Barclays	NAP	NAP	165 Veterans Way and 700 Veterans Circle	Warminster	Bucks	PA
45	Loan	29	1	California Place Apartments	0.7%	100.0%	SGFC	SGFC	NAP	NAP	6705-6737 North California Avenue	Chicago	Cook	IL
46	Loan		1	Holland Point	0.7%	100.0%	UBS AG	UBS AG	NAP	NAP	4108 Hamilton Mill Road	Buford	Gwinnett	GA
47	Loan	1	1	Pines At Lawrenceville	0.7%	100.0%	Sabal	Sabal	NAP	NAP	2501 Lawrenceville Highway	Decatur	DeKalb	GA
48	Loan	16,27	1	961 Seneca Avenue	0.6%	100.0%	Barclays	Barclays	NAP	NAP	961 Seneca Avenue	Ridgewood	Queens	NY
49	Loan		1	Savannah Crossings I	0.6%	100.0%	BSPRT	BSPRT	NAP	NAP	13051 Abercorn Street	Savannah	Chatham	GA
50	Loan	1,2,12,27	1	222 On Main	0.6%	100.0%	Sabal	Sabal	NAP	NAP	222 Main Street	New Britain	Hartford	CT
51	Loan	1	1	Armored Mini Storage	0.6%	100.0%	Sabal	Sabal	NAP	NAP	12920 Indian School Road Northeast and 13114 Constitution Avenue Northeast	Albuquerque	Bernalillo	NM
52	Loan		1	Breighton Apartments	0.6%	100.0%	SGFC	SGFC	NAP	NAP	2930 North Shartel Avenue	Oklahoma City	Oklahoma	OK
53	Loan	2,16	1	Century Storage Davenport	0.6%	100.0%	SGFC	SGFC	NAP	NAP	1990 Davenport Boulevard	Davenport	Polk	FL
54	Loan	19	1	Walgreens Bel Air	0.5%	100.0%	BSPRT	BSPRT	Group A	NAP	1927 Emmorton Road	Bel Air	Harford	MD
55	Loan	19	1	Holiday Inn Express Alamogordo	0.5%	100.0%	SGFC	SGFC	NAP	NAP	100 Kerry Avenue	Alamogordo	Otero	NM
56	Loan	1,2,27	1	Broadway Square, Phase 1	0.5%	100.0%	Sabal	Sabal	NAP	NAP	1108-1124 Broadway Street, 1216 Broadway Street and 1206 East Twelfth Street	Cincinnati	Hamilton	OH
57	Loan	1	1	Windward Gardens	0.5%	100.0%	Sabal	Sabal	NAP	NAP	215 North Wilder Road	Plant City	Hillsborough	FL
58	Loan	6	5	LaSalle Parks Management	0.5%		Barclays	Barclays	NAP	NAP	Various	Various	LaSalle	IL
58.01	Property		1	Mendota Estates	0.2%	32.5%					111 South 13th Avenue	Mendota	LaSalle	IL
58.02	Property		1	Ottawa Estates	0.1%	21.3%					1570 North 30th Road	Ottawa	LaSalle	IL
58.03	Property		1	Peru Estates	0.1%	18.8%					2830 4th Street	Peru	LaSalle	IL
58.04	Property		1	Earlville Estates	0.1%	14.4%					4462 East 1251st Road	Earlville	LaSalle	IL
58.05	Property		1	Cherry Estates	0.1%	13.1%					100 South 1st Avenue	Mendota	LaSalle	IL
59	Loan	1	1	Castle Apartments	0.5%	100.0%	Sabal	Sabal	NAP	NAP	1102 East Colorado Avenue and 1806 South Cottage Grove Avenue	Urbana	Champaign	IL
60	Loan	1,27	1	Royal Park Apartments	0.5%	100.0%	Sabal	Sabal	NAP	NAP	4-30 Northwest 72nd Street	Gladstone	Clay	MO
61	Loan	16	1	Palm Court Apartments	0.5%	100.0%	SGFC	SGFC	Group B	NAP	3519 East 1st Court	Panama City	Bay	FL
62	Loan	1	1	Pinebrook Apartments	0.5%	100.0%	Sabal	Sabal	NAP	NAP	1235, 1239, 1243, 1305, 1309, 1327, 1329 and 1331 Shaffer Drive	Lorain	Lorain	OH
63	Loan	2,3,16	1	Magnolia Cove Apartments	0.4%	100.0%	SGFC	SGFC	Group B	NAP	240 Harmon Avenue	Panama City	Bay	FL

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	County	State
64	Loan	1	1	Allen Born Shopping Center	0.4%	100.0%	Sabal	Sabal	NAP	NAP	23110-23190 Outer Drive	Allen Park	Wayne	MI
65	Loan	1	1	Pavlik Professional Center	0.4%	100.0%	Sabal	Sabal	NAP	NAP	2010-2014 South Orange Avenue	Orlando	Orange	FL
66	Loan	16,19	1	DaVita Miami	0.4%	100.0%	Barclays	Barclays	NAP	NAP	1800 Southwest 8th Street	Miami	Miami-Dade	FL
67	Loan	1,2,16,27	1	1331 South Juniper Street	0.4%	100.0%	Sabal	Sabal	NAP	NAP	1331 South Juniper Street	Philadelphia	Philadelphia	PA
68	Loan	6,11	2	Anytime Self-Storage Arizona Portfolio	0.4%		LMF	LMF	NAP	NAP	Various	Various	Various	AZ
68.01	Property		1	Anytime Self-Storage Arizona City	0.3%	80.0%					11058 West Carousel Drive, 12911 South Kashmir Road and 15785 South Sunland Gin Road	Arizona City	Pinal	AZ
68.02	Property		1	Anytime Self-Storage Apache Trail	0.1%	20.0%					11342 East Apache Trail	Apache Junction	Maricopa	AZ
69	Loan	1	1	6515-27 N Seeley Ave	0.4%	100.0%	Sabal	Sabal	NAP	NAP	6515-27 North Seeley Avenue	Chicago	Cook	IL
70	Loan	1	1	Thunderbird Village MHC	0.4%	100.0%	Sabal	Sabal	NAP	NAP	1145 Harmonia Road	Springfield	Calhoun	MI
71	Loan	1	1	909-919 Washington St	0.4%	100.0%	Sabal	Sabal	NAP	NAP	909-919 Washington Street	Evanston	Cook	IL
72	Loan	1,2	1	376 Larkfield Road	0.4%	100.0%	Sabal	Sabal	NAP	NAP	376 Larkfield Road	East Northport	Suffolk	NY
73	Loan	1	1	Meadows Pointe	0.4%	100.0%	Sabal	Sabal	NAP	NAP	230 Brunswick Drive	Elyria	Lorain	OH
74	Loan		1	Wildberry Village Apartments	0.4%	100.0%	BSPRT	BSPRT	NAP	NAP	1160 Farmhurst Court, 1165 Georges Place and 3560-3570 Clime Road	Columbus	Franklin	OH
75	Loan	1	1	Chuze Fitness Center	0.4%	100.0%	Sabal	Sabal	NAP	NAP	5548 East Grant Road	Tucson	Pima	AZ
76	Loan		1	Walgreens Decatur	0.4%	100.0%	LMF	LMF	NAP	NAP	2781 Lavista Road	Decatur	DeKalb	GA
77	Loan	1	1	White Water Plaza	0.3%	100.0%	Sabal	Sabal	NAP	NAP	220 Cobb Parkway North	Marietta	Cobb	GA
78	Loan	6,11,16	2	First Student Industrial Portfolio	0.3%		LMF	LMF	NAP	NAP	Various	Various	Various	Various
78.01	Property		1	1947 E Brooks Rd	0.2%	61.2%					1947 East Brooks Road	Memphis	Shelby	TN
78.02	Property		1	180 Mendel Dr SW	0.1%	38.8%					180 Mendel Drive Southwest	Atlanta	Fulton	GA
79	Loan		1	Willow Way Apartments	0.3%	100.0%	LMF	LMF	NAP	NAP	149 North Gross Road	Kingsland	Camden	GA
80	Loan	10	1	Stowaway Mini Storage	0.3%	100.0%	Barclays	Barclays	NAP	NAP	9879 Portage Road	Portage	Kalamazoo	MI
81	Loan	1	1	Gamma Medical	0.3%	100.0%	Sabal	Sabal	NAP	NAP	107 Gamma Drive	Pittsburgh	Allegheny	PA
82	Loan		1	Hickory Terrace Apartments	0.3%	100.0%	LMF	LMF	NAP	NAP	1440 David Drive	Sycamore	DeKalb	IL
83	Loan	1,7	1	Fort Ventura MHC	0.3%	100.0%	Sabal	Sabal	NAP	NAP	575 Taylors Mill Road and 211 Persons Street	Fort Valley	Peach	GA
84	Loan	19	1	Best Western Hampton Coliseum Inn	0.3%	100.0%	LMF	LMF	NAP	NAP	1916 Coliseum Drive	Hampton	Hampton City	VA
85	Loan	1	1	Allies Court Townhomes	0.3%	100.0%	Sabal	Sabal	NAP	NAP	1331-1337 Gilbert Drive and 1401-1435 Allies Court	Florence	Florence	SC
86	Loan	16	1	4600 Tropea Way	0.3%	100.0%	BSPRT	BSPRT	NAP	NAP	4600 Tropea Way	Jacksonville	Duval	FL
87	Loan	1,15	1	Arnold Point II	0.2%	100.0%	Sabal	Sabal	NAP	NAP	1041-1045 Arnold Drive	Martinez	Contra Costa	CA
88	Loan	1	1	Oakwood Court Apartments	0.2%	100.0%	Sabal	Sabal	NAP	NAP	5313 Oakwood Court	Tampa	Hillsborough	FL
89	Loan	1	1	Highway 16 Mini Storage	0.2%	100.0%	Sabal	Sabal	NAP	NAP	8809 State Route 16 Northwest	Gig Harbor	Pierce	WA
90	Loan	1	1	Lakeside Villas Apartments	0.2%	100.0%	Sabal	Sabal	NAP	NAP	1620-1680 North Delaware Avenue	Avon Park	Highlands	FL
91	Loan	1	1	Carraway RV & Boat Storage	0.2%	100.0%	Sabal	Sabal	NAP	NAP	9205 Carraway Lane	Magnolia	Montgomery	TX
92	Loan	1	1	Taco Town Apartments	0.2%	100.0%	Sabal	Sabal	NAP	NAP	714 Bryan Street Southeast	Atlanta	Fulton	GA
93	Loan		1	Pittsburgh MHC	0.2%	100.0%	LMF	LMF	NAP	NAP	921 Russellton Road, 11 Mattone Court and 235 Spring Street	Cheswick	Allegheny	PA
94	Loan	1	1	Houston Self Storage	0.2%	100.0%	Sabal	Sabal	NAP	NAP	215 Wynne Street	Houston	Harris	TX

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)
										3			6, 7
1	Loan	1,11,12,19,24,27,28	1	One SoHo Square	10013	Office	CBD	1904-1926	2016	786,891	SF	597.29	70,000,000
2	Loan	1,2,3,5,12,14,17,19,20,23,27	1	Kings Plaza	11234	Retail	Super Regional Mall	1969	2018	811,797	SF	599.90	47,945,946
3	Loan	21	1	Parkway Irvine	92618	Industrial	Flex	1989	NAP	209,831	SF	176.33	37,000,000
4	Loan	11,12	1	Broadacres Office Park	07003	Office	Suburban	1975-1976	2000-2001	396,226	SF	83.29	33,000,000
5	Loan	2,16,19,29	1	Fleet Farm Mixed Use	54914	Mixed Use	Retail / Industrial	1984, 2005, 2006 and 2007	2006	431,440	SF	76.49	33,000,000
6	Loan	21,23	1	Morris Corporate Center	07054	Office	Suburban	1989	2017	541,195	SF	151.52	32,500,000
7	Loan	2,19,20	1	15-17 Park Avenue	10016	Multifamily	High Rise	1924	NAP	97	Units	319,587.63	31,000,000
8	Loan	16,19,24	1	Gainey Ranch Corporate Center II	85258	Office	Suburban	1991	NAP	203,642	SF	143.27	29,175,000
9	Loan	16,28	1	Pleasant Valley Apartments	06340	Multifamily	Garden	2019-2021	NAP	132	Units	219,166.67	28,930,000
10	Loan	12,16	1	Cooper Standard HQ	48168	Office	Suburban	2020	NAP	110,165	SF	247.81	27,300,000
11	Loan	11,16,17,19,27	1	356-362 E 148th Street	10455	Office	CBD	2021	NAP	80,169	SF	474.00	24,000,000
12	Loan	2,15,23	1	Murrieta Spectrum	92562	Mixed Use	Retail / Office	2005	NAP	172,357	SF	133.62	23,030,000
13	Loan	16,27	1	Merit Medical Systems	77047	Industrial	Manufacturing	2014	NAP	95,500	SF	217.29	20,751,500
14	Loan	5,6,11	5	Upstate NY Portfolio	Various	Various	Various	Various	Various	436	Units	45,412.84	19,800,000
14.01	Property		1	Jefferson Heights	13601	Multifamily	Garden	1967-1987	2012	121	Units		6,500,000
14.02	Property		1	Madison Barracks	13865	Multifamily	Garden	1996	2010	127	Units		5,700,000
14.03	Property		1	Colonial Manor	13601	Multifamily	Garden	1972	NAP	71	Units		3,650,000
14.04	Property		1	Solar Building	13601	Mixed Use	Multifamily / Retail	1906	1950	52,802	SF		2,300,000
14.05	Property		1	Arsenal Apartments	13601	Multifamily	Garden	1991	2015	48	Units		1,650,000
15	Loan	5,6,11	44	Wyndham National Hotel Portfolio	Various	Hospitality	Limited Service	Various	Various	3,729	Rooms	37,194.41	20,000,000
15.01	Property		1	Travelodge - 2307 Wyoming Avenue	82718	Hospitality	Limited Service	2001, 2007	2016-2017	154	Rooms		1,506,730
15.02	Property		1	Travelodge - 2111 Camino Del Llano	87002	Hospitality	Limited Service	1994, 2007	NAP	158	Rooms		1,223,903
15.03	Property		1	Travelodge - 1170 West Flaming Gorge Way	82935	Hospitality	Limited Service	1997	2016-2017	192	Rooms		1,168,580
15.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	85365	Hospitality	Limited Service	1999	2016	119	Rooms		1,049,124
15.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	69101	Hospitality	Limited Service	2005	2016-2017	135	Rooms		797,999
15.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60	63841	Hospitality	Limited Service	1997, 2006, 2015	NAP	133	Rooms		745,146
15.07	Property		1	Travelodge - 1127 Pony Express Highway	66508	Hospitality	Limited Service	1999, 2007	NAP	139	Rooms		740,576
15.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	67152	Hospitality	Limited Service	2015	NAP	110	Rooms		695,860
15.09	Property		1	Travelodge - 2680 Airport Road	88008	Hospitality	Limited Service	2014	NAP	56	Rooms		677,710
15.10	Property		1	Super 8 - 720 Royal Parkway	37214	Hospitality	Limited Service	1989	2017	103	Rooms		643,744
15.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	77859	Hospitality	Limited Service	1999, 2016	2016	140	Rooms		632,659
15.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	68025	Hospitality	Limited Service	2007	2017-2018	100	Rooms		590,294
15.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	89801	Hospitality	Limited Service	1999	NAP	119	Rooms		579,062
15.14	Property		1	Super 8 - 2545 Cornhusker Highway	68521	Hospitality	Limited Service	1983, 1993	2016	132	Rooms		569,911
15.15	Property		1	Travelodge - 1110 Southeast 4th Street	97838	Hospitality	Limited Service	2002	NAP	86	Rooms		561,491
15.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	52732	Hospitality	Limited Service	2005	NAP	123	Rooms		501,435
15.17	Property		1	Travelodge - 800 West Laramie Street	82214	Hospitality	Limited Service	1978, 1980	2017	95	Rooms		498,944
15.18	Property		1	Travelodge - 22 North Frontage Road	79772	Hospitality	Limited Service	2001, 2008	2015	61	Rooms		494,558
15.19	Property		1	Travelodge - 123 Westvaco Road	24457	Hospitality	Limited Service	2009	NAP	30	Rooms		465,767
15.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	59330	Hospitality	Limited Service	2014	NAP	74	Rooms		453,525
15.21	Property		1	Travelodge - 1710 Jefferson Street	65109	Hospitality	Limited Service	1991	2013-2014	77	Rooms		414,603
15.22	Property		1	Travelodge - 1625 Stillwater Avenue	82009	Hospitality	Limited Service	1999	2016-2017	60	Rooms		414,390
15.23	Property		1	Travelodge - 8233 Airline Highway	70755	Hospitality	Limited Service	2013	NAP	60	Rooms		407,338
15.24	Property		1	Baymont Inn & Suites - 6390 US-93	59937	Hospitality	Limited Service	1991	2017	64	Rooms		377,688
15.25	Property		1	Travelodge - 707 East Webster Street	69358	Hospitality	Limited Service	1998-1999	2015-2016	97	Rooms		350,240
15.26	Property		1	Travelodge - 777 West Hwy 21	84751	Hospitality	Limited Service	2002, 2006	NAP	75	Rooms		333,476
15.27	Property		1	Travelodge - 3522 North Highway 59	82633	Hospitality	Limited Service	2007	2014	112	Rooms		321,651
15.28	Property		1	Travelodge - 108 6th Avenue	57735	Hospitality	Limited Service	1987	2016-2017	55	Rooms		305,466
15.29	Property		1	Travelodge - 2200 East South Avenue	74501	Hospitality	Limited Service	2011	NAP	61	Rooms		295,264
15.30	Property		1	Travelodge - 128 South Willow Road	51555	Hospitality	Limited Service	2006	NAP	41	Rooms		249,724
15.31	Property		1	Travelodge - 1005 Highway 285	88353	Hospitality	Limited Service	1998	NAP	60	Rooms		249,192
15.32	Property		1	Days Inn - 3431 14th Avenue South	58103	Hospitality	Limited Service	1993	NAP	74	Rooms		212,430
15.33	Property		1	Travelodge - 2505 US 69	66701	Hospitality	Limited Service	2001	NAP	70	Rooms		182,654
15.34	Property		1	Baymont Inn & Suites - 3475 Union Road	14225	Hospitality	Limited Service	2003	NAP	56	Rooms		176,307
15.35	Property		1	Travelodge - 1706 North Park Drive	86047	Hospitality	Limited Service	1982	NAP	72	Rooms		169,828
15.36	Property		1	Baymont Inn & Suites - 2005 Daley Street	82301	Hospitality	Limited Service	2006	2016-2017	62	Rooms		163,125
15.37	Property		1	Travelodge - 1177 East 16th Street	67152	Hospitality	Limited Service	1993, 1999	NAP	80	Rooms		149,946
15.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	92398	Hospitality	Limited Service	2002	NAP	65	Rooms		146,290
15.39	Property		1	Travelodge - 2407 East Holland Avenue	79830	Hospitality	Limited Service	2002	2014	40	Rooms		121,269
15.40	Property		1	Travelodge - 620 Souder Road	21712	Hospitality	Limited Service	2014	NAP	25	Rooms		110,345
15.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	56334	Hospitality	Limited Service	2012	NAP	56	Rooms		83,051
15.42	Property		1	Travelodge - 109 East Commerce Street	67758	Hospitality	Limited Service	1997	NAP	50	Rooms		68,966
15.43	Property		1	Travelodge - 4000 Siskiyou Avenue	96025	Hospitality	Limited Service	2007	2017	21	Rooms		55,172
15.44	Property		1	Travelodge - 98 Moffat Avenue	80483	Hospitality	Limited Service	2001	NAP	37	Rooms		44,569
16	Loan	1,28	1	Crystal at Cascade	30311	Multifamily	Garden	1974	2020	232	Units	76,077.59	17,650,000
17	Loan	1,28	1	Darien Business Center	60561	Office	Suburban	1987-1998	NAP	175,969	SF	93.77	16,500,000
18	Loan	21	1	Cumberland Marketplace	17050	Retail	Anchored	2001	NAP	97,362	SF	167.04	16,263,000
19	Loan	12	1	Urban Grove	84062	Office	Suburban	2018	NAP	105,668	SF	151.28	15,985,000
20	Loan	29	1	Attiva - Park Fort Worth, TX	76133	Multifamily	Age Restricted	2001	2016	162	Units	93,086.42	15,080,000
21	Loan	6,10,16,19	14	Rollins Portfolio	Various	Industrial	Flex	Various	Various	232,340	SF	169.58	15,000,000
21.01	Property		1	Lodi	95240	Industrial	Flex	2007	NAP	55,632	SF		3,918,820
21.02	Property		1	Sacramento	95842	Industrial	Flex	1985	2017	19,128	SF		1,255,393
21.03	Property		1	Geotech Supply	95827	Industrial	Flex	2001	NAP	25,020	SF		1,199,834
21.04	Property		1	Vacaville	95688	Industrial	Flex	1990	2015	13,840	SF		1,110,343
21.05	Property		1	Rancho Cordova	95742	Industrial	Flex	1994	NAP	15,520	SF		1,022,208

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)
21.06	Property		1	Modesto	95307	Industrial	Flex	2001	NAP	16,016	SF		930,457
21.07	Property		1	Auburn	95602	Industrial	Flex	1999	NAP	19,750	SF		913,706
21.08	Property		1	Livermore	94550	Industrial	Flex	2003, 2015	NAP	9,920	SF		862,310
21.09	Property		1	Salinas	93907	Industrial	Flex	2004	NAP	8,005	SF		805,584
21.10	Property		1	Yuba City	95991	Industrial	Flex	2012	NAP	9,920	SF		756,472
21.11	Property		1	Santa Rosa	95403	Industrial	Flex	2002	NAP	8,525	SF		651,586
21.12	Property		1	Redding	96003	Industrial	Flex	2007	2011	12,480	SF		619,607
21.13	Property		1	Chico	95973	Industrial	Flex	2012	NAP	9,634	SF		525,381
21.14	Property		1	Sonora	95370	Industrial	Flex	1998	NAP	8,950	SF		428,299
22	Loan	10	1	Copans Commerce Depot	33064	Industrial	Flex	1977	NAP	195,414	SF	71.64	14,000,000
23	Loan	15,23,28	1	Chandler Business Center	85226	Industrial	Flex	2002	NAP	106,892	SF	117.69	12,580,000
24	Loan		1	Marlborough Village Center	20775	Retail	Anchored	1990-1999	2020	107,793	SF	111.32	12,000,000
25	Loan	2	1	37 West 19th Street	10011	Mixed Use	Multifamily / Retail / Office	1910	2015-2016	15,500	SF	712.90	11,050,000
26	Loan	6,15,23	5	The Federal Collection	Various	Office	Various	Various	Various	89,092	SF	122.22	11,000,000
26.01	Property		1	201 Saint Michael Street	36602	Office	CBD	1995	NAP	39,468	SF		4,680,000
26.02	Property		1	4 Farm Colony Drive	16365	Office	Suburban	2008	NAP	22,006	SF		2,250,000
26.03	Property		1	84 North Main Street	11520	Office	Suburban	1962	NAP	12,009	SF		2,120,000
26.04	Property		1	6669 Short Lane	23061	Office	Suburban	1997	NAP	11,281	SF		1,300,000
26.05	Property		1	415 Green Street	81625	Office	Suburban	1995	2011	4,328	SF		650,000
27	Loan	1	1	Westshire Townhome Apartments	30179	Multifamily	Garden	2004	2021	110	Units	95,454.55	10,500,000
28	Loan	6,12	2	Midwood Multifamily Portfolio	11230	Multifamily	Low Rise	Various	NAP	75	Units	133,333.33	10,000,000
28.01	Property		1	1609 Ocean Avenue	11230	Multifamily	Low Rise	1926	NAP	39	Units		5,480,000
28.02	Property		1	1532 Ocean Avenue	11230	Multifamily	Low Rise	1923	NAP	36	Units		4,520,000
29	Loan	16,19	1	Nanogate North America	44903	Industrial	Manufacturing	1947	2018	266,180	SF	35.69	9,500,000
30	Loan	6	2	Laredo Texas Multifamily Portfolio	Various	Multifamily	Garden	Various	NAP	126	Units	73,809.52	9,300,000
30.01	Property		1	Green Meadows Apartments	78041	Multifamily	Garden	2014	NAP	60	Units		5,160,000
30.02	Property		1	Parkside Living Apartments	78045	Multifamily	Garden	1996-2004	NAP	66	Units		4,140,000
31	Loan	19,31	1	Homewood Suites Katy	77494	Hospitality	Extended Stay	2015	NAP	121	Rooms	76,651.08	9,500,000
32	Loan	2,6,11,19,21	4	ISJ New York Portfolio Tranche 2	Various	Various	Various	Various	NAP	26,678	SF	326.11	8,700,000
32.01	Property		1	322 South Broadway	10705	Retail	Unanchored	1951	NAP	12,678	SF		3,350,000
32.02	Property		1	464 Avenue U	11223	Mixed Use	Retail / Multifamily	1929	NAP	5,700	SF		2,475,000
32.03	Property		1	1202 Avenue Z	11235	Retail	Unanchored	1927	NAP	5,000	SF		1,975,000
32.04	Property		1	360 South Broadway	10705	Mixed Use	Multifamily / Retail / Office	1925	NAP	3,300	SF		900,000
33	Loan	1,2,27	1	1133 E. Columbia Ave	19125	Mixed Use	Multifamily / Retail	2020	NAP	29,814	SF	285.10	8,500,000
34	Loan		1	DPR Office	92122	Office	Suburban	1984	2010	34,690	SF	241.62	8,400,000
35	Loan	6,10,11,16,23	3	Atlantic Avenue Mixed Use Portfolio	11201	Mixed Use	Retail / Multifamily	Various	2020	11,080	SF	744.58	8,250,000
35.01	Property		1	214 Atlantic Avenue	11201	Mixed Use	Retail / Multifamily	1910	2020	4,320	SF		3,050,000
35.02	Property		1	218 Atlantic Avenue	11201	Mixed Use	Retail / Multifamily	1930	2020	3,580	SF		2,600,000
35.03	Property		1	216 Atlantic Avenue	11201	Mixed Use	Retail / Multifamily	1910	2020	3,180	SF		2,600,000
36	Loan	6,16,19	3	Athens Self Storage Portfolio	Various	Self Storage	Self Storage	Various	NAP	145,932	SF	56.53	8,250,000
36.01	Property		1	Watkinsville Property	30677	Self Storage	Self Storage	1992, 1993, 1995, 1996, 1997, 1999, 2000, 2001, 2003, 2005, 2007, 2011, 2017	NAP	82,442	SF		5,143,725
36.02	Property		1	Crawford Property	30630	Self Storage	Self Storage	1980, 1994, 1995, 1996, 1997, 1999, 2001, 2004, 2013	NAP	29,880	SF		1,336,032
36.03	Property		1	Arnoldsville Property	30630	Self Storage	Self Storage	2003, 2005, 2007	NAP	33,610	SF		1,770,243
37	Loan	21	1	Parkwood Plaza	32808	Retail	Anchored	1960	2019	141,617	SF	55.78	7,900,000
38	Loan	1,2	1	College Metcalf	66210	Mixed Use	Retail / Office	1987	NAP	98,037	SF	74.97	7,350,000
39	Loan	23	1	Westgate Shopping Center	78216	Retail	Unanchored	1965	2018	47,331	SF	152.12	7,200,000
40	Loan	16,19	1	639 11th Avenue	10036	Office	CBD	2016	NAP	30,598	SF	228.77	7,000,000
41	Loan	1,27	1	Nailah Commons	48202	Multifamily	Garden	2018	NAP	58	Units	120,689.66	7,000,000
42	Loan		1	Richland Townhomes	14626	Multifamily	Garden	2009	NAP	53	Units	130,188.68	6,900,000
43	Loan	19	1	Walgreens Hatillo	00659	Retail	Single Tenant	2015	NAP	15,660	SF	438.70	6,870,000
44	Loan		1	Warminster Business Center	18974	Industrial	Flex	2005	NAP	90,563	SF	75.69	6,855,000
45	Loan	29	1	California Place Apartments	60645	Multifamily	Garden	1958	2016	94	Units	72,340.43	6,800,000
46	Loan		1	Holland Point	30519	Retail	Anchored	2020	NAP	68,187	SF	95.33	6,500,000
47	Loan	1	1	Pines At Lawrenceville	30033	Multifamily	Low Rise	1971	2014	66	Units	98,484.85	6,500,000
48	Loan	16,27	1	961 Seneca Avenue	11385	Multifamily	Mid Rise	1931	2018-2020	10	Units	630,000.00	6,300,000
49	Loan		1	Savannah Crossings I	31419	Retail	Anchored	1989	NAP	68,945	SF	90.38	6,240,000
50	Loan	1,2,12,27	1	222 On Main	06051	Mixed Use	Multifamily / Retail	1885	2020	34,401	SF	174.41	6,000,000
51	Loan	1	1	Armored Mini Storage	87112	Self Storage	Self Storage	1985, 1987	NAP	75,436	SF	79.41	6,000,000
52	Loan		1	Breighton Apartments	73103	Multifamily	Garden	1929	2018	96	Units	58,333.33	5,600,000
53	Loan	2,16	1	Century Storage Davenport	33837	Self Storage	Self Storage	2019	NAP	75,809	SF	72.55	5,500,000
54	Loan	19	1	Walgreens Bel Air	21015	Retail	Single Tenant	2011	NAP	14,550	SF	373.20	5,430,000
55	Loan	19	1	Holiday Inn Express Alamogordo	88310	Hospitality	Limited Service	2006	2016-2017	80	Rooms	66,537.11	5,500,000
56	Loan	1,2,27	1	Broadway Square, Phase 1	45202	Mixed Use	Multifamily / Retail	1870	2015	42,310	SF	124.08	5,250,000
57	Loan	1	1	Windward Gardens	33566	Manufactured Housing	Manufactured Housing	1975	2020	103	Pads	50,485.44	5,200,000
58	Loan	6	5	LaSalle Parks Management	Various	Manufactured Housing	Manufactured Housing	Various	NAP	220	Pads	23,636.36	5,200,000
58.01	Property		1	Mendota Estates	61342	Manufactured Housing	Manufactured Housing	1971	NAP	72	Pads		1,690,000
58.02	Property		1	Ottawa Estates	61350	Manufactured Housing	Manufactured Housing	1966	NAP	46	Pads		1,105,000
58.03	Property		1	Peru Estates	61354	Manufactured Housing	Manufactured Housing	1970	NAP	39	Pads		975,000
58.04	Property		1	Earlville Estates	60518	Manufactured Housing	Manufactured Housing	1970	NAP	31	Pads		747,500
58.05	Property		1	Cherry Estates	61342	Manufactured Housing	Manufactured Housing	1970	NAP	32	Pads		682,500
59	Loan	1	1	Castle Apartments	61801	Multifamily	Mid Rise	1995, 2003	NAP	128	Units	40,625.00	5,200,000
60	Loan	1,27	1	Royal Park Apartments	64118	Multifamily	Garden	1965	2019	56	Units	86,607.14	4,850,000
61	Loan	16	1	Palm Court Apartments	32401	Multifamily	Garden	1970	2020	50	Units	90,600.00	4,530,000
62	Loan	1	1	Pinebrook Apartments	44053	Multifamily	Garden	1979	2015	168	Units	26,785.71	4,500,000
63	Loan	2,3,16	1	Magnolia Cove Apartments	32401	Multifamily	Garden	1966	2020	34	Units	130,000.00	4,420,000

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)
64	Loan	1	1	Allen Born Shopping Center	48101	Retail	Anchored	1960	2016	42,115	SF	104.48	4,400,000
65	Loan	1	1	Pavlik Professional Center	32806	Office	Medical	1955, 1960	2009	16,857	SF	253.60	4,275,000
66	Loan	16,19	1	DaVita Miami	33135	Office	Medical	2017	NAP	8,280	SF	514.79	4,262,500
67	Loan	1,2,16,27	1	1331 South Juniper Street	19147	Mixed Use	Multifamily / Retail	1930	2021	15,625	SF	272.00	4,250,000
68	Loan	6,11	2	Anytime Self-Storage Arizona Portfolio	Various	Self Storage	Self Storage	Various	Various	83,714	SF	50.77	4,250,000
68.01	Property		1	Anytime Self-Storage Arizona City	85123	Self Storage	Self Storage	1994	2004	63,754	SF		3,400,000
68.02	Property		1	Anytime Self-Storage Apache Trail	85120	Self Storage	Self Storage	1972	2021	19,960	SF		850,000
69	Loan	1	1	6515-27 N Seeley Ave	60645	Multifamily	Garden	1961	2020	26	Units	162,500.00	4,225,000
70	Loan	1	1	Thunderbird Village MHC	49037	Manufactured Housing	Manufactured Housing	1956	NAP	149	Pads	28,187.92	4,200,000
71	Loan	1	1	909-919 Washington St	60202	Multifamily	Garden	1929	NAP	37	Units	112,432.43	4,160,000
72	Loan	1,2	1	376 Larkfield Road	11731	Mixed Use	Multifamily / Retail	1963	2016-2020	14,280	SF	282.21	4,030,000
73	Loan	1	1	Meadows Pointe	44035	Multifamily	Garden	1979	2020-2021	90	Units	44,666.67	4,020,000
74	Loan		1	Wildberry Village Apartments	43204	Multifamily	Garden	1974, 1988	NAP	122	Units	32,738.97	4,000,000
75	Loan	1	1	Chuze Fitness Center	85712	Retail	Single Tenant	1984	2019	35,387	SF	111.62	3,950,000
76	Loan		1	Walgreens Decatur	30033	Retail	Single Tenant	2003	NAP	14,560	SF	244.51	3,560,000
77	Loan	1	1	White Water Plaza	30062	Office	Medical	1988	2006	36,998	SF	93.25	3,450,000
78	Loan	6,11,16	2	First Student Industrial Portfolio	Various	Industrial	Warehouse	Various	NAP	30,840	SF	108.44	3,350,000
78.01	Property		1	1947 E Brooks Rd	38116	Industrial	Warehouse	1965	NAP	22,800	SF		2,050,000
78.02	Property		1	180 Mendel Dr SW	30336	Industrial	Warehouse	1993	NAP	8,040	SF		1,300,000
79	Loan		1	Willow Way Apartments	31548	Multifamily	Garden	1985-1986	2019	61	Units	54,813.02	3,350,000
80	Loan	10	1	Stowaway Mini Storage	49002	Self Storage	Self Storage	1988	NAP	57,226	SF	54.70	3,130,000
81	Loan	1	1	Gamma Medical	15238	Office	Suburban	1985	2005	29,638	SF	100.38	2,975,000
82	Loan		1	Hickory Terrace Apartments	60178	Multifamily	Garden	2019	NAP	20	Units	147,500.00	2,950,000
83	Loan	1,7	1	Fort Ventura MHC	31030	Manufactured Housing	Manufactured Housing	1974	NAP	132	Pads	21,772.73	2,874,000
84	Loan	19	1	Best Western Hampton Coliseum Inn	23666	Hospitality	Limited Service	1985	2018-2019	65	Rooms	40,830.59	2,700,000
85	Loan	1	1	Allies Court Townhomes	29506	Multifamily	Garden	2006-2012	NAP	38	Units	69,124.29	2,630,000
86	Loan	16	1	4600 Tropea Way	32246	Retail	Unanchored	2019	NAP	7,000	SF	373.53	2,618,000
87	Loan	1,15	1	Arnold Point II	94553	Retail	Unanchored	2015	NAP	4,330	SF	544.82	2,375,000
88	Loan	1	1	Oakwood Court Apartments	33610	Multifamily	Garden	1968-1973	2020	26	Units	90,384.62	2,350,000
89	Loan	1	1	Highway 16 Mini Storage	98332	Self Storage	Self Storage	1999, 2003, 2004, 2007	NAP	64,967	SF	36.11	2,350,000
90	Loan	1	1	Lakeside Villas Apartments	33825	Multifamily	Garden	1981	2014-2017	55	Units	42,272.73	2,325,000
91	Loan	1	1	Carraway RV & Boat Storage	77354	Self Storage	Self Storage	2018	NAP	70,887	SF	30.87	2,200,000
92	Loan	1	1	Taco Town Apartments	30312	Multifamily	Garden	1963	NAP	18	Units	119,444.44	2,150,000
93	Loan		1	Pittsburgh MHC	15024	Manufactured Housing	Manufactured Housing	1950, 1968, 1967 and 2018	NAP	73	Pads	28,767.12	2,100,000
94	Loan	1	1	Houston Self Storage	77009	Self Storage	Self Storage	1972	NAP	35,005	SF	59.13	2,070,000

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)
					6, 7	6, 7		8			9
1	Loan	1,11,12,19,24,27,28	1	One SoHo Square	70,000,000	70,000,000	2.72466879%	0.01725%	2.70742%	NAP	161,146.50	NAP	1,933,758.00	Interest Only	No
2	Loan	1,2,3,5,12,14,17,19,20,23,27	1	Kings Plaza	47,945,946	47,945,946	3.35880%	0.01225%	3.34655%	NAP	136,064.60	NAP	1,632,775.20	Interest Only	No
3	Loan	21	1	Parkway Irvine	37,000,000	37,000,000	3.13000%	0.05225%	3.07775%	NAP	97,848.73	NAP	1,174,184.76	Interest Only	No
4	Loan	11,12	1	Broadacres Office Park	33,000,000	33,000,000	3.54540%	0.01225%	3.53315%	NAP	98,852.65	NAP	1,186,231.80	Interest Only	No
5	Loan	2,16,19,29	1	Fleet Farm Mixed Use	33,000,000	29,725,090	3.57000%	0.01225%	3.55775%	149,477.22	99,538.54	1,793,726.64	1,194,462.48	Interest Only, Amortizing Balloon	No
6	Loan	21,23	1	Morris Corporate Center	32,500,000	27,688,913	3.40000%	0.01225%	3.38775%	144,131.40	93,362.27	1,729,576.80	1,120,347.24	Interest Only, Amortizing Balloon	No
7	Loan	2,19,20	1	15-17 Park Avenue	31,000,000	31,000,000	3.34000%	0.01225%	3.32775%	NAP	87,481.71	NAP	1,049,780.52	Interest Only	No
8	Loan	16,19,24	1	Gainey Ranch Corporate Center II	29,175,000	29,175,000	3.20000%	0.01225%	3.18775%	NAP	78,880.56	NAP	946,566.72	Interest Only	No
9	Loan	16,28	1	Pleasant Valley Apartments	28,930,000	28,930,000	3.30000%	0.01225%	3.28775%	NAP	80,662.47	NAP	967,949.64	Interest Only	No
10	Loan	12,16	1	Cooper Standard HQ	27,300,000	22,808,041	3.71000%	0.01225%	3.69775%	125,811.71	85,574.76	1,509,740.52	1,026,897.12	Interest Only, Amortizing Balloon	No
11	Loan	11,16,17,19,27	1	356-362 E 148th Street	24,000,000	24,000,000	3.90000%	0.01225%	3.88775%	NAP	79,083.33	NAP	948,999.96	Interest Only	No
12	Loan	2,15,23	1	Murrieta Spectrum	23,030,000	18,112,249	3.73000%	0.01225%	3.71775%	106,394.33	NAP	1,276,731.96	NAP	Amortizing Balloon	No
13	Loan	16,27	1	Merit Medical Systems	20,751,500	20,751,500	3.04600%	0.01225%	3.03375%	NAP	53,405.81	NAP	640,869.72	Interest Only	No
14	Loan	5,6,11	5	Upstate NY Portfolio	19,800,000	17,746,986	3.30000%	0.01225%	3.28775%	86,715.13	55,206.25	1,040,581.56	662,475.00	Interest Only, Amortizing Balloon	No
14.01	Property		1	Jefferson Heights	6,500,000	5,826,031
14.02	Property		1	Madison Barracks	5,700,000	5,108,981
14.03	Property		1	Colonial Manor	3,650,000	3,271,540
14.04	Property		1	Solar Building	2,300,000	2,061,519
14.05	Property		1	Arsenal Apartments	1,650,000	1,478,916
15	Loan	5,6,11	44	Wyndham National Hotel Portfolio	19,130,750	13,843,963	4.85000%	0.01225%	4.83775%	121,835.26	NAP	1,462,023.16	NAP	Amortizing Balloon	No
15.01	Property		1	Travelodge - 2307 Wyoming Avenue	1,441,244	1,042,956
15.02	Property		1	Travelodge - 2111 Camino Del Llano	1,170,709	847,183
15.03	Property		1	Travelodge - 1170 West Flaming Gorge Way	1,117,790	808,889
15.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	1,003,527	726,202
15.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	763,316	552,373
15.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60	712,760	515,788
15.07	Property		1	Travelodge - 1127 Pony Express Highway	708,389	512,625
15.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	665,616	481,673
15.09	Property		1	Travelodge - 2680 Airport Road	648,255	469,110
15.10	Property		1	Super 8 - 720 Royal Parkway	615,766	445,599
15.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	605,162	437,925
15.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	564,638	408,600
15.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	553,895	400,826
15.14	Property		1	Super 8 - 2545 Cornhusker Highway	545,141	394,491
15.15	Property		1	Travelodge - 1110 Southeast 4th Street	537,087	388,663
15.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	479,642	347,093
15.17	Property		1	Travelodge - 800 West Laramie Street	477,259	345,368
15.18	Property		1	Travelodge - 22 North Frontage Road	473,063	342,332
15.19	Property		1	Travelodge - 123 Westvaco Road	445,524	322,403
15.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	433,814	313,929
15.21	Property		1	Travelodge - 1710 Jefferson Street	396,583	286,987
15.22	Property		1	Travelodge - 1625 Stillwater Avenue	396,379	286,840
15.23	Property		1	Travelodge - 8233 Airline Highway	389,634	281,958
15.24	Property		1	Baymont Inn & Suites - 6390 US-93	361,273	261,435
15.25	Property		1	Travelodge - 707 East Webster Street	335,018	242,435
15.26	Property		1	Travelodge - 777 West Hwy 21	318,982	230,831
15.27	Property		1	Travelodge - 3522 North Highway 59	307,671	222,646
15.28	Property		1	Travelodge - 108 6th Avenue	292,189	211,443
15.29	Property		1	Travelodge - 2200 East South Avenue	282,431	204,381
15.30	Property		1	Travelodge - 128 South Willow Road	238,870	172,858
15.31	Property		1	Travelodge - 1005 Highway 285	238,362	172,490
15.32	Property		1	Days Inn - 3431 14th Avenue South	203,197	147,044
15.33	Property		1	Travelodge - 2505 US 69	174,716	126,433
15.34	Property		1	Baymont Inn & Suites - 3475 Union Road	168,645	122,040
15.35	Property		1	Travelodge - 1706 North Park Drive	162,447	117,554
15.36	Property		1	Baymont Inn & Suites - 2005 Daley Street	156,035	112,915
15.37	Property		1	Travelodge - 1177 East 16th Street	143,429	103,793
15.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	139,932	101,262
15.39	Property		1	Travelodge - 2407 East Holland Avenue	115,999	83,942
15.40	Property		1	Travelodge - 620 Souder Road	105,549	76,380
15.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	79,441	57,488
15.42	Property		1	Travelodge - 109 East Commerce Street	65,968	47,738
15.43	Property		1	Travelodge - 4000 Siskiyou Avenue	52,774	38,190
15.44	Property		1	Travelodge - 98 Moffat Avenue	42,632	30,850
16	Loan	1,28	1	Crystal at Cascade	17,650,000	17,650,000	3.64900%	0.09475%	3.55425%	NAP	54,416.13	NAP	652,993.56	Interest Only	No
17	Loan	1,28	1	Darien Business Center	16,500,000	13,701,317	3.50200%	0.09475%	3.40725%	74,110.80	48,821.28	889,329.60	585,855.36	Interest Only, Amortizing Balloon	No
18	Loan	21	1	Cumberland Marketplace	16,263,000	14,108,137	3.59000%	0.01225%	3.57775%	73,847.62	49,329.22	886,171.44	591,950.64	Interest Only, Amortizing Balloon	No
19	Loan	12	1	Urban Grove	15,985,000	15,985,000	3.57500%	0.01225%	3.56275%	NAP	48,283.40	NAP	579,400.80	Interest Only	No
20	Loan	29	1	Attiva - Park Fort Worth, TX	15,080,000	15,080,000	3.52600%	0.01225%	3.51375%	NAP	44,925.48	NAP	539,105.76	Interest Only	No
21	Loan	6,10,16,19	14	Rollins Portfolio	15,000,000	15,000,000	3.20950%	0.01350%	3.19600%	NAP	40,675.95	NAP	488,111.40	Interest Only	No
21.01	Property		1	Lodi	3,918,820	3,918,820
21.02	Property		1	Sacramento	1,255,393	1,255,393
21.03	Property		1	Geotech Supply	1,199,834	1,199,834
21.04	Property		1	Vacaville	1,110,343	1,110,343
21.05	Property		1	Rancho Cordova	1,022,208	1,022,208

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)
21.06	Property		1	Modesto	930,457	930,457
21.07	Property		1	Auburn	913,706	913,706
21.08	Property		1	Livermore	862,310	862,310
21.09	Property		1	Salinas	805,584	805,584
21.10	Property		1	Yuba City	756,472	756,472
21.11	Property		1	Santa Rosa	651,586	651,586
21.12	Property		1	Redding	619,607	619,607
21.13	Property		1	Chico	525,381	525,381
21.14	Property		1	Sonora	428,299	428,299
22	Loan	10	1	Copans Commerce Depot	14,000,000	11,958,411	3.50000%	0.01225%	3.48775%	62,866.26	41,400.46	754,395.12	496,805.52	Interest Only, Amortizing Balloon	No
23	Loan	15,23,28	1	Chandler Business Center	12,580,000	12,580,000	3.35000%	0.01225%	3.33775%	NAP	35,606.93	NAP	427,283.16	Interest Only	No
24	Loan		1	Marlborough Village Center	12,000,000	10,022,590	3.70000%	0.01225%	3.68775%	55,233.96	37,513.89	662,807.52	450,166.68	Interest Only, Amortizing Balloon	No
25	Loan	2	1	37 West 19th Street	11,050,000	11,050,000	3.87500%	0.01225%	3.86275%	NAP	36,177.88	NAP	434,134.56	Interest Only	No
26	Loan	6,15,23	5	The Federal Collection	10,888,767	8,711,668	3.92260%	0.01225%	3.91035%	52,026.03	NAP	624,312.36	NAP	Amortizing Balloon	No
26.01	Property		1	201 Saint Michael Street	4,632,676	3,706,419
26.02	Property		1	4 Farm Colony Drive	2,227,248	1,781,932
26.03	Property		1	84 North Main Street	2,098,562	1,678,976
26.04	Property		1	6669 Short Lane	1,286,854	1,029,561
26.05	Property		1	415 Green Street	643,427	514,780
27	Loan	1	1	Westshire Townhome Apartments	10,500,000	10,500,000	3.73400%	0.09475%	3.63925%	NAP	33,126.28	NAP	397,515.36	Interest Only	No
28	Loan	6,12	2	Midwood Multifamily Portfolio	10,000,000	10,000,000	3.78000%	0.01225%	3.76775%	NAP	31,937.50	NAP	383,250.00	Interest Only	No
28.01	Property		1	1609 Ocean Avenue	5,480,000	5,480,000
28.02	Property		1	1532 Ocean Avenue	4,520,000	4,520,000
29	Loan	16,19	1	Nanogate North America	9,500,000	7,599,764	4.20000%	0.01225%	4.18775%	46,456.63	NAP	557,479.56	NAP	Amortizing Balloon	No
30	Loan	6	2	Laredo Texas Multifamily Portfolio	9,300,000	7,365,356	3.92000%	0.01225%	3.90775%	43,971.77	NAP	527,661.24	NAP	Amortizing Balloon	No
30.01	Property		1	Green Meadows Apartments	5,160,000	4,086,585
30.02	Property		1	Parkside Living Apartments	4,140,000	3,278,772
31	Loan	19,31	1	Homewood Suites Katy	9,274,780	7,574,576	4.10000%	0.01225%	4.08775%	45,903.85	NAP	550,846.20	NAP	Amortizing Balloon	No
32	Loan	2,6,11,19,21	4	ISJ New York Portfolio Tranche 2	8,700,000	8,700,000	3.77000%	0.01225%	3.75775%	NAP	27,712.12	NAP	332,545.44	Interest Only	No
32.01	Property		1	322 South Broadway	3,350,000	3,350,000
32.02	Property		1	464 Avenue U	2,475,000	2,475,000
32.03	Property		1	1202 Avenue Z	1,975,000	1,975,000
32.04	Property		1	360 South Broadway	900,000	900,000
33	Loan	1,2,27	1	1133 E. Columbia Ave	8,500,000	6,828,688	4.10500%	0.09475%	4.01025%	41,096.52	29,480.93	493,158.24	353,771.16	Interest Only, Amortizing Balloon	No
34	Loan		1	DPR Office	8,381,866	5,804,790	3.00000%	0.01225%	2.98775%	39,833.75	NAP	478,005.00	NAP	Amortizing Balloon	No
35	Loan	6,10,11,16,23	3	Atlantic Avenue Mixed Use Portfolio	8,250,000	8,250,000	4.13000%	0.01225%	4.11775%	NAP	28,788.11	NAP	345,457.32	Interest Only	No
35.01	Property		1	214 Atlantic Avenue	3,050,000	3,050,000
35.02	Property		1	218 Atlantic Avenue	2,600,000	2,600,000
35.03	Property		1	216 Atlantic Avenue	2,600,000	2,600,000
36	Loan	6,16,19	3	Athens Self Storage Portfolio	8,250,000	8,250,000	3.25000%	0.01225%	3.23775%	NAP	22,654.08	NAP	271,848.96	Interest Only	No
36.01	Property		1	Watkinsville Property	5,143,725	5,143,725
36.02	Property		1	Crawford Property	1,336,032	1,336,032
36.03	Property		1	Arnoldsville Property	1,770,243	1,770,243
37	Loan	21	1	Parkwood Plaza	7,900,000	7,900,000	3.64000%	0.01225%	3.62775%	NAP	24,296.16	NAP	291,553.92	Interest Only	No
38	Loan	1,2	1	College Metcalf	7,350,000	7,350,000	3.22000%	0.09475%	3.12525%	NAP	19,996.42	NAP	239,957.04	Interest Only	No
39	Loan	23	1	Westgate Shopping Center	7,200,000	5,731,145	4.06000%	0.01225%	4.04775%	34,623.42	NAP	415,481.04	NAP	Amortizing Balloon	No
40	Loan	16,19	1	639 11th Avenue	7,000,000	7,000,000	2.95000%	0.01225%	2.93775%	NAP	17,447.34	NAP	209,368.08	Interest Only	No
41	Loan	1,27	1	Nailah Commons	7,000,000	6,090,578	4.24600%	0.09475%	4.15125%	34,419.40	25,112.34	413,032.80	301,348.08	Interest Only, Amortizing Balloon	No
42	Loan		1	Richland Townhomes	6,900,000	5,474,550	3.97000%	0.01225%	3.95775%	32,822.43	NAP	393,869.16	NAP	Amortizing Balloon	No
43	Loan	19	1	Walgreens Hatillo	6,870,000	6,870,000	3.90000%	0.01225%	3.88775%	NAP	22,637.60	NAP	271,651.20	Interest Only	No
44	Loan		1	Warminster Business Center	6,855,000	5,853,517	3.49000%	0.01225%	3.47775%	30,743.76	20,213.52	368,925.12	242,562.24	Interest Only, Amortizing Balloon	No
45	Loan	29	1	California Place Apartments	6,800,000	6,329,332	4.26000%	0.01225%	4.24775%	33,491.73	24,475.28	401,900.76	293,703.36	Interest Only, Amortizing Balloon	No
46	Loan		1	Holland Point	6,500,000	6,500,000	3.15000%	0.01225%	3.13775%	NAP	17,299.48	NAP	207,593.76	Interest Only	No
47	Loan	1	1	Pines At Lawrenceville	6,500,000	6,500,000	3.94600%	0.09475%	3.85125%	NAP	21,671.03	NAP	260,052.36	Interest Only	No
48	Loan	16,27	1	961 Seneca Avenue	6,300,000	6,300,000	3.77700%	0.01225%	3.76475%	NAP	20,104.66	NAP	241,255.92	Interest Only	No
49	Loan		1	Savannah Crossings I	6,231,067	4,893,169	3.65000%	0.01225%	3.63775%	28,545.48	NAP	342,545.76	NAP	Amortizing Balloon	No
50	Loan	1,2,12,27	1	222 On Main	6,000,000	6,000,000	3.69000%	0.09475%	3.59525%	NAP	18,706.25	NAP	224,475.00	Interest Only	No
51	Loan	1	1	Armored Mini Storage	5,990,591	4,625,242	3.20300%	0.09475%	3.10825%	25,957.86	NAP	311,494.32	NAP	Amortizing Balloon	No
52	Loan		1	Breighton Apartments	5,600,000	5,107,013	4.29000%	0.01225%	4.27775%	27,679.93	20,298.06	332,159.16	243,576.72	Interest Only, Amortizing Balloon	No
53	Loan	2,16	1	Century Storage Davenport	5,500,000	4,958,613	3.62000%	0.01225%	3.60775%	25,067.35	16,822.11	300,808.20	201,865.32	Interest Only, Amortizing Balloon	No
54	Loan	19	1	Walgreens Bel Air	5,430,000	5,430,000	3.65000%	0.01225%	3.63775%	NAP	16,745.64	NAP	200,947.68	Interest Only	No
55	Loan	19	1	Holiday Inn Express Alamogordo	5,322,969	3,987,139	4.18000%	0.01225%	4.16775%	29,580.44	NAP	354,965.28	NAP	Amortizing Balloon	No
56	Loan	1,2,27	1	Broadway Square, Phase 1	5,250,000	4,391,425	3.75000%	0.09475%	3.65525%	24,313.57	16,634.11	291,762.84	199,609.32	Interest Only, Amortizing Balloon	No
57	Loan	1	1	Windward Gardens	5,200,000	5,200,000	3.90000%	0.09475%	3.80525%	NAP	17,134.72	NAP	205,616.64	Interest Only	No
58	Loan	6	5	LaSalle Parks Management	5,200,000	5,200,000	3.25000%	0.01225%	3.23775%	NAP	14,278.94	NAP	171,347.28	Interest Only	No
58.01	Property		1	Mendota Estates	1,690,000	1,690,000
58.02	Property		1	Ottawa Estates	1,105,000	1,105,000
58.03	Property		1	Peru Estates	975,000	975,000
58.04	Property		1	Earlville Estates	747,500	747,500
58.05	Property		1	Cherry Estates	682,500	682,500
59	Loan	1	1	Castle Apartments	5,200,000	4,331,458	3.60800%	0.09475%	3.51325%	23,664.94	15,851.81	283,979.28	190,221.72	Interest Only, Amortizing Balloon	No
60	Loan	1,27	1	Royal Park Apartments	4,850,000	4,099,704	4.12000%	0.09475%	4.02525%	23,491.43	16,882.94	281,897.16	202,595.28	Interest Only, Amortizing Balloon	No
61	Loan	16	1	Palm Court Apartments	4,530,000	4,093,420	3.75000%	0.01225%	3.73775%	20,979.14	14,352.86	251,749.68	172,234.32	Interest Only, Amortizing Balloon	No
62	Loan	1	1	Pinebrook Apartments	4,500,000	4,500,000	3.15000%	0.09475%	3.05525%	NAP	11,976.56	NAP	143,718.72	Interest Only	No
63	Loan	2,3,16	1	Magnolia Cove Apartments	4,420,000	3,799,411	3.75000%	0.01225%	3.73775%	20,469.71	14,004.34	245,636.52	168,052.08	Interest Only, Amortizing Balloon	No

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)
64	Loan	1	1	Allen Born Shopping Center	4,400,000	3,761,156	3.53000%	0.09475%	3.43525%	19,831.72	13,123.10	237,980.64	157,477.20	Interest Only, Amortizing Balloon	No
65	Loan	1	1	Pavlik Professional Center	4,275,000	3,591,357	3.90000%	0.09475%	3.80525%	20,163.82	14,086.72	241,965.84	169,040.64	Interest Only, Amortizing Balloon	No
66	Loan	16,19	1	DaVita Miami	4,262,500	4,262,500	3.93000%	0.01225%	3.91775%	NAP	14,153.57	NAP	169,842.84	Interest Only	No
67	Loan	1,2,16,27	1	1331 South Juniper Street	4,250,000	4,250,000	3.50000%	0.09475%	3.40525%	NAP	12,568.00	NAP	150,816.00	Interest Only	No
68	Loan	6,11	2	Anytime Self-Storage Arizona Portfolio	4,250,000	3,889,568	4.50000%	0.01225%	4.48775%	21,534.13	16,158.85	258,409.56	193,906.20	Interest Only, Amortizing Balloon	No
68.01	Property		1	Anytime Self-Storage Arizona City	3,400,000	3,111,654
68.02	Property		1	Anytime Self-Storage Apache Trail	850,000	777,914
69	Loan	1	1	6515-27 N Seeley Ave	4,225,000	4,225,000	4.00100%	0.09475%	3.90625%	NAP	14,282.50	NAP	171,390.00	Interest Only	No
70	Loan	1	1	Thunderbird Village MHC	4,200,000	4,200,000	3.04200%	0.09475%	2.94725%	NAP	10,794.88	NAP	129,538.56	Interest Only	No
71	Loan	1	1	909-919 Washington St	4,160,000	4,160,000	3.80300%	0.09475%	3.70825%	NAP	13,366.84	NAP	160,402.08	Interest Only	No
72	Loan	1,2	1	376 Larkfield Road	4,030,000	4,030,000	3.89900%	0.09475%	3.80425%	NAP	13,276.00	NAP	159,312.00	Interest Only	No
73	Loan	1	1	Meadows Pointe	4,020,000	3,362,333	3.75000%	0.09475%	3.65525%	18,617.25	12,736.98	223,407.00	152,843.76	Interest Only, Amortizing Balloon	No
74	Loan		1	Wildberry Village Apartments	3,994,154	3,124,877	3.55000%	0.01225%	3.53775%	18,073.62	NAP	216,883.44	NAP	Amortizing Balloon	No
75	Loan	1	1	Chuze Fitness Center	3,950,000	3,281,555	3.52000%	0.09475%	3.42525%	17,781.39	11,747.59	213,376.68	140,971.08	Interest Only, Amortizing Balloon	No
76	Loan		1	Walgreens Decatur	3,560,000	3,560,000	3.20000%	0.01225%	3.18775%	NAP	9,625.19	NAP	115,502.28	Interest Only	No
77	Loan	1	1	White Water Plaza	3,450,000	3,154,907	4.45700%	0.09475%	4.36225%	17,392.61	12,991.85	208,711.32	155,902.20	Interest Only, Amortizing Balloon	No
78	Loan	6,11,16	2	First Student Industrial Portfolio	3,344,212	2,444,482	4.35000%	0.01225%	4.33775%	18,336.32	NAP	220,035.84	NAP	Amortizing Balloon	No
78.01	Property		1	1947 E Brooks Rd	2,046,458	1,495,877
78.02	Property		1	180 Mendel Dr SW	1,297,754	948,605
79	Loan		1	Willow Way Apartments	3,343,594	2,387,671	3.75000%	0.01225%	3.73775%	17,223.40	NAP	206,680.80	NAP	Amortizing Balloon	No
80	Loan	10	1	Stowaway Mini Storage	3,130,000	3,130,000	3.62000%	0.11100%	3.50900%	NAP	9,573.31	NAP	114,879.72	Interest Only	No
81	Loan	1	1	Gamma Medical	2,975,000	2,516,581	4.14500%	0.09475%	4.05025%	14,452.92	10,418.87	173,435.04	125,026.44	Interest Only, Amortizing Balloon	No
82	Loan		1	Hickory Terrace Apartments	2,950,000	2,368,253	4.30000%	0.01225%	4.28775%	14,598.71	NAP	175,184.52	NAP	Amortizing Balloon	No
83	Loan	1,7	1	Fort Ventura MHC	2,874,000	2,486,934	4.02000%	0.09475%	3.92525%	13,754.07	9,761.62	165,048.84	117,139.44	Interest Only, Amortizing Balloon	No
84	Loan	19	1	Best Western Hampton Coliseum Inn	2,653,988	2,219,663	4.70000%	0.01225%	4.68775%	14,003.22	NAP	168,038.64	NAP	Amortizing Balloon	No
85	Loan	1	1	Allies Court Townhomes	2,626,723	2,111,490	4.30000%	0.09475%	4.20525%	13,015.12	NAP	156,181.44	NAP	Amortizing Balloon	No
86	Loan	16	1	4600 Tropea Way	2,614,702	2,098,164	4.25000%	0.01225%	4.23775%	12,878.99	NAP	154,547.88	NAP	Amortizing Balloon	No
87	Loan	1,15	1	Arnold Point II	2,359,061	1,953,357	5.01000%	0.09475%	4.91525%	12,764.03	NAP	153,168.36	NAP	Amortizing Balloon	No
88	Loan	1	1	Oakwood Court Apartments	2,350,000	1,985,549	4.10400%	0.09475%	4.00925%	11,360.62	8,148.63	136,327.44	97,783.56	Interest Only, Amortizing Balloon	No
89	Loan	1	1	Highway 16 Mini Storage	2,346,268	1,807,087	3.14000%	0.09475%	3.04525%	10,086.01	NAP	121,032.12	NAP	Amortizing Balloon	No
90	Loan	1	1	Lakeside Villas Apartments	2,325,000	2,325,000	3.70000%	0.09475%	3.60525%	NAP	7,268.32	NAP	87,219.84	Interest Only	No
91	Loan	1	1	Carraway RV & Boat Storage	2,188,360	1,757,182	4.15200%	0.09475%	4.05725%	10,696.83	NAP	128,361.96	NAP	Amortizing Balloon	No
92	Loan	1	1	Taco Town Apartments	2,150,000	1,867,010	4.16300%	0.09475%	4.06825%	10,467.49	7,562.30	125,609.88	90,747.60	Interest Only, Amortizing Balloon	No
93	Loan		1	Pittsburgh MHC	2,100,000	1,769,127	4.00000%	0.01225%	3.98775%	10,025.72	7,097.22	120,308.64	85,166.64	Interest Only, Amortizing Balloon	No
94	Loan	1	1	Houston Self Storage	2,070,000	2,070,000	3.54700%	0.09475%	3.45225%	NAP	6,203.56	NAP	74,442.72	Interest Only	No

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date

1	Loan	1,11,12,19,24,27,28	1	One SoHo Square	Actual/360	84	83	84	83	0	0	7/9/2021	1	6	9/6/2021	NAP	8/6/2028	8/6/2028
2	Loan	1,2,3,5,12,14,17,19,20,23,27	1	Kings Plaza	Actual/360	120	100	120	100	0	0	12/3/2019	20	1	2/1/2020	NAP	1/1/2030	1/1/2030
3	Loan	21	1	Parkway Irvine	Actual/360	120	120	120	120	0	0	8/30/2021	0	1	10/1/2021	NAP	9/1/2031	9/1/2031
4	Loan	11,12	1	Broadacres Office Park	Actual/360	60	56	60	56	0	0	4/21/2021	4	5	6/5/2021	NAP	5/5/2026	5/5/2026
5	Loan	2,16,19,29	1	Fleet Farm Mixed Use	Actual/360	60	58	120	118	360	360	6/21/2021	2	1	8/1/2021	8/1/2026	7/1/2031	7/1/2031
6	Loan	21,23	1	Morris Corporate Center	Actual/360	36	32	120	116	360	360	5/7/2021	4	6	6/6/2021	6/6/2024	5/6/2031	5/6/2031
7	Loan	2,19,20	1	15-17 Park Avenue	Actual/360	120	120	120	120	0	0	8/16/2021	0	1	10/1/2021	NAP	9/1/2031	9/1/2031
8	Loan	16,19,24	1	Gainey Ranch Corporate Center II	Actual/360	120	119	120	119	0	0	8/6/2021	1	6	9/6/2021	NAP	8/6/2031	8/6/2031
9	Loan	16,28	1	Pleasant Valley Apartments	Actual/360	120	120	120	120	0	0	8/16/2021	0	6	10/6/2021	NAP	9/6/2031	9/6/2031
10	Loan	12,16	1	Cooper Standard HQ	Actual/360	24	23	120	119	360	360	7/19/2021	1	6	9/6/2021	9/6/2023	8/6/2031	8/6/2031
11	Loan	11,16,17,19,27	1	356-362 E 148th Street	Actual/360	120	119	120	119	0	0	7/22/2021	1	6	9/6/2021	NAP	8/6/2031	8/6/2031
12	Loan	2,15,23	1	Murrieta Spectrum	Actual/360	0	0	120	120	360	360	8/27/2021	0	6	10/6/2021	10/6/2021	9/6/2031	9/6/2031
13	Loan	16,27	1	Merit Medical Systems	Actual/360	84	84	84	84	0	0	8/24/2021	0	6	10/6/2021	NAP	9/6/2028	9/6/2028
14	Loan	5,6,11	5	Upstate NY Portfolio	Actual/360	60	60	120	120	360	360	8/23/2021	0	6	10/6/2021	10/6/2026	9/6/2031	9/6/2031
14.01	Property		1	Jefferson Heights
14.02	Property		1	Madison Barracks
14.03	Property		1	Colonial Manor
14.04	Property		1	Solar Building
14.05	Property		1	Arsenal Apartments
15	Loan	5,6,11	44	Wyndham National Hotel Portfolio	Actual/360	0	0	120	99	270	249	11/27/2019	21	6	1/6/2020	1/6/2020	12/6/2029	12/6/2029
15.01	Property		1	Travelodge - 2307 Wyoming Avenue
15.02	Property		1	Travelodge - 2111 Camino Del Llano
15.03	Property		1	Travelodge - 1170 West Flaming Gorge Way
15.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
15.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
15.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60
15.07	Property		1	Travelodge - 1127 Pony Express Highway
15.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
15.09	Property		1	Travelodge - 2680 Airport Road
15.10	Property		1	Super 8 - 720 Royal Parkway
15.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
15.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
15.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
15.14	Property		1	Super 8 - 2545 Cornhusker Highway
15.15	Property		1	Travelodge - 1110 Southeast 4th Street
15.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
15.17	Property		1	Travelodge - 800 West Laramie Street
15.18	Property		1	Travelodge - 22 North Frontage Road
15.19	Property		1	Travelodge - 123 Westvaco Road
15.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue
15.21	Property		1	Travelodge - 1710 Jefferson Street
15.22	Property		1	Travelodge - 1625 Stillwater Avenue
15.23	Property		1	Travelodge - 8233 Airline Highway
15.24	Property		1	Baymont Inn & Suites - 6390 US-93
15.25	Property		1	Travelodge - 707 East Webster Street
15.26	Property		1	Travelodge - 777 West Hwy 21
15.27	Property		1	Travelodge - 3522 North Highway 59
15.28	Property		1	Travelodge - 108 6th Avenue
15.29	Property		1	Travelodge - 2200 East South Avenue
15.30	Property		1	Travelodge - 128 South Willow Road
15.31	Property		1	Travelodge - 1005 Highway 285
15.32	Property		1	Days Inn - 3431 14th Avenue South
15.33	Property		1	Travelodge - 2505 US 69
15.34	Property		1	Baymont Inn & Suites - 3475 Union Road
15.35	Property		1	Travelodge - 1706 North Park Drive
15.36	Property		1	Baymont Inn & Suites - 2005 Daley Street
15.37	Property		1	Travelodge - 1177 East 16th Street
15.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
15.39	Property		1	Travelodge - 2407 East Holland Avenue
15.40	Property		1	Travelodge - 620 Souder Road
15.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast
15.42	Property		1	Travelodge - 109 East Commerce Street
15.43	Property		1	Travelodge - 4000 Siskiyou Avenue
15.44	Property		1	Travelodge - 98 Moffat Avenue
16	Loan	1,28	1	Crystal at Cascade	Actual/360	120	112	120	112	0	0	12/23/2020	8	6	2/6/2021	NAP	1/6/2031	1/6/2031
17	Loan	1,28	1	Darien Business Center	Actual/360	24	22	120	118	360	360	6/11/2021	2	6	8/6/2021	8/6/2023	7/6/2031	7/6/2031
18	Loan	21	1	Cumberland Marketplace	Actual/360	42	40	120	118	360	360	7/1/2021	2	6	8/6/2021	2/6/2025	7/6/2031	7/6/2031
19	Loan	12	1	Urban Grove	Actual/360	120	118	120	118	0	0	6/18/2021	2	6	8/6/2021	NAP	7/6/2031	7/6/2031
20	Loan	29	1	Attiva - Park Fort Worth, TX	Actual/360	120	117	120	117	0	0	6/4/2021	3	6	7/6/2021	NAP	6/6/2031	6/6/2031
21	Loan	6,10,16,19	14	Rollins Portfolio	Actual/360	120	117	120	117	0	0	5/13/2021	3	6	7/6/2021	NAP	6/6/2031	6/6/2031
21.01	Property		1	Lodi
21.02	Property		1	Sacramento
21.03	Property		1	Geotech Supply
21.04	Property		1	Vacaville
21.05	Property		1	Rancho Cordova

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date
21.06	Property		1	Modesto
21.07	Property		1	Auburn
21.08	Property		1	Livermore
21.09	Property		1	Salinas
21.10	Property		1	Yuba City
21.11	Property		1	Santa Rosa
21.12	Property		1	Redding
21.13	Property		1	Chico
21.14	Property		1	Sonora
22	Loan	10	1	Copans Commerce Depot	Actual/360	36	34	120	118	360	360	6/25/2021	2	1	8/1/2021	8/1/2024	7/1/2031	7/1/2031
23	Loan	15,23,28	1	Chandler Business Center	Actual/360	120	120	120	120	0	0	8/16/2021	0	6	10/6/2021	NAP	9/6/2031	9/6/2031
24	Loan		1	Marlborough Village Center	Actual/360	24	23	120	119	360	360	7/23/2021	1	6	9/6/2021	9/6/2023	8/6/2031	8/6/2031
25	Loan	2	1	37 West 19th Street	Actual/360	120	118	120	118	0	0	7/8/2021	2	10	8/10/2021	NAP	7/10/2031	7/10/2031
26	Loan	6,15,23	5	The Federal Collection	Actual/360	0	0	120	113	360	353	2/11/2021	7	6	3/6/2021	3/6/2021	2/6/2031	2/6/2031
26.01	Property		1	201 Saint Michael Street
26.02	Property		1	4 Farm Colony Drive
26.03	Property		1	84 North Main Street
26.04	Property		1	6669 Short Lane
26.05	Property		1	415 Green Street
27	Loan	1	1	Westshire Townhome Apartments	Actual/360	120	117	120	117	0	0	5/25/2021	3	6	7/6/2021	NAP	6/6/2031	6/6/2031
28	Loan	6,12	2	Midwood Multifamily Portfolio	Actual/360	120	119	120	119	0	0	8/9/2021	1	6	9/6/2021	NAP	8/6/2031	8/6/2031
28.01	Property		1	1609 Ocean Avenue
28.02	Property		1	1532 Ocean Avenue
29	Loan	16,19	1	Nanogate North America	Actual/360	0	0	120	120	360	360	8/20/2021	0	6	10/6/2021	10/6/2021	9/6/2031	9/6/2031
30	Loan	6	2	Laredo Texas Multifamily Portfolio	Actual/360	0	0	120	120	360	360	8/13/2021	0	6	10/6/2021	10/6/2021	9/6/2031	9/6/2031
30.01	Property		1	Green Meadows Apartments
30.02	Property		1	Parkside Living Apartments
31	Loan	19,31	1	Homewood Suites Katy	Actual/360	0	0	120	103	360	343	3/2/2020	17	1	5/1/2020	5/1/2020	4/1/2030	4/1/2030
32	Loan	2,6,11,19,21	4	ISJ New York Portfolio Tranche 2	Actual/360	120	119	120	119	0	0	8/5/2021	1	6	9/6/2021	NAP	8/6/2031	8/6/2031
32.01	Property		1	322 South Broadway
32.02	Property		1	464 Avenue U
32.03	Property		1	1202 Avenue Z
32.04	Property		1	360 South Broadway
33	Loan	1,2,27	1	1133 E. Columbia Ave	Actual/360	3	0	120	117	360	360	5/14/2021	3	6	7/6/2021	10/6/2021	6/6/2031	6/6/2031
34	Loan		1	DPR Office	Actual/360	0	0	120	119	300	299	7/28/2021	1	6	9/6/2021	9/6/2021	8/6/2031	8/6/2031
35	Loan	6,10,11,16,23	3	Atlantic Avenue Mixed Use Portfolio	Actual/360	120	118	120	118	0	0	7/9/2021	2	6	8/6/2021	NAP	7/6/2031	7/6/2031
35.01	Property		1	214 Atlantic Avenue
35.02	Property		1	218 Atlantic Avenue
35.03	Property		1	216 Atlantic Avenue
36	Loan	6,16,19	3	Athens Self Storage Portfolio	Actual/360	120	119	120	119	0	0	8/6/2021	1	6	9/6/2021	NAP	8/6/2031	8/6/2031
36.01	Property		1	Watkinsville Property
36.02	Property		1	Crawford Property
36.03	Property		1	Arnoldsville Property
37	Loan	21	1	Parkwood Plaza	Actual/360	120	120	120	120	0	0	8/27/2021	0	6	10/6/2021	NAP	9/6/2031	9/6/2031
38	Loan	1,2	1	College Metcalf	Actual/360	120	102	120	102	0	0	3/6/2020	18	6	4/6/2020	NAP	3/6/2030	3/6/2030
39	Loan	23	1	Westgate Shopping Center	Actual/360	0	0	120	120	360	360	8/27/2021	0	6	10/6/2021	10/6/2021	9/6/2031	9/6/2031
40	Loan	16,19	1	639 11th Avenue	Actual/360	120	120	120	120	0	0	8/26/2021	0	1	10/1/2021	NAP	9/1/2031	9/1/2031
41	Loan	1,27	1	Nailah Commons	Actual/360	36	31	120	115	360	360	3/16/2021	5	6	5/6/2021	5/6/2024	4/6/2031	4/6/2031
42	Loan		1	Richland Townhomes	Actual/360	0	0	120	120	360	360	8/25/2021	0	6	10/6/2021	10/6/2021	9/6/2031	9/6/2031
43	Loan	19	1	Walgreens Hatillo	Actual/360	120	119	120	119	0	0	8/4/2021	1	6	9/6/2021	NAP	8/6/2031	8/6/2031
44	Loan		1	Warminster Business Center	Actual/360	36	36	120	120	360	360	8/25/2021	0	6	10/6/2021	10/6/2024	9/6/2031	9/6/2031
45	Loan	29	1	California Place Apartments	Actual/360	72	72	120	120	360	360	8/27/2021	0	1	10/1/2021	10/1/2027	9/1/2031	9/1/2031
46	Loan		1	Holland Point	Actual/360	120	120	120	120	0	0	8/20/2021	0	6	10/6/2021	NAP	9/6/2031	9/6/2031
47	Loan	1	1	Pines At Lawrenceville	Actual/360	120	117	120	117	0	0	5/12/2021	3	6	7/6/2021	NAP	6/6/2031	6/6/2031
48	Loan	16,27	1	961 Seneca Avenue	Actual/360	120	120	120	120	0	0	8/26/2021	0	6	10/6/2021	NAP	9/6/2031	9/6/2031
49	Loan		1	Savannah Crossings I	Actual/360	0	0	120	119	360	359	7/29/2021	1	6	9/6/2021	9/6/2021	8/6/2031	8/6/2031
50	Loan	1,2,12,27	1	222 On Main	Actual/360	120	118	120	118	0	0	7/2/2021	2	6	8/6/2021	NAP	7/6/2031	7/6/2031
51	Loan	1	1	Armored Mini Storage	Actual/360	0	0	120	119	360	359	7/15/2021	1	6	9/6/2021	9/6/2021	8/6/2031	8/6/2031
52	Loan		1	Breighton Apartments	Actual/360	60	59	120	119	360	360	7/22/2021	1	1	9/1/2021	9/1/2026	8/1/2031	8/1/2031
53	Loan	2,16	1	Century Storage Davenport	Actual/360	60	58	120	118	360	360	6/17/2021	2	1	8/1/2021	8/1/2026	7/1/2031	7/1/2031
54	Loan	19	1	Walgreens Bel Air	Actual/360	120	120	120	120	0	0	8/23/2021	0	6	10/6/2021	NAP	9/6/2031	9/6/2031
55	Loan	19	1	Holiday Inn Express Alamogordo	Actual/360	0	0	120	103	300	283	3/2/2020	17	1	5/1/2020	5/1/2020	4/1/2030	4/1/2030
56	Loan	1,2,27	1	Broadway Square, Phase 1	Actual/360	24	22	120	118	360	360	6/10/2021	2	6	8/6/2021	8/6/2023	7/6/2031	7/6/2031
57	Loan	1	1	Windward Gardens	Actual/360	120	116	120	116	0	0	4/26/2021	4	6	6/6/2021	NAP	5/6/2031	5/6/2031
58	Loan	6	5	LaSalle Parks Management	Actual/360	120	120	120	120	0	0	8/17/2021	0	6	10/6/2021	NAP	9/6/2031	9/6/2031
58.01	Property		1	Mendota Estates
58.02	Property		1	Ottawa Estates
58.03	Property		1	Peru Estates
58.04	Property		1	Earlville Estates
58.05	Property		1	Cherry Estates
59	Loan	1	1	Castle Apartments	Actual/360	24	21	120	117	360	360	5/21/2021	3	6	7/6/2021	7/6/2023	6/6/2031	6/6/2031
60	Loan	1,27	1	Royal Park Apartments	Actual/360	24	19	120	115	360	360	3/15/2021	5	6	5/6/2021	5/6/2023	4/6/2031	4/6/2031
61	Loan	16	1	Palm Court Apartments	Actual/360	60	59	120	119	360	360	7/30/2021	1	1	9/1/2021	9/1/2026	8/1/2031	8/1/2031
62	Loan	1	1	Pinebrook Apartments	Actual/360	120	120	120	120	0	0	8/13/2021	0	6	10/6/2021	NAP	9/6/2031	9/6/2031
63	Loan	2,3,16	1	Magnolia Cove Apartments	Actual/360	36	35	120	119	360	360	7/30/2021	1	1	9/1/2021	9/1/2024	8/1/2031	8/1/2031

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date
64	Loan	1	1	Allen Born Shopping Center	Actual/360	36	35	120	119	360	360	7/21/2021	1	6	9/6/2021	9/6/2024	8/6/2031	8/6/2031
65	Loan	1	1	Pavlik Professional Center	Actual/360	24	22	120	118	360	360	6/18/2021	2	6	8/6/2021	8/6/2023	7/6/2031	7/6/2031
66	Loan	16,19	1	DaVita Miami	Actual/360	120	119	120	119	0	0	7/26/2021	1	6	9/6/2021	NAP	8/6/2031	8/6/2031
67	Loan	1,2,16,27	1	1331 South Juniper Street	Actual/360	120	119	120	119	0	0	7/23/2021	1	6	9/6/2021	NAP	8/6/2031	8/6/2031
68	Loan	6,11	2	Anytime Self-Storage Arizona Portfolio	Actual/360	24	24	84	84	360	360	8/13/2021	0	6	10/6/2021	10/6/2023	9/6/2028	9/6/2028
68.01	Property		1	Anytime Self-Storage Arizona City
68.02	Property		1	Anytime Self-Storage Apache Trail
69	Loan	1	1	6515-27 N Seeley Ave	Actual/360	120	116	120	116	0	0	4/9/2021	4	6	6/6/2021	NAP	5/6/2031	5/6/2031
70	Loan	1	1	Thunderbird Village MHC	Actual/360	120	118	120	118	0	0	6/25/2021	2	6	8/6/2021	NAP	7/6/2031	7/6/2031
71	Loan	1	1	909-919 Washington St	Actual/360	120	114	120	114	0	0	2/26/2021	6	6	4/6/2021	NAP	3/6/2031	3/6/2031
72	Loan	1,2	1	376 Larkfield Road	Actual/360	84	81	84	81	0	0	5/25/2021	3	6	7/6/2021	NAP	6/6/2028	6/6/2028
73	Loan	1	1	Meadows Pointe	Actual/360	24	24	120	120	360	360	8/25/2021	0	6	10/6/2021	10/6/2023	9/6/2031	9/6/2031
74	Loan		1	Wildberry Village Apartments	Actual/360	0	0	120	119	360	359	8/3/2021	1	6	9/6/2021	9/6/2021	8/6/2031	8/6/2031
75	Loan	1	1	Chuze Fitness Center	Actual/360	24	24	120	120	360	360	8/26/2021	0	6	10/6/2021	10/6/2023	9/6/2031	9/6/2031
76	Loan		1	Walgreens Decatur	Actual/360	120	120	120	120	0	0	8/16/2021	0	6	10/6/2021	NAP	9/6/2031	9/6/2031
77	Loan	1	1	White Water Plaza	Actual/360	60	55	120	115	360	360	4/1/2021	5	6	5/6/2021	5/6/2026	4/6/2031	4/6/2031
78	Loan	6,11,16	2	First Student Industrial Portfolio	Actual/360	0	0	120	119	300	299	7/21/2021	1	6	9/6/2021	9/6/2021	8/6/2031	8/6/2031
78.01	Property		1	1947 E Brooks Rd
78.02	Property		1	180 Mendel Dr SW
79	Loan		1	Willow Way Apartments	Actual/360	0	0	120	119	300	299	7/21/2021	1	6	9/6/2021	9/6/2021	8/6/2031	8/6/2031
80	Loan	10	1	Stowaway Mini Storage	Actual/360	120	119	120	119	0	0	7/20/2021	1	6	9/6/2021	NAP	8/6/2031	8/6/2031
81	Loan	1	1	Gamma Medical	Actual/360	24	22	120	118	360	360	6/17/2021	2	6	8/6/2021	8/6/2023	7/6/2031	7/6/2031
82	Loan		1	Hickory Terrace Apartments	Actual/360	0	0	120	120	360	360	8/17/2021	0	6	10/6/2021	10/6/2021	9/6/2031	9/6/2031
83	Loan	1,7	1	Fort Ventura MHC	Actual/360	36	36	120	120	360	360	8/23/2021	0	6	10/6/2021	10/6/2024	9/6/2031	9/6/2031
84	Loan	19	1	Best Western Hampton Coliseum Inn	Actual/360	0	0	120	102	360	342	2/27/2020	18	6	4/6/2020	4/6/2020	3/6/2030	3/6/2030
85	Loan	1	1	Allies Court Townhomes	Actual/360	0	0	120	119	360	359	7/20/2021	1	6	9/6/2021	9/6/2021	8/6/2031	8/6/2031
86	Loan	16	1	4600 Tropea Way	Actual/360	0	0	120	119	360	359	7/8/2021	1	6	9/6/2021	9/6/2021	8/6/2031	8/6/2031
87	Loan	1,15	1	Arnold Point II	Actual/360	0	0	120	114	360	354	3/5/2021	6	6	4/6/2021	4/6/2021	3/6/2031	3/6/2031
88	Loan	1	1	Oakwood Court Apartments	Actual/360	24	21	120	117	360	360	5/14/2021	3	6	7/6/2021	7/6/2023	6/6/2031	6/6/2031
89	Loan	1	1	Highway 16 Mini Storage	Actual/360	0	0	120	119	360	359	7/29/2021	1	6	9/6/2021	9/6/2021	8/6/2031	8/6/2031
90	Loan	1	1	Lakeside Villas Apartments	Actual/360	120	118	120	118	0	0	6/28/2021	2	6	8/6/2021	NAP	7/6/2031	7/6/2031
91	Loan	1	1	Carraway RV & Boat Storage	Actual/360	0	0	120	116	360	356	4/30/2021	4	6	6/6/2021	6/6/2021	5/6/2031	5/6/2031
92	Loan	1	1	Taco Town Apartments	Actual/360	36	34	120	118	360	360	6/10/2021	2	6	8/6/2021	8/6/2024	7/6/2031	7/6/2031
93	Loan		1	Pittsburgh MHC	Actual/360	24	23	120	119	360	360	7/21/2021	1	6	9/6/2021	9/6/2023	8/6/2031	8/6/2031
94	Loan	1	1	Houston Self Storage	Actual/360	120	120	120	120	0	0	8/27/2021	0	6	10/6/2021	NAP	9/6/2031	9/6/2031

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)
							11
1	Loan	1,11,12,19,24,27,28	1	One SoHo Square	0	0	YM(25),DorYM(53),O(6)	66,971,660	15,563,367	51,408,293	4/30/2021	T-12	61,913,927
2	Loan	1,2,3,5,12,14,17,19,20,23,27	1	Kings Plaza	5	0	L(36),YM1(79),O(5)	77,675,993	31,225,049	46,450,944	6/30/2021	T-12	78,461,491
3	Loan	21	1	Parkway Irvine	0	0	L(24),YM1(92),O(4)	4,307,275	1,071,955	3,235,320	6/30/2021	T-12	4,595,752
4	Loan	11,12	1	Broadacres Office Park	0	0	L(28),YM1(29),O(3)	7,512,455	4,126,983	3,385,473	12/31/2020	T-12	8,497,494
5	Loan	2,16,19,29	1	Fleet Farm Mixed Use	0	0	L(26),D(90),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
6	Loan	21,23	1	Morris Corporate Center	0	0	L(28),D(88),O(4)	13,542,816	6,029,248	7,513,568	2/28/2021	T-12	13,423,952
7	Loan	2,19,20	1	15-17 Park Avenue	0	0	L(24),D(89),O(7)	4,428,878	2,713,210	1,715,668	6/30/2021	T-12	4,423,105
8	Loan	16,19,24	1	Gainey Ranch Corporate Center II	0	0	L(25),D(91),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
9	Loan	16,28	1	Pleasant Valley Apartments	0	0	L(24),D(92),O(4)	2,128,310	615,204	1,513,106	7/31/2021	T-12	1,517,570
10	Loan	12,16	1	Cooper Standard HQ	0	0	L(25),D(88),O(7)	NAV	NAV	NAV	NAV	NAV	NAV
11	Loan	11,16,17,19,27	1	356-362 E 148th Street	0	0	L(25),D(91),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
12	Loan	2,15,23	1	Murrieta Spectrum	0	0	L(12),YM1(104),O(4)	3,239,557	1,102,210	2,137,347	7/31/2021	T-12	2,903,504
13	Loan	16,27	1	Merit Medical Systems	0	0	L(24),D(56),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
14	Loan	5,6,11	5	Upstate NY Portfolio	0	0	L(24),D(92),O(4)	4,232,483	1,966,027	2,266,455	7/31/2021	T-12	3,882,702
14.01	Property		1	Jefferson Heights				1,276,210	482,951	793,259	7/31/2021	T-12	1,216,041
14.02	Property		1	Madison Barracks				1,298,674	678,937	619,737	7/31/2021	T-12	1,149,898
14.03	Property		1	Colonial Manor				747,127	353,270	393,857	7/31/2021	T-12	669,106
14.04	Property		1	Solar Building				563,825	298,649	265,176	7/31/2021	T-12	525,774
14.05	Property		1	Arsenal Apartments				346,647	152,219	194,427	7/31/2021	T-12	321,883
15	Loan	5,6,11	44	Wyndham National Hotel Portfolio	0	0	L(24),YM2(92),O(4)	64,113,826	44,368,981	19,744,845	7/31/2021	T-12	61,946,970
15.01	Property		1	Travelodge - 2307 Wyoming Avenue				2,578,717	848,001	1,730,716	7/31/2021	T-12	2,569,114
15.02	Property		1	Travelodge - 2111 Camino Del Llano				2,923,862	1,912,222	1,011,640	7/31/2021	T-12	2,953,251
15.03	Property		1	Travelodge - 1170 West Flaming Gorge Way				3,112,583	1,808,928	1,303,655	7/31/2021	T-12	3,050,374
15.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive				2,662,484	1,809,641	852,843	7/31/2021	T-12	2,697,139
15.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive				2,508,601	1,729,624	778,977	7/31/2021	T-12	2,326,940
15.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60				2,184,497	1,229,918	954,579	7/31/2021	T-12	2,209,205
15.07	Property		1	Travelodge - 1127 Pony Express Highway				2,204,401	1,347,950	856,451	7/31/2021	T-12	2,078,559
15.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street				1,975,965	1,184,651	791,314	7/31/2021	T-12	1,908,069
15.09	Property		1	Travelodge - 2680 Airport Road				1,675,623	875,182	800,441	7/31/2021	T-12	1,681,015
15.10	Property		1	Super 8 - 720 Royal Parkway				1,297,518	981,277	316,241	7/31/2021	T-12	1,283,590
15.11	Property		1	Baymont Inn & Suites - 1051 North Market Street				2,392,998	1,565,549	827,449	7/31/2021	T-12	2,397,681
15.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway				1,734,150	1,123,403	610,747	7/31/2021	T-12	1,719,412
15.13	Property		1	Baymont Inn & Suites - 95 Spruce Road				1,945,165	970,654	974,511	7/31/2021	T-12	1,752,479
15.14	Property		1	Super 8 - 2545 Cornhusker Highway				855,882	695,793	160,089	7/31/2021	T-12	853,183
15.15	Property		1	Travelodge - 1110 Southeast 4th Street				1,322,552	766,916	555,636	7/31/2021	T-12	1,344,049
15.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court				1,450,229	972,545	477,684	7/31/2021	T-12	1,351,305
15.17	Property		1	Travelodge - 800 West Laramie Street				1,266,446	685,044	581,402	7/31/2021	T-12	1,297,092
15.18	Property		1	Travelodge - 22 North Frontage Road				1,253,925	671,654	582,271	7/31/2021	T-12	1,216,924
15.19	Property		1	Travelodge - 123 Westvaco Road				1,324,793	832,970	491,823	7/31/2021	T-12	1,189,053
15.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue				1,688,799	1,107,905	580,894	7/31/2021	T-12	1,562,503
15.21	Property		1	Travelodge - 1710 Jefferson Street				450,196	527,507	(77,311)	7/31/2021	T-12	883,251
15.22	Property		1	Travelodge - 1625 Stillwater Avenue				1,599,204	1,159,754	439,450	7/31/2021	T-12	1,389,515
15.23	Property		1	Travelodge - 8233 Airline Highway				1,080,466	625,301	455,165	7/31/2021	T-12	1,078,710
15.24	Property		1	Baymont Inn & Suites - 6390 US-93				1,267,771	784,283	483,488	7/31/2021	T-12	1,179,847
15.25	Property		1	Travelodge - 707 East Webster Street				1,420,095	1,071,892	348,203	7/31/2021	T-12	1,360,171
15.26	Property		1	Travelodge - 777 West Hwy 21				1,470,331	1,059,575	410,756	7/31/2021	T-12	1,331,434
15.27	Property		1	Travelodge - 3522 North Highway 59				898,575	963,016	(64,441)	7/31/2021	T-12	1,014,158
15.28	Property		1	Travelodge - 108 6th Avenue				879,049	432,402	446,647	7/31/2021	T-12	862,845
15.29	Property		1	Travelodge - 2200 East South Avenue				933,644	582,836	350,808	7/31/2021	T-12	809,907
15.30	Property		1	Travelodge - 128 South Willow Road				1,325,036	968,241	356,795	7/31/2021	T-12	1,238,285
15.31	Property		1	Travelodge - 1005 Highway 285				1,569,794	1,119,753	450,041	7/31/2021	T-12	1,538,135
15.32	Property		1	Days Inn - 3431 14th Avenue South				1,197,743	1,020,087	177,656	7/31/2021	T-12	1,057,235
15.33	Property		1	Travelodge - 2505 US 69				933,516	807,148	126,368	7/31/2021	T-12	758,478
15.34	Property		1	Baymont Inn & Suites - 3475 Union Road				915,864	844,413	71,451	7/31/2021	T-12	889,128
15.35	Property		1	Travelodge - 1706 North Park Drive				1,039,126	908,570	130,556	7/31/2021	T-12	1,028,548
15.36	Property		1	Baymont Inn & Suites - 2005 Daley Street				1,301,614	1,021,642	279,972	7/31/2021	T-12	1,255,559
15.37	Property		1	Travelodge - 1177 East 16th Street				1,241,793	1,179,500	62,293	7/31/2021	T-12	1,061,013
15.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road				1,110,941	1,162,132	(51,191)	7/31/2021	T-12	1,071,321
15.39	Property		1	Travelodge - 2407 East Holland Avenue				1,127,211	1,201,241	(74,030)	7/31/2021	T-12	964,800
15.40	Property		1	Travelodge - 620 Souder Road				739,352	737,417	1,935	7/31/2021	T-12	591,521
15.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast				1,020,554	963,906	56,648	7/31/2021	T-12	934,291
15.42	Property		1	Travelodge - 109 East Commerce Street				686,812	708,807	(21,995)	7/31/2021	T-12	730,264
15.43	Property		1	Travelodge - 4000 Siskiyou Avenue				775,822	709,709	66,113	7/31/2021	T-12	693,059
15.44	Property		1	Travelodge - 98 Moffat Avenue				770,127	690,022	80,105	7/31/2021	T-12	784,558
16	Loan	1,28	1	Crystal at Cascade	0	0	L(32),YM1(84),O(4)	2,582,471	1,110,792	1,471,679	5/31/2021	T-12	2,213,226
17	Loan	1,28	1	Darien Business Center	0	0	L(35),D(81),O(4)	1,959,870	768,694	1,191,176	6/30/2021	T-12	2,164,254
18	Loan	21	1	Cumberland Marketplace	0	0	L(26),D(90),O(4)	1,961,251	332,499	1,628,753	5/31/2021	T-12	1,941,186
19	Loan	12	1	Urban Grove	0	0	L(26),D(90),O(4)	1,408,303	510,348	897,955	5/31/2021	T-12	1,248,011
20	Loan	29	1	Attiva - Park Fort Worth, TX	0	0	L(27),D(89),O(4)	2,444,884	1,305,562	1,139,322	4/30/2021	T-12	2,441,313
21	Loan	6,10,16,19	14	Rollins Portfolio	0	0	L(24),YM1(3),DorYM1(88),O(5)	NAV	NAV	NAV	NAV	NAV	NAV
21.01	Property		1	Lodi				NAV	NAV	NAV	NAV	NAV	NAV
21.02	Property		1	Sacramento				NAV	NAV	NAV	NAV	NAV	NAV
21.03	Property		1	Geotech Supply				NAV	NAV	NAV	NAV	NAV	NAV
21.04	Property		1	Vacaville				NAV	NAV	NAV	NAV	NAV	NAV
21.05	Property		1	Rancho Cordova				NAV	NAV	NAV	NAV	NAV	NAV

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)
21.06	Property		1	Modesto				NAV	NAV	NAV	NAV	NAV	NAV
21.07	Property		1	Auburn				NAV	NAV	NAV	NAV	NAV	NAV
21.08	Property		1	Livermore				NAV	NAV	NAV	NAV	NAV	NAV
21.09	Property		1	Salinas				NAV	NAV	NAV	NAV	NAV	NAV
21.10	Property		1	Yuba City				NAV	NAV	NAV	NAV	NAV	NAV
21.11	Property		1	Santa Rosa				NAV	NAV	NAV	NAV	NAV	NAV
21.12	Property		1	Redding				NAV	NAV	NAV	NAV	NAV	NAV
21.13	Property		1	Chico				NAV	NAV	NAV	NAV	NAV	NAV
21.14	Property		1	Sonora				NAV	NAV	NAV	NAV	NAV	NAV
22	Loan	10	1	Copans Commerce Depot	5	5	L(26),D(90),O(4)	2,446,070	772,292	1,673,778	5/31/2021	T-12	2,391,140
23	Loan	15,23,28	1	Chandler Business Center	0	0	L(24),D(89),O(7)	834,986	230,436	604,550	7/31/2021	T-12	672,536
24	Loan		1	Marlborough Village Center	0	0	L(24),YM1(92),O(4)	1,795,615	644,130	1,151,485	5/31/2021	T-12	1,776,092
25	Loan	2	1	37 West 19th Street	0	0	L(26),D(91),O(3)	577,763	128,845	448,918	4/30/2021	T-12	517,071
26	Loan	6,15,23	5	The Federal Collection	0	0	L(12),YM1(104),O(4)	2,588,793	746,865	1,841,928	12/31/2020	T-12	2,491,696
26.01	Property		1	201 Saint Michael Street				962,336	290,257	672,079	12/31/2020	T-12	947,010
26.02	Property		1	4 Farm Colony Drive				443,066	95,772	347,294	12/31/2020	T-12	435,873
26.03	Property		1	84 North Main Street				677,444	194,354	483,090	12/31/2020	T-12	608,128
26.04	Property		1	6669 Short Lane				293,150	79,801	213,349	12/31/2020	T-12	295,332
26.05	Property		1	415 Green Street				212,797	86,681	126,116	12/31/2020	T-12	205,352
27	Loan	1	1	Westshire Townhome Apartments	0	0	L(35),D(81),O(4)	1,031,193	363,729	667,464	6/30/2021	T-12	963,822
28	Loan	6,12	2	Midwood Multifamily Portfolio	0	0	L(25),D(88),O(7)	1,263,139	510,539	752,600	6/30/2021	T-12	1,257,109
28.01	Property		1	1609 Ocean Avenue				675,085	268,887	406,198	6/30/2021	T-12	675,064
28.02	Property		1	1532 Ocean Avenue				588,054	241,652	346,402	6/30/2021	T-12	582,045
29	Loan	16,19	1	Nanogate North America	0	0	L(24),D(92),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
30	Loan	6	2	Laredo Texas Multifamily Portfolio	0	0	L(24),D(92),O(4)	1,493,857	631,892	861,964	6/30/2021	Various	1,469,845
30.01	Property		1	Green Meadows Apartments				778,155	274,560	503,594	6/30/2021	T-9 Ann.	759,532
30.02	Property		1	Parkside Living Apartments				715,702	357,332	358,370	6/30/2021	T-12	710,313
31	Loan	19,31	1	Homewood Suites Katy	5	5	L(35),D(81),O(4)	3,566,885	2,153,077	1,413,808	7/31/2021	T-12	2,494,253
32	Loan	2,6,11,19,21	4	ISJ New York Portfolio Tranche 2	0	0	L(25),D(91),O(4)	1,024,454	241,330	783,123	3/31/2021	T-12	981,394
32.01	Property		1	322 South Broadway				364,583	62,569	302,014	3/31/2021	T-12	333,014
32.02	Property		1	464 Avenue U				269,044	64,830	204,214	3/31/2021	T-12	256,818
32.03	Property		1	1202 Avenue Z				272,231	78,672	193,559	3/31/2021	T-12	275,410
32.04	Property		1	360 South Broadway				118,596	35,260	83,336	3/31/2021	T-12	116,152
33	Loan	1,2,27	1	1133 E. Columbia Ave	0	0	L(35),YM1(81),O(4)	621,857	95,471	526,386	6/30/2021	T-12	NAV
34	Loan		1	DPR Office	0	0	L(12),YM1(104),O(4)	1,092,808	0	1,092,808	7/31/2021	T-12	1,077,101
35	Loan	6,10,11,16,23	3	Atlantic Avenue Mixed Use Portfolio	5	0	L(24),YM1(92),O(4)	377,163	119,736	257,427	5/31/2021	T-12	NAV
35.01	Property		1	214 Atlantic Avenue				NAV	NAV	NAV	NAV	NAV	NAV
35.02	Property		1	218 Atlantic Avenue				NAV	NAV	NAV	NAV	NAV	NAV
35.03	Property		1	216 Atlantic Avenue				NAV	NAV	NAV	NAV	NAV	NAV
36	Loan	6,16,19	3	Athens Self Storage Portfolio	0	0	L(25),D(91),O(4)	1,156,008	496,075	659,933	6/30/2021	T-12	1,096,339
36.01	Property		1	Watkinsville Property				NAV	NAV	NAV	NAV	NAV	NAV
36.02	Property		1	Crawford Property				NAV	NAV	NAV	NAV	NAV	NAV
36.03	Property		1	Arnoldsville Property				NAV	NAV	NAV	NAV	NAV	NAV
37	Loan	21	1	Parkwood Plaza	0	0	L(24),D(92),O(4)	1,259,429	579,978	679,451	6/30/2021	T-6 Ann.	1,437,998
38	Loan	1,2	1	College Metcalf	0	0	L(17),YM1(99),O(4)	2,399,753	1,236,868	1,162,885	6/30/2021	T-12	2,532,679
39	Loan	23	1	Westgate Shopping Center	0	0	L(24),D(92),O(4)	1,088,643	336,924	751,719	7/31/2021	T-12	1,097,701
40	Loan	16,19	1	639 11th Avenue	0	0	L(24),D(92),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
41	Loan	1,27	1	Nailah Commons	0	0	L(35),YM1(81),O(4)	893,369	243,563	649,806	6/30/2021	T-12	870,986
42	Loan		1	Richland Townhomes	0	0	L(24),D(92),O(4)	880,962	277,837	603,125	6/30/2021	T-12	869,817
43	Loan	19	1	Walgreens Hatillo	0	0	L(25),D(91),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
44	Loan		1	Warminster Business Center	0	0	L(24),D(92),O(4)	780,033	448,573	331,459	6/30/2021	T-12	756,547
45	Loan	29	1	California Place Apartments	5	5	L(24),D(92),O(4)	1,035,327	493,697	541,630	7/31/2021	T-12	989,815
46	Loan		1	Holland Point	0	0	L(24),D(92),O(4)	1,249,649	248,762	1,000,888	7/31/2021	T-12	NAV
47	Loan	1	1	Pines At Lawrenceville	0	0	L(35),D(81),O(4)	820,629	290,884	529,746	6/30/2021	T-12	784,425
48	Loan	16,27	1	961 Seneca Avenue	0	0	L(24),D(92),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
49	Loan		1	Savannah Crossings I	0	0	L(25),D(91),O(4)	1,139,884	278,377	861,507	7/31/2021	T-12	1,113,464
50	Loan	1,2,12,27	1	222 On Main	0	0	L(35),D(81),O(4)	485,624	131,863	353,761	6/30/2021	T-6 Ann.	NAV
51	Loan	1	1	Armored Mini Storage	0	0	L(35),D(80),O(5)	1,063,250	350,891	712,359	6/30/2021	T-12	1,066,749
52	Loan		1	Breighton Apartments	0	0	L(25),D(90),O(5)	875,332	444,361	430,971	5/31/2021	T-12	829,744
53	Loan	2,16	1	Century Storage Davenport	5	5	L(26),D(90),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
54	Loan	19	1	Walgreens Bel Air	0	0	L(24),D(92),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
55	Loan	19	1	Holiday Inn Express Alamogordo	0	0	L(35),D(81),O(4)	2,307,260	1,414,030	893,230	6/30/2021	T-12	1,934,899
56	Loan	1,2,27	1	Broadway Square, Phase 1	0	0	L(35),D(81),O(4)	767,349	364,751	402,598	6/30/2021	T-12	769,558
57	Loan	1	1	Windward Gardens	2	2	L(35),D(81),O(4)	679,789	277,226	402,563	6/30/2021	T-12	656,201
58	Loan	6	5	LaSalle Parks Management	0	0	L(24),D(92),O(4)	1,043,482	394,010	649,472	5/31/2021	T-12	1,040,629
58.01	Property		1	Mendota Estates				325,766	127,766	198,000	5/31/2021	T-12	329,024
58.02	Property		1	Ottawa Estates				226,437	84,029	142,408	5/31/2021	T-12	220,946
58.03	Property		1	Peru Estates				175,392	51,956	123,436	5/31/2021	T-12	175,155
58.04	Property		1	Earlville Estates				146,862	74,461	72,401	5/31/2021	T-12	149,711
58.05	Property		1	Cherry Estates				169,025	55,798	113,227	5/31/2021	T-12	165,793
59	Loan	1	1	Castle Apartments	0	0	L(35),D(81),O(4)	1,009,172	506,013	503,159	5/31/2021	T-12	1,008,498
60	Loan	1,27	1	Royal Park Apartments	0	0	L(35),D(81),O(4)	600,088	174,881	425,207	6/30/2021	T-9 Ann.	570,195
61	Loan	16	1	Palm Court Apartments	0	0	L(25),D(91),O(4)	500,600	138,360	362,240	5/31/2021	T-12	501,154
62	Loan	1	1	Pinebrook Apartments	0	0	L(35),D(81),O(4)	1,340,197	551,291	788,906	6/30/2021	T-12	1,320,677
63	Loan	2,3,16	1	Magnolia Cove Apartments	0	0	L(25),D(91),O(4)	273,506	86,291	187,215	5/31/2021	T-12	NAV

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)
64	Loan	1	1	Allen Born Shopping Center	0	0	L(35),D(81),O(4)	817,944	186,258	631,686	5/31/2021	T-12	710,049
65	Loan	1	1	Pavlik Professional Center	0	0	L(35),D(81),O(4)	526,446	174,478	351,968	4/30/2021	T-12	534,450
66	Loan	16,19	1	DaVita Miami	0	0	L(25),D(91),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
67	Loan	1,2,16,27	1	1331 South Juniper Street	0	0	L(35),YM1(81),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
68	Loan	6,11	2	Anytime Self-Storage Arizona Portfolio	0	0	L(24),D(56),O(4)	658,636	260,641	397,995	6/30/2021	T-12	569,851
68.01	Property		1	Anytime Self-Storage Arizona City				498,928	187,216	311,712	6/30/2021	T-12	440,936
68.02	Property		1	Anytime Self-Storage Apache Trail				159,708	73,425	86,283	6/30/2021	T-12	128,915
69	Loan	1	1	6515-27 N Seeley Ave	0	0	L(35),YM1(81),O(4)	391,913	75,482	316,430	7/16/2021	T-12	NAV
70	Loan	1	1	Thunderbird Village MHC	0	0	L(35),D(81),O(4)	614,918	352,864	262,053	6/30/2021	T-12	435,165
71	Loan	1	1	909-919 Washington St	0	0	L(35),D(78),O(7)	636,386	199,058	437,328	7/19/2021	T-10 Ann.	622,759
72	Loan	1,2	1	376 Larkfield Road	0	0	L(35),D(45),O(4)	330,272	67,832	262,440	6/30/2021	T-12	269,226
73	Loan	1	1	Meadows Pointe	0	0	L(35),D(81),O(4)	569,488	158,256	411,232	6/30/2021	T-12	431,306
74	Loan		1	Wildberry Village Apartments	0	0	L(25),D(91),O(4)	814,653	474,708	339,945	6/30/2021	T-12	778,497
75	Loan	1	1	Chuze Fitness Center	0	0	L(35),D(81),O(4)	351,547	50,093	301,453	6/30/2021	T-12	298,154
76	Loan		1	Walgreens Decatur	0	0	L(24),D(92),O(4)	437,000	0	437,000	6/30/2021	T-12	437,000
77	Loan	1	1	White Water Plaza	0	0	L(35),D(81),O(4)	565,174	109,780	455,394	5/31/2021	T-12	560,599
78	Loan	6,11,16	2	First Student Industrial Portfolio	0	0	L(25),D(91),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
78.01	Property		1	1947 E Brooks Rd				NAV	NAV	NAV	NAV	NAV	NAV
78.02	Property		1	180 Mendel Dr SW				NAV	NAV	NAV	NAV	NAV	NAV
79	Loan		1	Willow Way Apartments	0	0	L(25),D(91),O(4)	585,445	226,561	358,883	6/30/2021	T-12	556,615
80	Loan	10	1	Stowaway Mini Storage	5	5	L(25),D(91),O(4)	472,298	205,927	266,370	5/31/2021	T-12	404,067
81	Loan	1	1	Gamma Medical	0	0	L(35),D(81),O(4)	532,237	236,499	295,738	4/30/2021	T-12	515,478
82	Loan		1	Hickory Terrace Apartments	0	0	L(23),YM1(93),O(4)	333,855	51,724	282,131	5/31/2021	T-12	NAV
83	Loan	1,7	1	Fort Ventura MHC	0	2	L(35),D(81),O(4)	356,515	105,096	251,419	6/30/2021	T-12	327,688
84	Loan	19	1	Best Western Hampton Coliseum Inn	0	0	L(42),D(74),O(4)	773,995	519,169	254,827	4/30/2021	T-12	706,552
85	Loan	1	1	Allies Court Townhomes	0	0	L(35),D(81),O(4)	404,197	90,383	313,814	5/31/2021	T-12	389,798
86	Loan	16	1	4600 Tropea Way	0	0	L(25),D(91),O(4)	384,166	95,892	288,274	5/31/2021	T-12	381,503
87	Loan	1,15	1	Arnold Point II	0	0	L(35),D(81),O(4)	302,234	97,820	204,414	6/30/2021	T-12	286,811
88	Loan	1	1	Oakwood Court Apartments	0	0	L(35),D(81),O(4)	248,800	77,195	171,605	6/30/2021	T-12	NAV
89	Loan	1	1	Highway 16 Mini Storage	0	0	L(35),D(81),O(4)	1,059,392	284,773	774,618	6/30/2021	T-12	1,011,979
90	Loan	1	1	Lakeside Villas Apartments	0	0	L(35),YM1(81),O(4)	466,457	168,393	298,063	7/31/2021	T-12	458,679
91	Loan	1	1	Carraway RV & Boat Storage	0	0	L(35),D(81),O(4)	311,285	82,034	229,251	6/30/2021	T-12	284,684
92	Loan	1	1	Taco Town Apartments	0	0	L(35),D(81),O(4)	263,738	76,580	187,158	6/30/2021	T-12	NAV
93	Loan		1	Pittsburgh MHC	0	0	L(25),D(91),O(4)	248,421	77,664	170,756	6/30/2021	T-12	233,331
94	Loan	1	1	Houston Self Storage	0	0	L(35),D(81),O(4)	384,646	103,913	280,733	6/30/2021	T-12	373,040

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)

1	Loan	1,11,12,19,24,27,28	1	One SoHo Square	14,956,452	46,957,475	12/31/2020	T-12	39,444,461	14,448,761	24,995,700	12/31/2019	T-12	95.9%	83,142,799
2	Loan	1,2,3,5,12,14,17,19,20,23,27	1	Kings Plaza	31,417,805	47,043,686	12/31/2020	T-12	79,062,917	29,497,775	49,565,143	12/31/2019	T-12	95.0%	81,045,187
3	Loan	21	1	Parkway Irvine	1,070,201	3,525,552	12/31/2020	T-12	4,667,989	1,090,153	3,577,837	12/31/2019	T-12	91.0%	4,592,580
4	Loan	11,12	1	Broadacres Office Park	4,932,741	3,564,754	12/31/2019	T-12	7,900,755	5,043,205	2,857,549	12/31/2018	T-12	89.4%	9,055,911
5	Loan	2,16,19,29	1	Fleet Farm Mixed Use	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.5%	4,219,518
6	Loan	21,23	1	Morris Corporate Center	6,066,297	7,357,655	12/31/2020	T-12	13,327,591	6,183,205	7,144,386	12/31/2019	T-12	92.0%	15,139,045
7	Loan	2,19,20	1	15-17 Park Avenue	2,715,331	1,707,774	12/31/2020	T-12	4,728,175	2,635,686	2,092,489	12/31/2019	T-12	97.0%	4,803,894
8	Loan	16,19,24	1	Gainey Ranch Corporate Center II	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	5,452,743
9	Loan	16,28	1	Pleasant Valley Apartments	490,121	1,027,449	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	2,913,811
10	Loan	12,16	1	Cooper Standard HQ	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	3,809,548
11	Loan	11,16,17,19,27	1	356-362 E 148th Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	2,767,709
12	Loan	2,15,23	1	Murrieta Spectrum	1,060,832	1,842,672	12/31/2020	T-12	3,074,843	1,067,465	2,007,378	12/31/2019	T-12	93.7%	3,876,899
13	Loan	16,27	1	Merit Medical Systems	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	2,003,537
14	Loan	5,6,11	5	Upstate NY Portfolio	1,895,316	1,987,386	12/31/2020	T-12	3,548,228	1,977,013	1,571,215	12/31/2019	T-12	97.4%	4,232,483
14.01	Property		1	Jefferson Heights	483,398	732,643	12/31/2020	T-12	1,153,825	579,989	573,836	12/31/2019	T-12	98.1%	1,276,210
14.02	Property		1	Madison Barracks	668,849	481,049	12/31/2020	T-12	980,348	673,892	306,456	12/31/2019	T-12	97.1%	1,298,674
14.03	Property		1	Colonial Manor	348,349	320,758	12/31/2020	T-12	631,842	309,467	322,374	12/31/2019	T-12	95.3%	747,127
14.04	Property		1	Solar Building	265,143	260,631	12/31/2020	T-12	487,276	281,416	205,860	12/31/2019	T-12	98.4%	563,825
14.05	Property		1	Arsenal Apartments	129,577	192,306	12/31/2020	T-12	294,938	132,249	162,689	12/31/2019	T-12	99.7%	346,647
15	Loan	5,6,11	44	Wyndham National Hotel Portfolio	42,478,709	19,468,261	12/31/2020	T-12	70,330,799	48,371,215	21,959,585	12/31/2019	T-12	54.0%	64,113,826
15.01	Property		1	Travelodge - 2307 Wyoming Avenue	837,658	1,731,456	12/31/2020	T-12	2,612,123	916,510	1,695,614	12/31/2019	T-12	26.4%	2,578,717
15.02	Property		1	Travelodge - 2111 Camino Del Llano	1,654,514	1,298,737	12/31/2020	T-12	3,125,220	1,788,852	1,336,368	12/31/2019	T-12	90.4%	2,923,862
15.03	Property		1	Travelodge - 1170 West Flaming Gorge Way	1,774,495	1,275,879	12/31/2020	T-12	3,175,197	1,816,563	1,358,635	12/31/2019	T-12	51.6%	3,112,583
15.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	1,725,468	971,671	12/31/2020	T-12	3,376,631	2,161,301	1,215,331	12/31/2019	T-12	60.3%	2,662,484
15.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	1,527,580	799,360	12/31/2020	T-12	2,831,278	1,904,830	926,448	12/31/2019	T-12	43.5%	2,508,601
15.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60	1,184,525	1,024,680	12/31/2020	T-12	2,173,237	1,365,652	807,585	12/31/2019	T-12	51.0%	2,184,497
15.07	Property		1	Travelodge - 1127 Pony Express Highway	1,262,269	816,290	12/31/2020	T-12	2,122,384	1,308,848	813,537	12/31/2019	T-12	41.6%	2,204,401
15.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	1,067,852	840,217	12/31/2020	T-12	1,926,905	1,032,231	894,674	12/31/2019	T-12	85.3%	1,975,965
15.09	Property		1	Travelodge - 2680 Airport Road	857,944	823,071	12/31/2020	T-12	1,714,635	896,919	817,717	12/31/2019	T-12	66.4%	1,675,623
15.10	Property		1	Super 8 - 720 Royal Parkway	980,116	303,474	12/31/2020	T-12	2,224,308	1,491,329	732,980	12/31/2019	T-12	49.0%	1,297,518
15.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	1,542,526	855,155	12/31/2020	T-12	2,525,408	1,790,137	735,271	12/31/2019	T-12	55.2%	2,392,998
15.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	1,159,124	560,288	12/31/2020	T-12	1,965,057	1,319,834	645,223	12/31/2019	T-12	49.3%	1,734,150
15.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	919,819	832,660	12/31/2020	T-12	1,650,870	1,031,663	619,207	12/31/2019	T-12	67.5%	1,945,165
15.14	Property		1	Super 8 - 2545 Cornhusker Highway	692,603	160,580	12/31/2020	T-12	1,656,717	1,034,548	622,169	12/31/2019	T-12	39.5%	855,882
15.15	Property		1	Travelodge - 1110 Southeast 4th Street	684,349	659,700	12/31/2020	T-12	1,474,812	864,604	610,207	12/31/2019	T-12	64.4%	1,322,552
15.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	916,927	434,378	12/31/2020	T-12	1,572,316	1,029,051	543,265	12/31/2019	T-12	46.9%	1,450,229
15.17	Property		1	Travelodge - 800 West Laramie Street	701,529	595,563	12/31/2020	T-12	1,269,872	750,073	519,800	12/31/2019	T-12	62.9%	1,266,446
15.18	Property		1	Travelodge - 22 North Frontage Road	702,193	514,731	12/31/2020	T-12	1,412,849	839,250	573,599	12/31/2019	T-12	56.5%	1,253,925
15.19	Property		1	Travelodge - 123 Westvaco Road	766,269	422,784	12/31/2020	T-12	1,481,569	901,610	579,959	12/31/2019	T-12	65.2%	1,324,793
15.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	1,084,179	478,324	12/31/2020	T-12	1,752,413	1,232,082	520,332	12/31/2019	T-12	59.8%	1,688,799
15.21	Property		1	Travelodge - 1710 Jefferson Street	690,774	192,477	12/31/2020	T-12	1,314,329	911,973	402,357	12/31/2019	T-12	26.7%	450,196
15.22	Property		1	Travelodge - 1625 Stillwater Avenue	1,079,454	310,061	12/31/2020	T-12	1,650,274	1,250,362	399,912	12/31/2019	T-12	68.6%	1,599,204
15.23	Property		1	Travelodge - 8233 Airline Highway	607,208	471,502	12/31/2020	T-12	1,102,062	624,481	477,580	12/31/2019	T-12	60.6%	1,080,466
15.24	Property		1	Baymont Inn & Suites - 6390 US-93	748,718	431,129	12/31/2020	T-12	1,371,505	964,531	406,974	12/31/2019	T-12	66.2%	1,267,771
15.25	Property		1	Travelodge - 707 East Webster Street	1,002,282	357,889	12/31/2020	T-12	1,506,788	1,176,156	330,631	12/31/2019	T-12	34.9%	1,420,095
15.26	Property		1	Travelodge - 777 West Hwy 21	984,047	347,387	12/31/2020	T-12	1,370,336	1,015,597	354,739	12/31/2019	T-12	59.2%	1,470,331
15.27	Property		1	Travelodge - 3522 North Highway 59	947,233	66,925	12/31/2020	T-12	1,541,606	1,185,933	355,673	12/31/2019	T-12	28.9%	898,575
15.28	Property		1	Travelodge - 108 6th Avenue	438,298	424,547	12/31/2020	T-12	880,440	506,986	373,455	12/31/2019	T-12	50.1%	879,049
15.29	Property		1	Travelodge - 2200 East South Avenue	553,175	256,732	12/31/2020	T-12	927,072	615,518	311,555	12/31/2019	T-12	64.2%	933,644
15.30	Property		1	Travelodge - 128 South Willow Road	915,556	322,729	12/31/2020	T-12	1,253,529	970,238	283,291	12/31/2019	T-12	65.6%	1,325,036
15.31	Property		1	Travelodge - 1005 Highway 285	1,132,592	405,543	12/31/2020	T-12	1,549,631	1,234,424	315,206	12/31/2019	T-12	79.7%	1,569,794
15.32	Property		1	Days Inn - 3431 14th Avenue South	1,025,063	32,172	12/31/2020	T-12	1,283,295	1,128,698	154,597	12/31/2019	T-12	69.9%	1,197,743
15.33	Property		1	Travelodge - 2505 US 69	735,208	23,270	12/31/2020	T-12	1,016,601	840,521	176,079	12/31/2019	T-12	52.4%	933,516
15.34	Property		1	Baymont Inn & Suites - 3475 Union Road	751,563	137,565	12/31/2020	T-12	1,006,289	796,473	209,816	12/31/2019	T-12	57.6%	915,864
15.35	Property		1	Travelodge - 1706 North Park Drive	862,967	165,581	12/31/2020	T-12	1,062,553	892,540	170,014	12/31/2019	T-12	84.6%	1,039,126
15.36	Property		1	Baymont Inn & Suites - 2005 Daley Street	1,070,794	184,765	12/31/2020	T-12	1,392,356	1,205,217	187,139	12/31/2019	T-12	56.4%	1,301,614
15.37	Property		1	Travelodge - 1177 East 16th Street	1,100,990	(39,977)	12/31/2020	T-12	1,283,263	1,153,085	130,178	12/31/2019	T-12	21.5%	1,241,793
15.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	1,112,134	(40,813)	12/31/2020	T-12	1,335,088	1,215,069	120,019	12/31/2019	T-12	50.2%	1,110,941
15.39	Property		1	Travelodge - 2407 East Holland Avenue	1,072,053	(107,253)	12/31/2020	T-12	1,303,554	1,135,154	168,401	12/31/2019	T-12	61.3%	1,127,211
15.40	Property		1	Travelodge - 620 Souder Road	657,897	(66,376)	12/31/2020	T-12	712,243	764,884	(52,640)	12/31/2019	T-12	38.0%	739,352
15.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	881,034	53,257	12/31/2020	T-12	1,127,573	1,013,741	113,833	12/31/2019	T-12	52.0%	1,020,554
15.42	Property		1	Travelodge - 109 East Commerce Street	697,674	32,590	12/31/2020	T-12	781,393	830,670	(49,277)	12/31/2019	T-12	23.1%	686,812
15.43	Property		1	Travelodge - 4000 Siskiyou Avenue	688,515	4,544	12/31/2020	T-12	681,015	685,673	(4,658)	12/31/2019	T-12	79.8%	775,822
15.44	Property		1	Travelodge - 98 Moffat Avenue	681,541	103,017	12/31/2020	T-12	834,198	777,404	56,793	12/31/2019	T-12	32.7%	770,127
16	Loan	1,28	1	Crystal at Cascade	1,098,407	1,114,820	12/31/2020	T-12	1,835,660	1,025,896	809,764	12/31/2019	T-12	91.1%	2,671,371
17	Loan	1,28	1	Darien Business Center	952,608	1,211,645	12/31/2020	T-12	2,123,610	819,723	1,303,887	12/31/2019	T-12	84.2%	2,678,407
18	Loan	21	1	Cumberland Marketplace	331,042	1,610,144	12/31/2020	T-12	1,967,208	338,028	1,629,180	12/31/2019	T-12	94.8%	2,005,092
19	Loan	12	1	Urban Grove	452,543	795,468	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	93.0%	2,345,986
20	Loan	29	1	Attiva - Park Fort Worth, TX	1,270,921	1,170,392	12/31/2020	T-12	2,368,368	1,325,998	1,042,370	12/31/2019	T-12	95.0%	2,561,438
21	Loan	6,10,16,19	14	Rollins Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	98.0%	3,879,864
21.01	Property		1	Lodi	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.02	Property		1	Sacramento	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.03	Property		1	Geotech Supply	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.04	Property		1	Vacaville	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.05	Property		1	Rancho Cordova	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)
21.06	Property		1	Modesto	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.07	Property		1	Auburn	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.08	Property		1	Livermore	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.09	Property		1	Salinas	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.10	Property		1	Yuba City	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.11	Property		1	Santa Rosa	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.12	Property		1	Redding	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.13	Property		1	Chico	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.14	Property		1	Sonora	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
22	Loan	10	1	Copans Commerce Depot	779,886	1,611,254	12/31/2020	T-12	2,212,228	840,253	1,371,975	12/31/2019	T-12	81.7%	2,296,107
23	Loan	15,23,28	1	Chandler Business Center	224,454	448,083	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	1,410,959
24	Loan		1	Marlborough Village Center	611,730	1,164,362	12/31/2020	T-12	1,828,967	618,969	1,209,998	12/31/2019	T-12	85.6%	2,178,039
25	Loan	2	1	37 West 19th Street	67,785	449,286	12/31/2020	T-12	703,145	115,348	587,797	12/31/2019	T-12	95.0%	881,650
26	Loan	6,15,23	5	The Federal Collection	712,145	1,779,551	12/31/2019	T-12	2,414,873	738,634	1,676,239	12/31/2018	T-12	95.0%	2,273,390
26.01	Property		1	201 Saint Michael Street	283,779	663,231	12/31/2019	T-12	936,787	306,332	630,455	12/31/2018	T-12	95.0%	888,553
26.02	Property		1	4 Farm Colony Drive	86,318	349,555	12/31/2019	T-12	429,565	80,048	349,517	12/31/2018	T-12	95.0%	412,532
26.03	Property		1	84 North Main Street	196,451	411,677	12/31/2019	T-12	550,390	199,945	350,444	12/31/2018	T-12	95.0%	523,872
26.04	Property		1	6669 Short Lane	76,828	218,504	12/31/2019	T-12	299,785	86,229	213,556	12/31/2018	T-12	95.0%	269,371
26.05	Property		1	415 Green Street	68,769	136,583	12/31/2019	T-12	198,346	66,080	132,266	12/31/2018	T-12	95.0%	179,062
27	Loan	1	1	Westshire Townhome Apartments	295,257	668,565	12/31/2020	T-12	902,497	310,687	591,810	12/31/2019	T-12	92.7%	1,198,815
28	Loan	6,12	2	Midwood Multifamily Portfolio	513,959	743,150	12/31/2020	T-12	1,244,194	495,891	748,303	12/31/2019	T-12	94.2%	1,286,952
28.01	Property		1	1609 Ocean Avenue	265,963	409,101	12/31/2020	T-12	667,341	258,427	408,914	12/31/2019	T-12	97.0%	706,164
28.02	Property		1	1532 Ocean Avenue	247,996	334,049	12/31/2020	T-12	576,853	237,464	339,389	12/31/2019	T-12	91.0%	580,788
29	Loan	16,19	1	Nanogate North America	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,744,092
30	Loan	6	2	Laredo Texas Multifamily Portfolio	610,801	859,044	12/31/2020	Various	726,916	304,015	422,902	12/31/2019	T-12	95.0%	1,480,207
30.01	Property		1	Green Meadows Apartments	238,213	521,319	12/31/2020	T-8 Ann.	726,916	304,015	422,902	12/31/2019	T-12	95.0%	772,810
30.02	Property		1	Parkside Living Apartments	372,588	337,725	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	707,397
31	Loan	19,31	1	Homewood Suites Katy	1,696,662	797,591	12/31/2020	T-12	3,819,368	2,616,817	1,202,551	12/31/2019	T-12	88.0%	3,694,767
32	Loan	2,6,11,19,21	4	ISJ New York Portfolio Tranche 2	234,681	746,712	12/31/2019	T-12	950,730	214,166	736,564	12/31/2018	T-12	95.0%	1,054,950
32.01	Property		1	322 South Broadway	63,412	269,602	12/31/2019	T-12	335,219	38,589	296,630	12/31/2018	T-12	95.0%	363,931
32.02	Property		1	464 Avenue U	54,509	202,309	12/31/2019	T-12	250,613	47,965	202,649	12/31/2018	T-12	95.0%	294,634
32.03	Property		1	1202 Avenue Z	79,433	195,977	12/31/2019	T-12	250,538	92,786	157,752	12/31/2018	T-12	95.0%	278,087
32.04	Property		1	360 South Broadway	37,327	78,825	12/31/2019	T-12	114,360	34,826	79,534	12/31/2018	T-12	95.0%	118,298
33	Loan	1,2,27	1	1133 E. Columbia Ave	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	871,784
34	Loan		1	DPR Office	0	1,077,101	12/31/2020	T-12	1,050,830	0	1,050,830	12/31/2019	T-12	95.0%	1,504,395
35	Loan	6,10,11,16,23	3	Atlantic Avenue Mixed Use Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	96.6%	753,544
35.01	Property		1	214 Atlantic Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	96.7%	310,232
35.02	Property		1	218 Atlantic Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	96.4%	228,004
35.03	Property		1	216 Atlantic Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	96.5%	215,308
36	Loan	6,16,19	3	Athens Self Storage Portfolio	372,969	723,370	12/31/2020	T-12	1,054,386	339,527	714,859	12/31/2019	T-12	90.8%	1,186,566
36.01	Property		1	Watkinsville Property	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
36.02	Property		1	Crawford Property	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
36.03	Property		1	Arnoldsville Property	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
37	Loan	21	1	Parkwood Plaza	505,018	932,980	12/31/2020	T-12	1,226,251	702,267	523,984	12/31/2019	T-12	83.9%	1,370,221
38	Loan	1,2	1	College Metcalf	1,221,028	1,311,651	12/31/2020	T-12	2,470,022	1,511,786	958,236	12/31/2019	T-12	86.4%	2,282,623
39	Loan	23	1	Westgate Shopping Center	339,446	758,256	12/31/2020	T-12	1,099,307	346,634	752,674	12/31/2019	T-12	94.5%	1,116,234
40	Loan	16,19	1	639 11th Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,723,093
41	Loan	1,27	1	Nailah Commons	201,553	669,433	12/31/2020	T-12	832,944	194,426	638,518	12/31/2019	T-12	92.0%	880,092
42	Loan		1	Richland Townhomes	286,226	583,591	12/31/2020	T-12	900,850	389,035	511,815	12/31/2019	T-12	96.5%	871,993
43	Loan	19	1	Walgreens Hatillo	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	98.0%	635,913
44	Loan		1	Warminster Business Center	416,963	339,584	12/31/2020	T-12	636,950	429,365	207,585	12/31/2019	T-12	95.0%	1,215,189
45	Loan	29	1	California Place Apartments	432,044	557,771	12/31/2020	T-12	939,756	492,201	447,555	12/31/2019	T-12	95.0%	1,051,682
46	Loan		1	Holland Point	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	96.4%	1,310,558
47	Loan	1	1	Pines At Lawrenceville	354,802	429,623	12/31/2020	T-12	771,798	340,865	430,933	12/31/2019	T-12	95.0%	844,170
48	Loan	16,27	1	961 Seneca Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	528,960
49	Loan		1	Savannah Crossings I	252,447	861,017	12/31/2020	T-12	1,098,202	255,299	842,904	12/31/2019	T-12	95.0%	1,178,406
50	Loan	1,2,12,27	1	222 On Main	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.7%	682,574
51	Loan	1	1	Armored Mini Storage	353,181	713,568	12/31/2020	T-12	1,096,787	342,318	754,469	12/31/2019	T-12	91.6%	1,038,092
52	Loan		1	Breighton Apartments	415,770	413,974	12/31/2020	T-12	777,881	392,551	385,329	12/31/2019	T-12	95.0%	924,844
53	Loan	2,16	1	Century Storage Davenport	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	82.0%	788,462
54	Loan	19	1	Walgreens Bel Air	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	98.0%	481,804
55	Loan	19	1	Holiday Inn Express Alamogordo	1,291,448	643,451	12/31/2020	T-12	2,474,596	1,409,068	1,065,528	12/31/2019	T-12	74.0%	2,430,255
56	Loan	1,2,27	1	Broadway Square, Phase 1	261,466	508,092	12/31/2020	T-12	714,839	271,651	443,188	12/31/2019	T-12	90.0%	790,561
57	Loan	1	1	Windward Gardens	268,877	387,324	12/31/2020	T-12	576,569	165,685	410,884	12/31/2019	T-12	95.0%	696,811
58	Loan	6	5	LaSalle Parks Management	438,654	601,975	12/31/2020	T-12	855,686	421,402	434,284	12/31/2019	T-12	92.5%	1,018,046
58.01	Property		1	Mendota Estates	149,448	179,576	12/31/2020	T-12	303,829	133,496	170,333	12/31/2019	T-12	94.0%	355,917
58.02	Property		1	Ottawa Estates	88,192	132,754	12/31/2020	T-12	200,730	86,428	114,302	12/31/2019	T-12	94.0%	224,642
58.03	Property		1	Peru Estates	58,473	116,682	12/31/2020	T-12	153,714	66,465	87,249	12/31/2019	T-12	94.0%	164,404
58.04	Property		1	Earlville Estates	82,248	67,463	12/31/2020	T-12	116,119	72,124	43,995	12/31/2019	T-12	89.8%	146,836
58.05	Property		1	Cherry Estates	60,293	105,500	12/31/2020	T-12	81,294	62,889	18,405	12/31/2019	T-12	86.9%	126,247
59	Loan	1	1	Castle Apartments	466,527	541,971	12/31/2020	T-12	951,542	454,394	497,147	12/31/2019	T-12	92.2%	1,028,447
60	Loan	1,27	1	Royal Park Apartments	172,796	397,399	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	87.3%	552,611
61	Loan	16	1	Palm Court Apartments	133,112	368,042	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	558,207
62	Loan	1	1	Pinebrook Apartments	680,677	640,000	12/31/2020	T-12	1,265,657	677,644	588,013	12/31/2019	T-12	95.0%	1,370,798
63	Loan	2,3,16	1	Magnolia Cove Apartments	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.7%	544,981

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)
64	Loan	1	1	Allen Born Shopping Center	186,764	523,285	12/31/2020	T-12	747,972	180,817	567,155	12/31/2019	T-12	93.3%	790,398
65	Loan	1	1	Pavlik Professional Center	171,982	362,468	12/31/2020	T-12	563,731	192,274	371,457	12/31/2019	T-12	95.0%	566,187
66	Loan	16,19	1	DaVita Miami	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	380,701
67	Loan	1,2,16,27	1	1331 South Juniper Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	424,244
68	Loan	6,11	2	Anytime Self-Storage Arizona Portfolio	239,074	330,777	12/31/2020	T-12	393,407	179,519	213,888	12/31/2019	T-12	80.4%	772,238
68.01	Property		1	Anytime Self-Storage Arizona City	174,426	266,510	12/31/2020	T-12	357,501	154,925	202,576	12/31/2019	T-12	76.0%	549,689
68.02	Property		1	Anytime Self-Storage Apache Trail	64,649	64,267	12/31/2020	T-12	35,906	24,594	11,312	12/31/2019	T-12	92.7%	222,549
69	Loan	1	1	6515-27 N Seeley Ave	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	523,624
70	Loan	1	1	Thunderbird Village MHC	224,132	211,033	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	89.5%	759,315
71	Loan	1	1	909-919 Washington St	166,414	456,345	12/31/2020	T-12	624,344	169,203	455,141	12/31/2019	T-12	95.0%	615,303
72	Loan	1,2	1	376 Larkfield Road	125,635	143,591	12/31/2020	T-12	270,460	102,996	167,464	12/31/2019	T-12	95.0%	466,971
73	Loan	1	1	Meadows Pointe	148,779	282,527	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	94.3%	671,584
74	Loan		1	Wildberry Village Apartments	432,466	346,031	12/31/2020	T-12	767,690	395,534	372,155	12/31/2019	T-12	89.6%	832,771
75	Loan	1	1	Chuze Fitness Center	92,805	205,349	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	97.0%	632,590
76	Loan		1	Walgreens Decatur	0	437,000	12/31/2020	T-12	437,000	0	437,000	12/31/2019	T-12	100.0%	449,418
77	Loan	1	1	White Water Plaza	129,281	431,318	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	89.7%	574,794
78	Loan	6,11,16	2	First Student Industrial Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	486,982
78.01	Property		1	1947 E Brooks Rd	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	308,385
78.02	Property		1	180 Mendel Dr SW	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	178,597
79	Loan		1	Willow Way Apartments	236,936	319,679	12/31/2020	T-12	469,916	217,810	252,106	12/31/2019	T-12	95.0%	581,855
80	Loan	10	1	Stowaway Mini Storage	127,281	276,786	8/30/2019	T-8 Ann.	402,355	119,314	283,041	12/31/2018	T-12	93.5%	501,931
81	Loan	1	1	Gamma Medical	248,706	266,772	12/31/2020	T-12	510,077	217,860	292,217	12/31/2019	T-12	81.9%	542,236
82	Loan		1	Hickory Terrace Apartments	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	96.5%	337,025
83	Loan	1,7	1	Fort Ventura MHC	98,441	229,247	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	91.0%	334,108
84	Loan	19	1	Best Western Hampton Coliseum Inn	543,796	162,756	12/31/2020	T-12	1,308,354	750,546	557,808	12/31/2019	T-12	50.4%	1,308,354
85	Loan	1	1	Allies Court Townhomes	103,111	286,687	12/31/2020	T-12	421,727	104,646	317,081	12/31/2019	T-12	95.0%	393,185
86	Loan	16	1	4600 Tropea Way	102,770	278,734	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	388,225
87	Loan	1,15	1	Arnold Point II	66,437	220,374	12/31/2020	T-12	286,554	68,439	218,114	12/31/2019	T-12	95.0%	307,762
88	Loan	1	1	Oakwood Court Apartments	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	316,065
89	Loan	1	1	Highway 16 Mini Storage	283,707	728,273	12/31/2020	T-12	990,261	274,170	716,092	12/31/2019	T-12	91.4%	1,011,797
90	Loan	1	1	Lakeside Villas Apartments	165,943	292,736	12/31/2020	T-12	438,552	144,381	294,171	12/31/2019	T-12	95.0%	448,533
91	Loan	1	1	Carraway RV & Boat Storage	78,454	206,229	12/31/2020	T-12	135,690	66,211	69,479	12/31/2019	T-12	95.0%	312,010
92	Loan	1	1	Taco Town Apartments	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	311,445
93	Loan		1	Pittsburgh MHC	92,252	141,079	12/31/2020	T-12	156,747	55,199	101,548	12/31/2019	T-12	82.2%	298,781
94	Loan	1	1	Houston Self Storage	99,433	273,607	12/31/2020	T-12	335,561	142,305	193,255	12/31/2019	T-12	95.0%	381,256

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)
										7,13	7,13	7	7
1	Loan	1,11,12,19,24,27,28	1	One SoHo Square	19,231,486	63,911,313	15,738	566,788	63,328,788	4.92	4.88	13.6%	13.5%
2	Loan	1,2,3,5,12,14,17,19,20,23,27	1	Kings Plaza	29,004,262	52,040,925	139,559	995,395	50,905,970	3.14	3.07	10.7%	10.5%
3	Loan	21	1	Parkway Irvine	1,035,456	3,557,125	37,770	104,916	3,414,440	3.03	2.91	9.6%	9.2%
4	Loan	11,12	1	Broadacres Office Park	4,169,328	4,886,583	59,434	397,942	4,429,207	4.12	3.73	14.8%	13.4%
5	Loan	2,16,19,29	1	Fleet Farm Mixed Use	631,797	3,587,721	86,288	129,432	3,372,001	2.00	1.88	10.9%	10.2%
6	Loan	21,23	1	Morris Corporate Center	6,060,159	9,078,886	81,179	718,618	8,279,089	2.08	1.90	11.1%	10.1%
7	Loan	2,19,20	1	15-17 Park Avenue	2,638,090	2,165,804	24,750	0	2,141,054	2.06	2.04	7.0%	6.9%
8	Loan	16,19,24	1	Gainey Ranch Corporate Center II	1,666,890	3,785,854	101,821	203,642	3,480,391	4.00	3.68	13.0%	11.9%
9	Loan	16,28	1	Pleasant Valley Apartments	738,187	2,175,624	33,000	0	2,142,624	2.25	2.21	7.5%	7.4%
10	Loan	12,16	1	Cooper Standard HQ	803,663	3,005,886	22,033	70,266	2,913,586	1.99	1.93	11.0%	10.7%
11	Loan	11,16,17,19,27	1	356-362 E 148th Street	88,831	2,678,878	13,530	139,021	2,526,326	1.78	1.68	7.0%	6.6%
12	Loan	2,15,23	1	Murrieta Spectrum	1,117,934	2,758,965	25,854	108,691	2,624,421	2.16	2.06	12.0%	11.4%
13	Loan	16,27	1	Merit Medical Systems	40,071	1,963,467	0	128,491	1,834,976	3.06	2.86	9.5%	8.8%
14	Loan	5,6,11	5	Upstate NY Portfolio	1,975,181	2,257,302	111,940	7,200	2,138,162	2.17	2.05	11.4%	10.8%
14.01	Property		1	Jefferson Heights	483,268	792,942	30,250	0	762,692
14.02	Property		1	Madison Barracks	682,347	616,327	31,750	0	584,577
14.03	Property		1	Colonial Manor	353,614	393,514	17,750	0	375,764
14.04	Property		1	Solar Building	302,851	260,974	18,940	7,200	234,834
14.05	Property		1	Arsenal Apartments	153,100	193,546	12,000	0	181,546
15	Loan	5,6,11	44	Wyndham National Hotel Portfolio	43,686,317	20,427,509	2,564,553	0	17,862,956	1.93	1.69	14.7%	12.9%
15.01	Property		1	Travelodge - 2307 Wyoming Avenue	843,634	1,735,083	103,149	0	1,631,934
15.02	Property		1	Travelodge - 2111 Camino Del Llano	1,921,720	1,002,142	116,954	0	885,188
15.03	Property		1	Travelodge - 1170 West Flaming Gorge Way	1,767,535	1,345,048	124,503	0	1,220,545
15.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	1,773,610	888,874	106,499	0	782,375
15.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	1,698,114	810,487	100,344	0	710,143
15.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60	1,198,758	985,739	87,380	0	898,359
15.07	Property		1	Travelodge - 1127 Pony Express Highway	1,310,713	893,688	88,176	0	805,512
15.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	1,185,406	790,559	79,039	0	711,520
15.09	Property		1	Travelodge - 2680 Airport Road	856,292	819,331	67,025	0	752,306
15.10	Property		1	Super 8 - 720 Royal Parkway	990,581	306,937	51,901	0	255,036
15.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	1,535,975	857,023	95,720	0	761,303
15.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	1,074,892	659,258	69,366	0	589,892
15.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	937,599	1,007,566	77,807	0	929,759
15.14	Property		1	Super 8 - 2545 Cornhusker Highway	692,623	163,259	34,235	0	129,024
15.15	Property		1	Travelodge - 1110 Southeast 4th Street	751,207	571,345	52,902	0	518,443
15.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	947,324	502,905	58,009	0	444,896
15.17	Property		1	Travelodge - 800 West Laramie Street	688,140	578,306	50,658	0	527,648
15.18	Property		1	Travelodge - 22 North Frontage Road	680,443	573,482	50,157	0	523,325
15.19	Property		1	Travelodge - 123 Westvaco Road	823,679	501,114	52,992	0	448,122
15.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	1,075,654	613,145	67,552	0	545,593
15.21	Property		1	Travelodge - 1710 Jefferson Street	516,427	(66,231)	18,008	0	(84,239)
15.22	Property		1	Travelodge - 1625 Stillwater Avenue	1,137,702	461,502	63,968	0	397,534
15.23	Property		1	Travelodge - 8233 Airline Highway	608,089	472,377	43,219	0	429,159
15.24	Property		1	Baymont Inn & Suites - 6390 US-93	776,778	490,993	50,711	0	440,282
15.25	Property		1	Travelodge - 707 East Webster Street	1,051,526	368,569	56,804	0	311,765
15.26	Property		1	Travelodge - 777 West Hwy 21	1,029,990	440,341	58,813	0	381,528
15.27	Property		1	Travelodge - 3522 North Highway 59	944,880	(46,305)	35,943	0	(82,248)
15.28	Property		1	Travelodge - 108 6th Avenue	465,493	413,556	35,162	0	378,394
15.29	Property		1	Travelodge - 2200 East South Avenue	573,348	360,296	37,346	0	322,950
15.30	Property		1	Travelodge - 128 South Willow Road	944,371	380,665	53,001	0	327,663
15.31	Property		1	Travelodge - 1005 Highway 285	1,120,969	448,825	62,792	0	386,033
15.32	Property		1	Days Inn - 3431 14th Avenue South	997,656	200,087	47,910	0	152,177
15.33	Property		1	Travelodge - 2505 US 69	799,079	134,437	37,341	0	97,096
15.34	Property		1	Baymont Inn & Suites - 3475 Union Road	825,615	90,249	36,635	0	53,614
15.35	Property		1	Travelodge - 1706 North Park Drive	896,399	142,727	41,565	0	101,162
15.36	Property		1	Baymont Inn & Suites - 2005 Daley Street	1,003,991	297,623	52,065	0	245,559
15.37	Property		1	Travelodge - 1177 East 16th Street	1,183,133	58,660	49,672	0	8,989
15.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	1,140,881	(29,940)	44,438	0	(74,377)
15.39	Property		1	Travelodge - 2407 East Holland Avenue	1,184,597	(57,386)	45,088	0	(102,475)
15.40	Property		1	Travelodge - 620 Souder Road	725,057	14,295	29,574	0	(15,279)
15.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	956,349	64,205	40,822	0	23,383
15.42	Property		1	Travelodge - 109 East Commerce Street	687,776	(964)	27,472	0	(28,437)
15.43	Property		1	Travelodge - 4000 Siskiyou Avenue	683,883	91,939	31,033	0	60,907
15.44	Property		1	Travelodge - 98 Moffat Avenue	678,429	91,698	30,805	0	60,893
16	Loan	1,28	1	Crystal at Cascade	1,143,894	1,527,477	58,000	0	1,469,477	2.34	2.25	8.7%	8.3%
17	Loan	1,28	1	Darien Business Center	855,955	1,822,451	43,992	219,961	1,558,498	2.05	1.75	11.0%	9.4%
18	Loan	21	1	Cumberland Marketplace	344,955	1,660,137	14,604	91,522	1,554,010	1.87	1.75	10.2%	9.6%
19	Loan	12	1	Urban Grove	669,888	1,676,097	21,134	197,832	1,457,131	2.89	2.51	10.5%	9.1%
20	Loan	29	1	Attiva - Park Fort Worth, TX	1,340,904	1,220,534	40,500	0	1,180,034	2.26	2.19	8.1%	7.8%
21	Loan	6,10,16,19	14	Rollins Portfolio	116,396	3,763,468	0	0	3,763,468	2.94	2.94	9.6%	9.6%
21.01	Property		1	Lodi	NAV	NAV	NAV	NAV	NAV
21.02	Property		1	Sacramento	NAV	NAV	NAV	NAV	NAV
21.03	Property		1	Geotech Supply	NAV	NAV	NAV	NAV	NAV
21.04	Property		1	Vacaville	NAV	NAV	NAV	NAV	NAV
21.05	Property		1	Rancho Cordova	NAV	NAV	NAV	NAV	NAV

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)
21.06	Property		1	Modesto	NAV	NAV	NAV	NAV	NAV
21.07	Property		1	Auburn	NAV	NAV	NAV	NAV	NAV
21.08	Property		1	Livermore	NAV	NAV	NAV	NAV	NAV
21.09	Property		1	Salinas	NAV	NAV	NAV	NAV	NAV
21.10	Property		1	Yuba City	NAV	NAV	NAV	NAV	NAV
21.11	Property		1	Santa Rosa	NAV	NAV	NAV	NAV	NAV
21.12	Property		1	Redding	NAV	NAV	NAV	NAV	NAV
21.13	Property		1	Chico	NAV	NAV	NAV	NAV	NAV
21.14	Property		1	Sonora	NAV	NAV	NAV	NAV	NAV
22	Loan	10	1	Copans Commerce Depot	782,003	1,514,104	31,801	78,364	1,403,939	2.01	1.86	10.8%	10.0%
23	Loan	15,23,28	1	Chandler Business Center	258,034	1,152,925	10,689	15,646	1,126,590	2.70	2.64	9.2%	9.0%
24	Loan		1	Marlborough Village Center	734,744	1,443,295	16,169	126,728	1,300,399	2.18	1.96	12.0%	10.8%
25	Loan	2	1	37 West 19th Street	204,562	677,088	2,150	6,750	668,188	1.56	1.54	6.1%	6.0%
26	Loan	6,15,23	5	The Federal Collection	783,855	1,489,535	12,478	12,163	1,464,894	2.39	2.35	13.7%	13.5%
26.01	Property		1	201 Saint Michael Street	324,890	563,663	4,341	9,785	549,537
26.02	Property		1	4 Farm Colony Drive	100,633	311,899	2,861	0	309,038
26.03	Property		1	84 North Main Street	189,503	334,369	2,882	224	331,262
26.04	Property		1	6669 Short Lane	85,941	183,429	1,918	284	181,228
26.05	Property		1	415 Green Street	82,888	96,175	476	1,870	93,828
27	Loan	1	1	Westshire Townhome Apartments	354,025	844,789	27,830	0	816,959	2.13	2.06	8.0%	7.8%
28	Loan	6,12	2	Midwood Multifamily Portfolio	486,699	800,253	15,000	0	785,253	2.09	2.05	8.0%	7.9%
28.01	Property		1	1609 Ocean Avenue	254,588	451,576	7,800	0	443,776
28.02	Property		1	1532 Ocean Avenue	232,111	348,677	7,200	0	341,477
29	Loan	16,19	1	Nanogate North America	708,787	1,035,306	39,927	30,458	964,920	1.86	1.73	10.9%	10.2%
30	Loan	6	2	Laredo Texas Multifamily Portfolio	669,866	810,341	31,500	0	778,841	1.54	1.48	8.7%	8.4%
30.01	Property		1	Green Meadows Apartments	295,459	477,351	15,000	0	462,351
30.02	Property		1	Parkside Living Apartments	374,407	332,990	16,500	0	316,490
31	Loan	19,31	1	Homewood Suites Katy	2,192,203	1,502,564	147,791	0	1,354,773	2.73	2.46	16.2%	14.6%
32	Loan	2,6,11,19,21	4	ISJ New York Portfolio Tranche 2	295,358	759,592	4,599	19,861	735,131	2.28	2.21	8.7%	8.4%
32.01	Property		1	322 South Broadway	76,364	287,567	1,902	10,579	275,087
32.02	Property		1	464 Avenue U	76,954	217,680	1,178	2,633	213,869
32.03	Property		1	1202 Avenue Z	102,784	175,303	750	5,645	168,908
32.04	Property		1	360 South Broadway	39,256	79,042	770	1,004	77,268
33	Loan	1,2,27	1	1133 E. Columbia Ave	129,105	742,679	7,186	3,907	731,586	1.51	1.48	8.7%	8.6%
34	Loan		1	DPR Office	451,945	1,052,450	5,204	57,659	989,588	2.20	2.07	12.6%	11.8%
35	Loan	6,10,11,16,23	3	Atlantic Avenue Mixed Use Portfolio	149,803	603,741	2,272	4,480	596,989	1.75	1.73	7.3%	7.2%
35.01	Property		1	214 Atlantic Avenue	86,908	223,323	1,028	1,520	220,775
35.02	Property		1	218 Atlantic Avenue	31,481	196,523	622	1,480	194,421
35.03	Property		1	216 Atlantic Avenue	31,414	183,894	622	1,480	181,792
36	Loan	6,16,19	3	Athens Self Storage Portfolio	399,865	786,701	15,493	0	771,208	2.89	2.84	9.5%	9.3%
36.01	Property		1	Watkinsville Property	NAV	NAV	NAV	NAV	NAV
36.02	Property		1	Crawford Property	NAV	NAV	NAV	NAV	NAV
36.03	Property		1	Arnoldsville Property	NAV	NAV	NAV	NAV	NAV
37	Loan	21	1	Parkwood Plaza	544,878	825,342	30,391	84,970	709,981	2.83	2.44	10.4%	9.0%
38	Loan	1,2	1	College Metcalf	1,282,524	1,000,099	19,607	98,037	882,455	4.17	3.68	13.6%	12.0%
39	Loan	23	1	Westgate Shopping Center	354,032	762,202	7,100	47,331	707,772	1.83	1.70	10.6%	9.8%
40	Loan	16,19	1	639 11th Avenue	616,091	1,107,002	6,120	45,897	1,054,986	5.29	5.04	15.8%	15.1%
41	Loan	1,27	1	Nailah Commons	278,869	601,223	11,600	0	589,623	1.46	1.43	8.6%	8.4%
42	Loan		1	Richland Townhomes	313,124	558,869	16,059	0	542,810	1.42	1.38	8.1%	7.9%
43	Loan	19	1	Walgreens Hatillo	24,017	611,896	2,349	0	609,547	2.25	2.24	8.9%	8.9%
44	Loan		1	Warminster Business Center	435,255	779,933	27,169	74,369	678,395	2.11	1.84	11.4%	9.9%
45	Loan	29	1	California Place Apartments	477,866	573,816	23,500	0	550,316	1.43	1.37	8.4%	8.1%
46	Loan		1	Holland Point	231,141	1,079,417	10,228	26,687	1,042,502	5.20	5.02	16.6%	16.0%
47	Loan	1	1	Pines At Lawrenceville	358,629	485,541	17,292	0	468,249	1.87	1.80	7.5%	7.2%
48	Loan	16,27	1	961 Seneca Avenue	57,158	471,802	2,500	0	469,302	1.96	1.95	7.5%	7.4%
49	Loan		1	Savannah Crossings I	342,937	835,468	17,236	68,945	749,287	2.44	2.19	13.4%	12.0%
50	Loan	1,2,12,27	1	222 On Main	215,266	467,308	8,600	0	458,708	2.08	2.04	7.8%	7.6%
51	Loan	1	1	Armored Mini Storage	359,258	678,834	7,544	0	671,290	2.18	2.16	11.3%	11.2%
52	Loan		1	Breighton Apartments	412,297	512,547	24,000	0	488,547	1.54	1.47	9.2%	8.7%
53	Loan	2,16	1	Century Storage Davenport	262,950	525,512	7,334	0	518,179	1.75	1.72	9.6%	9.4%
54	Loan	19	1	Walgreens Bel Air	15,254	466,550	2,183	0	464,367	2.32	2.31	8.6%	8.6%
55	Loan	19	1	Holiday Inn Express Alamogordo	1,419,381	1,010,874	97,210	0	913,664	2.85	2.57	19.0%	17.2%
56	Loan	1,2,27	1	Broadway Square, Phase 1	345,286	445,275	11,458	8,857	424,960	1.53	1.46	8.5%	8.1%
57	Loan	1	1	Windward Gardens	268,203	428,608	6,525	0	422,083	2.08	2.05	8.2%	8.1%
58	Loan	6	5	LaSalle Parks Management	399,460	618,585	11,000	0	607,585	3.61	3.55	11.9%	11.7%
58.01	Property		1	Mendota Estates	129,918	225,998	3,600	0	222,398
58.02	Property		1	Ottawa Estates	84,891	139,751	2,300	0	137,451
58.03	Property		1	Peru Estates	52,652	111,751	1,950	0	109,801
58.04	Property		1	Earlville Estates	75,406	71,430	1,550	0	69,880
58.05	Property		1	Cherry Estates	56,592	69,654	1,600	0	68,054
59	Loan	1	1	Castle Apartments	505,451	522,996	34,688	0	488,308	1.84	1.72	10.1%	9.4%
60	Loan	1,27	1	Royal Park Apartments	187,112	365,499	14,000	0	351,499	1.30	1.25	7.5%	7.2%
61	Loan	16	1	Palm Court Apartments	137,380	420,827	12,500	0	408,327	1.67	1.62	9.3%	9.0%
62	Loan	1	1	Pinebrook Apartments	821,195	549,603	54,096	0	495,507	3.82	3.45	12.2%	11.0%
63	Loan	2,3,16	1	Magnolia Cove Apartments	129,728	415,253	8,500	0	406,753	1.69	1.66	9.4%	9.2%

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)
64	Loan	1	1	Allen Born Shopping Center	230,199	560,199	6,317	42,115	511,767	2.35	2.15	12.7%	11.6%
65	Loan	1	1	Pavlik Professional Center	166,535	399,652	4,720	21,071	373,861	1.65	1.55	9.3%	8.7%
66	Loan	16,19	1	DaVita Miami	21,318	359,382	1,656	15,092	342,635	2.12	2.02	8.4%	8.0%
67	Loan	1,2,16,27	1	1331 South Juniper Street	87,243	337,002	4,500	0	332,502	2.23	2.20	7.9%	7.8%
68	Loan	6,11	2	Anytime Self-Storage Arizona Portfolio	265,153	507,085	12,557	0	494,528	1.96	1.91	11.9%	11.6%
68.01	Property		1	Anytime Self-Storage Arizona City	187,393	362,295	9,563	0	352,732
68.02	Property		1	Anytime Self-Storage Apache Trail	77,759	144,790	2,994	0	141,796
69	Loan	1	1	6515-27 N Seeley Ave	156,997	366,627	6,500	0	360,127	2.14	2.10	8.7%	8.5%
70	Loan	1	1	Thunderbird Village MHC	277,858	481,457	7,450	0	474,007	3.72	3.66	11.5%	11.3%
71	Loan	1	1	909-919 Washington St	206,843	408,460	9,768	0	398,692	2.55	2.49	9.8%	9.6%
72	Loan	1,2	1	376 Larkfield Road	134,645	332,326	5,294	3,000	324,032	2.09	2.03	8.2%	8.0%
73	Loan	1	1	Meadows Pointe	307,948	363,636	22,500	0	341,136	1.63	1.53	9.0%	8.5%
74	Loan		1	Wildberry Village Apartments	443,164	389,607	36,600	0	353,007	1.80	1.63	9.8%	8.8%
75	Loan	1	1	Chuze Fitness Center	209,510	423,080	12,739	24,063	386,277	1.98	1.81	10.7%	9.8%
76	Loan		1	Walgreens Decatur	1,541	447,877	0	0	447,877	3.88	3.88	12.6%	12.6%
77	Loan	1	1	White Water Plaza	157,588	417,206	5,550	52,637	359,019	2.00	1.72	12.1%	10.4%
78	Loan	6,11,16	2	First Student Industrial Portfolio	113,780	373,203	13,234	20,046	339,923	1.70	1.54	11.2%	10.2%
78.01	Property		1	1947 E Brooks Rd	74,764	233,622	10,724	14,820	208,078
78.02	Property		1	180 Mendel Dr SW	39,016	139,581	2,510	5,226	131,845
79	Loan		1	Willow Way Apartments	245,216	336,640	15,860	0	320,780	1.63	1.55	10.1%	9.6%
80	Loan	10	1	Stowaway Mini Storage	209,029	292,902	5,723	0	287,179	2.55	2.50	9.4%	9.2%
81	Loan	1	1	Gamma Medical	249,259	292,978	5,928	41,494	245,556	1.69	1.42	9.8%	8.3%
82	Loan		1	Hickory Terrace Apartments	86,369	250,656	4,000	0	246,656	1.43	1.41	8.5%	8.4%
83	Loan	1,7	1	Fort Ventura MHC	96,510	237,598	7,788	0	229,810	1.44	1.39	8.3%	8.0%
84	Loan	19	1	Best Western Hampton Coliseum Inn	808,833	499,521	52,334	0	447,187	2.97	2.66	18.8%	16.8%
85	Loan	1	1	Allies Court Townhomes	155,555	237,630	14,203	0	223,427	1.52	1.43	9.0%	8.5%
86	Loan	16	1	4600 Tropea Way	112,981	275,244	1,050	10,500	263,694	1.78	1.71	10.5%	10.1%
87	Loan	1,15	1	Arnold Point II	105,559	202,203	953	10,603	202,203	1.32	1.32	8.6%	8.6%
88	Loan	1	1	Oakwood Court Apartments	105,941	210,124	6,500	0	203,624	1.54	1.49	8.9%	8.7%
89	Loan	1	1	Highway 16 Mini Storage	329,165	682,632	9,745	0	672,887	5.64	5.56	29.1%	28.7%
90	Loan	1	1	Lakeside Villas Apartments	220,014	228,519	13,750	0	214,769	2.62	2.46	9.8%	9.2%
91	Loan	1	1	Carraway RV & Boat Storage	94,404	217,606	7,089	0	210,518	1.70	1.64	9.9%	9.6%
92	Loan	1	1	Taco Town Apartments	138,840	172,605	3,600	0	169,005	1.37	1.35	8.0%	7.9%
93	Loan		1	Pittsburgh MHC	87,276	211,505	3,650	0	207,855	1.76	1.73	10.1%	9.9%
94	Loan	1	1	Houston Self Storage	158,380	222,876	15,890	0	206,986	2.99	2.78	10.8%	10.0%

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant
								5,7	5,7	3,4			4,21,22,23
1	Loan	1,11,12,19,24,27,28	1	One SoHo Square	1,350,000,000	As Is	6/10/2021	34.8%	34.8%	92.5%	6/1/2021	No	Flatiron Health
2	Loan	1,2,3,5,12,14,17,19,20,23,27	1	Kings Plaza	900,000,000	As Is	10/17/2019	54.1%	54.1%	97.8%	8/15/2021	No	Lowe’s Home Centers
3	Loan	21	1	Parkway Irvine	62,400,000	As Is	7/23/2021	59.3%	59.3%	88.1%	8/16/2021	No	RJE International, LLC
4	Loan	11,12	1	Broadacres Office Park	56,200,000	As Is	4/1/2021	58.7%	58.7%	90.1%	4/1/2021	No	Partnership for Children of Essex
5	Loan	2,16,19,29	1	Fleet Farm Mixed Use	55,000,000	As Is	5/14/2021	60.0%	54.0%	100.0%	6/21/2021	Yes	Fleet Farm Group, LLC
6	Loan	21,23	1	Morris Corporate Center	120,200,000	As Is	4/16/2021	68.2%	58.1%	91.9%	4/1/2021	No	Teva Pharmaceuticals USA, Inc.
7	Loan	2,19,20	1	15-17 Park Avenue	50,100,000	As Is	7/8/2021	61.9%	61.9%	100.0%	7/20/2021	NAP	NAP
8	Loan	16,19,24	1	Gainey Ranch Corporate Center II	62,000,000	As Is	6/22/2021	47.1%	47.1%	100.0%	8/6/2021	Yes	Dansons US, LLC
9	Loan	16,28	1	Pleasant Valley Apartments	41,700,000	As Is	7/8/2021	69.4%	69.4%	100.0%	8/4/2021	NAP	NAP
10	Loan	12,16	1	Cooper Standard HQ	42,800,000	As Is	6/3/2021	63.8%	53.3%	100.0%	7/19/2021	Yes	Cooper-Standard Automotive Inc.
11	Loan	11,16,17,19,27	1	356-362 E 148th Street	54,400,000	As Is	4/28/2021	69.9%	69.9%	97.2%	7/15/2021	No	Samaritan Village
12	Loan	2,15,23	1	Murrieta Spectrum	45,250,000	As Is	4/22/2021	50.9%	40.0%	94.8%	8/19/2021	No	Ashley Furniture
13	Loan	16,27	1	Merit Medical Systems	41,800,000	As Is	7/22/2021	49.6%	49.6%	100.0%	8/24/2021	Yes	Merit Medical
14	Loan	5,6,11	5	Upstate NY Portfolio	28,800,000	As Portfolio	5/24/2021	68.8%	61.6%	92.7%	8/2/2021
14.01	Property		1	Jefferson Heights	8,700,000	As Is	5/24/2021			91.7%	8/2/2021	NAP	NAP
14.02	Property		1	Madison Barracks	7,700,000	As Is	5/24/2021			91.3%	8/2/2021	NAP	NAP
14.03	Property		1	Colonial Manor	5,100,000	As Is	5/24/2021			95.8%	8/2/2021	NAP	NAP
14.04	Property		1	Solar Building	3,600,000	As Is	5/24/2021			89.0%	8/2/2021	No	Yoland Chatterton (Hair Salon)
14.05	Property		1	Arsenal Apartments	2,500,000	As Is	5/24/2021			89.6%	8/2/2021	NAP	NAP
15	Loan	5,6,11	44	Wyndham National Hotel Portfolio	215,000,000	As Complete	8/1/2019	64.5%	46.7%	54.0%	7/31/2021
15.01	Property		1	Travelodge - 2307 Wyoming Avenue	15,100,000	As Is	8/1/2019			26.4%	7/31/2021	NAP	NAP
15.02	Property		1	Travelodge - 2111 Camino Del Llano	10,800,000	As Is	8/1/2019			90.4%	7/31/2021	NAP	NAP
15.03	Property		1	Travelodge - 1170 West Flaming Gorge Way	13,300,000	As Is	8/1/2019			51.6%	7/31/2021	NAP	NAP
15.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	11,000,000	As Complete	8/1/2019			60.3%	7/31/2021	NAP	NAP
15.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	8,700,000	As Complete	8/1/2019			43.5%	7/31/2021	NAP	NAP
15.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60	9,200,000	As Complete	8/1/2019			51.0%	7/31/2021	NAP	NAP
15.07	Property		1	Travelodge - 1127 Pony Express Highway	9,300,000	As Is	8/1/2019			41.6%	7/31/2021	NAP	NAP
15.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	8,900,000	As Complete	8/1/2019			85.3%	7/31/2021	NAP	NAP
15.09	Property		1	Travelodge - 2680 Airport Road	5,600,000	As Is	8/1/2019			66.4%	7/31/2021	NAP	NAP
15.10	Property		1	Super 8 - 720 Royal Parkway	8,000,000	As Complete	8/1/2019			49.0%	7/31/2021	NAP	NAP
15.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	9,300,000	As Complete	8/1/2019			55.2%	7/31/2021	NAP	NAP
15.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	6,400,000	As Complete	8/1/2019			49.3%	7/31/2021	NAP	NAP
15.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	6,500,000	As Complete	8/1/2019			67.5%	7/31/2021	NAP	NAP
15.14	Property		1	Super 8 - 2545 Cornhusker Highway	5,500,000	As Complete	8/1/2019			39.5%	7/31/2021	NAP	NAP
15.15	Property		1	Travelodge - 1110 Southeast 4th Street	6,500,000	As Is	8/1/2019			64.4%	7/31/2021	NAP	NAP
15.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	4,500,000	As Complete	8/1/2019			46.9%	7/31/2021	NAP	NAP
15.17	Property		1	Travelodge - 800 West Laramie Street	4,300,000	As Is	8/1/2019			62.9%	7/31/2021	NAP	NAP
15.18	Property		1	Travelodge - 22 North Frontage Road	5,200,000	As Is	8/1/2019			56.5%	7/31/2021	NAP	NAP
15.19	Property		1	Travelodge - 123 Westvaco Road	3,700,000	As Is	8/1/2019			65.2%	7/31/2021	NAP	NAP
15.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	4,200,000	As Complete	8/1/2019			59.8%	7/31/2021	NAP	NAP
15.21	Property		1	Travelodge - 1710 Jefferson Street	5,200,000	As Is	8/1/2019			26.7%	7/31/2021	NAP	NAP
15.22	Property		1	Travelodge - 1625 Stillwater Avenue	4,300,000	As Is	8/1/2019			68.6%	7/31/2021	NAP	NAP
15.23	Property		1	Travelodge - 8233 Airline Highway	4,200,000	As Is	8/1/2019			60.6%	7/31/2021	NAP	NAP
15.24	Property		1	Baymont Inn & Suites - 6390 US-93	4,000,000	As Complete	8/1/2019			66.2%	7/31/2021	NAP	NAP
15.25	Property		1	Travelodge - 707 East Webster Street	3,300,000	As Is	8/1/2019			34.9%	7/31/2021	NAP	NAP
15.26	Property		1	Travelodge - 777 West Hwy 21	3,400,000	As Is	8/1/2019			59.2%	7/31/2021	NAP	NAP
15.27	Property		1	Travelodge - 3522 North Highway 59	1,900,000	As Is	8/1/2019			28.9%	7/31/2021	NAP	NAP
15.28	Property		1	Travelodge - 108 6th Avenue	3,100,000	As Is	8/1/2019			50.1%	7/31/2021	NAP	NAP
15.29	Property		1	Travelodge - 2200 East South Avenue	3,700,000	As Is	8/1/2019			64.2%	7/31/2021	NAP	NAP
15.30	Property		1	Travelodge - 128 South Willow Road	2,700,000	As Is	8/1/2019			65.6%	7/31/2021	NAP	NAP
15.31	Property		1	Travelodge - 1005 Highway 285	2,000,000	As Is	8/1/2019			79.7%	7/31/2021	NAP	NAP
15.32	Property		1	Days Inn - 3431 14th Avenue South	2,500,000	As Is	8/1/2019			69.9%	7/31/2021	NAP	NAP
15.33	Property		1	Travelodge - 2505 US 69	1,000,000	As Is	8/1/2019			52.4%	7/31/2021	NAP	NAP
15.34	Property		1	Baymont Inn & Suites - 3475 Union Road	3,800,000	As Complete	8/1/2019			57.6%	7/31/2021	NAP	NAP
15.35	Property		1	Travelodge - 1706 North Park Drive	1,400,000	As Is	8/1/2019			84.6%	7/31/2021	NAP	NAP
15.36	Property		1	Baymont Inn & Suites - 2005 Daley Street	2,700,000	As Complete	8/1/2019			56.4%	7/31/2021	NAP	NAP
15.37	Property		1	Travelodge - 1177 East 16th Street	1,000,000	As Is	8/1/2019			21.5%	7/31/2021	NAP	NAP
15.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	2,200,000	As Complete	8/1/2019			50.2%	7/31/2021	NAP	NAP
15.39	Property		1	Travelodge - 2407 East Holland Avenue	2,100,000	As Is	8/1/2019			61.3%	7/31/2021	NAP	NAP
15.40	Property		1	Travelodge - 620 Souder Road	800,000	As Is	8/1/2019			38.0%	7/31/2021	NAP	NAP
15.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	1,900,000	As Is	8/1/2019			52.0%	7/31/2021	NAP	NAP
15.42	Property		1	Travelodge - 109 East Commerce Street	500,000	As Is	8/1/2019			23.1%	7/31/2021	NAP	NAP
15.43	Property		1	Travelodge - 4000 Siskiyou Avenue	400,000	As Is	8/1/2019			79.8%	7/31/2021	NAP	NAP
15.44	Property		1	Travelodge - 98 Moffat Avenue	900,000	As Is	8/1/2019			32.7%	7/31/2021	NAP	NAP
16	Loan	1,28	1	Crystal at Cascade	29,100,000	As Is	11/24/2020	60.7%	60.7%	94.4%	6/23/2021	NAP	NAP
17	Loan	1,28	1	Darien Business Center	23,600,000	As Is	4/21/2021	69.9%	58.1%	89.3%	6/30/2021	No	University of Chicago Medical Center
18	Loan	21	1	Cumberland Marketplace	25,100,000	As Is	4/16/2021	64.8%	56.2%	94.9%	6/1/2021	No	Giant Food
19	Loan	12	1	Urban Grove	24,600,000	As Is	5/12/2021	65.0%	65.0%	100.0%	6/1/2021	No	Klas Enterprises
20	Loan	29	1	Attiva - Park Fort Worth, TX	25,000,000	As Is	5/14/2021	60.3%	60.3%	95.7%	5/3/2021	NAP	NAP
21	Loan	6,10,16,19	14	Rollins Portfolio	60,200,000	As Is	Various	65.4%	65.4%	100.0%	5/13/2021
21.01	Property		1	Lodi	14,850,000	As Is	1/15/2021			100.0%	5/13/2021	Yes	Clark Pest Control
21.02	Property		1	Sacramento	5,300,000	As Is	1/19/2021			100.0%	5/13/2021	Yes	Clark Pest Control
21.03	Property		1	Geotech Supply	6,600,000	As Is	1/19/2021			100.0%	5/13/2021	Yes	Clark Pest Control
21.04	Property		1	Vacaville	4,090,000	As Is	1/18/2021			100.0%	5/13/2021	Yes	Clark Pest Control
21.05	Property		1	Rancho Cordova	4,200,000	As Is	1/19/2021			100.0%	5/13/2021	Yes	Clark Pest Control

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant
21.06	Property		1	Modesto	4,400,000	As Is	1/15/2021			100.0%	5/13/2021	Yes	Clark Pest Control
21.07	Property		1	Auburn	4,100,000	As Is	1/18/2021			100.0%	5/13/2021	Yes	Clark Pest Control
21.08	Property		1	Livermore	3,020,000	As Is	1/18/2021			100.0%	5/13/2021	Yes	Clark Pest Control
21.09	Property		1	Salinas	2,910,000	As Is	1/22/2021			100.0%	5/13/2021	Yes	Clark Pest Control
21.10	Property		1	Yuba City	2,890,000	As Is	1/19/2021			100.0%	5/13/2021	Yes	Clark Pest Control
21.11	Property		1	Santa Rosa	2,330,000	As Is	1/18/2021			100.0%	5/13/2021	Yes	Clark Pest Control
21.12	Property		1	Redding	2,170,000	As Is	1/19/2021			100.0%	5/13/2021	Yes	Clark Pest Control
21.13	Property		1	Chico	1,840,000	As Is	1/19/2021			100.0%	5/13/2021	Yes	Clark Pest Control
21.14	Property		1	Sonora	1,500,000	As Is	1/19/2021			100.0%	5/13/2021	Yes	Clark Pest Control
22	Loan	10	1	Copans Commerce Depot	25,100,000	As Is	4/27/2021	55.8%	47.6%	84.0%	4/30/2021	No	Jones Signs
23	Loan	15,23,28	1	Chandler Business Center	21,800,000	As Is	7/13/2021	57.7%	57.7%	100.0%	8/1/2021	No	VanBockern Enterprises, LLC
24	Loan		1	Marlborough Village Center	20,400,000	As Is	6/11/2021	58.8%	49.1%	90.0%	6/30/2021	No	Dutch Village Farmer’s Market
25	Loan	2	1	37 West 19th Street	17,700,000	As Is	6/8/2021	62.4%	62.4%	100.0%	7/15/2021	No	Taco Guey
26	Loan	6,15,23	5	The Federal Collection	21,500,000	As Is	Various	50.6%	40.5%	100.0%	Various
26.01	Property		1	201 Saint Michael Street	8,800,000	As Is	12/7/2020			100.0%	1/1/2021	No	GSA US Probation Office - Southern District of Alabama
26.02	Property		1	4 Farm Colony Drive	4,400,000	As Is	12/4/2020			100.0%	2/11/2021	Yes	GSA Allegheny National Forest
26.03	Property		1	84 North Main Street	4,050,000	As Is	12/15/2020			100.0%	2/11/2021	Yes	GSA Social Security Administration
26.04	Property		1	6669 Short Lane	2,700,000	As Is	12/11/2020			100.0%	2/11/2021	Yes	GSA US Fish and Wildlife Services
26.05	Property		1	415 Green Street	1,550,000	As Is	12/3/2020			100.0%	2/11/2021	Yes	GSA US Labor Dept
27	Loan	1	1	Westshire Townhome Apartments	16,400,000	As Is	4/22/2021	64.0%	64.0%	92.7%	7/16/2021	NAP	NAP
28	Loan	6,12	2	Midwood Multifamily Portfolio	16,200,000	As Is	4/27/2021	61.7%	61.7%	98.7%	5/31/2021
28.01	Property		1	1609 Ocean Avenue	8,900,000	As Is	4/27/2021			100.0%	5/31/2021	NAP	NAP
28.02	Property		1	1532 Ocean Avenue	7,300,000	As Is	4/27/2021			97.2%	5/31/2021	NAP	NAP
29	Loan	16,19	1	Nanogate North America	15,250,000	As Is	6/17/2021	62.3%	49.8%	100.0%	8/20/2021	Yes	Nanogate North America LLC
30	Loan	6	2	Laredo Texas Multifamily Portfolio	12,670,000	As Is	6/8/2021	73.4%	58.1%	99.2%	7/27/2021
30.01	Property		1	Green Meadows Apartments	6,880,000	As Is	6/8/2021			100.0%	7/27/2021	NAP	NAP
30.02	Property		1	Parkside Living Apartments	5,790,000	As Is	6/8/2021			98.5%	7/27/2021	NAP	NAP
31	Loan	19,31	1	Homewood Suites Katy	13,900,000	As Is	1/21/2020	66.7%	54.5%	83.7%	7/31/2021	NAP	NAP
32	Loan	2,6,11,19,21	4	ISJ New York Portfolio Tranche 2	15,250,000	As Is	Various	57.0%	57.0%	100.0%	5/10/2021
32.01	Property		1	322 South Broadway	6,000,000	As Is	3/18/2021			100.0%	5/10/2021	No	Karam General Store Inc
32.02	Property		1	464 Avenue U	4,300,000	As Is	3/23/2021			100.0%	5/10/2021	No	ES Acquisition Corp
32.03	Property		1	1202 Avenue Z	3,400,000	As Is	3/23/2021			100.0%	5/10/2021	No	Z Fancy Foodz Corp.
32.04	Property		1	360 South Broadway	1,550,000	As Is	3/18/2021			100.0%	5/10/2021	No	PCS America LLC (Metro PCS)
33	Loan	1,2,27	1	1133 E. Columbia Ave	13,140,000	As Is	5/4/2021	64.7%	52.0%	97.0%	7/13/2021	No	JBMP Real Estate Group
34	Loan		1	DPR Office	18,200,000	As Is	5/13/2021	46.1%	31.9%	100.0%	7/28/2021	Yes	DPR Construction
35	Loan	6,10,11,16,23	3	Atlantic Avenue Mixed Use Portfolio	13,700,000	As Is	6/3/2021	60.2%	60.2%	100.0%	7/1/2021
35.01	Property		1	214 Atlantic Avenue	4,850,000	As Is	6/3/2021			100.0%	7/1/2021	No	Hear USA
35.02	Property		1	218 Atlantic Avenue	4,575,000	As Is	6/3/2021			100.0%	7/1/2021	No	H&R Block
35.03	Property		1	216 Atlantic Avenue	4,275,000	As Is	6/3/2021			100.0%	7/1/2021	No	D+W Polish
36	Loan	6,16,19	3	Athens Self Storage Portfolio	12,350,000	As Is	7/5/2021	66.8%	66.8%	96.4%	7/30/2021
36.01	Property		1	Watkinsville Property	7,700,000	As Is	7/5/2021			99.4%	7/30/2021	NAP	NAP
36.02	Property		1	Crawford Property	2,000,000	As Is	7/5/2021			93.3%	7/30/2021	NAP	NAP
36.03	Property		1	Arnoldsville Property	2,650,000	As Is	7/5/2021			91.8%	7/30/2021	NAP	NAP
37	Loan	21	1	Parkwood Plaza	13,250,000	As Is	5/7/2021	59.6%	59.6%	76.8%	7/30/2021	No	Lotte Market
38	Loan	1,2	1	College Metcalf	12,900,000	As Is	6/22/2021	57.0%	57.0%	85.1%	7/15/2021	No	Upper Lake Processing
39	Loan	23	1	Westgate Shopping Center	10,400,000	As Is	7/15/2021	69.2%	55.1%	100.0%	8/17/2021	No	Guitar Center Stores, Inc.
40	Loan	16,19	1	639 11th Avenue	23,200,000	As Is	6/23/2021	30.2%	30.2%	100.0%	8/11/2021	No	Barbizon Electric
41	Loan	1,27	1	Nailah Commons	10,800,000	As Is	12/29/2020	64.8%	56.4%	96.6%	6/30/2021	NAP	NAP
42	Loan		1	Richland Townhomes	9,450,000	As Is	6/8/2021	73.0%	57.9%	100.0%	8/6/2021	NAP	NAP
43	Loan	19	1	Walgreens Hatillo	10,000,000	As Is	6/6/2021	68.7%	68.7%	100.0%	8/4/2021	Yes	Walgreens
44	Loan		1	Warminster Business Center	9,950,000	As Is	6/6/2021, 6/16/2021	68.9%	58.8%	96.4%	7/14/2021	No	ADT
45	Loan	29	1	California Place Apartments	10,100,000	As Is	7/21/2021	67.3%	62.7%	97.9%	8/16/2021	NAP	NAP
46	Loan		1	Holland Point	19,700,000	As Is	8/1/2021	33.0%	33.0%	100.0%	8/1/2021	No	Publix
47	Loan	1	1	Pines At Lawrenceville	10,450,000	As Is	3/26/2021	62.2%	62.2%	95.5%	6/30/2021	NAP	NAP
48	Loan	16,27	1	961 Seneca Avenue	9,500,000	As Is	2/8/2021	66.3%	66.3%	100.0%	7/1/2021	NAP	NAP
49	Loan		1	Savannah Crossings I	9,950,000	As Is	6/9/2021	62.6%	49.2%	96.4%	7/20/2021	No	Big Lots
50	Loan	1,2,12,27	1	222 On Main	10,100,000	As Is	4/15/2021	59.4%	59.4%	92.5%	6/8/2021	No	Mofongo Restaurant LLC
51	Loan	1	1	Armored Mini Storage	12,470,000	As Is	5/12/2021	48.0%	37.1%	97.8%	7/31/2021	NAP	NAP
52	Loan		1	Breighton Apartments	8,280,000	As Is	6/28/2021	67.6%	61.7%	99.0%	7/7/2021	NAP	NAP
53	Loan	2,16	1	Century Storage Davenport	9,890,000	As Is	5/20/2021	55.6%	50.1%	92.4%	5/10/2021	NAP	NAP
54	Loan	19	1	Walgreens Bel Air	8,300,000	As Is	6/11/2021	65.4%	65.4%	100.0%	8/23/2021	Yes	Walgreens
55	Loan	19	1	Holiday Inn Express Alamogordo	9,000,000	As Is	11/25/2019	59.1%	44.3%	71.0%	6/30/2021	NAP	NAP
56	Loan	1,2,27	1	Broadway Square, Phase 1	7,680,000	As Is	4/26/2021	68.4%	57.2%	93.8%	6/30/2021	No	Sothern Graphic Systems, LLC
57	Loan	1	1	Windward Gardens	9,140,000	As Is	3/17/2021	56.9%	56.9%	100.0%	7/1/2021	NAP	NAP
58	Loan	6	5	LaSalle Parks Management	8,000,000	As Is	6/23/2021	65.0%	65.0%	93.6%	8/19/2021
58.01	Property		1	Mendota Estates	2,600,000	As Is	6/23/2021			94.4%	8/19/2021	NAP	NAP
58.02	Property		1	Ottawa Estates	1,700,000	As Is	6/23/2021			100.0%	8/19/2021	NAP	NAP
58.03	Property		1	Peru Estates	1,500,000	As Is	6/23/2021			97.4%	8/19/2021	NAP	NAP
58.04	Property		1	Earlville Estates	1,150,000	As Is	6/23/2021			87.1%	8/19/2021	NAP	NAP
58.05	Property		1	Cherry Estates	1,050,000	As Is	6/23/2021			84.4%	8/19/2021	NAP	NAP
59	Loan	1	1	Castle Apartments	7,550,000	As Is	3/29/2021	68.9%	57.4%	92.2%	7/1/2021	NAP	NAP
60	Loan	1,27	1	Royal Park Apartments	6,650,000	As Is	12/22/2020	72.9%	61.6%	87.5%	8/6/2021	NAP	NAP
61	Loan	16	1	Palm Court Apartments	6,480,000	As Is	6/10/2021	69.9%	63.2%	100.0%	7/6/2021	NAP	NAP
62	Loan	1	1	Pinebrook Apartments	9,100,000	As Is	7/1/2021	49.5%	49.5%	98.8%	7/8/2021	NAP	NAP
63	Loan	2,3,16	1	Magnolia Cove Apartments	6,060,000	As Is	6/10/2021	72.9%	62.7%	100.0%	7/6/2021	NAP	NAP

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant
64	Loan	1	1	Allen Born Shopping Center	8,230,000	As Is	6/6/2021	53.5%	45.7%	94.8%	7/31/2021	No	Dunhamʹs Athleisure Corp.
65	Loan	1	1	Pavlik Professional Center	6,425,000	As Is	5/12/2021	66.5%	55.9%	100.0%	7/1/2021	No	Access Healthcare of Orlando, Inc.
66	Loan	16,19	1	DaVita Miami	8,525,000	As Is	6/23/2021	50.0%	50.0%	100.0%	7/26/2021	Yes	DaVita
67	Loan	1,2,16,27	1	1331 South Juniper Street	6,550,000	As Is	6/3/2021	64.9%	64.9%	100.0%	7/1/2021	No	Ferraro Construction Group, LLC
68	Loan	6,11	2	Anytime Self-Storage Arizona Portfolio	9,140,000	As Is	7/8/2021	46.5%	42.6%	98.1%	Various
68.01	Property		1	Anytime Self-Storage Arizona City	6,510,000	As Is	7/8/2021			98.9%	7/26/2021	NAP	NAP
68.02	Property		1	Anytime Self-Storage Apache Trail	2,630,000	As Is	7/8/2021			95.3%	7/21/2021	NAP	NAP
69	Loan	1	1	6515-27 N Seeley Ave	6,500,000	As Is	2/2/2021	65.0%	65.0%	100.0%	7/16/2021	NAP	NAP
70	Loan	1	1	Thunderbird Village MHC	8,750,000	As Is	5/6/2021	48.0%	48.0%	91.3%	7/31/2021	NAP	NAP
71	Loan	1	1	909-919 Washington St	6,600,000	As Is	1/19/2021	63.0%	63.0%	100.0%	7/19/2021	NAP	NAP
72	Loan	1,2	1	376 Larkfield Road	6,200,000	As Is	4/8/2021	65.0%	65.0%	100.0%	Various	No	Larkfield Multicellular Corp
73	Loan	1	1	Meadows Pointe	6,000,000	As Is	6/15/2021	67.0%	56.0%	94.4%	8/17/2021	NAP	NAP
74	Loan		1	Wildberry Village Apartments	7,150,000	As Is	6/21/2021	55.9%	43.7%	95.9%	7/14/2021	NAP	NAP
75	Loan	1	1	Chuze Fitness Center	6,700,000	As Is	8/5/2021	59.0%	49.0%	100.0%	8/26/2021	Yes	Chuze Fitness
76	Loan		1	Walgreens Decatur	8,570,000	As Is	6/29/2021	41.5%	41.5%	100.0%	8/16/2021	Yes	Walgreens
77	Loan	1	1	White Water Plaza	6,050,000	As Is	1/28/2021	57.0%	52.1%	88.8%	6/30/2021	No	Concentra Health Services, Inc.
78	Loan	6,11,16	2	First Student Industrial Portfolio	6,300,000	As Is	Various	53.1%	38.8%	100.0%	7/21/2021
78.01	Property		1	1947 E Brooks Rd	4,000,000	As Is	4/20/2021			100.0%	7/21/2021	Yes	First Student, Inc.
78.02	Property		1	180 Mendel Dr SW	2,300,000	As Is	4/19/2021			100.0%	7/21/2021	Yes	First Student, Inc.
79	Loan		1	Willow Way Apartments	5,650,000	As Is	6/8/2021	59.2%	42.3%	100.0%	6/7/2021	NAP	NAP
80	Loan	10	1	Stowaway Mini Storage	4,910,000	As Is	6/17/2021	63.7%	63.7%	93.1%	5/12/2021	NAP	NAP
81	Loan	1	1	Gamma Medical	4,400,000	As Is	3/24/2021	67.6%	57.2%	100.0%	7/1/2021	No	Gamma Surgery Center
82	Loan		1	Hickory Terrace Apartments	4,250,000	As Is	5/5/2021	69.4%	55.7%	100.0%	5/1/2021	NAP	NAP
83	Loan	1,7	1	Fort Ventura MHC	4,290,000	As Is	6/16/2021	67.0%	58.0%	89.4%	8/12/2021	NAP	NAP
84	Loan	19	1	Best Western Hampton Coliseum Inn	4,400,000	As Is	1/30/2020	60.3%	50.4%	50.4%	4/30/2021	NAP	NAP
85	Loan	1	1	Allies Court Townhomes	4,700,000	As Is	6/4/2021	55.9%	44.9%	100.0%	7/8/2021	NAP	NAP
86	Loan	16	1	4600 Tropea Way	3,880,000	As Is	5/28/2021	67.4%	54.1%	100.0%	7/8/2021	No	5.11 Inc
87	Loan	1,15	1	Arnold Point II	4,100,000	As Is	1/25/2021	57.5%	47.6%	100.0%	7/1/2021	No	FedEx
88	Loan	1	1	Oakwood Court Apartments	3,250,000	As Is	3/22/2021	72.3%	61.1%	100.0%	7/1/2021	NAP	NAP
89	Loan	1	1	Highway 16 Mini Storage	12,440,000	As Is	5/21/2021	18.9%	14.5%	98.3%	6/28/2021	NAP	NAP
90	Loan	1	1	Lakeside Villas Apartments	4,075,000	As Is	6/3/2021	57.1%	57.1%	100.0%	7/31/2021	NAP	NAP
91	Loan	1	1	Carraway RV & Boat Storage	3,550,000	As Is	3/31/2021	61.6%	49.5%	97.7%	7/19/2021	NAP	NAP
92	Loan	1	1	Taco Town Apartments	3,430,000	As Is	2/24/2021	62.7%	54.4%	100.0%	7/23/2021	NAP	NAP
93	Loan		1	Pittsburgh MHC	3,700,000	As Is	6/2/2021	56.8%	47.8%	82.2%	7/1/2021	NAP	NAP
94	Loan	1	1	Houston Self Storage	4,000,000	As Is	7/27/2021	51.8%	51.8%	99.0%	7/23/2021	NAP	NAP

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF
								4,21,22,23				4,21,22,23
1	Loan	1,11,12,19,24,27,28	1	One SoHo Square	223,402	28.4%	2/28/2031	Aetna	106,350	13.5%	7/31/2029	MAC	88,699
2	Loan	1,2,3,5,12,14,17,19,20,23,27	1	Kings Plaza	114,000	14.0%	5/31/2028	Primark	102,805	12.7%	7/31/2038	JCPenney	94,895
3	Loan	21	1	Parkway Irvine	7,169	3.4%	8/31/2023	Jacob & Hefner	7,004	3.3%	3/31/2026	Genterra Consultants	6,572
4	Loan	11,12	1	Broadacres Office Park	26,025	6.6%	10/31/2028	MAVeCap	24,520	6.2%	4/30/2031	Dewberry - Engineers, Inc.	24,422
5	Loan	2,16,19,29	1	Fleet Farm Mixed Use	431,440	100.0%	10/31/2041	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	21,23	1	Morris Corporate Center	354,055	65.4%	7/31/2030	Ogilvy CommonHealth Worldwide, LLC	88,066	16.3%	12/31/2021	Curtiss-Wright	15,602
7	Loan	2,19,20	1	15-17 Park Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	16,19,24	1	Gainey Ranch Corporate Center II	203,642	100.0%	8/5/2036	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	16,28	1	Pleasant Valley Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	12,16	1	Cooper Standard HQ	110,165	100.0%	2/28/2035	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	11,16,17,19,27	1	356-362 E 148th Street	65,399	81.6%	7/14/2051	CSB Parking LLC	12,517	15.6%	7/20/2051	NAP	NAP
12	Loan	2,15,23	1	Murrieta Spectrum	50,902	29.5%	10/31/2027	Savers	26,194	15.2%	9/30/2027	STG International	25,732
13	Loan	16,27	1	Merit Medical Systems	95,500	100.0%	10/31/2033	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	5,6,11	5	Upstate NY Portfolio
14.01	Property		1	Jefferson Heights	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	Madison Barracks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	Colonial Manor	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.04	Property		1	Solar Building	2,000	3.8%	MTM	Utica Center of Development	1,200	2.3%	11/1/2022	Terri Tubolino (Spa)	300
14.05	Property		1	Arsenal Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	5,6,11	44	Wyndham National Hotel Portfolio
15.01	Property		1	Travelodge - 2307 Wyoming Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.02	Property		1	Travelodge - 2111 Camino Del Llano	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.03	Property		1	Travelodge - 1170 West Flaming Gorge Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.07	Property		1	Travelodge - 1127 Pony Express Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.09	Property		1	Travelodge - 2680 Airport Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.10	Property		1	Super 8 - 720 Royal Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.14	Property		1	Super 8 - 2545 Cornhusker Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.15	Property		1	Travelodge - 1110 Southeast 4th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.17	Property		1	Travelodge - 800 West Laramie Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.18	Property		1	Travelodge - 22 North Frontage Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.19	Property		1	Travelodge - 123 Westvaco Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.21	Property		1	Travelodge - 1710 Jefferson Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.22	Property		1	Travelodge - 1625 Stillwater Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.23	Property		1	Travelodge - 8233 Airline Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.24	Property		1	Baymont Inn & Suites - 6390 US-93	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.25	Property		1	Travelodge - 707 East Webster Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.26	Property		1	Travelodge - 777 West Hwy 21	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.27	Property		1	Travelodge - 3522 North Highway 59	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.28	Property		1	Travelodge - 108 6th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.29	Property		1	Travelodge - 2200 East South Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.30	Property		1	Travelodge - 128 South Willow Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.31	Property		1	Travelodge - 1005 Highway 285	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.32	Property		1	Days Inn - 3431 14th Avenue South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.33	Property		1	Travelodge - 2505 US 69	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.34	Property		1	Baymont Inn & Suites - 3475 Union Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.35	Property		1	Travelodge - 1706 North Park Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.36	Property		1	Baymont Inn & Suites - 2005 Daley Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.37	Property		1	Travelodge - 1177 East 16th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.39	Property		1	Travelodge - 2407 East Holland Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.40	Property		1	Travelodge - 620 Souder Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.42	Property		1	Travelodge - 109 East Commerce Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.43	Property		1	Travelodge - 4000 Siskiyou Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.44	Property		1	Travelodge - 98 Moffat Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	1,28	1	Crystal at Cascade	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	1,28	1	Darien Business Center	44,399	25.2%	6/30/2030	ITS Technologies & Logistics	21,050	12.0%	3/31/2027	By Your Side, LLC	18,000
18	Loan	21	1	Cumberland Marketplace	67,049	68.9%	4/30/2026	Pennsylvania LCB	9,036	9.3%	4/30/2027	Red Robin (Lehigh Valley Restaurant Group)	6,364
19	Loan	12	1	Urban Grove	35,245	33.4%	1/31/2029	Quintessential Biosciences	19,038	18.0%	9/30/2029	Orchard Securities / Summit Fulfillment Services	16,645
20	Loan	29	1	Attiva - Park Fort Worth, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	6,10,16,19	14	Rollins Portfolio
21.01	Property		1	Lodi	55,632	100.0%	2/29/2036	NAP	NAP	NAP	NAP	NAP	NAP
21.02	Property		1	Sacramento	19,128	100.0%	2/29/2036	NAP	NAP	NAP	NAP	NAP	NAP
21.03	Property		1	Geotech Supply	25,020	100.0%	2/29/2036	NAP	NAP	NAP	NAP	NAP	NAP
21.04	Property		1	Vacaville	13,840	100.0%	2/29/2036	NAP	NAP	NAP	NAP	NAP	NAP
21.05	Property		1	Rancho Cordova	15,520	100.0%	2/29/2036	NAP	NAP	NAP	NAP	NAP	NAP

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF
21.06	Property		1	Modesto	16,016	100.0%	2/29/2036	NAP	NAP	NAP	NAP	NAP	NAP
21.07	Property		1	Auburn	19,750	100.0%	2/29/2036	NAP	NAP	NAP	NAP	NAP	NAP
21.08	Property		1	Livermore	9,920	100.0%	2/29/2036	NAP	NAP	NAP	NAP	NAP	NAP
21.09	Property		1	Salinas	8,005	100.0%	2/29/2036	NAP	NAP	NAP	NAP	NAP	NAP
21.10	Property		1	Yuba City	9,920	100.0%	2/29/2036	NAP	NAP	NAP	NAP	NAP	NAP
21.11	Property		1	Santa Rosa	8,525	100.0%	2/29/2036	NAP	NAP	NAP	NAP	NAP	NAP
21.12	Property		1	Redding	12,480	100.0%	2/29/2036	NAP	NAP	NAP	NAP	NAP	NAP
21.13	Property		1	Chico	9,634	100.0%	2/29/2036	NAP	NAP	NAP	NAP	NAP	NAP
21.14	Property		1	Sonora	8,950	100.0%	2/29/2036	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	10	1	Copans Commerce Depot	13,500	6.9%	6/30/2023	REFRI Shop, Inc. HOLZ Home Design Corp.	12,460	6.4%	4/2/2023	Engeper American Corp / Ace Granite	10,400
23	Loan	15,23,28	1	Chandler Business Center	26,702	25.0%	11/30/2026	Vector Energy, LLC	22,553	21.1%	11/30/2025	New Heights Church	22,070
24	Loan		1	Marlborough Village Center	37,900	35.2%	6/30/2028	CVS Pharmacy	10,125	9.4%	1/31/2024	Family Dollar	9,300
25	Loan	2	1	37 West 19th Street	2,300	14.8%	3/5/2032	AOK Flatiron LLC	2,200	14.2%	11/30/2027	NAP	NAP
26	Loan	6,15,23	5	The Federal Collection
26.01	Property		1	201 Saint Michael Street	24,754	62.7%	9/7/2021	GSA US Army Corps of Engineers	14,714	37.3%	9/7/2021	NAP	NAP
26.02	Property		1	4 Farm Colony Drive	22,006	100.0%	9/30/2028	NAP	NAP	NAP	NAP	NAP	NAP
26.03	Property		1	84 North Main Street	12,009	100.0%	2/28/2024	NAP	NAP	NAP	NAP	NAP	NAP
26.04	Property		1	6669 Short Lane	11,281	100.0%	5/6/2027	NAP	NAP	NAP	NAP	NAP	NAP
26.05	Property		1	415 Green Street	4,328	100.0%	11/22/2025	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	1	1	Westshire Townhome Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	6,12	2	Midwood Multifamily Portfolio
28.01	Property		1	1609 Ocean Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	1532 Ocean Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	16,19	1	Nanogate North America	266,180	100.0%	8/31/2041	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	6	2	Laredo Texas Multifamily Portfolio
30.01	Property		1	Green Meadows Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.02	Property		1	Parkside Living Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	19,31	1	Homewood Suites Katy	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	2,6,11,19,21	4	ISJ New York Portfolio Tranche 2
32.01	Property		1	322 South Broadway	4,176	32.9%	5/31/2035	Café Ta Cuba of Yonkers Inc.	3,368	26.6%	2/28/2026	Blas A Morales (South Broadway Auto)	1,694
32.02	Property		1	464 Avenue U	950	16.7%	2/28/2033	Rosy’s Glamour Inc	800	14.0%	1/31/2025	Zoura Pharmacy Inc	700
32.03	Property		1	1202 Avenue Z	1,260	25.2%	8/31/2022	Ada Ruderman Medical PC	1,260	25.2%	12/31/2027	Lin’s Laundromat & Dry Cleaning, Inc	1,009
32.04	Property		1	360 South Broadway	900	27.3%	8/31/2027	Assessment N Counseling	900	27.3%	3/31/2024	NAP	NAP
33	Loan	1,2,27	1	1133 E. Columbia Ave	3,000	10.1%	4/30/2024	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan		1	DPR Office	34,690	100.0%	12/31/2028	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	6,10,11,16,23	3	Atlantic Avenue Mixed Use Portfolio
35.01	Property		1	214 Atlantic Avenue	1,520	35.2%	7/31/2027	NAP	NAP	NAP	NAP	NAP	NAP
35.02	Property		1	218 Atlantic Avenue	1,480	41.3%	4/30/2022	NAP	NAP	NAP	NAP	NAP	NAP
35.03	Property		1	216 Atlantic Avenue	1,480	46.5%	5/31/2029	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	6,16,19	3	Athens Self Storage Portfolio
36.01	Property		1	Watkinsville Property	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.02	Property		1	Crawford Property	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.03	Property		1	Arnoldsville Property	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	21	1	Parkwood Plaza	62,944	44.4%	5/24/2028	Furniture & Mattress Giant	11,867	8.4%	8/31/2025	Joen Korean, Inc.	6,485
38	Loan	1,2	1	College Metcalf	14,866	15.2%	12/31/2021	Mid America Physiatrist	7,170	7.3%	6/30/2023	FedEx	6,188
39	Loan	23	1	Westgate Shopping Center	33,800	71.4%	11/30/2026	Bridal Galleria	3,600	7.6%	2/28/2025	Zivash Ventures dba Dr.Phonez	1,600
40	Loan	16,19	1	639 11th Avenue	18,930	61.9%	11/30/2036	Red Balloon Security, Inc	11,668	38.1%	10/31/2030	NAP	NAP
41	Loan	1,27	1	Nailah Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan		1	Richland Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	19	1	Walgreens Hatillo	15,660	100.0%	1/31/2040	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan		1	Warminster Business Center	20,805	23.0%	9/30/2026	LB Bohle	16,281	18.0%	7/1/2026	Phoenix United	15,463
45	Loan	29	1	California Place Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan		1	Holland Point	48,387	71.0%	2/29/2040	Bravos Cantina Grill	4,300	6.3%	7/31/2026	City Nail & Spa	2,900
47	Loan	1	1	Pines At Lawrenceville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	16,27	1	961 Seneca Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan		1	Savannah Crossings I	32,204	46.7%	1/31/2029	Phantom Fireworks	6,720	9.7%	9/30/2023	Rolling Crab	5,065
50	Loan	1,2,12,27	1	222 On Main	1,268	100.0%	10/31/2025	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan	1	1	Armored Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan		1	Breighton Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan	2,16	1	Century Storage Davenport	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54	Loan	19	1	Walgreens Bel Air	14,550	100.0%	5/31/2036	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan	19	1	Holiday Inn Express Alamogordo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	1,2,27	1	Broadway Square, Phase 1	2,260	19.9%	MTM	Nation Pub, LLC	1,735	15.2%	6/30/2026	HJB Collective, LLC	1,625
57	Loan	1	1	Windward Gardens	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58	Loan	6	5	LaSalle Parks Management
58.01	Property		1	Mendota Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58.02	Property		1	Ottawa Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58.03	Property		1	Peru Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58.04	Property		1	Earlville Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58.05	Property		1	Cherry Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
59	Loan	1	1	Castle Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
60	Loan	1,27	1	Royal Park Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
61	Loan	16	1	Palm Court Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
62	Loan	1	1	Pinebrook Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
63	Loan	2,3,16	1	Magnolia Cove Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF
64	Loan	1	1	Allen Born Shopping Center	27,095	64.3%	1/31/2023	Sherwin-Williams	4,250	10.1%	11/30/2027	Little Caesars	2,420
65	Loan	1	1	Pavlik Professional Center	10,552	62.6%	6/30/2025	Healthcare Diagnostics of Orlando, LLC	4,305	25.5%	2/28/2027	Orlando Foot & Ankle	2,000
66	Loan	16,19	1	DaVita Miami	8,280	100.0%	10/31/2032	NAP	NAP	NAP	NAP	NAP	NAP
67	Loan	1,2,16,27	1	1331 South Juniper Street	1,650	10.6%	4/30/2026	NAP	NAP	NAP	NAP	NAP	NAP
68	Loan	6,11	2	Anytime Self-Storage Arizona Portfolio
68.01	Property		1	Anytime Self-Storage Arizona City	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
68.02	Property		1	Anytime Self-Storage Apache Trail	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
69	Loan	1	1	6515-27 N Seeley Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
70	Loan	1	1	Thunderbird Village MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
71	Loan	1	1	909-919 Washington St	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
72	Loan	1,2	1	376 Larkfield Road	1,400	9.8%	2/28/2026	Danny Shoe Repair	560	3.9%	4/30/2025	NAP	NAP
73	Loan	1	1	Meadows Pointe	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
74	Loan		1	Wildberry Village Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
75	Loan	1	1	Chuze Fitness Center	35,387	100.0%	8/31/2034	NAP	NAP	NAP	NAP	NAP	NAP
76	Loan		1	Walgreens Decatur	14,560	100.0%	5/31/2036	NAP	NAP	NAP	NAP	NAP	NAP
77	Loan	1	1	White Water Plaza	13,462	36.4%	6/30/2028	Atlanta Blood Services, LLC	7,001	18.9%	1/31/2027	Planned Parenthood of Georgia, Inc.	4,158
78	Loan	6,11,16	2	First Student Industrial Portfolio
78.01	Property		1	1947 E Brooks Rd	22,800	100.0%	7/31/2031	NAP	NAP	NAP	NAP	NAP	NAP
78.02	Property		1	180 Mendel Dr SW	8,040	100.0%	12/31/2030	NAP	NAP	NAP	NAP	NAP	NAP
79	Loan		1	Willow Way Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
80	Loan	10	1	Stowaway Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
81	Loan	1	1	Gamma Medical	7,641	25.8%	7/31/2028	Evolutionary Fitness	6,667	22.5%	1/31/2022	Rehab & Pain Specialists	5,021
82	Loan		1	Hickory Terrace Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
83	Loan	1,7	1	Fort Ventura MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
84	Loan	19	1	Best Western Hampton Coliseum Inn	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
85	Loan	1	1	Allies Court Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
86	Loan	16	1	4600 Tropea Way	4,000	57.1%	6/30/2029	Le Nails & Spa	1,500	21.4%	11/20/2029	Kazu Sushi Burrito	1,500
87	Loan	1,15	1	Arnold Point II	1,530	35.3%	11/30/2022	Panda Express	1,500	34.6%	11/30/2025	Jamba Juice	1,300
88	Loan	1	1	Oakwood Court Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
89	Loan	1	1	Highway 16 Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
90	Loan	1	1	Lakeside Villas Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
91	Loan	1	1	Carraway RV & Boat Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
92	Loan	1	1	Taco Town Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
93	Loan		1	Pittsburgh MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
94	Loan	1	1	Houston Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF
							4,21,22,23				4,21,22,23
1	Loan	1,11,12,19,24,27,28	1	One SoHo Square	11.3%	3/31/2034	Warby Parker	83,286	10.6%	1/31/2025	Juul Labs	54,068
2	Loan	1,2,3,5,12,14,17,19,20,23,27	1	Kings Plaza	11.7%	7/31/2038	Burlington	55,078	6.8%	7/31/2028	Best Buy	53,371
3	Loan	21	1	Parkway Irvine	3.1%	10/31/2022	Stepping Forward Counseling Center	6,410	3.1%	12/31/2025	Earthlabs, Inc.	5,713
4	Loan	11,12	1	Broadacres Office Park	6.2%	2/29/2024	Munzing	20,000	5.0%	12/31/2028	Reverse Mortgage Funding	16,606
5	Loan	2,16,19,29	1	Fleet Farm Mixed Use	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	21,23	1	Morris Corporate Center	2.9%	10/31/2029	Homebridge Financial Services, Inc.	11,774	2.2%	3/31/2023	Lee Hecht Harrison	5,149
7	Loan	2,19,20	1	15-17 Park Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	16,19,24	1	Gainey Ranch Corporate Center II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	16,28	1	Pleasant Valley Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	12,16	1	Cooper Standard HQ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	11,16,17,19,27	1	356-362 E 148th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	2,15,23	1	Murrieta Spectrum	14.9%	9/30/2031	Auto Club (AAA)	9,870	5.7%	7/31/2026	USHW-Concentra Health	8,724
13	Loan	16,27	1	Merit Medical Systems	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	5,6,11	5	Upstate NY Portfolio
14.01	Property		1	Jefferson Heights	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	Madison Barracks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	Colonial Manor	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.04	Property		1	Solar Building	0.6%	MTM	NAP	NAP	NAP	NAP	NAP	NAP
14.05	Property		1	Arsenal Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	5,6,11	44	Wyndham National Hotel Portfolio
15.01	Property		1	Travelodge - 2307 Wyoming Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.02	Property		1	Travelodge - 2111 Camino Del Llano	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.03	Property		1	Travelodge - 1170 West Flaming Gorge Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.07	Property		1	Travelodge - 1127 Pony Express Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.09	Property		1	Travelodge - 2680 Airport Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.10	Property		1	Super 8 - 720 Royal Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.14	Property		1	Super 8 - 2545 Cornhusker Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.15	Property		1	Travelodge - 1110 Southeast 4th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.17	Property		1	Travelodge - 800 West Laramie Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.18	Property		1	Travelodge - 22 North Frontage Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.19	Property		1	Travelodge - 123 Westvaco Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.21	Property		1	Travelodge - 1710 Jefferson Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.22	Property		1	Travelodge - 1625 Stillwater Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.23	Property		1	Travelodge - 8233 Airline Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.24	Property		1	Baymont Inn & Suites - 6390 US-93	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.25	Property		1	Travelodge - 707 East Webster Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.26	Property		1	Travelodge - 777 West Hwy 21	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.27	Property		1	Travelodge - 3522 North Highway 59	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.28	Property		1	Travelodge - 108 6th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.29	Property		1	Travelodge - 2200 East South Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.30	Property		1	Travelodge - 128 South Willow Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.31	Property		1	Travelodge - 1005 Highway 285	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.32	Property		1	Days Inn - 3431 14th Avenue South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.33	Property		1	Travelodge - 2505 US 69	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.34	Property		1	Baymont Inn & Suites - 3475 Union Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.35	Property		1	Travelodge - 1706 North Park Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.36	Property		1	Baymont Inn & Suites - 2005 Daley Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.37	Property		1	Travelodge - 1177 East 16th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.39	Property		1	Travelodge - 2407 East Holland Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.40	Property		1	Travelodge - 620 Souder Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.42	Property		1	Travelodge - 109 East Commerce Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.43	Property		1	Travelodge - 4000 Siskiyou Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.44	Property		1	Travelodge - 98 Moffat Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	1,28	1	Crystal at Cascade	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	1,28	1	Darien Business Center	10.2%	1/31/2031	Life Quotes, Inc.	15,735	8.9%	12/31/2023	Kindi Academy LTD	13,550
18	Loan	21	1	Cumberland Marketplace	6.5%	5/6/2026	Sherwin-Williams	4,000	4.1%	7/31/2023	Drayer Physical Therapy Institute	2,362
19	Loan	12	1	Urban Grove	15.8%	2/28/2029	Intercap Lending	9,989	9.5%	8/31/2025	Ryan	8,134
20	Loan	29	1	Attiva - Park Fort Worth, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	6,10,16,19	14	Rollins Portfolio
21.01	Property		1	Lodi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.02	Property		1	Sacramento	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.03	Property		1	Geotech Supply	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.04	Property		1	Vacaville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.05	Property		1	Rancho Cordova	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF
21.06	Property		1	Modesto	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.07	Property		1	Auburn	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.08	Property		1	Livermore	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.09	Property		1	Salinas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.10	Property		1	Yuba City	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.11	Property		1	Santa Rosa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.12	Property		1	Redding	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.13	Property		1	Chico	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.14	Property		1	Sonora	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	10	1	Copans Commerce Depot	5.3%	9/30/2024	Cabinetparts.com	10,400	5.3%	2/28/2027	Ademco Inc.	8,000
23	Loan	15,23,28	1	Chandler Business Center	20.6%	6/30/2023	Newark Corporation	16,006	15.0%	3/31/2024	Southwest Services	7,366
24	Loan		1	Marlborough Village Center	8.6%	6/30/2029	Monica Williams GirlFit	6,830	6.3%	12/31/2029	Alliance Energy (dba Exxon)	5,603
25	Loan	2	1	37 West 19th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	6,15,23	5	The Federal Collection
26.01	Property		1	201 Saint Michael Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.02	Property		1	4 Farm Colony Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.03	Property		1	84 North Main Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.04	Property		1	6669 Short Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.05	Property		1	415 Green Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	1	1	Westshire Townhome Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	6,12	2	Midwood Multifamily Portfolio
28.01	Property		1	1609 Ocean Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	1532 Ocean Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	16,19	1	Nanogate North America	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	6	2	Laredo Texas Multifamily Portfolio
30.01	Property		1	Green Meadows Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.02	Property		1	Parkside Living Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	19,31	1	Homewood Suites Katy	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	2,6,11,19,21	4	ISJ New York Portfolio Tranche 2
32.01	Property		1	322 South Broadway	13.4%	5/31/2022	Ala Awwad & Tareq Eid	1,624	12.8%	5/31/2027	Apolinar Duran & Graciela German (Evelyn’s Beauty Salon)	908
32.02	Property		1	464 Avenue U	12.3%	7/31/2026	Sesar Maleh (Jus)	250	4.4%	7/31/2027	Adina’s Jewel’s II Inc	150
32.03	Property		1	1202 Avenue Z	20.2%	12/28/2027	Sezgin Cahit and Duman Sahin (Sahin Beauty Salon)	744	14.9%	12/31/2025	12 Snacks Inc	727
32.04	Property		1	360 South Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	1,2,27	1	1133 E. Columbia Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan		1	DPR Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	6,10,11,16,23	3	Atlantic Avenue Mixed Use Portfolio
35.01	Property		1	214 Atlantic Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.02	Property		1	218 Atlantic Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.03	Property		1	216 Atlantic Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	6,16,19	3	Athens Self Storage Portfolio
36.01	Property		1	Watkinsville Property	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.02	Property		1	Crawford Property	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.03	Property		1	Arnoldsville Property	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	21	1	Parkwood Plaza	4.6%	2/18/2031	#1 Beauty Supply	6,098	4.3%	1/31/2027	Laundromat of Parkwood	4,000
38	Loan	1,2	1	College Metcalf	6.3%	9/30/2028	RE/MAX Best Associates	5,317	5.4%	9/30/2023	Applebee’s	5,000
39	Loan	23	1	Westgate Shopping Center	3.4%	2/28/2022	Starbucks Coffee	1,400	3.0%	2/29/2024	GH Food Group, LLC. (Jimmy Johns)	1,320
40	Loan	16,19	1	639 11th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	1,27	1	Nailah Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan		1	Richland Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	19	1	Walgreens Hatillo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan		1	Warminster Business Center	17.1%	12/31/2025	EIC Solutions	10,925	12.1%	12/31/2022	Associated Imaging	10,537
45	Loan	29	1	California Place Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan		1	Holland Point	4.3%	7/31/2030	OY!	2,800	4.1%	9/30/2025	Johnny’s New York Style Pizza	2,800
47	Loan	1	1	Pines At Lawrenceville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	16,27	1	961 Seneca Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan		1	Savannah Crossings I	7.3%	9/30/2026	EL Potro	3,000	4.4%	4/30/2023	H&R Block	3,000
50	Loan	1,2,12,27	1	222 On Main	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan	1	1	Armored Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan		1	Breighton Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan	2,16	1	Century Storage Davenport	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54	Loan	19	1	Walgreens Bel Air	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan	19	1	Holiday Inn Express Alamogordo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	1,2,27	1	Broadway Square, Phase 1	14.3%	10/31/2023	Crahan & Thuman, LLC	1,015	8.9%	8/31/2022	Gottesman & Associates, LLC	1,010
57	Loan	1	1	Windward Gardens	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58	Loan	6	5	LaSalle Parks Management
58.01	Property		1	Mendota Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58.02	Property		1	Ottawa Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58.03	Property		1	Peru Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58.04	Property		1	Earlville Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58.05	Property		1	Cherry Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
59	Loan	1	1	Castle Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
60	Loan	1,27	1	Royal Park Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
61	Loan	16	1	Palm Court Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
62	Loan	1	1	Pinebrook Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
63	Loan	2,3,16	1	Magnolia Cove Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF
64	Loan	1	1	Allen Born Shopping Center	5.7%	9/30/2026	Select Comfort	2,400	5.7%	1/31/2027	H&R Coffee	2,150
65	Loan	1	1	Pavlik Professional Center	11.9%	6/30/2027	NAP	NAP	NAP	NAP	NAP	NAP
66	Loan	16,19	1	DaVita Miami	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
67	Loan	1,2,16,27	1	1331 South Juniper Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
68	Loan	6,11	2	Anytime Self-Storage Arizona Portfolio
68.01	Property		1	Anytime Self-Storage Arizona City	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
68.02	Property		1	Anytime Self-Storage Apache Trail	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
69	Loan	1	1	6515-27 N Seeley Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
70	Loan	1	1	Thunderbird Village MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
71	Loan	1	1	909-919 Washington St	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
72	Loan	1,2	1	376 Larkfield Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
73	Loan	1	1	Meadows Pointe	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
74	Loan		1	Wildberry Village Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
75	Loan	1	1	Chuze Fitness Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
76	Loan		1	Walgreens Decatur	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
77	Loan	1	1	White Water Plaza	11.2%	6/30/2024	ONYX Imaging, LLC	4,154	11.2%	5/31/2028	Regional Medical Group, LLC	4,087
78	Loan	6,11,16	2	First Student Industrial Portfolio
78.01	Property		1	1947 E Brooks Rd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
78.02	Property		1	180 Mendel Dr SW	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
79	Loan		1	Willow Way Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
80	Loan	10	1	Stowaway Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
81	Loan	1	1	Gamma Medical	16.9%	1/31/2026	ADCS Clinics, LLC	3,683	12.4%	12/31/2022	Cenk Chiropractic	3,577
82	Loan		1	Hickory Terrace Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
83	Loan	1,7	1	Fort Ventura MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
84	Loan	19	1	Best Western Hampton Coliseum Inn	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
85	Loan	1	1	Allies Court Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
86	Loan	16	1	4600 Tropea Way	21.4%	11/20/2029	NAP	NAP	NAP	NAP	NAP	NAP
87	Loan	1,15	1	Arnold Point II	30.0%	2/28/2026	NAP	NAP	NAP	NAP	NAP	NAP
88	Loan	1	1	Oakwood Court Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
89	Loan	1	1	Highway 16 Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
90	Loan	1	1	Lakeside Villas Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
91	Loan	1	1	Carraway RV & Boat Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
92	Loan	1	1	Taco Town Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
93	Loan		1	Pittsburgh MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
94	Loan	1	1	Houston Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-30

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date

1	Loan	1,11,12,19,24,27,28	1	One SoHo Square	6.9%	5/31/2032	6/18/2021	NAP	6/18/2021	NAP	NAP	No	Fee	NAP
2	Loan	1,2,3,5,12,14,17,19,20,23,27	1	Kings Plaza	6.6%	12/31/2022	11/22/2019	NAP	10/22/2019	NAP	NAP	No	Fee / Leasehold	5/28/2028
3	Loan	21	1	Parkway Irvine	2.7%	6/30/2023	8/18/2021	NAP	8/3/2021	8/3/2021	11%	No	Fee	NAP
4	Loan	11,12	1	Broadacres Office Park	4.2%	MTM	1/22/2021	NAP	1/20/2021	NAP	NAP	No	Fee	NAP
5	Loan	2,16,19,29	1	Fleet Farm Mixed Use	NAP	NAP	5/25/2021	NAP	5/24/2021	NAP	NAP	No	Fee	NAP
6	Loan	21,23	1	Morris Corporate Center	1.0%	11/30/2023	4/19/2021	NAP	4/19/2021	NAP	NAP	No	Fee	NAP
7	Loan	2,19,20	1	15-17 Park Avenue	NAP	NAP	7/20/2021	NAP	7/20/2021	NAP	NAP	No	Fee	NAP
8	Loan	16,19,24	1	Gainey Ranch Corporate Center II	NAP	NAP	5/21/2021	NAP	6/14/2021	NAP	NAP	No	Fee	NAP
9	Loan	16,28	1	Pleasant Valley Apartments	NAP	NAP	7/22/2021	NAP	7/22/2021	NAP	NAP	No	Fee	NAP
10	Loan	12,16	1	Cooper Standard HQ	NAP	NAP	5/18/2021	NAP	6/12/2021	NAP	NAP	No	Fee	NAP
11	Loan	11,16,17,19,27	1	356-362 E 148th Street	NAP	NAP	5/17/2021	NAP	5/14/2021	NAP	NAP	No	Fee	NAP
12	Loan	2,15,23	1	Murrieta Spectrum	5.1%	2/28/2028	1/28/2021	NAP	1/28/2021	1/28/2021	9%	No	Fee	NAP
13	Loan	16,27	1	Merit Medical Systems	NAP	NAP	7/13/2021	NAP	7/14/2021	NAP	NAP	Yes - AE	Fee	NAP
14	Loan	5,6,11	5	Upstate NY Portfolio
14.01	Property		1	Jefferson Heights	NAP	NAP	6/2/2021	NAP	6/2/2021	NAP	NAP	No	Fee	NAP
14.02	Property		1	Madison Barracks	NAP	NAP	6/2/2021	NAP	6/2/2021	NAP	NAP	No	Fee	NAP
14.03	Property		1	Colonial Manor	NAP	NAP	6/2/2021	NAP	6/2/2021	NAP	NAP	No	Fee	NAP
14.04	Property		1	Solar Building	NAP	NAP	6/2/2021	NAP	6/2/2021	NAP	NAP	No	Fee	NAP
14.05	Property		1	Arsenal Apartments	NAP	NAP	6/2/2021	NAP	6/3/2021	NAP	NAP	No	Fee	NAP
15	Loan	5,6,11	44	Wyndham National Hotel Portfolio
15.01	Property		1	Travelodge - 2307 Wyoming Avenue	NAP	NAP	4/9/2019	NAP	8/19/2019	NAP	NAP	No	Fee / Leasehold	1/30/2028
15.02	Property		1	Travelodge - 2111 Camino Del Llano	NAP	NAP	4/3/2019	NAP	4/5/2019	NAP	NAP	No	Fee	NAP
15.03	Property		1	Travelodge - 1170 West Flaming Gorge Way	NAP	NAP	4/3/2019	NAP	4/4/2019	NAP	NAP	No	Fee	NAP
15.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	NAP	NAP	4/3/2019	NAP	4/2/2019	11/26/2019	5%	No	Fee	NAP
15.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	NAP	NAP	4/10/2019	NAP	4/22/2019	NAP	NAP	No	Fee	NAP
15.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60	NAP	NAP	4/5/2019	NAP	4/5/2019	11/26/2019	9%	No	Fee	NAP
15.07	Property		1	Travelodge - 1127 Pony Express Highway	NAP	NAP	4/10/2019	NAP	4/19/2019	NAP	NAP	No	Fee	NAP
15.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	NAP	NAP	4/5/2019	NAP	4/18/2019	NAP	NAP	No	Fee	NAP
15.09	Property		1	Travelodge - 2680 Airport Road	NAP	NAP	4/9/2019	NAP	4/10/2019	NAP	NAP	No	Fee	NAP
15.10	Property		1	Super 8 - 720 Royal Parkway	NAP	NAP	4/12/2019	NAP	4/22/2019	NAP	NAP	No	Fee	NAP
15.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	NAP	NAP	4/5/2019	NAP	4/18/2019	NAP	NAP	No	Fee	NAP
15.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	NAP	NAP	4/4/2019	NAP	4/5/2019	NAP	NAP	No	Fee	NAP
15.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	NAP	NAP	4/22/2019	NAP	4/23/2019	NAP	NAP	No	Fee	NAP
15.14	Property		1	Super 8 - 2545 Cornhusker Highway	NAP	NAP	4/12/2019	NAP	4/22/2019	NAP	NAP	Yes - AE, A1-A30	Fee	NAP
15.15	Property		1	Travelodge - 1110 Southeast 4th Street	NAP	NAP	4/11/2019	NAP	4/22/2019	NAP	NAP	No	Fee	NAP
15.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	NAP	NAP	4/4/2019	NAP	4/2/2019	NAP	NAP	Yes - AE	Fee	NAP
15.17	Property		1	Travelodge - 800 West Laramie Street	NAP	NAP	4/9/2019	NAP	4/9/2019	NAP	NAP	No	Fee	NAP
15.18	Property		1	Travelodge - 22 North Frontage Road	NAP	NAP	4/11/2019	NAP	4/23/2019	NAP	NAP	No	Fee	NAP
15.19	Property		1	Travelodge - 123 Westvaco Road	NAP	NAP	4/10/2019	NAP	4/22/2019	NAP	NAP	No	Fee	NAP
15.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	NAP	NAP	4/10/2019	NAP	4/4/2019	NAP	NAP	No	Fee	NAP
15.21	Property		1	Travelodge - 1710 Jefferson Street	NAP	NAP	4/9/2019	NAP	4/19/2019	NAP	NAP	No	Fee	NAP
15.22	Property		1	Travelodge - 1625 Stillwater Avenue	NAP	NAP	4/8/2019	NAP	4/18/2019	NAP	NAP	No	Fee	NAP
15.23	Property		1	Travelodge - 8233 Airline Highway	NAP	NAP	4/8/2019	NAP	4/9/2019	NAP	NAP	No	Fee	NAP
15.24	Property		1	Baymont Inn & Suites - 6390 US-93	NAP	NAP	4/22/2019	NAP	4/22/2019	11/26/2019	7%	No	Fee	NAP
15.25	Property		1	Travelodge - 707 East Webster Street	NAP	NAP	4/11/2019	NAP	4/19/2019	NAP	NAP	No	Fee	NAP
15.26	Property		1	Travelodge - 777 West Hwy 21	NAP	NAP	4/10/2019	NAP	4/19/2019	NAP	NAP	No	Fee	NAP
15.27	Property		1	Travelodge - 3522 North Highway 59	NAP	NAP	4/9/2019	NAP	4/18/2019	NAP	NAP	No	Fee	NAP
15.28	Property		1	Travelodge - 108 6th Avenue	NAP	NAP	4/9/2019	NAP	4/5/2019	NAP	NAP	No	Fee	NAP
15.29	Property		1	Travelodge - 2200 East South Avenue	NAP	NAP	4/10/2019	NAP	4/19/2019	NAP	NAP	No	Fee	NAP
15.30	Property		1	Travelodge - 128 South Willow Road	NAP	NAP	4/11/2019	NAP	4/19/2019	NAP	NAP	Yes - AO	Fee	NAP
15.31	Property		1	Travelodge - 1005 Highway 285	NAP	NAP	4/11/2019	NAP	4/19/2019	NAP	NAP	No	Fee	NAP
15.32	Property		1	Days Inn - 3431 14th Avenue South	NAP	NAP	4/12/2019	NAP	4/22/2019	NAP	NAP	No	Fee	NAP
15.33	Property		1	Travelodge - 2505 US 69	NAP	NAP	4/9/2019	NAP	4/19/2019	NAP	NAP	No	Fee	NAP
15.34	Property		1	Baymont Inn & Suites - 3475 Union Road	NAP	NAP	4/15/2019	NAP	4/11/2019	NAP	NAP	No	Fee	NAP
15.35	Property		1	Travelodge - 1706 North Park Drive	NAP	NAP	4/5/2019	NAP	4/19/2019	NAP	NAP	Yes - AE	Fee	NAP
15.36	Property		1	Baymont Inn & Suites - 2005 Daley Street	NAP	NAP	4/5/2019	NAP	4/18/2019	NAP	NAP	No	Fee	NAP
15.37	Property		1	Travelodge - 1177 East 16th Street	NAP	NAP	4/11/2019	NAP	4/19/2019	NAP	NAP	No	Fee	NAP
15.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	NAP	NAP	4/8/2019	NAP	4/8/2019	10/8/2019	8%	No	Fee	NAP
15.39	Property		1	Travelodge - 2407 East Holland Avenue	NAP	NAP	4/5/2019	NAP	4/5/2019	NAP	NAP	No	Fee	NAP
15.40	Property		1	Travelodge - 620 Souder Road	NAP	NAP	4/8/2019	NAP	4/11/2019	NAP	NAP	No	Fee	NAP
15.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	NAP	NAP	4/5/2019	NAP	4/18/2019	NAP	NAP	No	Fee	NAP
15.42	Property		1	Travelodge - 109 East Commerce Street	NAP	NAP	4/10/2019	NAP	4/19/2019	NAP	NAP	No	Fee	NAP
15.43	Property		1	Travelodge - 4000 Siskiyou Avenue	NAP	NAP	4/22/2019	NAP	4/8/2019	10/8/2019	4%	No	Fee	NAP
15.44	Property		1	Travelodge - 98 Moffat Avenue	NAP	NAP	4/11/2019	NAP	4/22/2019	NAP	NAP	No	Fee	NAP
16	Loan	1,28	1	Crystal at Cascade	NAP	NAP	11/30/2020	NAP	11/30/2020	NAP	NAP	No	Fee	NAP
17	Loan	1,28	1	Darien Business Center	7.7%	6/30/2023	4/27/2021	NAP	4/29/2021	NAP	NAP	No	Fee	NAP
18	Loan	21	1	Cumberland Marketplace	2.4%	2/29/2024	4/23/2021	NAP	4/26/2021	NAP	NAP	No	Fee	NAP
19	Loan	12	1	Urban Grove	7.7%	4/30/2026	5/25/2021	NAP	5/25/2021	5/25/2021	4%	No	Fee	NAP
20	Loan	29	1	Attiva - Park Fort Worth, TX	NAP	NAP	5/11/2021	NAP	5/13/2021	NAP	NAP	No	Fee	NAP
21	Loan	6,10,16,19	14	Rollins Portfolio
21.01	Property		1	Lodi	NAP	NAP	12/24/2020	NAP	12/21/2020	12/28/2020	3%	No	Fee	NAP
21.02	Property		1	Sacramento	NAP	NAP	12/24/2020	NAP	12/21/2020	12/21/2020	6%	No	Fee	NAP
21.03	Property		1	Geotech Supply	NAP	NAP	12/24/2020	NAP	12/21/2020	12/21/2020	3%	No	Fee	NAP
21.04	Property		1	Vacaville	NAP	NAP	12/24/2020	NAP	12/17/2020	12/23/2020	9%	No	Fee	NAP
21.05	Property		1	Rancho Cordova	NAP	NAP	12/24/2020	NAP	12/24/2020	12/28/2020	10%	No	Fee	NAP

A-1-31

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date
21.06	Property		1	Modesto	NAP	NAP	12/24/2020	NAP	12/23/2020	12/23/2020	3%	No	Fee	NAP
21.07	Property		1	Auburn	NAP	NAP	12/24/2020	NAP	12/18/2020	12/28/2020	5%	No	Fee	NAP
21.08	Property		1	Livermore	NAP	NAP	12/24/2020	NAP	12/22/2020	12/23/2020	11%	No	Fee	NAP
21.09	Property		1	Salinas	NAP	NAP	12/24/2020	NAP	12/24/2020	12/23/2020	6%	No	Fee	NAP
21.10	Property		1	Yuba City	NAP	NAP	12/24/2020	NAP	12/18/2020	12/28/2020	2%	No	Fee	NAP
21.11	Property		1	Santa Rosa	NAP	NAP	12/24/2020	NAP	12/24/2020	12/23/2020	8%	No	Fee	NAP
21.12	Property		1	Redding	NAP	NAP	12/24/2020	NAP	12/22/2020	12/28/2020	2%	No	Fee	NAP
21.13	Property		1	Chico	NAP	NAP	12/24/2020	NAP	12/21/2020	12/28/2020	4%	No	Fee	NAP
21.14	Property		1	Sonora	NAP	NAP	12/24/2020	NAP	12/22/2020	12/28/2020	4%	No	Fee	NAP
22	Loan	10	1	Copans Commerce Depot	4.1%	4/30/2022	5/11/2021	NAP	5/11/2021	NAP	NAP	No	Fee	NAP
23	Loan	15,23,28	1	Chandler Business Center	6.9%	8/31/2025	6/11/2021	NAP	7/2/2021	NAP	NAP	No	Fee	NAP
24	Loan		1	Marlborough Village Center	5.2%	2/29/2024	6/24/2021	NAP	6/24/2021	NAP	NAP	No	Fee	NAP
25	Loan	2	1	37 West 19th Street	NAP	NAP	6/14/2021	NAP	6/14/2021	NAP	NAP	No	Fee	NAP
26	Loan	6,15,23	5	The Federal Collection
26.01	Property		1	201 Saint Michael Street	NAP	NAP	10/14/2020	NAP	10/13/2020	NAP	NAP	No	Fee	NAP
26.02	Property		1	4 Farm Colony Drive	NAP	NAP	10/13/2020	NAP	10/13/2020	NAP	NAP	No	Fee	NAP
26.03	Property		1	84 North Main Street	NAP	NAP	10/13/2020	NAP	10/13/2020	NAP	NAP	No	Fee	NAP
26.04	Property		1	6669 Short Lane	NAP	NAP	10/13/2020	NAP	10/13/2020	NAP	NAP	No	Fee	NAP
26.05	Property		1	415 Green Street	NAP	NAP	10/13/2020	NAP	11/13/2020	NAP	NAP	No	Fee	NAP
27	Loan	1	1	Westshire Townhome Apartments	NAP	NAP	4/27/2021	NAP	4/27/2021	NAP	NAP	No	Fee	NAP
28	Loan	6,12	2	Midwood Multifamily Portfolio
28.01	Property		1	1609 Ocean Avenue	NAP	NAP	5/4/2021	NAP	5/5/2021	NAP	NAP	No	Fee	NAP
28.02	Property		1	1532 Ocean Avenue	NAP	NAP	5/4/2021	NAP	5/4/2021	NAP	NAP	No	Fee	NAP
29	Loan	16,19	1	Nanogate North America	NAP	NAP	5/10/2021	NAP	6/9/2021	NAP	NAP	No	Fee	NAP
30	Loan	6	2	Laredo Texas Multifamily Portfolio
30.01	Property		1	Green Meadows Apartments	NAP	NAP	6/15/2021	NAP	6/16/2021	NAP	NAP	No	Fee	NAP
30.02	Property		1	Parkside Living Apartments	NAP	NAP	6/15/2021	NAP	6/16/2021	NAP	NAP	No	Fee	NAP
31	Loan	19,31	1	Homewood Suites Katy	NAP	NAP	1/22/2020	NAP	1/24/2020	NAP	NAP	No	Fee	NAP
32	Loan	2,6,11,19,21	4	ISJ New York Portfolio Tranche 2
32.01	Property		1	322 South Broadway	7.2%	4/30/2025	4/5/2021	NAP	4/2/2021	NAP	NAP	No	Fee	NAP
32.02	Property		1	464 Avenue U	2.6%	10/31/2026	4/5/2021	NAP	4/5/2021	NAP	NAP	No	Fee	NAP
32.03	Property		1	1202 Avenue Z	14.5%	12/31/2030	4/5/2021	NAP	4/2/2021	NAP	NAP	No	Fee	NAP
32.04	Property		1	360 South Broadway	NAP	NAP	4/5/2021	NAP	4/5/2021	NAP	NAP	No	Fee	NAP
33	Loan	1,2,27	1	1133 E. Columbia Ave	NAP	NAP	1/20/2021	NAP	1/20/2021	NAP	NAP	No	Fee	NAP
34	Loan		1	DPR Office	NAP	NAP	5/18/2021	NAP	5/18/2021	5/18/2021	8%	No	Fee	NAP
35	Loan	6,10,11,16,23	3	Atlantic Avenue Mixed Use Portfolio
35.01	Property		1	214 Atlantic Avenue	NAP	NAP	6/10/2021	NAP	6/10/2021	NAP	NAP	No	Fee	NAP
35.02	Property		1	218 Atlantic Avenue	NAP	NAP	6/10/2021	NAP	6/10/2021	NAP	NAP	No	Fee	NAP
35.03	Property		1	216 Atlantic Avenue	NAP	NAP	6/10/2021	NAP	6/10/2021	NAP	NAP	No	Fee	NAP
36	Loan	6,16,19	3	Athens Self Storage Portfolio
36.01	Property		1	Watkinsville Property	NAP	NAP	4/27/2021	NAP	7/13/2021	NAP	NAP	No	Fee	NAP
36.02	Property		1	Crawford Property	NAP	NAP	4/27/2021	NAP	7/13/2021	NAP	NAP	No	Fee	NAP
36.03	Property		1	Arnoldsville Property	NAP	NAP	4/27/2021	NAP	7/13/2021	NAP	NAP	No	Fee	NAP
37	Loan	21	1	Parkwood Plaza	2.8%	4/30/2024	5/21/2021	NAP	5/21/2021	NAP	NAP	No	Fee	NAP
38	Loan	1,2	1	College Metcalf	5.1%	11/30/2022	6/29/2021	NAP	6/28/2021	NAP	NAP	No	Fee	NAP
39	Loan	23	1	Westgate Shopping Center	2.8%	2/28/2024	7/30/2021	NAP	7/30/2021	NAP	NAP	No	Fee	NAP
40	Loan	16,19	1	639 11th Avenue	NAP	NAP	7/7/2021	NAP	7/6/2021	NAP	NAP	No	Fee	NAP
41	Loan	1,27	1	Nailah Commons	NAP	NAP	1/11/2021	NAP	1/11/2021	NAP	NAP	No	Fee	NAP
42	Loan		1	Richland Townhomes	NAP	NAP	6/11/2021	NAP	6/11/2021	NAP	NAP	No	Fee	NAP
43	Loan	19	1	Walgreens Hatillo	NAP	NAP	6/21/2021	NAP	6/21/2021	6/10/2021	14%	No	Fee	NAP
44	Loan		1	Warminster Business Center	11.6%	2/28/2025	6/3/2021	NAP	4/20/2021	NAP	NAP	No	Fee	NAP
45	Loan	29	1	California Place Apartments	NAP	NAP	8/3/2021	NAP	8/3/2021	NAP	NAP	No	Fee	NAP
46	Loan		1	Holland Point	4.1%	12/31/2025	7/20/2021	NAP	7/20/2021	NAP	NAP	No	Fee	NAP
47	Loan	1	1	Pines At Lawrenceville	NAP	NAP	4/12/2021	NAP	4/12/2021	NAP	NAP	No	Fee	NAP
48	Loan	16,27	1	961 Seneca Avenue	NAP	NAP	7/5/2021	NAP	7/6/2021	NAP	NAP	No	Fee	NAP
49	Loan		1	Savannah Crossings I	4.4%	4/30/2023	6/10/2021	NAP	6/10/2021	NAP	NAP	No	Fee	NAP
50	Loan	1,2,12,27	1	222 On Main	NAP	NAP	4/30/2021	NAP	4/29/2021	NAP	NAP	No	Fee	NAP
51	Loan	1	1	Armored Mini Storage	NAP	NAP	5/25/2021	NAP	5/24/2021	NAP	NAP	No	Fee	NAP
52	Loan		1	Breighton Apartments	NAP	NAP	5/11/2021	NAP	5/11/2021	NAP	NAP	No	Fee	NAP
53	Loan	2,16	1	Century Storage Davenport	NAP	NAP	5/25/2021	NAP	5/25/2021	NAP	NAP	No	Fee	NAP
54	Loan	19	1	Walgreens Bel Air	NAP	NAP	6/29/2021	NAP	6/29/2021	NAP	NAP	No	Fee	NAP
55	Loan	19	1	Holiday Inn Express Alamogordo	NAP	NAP	12/11/2019	NAP	12/5/2019	NAP	NAP	Yes - AE	Fee	NAP
56	Loan	1,2,27	1	Broadway Square, Phase 1	8.9%	MTM	5/3/2021	NAP	5/3/2021	NAP	NAP	No	Fee	NAP
57	Loan	1	1	Windward Gardens	NAP	NAP	4/1/2021	NAP	4/1/2021	NAP	NAP	No	Fee	NAP
58	Loan	6	5	LaSalle Parks Management
58.01	Property		1	Mendota Estates	NAP	NAP	7/9/2021	NAP	7/9/2021	NAP	NAP	No	Fee	NAP
58.02	Property		1	Ottawa Estates	NAP	NAP	7/9/2021	NAP	7/9/2021	NAP	NAP	No	Fee	NAP
58.03	Property		1	Peru Estates	NAP	NAP	7/9/2021	NAP	7/9/2021	NAP	NAP	No	Fee	NAP
58.04	Property		1	Earlville Estates	NAP	NAP	7/9/2021	NAP	7/9/2021	NAP	NAP	No	Fee	NAP
58.05	Property		1	Cherry Estates	NAP	NAP	7/9/2021	NAP	7/9/2021	NAP	NAP	No	Fee	NAP
59	Loan	1	1	Castle Apartments	NAP	NAP	4/12/2021	NAP	4/9/2021	NAP	NAP	No	Fee	NAP
60	Loan	1,27	1	Royal Park Apartments	NAP	NAP	3/8/2021	NAP	12/30/2020	NAP	NAP	No	Fee / Leasehold	12/1/2034
61	Loan	16	1	Palm Court Apartments	NAP	NAP	6/25/2021	NAP	6/25/2021	NAP	NAP	No	Fee	NAP
62	Loan	1	1	Pinebrook Apartments	NAP	NAP	7/16/2021	NAP	7/16/2021	NAP	NAP	No	Fee	NAP
63	Loan	2,3,16	1	Magnolia Cove Apartments	NAP	NAP	6/25/2021	NAP	6/25/2021	NAP	NAP	Yes - AE	Fee	NAP

A-1-32

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date
64	Loan	1	1	Allen Born Shopping Center	5.1%	8/31/2024	6/10/2021	NAP	6/10/2021	NAP	NAP	Yes - AE	Fee	NAP
65	Loan	1	1	Pavlik Professional Center	NAP	NAP	5/18/2021	NAP	5/18/2021	NAP	NAP	No	Fee	NAP
66	Loan	16,19	1	DaVita Miami	NAP	NAP	6/22/2021	NAP	6/22/2021	NAP	NAP	No	Fee	NAP
67	Loan	1,2,16,27	1	1331 South Juniper Street	NAP	NAP	6/14/2021	NAP	6/14/2021	NAP	NAP	No	Fee	NAP
68	Loan	6,11	2	Anytime Self-Storage Arizona Portfolio
68.01	Property		1	Anytime Self-Storage Arizona City	NAP	NAP	7/16/2021	NAP	7/21/2021	NAP	NAP	No	Fee	NAP
68.02	Property		1	Anytime Self-Storage Apache Trail	NAP	NAP	7/15/2021	NAP	7/21/2021	NAP	NAP	No	Fee	NAP
69	Loan	1	1	6515-27 N Seeley Ave	NAP	NAP	3/25/2021	NAP	3/17/2021	NAP	NAP	No	Fee	NAP
70	Loan	1	1	Thunderbird Village MHC	NAP	NAP	5/13/2021	NAP	5/13/2021	NAP	NAP	No	Fee	NAP
71	Loan	1	1	909-919 Washington St	NAP	NAP	1/26/2021	NAP	1/26/2021	NAP	NAP	No	Fee	NAP
72	Loan	1,2	1	376 Larkfield Road	NAP	NAP	4/14/2021	NAP	4/14/2021	NAP	NAP	No	Fee	NAP
73	Loan	1	1	Meadows Pointe	NAP	NAP	6/18/2021	NAP	6/18/2021	NAP	NAP	No	Fee	NAP
74	Loan		1	Wildberry Village Apartments	NAP	NAP	6/24/2021	NAP	6/24/2021	NAP	NAP	No	Fee	NAP
75	Loan	1	1	Chuze Fitness Center	NAP	NAP	8/16/2021	NAP	8/16/2021	NAP	NAP	No	Fee	NAP
76	Loan		1	Walgreens Decatur	NAP	NAP	7/8/2021	NAP	7/8/2021	NAP	NAP	No	Fee	NAP
77	Loan	1	1	White Water Plaza	11.0%	10/31/2027	2/4/2021	NAP	2/4/2021	NAP	NAP	No	Fee	NAP
78	Loan	6,11,16	2	First Student Industrial Portfolio
78.01	Property		1	1947 E Brooks Rd	NAP	NAP	5/24/2021	NAP	5/24/2021	6/16/2021	5%	No	Fee	NAP
78.02	Property		1	180 Mendel Dr SW	NAP	NAP	5/24/2021	NAP	5/24/2021	NAP	NAP	No	Fee	NAP
79	Loan		1	Willow Way Apartments	NAP	NAP	6/18/2021	NAP	6/18/2021	NAP	NAP	No	Fee	NAP
80	Loan	10	1	Stowaway Mini Storage	NAP	NAP	6/17/2021	NAP	6/17/2021	NAP	NAP	No	Fee	NAP
81	Loan	1	1	Gamma Medical	12.1%	12/31/2022	4/7/2021	NAP	4/7/2021	NAP	NAP	No	Fee	NAP
82	Loan		1	Hickory Terrace Apartments	NAP	NAP	5/17/2021	NAP	5/17/2021	NAP	NAP	No	Fee	NAP
83	Loan	1,7	1	Fort Ventura MHC	NAP	NAP	6/23/2021	NAP	6/23/2021	NAP	NAP	No	Fee	NAP
84	Loan	19	1	Best Western Hampton Coliseum Inn	NAP	NAP	2/14/2020	NAP	2/13/2020	NAP	NAP	No	Fee	NAP
85	Loan	1	1	Allies Court Townhomes	NAP	NAP	6/11/2021	NAP	6/11/2021	NAP	NAP	No	Fee	NAP
86	Loan	16	1	4600 Tropea Way	NAP	NAP	6/2/2021	NAP	6/2/2021	NAP	NAP	No	Fee	NAP
87	Loan	1,15	1	Arnold Point II	NAP	NAP	1/13/2021	NAP	1/13/2021	1/13/2021	8%	No	Fee	NAP
88	Loan	1	1	Oakwood Court Apartments	NAP	NAP	4/23/2021	NAP	4/22/2021	NAP	NAP	No	Fee	NAP
89	Loan	1	1	Highway 16 Mini Storage	NAP	NAP	5/27/2021	NAP	5/27/2021	5/27/2021	9%	No	Fee	NAP
90	Loan	1	1	Lakeside Villas Apartments	NAP	NAP	6/11/2021	NAP	6/11/2021	NAP	NAP	No	Fee	NAP
91	Loan	1	1	Carraway RV & Boat Storage	NAP	NAP	4/6/2021	NAP	4/6/2021	NAP	NAP	No	Fee	NAP
92	Loan	1	1	Taco Town Apartments	NAP	NAP	3/3/2021	NAP	3/3/2021	NAP	NAP	No	Fee	NAP
93	Loan		1	Pittsburgh MHC	NAP	NAP	6/17/2021, 6/18/2021	NAP	6/21/2021, 6/22/2021	NAP	NAP	No	Fee	NAP
94	Loan	1	1	Houston Self Storage	NAP	NAP	8/10/2021	NAP	8/10/2021	NAP	NAP	No	Fee	NAP

A-1-33

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)
								18	19	18	19	18
1	Loan	1,11,12,19,24,27,28	1	One SoHo Square	NAP	NAP	NAP	0	Springing	0	Springing	0
2	Loan	1,2,3,5,12,14,17,19,20,23,27	1	Kings Plaza	Three, 10-year options followed by one, nine-year option	122,957	Yes	0	Springing	0	Springing	0
3	Loan	21	1	Parkway Irvine	NAP	NAP	NAP	183,074	20,342	20,435	4,088	0
4	Loan	11,12	1	Broadacres Office Park	NAP	NAP	NAP	115,089	115,066	27,928	9,104	0
5	Loan	2,16,19,29	1	Fleet Farm Mixed Use	NAP	NAP	NAP	0	Springing	0	Springing	500,000
6	Loan	21,23	1	Morris Corporate Center	NAP	NAP	NAP	248,296	155,185	59,972	9,087	0
7	Loan	2,19,20	1	15-17 Park Avenue	NAP	NAP	NAP	332,588	110,863	0	Springing	0
8	Loan	16,19,24	1	Gainey Ranch Corporate Center II	NAP	NAP	NAP	238,776	47,755	126,903	21,151	700,000
9	Loan	16,28	1	Pleasant Valley Apartments	NAP	NAP	NAP	77,887	19,472	0	Springing	0
10	Loan	12,16	1	Cooper Standard HQ	NAP	NAP	NAP	0	Springing	0	Springing	0
11	Loan	11,16,17,19,27	1	356-362 E 148th Street	NAP	NAP	NAP	771	385	21,023	7,008	0
12	Loan	2,15,23	1	Murrieta Spectrum	NAP	NAP	NAP	288,488	43,710	13,903	3,022	300,000
13	Loan	16,27	1	Merit Medical Systems	NAP	NAP	NAP	0	Springing	473	Springing	0
14	Loan	5,6,11	5	Upstate NY Portfolio				132,920	31,648	27,882	13,277	0
14.01	Property		1	Jefferson Heights	NAP	NAP	NAP
14.02	Property		1	Madison Barracks	NAP	NAP	NAP
14.03	Property		1	Colonial Manor	NAP	NAP	NAP
14.04	Property		1	Solar Building	NAP	NAP	NAP
14.05	Property		1	Arsenal Apartments	NAP	NAP	NAP
15	Loan	5,6,11	44	Wyndham National Hotel Portfolio				436,502	160,955	790,391	116,681	7,417,247
15.01	Property		1	Travelodge - 2307 Wyoming Avenue	None	30,000	No
15.02	Property		1	Travelodge - 2111 Camino Del Llano	NAP	NAP	NAP
15.03	Property		1	Travelodge - 1170 West Flaming Gorge Way	NAP	NAP	NAP
15.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	NAP	NAP	NAP
15.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	NAP	NAP	NAP
15.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60	NAP	NAP	NAP
15.07	Property		1	Travelodge - 1127 Pony Express Highway	NAP	NAP	NAP
15.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	NAP	NAP	NAP
15.09	Property		1	Travelodge - 2680 Airport Road	NAP	NAP	NAP
15.10	Property		1	Super 8 - 720 Royal Parkway	NAP	NAP	NAP
15.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	NAP	NAP	NAP
15.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	NAP	NAP	NAP
15.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	NAP	NAP	NAP
15.14	Property		1	Super 8 - 2545 Cornhusker Highway	NAP	NAP	NAP
15.15	Property		1	Travelodge - 1110 Southeast 4th Street	NAP	NAP	NAP
15.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	NAP	NAP	NAP
15.17	Property		1	Travelodge - 800 West Laramie Street	NAP	NAP	NAP
15.18	Property		1	Travelodge - 22 North Frontage Road	NAP	NAP	NAP
15.19	Property		1	Travelodge - 123 Westvaco Road	NAP	NAP	NAP
15.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	NAP	NAP	NAP
15.21	Property		1	Travelodge - 1710 Jefferson Street	NAP	NAP	NAP
15.22	Property		1	Travelodge - 1625 Stillwater Avenue	NAP	NAP	NAP
15.23	Property		1	Travelodge - 8233 Airline Highway	NAP	NAP	NAP
15.24	Property		1	Baymont Inn & Suites - 6390 US-93	NAP	NAP	NAP
15.25	Property		1	Travelodge - 707 East Webster Street	NAP	NAP	NAP
15.26	Property		1	Travelodge - 777 West Hwy 21	NAP	NAP	NAP
15.27	Property		1	Travelodge - 3522 North Highway 59	NAP	NAP	NAP
15.28	Property		1	Travelodge - 108 6th Avenue	NAP	NAP	NAP
15.29	Property		1	Travelodge - 2200 East South Avenue	NAP	NAP	NAP
15.30	Property		1	Travelodge - 128 South Willow Road	NAP	NAP	NAP
15.31	Property		1	Travelodge - 1005 Highway 285	NAP	NAP	NAP
15.32	Property		1	Days Inn - 3431 14th Avenue South	NAP	NAP	NAP
15.33	Property		1	Travelodge - 2505 US 69	NAP	NAP	NAP
15.34	Property		1	Baymont Inn & Suites - 3475 Union Road	NAP	NAP	NAP
15.35	Property		1	Travelodge - 1706 North Park Drive	NAP	NAP	NAP
15.36	Property		1	Baymont Inn & Suites - 2005 Daley Street	NAP	NAP	NAP
15.37	Property		1	Travelodge - 1177 East 16th Street	NAP	NAP	NAP
15.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	NAP	NAP	NAP
15.39	Property		1	Travelodge - 2407 East Holland Avenue	NAP	NAP	NAP
15.40	Property		1	Travelodge - 620 Souder Road	NAP	NAP	NAP
15.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	NAP	NAP	NAP
15.42	Property		1	Travelodge - 109 East Commerce Street	NAP	NAP	NAP
15.43	Property		1	Travelodge - 4000 Siskiyou Avenue	NAP	NAP	NAP
15.44	Property		1	Travelodge - 98 Moffat Avenue	NAP	NAP	NAP
16	Loan	1,28	1	Crystal at Cascade	NAP	NAP	NAP	78,681	15,736	109,323	12,775	0
17	Loan	1,28	1	Darien Business Center	NAP	NAP	NAP	214,320	30,617	15,862	1,762	0
18	Loan	21	1	Cumberland Marketplace	NAP	NAP	NAP	118,842	12,620	8,247	2,062	0
19	Loan	12	1	Urban Grove	NAP	NAP	NAP	115,718	12,858	0	Springing	0
20	Loan	29	1	Attiva - Park Fort Worth, TX	NAP	NAP	NAP	364,030	42,338	37,000	Springing	405,000
21	Loan	6,10,16,19	14	Rollins Portfolio				0	Springing	0	Springing	0
21.01	Property		1	Lodi	NAP	NAP	NAP
21.02	Property		1	Sacramento	NAP	NAP	NAP
21.03	Property		1	Geotech Supply	NAP	NAP	NAP
21.04	Property		1	Vacaville	NAP	NAP	NAP
21.05	Property		1	Rancho Cordova	NAP	NAP	NAP

A-1-34

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)
21.06	Property		1	Modesto	NAP	NAP	NAP
21.07	Property		1	Auburn	NAP	NAP	NAP
21.08	Property		1	Livermore	NAP	NAP	NAP
21.09	Property		1	Salinas	NAP	NAP	NAP
21.10	Property		1	Yuba City	NAP	NAP	NAP
21.11	Property		1	Santa Rosa	NAP	NAP	NAP
21.12	Property		1	Redding	NAP	NAP	NAP
21.13	Property		1	Chico	NAP	NAP	NAP
21.14	Property		1	Sonora	NAP	NAP	NAP
22	Loan	10	1	Copans Commerce Depot	NAP	NAP	NAP	243,509	30,439	0	Springing	0
23	Loan	15,23,28	1	Chandler Business Center	NAP	NAP	NAP	76,045	10,006	0	Springing	113,357
24	Loan		1	Marlborough Village Center	NAP	NAP	NAP	188,581	17,144	17,899	2,983	0
25	Loan	2	1	37 West 19th Street	NAP	NAP	NAP	6,630	6,630	2,196	2,196	0
26	Loan	6,15,23	5	The Federal Collection				64,048	17,791	35,218	3,036	0
26.01	Property		1	201 Saint Michael Street	NAP	NAP	NAP
26.02	Property		1	4 Farm Colony Drive	NAP	NAP	NAP
26.03	Property		1	84 North Main Street	NAP	NAP	NAP
26.04	Property		1	6669 Short Lane	NAP	NAP	NAP
26.05	Property		1	415 Green Street	NAP	NAP	NAP
27	Loan	1	1	Westshire Townhome Apartments	NAP	NAP	NAP	69,535	7,726	28,493	4,749	0
28	Loan	6,12	2	Midwood Multifamily Portfolio				55,169	17,514	25,926	4,938	0
28.01	Property		1	1609 Ocean Avenue	NAP	NAP	NAP
28.02	Property		1	1532 Ocean Avenue	NAP	NAP	NAP
29	Loan	16,19	1	Nanogate North America	NAP	NAP	NAP	0	Springing	0	Springing	0
30	Loan	6	2	Laredo Texas Multifamily Portfolio				102,872	19,595	11,512	2,878	0
30.01	Property		1	Green Meadows Apartments	NAP	NAP	NAP
30.02	Property		1	Parkside Living Apartments	NAP	NAP	NAP
31	Loan	19,31	1	Homewood Suites Katy	NAP	NAP	NAP	87,211	21,803	23,005	7,668	0
32	Loan	2,6,11,19,21	4	ISJ New York Portfolio Tranche 2				24,916	12,458	9,817	3,272	0
32.01	Property		1	322 South Broadway	NAP	NAP	NAP
32.02	Property		1	464 Avenue U	NAP	NAP	NAP
32.03	Property		1	1202 Avenue Z	NAP	NAP	NAP
32.04	Property		1	360 South Broadway	NAP	NAP	NAP
33	Loan	1,2,27	1	1133 E. Columbia Ave	NAP	NAP	NAP	10,575	2,115	2,936	1,468	0
34	Loan		1	DPR Office	NAP	NAP	NAP	0	Springing	0	Springing	0
35	Loan	6,10,11,16,23	3	Atlantic Avenue Mixed Use Portfolio				18,256	8,693	2,625	500	0
35.01	Property		1	214 Atlantic Avenue	NAP	NAP	NAP
35.02	Property		1	218 Atlantic Avenue	NAP	NAP	NAP
35.03	Property		1	216 Atlantic Avenue	NAP	NAP	NAP
36	Loan	6,16,19	3	Athens Self Storage Portfolio				39,728	4,414	1,871	1,871	85,000
36.01	Property		1	Watkinsville Property	NAP	NAP	NAP
36.02	Property		1	Crawford Property	NAP	NAP	NAP
36.03	Property		1	Arnoldsville Property	NAP	NAP	NAP
37	Loan	21	1	Parkwood Plaza	NAP	NAP	NAP	122,825	17,546	24,495	8,165	0
38	Loan	1,2	1	College Metcalf	NAP	NAP	NAP	0	Springing	0	Springing	0
39	Loan	23	1	Westgate Shopping Center	NAP	NAP	NAP	146,830	15,538	7,443	2,363	0
40	Loan	16,19	1	639 11th Avenue	NAP	NAP	NAP	138,762	46,254	12,031	1,203	0
41	Loan	1,27	1	Nailah Commons	NAP	NAP	NAP	15,858	3,172	11,046	1,668	0
42	Loan		1	Richland Townhomes	NAP	NAP	NAP	52,270	14,839	0	3,505	0
43	Loan	19	1	Walgreens Hatillo	NAP	NAP	NAP	0	Springing	412	412	0
44	Loan		1	Warminster Business Center	NAP	NAP	NAP	34,607	17,303	4,560	2,280	150,000
45	Loan	29	1	California Place Apartments	NAP	NAP	NAP	8,553	8,553	6,716	3,358	0
46	Loan		1	Holland Point	NAP	NAP	NAP	31,517	6,852	9,825	1,489	0
47	Loan	1	1	Pines At Lawrenceville	NAP	NAP	NAP	68,179	7,575	16,074	2,009	0
48	Loan	16,27	1	961 Seneca Avenue	NAP	NAP	NAP	1,188	1,188	10,750	896	0
49	Loan		1	Savannah Crossings I	NAP	NAP	NAP	137,255	17,157	7,931	3,966	0
50	Loan	1,2,12,27	1	222 On Main	NAP	NAP	NAP	47,070	6,828	14,231	2,586	0
51	Loan	1	1	Armored Mini Storage	NAP	NAP	NAP	25,532	4,255	12,718	908	0
52	Loan		1	Breighton Apartments	NAP	NAP	NAP	55,569	6,174	6,812	3,406	0
53	Loan	2,16	1	Century Storage Davenport	NAP	NAP	NAP	48,600	5,400	6,794	1,699	0
54	Loan	19	1	Walgreens Bel Air	NAP	NAP	NAP	0	Springing	0	Springing	0
55	Loan	19	1	Holiday Inn Express Alamogordo	NAP	NAP	NAP	25,507	4,251	18,111	3,622	0
56	Loan	1,2,27	1	Broadway Square, Phase 1	NAP	NAP	NAP	13,729	4,567	6,324	1,581	0
57	Loan	1	1	Windward Gardens	NAP	NAP	NAP	66,937	8,367	15,089	2,515	0
58	Loan	6	5	LaSalle Parks Management				4,725	4,725	13,108	1,311	0
58.01	Property		1	Mendota Estates	NAP	NAP	NAP
58.02	Property		1	Ottawa Estates	NAP	NAP	NAP
58.03	Property		1	Peru Estates	NAP	NAP	NAP
58.04	Property		1	Earlville Estates	NAP	NAP	NAP
58.05	Property		1	Cherry Estates	NAP	NAP	NAP
59	Loan	1	1	Castle Apartments	NAP	NAP	NAP	95,489	15,915	49,505	5,501	0
60	Loan	1,27	1	Royal Park Apartments	None	0	No	0	0	6,105	1,526	0
61	Loan	16	1	Palm Court Apartments	NAP	NAP	NAP	4,426	708	9,182	4,591	0
62	Loan	1	1	Pinebrook Apartments	NAP	NAP	NAP	83,375	16,675	10,274	3,425	0
63	Loan	2,3,16	1	Magnolia Cove Apartments	NAP	NAP	NAP	8,887	1,422	8,427	4,213	0

A-1-35

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)
64	Loan	1	1	Allen Born Shopping Center	NAP	NAP	NAP	21,661	7,220	24,825	2,805	0
65	Loan	1	1	Pavlik Professional Center	NAP	NAP	NAP	60,453	6,045	5,981	1,440	0
66	Loan	16,19	1	DaVita Miami	NAP	NAP	NAP	0	Springing	2,284	1,142	0
67	Loan	1,2,16,27	1	1331 South Juniper Street	NAP	NAP	NAP	3,544	506	4,866	1,622	0
68	Loan	6,11	2	Anytime Self-Storage Arizona Portfolio				27,480	4,362	0	995	0
68.01	Property		1	Anytime Self-Storage Arizona City	NAP	NAP	NAP
68.02	Property		1	Anytime Self-Storage Apache Trail	NAP	NAP	NAP
69	Loan	1	1	6515-27 N Seeley Ave	NAP	NAP	NAP	27,495	5,092	5,496	916	0
70	Loan	1	1	Thunderbird Village MHC	NAP	NAP	NAP	28,699	2,999	8,852	1,269	0
71	Loan	1	1	909-919 Washington St	NAP	NAP	NAP	21,480	6,318	4,622	1,156	0
72	Loan	1,2	1	376 Larkfield Road	NAP	NAP	NAP	13,247	4,416	5,052	1,684	0
73	Loan	1	1	Meadows Pointe	NAP	NAP	NAP	35,667	7,133	6,331	2,110	0
74	Loan		1	Wildberry Village Apartments	NAP	NAP	NAP	22,760	7,587	4,737	2,369	52,000
75	Loan	1	1	Chuze Fitness Center	NAP	NAP	NAP	0	0	0	0	0
76	Loan		1	Walgreens Decatur	NAP	NAP	NAP	0	Springing	270	Springing	0
77	Loan	1	1	White Water Plaza	NAP	NAP	NAP	45,006	5,626	3,573	1,191	0
78	Loan	6,11,16	2	First Student Industrial Portfolio				28,785	3,427	11,865	2,825	0
78.01	Property		1	1947 E Brooks Rd	NAP	NAP	NAP
78.02	Property		1	180 Mendel Dr SW	NAP	NAP	NAP
79	Loan		1	Willow Way Apartments	NAP	NAP	NAP	36,774	3,502	20,655	2,186	0
80	Loan	10	1	Stowaway Mini Storage	NAP	NAP	NAP	10,334	5,167	9,152	915	0
81	Loan	1	1	Gamma Medical	NAP	NAP	NAP	73,342	7,342	4,161	1,040	0
82	Loan		1	Hickory Terrace Apartments	NAP	NAP	NAP	4,061	3,868	1,569	747	0
83	Loan	1,7	1	Fort Ventura MHC	NAP	NAP	NAP	21,997	2,200	5,537	923	0
84	Loan	19	1	Best Western Hampton Coliseum Inn	NAP	NAP	NAP	22,267	4,241	4,528	2,156	0
85	Loan	1	1	Allies Court Townhomes	NAP	NAP	NAP	56,400	6,267	4,299	1,433	0
86	Loan	16	1	4600 Tropea Way	NAP	NAP	NAP	44,758	4,973	991	495	0
87	Loan	1,15	1	Arnold Point II	NAP	NAP	NAP	7,327	3,664	1,783	198	11,453
88	Loan	1	1	Oakwood Court Apartments	NAP	NAP	NAP	19,353	2,150	8,404	2,101	0
89	Loan	1	1	Highway 16 Mini Storage	NAP	NAP	NAP	27,600	4,600	4,351	2,176	0
90	Loan	1	1	Lakeside Villas Apartments	NAP	NAP	NAP	47,820	4,782	7,500	2,557	0
91	Loan	1	1	Carraway RV & Boat Storage	NAP	NAP	NAP	15,398	2,556	8,244	916	0
92	Loan	1	1	Taco Town Apartments	NAP	NAP	NAP	47,435	4,312	4,566	1,141	0
93	Loan		1	Pittsburgh MHC	NAP	NAP	NAP	4,638	2,209	9,983	864	0
94	Loan	1	1	Houston Self Storage	NAP	NAP	NAP	46,478	4,648	9,130	2,543	0

A-1-36

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)
					19	20	18	19
1	Loan	1,11,12,19,24,27,28	1	One SoHo Square	Springing	150,000	0	Springing
2	Loan	1,2,3,5,12,14,17,19,20,23,27	1	Kings Plaza	Springing	348,899	0	Springing
3	Loan	21	1	Parkway Irvine	3,148	0	0	8,743
4	Loan	11,12	1	Broadacres Office Park	4,941	0	1,400,000	33,162
5	Loan	2,16,19,29	1	Fleet Farm Mixed Use	Springing	500,000	1,000,000	Springing
6	Loan	21,23	1	Morris Corporate Center	6,765	0	0	78,924
7	Loan	2,19,20	1	15-17 Park Avenue	2,021	75,000	0	0
8	Loan	16,19,24	1	Gainey Ranch Corporate Center II	21,213	0	0	16,970
9	Loan	16,28	1	Pleasant Valley Apartments	Springing	165,000	0	0
10	Loan	12,16	1	Cooper Standard HQ	Springing	0	0	Springing
11	Loan	11,16,17,19,27	1	356-362 E 148th Street	Springing	0	0	Springing
12	Loan	2,15,23	1	Murrieta Spectrum	Springing	0	500,000	10,793
13	Loan	16,27	1	Merit Medical Systems	0	0	0	Springing
14	Loan	5,6,11	5	Upstate NY Portfolio	9,224	0	0	600
14.01	Property		1	Jefferson Heights
14.02	Property		1	Madison Barracks
14.03	Property		1	Colonial Manor
14.04	Property		1	Solar Building
14.05	Property		1	Arsenal Apartments
15	Loan	5,6,11	44	Wyndham National Hotel Portfolio	235,965	0	0	0
15.01	Property		1	Travelodge - 2307 Wyoming Avenue
15.02	Property		1	Travelodge - 2111 Camino Del Llano
15.03	Property		1	Travelodge - 1170 West Flaming Gorge Way
15.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
15.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
15.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60
15.07	Property		1	Travelodge - 1127 Pony Express Highway
15.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
15.09	Property		1	Travelodge - 2680 Airport Road
15.10	Property		1	Super 8 - 720 Royal Parkway
15.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
15.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
15.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
15.14	Property		1	Super 8 - 2545 Cornhusker Highway
15.15	Property		1	Travelodge - 1110 Southeast 4th Street
15.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
15.17	Property		1	Travelodge - 800 West Laramie Street
15.18	Property		1	Travelodge - 22 North Frontage Road
15.19	Property		1	Travelodge - 123 Westvaco Road
15.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue
15.21	Property		1	Travelodge - 1710 Jefferson Street
15.22	Property		1	Travelodge - 1625 Stillwater Avenue
15.23	Property		1	Travelodge - 8233 Airline Highway
15.24	Property		1	Baymont Inn & Suites - 6390 US-93
15.25	Property		1	Travelodge - 707 East Webster Street
15.26	Property		1	Travelodge - 777 West Hwy 21
15.27	Property		1	Travelodge - 3522 North Highway 59
15.28	Property		1	Travelodge - 108 6th Avenue
15.29	Property		1	Travelodge - 2200 East South Avenue
15.30	Property		1	Travelodge - 128 South Willow Road
15.31	Property		1	Travelodge - 1005 Highway 285
15.32	Property		1	Days Inn - 3431 14th Avenue South
15.33	Property		1	Travelodge - 2505 US 69
15.34	Property		1	Baymont Inn & Suites - 3475 Union Road
15.35	Property		1	Travelodge - 1706 North Park Drive
15.36	Property		1	Baymont Inn & Suites - 2005 Daley Street
15.37	Property		1	Travelodge - 1177 East 16th Street
15.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
15.39	Property		1	Travelodge - 2407 East Holland Avenue
15.40	Property		1	Travelodge - 620 Souder Road
15.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast
15.42	Property		1	Travelodge - 109 East Commerce Street
15.43	Property		1	Travelodge - 4000 Siskiyou Avenue
15.44	Property		1	Travelodge - 98 Moffat Avenue
16	Loan	1,28	1	Crystal at Cascade	4,833	0	0	0
17	Loan	1,28	1	Darien Business Center	3,666	0	0	18,330
18	Loan	21	1	Cumberland Marketplace	1,217	0	0	8,114
19	Loan	12	1	Urban Grove	1,761	0	0	11,007
20	Loan	29	1	Attiva - Park Fort Worth, TX	Springing	The lesser of either (a) $405,000, or (b) the product obtained by multiplying the number of payment dates remaining through and including the stated maturity date by $3,375.	0	0
21	Loan	6,10,16,19	14	Rollins Portfolio	Springing	69,702	0	Springing
21.01	Property		1	Lodi
21.02	Property		1	Sacramento
21.03	Property		1	Geotech Supply
21.04	Property		1	Vacaville
21.05	Property		1	Rancho Cordova

A-1-37

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)
21.06	Property		1	Modesto
21.07	Property		1	Auburn
21.08	Property		1	Livermore
21.09	Property		1	Salinas
21.10	Property		1	Yuba City
21.11	Property		1	Santa Rosa
21.12	Property		1	Redding
21.13	Property		1	Chico
21.14	Property		1	Sonora
22	Loan	10	1	Copans Commerce Depot	2,650	0	0	8,142
23	Loan	15,23,28	1	Chandler Business Center	1,336	0	267,230	0
24	Loan		1	Marlborough Village Center	1,347	0	0	8,983
25	Loan	2	1	37 West 19th Street	179	0	0	563
26	Loan	6,15,23	5	The Federal Collection	1,114	0	500,000	8,333
26.01	Property		1	201 Saint Michael Street
26.02	Property		1	4 Farm Colony Drive
26.03	Property		1	84 North Main Street
26.04	Property		1	6669 Short Lane
26.05	Property		1	415 Green Street
27	Loan	1	1	Westshire Townhome Apartments	2,319	0	0	0
28	Loan	6,12	2	Midwood Multifamily Portfolio	1,563	0	0	0
28.01	Property		1	1609 Ocean Avenue
28.02	Property		1	1532 Ocean Avenue
29	Loan	16,19	1	Nanogate North America	Springing	0	0	Springing
30	Loan	6	2	Laredo Texas Multifamily Portfolio	2,625	157,500	0	0
30.01	Property		1	Green Meadows Apartments
30.02	Property		1	Parkside Living Apartments
31	Loan	19,31	1	Homewood Suites Katy	6,366	0	0	0
32	Loan	2,6,11,19,21	4	ISJ New York Portfolio Tranche 2	383	0	150,000	Springing
32.01	Property		1	322 South Broadway
32.02	Property		1	464 Avenue U
32.03	Property		1	1202 Avenue Z
32.04	Property		1	360 South Broadway
33	Loan	1,2,27	1	1133 E. Columbia Ave	599	0	0	326
34	Loan		1	DPR Office	Springing	0	0	Springing
35	Loan	6,10,11,16,23	3	Atlantic Avenue Mixed Use Portfolio	133	0	0	0
35.01	Property		1	214 Atlantic Avenue
35.02	Property		1	218 Atlantic Avenue
35.03	Property		1	216 Atlantic Avenue
36	Loan	6,16,19	3	Athens Self Storage Portfolio	Springing	0	0	0
36.01	Property		1	Watkinsville Property
36.02	Property		1	Crawford Property
36.03	Property		1	Arnoldsville Property
37	Loan	21	1	Parkwood Plaza	2,360	0	0	7,081
38	Loan	1,2	1	College Metcalf	Springing	0	0	Springing
39	Loan	23	1	Westgate Shopping Center	592	0	300,000	3,944
40	Loan	16,19	1	639 11th Avenue	510	0	244,000	Springing
41	Loan	1,27	1	Nailah Commons	733	0	0	0
42	Loan		1	Richland Townhomes	1,104	0	0	0
43	Loan	19	1	Walgreens Hatillo	Springing	0	0	Springing
44	Loan		1	Warminster Business Center	2,264	0	0	3,773
45	Loan	29	1	California Place Apartments	1,958	0	0	0
46	Loan		1	Holland Point	Springing	0	0	Springing
47	Loan	1	1	Pines At Lawrenceville	1,441	0	0	0
48	Loan	16,27	1	961 Seneca Avenue	Springing	0	0	0
49	Loan		1	Savannah Crossings I	1,436	0	0	5,745
50	Loan	1,2,12,27	1	222 On Main	717	0	0	9,600
51	Loan	1	1	Armored Mini Storage	629	0	0	0
52	Loan		1	Breighton Apartments	2,000	0	0	0
53	Loan	2,16	1	Century Storage Davenport	611	0	0	0
54	Loan	19	1	Walgreens Bel Air	Springing	0	0	Springing
55	Loan	19	1	Holiday Inn Express Alamogordo	8,249	0	0	0
56	Loan	1,2,27	1	Broadway Square, Phase 1	964	0	0	738
57	Loan	1	1	Windward Gardens	544	0	0	0
58	Loan	6	5	LaSalle Parks Management	917	0	0	0
58.01	Property		1	Mendota Estates
58.02	Property		1	Ottawa Estates
58.03	Property		1	Peru Estates
58.04	Property		1	Earlville Estates
58.05	Property		1	Cherry Estates
59	Loan	1	1	Castle Apartments	2,891	0	0	0
60	Loan	1,27	1	Royal Park Apartments	1,167	0	0	0
61	Loan	16	1	Palm Court Apartments	1,042	0	0	0
62	Loan	1	1	Pinebrook Apartments	4,508	0	0	0
63	Loan	2,3,16	1	Magnolia Cove Apartments	708	0	0	0

A-1-38

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)
64	Loan	1	1	Allen Born Shopping Center	526	0	0	3,510
65	Loan	1	1	Pavlik Professional Center	393	23,600	0	1,756
66	Loan	16,19	1	DaVita Miami	138	0	0	Springing
67	Loan	1,2,16,27	1	1331 South Juniper Street	375	22,500	0	0
68	Loan	6,11	2	Anytime Self-Storage Arizona Portfolio	1,046	0	0	0
68.01	Property		1	Anytime Self-Storage Arizona City
68.02	Property		1	Anytime Self-Storage Apache Trail
69	Loan	1	1	6515-27 N Seeley Ave	542	0	0	0
70	Loan	1	1	Thunderbird Village MHC	621	0	0	0
71	Loan	1	1	909-919 Washington St	813	0	0	0
72	Loan	1,2	1	376 Larkfield Road	441	17,500	0	164
73	Loan	1	1	Meadows Pointe	1,875	0	0	0
74	Loan		1	Wildberry Village Apartments	3,050	0	0	0
75	Loan	1	1	Chuze Fitness Center	737	0	0	0
76	Loan		1	Walgreens Decatur	0	0	0	0
77	Loan	1	1	White Water Plaza	462	0	0	4,386
78	Loan	6,11,16	2	First Student Industrial Portfolio	1,103	0	0	1,671
78.01	Property		1	1947 E Brooks Rd
78.02	Property		1	180 Mendel Dr SW
79	Loan		1	Willow Way Apartments	1,322	0	0	0
80	Loan	10	1	Stowaway Mini Storage	477	0	0	0
81	Loan	1	1	Gamma Medical	494	0	150,000	3,458
82	Loan		1	Hickory Terrace Apartments	417	0	0	0
83	Loan	1,7	1	Fort Ventura MHC	650	0	0	0
84	Loan	19	1	Best Western Hampton Coliseum Inn	4,361	0	0	0
85	Loan	1	1	Allies Court Townhomes	1,184	0	0	0
86	Loan	16	1	4600 Tropea Way	88	0	0	875
87	Loan	1,15	1	Arnold Point II	Springing	11,453	106,085	Springing
88	Loan	1	1	Oakwood Court Apartments	542	0	0	0
89	Loan	1	1	Highway 16 Mini Storage	0	0	0	0
90	Loan	1	1	Lakeside Villas Apartments	1,146	0	0	0
91	Loan	1	1	Carraway RV & Boat Storage	595	0	0	0
92	Loan	1	1	Taco Town Apartments	300	0	0	0
93	Loan		1	Pittsburgh MHC	304	0	0	0
94	Loan	1	1	Houston Self Storage	1,324	0	0	0

A-1-39

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
					20	18	19	20	18	18	19
1	Loan	1,11,12,19,24,27,28	1	One SoHo Square	1,500,000	0	0	0	0	0	0
2	Loan	1,2,3,5,12,14,17,19,20,23,27	1	Kings Plaza	2,435,391	0	0	0	0	0	Springing
3	Loan	21	1	Parkway Irvine	0	0	0	0	0	0	0
4	Loan	11,12	1	Broadacres Office Park	0	0	0	0	21,563	1,527,255	0
5	Loan	2,16,19,29	1	Fleet Farm Mixed Use	0	0	0	0	0	150,000	Springing
6	Loan	21,23	1	Morris Corporate Center	0	0	0	0	0	2,897,674	Springing
7	Loan	2,19,20	1	15-17 Park Avenue	0	0	0	0	26,400	0	0
8	Loan	16,19,24	1	Gainey Ranch Corporate Center II	610,926	0	0	0	57,600	0	0
9	Loan	16,28	1	Pleasant Valley Apartments	0	0	0	0	0	0	0
10	Loan	12,16	1	Cooper Standard HQ	0	0	0	0	0	0	0
11	Loan	11,16,17,19,27	1	356-362 E 148th Street	0	0	0	0	0	436,317	0
12	Loan	2,15,23	1	Murrieta Spectrum	0	0	0	0	221,179	622,000	0
13	Loan	16,27	1	Merit Medical Systems	0	53,406	0	0	0	0	0
14	Loan	5,6,11	5	Upstate NY Portfolio	0	0	0	0	161,345	0	0
14.01	Property		1	Jefferson Heights
14.02	Property		1	Madison Barracks
14.03	Property		1	Colonial Manor
14.04	Property		1	Solar Building
14.05	Property		1	Arsenal Apartments
15	Loan	5,6,11	44	Wyndham National Hotel Portfolio	0	0	0	0	2,014,340	7,500,000	0
15.01	Property		1	Travelodge - 2307 Wyoming Avenue
15.02	Property		1	Travelodge - 2111 Camino Del Llano
15.03	Property		1	Travelodge - 1170 West Flaming Gorge Way
15.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
15.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
15.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60
15.07	Property		1	Travelodge - 1127 Pony Express Highway
15.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
15.09	Property		1	Travelodge - 2680 Airport Road
15.10	Property		1	Super 8 - 720 Royal Parkway
15.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
15.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
15.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
15.14	Property		1	Super 8 - 2545 Cornhusker Highway
15.15	Property		1	Travelodge - 1110 Southeast 4th Street
15.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
15.17	Property		1	Travelodge - 800 West Laramie Street
15.18	Property		1	Travelodge - 22 North Frontage Road
15.19	Property		1	Travelodge - 123 Westvaco Road
15.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue
15.21	Property		1	Travelodge - 1710 Jefferson Street
15.22	Property		1	Travelodge - 1625 Stillwater Avenue
15.23	Property		1	Travelodge - 8233 Airline Highway
15.24	Property		1	Baymont Inn & Suites - 6390 US-93
15.25	Property		1	Travelodge - 707 East Webster Street
15.26	Property		1	Travelodge - 777 West Hwy 21
15.27	Property		1	Travelodge - 3522 North Highway 59
15.28	Property		1	Travelodge - 108 6th Avenue
15.29	Property		1	Travelodge - 2200 East South Avenue
15.30	Property		1	Travelodge - 128 South Willow Road
15.31	Property		1	Travelodge - 1005 Highway 285
15.32	Property		1	Days Inn - 3431 14th Avenue South
15.33	Property		1	Travelodge - 2505 US 69
15.34	Property		1	Baymont Inn & Suites - 3475 Union Road
15.35	Property		1	Travelodge - 1706 North Park Drive
15.36	Property		1	Baymont Inn & Suites - 2005 Daley Street
15.37	Property		1	Travelodge - 1177 East 16th Street
15.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
15.39	Property		1	Travelodge - 2407 East Holland Avenue
15.40	Property		1	Travelodge - 620 Souder Road
15.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast
15.42	Property		1	Travelodge - 109 East Commerce Street
15.43	Property		1	Travelodge - 4000 Siskiyou Avenue
15.44	Property		1	Travelodge - 98 Moffat Avenue
16	Loan	1,28	1	Crystal at Cascade	0	0	0	0	18,750	1,800,000	0
17	Loan	1,28	1	Darien Business Center	0	0	0	0	0	81,449	0
18	Loan	21	1	Cumberland Marketplace	486,810	0	0	0	5,000	0	Springing
19	Loan	12	1	Urban Grove	660,425	0	0	0	0	695,866	0
20	Loan	29	1	Attiva - Park Fort Worth, TX	0	0	0	0	20,700	0	0
21	Loan	6,10,16,19	14	Rollins Portfolio	261,383	0	0	0	0	0	0
21.01	Property		1	Lodi
21.02	Property		1	Sacramento
21.03	Property		1	Geotech Supply
21.04	Property		1	Vacaville
21.05	Property		1	Rancho Cordova

A-1-40

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
21.06	Property		1	Modesto
21.07	Property		1	Auburn
21.08	Property		1	Livermore
21.09	Property		1	Salinas
21.10	Property		1	Yuba City
21.11	Property		1	Santa Rosa
21.12	Property		1	Redding
21.13	Property		1	Chico
21.14	Property		1	Sonora
22	Loan	10	1	Copans Commerce Depot	350,000	0	0	0	183,399	41,720	0
23	Loan	15,23,28	1	Chandler Business Center	267,230	0	0	0	0	734,899	Springing
24	Loan		1	Marlborough Village Center	538,965	0	0	0	0	173,111	0
25	Loan	2	1	37 West 19th Street	0	0	0	0	7,200	36,000	0
26	Loan	6,15,23	5	The Federal Collection	0	0	0	0	27,688	1,098,667	85,000
26.01	Property		1	201 Saint Michael Street
26.02	Property		1	4 Farm Colony Drive
26.03	Property		1	84 North Main Street
26.04	Property		1	6669 Short Lane
26.05	Property		1	415 Green Street
27	Loan	1	1	Westshire Townhome Apartments	0	0	0	0	0	0	0
28	Loan	6,12	2	Midwood Multifamily Portfolio	0	0	0	0	34,625	0	0
28.01	Property		1	1609 Ocean Avenue
28.02	Property		1	1532 Ocean Avenue
29	Loan	16,19	1	Nanogate North America	0	0	0	0	0	0	Springing
30	Loan	6	2	Laredo Texas Multifamily Portfolio	0	0	0	0	31,250	0	0
30.01	Property		1	Green Meadows Apartments
30.02	Property		1	Parkside Living Apartments
31	Loan	19,31	1	Homewood Suites Katy	0	0	0	0	0	250,000	Springing
32	Loan	2,6,11,19,21	4	ISJ New York Portfolio Tranche 2	150,000	83,136	0	0	31,110	0	0
32.01	Property		1	322 South Broadway
32.02	Property		1	464 Avenue U
32.03	Property		1	1202 Avenue Z
32.04	Property		1	360 South Broadway
33	Loan	1,2,27	1	1133 E. Columbia Ave	0	88,443	0	0	0	300,000	0
34	Loan		1	DPR Office	0	0	0	0	0	0	0
35	Loan	6,10,11,16,23	3	Atlantic Avenue Mixed Use Portfolio	0	0	0	0	12,813	0	0
35.01	Property		1	214 Atlantic Avenue
35.02	Property		1	218 Atlantic Avenue
35.03	Property		1	216 Atlantic Avenue
36	Loan	6,16,19	3	Athens Self Storage Portfolio	0	0	0	0	13,266	0	0
36.01	Property		1	Watkinsville Property
36.02	Property		1	Crawford Property
36.03	Property		1	Arnoldsville Property
37	Loan	21	1	Parkwood Plaza	0	0	0	0	938	1,300,000	0
38	Loan	1,2	1	College Metcalf	0	0	0	0	0	0	0
39	Loan	23	1	Westgate Shopping Center	0	0	0	0	2,375	0	0
40	Loan	16,19	1	639 11th Avenue	0	0	0	0	10,625	1,050,000	0
41	Loan	1,27	1	Nailah Commons	0	150,000	0	0	0	0	0
42	Loan		1	Richland Townhomes	0	0	0	0	0	0	0
43	Loan	19	1	Walgreens Hatillo	0	0	0	0	0	0	0
44	Loan		1	Warminster Business Center	135,845	0	0	0	13,141	271,296	0
45	Loan	29	1	California Place Apartments	0	0	0	0	97,125	0	0
46	Loan		1	Holland Point	0	0	0	0	0	125,000	0
47	Loan	1	1	Pines At Lawrenceville	0	0	0	0	44,694	0	0
48	Loan	16,27	1	961 Seneca Avenue	0	60,314	0	0	12,188	500,000	0
49	Loan		1	Savannah Crossings I	345,000	0	0	0	37,563	4,282	0
50	Loan	1,2,12,27	1	222 On Main	0	0	0	0	0	9,600	0
51	Loan	1	1	Armored Mini Storage	0	0	0	0	120,819	0	0
52	Loan		1	Breighton Apartments	0	0	0	0	63,125	0	0
53	Loan	2,16	1	Century Storage Davenport	0	0	0	0	0	0	0
54	Loan	19	1	Walgreens Bel Air	0	0	0	0	0	0	0
55	Loan	19	1	Holiday Inn Express Alamogordo	0	0	0	0	7,875	25,000	0
56	Loan	1,2,27	1	Broadway Square, Phase 1	0	0	0	0	0	30,000	0
57	Loan	1	1	Windward Gardens	0	0	0	0	15,500	0	0
58	Loan	6	5	LaSalle Parks Management	0	0	0	0	19,938	0	0
58.01	Property		1	Mendota Estates
58.02	Property		1	Ottawa Estates
58.03	Property		1	Peru Estates
58.04	Property		1	Earlville Estates
58.05	Property		1	Cherry Estates
59	Loan	1	1	Castle Apartments	0	95,111	0	0	167,625	87,500	0
60	Loan	1,27	1	Royal Park Apartments	0	101,298	0	0	30,531	0	0
61	Loan	16	1	Palm Court Apartments	0	0	0	0	35,129	0	0
62	Loan	1	1	Pinebrook Apartments	0	0	0	0	16,656	0	0
63	Loan	2,3,16	1	Magnolia Cove Apartments	0	0	0	0	0	0	0

A-1-41

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
64	Loan	1	1	Allen Born Shopping Center	168,460	0	0	0	38,125	0	0
65	Loan	1	1	Pavlik Professional Center	105,360	500,000	0	0	3,938	0	0
66	Loan	16,19	1	DaVita Miami	0	0	0	0	0	49,003	0
67	Loan	1,2,16,27	1	1331 South Juniper Street	0	0	0	0	0	0	0
68	Loan	6,11	2	Anytime Self-Storage Arizona Portfolio	0	0	0	0	0	0	0
68.01	Property		1	Anytime Self-Storage Arizona City
68.02	Property		1	Anytime Self-Storage Apache Trail
69	Loan	1	1	6515-27 N Seeley Ave	0	85,696	0	0	0	0	0
70	Loan	1	1	Thunderbird Village MHC	0	0	0	0	40,125	0	0
71	Loan	1	1	909-919 Washington St	0	0	0	0	2,813	0	0
72	Loan	1,2	1	376 Larkfield Road	0	0	0	0	22,266	0	0
73	Loan	1	1	Meadows Pointe	0	0	0	0	15,000	0	0
74	Loan		1	Wildberry Village Apartments	0	0	0	0	106,198	0	0
75	Loan	1	1	Chuze Fitness Center	0	0	0	0	0	0	0
76	Loan		1	Walgreens Decatur	0	0	0	0	0	0	0
77	Loan	1	1	White Water Plaza	150,000	0	0	0	11,250	0	0
78	Loan	6,11,16	2	First Student Industrial Portfolio	0	0	0	0	0	0	0
78.01	Property		1	1947 E Brooks Rd
78.02	Property		1	180 Mendel Dr SW
79	Loan		1	Willow Way Apartments	0	0	0	0	25,313	0	0
80	Loan	10	1	Stowaway Mini Storage	0	0	0	0	23,438	0	0
81	Loan	1	1	Gamma Medical	0	0	0	0	30,900	0	Springing
82	Loan		1	Hickory Terrace Apartments	0	0	0	0	0	0	0
83	Loan	1,7	1	Fort Ventura MHC	0	0	0	0	36,175	224,000	0
84	Loan	19	1	Best Western Hampton Coliseum Inn	0	0	0	0	0	0	Springing
85	Loan	1	1	Allies Court Townhomes	0	78,091	0	0	0	0	0
86	Loan	16	1	4600 Tropea Way	0	0	0	0	0	0	0
87	Loan	1,15	1	Arnold Point II	106,085	0	0	0	0	0	0
88	Loan	1	1	Oakwood Court Apartments	0	100,000	0	0	0	0	0
89	Loan	1	1	Highway 16 Mini Storage	0	0	0	0	0	0	0
90	Loan	1	1	Lakeside Villas Apartments	0	0	0	0	4,469	0	0
91	Loan	1	1	Carraway RV & Boat Storage	0	0	0	0	0	0	0
92	Loan	1	1	Taco Town Apartments	0	62,805	0	0	15,156	0	0
93	Loan		1	Pittsburgh MHC	0	0	0	0	25,000	0	0
94	Loan	1	1	Houston Self Storage	0	0	0	0	61,900	0	0

A-1-42

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description

1	Loan	1,11,12,19,24,27,28	1	One SoHo Square
2	Loan	1,2,3,5,12,14,17,19,20,23,27	1	Kings Plaza	Ground Rent Reserve
3	Loan	21	1	Parkway Irvine
4	Loan	11,12	1	Broadacres Office Park	Upfront TI/LC Reserve ($1,120,410.26); Rent Abatement Reserve ($406,844.41)
5	Loan	2,16,19,29	1	Fleet Farm Mixed Use	Restoration Reserve
6	Loan	21,23	1	Morris Corporate Center	Rent Concession Reserve (Upfront: $2,897,674), Material Tenant Rollover Reserve (Monthly: Springing; Cap: Various)
7	Loan	2,19,20	1	15-17 Park Avenue
8	Loan	16,19,24	1	Gainey Ranch Corporate Center II
9	Loan	16,28	1	Pleasant Valley Apartments
10	Loan	12,16	1	Cooper Standard HQ
11	Loan	11,16,17,19,27	1	356-362 E 148th Street	Samaritan Rent Abatement Reserve
12	Loan	2,15,23	1	Murrieta Spectrum	TATILC Reserve (Upfront: $527,019), Rent Concession Reserve (Upfront: $94,981)
13	Loan	16,27	1	Merit Medical Systems
14	Loan	5,6,11	5	Upstate NY Portfolio
14.01	Property		1	Jefferson Heights
14.02	Property		1	Madison Barracks
14.03	Property		1	Colonial Manor
14.04	Property		1	Solar Building
14.05	Property		1	Arsenal Apartments
15	Loan	5,6,11	44	Wyndham National Hotel Portfolio	Railroad Contract Renewal Reserve ($7,000,000), Post-Closing Obligation Reserve ($500,000)
15.01	Property		1	Travelodge - 2307 Wyoming Avenue
15.02	Property		1	Travelodge - 2111 Camino Del Llano
15.03	Property		1	Travelodge - 1170 West Flaming Gorge Way
15.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
15.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
15.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60
15.07	Property		1	Travelodge - 1127 Pony Express Highway
15.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
15.09	Property		1	Travelodge - 2680 Airport Road
15.10	Property		1	Super 8 - 720 Royal Parkway
15.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
15.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
15.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
15.14	Property		1	Super 8 - 2545 Cornhusker Highway
15.15	Property		1	Travelodge - 1110 Southeast 4th Street
15.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
15.17	Property		1	Travelodge - 800 West Laramie Street
15.18	Property		1	Travelodge - 22 North Frontage Road
15.19	Property		1	Travelodge - 123 Westvaco Road
15.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue
15.21	Property		1	Travelodge - 1710 Jefferson Street
15.22	Property		1	Travelodge - 1625 Stillwater Avenue
15.23	Property		1	Travelodge - 8233 Airline Highway
15.24	Property		1	Baymont Inn & Suites - 6390 US-93
15.25	Property		1	Travelodge - 707 East Webster Street
15.26	Property		1	Travelodge - 777 West Hwy 21
15.27	Property		1	Travelodge - 3522 North Highway 59
15.28	Property		1	Travelodge - 108 6th Avenue
15.29	Property		1	Travelodge - 2200 East South Avenue
15.30	Property		1	Travelodge - 128 South Willow Road
15.31	Property		1	Travelodge - 1005 Highway 285
15.32	Property		1	Days Inn - 3431 14th Avenue South
15.33	Property		1	Travelodge - 2505 US 69
15.34	Property		1	Baymont Inn & Suites - 3475 Union Road
15.35	Property		1	Travelodge - 1706 North Park Drive
15.36	Property		1	Baymont Inn & Suites - 2005 Daley Street
15.37	Property		1	Travelodge - 1177 East 16th Street
15.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
15.39	Property		1	Travelodge - 2407 East Holland Avenue
15.40	Property		1	Travelodge - 620 Souder Road
15.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast
15.42	Property		1	Travelodge - 109 East Commerce Street
15.43	Property		1	Travelodge - 4000 Siskiyou Avenue
15.44	Property		1	Travelodge - 98 Moffat Avenue
16	Loan	1,28	1	Crystal at Cascade	Holdback Reserve (Upfront: $1,650,000), Down-Unit Reserve (Upfront: $150,000)
17	Loan	1,28	1	Darien Business Center	REB Storage Rent Abatement Reserve ($47,595.15), By Your Side Abatement Reserve ($33,854.17),
18	Loan	21	1	Cumberland Marketplace	Giant Rollover Reserve
19	Loan	12	1	Urban Grove	Free Rent Reserve
20	Loan	29	1	Attiva - Park Fort Worth, TX
21	Loan	6,10,16,19	14	Rollins Portfolio
21.01	Property		1	Lodi
21.02	Property		1	Sacramento
21.03	Property		1	Geotech Supply
21.04	Property		1	Vacaville
21.05	Property		1	Rancho Cordova

A-1-43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description
21.06	Property		1	Modesto
21.07	Property		1	Auburn
21.08	Property		1	Livermore
21.09	Property		1	Salinas
21.10	Property		1	Yuba City
21.11	Property		1	Santa Rosa
21.12	Property		1	Redding
21.13	Property		1	Chico
21.14	Property		1	Sonora
22	Loan	10	1	Copans Commerce Depot	Outstanding TI Reserve ($37,952.56), Free Rent Reserve ($3,767.83)
23	Loan	15,23,28	1	Chandler Business Center	HVAC Project Reserve (Upfront: $300,000), Roof Repair Reserve (Upfront: $250,000), Rent Concession (Upfront: $104,451.53), TATILC Reserve (Upfront: $80,447.12), Material Tenant Rollover Reserve (Monthly: Springing, Cap: Various)
24	Loan		1	Marlborough Village Center	Outstanding Tenant Obligation Reserve
25	Loan	2	1	37 West 19th Street	Rent Abatement Reserve
26	Loan	6,15,23	5	The Federal Collection	Achievement Reserve (Upfront: $850,000), First Payment Shortfall Reserve (Upfront: $201,386.82), TATILC Reserve (Upfront: $47,279.87), USACE Reserve (Monthly: $85,000)
26.01	Property		1	201 Saint Michael Street
26.02	Property		1	4 Farm Colony Drive
26.03	Property		1	84 North Main Street
26.04	Property		1	6669 Short Lane
26.05	Property		1	415 Green Street
27	Loan	1	1	Westshire Townhome Apartments
28	Loan	6,12	2	Midwood Multifamily Portfolio
28.01	Property		1	1609 Ocean Avenue
28.02	Property		1	1532 Ocean Avenue
29	Loan	16,19	1	Nanogate North America	Material Tenant Rollover Reserve
30	Loan	6	2	Laredo Texas Multifamily Portfolio
30.01	Property		1	Green Meadows Apartments
30.02	Property		1	Parkside Living Apartments
31	Loan	19,31	1	Homewood Suites Katy	PIP Reserve
32	Loan	2,6,11,19,21	4	ISJ New York Portfolio Tranche 2
32.01	Property		1	322 South Broadway
32.02	Property		1	464 Avenue U
32.03	Property		1	1202 Avenue Z
32.04	Property		1	360 South Broadway
33	Loan	1,2,27	1	1133 E. Columbia Ave	Holdback Reserve
34	Loan		1	DPR Office
35	Loan	6,10,11,16,23	3	Atlantic Avenue Mixed Use Portfolio
35.01	Property		1	214 Atlantic Avenue
35.02	Property		1	218 Atlantic Avenue
35.03	Property		1	216 Atlantic Avenue
36	Loan	6,16,19	3	Athens Self Storage Portfolio
36.01	Property		1	Watkinsville Property
36.02	Property		1	Crawford Property
36.03	Property		1	Arnoldsville Property
37	Loan	21	1	Parkwood Plaza	Joen Korean, Inc. Rent Reserve ($1,000,000), Roof Repair Reserve ($300,000)
38	Loan	1,2	1	College Metcalf
39	Loan	23	1	Westgate Shopping Center
40	Loan	16,19	1	639 11th Avenue	Rent Concession Reserve ($1,050,000), Barbizon Electric Holdback Reserve ($1,000,000)
41	Loan	1,27	1	Nailah Commons
42	Loan		1	Richland Townhomes
43	Loan	19	1	Walgreens Hatillo
44	Loan		1	Warminster Business Center	Existing TI/LC Obligations Reserve ($189,076.56), Gap Rent Reserve ($32,219.64), Excess Litigation Reserve ($50,000)
45	Loan	29	1	California Place Apartments
46	Loan		1	Holland Point	TATILC Reserve
47	Loan	1	1	Pines At Lawrenceville
48	Loan	16,27	1	961 Seneca Avenue	J-51 Reserve
49	Loan		1	Savannah Crossings I	Free Rent Reserve
50	Loan	1,2,12,27	1	222 On Main	Unit Leasing Reserve
51	Loan	1	1	Armored Mini Storage
52	Loan		1	Breighton Apartments
53	Loan	2,16	1	Century Storage Davenport
54	Loan	19	1	Walgreens Bel Air
55	Loan	19	1	Holiday Inn Express Alamogordo	Excess Flood COI Reserve
56	Loan	1,2,27	1	Broadway Square, Phase 1	Conversion Reserve
57	Loan	1	1	Windward Gardens
58	Loan	6	5	LaSalle Parks Management
58.01	Property		1	Mendota Estates
58.02	Property		1	Ottawa Estates
58.03	Property		1	Peru Estates
58.04	Property		1	Earlville Estates
58.05	Property		1	Cherry Estates
59	Loan	1	1	Castle Apartments	Down-Unit Reserve
60	Loan	1,27	1	Royal Park Apartments
61	Loan	16	1	Palm Court Apartments
62	Loan	1	1	Pinebrook Apartments
63	Loan	2,3,16	1	Magnolia Cove Apartments

A-1-44

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description
64	Loan	1	1	Allen Born Shopping Center
65	Loan	1	1	Pavlik Professional Center
66	Loan	16,19	1	DaVita Miami	Gap Rent Reserve
67	Loan	1,2,16,27	1	1331 South Juniper Street
68	Loan	6,11	2	Anytime Self-Storage Arizona Portfolio
68.01	Property		1	Anytime Self-Storage Arizona City
68.02	Property		1	Anytime Self-Storage Apache Trail
69	Loan	1	1	6515-27 N Seeley Ave
70	Loan	1	1	Thunderbird Village MHC
71	Loan	1	1	909-919 Washington St
72	Loan	1,2	1	376 Larkfield Road
73	Loan	1	1	Meadows Pointe
74	Loan		1	Wildberry Village Apartments
75	Loan	1	1	Chuze Fitness Center
76	Loan		1	Walgreens Decatur
77	Loan	1	1	White Water Plaza
78	Loan	6,11,16	2	First Student Industrial Portfolio
78.01	Property		1	1947 E Brooks Rd
78.02	Property		1	180 Mendel Dr SW
79	Loan		1	Willow Way Apartments
80	Loan	10	1	Stowaway Mini Storage
81	Loan	1	1	Gamma Medical	Evolutionary Fitness Holdback Reserve
82	Loan		1	Hickory Terrace Apartments
83	Loan	1,7	1	Fort Ventura MHC	Holdback Reserve
84	Loan	19	1	Best Western Hampton Coliseum Inn	PIP Reserve
85	Loan	1	1	Allies Court Townhomes
86	Loan	16	1	4600 Tropea Way
87	Loan	1,15	1	Arnold Point II
88	Loan	1	1	Oakwood Court Apartments
89	Loan	1	1	Highway 16 Mini Storage
90	Loan	1	1	Lakeside Villas Apartments
91	Loan	1	1	Carraway RV & Boat Storage
92	Loan	1	1	Taco Town Apartments
93	Loan		1	Pittsburgh MHC
94	Loan	1	1	Houston Self Storage

A-1-45

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)
					20			26	26
1	Loan	1,11,12,19,24,27,28	1	One SoHo Square	0	NAP	NAP	Hard	Springing	Yes	No	Yes	No	70,000,000
2	Loan	1,2,3,5,12,14,17,19,20,23,27	1	Kings Plaza	0	NAP	NAP	Hard	Springing	Yes	No	Yes	No	47,945,946
3	Loan	21	1	Parkway Irvine	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
4	Loan	11,12	1	Broadacres Office Park	0	NAP	NAP	Hard	In Place	Yes	No	No	NAP	NAP
5	Loan	2,16,19,29	1	Fleet Farm Mixed Use	0	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP
6	Loan	21,23	1	Morris Corporate Center	Various	NAP	NAP	Hard	Springing	Yes	Yes	Yes	No	32,500,000
7	Loan	2,19,20	1	15-17 Park Avenue	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
8	Loan	16,19,24	1	Gainey Ranch Corporate Center II	0	NAP	NAP	Hard	In Place	Yes	Yes	No	NAP	NAP
9	Loan	16,28	1	Pleasant Valley Apartments	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
10	Loan	12,16	1	Cooper Standard HQ	Various	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP
11	Loan	11,16,17,19,27	1	356-362 E 148th Street	0	NAP	NAP	Hard	Springing	Yes	Yes	Yes	Yes	24,000,000
12	Loan	2,15,23	1	Murrieta Spectrum	0	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP
13	Loan	16,27	1	Merit Medical Systems	0	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP
14	Loan	5,6,11	5	Upstate NY Portfolio	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
14.01	Property		1	Jefferson Heights
14.02	Property		1	Madison Barracks
14.03	Property		1	Colonial Manor
14.04	Property		1	Solar Building
14.05	Property		1	Arsenal Apartments
15	Loan	5,6,11	44	Wyndham National Hotel Portfolio	0	NAP	NAP	Hard	Springing	Yes	No	Yes	No	19,130,750
15.01	Property		1	Travelodge - 2307 Wyoming Avenue
15.02	Property		1	Travelodge - 2111 Camino Del Llano
15.03	Property		1	Travelodge - 1170 West Flaming Gorge Way
15.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
15.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
15.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60
15.07	Property		1	Travelodge - 1127 Pony Express Highway
15.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
15.09	Property		1	Travelodge - 2680 Airport Road
15.10	Property		1	Super 8 - 720 Royal Parkway
15.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
15.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
15.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
15.14	Property		1	Super 8 - 2545 Cornhusker Highway
15.15	Property		1	Travelodge - 1110 Southeast 4th Street
15.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
15.17	Property		1	Travelodge - 800 West Laramie Street
15.18	Property		1	Travelodge - 22 North Frontage Road
15.19	Property		1	Travelodge - 123 Westvaco Road
15.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue
15.21	Property		1	Travelodge - 1710 Jefferson Street
15.22	Property		1	Travelodge - 1625 Stillwater Avenue
15.23	Property		1	Travelodge - 8233 Airline Highway
15.24	Property		1	Baymont Inn & Suites - 6390 US-93
15.25	Property		1	Travelodge - 707 East Webster Street
15.26	Property		1	Travelodge - 777 West Hwy 21
15.27	Property		1	Travelodge - 3522 North Highway 59
15.28	Property		1	Travelodge - 108 6th Avenue
15.29	Property		1	Travelodge - 2200 East South Avenue
15.30	Property		1	Travelodge - 128 South Willow Road
15.31	Property		1	Travelodge - 1005 Highway 285
15.32	Property		1	Days Inn - 3431 14th Avenue South
15.33	Property		1	Travelodge - 2505 US 69
15.34	Property		1	Baymont Inn & Suites - 3475 Union Road
15.35	Property		1	Travelodge - 1706 North Park Drive
15.36	Property		1	Baymont Inn & Suites - 2005 Daley Street
15.37	Property		1	Travelodge - 1177 East 16th Street
15.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
15.39	Property		1	Travelodge - 2407 East Holland Avenue
15.40	Property		1	Travelodge - 620 Souder Road
15.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast
15.42	Property		1	Travelodge - 109 East Commerce Street
15.43	Property		1	Travelodge - 4000 Siskiyou Avenue
15.44	Property		1	Travelodge - 98 Moffat Avenue
16	Loan	1,28	1	Crystal at Cascade	0	NAP	NAP	Springing	Springing	No	No	No	NAP	NAP
17	Loan	1,28	1	Darien Business Center	0	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP
18	Loan	21	1	Cumberland Marketplace	0	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP
19	Loan	12	1	Urban Grove	0	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP
20	Loan	29	1	Attiva - Park Fort Worth, TX	0	NAP	NAP	Soft	Springing	Yes	No	No	NAP	NAP
21	Loan	6,10,16,19	14	Rollins Portfolio	0	NAP	NAP	Hard	Springing	Yes	Yes	Yes	No	15,000,000
21.01	Property		1	Lodi
21.02	Property		1	Sacramento
21.03	Property		1	Geotech Supply
21.04	Property		1	Vacaville
21.05	Property		1	Rancho Cordova

A-1-46

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)
21.06	Property		1	Modesto
21.07	Property		1	Auburn
21.08	Property		1	Livermore
21.09	Property		1	Salinas
21.10	Property		1	Yuba City
21.11	Property		1	Santa Rosa
21.12	Property		1	Redding
21.13	Property		1	Chico
21.14	Property		1	Sonora
22	Loan	10	1	Copans Commerce Depot	0	NAP	NAP	Hard	Springing	Yes	No	No	NAP	NAP
23	Loan	15,23,28	1	Chandler Business Center	Various	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP
24	Loan		1	Marlborough Village Center	0	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP
25	Loan	2	1	37 West 19th Street	0	NAP	NAP	Soft (Residential); Hard (Commercial)	Springing	Yes	Yes	No	NAP	NAP
26	Loan	6,15,23	5	The Federal Collection	0	NAP	NAP	Hard	In Place	Yes	Yes	No	NAP	NAP
26.01	Property		1	201 Saint Michael Street
26.02	Property		1	4 Farm Colony Drive
26.03	Property		1	84 North Main Street
26.04	Property		1	6669 Short Lane
26.05	Property		1	415 Green Street
27	Loan	1	1	Westshire Townhome Apartments	0	NAP	NAP	Springing	Springing	No	No	No	NAP	NAP
28	Loan	6,12	2	Midwood Multifamily Portfolio	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
28.01	Property		1	1609 Ocean Avenue
28.02	Property		1	1532 Ocean Avenue
29	Loan	16,19	1	Nanogate North America	0	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP
30	Loan	6	2	Laredo Texas Multifamily Portfolio	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
30.01	Property		1	Green Meadows Apartments
30.02	Property		1	Parkside Living Apartments
31	Loan	19,31	1	Homewood Suites Katy	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
32	Loan	2,6,11,19,21	4	ISJ New York Portfolio Tranche 2	0	NAP	NAP	Soft	Springing	Yes	No	No	NAP	NAP
32.01	Property		1	322 South Broadway
32.02	Property		1	464 Avenue U
32.03	Property		1	1202 Avenue Z
32.04	Property		1	360 South Broadway
33	Loan	1,2,27	1	1133 E. Columbia Ave	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
34	Loan		1	DPR Office	0	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP
35	Loan	6,10,11,16,23	3	Atlantic Avenue Mixed Use Portfolio	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
35.01	Property		1	214 Atlantic Avenue
35.02	Property		1	218 Atlantic Avenue
35.03	Property		1	216 Atlantic Avenue
36	Loan	6,16,19	3	Athens Self Storage Portfolio	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
36.01	Property		1	Watkinsville Property
36.02	Property		1	Crawford Property
36.03	Property		1	Arnoldsville Property
37	Loan	21	1	Parkwood Plaza	0	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP
38	Loan	1,2	1	College Metcalf	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
39	Loan	23	1	Westgate Shopping Center	0	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP
40	Loan	16,19	1	639 11th Avenue	0	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP
41	Loan	1,27	1	Nailah Commons	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
42	Loan		1	Richland Townhomes	0	NAP	NAP	Soft	In Place	Yes	No	No	NAP	NAP
43	Loan	19	1	Walgreens Hatillo	0	NAP	NAP	Hard	Springing	No	Yes	No	NAP	NAP
44	Loan		1	Warminster Business Center	0	NAP	NAP	Hard	In Place	Yes	Yes	No	NAP	NAP
45	Loan	29	1	California Place Apartments	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
46	Loan		1	Holland Point	0	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP
47	Loan	1	1	Pines At Lawrenceville	0	NAP	NAP	Springing	Springing	No	No	No	NAP	NAP
48	Loan	16,27	1	961 Seneca Avenue	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
49	Loan		1	Savannah Crossings I	0	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP
50	Loan	1,2,12,27	1	222 On Main	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
51	Loan	1	1	Armored Mini Storage	0	NAP	NAP	Springing	Springing	No	No	No	NAP	NAP
52	Loan		1	Breighton Apartments	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
53	Loan	2,16	1	Century Storage Davenport	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
54	Loan	19	1	Walgreens Bel Air	0	NAP	NAP	Hard	Springing	No	Yes	No	NAP	NAP
55	Loan	19	1	Holiday Inn Express Alamogordo	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
56	Loan	1,2,27	1	Broadway Square, Phase 1	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
57	Loan	1	1	Windward Gardens	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
58	Loan	6	5	LaSalle Parks Management	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
58.01	Property		1	Mendota Estates
58.02	Property		1	Ottawa Estates
58.03	Property		1	Peru Estates
58.04	Property		1	Earlville Estates
58.05	Property		1	Cherry Estates
59	Loan	1	1	Castle Apartments	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
60	Loan	1,27	1	Royal Park Apartments	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
61	Loan	16	1	Palm Court Apartments	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
62	Loan	1	1	Pinebrook Apartments	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
63	Loan	2,3,16	1	Magnolia Cove Apartments	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP

A-1-47

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)
64	Loan	1	1	Allen Born Shopping Center	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
65	Loan	1	1	Pavlik Professional Center	0	NAP	NAP	Hard	Springing	Yes	No	No	NAP	NAP
66	Loan	16,19	1	DaVita Miami	0	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP
67	Loan	1,2,16,27	1	1331 South Juniper Street	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
68	Loan	6,11	2	Anytime Self-Storage Arizona Portfolio	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
68.01	Property		1	Anytime Self-Storage Arizona City
68.02	Property		1	Anytime Self-Storage Apache Trail
69	Loan	1	1	6515-27 N Seeley Ave	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
70	Loan	1	1	Thunderbird Village MHC	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
71	Loan	1	1	909-919 Washington St	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
72	Loan	1,2	1	376 Larkfield Road	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
73	Loan	1	1	Meadows Pointe	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
74	Loan		1	Wildberry Village Apartments	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
75	Loan	1	1	Chuze Fitness Center	0	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP
76	Loan		1	Walgreens Decatur	0	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP
77	Loan	1	1	White Water Plaza	0	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP
78	Loan	6,11,16	2	First Student Industrial Portfolio	0	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP
78.01	Property		1	1947 E Brooks Rd
78.02	Property		1	180 Mendel Dr SW
79	Loan		1	Willow Way Apartments	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
80	Loan	10	1	Stowaway Mini Storage	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
81	Loan	1	1	Gamma Medical	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
82	Loan		1	Hickory Terrace Apartments	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
83	Loan	1,7	1	Fort Ventura MHC	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
84	Loan	19	1	Best Western Hampton Coliseum Inn	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
85	Loan	1	1	Allies Court Townhomes	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
86	Loan	16	1	4600 Tropea Way	0	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP
87	Loan	1,15	1	Arnold Point II	0	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP
88	Loan	1	1	Oakwood Court Apartments	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
89	Loan	1	1	Highway 16 Mini Storage	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
90	Loan	1	1	Lakeside Villas Apartments	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
91	Loan	1	1	Carraway RV & Boat Storage	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
92	Loan	1	1	Taco Town Apartments	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
93	Loan		1	Pittsburgh MHC	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP
94	Loan	1	1	Houston Self Storage	0	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP

A-1-48

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)
													13
1	Loan	1,11,12,19,24,27,28	1	One SoHo Square	400,000,000	920,837.14	1,081,983.64	315,000,000	2.72466879%	785,000,000	1,807,142.89	58.1%	2.92
2	Loan	1,2,3,5,12,14,17,19,20,23,27	1	Kings Plaza	439,054,054	1,245,980.53	1,382,045.13	NAP	NAP	487,000,000	1,382,045.13	54.1%	3.07
3	Loan	21	1	Parkway Irvine	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	11,12	1	Broadacres Office Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	2,16,19,29	1	Fleet Farm Mixed Use	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	21,23	1	Morris Corporate Center	49,500,000	219,523.21	363,654.61	NAP	NAP	82,000,000	363,654.61	68.2%	1.90
7	Loan	2,19,20	1	15-17 Park Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	16,19,24	1	Gainey Ranch Corporate Center II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	16,28	1	Pleasant Valley Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	12,16	1	Cooper Standard HQ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	11,16,17,19,27	1	356-362 E 148th Street	14,000,000	46,131.95	125,215.28	NAP	NAP	38,000,000	125,215.28	69.9%	1.68
12	Loan	2,15,23	1	Murrieta Spectrum	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	16,27	1	Merit Medical Systems	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	5,6,11	5	Upstate NY Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.01	Property		1	Jefferson Heights
14.02	Property		1	Madison Barracks
14.03	Property		1	Colonial Manor
14.04	Property		1	Solar Building
14.05	Property		1	Arsenal Apartments
15	Loan	5,6,11	44	Wyndham National Hotel Portfolio	119,567,189	761,470.40	883,305.66	NAP	NAP	138,697,940	883,305.66	64.5%	1.69
15.01	Property		1	Travelodge - 2307 Wyoming Avenue
15.02	Property		1	Travelodge - 2111 Camino Del Llano
15.03	Property		1	Travelodge - 1170 West Flaming Gorge Way
15.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
15.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
15.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60
15.07	Property		1	Travelodge - 1127 Pony Express Highway
15.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
15.09	Property		1	Travelodge - 2680 Airport Road
15.10	Property		1	Super 8 - 720 Royal Parkway
15.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
15.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
15.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
15.14	Property		1	Super 8 - 2545 Cornhusker Highway
15.15	Property		1	Travelodge - 1110 Southeast 4th Street
15.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
15.17	Property		1	Travelodge - 800 West Laramie Street
15.18	Property		1	Travelodge - 22 North Frontage Road
15.19	Property		1	Travelodge - 123 Westvaco Road
15.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue
15.21	Property		1	Travelodge - 1710 Jefferson Street
15.22	Property		1	Travelodge - 1625 Stillwater Avenue
15.23	Property		1	Travelodge - 8233 Airline Highway
15.24	Property		1	Baymont Inn & Suites - 6390 US-93
15.25	Property		1	Travelodge - 707 East Webster Street
15.26	Property		1	Travelodge - 777 West Hwy 21
15.27	Property		1	Travelodge - 3522 North Highway 59
15.28	Property		1	Travelodge - 108 6th Avenue
15.29	Property		1	Travelodge - 2200 East South Avenue
15.30	Property		1	Travelodge - 128 South Willow Road
15.31	Property		1	Travelodge - 1005 Highway 285
15.32	Property		1	Days Inn - 3431 14th Avenue South
15.33	Property		1	Travelodge - 2505 US 69
15.34	Property		1	Baymont Inn & Suites - 3475 Union Road
15.35	Property		1	Travelodge - 1706 North Park Drive
15.36	Property		1	Baymont Inn & Suites - 2005 Daley Street
15.37	Property		1	Travelodge - 1177 East 16th Street
15.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
15.39	Property		1	Travelodge - 2407 East Holland Avenue
15.40	Property		1	Travelodge - 620 Souder Road
15.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast
15.42	Property		1	Travelodge - 109 East Commerce Street
15.43	Property		1	Travelodge - 4000 Siskiyou Avenue
15.44	Property		1	Travelodge - 98 Moffat Avenue
16	Loan	1,28	1	Crystal at Cascade	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	1,28	1	Darien Business Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	21	1	Cumberland Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	12	1	Urban Grove	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	29	1	Attiva - Park Fort Worth, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	6,10,16,19	14	Rollins Portfolio	24,400,000	66,166.22	106,842.17	NAP	NAP	39,400,000	106,842.17	65.4%	2.94
21.01	Property		1	Lodi
21.02	Property		1	Sacramento
21.03	Property		1	Geotech Supply
21.04	Property		1	Vacaville
21.05	Property		1	Rancho Cordova

A-1-49

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)
21.06	Property		1	Modesto
21.07	Property		1	Auburn
21.08	Property		1	Livermore
21.09	Property		1	Salinas
21.10	Property		1	Yuba City
21.11	Property		1	Santa Rosa
21.12	Property		1	Redding
21.13	Property		1	Chico
21.14	Property		1	Sonora
22	Loan	10	1	Copans Commerce Depot	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	15,23,28	1	Chandler Business Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Marlborough Village Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	2	1	37 West 19th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	6,15,23	5	The Federal Collection	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.01	Property		1	201 Saint Michael Street
26.02	Property		1	4 Farm Colony Drive
26.03	Property		1	84 North Main Street
26.04	Property		1	6669 Short Lane
26.05	Property		1	415 Green Street
27	Loan	1	1	Westshire Townhome Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	6,12	2	Midwood Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.01	Property		1	1609 Ocean Avenue
28.02	Property		1	1532 Ocean Avenue
29	Loan	16,19	1	Nanogate North America	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	6	2	Laredo Texas Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.01	Property		1	Green Meadows Apartments
30.02	Property		1	Parkside Living Apartments
31	Loan	19,31	1	Homewood Suites Katy	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	2,6,11,19,21	4	ISJ New York Portfolio Tranche 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.01	Property		1	322 South Broadway
32.02	Property		1	464 Avenue U
32.03	Property		1	1202 Avenue Z
32.04	Property		1	360 South Broadway
33	Loan	1,2,27	1	1133 E. Columbia Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan		1	DPR Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	6,10,11,16,23	3	Atlantic Avenue Mixed Use Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.01	Property		1	214 Atlantic Avenue
35.02	Property		1	218 Atlantic Avenue
35.03	Property		1	216 Atlantic Avenue
36	Loan	6,16,19	3	Athens Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.01	Property		1	Watkinsville Property
36.02	Property		1	Crawford Property
36.03	Property		1	Arnoldsville Property
37	Loan	21	1	Parkwood Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	1,2	1	College Metcalf	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	23	1	Westgate Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	16,19	1	639 11th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	1,27	1	Nailah Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan		1	Richland Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	19	1	Walgreens Hatillo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan		1	Warminster Business Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	29	1	California Place Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan		1	Holland Point	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan	1	1	Pines At Lawrenceville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	16,27	1	961 Seneca Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan		1	Savannah Crossings I	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan	1,2,12,27	1	222 On Main	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan	1	1	Armored Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan		1	Breighton Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan	2,16	1	Century Storage Davenport	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54	Loan	19	1	Walgreens Bel Air	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan	19	1	Holiday Inn Express Alamogordo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	1,2,27	1	Broadway Square, Phase 1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
57	Loan	1	1	Windward Gardens	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58	Loan	6	5	LaSalle Parks Management	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58.01	Property		1	Mendota Estates
58.02	Property		1	Ottawa Estates
58.03	Property		1	Peru Estates
58.04	Property		1	Earlville Estates
58.05	Property		1	Cherry Estates
59	Loan	1	1	Castle Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
60	Loan	1,27	1	Royal Park Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
61	Loan	16	1	Palm Court Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
62	Loan	1	1	Pinebrook Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
63	Loan	2,3,16	1	Magnolia Cove Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-50

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)
64	Loan	1	1	Allen Born Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
65	Loan	1	1	Pavlik Professional Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
66	Loan	16,19	1	DaVita Miami	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
67	Loan	1,2,16,27	1	1331 South Juniper Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
68	Loan	6,11	2	Anytime Self-Storage Arizona Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
68.01	Property		1	Anytime Self-Storage Arizona City
68.02	Property		1	Anytime Self-Storage Apache Trail
69	Loan	1	1	6515-27 N Seeley Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
70	Loan	1	1	Thunderbird Village MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
71	Loan	1	1	909-919 Washington St	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
72	Loan	1,2	1	376 Larkfield Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
73	Loan	1	1	Meadows Pointe	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
74	Loan		1	Wildberry Village Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
75	Loan	1	1	Chuze Fitness Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
76	Loan		1	Walgreens Decatur	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
77	Loan	1	1	White Water Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
78	Loan	6,11,16	2	First Student Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
78.01	Property		1	1947 E Brooks Rd
78.02	Property		1	180 Mendel Dr SW
79	Loan		1	Willow Way Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
80	Loan	10	1	Stowaway Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
81	Loan	1	1	Gamma Medical	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
82	Loan		1	Hickory Terrace Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
83	Loan	1,7	1	Fort Ventura MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
84	Loan	19	1	Best Western Hampton Coliseum Inn	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
85	Loan	1	1	Allies Court Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
86	Loan	16	1	4600 Tropea Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
87	Loan	1,15	1	Arnold Point II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
88	Loan	1	1	Oakwood Court Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
89	Loan	1	1	Highway 16 Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
90	Loan	1	1	Lakeside Villas Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
91	Loan	1	1	Carraway RV & Boat Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
92	Loan	1	1	Taco Town Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
93	Loan		1	Pittsburgh MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
94	Loan	1	1	Houston Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-51

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
											13
1	Loan	1,11,12,19,24,27,28	1	One SoHo Square	8.1%	120,000,000	5.05000%	905,000,000	2,319,156.78	67.0%	2.28	7.1%	Yes	Future Mezzanine Loan
2	Loan	1,2,3,5,12,14,17,19,20,23,27	1	Kings Plaza	10.7%	53,000,000	6.00000%	540,000,000	2,451,370.29	60.0%	1.73	9.6%	No	NAP
3	Loan	21	1	Parkway Irvine	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
4	Loan	11,12	1	Broadacres Office Park	NAP	7,000,000	9.00000%	40,000,000	152,081.82	71.2%	2.43	12.2%	No	NAP
5	Loan	2,16,19,29	1	Fleet Farm Mixed Use	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
6	Loan	21,23	1	Morris Corporate Center	11.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
7	Loan	2,19,20	1	15-17 Park Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
8	Loan	16,19,24	1	Gainey Ranch Corporate Center II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
9	Loan	16,28	1	Pleasant Valley Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
10	Loan	12,16	1	Cooper Standard HQ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan
11	Loan	11,16,17,19,27	1	356-362 E 148th Street	7.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
12	Loan	2,15,23	1	Murrieta Spectrum	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
13	Loan	16,27	1	Merit Medical Systems	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
14	Loan	5,6,11	5	Upstate NY Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
14.01	Property		1	Jefferson Heights
14.02	Property		1	Madison Barracks
14.03	Property		1	Colonial Manor
14.04	Property		1	Solar Building
14.05	Property		1	Arsenal Apartments
15	Loan	5,6,11	44	Wyndham National Hotel Portfolio	14.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
15.01	Property		1	Travelodge - 2307 Wyoming Avenue
15.02	Property		1	Travelodge - 2111 Camino Del Llano
15.03	Property		1	Travelodge - 1170 West Flaming Gorge Way
15.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
15.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
15.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60
15.07	Property		1	Travelodge - 1127 Pony Express Highway
15.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
15.09	Property		1	Travelodge - 2680 Airport Road
15.10	Property		1	Super 8 - 720 Royal Parkway
15.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
15.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
15.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
15.14	Property		1	Super 8 - 2545 Cornhusker Highway
15.15	Property		1	Travelodge - 1110 Southeast 4th Street
15.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
15.17	Property		1	Travelodge - 800 West Laramie Street
15.18	Property		1	Travelodge - 22 North Frontage Road
15.19	Property		1	Travelodge - 123 Westvaco Road
15.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue
15.21	Property		1	Travelodge - 1710 Jefferson Street
15.22	Property		1	Travelodge - 1625 Stillwater Avenue
15.23	Property		1	Travelodge - 8233 Airline Highway
15.24	Property		1	Baymont Inn & Suites - 6390 US-93
15.25	Property		1	Travelodge - 707 East Webster Street
15.26	Property		1	Travelodge - 777 West Hwy 21
15.27	Property		1	Travelodge - 3522 North Highway 59
15.28	Property		1	Travelodge - 108 6th Avenue
15.29	Property		1	Travelodge - 2200 East South Avenue
15.30	Property		1	Travelodge - 128 South Willow Road
15.31	Property		1	Travelodge - 1005 Highway 285
15.32	Property		1	Days Inn - 3431 14th Avenue South
15.33	Property		1	Travelodge - 2505 US 69
15.34	Property		1	Baymont Inn & Suites - 3475 Union Road
15.35	Property		1	Travelodge - 1706 North Park Drive
15.36	Property		1	Baymont Inn & Suites - 2005 Daley Street
15.37	Property		1	Travelodge - 1177 East 16th Street
15.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
15.39	Property		1	Travelodge - 2407 East Holland Avenue
15.40	Property		1	Travelodge - 620 Souder Road
15.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast
15.42	Property		1	Travelodge - 109 East Commerce Street
15.43	Property		1	Travelodge - 4000 Siskiyou Avenue
15.44	Property		1	Travelodge - 98 Moffat Avenue
16	Loan	1,28	1	Crystal at Cascade	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
17	Loan	1,28	1	Darien Business Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
18	Loan	21	1	Cumberland Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
19	Loan	12	1	Urban Grove	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan
20	Loan	29	1	Attiva - Park Fort Worth, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
21	Loan	6,10,16,19	14	Rollins Portfolio	9.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
21.01	Property		1	Lodi
21.02	Property		1	Sacramento
21.03	Property		1	Geotech Supply
21.04	Property		1	Vacaville
21.05	Property		1	Rancho Cordova

A-1-52

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
21.06	Property		1	Modesto
21.07	Property		1	Auburn
21.08	Property		1	Livermore
21.09	Property		1	Salinas
21.10	Property		1	Yuba City
21.11	Property		1	Santa Rosa
21.12	Property		1	Redding
21.13	Property		1	Chico
21.14	Property		1	Sonora
22	Loan	10	1	Copans Commerce Depot	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
23	Loan	15,23,28	1	Chandler Business Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
24	Loan		1	Marlborough Village Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
25	Loan	2	1	37 West 19th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
26	Loan	6,15,23	5	The Federal Collection	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
26.01	Property		1	201 Saint Michael Street
26.02	Property		1	4 Farm Colony Drive
26.03	Property		1	84 North Main Street
26.04	Property		1	6669 Short Lane
26.05	Property		1	415 Green Street
27	Loan	1	1	Westshire Townhome Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
28	Loan	6,12	2	Midwood Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan
28.01	Property		1	1609 Ocean Avenue
28.02	Property		1	1532 Ocean Avenue
29	Loan	16,19	1	Nanogate North America	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
30	Loan	6	2	Laredo Texas Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
30.01	Property		1	Green Meadows Apartments
30.02	Property		1	Parkside Living Apartments
31	Loan	19,31	1	Homewood Suites Katy	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
32	Loan	2,6,11,19,21	4	ISJ New York Portfolio Tranche 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
32.01	Property		1	322 South Broadway
32.02	Property		1	464 Avenue U
32.03	Property		1	1202 Avenue Z
32.04	Property		1	360 South Broadway
33	Loan	1,2,27	1	1133 E. Columbia Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
34	Loan		1	DPR Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
35	Loan	6,10,11,16,23	3	Atlantic Avenue Mixed Use Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
35.01	Property		1	214 Atlantic Avenue
35.02	Property		1	218 Atlantic Avenue
35.03	Property		1	216 Atlantic Avenue
36	Loan	6,16,19	3	Athens Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
36.01	Property		1	Watkinsville Property
36.02	Property		1	Crawford Property
36.03	Property		1	Arnoldsville Property
37	Loan	21	1	Parkwood Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
38	Loan	1,2	1	College Metcalf	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
39	Loan	23	1	Westgate Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
40	Loan	16,19	1	639 11th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
41	Loan	1,27	1	Nailah Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
42	Loan		1	Richland Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
43	Loan	19	1	Walgreens Hatillo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
44	Loan		1	Warminster Business Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
45	Loan	29	1	California Place Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
46	Loan		1	Holland Point	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
47	Loan	1	1	Pines At Lawrenceville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
48	Loan	16,27	1	961 Seneca Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
49	Loan		1	Savannah Crossings I	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
50	Loan	1,2,12,27	1	222 On Main	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Future Solar Panel Loan
51	Loan	1	1	Armored Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
52	Loan		1	Breighton Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
53	Loan	2,16	1	Century Storage Davenport	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
54	Loan	19	1	Walgreens Bel Air	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
55	Loan	19	1	Holiday Inn Express Alamogordo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
56	Loan	1,2,27	1	Broadway Square, Phase 1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
57	Loan	1	1	Windward Gardens	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
58	Loan	6	5	LaSalle Parks Management	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
58.01	Property		1	Mendota Estates
58.02	Property		1	Ottawa Estates
58.03	Property		1	Peru Estates
58.04	Property		1	Earlville Estates
58.05	Property		1	Cherry Estates
59	Loan	1	1	Castle Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
60	Loan	1,27	1	Royal Park Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
61	Loan	16	1	Palm Court Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
62	Loan	1	1	Pinebrook Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
63	Loan	2,3,16	1	Magnolia Cove Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP

A-1-53

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
64	Loan	1	1	Allen Born Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
65	Loan	1	1	Pavlik Professional Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
66	Loan	16,19	1	DaVita Miami	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
67	Loan	1,2,16,27	1	1331 South Juniper Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
68	Loan	6,11	2	Anytime Self-Storage Arizona Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
68.01	Property		1	Anytime Self-Storage Arizona City
68.02	Property		1	Anytime Self-Storage Apache Trail
69	Loan	1	1	6515-27 N Seeley Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
70	Loan	1	1	Thunderbird Village MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
71	Loan	1	1	909-919 Washington St	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
72	Loan	1,2	1	376 Larkfield Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
73	Loan	1	1	Meadows Pointe	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
74	Loan		1	Wildberry Village Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
75	Loan	1	1	Chuze Fitness Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
76	Loan		1	Walgreens Decatur	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
77	Loan	1	1	White Water Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
78	Loan	6,11,16	2	First Student Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
78.01	Property		1	1947 E Brooks Rd
78.02	Property		1	180 Mendel Dr SW
79	Loan		1	Willow Way Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
80	Loan	10	1	Stowaway Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
81	Loan	1	1	Gamma Medical	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
82	Loan		1	Hickory Terrace Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
83	Loan	1,7	1	Fort Ventura MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
84	Loan	19	1	Best Western Hampton Coliseum Inn	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
85	Loan	1	1	Allies Court Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
86	Loan	16	1	4600 Tropea Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
87	Loan	1,15	1	Arnold Point II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
88	Loan	1	1	Oakwood Court Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
89	Loan	1	1	Highway 16 Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
90	Loan	1	1	Lakeside Villas Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
91	Loan	1	1	Carraway RV & Boat Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
92	Loan	1	1	Taco Town Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
93	Loan		1	Pittsburgh MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
94	Loan	1	1	Houston Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP

A-1-54

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor

1	Loan	1,11,12,19,24,27,28	1	One SoHo Square	The Gluck Family Trust
2	Loan	1,2,3,5,12,14,17,19,20,23,27	1	Kings Plaza	The Macerich Partnership, L.P.
3	Loan	21	1	Parkway Irvine	Paul Queyrel
4	Loan	11,12	1	Broadacres Office Park	Ercument Tokat
5	Loan	2,16,19,29	1	Fleet Farm Mixed Use	Jeff Pori
6	Loan	21,23	1	Morris Corporate Center	Harvey Rosenblatt and Asher Koenig
7	Loan	2,19,20	1	15-17 Park Avenue	Scott Goldstein
8	Loan	16,19,24	1	Gainey Ranch Corporate Center II	Jeffrey Thiessen and Jordan Thiessen
9	Loan	16,28	1	Pleasant Valley Apartments	A. Richard Nernberg
10	Loan	12,16	1	Cooper Standard HQ	Sidney A. Borenstein and Shimmie Horn
11	Loan	11,16,17,19,27	1	356-362 E 148th Street	Justin Stern, Evan Stern, Henry Hewes, Fredric Roy Schoenberg and Gary Spindler
12	Loan	2,15,23	1	Murrieta Spectrum	Ming Yang Lee, Tsu Ho Lee and Steve Chengche Chou
13	Loan	16,27	1	Merit Medical Systems	Carter Exchange Fund Management Company, LLC
14	Loan	5,6,11	5	Upstate NY Portfolio	Brian H. Murray
14.01	Property		1	Jefferson Heights
14.02	Property		1	Madison Barracks
14.03	Property		1	Colonial Manor
14.04	Property		1	Solar Building
14.05	Property		1	Arsenal Apartments
15	Loan	5,6,11	44	Wyndham National Hotel Portfolio	Tom Vukota
15.01	Property		1	Travelodge - 2307 Wyoming Avenue
15.02	Property		1	Travelodge - 2111 Camino Del Llano
15.03	Property		1	Travelodge - 1170 West Flaming Gorge Way
15.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
15.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
15.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60
15.07	Property		1	Travelodge - 1127 Pony Express Highway
15.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
15.09	Property		1	Travelodge - 2680 Airport Road
15.10	Property		1	Super 8 - 720 Royal Parkway
15.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
15.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
15.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
15.14	Property		1	Super 8 - 2545 Cornhusker Highway
15.15	Property		1	Travelodge - 1110 Southeast 4th Street
15.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
15.17	Property		1	Travelodge - 800 West Laramie Street
15.18	Property		1	Travelodge - 22 North Frontage Road
15.19	Property		1	Travelodge - 123 Westvaco Road
15.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue
15.21	Property		1	Travelodge - 1710 Jefferson Street
15.22	Property		1	Travelodge - 1625 Stillwater Avenue
15.23	Property		1	Travelodge - 8233 Airline Highway
15.24	Property		1	Baymont Inn & Suites - 6390 US-93
15.25	Property		1	Travelodge - 707 East Webster Street
15.26	Property		1	Travelodge - 777 West Hwy 21
15.27	Property		1	Travelodge - 3522 North Highway 59
15.28	Property		1	Travelodge - 108 6th Avenue
15.29	Property		1	Travelodge - 2200 East South Avenue
15.30	Property		1	Travelodge - 128 South Willow Road
15.31	Property		1	Travelodge - 1005 Highway 285
15.32	Property		1	Days Inn - 3431 14th Avenue South
15.33	Property		1	Travelodge - 2505 US 69
15.34	Property		1	Baymont Inn & Suites - 3475 Union Road
15.35	Property		1	Travelodge - 1706 North Park Drive
15.36	Property		1	Baymont Inn & Suites - 2005 Daley Street
15.37	Property		1	Travelodge - 1177 East 16th Street
15.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
15.39	Property		1	Travelodge - 2407 East Holland Avenue
15.40	Property		1	Travelodge - 620 Souder Road
15.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast
15.42	Property		1	Travelodge - 109 East Commerce Street
15.43	Property		1	Travelodge - 4000 Siskiyou Avenue
15.44	Property		1	Travelodge - 98 Moffat Avenue
16	Loan	1,28	1	Crystal at Cascade	Menachem Mendel Chazanow
17	Loan	1,28	1	Darien Business Center	Daniel John Keck and Steven Charles Young
18	Loan	21	1	Cumberland Marketplace	Joseph D. Snyder
19	Loan	12	1	Urban Grove	Matthew J. Felton
20	Loan	29	1	Attiva - Park Fort Worth, TX	Pietro V. Scola and Joseph L. Fox
21	Loan	6,10,16,19	14	Rollins Portfolio	New Mountain Net Lease Corporation and New Mountain Net Lease Partners Corporation
21.01	Property		1	Lodi
21.02	Property		1	Sacramento
21.03	Property		1	Geotech Supply
21.04	Property		1	Vacaville
21.05	Property		1	Rancho Cordova

A-1-55

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor
21.06	Property		1	Modesto
21.07	Property		1	Auburn
21.08	Property		1	Livermore
21.09	Property		1	Salinas
21.10	Property		1	Yuba City
21.11	Property		1	Santa Rosa
21.12	Property		1	Redding
21.13	Property		1	Chico
21.14	Property		1	Sonora
22	Loan	10	1	Copans Commerce Depot	Clifford M. Stein
23	Loan	15,23,28	1	Chandler Business Center	Todd Gooding, James Paul, Patrick Terrell and Adam Haber
24	Loan		1	Marlborough Village Center	Henry Y. Pi
25	Loan	2	1	37 West 19th Street	Oren Evenhar
26	Loan	6,15,23	5	The Federal Collection	Douglas F. Blough
26.01	Property		1	201 Saint Michael Street
26.02	Property		1	4 Farm Colony Drive
26.03	Property		1	84 North Main Street
26.04	Property		1	6669 Short Lane
26.05	Property		1	415 Green Street
27	Loan	1	1	Westshire Townhome Apartments	David Huffman
28	Loan	6,12	2	Midwood Multifamily Portfolio	Joshua Dov Rakower
28.01	Property		1	1609 Ocean Avenue
28.02	Property		1	1532 Ocean Avenue
29	Loan	16,19	1	Nanogate North America	Dax T.S. Mitchell and Andrew Gi
30	Loan	6	2	Laredo Texas Multifamily Portfolio	Louis Charles Romano and Harry Elias Sames, III
30.01	Property		1	Green Meadows Apartments
30.02	Property		1	Parkside Living Apartments
31	Loan	19,31	1	Homewood Suites Katy	Minhas Ladiwalla and Salman Bhojani
32	Loan	2,6,11,19,21	4	ISJ New York Portfolio Tranche 2	Uzi Shvut
32.01	Property		1	322 South Broadway
32.02	Property		1	464 Avenue U
32.03	Property		1	1202 Avenue Z
32.04	Property		1	360 South Broadway
33	Loan	1,2,27	1	1133 E. Columbia Ave	Amit Azoulay
34	Loan		1	DPR Office	Samuel Jacobson
35	Loan	6,10,11,16,23	3	Atlantic Avenue Mixed Use Portfolio	Abe Richard Cohen
35.01	Property		1	214 Atlantic Avenue
35.02	Property		1	218 Atlantic Avenue
35.03	Property		1	216 Atlantic Avenue
36	Loan	6,16,19	3	Athens Self Storage Portfolio	Eric Zagorsky and Justin Nonemaker
36.01	Property		1	Watkinsville Property
36.02	Property		1	Crawford Property
36.03	Property		1	Arnoldsville Property
37	Loan	21	1	Parkwood Plaza	Wenxue Wang
38	Loan	1,2	1	College Metcalf	E. Stanley Kroenke
39	Loan	23	1	Westgate Shopping Center	Scott Dew and Richard Pachulski
40	Loan	16,19	1	639 11th Avenue	Semyon Ruvinsky
41	Loan	1,27	1	Nailah Commons	Julio Bateau
42	Loan		1	Richland Townhomes	Alfred Spaziano, ADS Family LLC and The ADS 2004 Trust
43	Loan	19	1	Walgreens Hatillo	Marc Jacobowitz and Yerachmeal Jacobson
44	Loan		1	Warminster Business Center	Stuart Silberberg
45	Loan	29	1	California Place Apartments	Micah K. Winter, Daniel J. Winter, Matthew D. Winter and Micah K. Winter, as Trustees of the Winter Family Bypass Trust Dated January 16, 2008, Daniel J. Winter, Matthew D. Winter and Micah K. Winter, as Trustees of the Louis and Annette Winter Family Trust Dated January 15, 1989 and Daniel J. Winter, Matthew D. Winter and Micah K. Winter, as Trustees of The Winter Family Survivor’s Trust Dated January 16, 2008
46	Loan		1	Holland Point	Henri L. Minaberry and Michel P. Minaberry
47	Loan	1	1	Pines At Lawrenceville	Avrohom Wolf and Musya Wolf
48	Loan	16,27	1	961 Seneca Avenue	Moses Singer and Abraham Deutsch
49	Loan		1	Savannah Crossings I	Thomas F. Hahn, Jr.
50	Loan	1,2,12,27	1	222 On Main	Daniel Czyzewski
51	Loan	1	1	Armored Mini Storage	Everest BF residential Properties, LP
52	Loan		1	Breighton Apartments	Samuel B. Landau, Julianne Peters Hyde and Robert I. Adatto
53	Loan	2,16	1	Century Storage Davenport	Lawrence W. Maxwell
54	Loan	19	1	Walgreens Bel Air	Marc Jacobowitz and Yerachmeal Jacobson
55	Loan	19	1	Holiday Inn Express Alamogordo	Amit Bhakta, Bhupendra Bhakta and Sanmukh Patel
56	Loan	1,2,27	1	Broadway Square, Phase 1	Stephen C. Smith and Robert L. Maly
57	Loan	1	1	Windward Gardens	David J. Plackson
58	Loan	6	5	LaSalle Parks Management	Andrew Keel and Katherine McClelland
58.01	Property		1	Mendota Estates
58.02	Property		1	Ottawa Estates
58.03	Property		1	Peru Estates
58.04	Property		1	Earlville Estates
58.05	Property		1	Cherry Estates
59	Loan	1	1	Castle Apartments	Christopher R. Saunders
60	Loan	1,27	1	Royal Park Apartments	Joshua M. Dale, David Ponce, Jr., Adam Ottke, Elke Merli, and Elke Merli and Hans Merli, as Co-Trustees of Merli Family Trust Established April 25, 1990, as amended
61	Loan	16	1	Palm Court Apartments	Bryan C. Mack
62	Loan	1	1	Pinebrook Apartments	Young S. Lee
63	Loan	2,3,16	1	Magnolia Cove Apartments	Bryan C. Mack

A-1-56

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor
64	Loan	1	1	Allen Born Shopping Center	Firas Atchoo, Faris P. Atchoo and Nathima H. Atchoo
65	Loan	1	1	Pavlik Professional Center	Colin O’Keeffe and Guy Holbrook, IV
66	Loan	16,19	1	DaVita Miami	Elisa Gosselin and Miguel Diego
67	Loan	1,2,16,27	1	1331 South Juniper Street	Ricky Liss, Howard Siegal and Andrew L. Miller
68	Loan	6,11	2	Anytime Self-Storage Arizona Portfolio	David Jarvie and Brian Weisman
68.01	Property		1	Anytime Self-Storage Arizona City
68.02	Property		1	Anytime Self-Storage Apache Trail
69	Loan	1	1	6515-27 N Seeley Ave	Samuel A. Block
70	Loan	1	1	Thunderbird Village MHC	Elias Weiner
71	Loan	1	1	909-919 Washington St	Benjamin Frazer and Dylan Grigg
72	Loan	1,2	1	376 Larkfield Road	Paul Goldenberg and Elie A. Goldenberg
73	Loan	1	1	Meadows Pointe	Jack Petrick
74	Loan		1	Wildberry Village Apartments	Michael R. Flanagan and Randy A. Turturice
75	Loan	1	1	Chuze Fitness Center	John S. Belanich and Matthew J. Heslin
76	Loan		1	Walgreens Decatur	Brian Kabateck, Roxanne Hampton and Kabateck/Hampton Living Trust
77	Loan	1	1	White Water Plaza	Seth H. Bernstein, Andrew G. Perkel and Andrew G. Perkel, as Trustee of the SJP Family Trust
78	Loan	6,11,16	2	First Student Industrial Portfolio	Gregory A. Cleghorn and Colin P. Cleghorn
78.01	Property		1	1947 E Brooks Rd
78.02	Property		1	180 Mendel Dr SW
79	Loan		1	Willow Way Apartments	Jeffrey Chew and Manfred Knoll
80	Loan	10	1	Stowaway Mini Storage	Crystal View Capital Fund II LLC
81	Loan	1	1	Gamma Medical	Robert Oppenheim and Brytten Cook
82	Loan		1	Hickory Terrace Apartments	Brian C. Grainger and Susan C. Grainger
83	Loan	1,7	1	Fort Ventura MHC	Lakshmi Raman and Syed Hashim
84	Loan	19	1	Best Western Hampton Coliseum Inn	Aviv Bernstein and Susan R. Yatzkan Bernstein
85	Loan	1	1	Allies Court Townhomes	Annette A. Binette, Charles Binette and Natalie Binette
86	Loan	16	1	4600 Tropea Way	Brett Phillip Jones
87	Loan	1,15	1	Arnold Point II	William F. Schrader, Jr. and Jerome R. Klima, Jr.
88	Loan	1	1	Oakwood Court Apartments	Justin Peter Jensen
89	Loan	1	1	Highway 16 Mini Storage	Myron J. Olsoe
90	Loan	1	1	Lakeside Villas Apartments	Ruben F. Gonzalez
91	Loan	1	1	Carraway RV & Boat Storage	Michael Anthony Ruiz, Teresa Joanne Ruis, John Patrick Henry and Ava Diane Henry
92	Loan	1	1	Taco Town Apartments	Damien John Scott and Judith Ann Scott
93	Loan		1	Pittsburgh MHC	Charles Ansanelli, Jr.
94	Loan	1	1	Houston Self Storage	Russell A. Jack

A-1-57

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)

1	Loan	1,11,12,19,24,27,28	1	One SoHo Square	The Gluck Family Trust	No
2	Loan	1,2,3,5,12,14,17,19,20,23,27	1	Kings Plaza	The Macerich Partnership, L.P.	No
3	Loan	21	1	Parkway Irvine	Paul Queyrel	No
4	Loan	11,12	1	Broadacres Office Park	Ercument Tokat	No
5	Loan	2,16,19,29	1	Fleet Farm Mixed Use	Jeff Pori	Yes
6	Loan	21,23	1	Morris Corporate Center	Harvey Rosenblatt and Asher Koenig	No
7	Loan	2,19,20	1	15-17 Park Avenue	Scott Goldstein	No
8	Loan	16,19,24	1	Gainey Ranch Corporate Center II	Jeffrey Thiessen and Jordan Thiessen	No
9	Loan	16,28	1	Pleasant Valley Apartments	A. Richard Nernberg	No
10	Loan	12,16	1	Cooper Standard HQ	Sidney A. Borenstein and Shimmie Horn	No
11	Loan	11,16,17,19,27	1	356-362 E 148th Street	Justin Stern, Evan Stern, Henry Hewes, Fredric Roy Schoenberg and Gary Spindler	No
12	Loan	2,15,23	1	Murrieta Spectrum	Ming Yang Lee, Tsu Ho Lee and Steve Chengche Chou	No
13	Loan	16,27	1	Merit Medical Systems	John E. Carter, Robert Dallas Whitaker, Jr., Gael Ragone and Ray Hutchinson	Yes
14	Loan	5,6,11	5	Upstate NY Portfolio	Brian H. Murray	No
14.01	Property		1	Jefferson Heights
14.02	Property		1	Madison Barracks
14.03	Property		1	Colonial Manor
14.04	Property		1	Solar Building
14.05	Property		1	Arsenal Apartments
15	Loan	5,6,11	44	Wyndham National Hotel Portfolio	Tom Vukota	No
15.01	Property		1	Travelodge - 2307 Wyoming Avenue
15.02	Property		1	Travelodge - 2111 Camino Del Llano
15.03	Property		1	Travelodge - 1170 West Flaming Gorge Way
15.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
15.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
15.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60
15.07	Property		1	Travelodge - 1127 Pony Express Highway
15.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
15.09	Property		1	Travelodge - 2680 Airport Road
15.10	Property		1	Super 8 - 720 Royal Parkway
15.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
15.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
15.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
15.14	Property		1	Super 8 - 2545 Cornhusker Highway
15.15	Property		1	Travelodge - 1110 Southeast 4th Street
15.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
15.17	Property		1	Travelodge - 800 West Laramie Street
15.18	Property		1	Travelodge - 22 North Frontage Road
15.19	Property		1	Travelodge - 123 Westvaco Road
15.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue
15.21	Property		1	Travelodge - 1710 Jefferson Street
15.22	Property		1	Travelodge - 1625 Stillwater Avenue
15.23	Property		1	Travelodge - 8233 Airline Highway
15.24	Property		1	Baymont Inn & Suites - 6390 US-93
15.25	Property		1	Travelodge - 707 East Webster Street
15.26	Property		1	Travelodge - 777 West Hwy 21
15.27	Property		1	Travelodge - 3522 North Highway 59
15.28	Property		1	Travelodge - 108 6th Avenue
15.29	Property		1	Travelodge - 2200 East South Avenue
15.30	Property		1	Travelodge - 128 South Willow Road
15.31	Property		1	Travelodge - 1005 Highway 285
15.32	Property		1	Days Inn - 3431 14th Avenue South
15.33	Property		1	Travelodge - 2505 US 69
15.34	Property		1	Baymont Inn & Suites - 3475 Union Road
15.35	Property		1	Travelodge - 1706 North Park Drive
15.36	Property		1	Baymont Inn & Suites - 2005 Daley Street
15.37	Property		1	Travelodge - 1177 East 16th Street
15.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
15.39	Property		1	Travelodge - 2407 East Holland Avenue
15.40	Property		1	Travelodge - 620 Souder Road
15.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast
15.42	Property		1	Travelodge - 109 East Commerce Street
15.43	Property		1	Travelodge - 4000 Siskiyou Avenue
15.44	Property		1	Travelodge - 98 Moffat Avenue
16	Loan	1,28	1	Crystal at Cascade	Menachem Mendel Chazanow	No
17	Loan	1,28	1	Darien Business Center	Daniel John Keck and Steven Charles Young	No
18	Loan	21	1	Cumberland Marketplace	Joseph D. Snyder	No
19	Loan	12	1	Urban Grove	Matthew J. Felton	No
20	Loan	29	1	Attiva - Park Fort Worth, TX	Pietro V. Scola and Joseph L. Fox	Yes
21	Loan	6,10,16,19	14	Rollins Portfolio	New Mountain Net Lease Corporation and New Mountain Net Lease Partners Corporation	No
21.01	Property		1	Lodi
21.02	Property		1	Sacramento
21.03	Property		1	Geotech Supply
21.04	Property		1	Vacaville
21.05	Property		1	Rancho Cordova

A-1-58

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)
21.06	Property		1	Modesto
21.07	Property		1	Auburn
21.08	Property		1	Livermore
21.09	Property		1	Salinas
21.10	Property		1	Yuba City
21.11	Property		1	Santa Rosa
21.12	Property		1	Redding
21.13	Property		1	Chico
21.14	Property		1	Sonora
22	Loan	10	1	Copans Commerce Depot	Clifford M. Stein	No
23	Loan	15,23,28	1	Chandler Business Center	Todd Gooding, James Paul, Patrick Terrell and Adam Haber	No
24	Loan		1	Marlborough Village Center	Henry Y. Pi	No
25	Loan	2	1	37 West 19th Street	Oren Evenhar	No
26	Loan	6,15,23	5	The Federal Collection	Douglas F. Blough	No
26.01	Property		1	201 Saint Michael Street
26.02	Property		1	4 Farm Colony Drive
26.03	Property		1	84 North Main Street
26.04	Property		1	6669 Short Lane
26.05	Property		1	415 Green Street
27	Loan	1	1	Westshire Townhome Apartments	David Huffman	No
28	Loan	6,12	2	Midwood Multifamily Portfolio	Joshua Dov Rakower	No
28.01	Property		1	1609 Ocean Avenue
28.02	Property		1	1532 Ocean Avenue
29	Loan	16,19	1	Nanogate North America	Dax T.S. Mitchell and Andrew Gi	No
30	Loan	6	2	Laredo Texas Multifamily Portfolio	Louis Charles Romano and Harry Elias Sames, III	No
30.01	Property		1	Green Meadows Apartments
30.02	Property		1	Parkside Living Apartments
31	Loan	19,31	1	Homewood Suites Katy	Minhas Ladiwalla and Salman Bhojani	No
32	Loan	2,6,11,19,21	4	ISJ New York Portfolio Tranche 2	Uzi Shvut	No
32.01	Property		1	322 South Broadway
32.02	Property		1	464 Avenue U
32.03	Property		1	1202 Avenue Z
32.04	Property		1	360 South Broadway
33	Loan	1,2,27	1	1133 E. Columbia Ave	Amit Azoulay	No
34	Loan		1	DPR Office	Samuel Jacobson	No
35	Loan	6,10,11,16,23	3	Atlantic Avenue Mixed Use Portfolio	Abe Richard Cohen	No
35.01	Property		1	214 Atlantic Avenue
35.02	Property		1	218 Atlantic Avenue
35.03	Property		1	216 Atlantic Avenue
36	Loan	6,16,19	3	Athens Self Storage Portfolio	Eric Zagorsky and Justin Nonemaker	No
36.01	Property		1	Watkinsville Property
36.02	Property		1	Crawford Property
36.03	Property		1	Arnoldsville Property
37	Loan	21	1	Parkwood Plaza	Wenxue Wang	No
38	Loan	1,2	1	College Metcalf	E. Stanley Kroenke	No
39	Loan	23	1	Westgate Shopping Center	Scott Dew and Richard Pachulski	No
40	Loan	16,19	1	639 11th Avenue	Semyon Ruvinsky	No
41	Loan	1,27	1	Nailah Commons	Julio Bateau	No
42	Loan		1	Richland Townhomes	Alfred Spaziano, ADS Family LLC and The ADS 2004 Trust	No
43	Loan	19	1	Walgreens Hatillo	Marc Jacobowitz and Yerachmeal Jacobson	No
44	Loan		1	Warminster Business Center	Stuart Silberberg	No
45	Loan	29	1	California Place Apartments	Micah K. Winter, Daniel J. Winter, Matthew D. Winter and Micah K. Winter, as Trustees of the Winter Family Bypass Trust Dated January 16, 2008, Daniel J. Winter, Matthew D. Winter and Micah K. Winter, as Trustees of the Louis and Annette Winter Family Trust Dated January 15, 1989 and Daniel J. Winter, Matthew D. Winter and Micah K. Winter, as Trustees of The Winter Family Survivor’s Trust Dated January 16, 2008	No
46	Loan		1	Holland Point	Henri L. Minaberry and Michel P. Minaberry	No
47	Loan	1	1	Pines At Lawrenceville	Avrohom Wolf and Musya Wolf	No
48	Loan	16,27	1	961 Seneca Avenue	Moses Singer and Abraham Deutsch	No
49	Loan		1	Savannah Crossings I	Thomas F. Hahn, Jr.	No
50	Loan	1,2,12,27	1	222 On Main	Daniel Czyzewski	No
51	Loan	1	1	Armored Mini Storage	Everest BF residential Properties, LP	No
52	Loan		1	Breighton Apartments	Samuel B. Landau, Julianne Peters Hyde and Robert I. Adatto	No
53	Loan	2,16	1	Century Storage Davenport	Lawrence W. Maxwell	No
54	Loan	19	1	Walgreens Bel Air	Marc Jacobowitz and Yerachmeal Jacobson	No
55	Loan	19	1	Holiday Inn Express Alamogordo	Amit Bhakta, Bhupendra Bhakta and Sanmukh Patel	No
56	Loan	1,2,27	1	Broadway Square, Phase 1	Stephen C. Smith and Robert L. Maly	No
57	Loan	1	1	Windward Gardens	David J. Plackson	No
58	Loan	6	5	LaSalle Parks Management	Andrew Keel and Katherine McClelland	No
58.01	Property		1	Mendota Estates
58.02	Property		1	Ottawa Estates
58.03	Property		1	Peru Estates
58.04	Property		1	Earlville Estates
58.05	Property		1	Cherry Estates
59	Loan	1	1	Castle Apartments	Christopher R. Saunders	No
60	Loan	1,27	1	Royal Park Apartments	Joshua M. Dale, David Ponce, Jr., Adam Ottke, Elke Merli, and Elke Merli and Hans Merli, as Co-Trustees of Merli Family Trust Established April 25, 1990, as amended	No
61	Loan	16	1	Palm Court Apartments	Bryan C. Mack	No
62	Loan	1	1	Pinebrook Apartments	Young S. Lee	No
63	Loan	2,3,16	1	Magnolia Cove Apartments	Bryan C. Mack	No

A-1-59

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)
64	Loan	1	1	Allen Born Shopping Center	Firas Atchoo, Faris P. Atchoo and Nathima H. Atchoo	No
65	Loan	1	1	Pavlik Professional Center	Colin O’Keeffe and Guy Holbrook, IV	No
66	Loan	16,19	1	DaVita Miami	Elisa Gosselin and Miguel Diego	No
67	Loan	1,2,16,27	1	1331 South Juniper Street	Ricky Liss, Howard Siegal and Andrew L. Miller	No
68	Loan	6,11	2	Anytime Self-Storage Arizona Portfolio	David Jarvie and Brian Weisman	No
68.01	Property		1	Anytime Self-Storage Arizona City
68.02	Property		1	Anytime Self-Storage Apache Trail
69	Loan	1	1	6515-27 N Seeley Ave	Samuel A. Block	No
70	Loan	1	1	Thunderbird Village MHC	Elias Weiner	No
71	Loan	1	1	909-919 Washington St	Benjamin Frazer and Dylan Grigg	No
72	Loan	1,2	1	376 Larkfield Road	Paul Goldenberg and Elie A. Goldenberg	No
73	Loan	1	1	Meadows Pointe	Jack Petrick	No
74	Loan		1	Wildberry Village Apartments	Michael R. Flanagan and Randy A. Turturice	No
75	Loan	1	1	Chuze Fitness Center	John S. Belanich and Matthew J. Heslin	No
76	Loan		1	Walgreens Decatur	Brian Kabateck, Roxanne Hampton and Kabateck/Hampton Living Trust	No
77	Loan	1	1	White Water Plaza	Seth H. Bernstein, Andrew G. Perkel and Andrew G. Perkel, as Trustee of the SJP Family Trust	No
78	Loan	6,11,16	2	First Student Industrial Portfolio	Gregory A. Cleghorn and Colin P. Cleghorn	No
78.01	Property		1	1947 E Brooks Rd
78.02	Property		1	180 Mendel Dr SW
79	Loan		1	Willow Way Apartments	Jeffrey Chew and Manfred Knoll	No
80	Loan	10	1	Stowaway Mini Storage	Crystal View Capital Fund II LLC	No
81	Loan	1	1	Gamma Medical	Robert Oppenheim and Brytten Cook	No
82	Loan		1	Hickory Terrace Apartments	Brian C. Grainger and Susan C. Grainger	No
83	Loan	1,7	1	Fort Ventura MHC	Lakshmi Raman and Syed Hashim	No
84	Loan	19	1	Best Western Hampton Coliseum Inn	Aviv Bernstein and Susan R. Yatzkan Bernstein	No
85	Loan	1	1	Allies Court Townhomes	Annette A. Binette, Charles Binette and Natalie Binette	No
86	Loan	16	1	4600 Tropea Way	Brett Phillip Jones	No
87	Loan	1,15	1	Arnold Point II	William F. Schrader, Jr. and Jerome R. Klima, Jr.	No
88	Loan	1	1	Oakwood Court Apartments	Justin Peter Jensen	No
89	Loan	1	1	Highway 16 Mini Storage	Myron J. Olsoe	No
90	Loan	1	1	Lakeside Villas Apartments	Ruben F. Gonzalez	No
91	Loan	1	1	Carraway RV & Boat Storage	Michael Anthony Ruiz, Teresa Joanne Ruis, John Patrick Henry and Ava Diane Henry	No
92	Loan	1	1	Taco Town Apartments	Damien John Scott and Judith Ann Scott	No
93	Loan		1	Pittsburgh MHC	Charles Ansanelli, Jr.	No
94	Loan	1	1	Houston Self Storage	Russell A. Jack	No

A-1-60

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal’s New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)
							30
1	Loan	1,11,12,19,24,27,28	1	One SoHo Square	Yes	Refinance	No	470,000,000	2,309,102	435,000,000	0	907,309,102	900,036,150	0	7,272,952	0
2	Loan	1,2,3,5,12,14,17,19,20,23,27	1	Kings Plaza	No	Refinance	No	487,000,000	0	53,000,000	0	540,000,000	428,649,060	0	6,113,399	0
3	Loan	21	1	Parkway Irvine	No	Refinance	No	37,000,000	0	0	0	37,000,000	16,710,009	0	505,381	203,509
4	Loan	11,12	1	Broadacres Office Park	Yes	Acquisition	No	33,000,000	19,261,556	7,000,000	0	59,261,556	0	52,000,000	4,169,722	3,091,834
5	Loan	2,16,19,29	1	Fleet Farm Mixed Use	No	Acquisition	No	33,000,000	23,901,135	0	0	56,901,135	0	55,150,000	101,135	1,650,000
6	Loan	21,23	1	Morris Corporate Center	No	Recapitalization	No	82,000,000	0	0	19,500,000	101,500,000	61,345,393	0	2,524,237	3,205,942
7	Loan	2,19,20	1	15-17 Park Avenue	No	Refinance	No	31,000,000	0	0	0	31,000,000	29,624,386	0	455,666	358,988
8	Loan	16,19,24	1	Gainey Ranch Corporate Center II	No	Acquisition	No	29,175,000	11,342,818	0	0	40,517,818	0	39,000,000	394,539	1,123,279
9	Loan	16,28	1	Pleasant Valley Apartments	No	Refinance	No	28,930,000	0	0	0	28,930,000	19,225,378	0	287,579	77,887
10	Loan	12,16	1	Cooper Standard HQ	Yes	Acquisition	No	27,300,000	15,172,242	0	0	42,472,242	0	42,000,000	472,242	0
11	Loan	11,16,17,19,27	1	356-362 E 148th Street	No	Refinance	No	38,000,000	0	0	0	38,000,000	25,275,122	0	2,275,186	458,111
12	Loan	2,15,23	1	Murrieta Spectrum	No	Refinance	No	23,030,000	0	0	0	23,030,000	20,201,795	0	590,798	1,945,569
13	Loan	16,27	1	Merit Medical Systems	No	Acquisition	No	20,751,500	22,621,683	0	0	43,373,183	0	41,503,000	1,816,304	53,878
14	Loan	5,6,11	5	Upstate NY Portfolio	No	Refinance		19,800,000	0	0	0	19,800,000	18,086,105	0	974,700	322,146
14.01	Property		1	Jefferson Heights			No
14.02	Property		1	Madison Barracks			No
14.03	Property		1	Colonial Manor			No
14.04	Property		1	Solar Building			No
14.05	Property		1	Arsenal Apartments			No
15	Loan	5,6,11	44	Wyndham National Hotel Portfolio	No	Acquisition		145,000,000	97,876,778	0	0	242,876,778	0	215,500,000	9,218,299	18,158,480
15.01	Property		1	Travelodge - 2307 Wyoming Avenue			No
15.02	Property		1	Travelodge - 2111 Camino Del Llano			No
15.03	Property		1	Travelodge - 1170 West Flaming Gorge Way			No
15.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive			No
15.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive			No
15.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60			No
15.07	Property		1	Travelodge - 1127 Pony Express Highway			No
15.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street			No
15.09	Property		1	Travelodge - 2680 Airport Road			No
15.10	Property		1	Super 8 - 720 Royal Parkway			No
15.11	Property		1	Baymont Inn & Suites - 1051 North Market Street			No
15.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway			No
15.13	Property		1	Baymont Inn & Suites - 95 Spruce Road			No
15.14	Property		1	Super 8 - 2545 Cornhusker Highway			No
15.15	Property		1	Travelodge - 1110 Southeast 4th Street			No
15.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court			No
15.17	Property		1	Travelodge - 800 West Laramie Street			No
15.18	Property		1	Travelodge - 22 North Frontage Road			No
15.19	Property		1	Travelodge - 123 Westvaco Road			No
15.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue			No
15.21	Property		1	Travelodge - 1710 Jefferson Street			No
15.22	Property		1	Travelodge - 1625 Stillwater Avenue			No
15.23	Property		1	Travelodge - 8233 Airline Highway			No
15.24	Property		1	Baymont Inn & Suites - 6390 US-93			No
15.25	Property		1	Travelodge - 707 East Webster Street			No
15.26	Property		1	Travelodge - 777 West Hwy 21			No
15.27	Property		1	Travelodge - 3522 North Highway 59			No
15.28	Property		1	Travelodge - 108 6th Avenue			No
15.29	Property		1	Travelodge - 2200 East South Avenue			No
15.30	Property		1	Travelodge - 128 South Willow Road			No
15.31	Property		1	Travelodge - 1005 Highway 285			No
15.32	Property		1	Days Inn - 3431 14th Avenue South			No
15.33	Property		1	Travelodge - 2505 US 69			No
15.34	Property		1	Baymont Inn & Suites - 3475 Union Road			No
15.35	Property		1	Travelodge - 1706 North Park Drive			No
15.36	Property		1	Baymont Inn & Suites - 2005 Daley Street			No
15.37	Property		1	Travelodge - 1177 East 16th Street			No
15.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road			No
15.39	Property		1	Travelodge - 2407 East Holland Avenue			No
15.40	Property		1	Travelodge - 620 Souder Road			No
15.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast			No
15.42	Property		1	Travelodge - 109 East Commerce Street			No
15.43	Property		1	Travelodge - 4000 Siskiyou Avenue			No
15.44	Property		1	Travelodge - 98 Moffat Avenue			No
16	Loan	1,28	1	Crystal at Cascade	No	Refinance	No
17	Loan	1,28	1	Darien Business Center	No	Refinance	No
18	Loan	21	1	Cumberland Marketplace	No	Refinance	No
19	Loan	12	1	Urban Grove	No	Acquisition	No
20	Loan	29	1	Attiva - Park Fort Worth, TX	No	Acquisition	No
21	Loan	6,10,16,19	14	Rollins Portfolio	No	Acquisition
21.01	Property		1	Lodi			No
21.02	Property		1	Sacramento			No
21.03	Property		1	Geotech Supply			No
21.04	Property		1	Vacaville			No
21.05	Property		1	Rancho Cordova			No

A-1-61

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal’s New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)
21.06	Property		1	Modesto			No
21.07	Property		1	Auburn			No
21.08	Property		1	Livermore			No
21.09	Property		1	Salinas			No
21.10	Property		1	Yuba City			No
21.11	Property		1	Santa Rosa			No
21.12	Property		1	Redding			No
21.13	Property		1	Chico			No
21.14	Property		1	Sonora			No
22	Loan	10	1	Copans Commerce Depot	No	Refinance	No
23	Loan	15,23,28	1	Chandler Business Center	Yes	Acquisition	No
24	Loan		1	Marlborough Village Center	No	Refinance	No
25	Loan	2	1	37 West 19th Street	No	Refinance	No
26	Loan	6,15,23	5	The Federal Collection	No	Acquisition
26.01	Property		1	201 Saint Michael Street			No
26.02	Property		1	4 Farm Colony Drive			No
26.03	Property		1	84 North Main Street			No
26.04	Property		1	6669 Short Lane			No
26.05	Property		1	415 Green Street			No
27	Loan	1	1	Westshire Townhome Apartments	No	Refinance	No
28	Loan	6,12	2	Midwood Multifamily Portfolio	No	Refinance
28.01	Property		1	1609 Ocean Avenue			No
28.02	Property		1	1532 Ocean Avenue			No
29	Loan	16,19	1	Nanogate North America	No	Acquisition	No
30	Loan	6	2	Laredo Texas Multifamily Portfolio	No	Refinance
30.01	Property		1	Green Meadows Apartments			No
30.02	Property		1	Parkside Living Apartments			No
31	Loan	19,31	1	Homewood Suites Katy	No	Acquisition	No
32	Loan	2,6,11,19,21	4	ISJ New York Portfolio Tranche 2	No	Refinance
32.01	Property		1	322 South Broadway			No
32.02	Property		1	464 Avenue U			No
32.03	Property		1	1202 Avenue Z			No
32.04	Property		1	360 South Broadway			No
33	Loan	1,2,27	1	1133 E. Columbia Ave	No	Refinance	No
34	Loan		1	DPR Office	No	Refinance	No
35	Loan	6,10,11,16,23	3	Atlantic Avenue Mixed Use Portfolio	No	Refinance
35.01	Property		1	214 Atlantic Avenue			No
35.02	Property		1	218 Atlantic Avenue			No
35.03	Property		1	216 Atlantic Avenue			No
36	Loan	6,16,19	3	Athens Self Storage Portfolio	No	Acquisition
36.01	Property		1	Watkinsville Property			No
36.02	Property		1	Crawford Property			No
36.03	Property		1	Arnoldsville Property			No
37	Loan	21	1	Parkwood Plaza	No	Acquisition	No
38	Loan	1,2	1	College Metcalf	No	Refinance	No
39	Loan	23	1	Westgate Shopping Center	No	Refinance	No
40	Loan	16,19	1	639 11th Avenue	No	Refinance	No
41	Loan	1,27	1	Nailah Commons	No	Refinance	No
42	Loan		1	Richland Townhomes	No	Refinance	No
43	Loan	19	1	Walgreens Hatillo	No	Acquisition	No
44	Loan		1	Warminster Business Center	No	Acquisition	No
45	Loan	29	1	California Place Apartments	Yes	Acquisition	No
46	Loan		1	Holland Point	Yes	Acquisition	No
47	Loan	1	1	Pines At Lawrenceville	No	Refinance	No
48	Loan	16,27	1	961 Seneca Avenue	No	Refinance	No
49	Loan		1	Savannah Crossings I	Yes	Acquisition	No
50	Loan	1,2,12,27	1	222 On Main	No	Refinance	No
51	Loan	1	1	Armored Mini Storage	No	Refinance	No
52	Loan		1	Breighton Apartments	Yes	Refinance	No
53	Loan	2,16	1	Century Storage Davenport	No	Refinance	No
54	Loan	19	1	Walgreens Bel Air	Yes	Acquisition	No
55	Loan	19	1	Holiday Inn Express Alamogordo	No	Refinance	No
56	Loan	1,2,27	1	Broadway Square, Phase 1	No	Refinance	No
57	Loan	1	1	Windward Gardens	No	Refinance	No
58	Loan	6	5	LaSalle Parks Management	No	Refinance
58.01	Property		1	Mendota Estates			No
58.02	Property		1	Ottawa Estates			No
58.03	Property		1	Peru Estates			No
58.04	Property		1	Earlville Estates			No
58.05	Property		1	Cherry Estates			No
59	Loan	1	1	Castle Apartments	No	Refinance	No
60	Loan	1,27	1	Royal Park Apartments	Yes	Acquisition	No
61	Loan	16	1	Palm Court Apartments	No	Refinance	No
62	Loan	1	1	Pinebrook Apartments	No	Refinance	No
63	Loan	2,3,16	1	Magnolia Cove Apartments	No	Refinance	No

A-1-62

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal’s New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)
64	Loan	1	1	Allen Born Shopping Center	No	Refinance	No
65	Loan	1	1	Pavlik Professional Center	No	Acquisition	No
66	Loan	16,19	1	DaVita Miami	No	Acquisition	No
67	Loan	1,2,16,27	1	1331 South Juniper Street	No	Refinance	No
68	Loan	6,11	2	Anytime Self-Storage Arizona Portfolio	No	Refinance
68.01	Property		1	Anytime Self-Storage Arizona City			No
68.02	Property		1	Anytime Self-Storage Apache Trail			No
69	Loan	1	1	6515-27 N Seeley Ave	No	Refinance	No
70	Loan	1	1	Thunderbird Village MHC	No	Refinance	No
71	Loan	1	1	909-919 Washington St	No	Acquisition	No
72	Loan	1,2	1	376 Larkfield Road	Yes	Acquisition	No
73	Loan	1	1	Meadows Pointe	No	Refinance	No
74	Loan		1	Wildberry Village Apartments	No	Refinance	No
75	Loan	1	1	Chuze Fitness Center	No	Refinance	No
76	Loan		1	Walgreens Decatur	No	Acquisition	No
77	Loan	1	1	White Water Plaza	Yes	Acquisition	No
78	Loan	6,11,16	2	First Student Industrial Portfolio	No	Recapitalization
78.01	Property		1	1947 E Brooks Rd			No
78.02	Property		1	180 Mendel Dr SW			No
79	Loan		1	Willow Way Apartments	No	Recapitalization	No
80	Loan	10	1	Stowaway Mini Storage	No	Refinance	No
81	Loan	1	1	Gamma Medical	No	Acquisition	No
82	Loan		1	Hickory Terrace Apartments	No	Refinance	No
83	Loan	1,7	1	Fort Ventura MHC	No	Refinance	No
84	Loan	19	1	Best Western Hampton Coliseum Inn	No	Acquisition	No
85	Loan	1	1	Allies Court Townhomes	No	Acquisition	No
86	Loan	16	1	4600 Tropea Way	No	Acquisition	No
87	Loan	1,15	1	Arnold Point II	No	Refinance	No
88	Loan	1	1	Oakwood Court Apartments	No	Refinance	No
89	Loan	1	1	Highway 16 Mini Storage	No	Refinance	No
90	Loan	1	1	Lakeside Villas Apartments	No	Acquisition	No
91	Loan	1	1	Carraway RV & Boat Storage	No	Refinance	No
92	Loan	1	1	Taco Town Apartments	Yes	Refinance	No
93	Loan		1	Pittsburgh MHC	No	Refinance	No
94	Loan	1	1	Houston Self Storage	No	Acquisition	No

A-1-63

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)

1	Loan	1,11,12,19,24,27,28	1	One SoHo Square	0	0	907,309,102	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	1,2,3,5,12,14,17,19,20,23,27	1	Kings Plaza	105,237,541	0	540,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	21	1	Parkway Irvine	19,581,101	0	37,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	11,12	1	Broadacres Office Park	0	0	59,261,556	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	2,16,19,29	1	Fleet Farm Mixed Use	0	0	56,901,135	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	21,23	1	Morris Corporate Center	680,426	33,744,001	101,500,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	2,19,20	1	15-17 Park Avenue	560,959	0	31,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	16,19,24	1	Gainey Ranch Corporate Center II	0	0	40,517,818	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	16,28	1	Pleasant Valley Apartments	9,339,156	0	28,930,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	12,16	1	Cooper Standard HQ	0	0	42,472,242	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	11,16,17,19,27	1	356-362 E 148th Street	9,991,581	0	38,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	2,15,23	1	Murrieta Spectrum	291,838	0	23,030,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	16,27	1	Merit Medical Systems	0	0	43,373,183	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	5,6,11	5	Upstate NY Portfolio	417,049	0	19,800,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.01	Property		1	Jefferson Heights				NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	Madison Barracks				NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	Colonial Manor				NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.04	Property		1	Solar Building				NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.05	Property		1	Arsenal Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	5,6,11	44	Wyndham National Hotel Portfolio	0	0	242,876,778	1/1/2035	69.35	37.43	54.0%	69.35	37.43	54.0%
15.01	Property		1	Travelodge - 2307 Wyoming Avenue				1/1/2035	173.86	45.84	26.4%	173.86	45.84	26.4%
15.02	Property		1	Travelodge - 2111 Camino Del Llano				1/1/2035	48.25	43.62	90.4%	48.25	43.62	90.4%
15.03	Property		1	Travelodge - 1170 West Flaming Gorge Way				1/1/2035	64.78	33.45	51.6%	64.78	33.45	51.6%
15.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive				1/1/2035	70.39	42.45	60.3%	70.39	42.45	60.3%
15.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive				1/1/2035	73.16	31.79	43.5%	73.16	31.79	43.5%
15.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60				1/1/2035	77.86	39.71	51.0%	77.86	39.71	51.0%
15.07	Property		1	Travelodge - 1127 Pony Express Highway				1/1/2035	84.76	35.25	41.6%	84.76	35.25	41.6%
15.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street				1/1/2035	57.61	49.13	85.3%	57.61	49.13	85.3%
15.09	Property		1	Travelodge - 2680 Airport Road				1/1/2035	83.55	55.47	66.4%	83.55	55.47	66.4%
15.10	Property		1	Super 8 - 720 Royal Parkway				1/1/2035	70.33	34.43	49.0%	70.33	34.43	49.0%
15.11	Property		1	Baymont Inn & Suites - 1051 North Market Street				1/1/2035	68.11	37.63	55.2%	68.11	37.63	55.2%
15.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway				1/1/2035	77.64	38.30	49.3%	77.64	38.30	49.3%
15.13	Property		1	Baymont Inn & Suites - 95 Spruce Road				1/1/2035	60.69	40.98	67.5%	60.69	40.98	67.5%
15.14	Property		1	Super 8 - 2545 Cornhusker Highway				1/1/2035	44.72	17.68	39.5%	44.72	17.68	39.5%
15.15	Property		1	Travelodge - 1110 Southeast 4th Street				1/1/2035	63.09	40.61	64.4%	63.09	40.61	64.4%
15.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court				1/1/2035	64.10	30.08	46.9%	64.10	30.08	46.9%
15.17	Property		1	Travelodge - 800 West Laramie Street				1/1/2035	58.26	36.63	62.9%	58.26	36.63	62.9%
15.18	Property		1	Travelodge - 22 North Frontage Road				1/1/2035	85.41	48.21	56.5%	85.41	48.21	56.5%
15.19	Property		1	Travelodge - 123 Westvaco Road				1/1/2035	108.95	71.03	65.2%	108.95	71.03	65.2%
15.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue				1/1/2035	81.72	48.90	59.8%	81.72	48.90	59.8%
15.21	Property		1	Travelodge - 1710 Jefferson Street				1/1/2035	56.52	15.09	26.7%	56.52	15.09	26.7%
15.22	Property		1	Travelodge - 1625 Stillwater Avenue				1/1/2035	70.01	48.00	68.6%	70.01	48.00	68.6%
15.23	Property		1	Travelodge - 8233 Airline Highway				1/1/2035	75.86	46.00	60.6%	75.86	46.00	60.6%
15.24	Property		1	Baymont Inn & Suites - 6390 US-93				1/1/2035	81.73	54.08	66.2%	81.73	54.08	66.2%
15.25	Property		1	Travelodge - 707 East Webster Street				1/1/2035	75.46	26.33	34.9%	75.46	26.33	34.9%
15.26	Property		1	Travelodge - 777 West Hwy 21				1/1/2035	61.66	36.50	59.2%	61.66	36.50	59.2%
15.27	Property		1	Travelodge - 3522 North Highway 59				1/1/2035	55.94	16.17	28.9%	55.94	16.17	28.9%
15.28	Property		1	Travelodge - 108 6th Avenue				1/1/2035	87.51	43.84	50.1%	87.51	43.84	50.1%
15.29	Property		1	Travelodge - 2200 East South Avenue				1/1/2035	58.40	37.47	64.2%	58.40	37.47	64.2%
15.30	Property		1	Travelodge - 128 South Willow Road				1/1/2035	73.75	48.36	65.6%	73.75	48.36	65.6%
15.31	Property		1	Travelodge - 1005 Highway 285				1/1/2035	64.63	51.52	79.7%	64.63	51.52	79.7%
15.32	Property		1	Days Inn - 3431 14th Avenue South				1/1/2035	56.95	39.82	69.9%	56.95	39.82	69.9%
15.33	Property		1	Travelodge - 2505 US 69				1/1/2035	58.60	30.69	52.4%	58.60	30.69	52.4%
15.34	Property		1	Baymont Inn & Suites - 3475 Union Road				1/1/2035	75.94	43.75	57.6%	75.94	43.75	57.6%
15.35	Property		1	Travelodge - 1706 North Park Drive				1/1/2035	46.02	38.95	84.6%	46.02	38.95	84.6%
15.36	Property		1	Baymont Inn & Suites - 2005 Daley Street				1/1/2035	64.57	36.44	56.4%	64.57	36.44	56.4%
15.37	Property		1	Travelodge - 1177 East 16th Street				1/1/2035	53.23	11.42	21.5%	53.23	11.42	21.5%
15.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road				1/1/2035	69.19	34.76	50.2%	69.19	34.76	50.2%
15.39	Property		1	Travelodge - 2407 East Holland Avenue				1/1/2035	71.14	43.58	61.3%	71.14	43.58	61.3%
15.40	Property		1	Travelodge - 620 Souder Road				1/1/2035	145.01	55.06	38.0%	145.01	55.06	38.0%
15.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast				1/1/2035	77.53	40.30	52.0%	77.53	40.30	52.0%
15.42	Property		1	Travelodge - 109 East Commerce Street				1/1/2035	84.24	19.42	23.1%	84.24	19.42	23.1%
15.43	Property		1	Travelodge - 4000 Siskiyou Avenue				1/1/2035	78.61	62.73	79.8%	78.61	62.73	79.8%
15.44	Property		1	Travelodge - 98 Moffat Avenue				1/1/2035	114.05	37.27	32.7%	114.05	37.27	32.7%
16	Loan	1,28	1	Crystal at Cascade				NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	1,28	1	Darien Business Center				NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	21	1	Cumberland Marketplace				NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	12	1	Urban Grove				NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	29	1	Attiva - Park Fort Worth, TX				NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	6,10,16,19	14	Rollins Portfolio				NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.01	Property		1	Lodi				NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.02	Property		1	Sacramento				NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.03	Property		1	Geotech Supply				NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.04	Property		1	Vacaville				NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.05	Property		1	Rancho Cordova				NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-64

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)
21.06	Property		1	Modesto				NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.07	Property		1	Auburn				NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.08	Property		1	Livermore				NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.09	Property		1	Salinas				NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.10	Property		1	Yuba City				NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.11	Property		1	Santa Rosa				NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.12	Property		1	Redding				NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.13	Property		1	Chico				NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.14	Property		1	Sonora				NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	10	1	Copans Commerce Depot				NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	15,23,28	1	Chandler Business Center				NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Marlborough Village Center				NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	2	1	37 West 19th Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	6,15,23	5	The Federal Collection				NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.01	Property		1	201 Saint Michael Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.02	Property		1	4 Farm Colony Drive				NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.03	Property		1	84 North Main Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.04	Property		1	6669 Short Lane				NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.05	Property		1	415 Green Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	1	1	Westshire Townhome Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	6,12	2	Midwood Multifamily Portfolio				NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.01	Property		1	1609 Ocean Avenue				NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	1532 Ocean Avenue				NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	16,19	1	Nanogate North America				NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	6	2	Laredo Texas Multifamily Portfolio				NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.01	Property		1	Green Meadows Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.02	Property		1	Parkside Living Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	19,31	1	Homewood Suites Katy				3/31/2035	92.76	81.61	88.0%	94.16	78.82	83.7%
32	Loan	2,6,11,19,21	4	ISJ New York Portfolio Tranche 2				NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.01	Property		1	322 South Broadway				NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.02	Property		1	464 Avenue U				NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.03	Property		1	1202 Avenue Z				NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.04	Property		1	360 South Broadway				NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	1,2,27	1	1133 E. Columbia Ave				NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan		1	DPR Office				NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	6,10,11,16,23	3	Atlantic Avenue Mixed Use Portfolio				NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.01	Property		1	214 Atlantic Avenue				NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.02	Property		1	218 Atlantic Avenue				NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.03	Property		1	216 Atlantic Avenue				NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	6,16,19	3	Athens Self Storage Portfolio				NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.01	Property		1	Watkinsville Property				NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.02	Property		1	Crawford Property				NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.03	Property		1	Arnoldsville Property				NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	21	1	Parkwood Plaza				NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	1,2	1	College Metcalf				NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	23	1	Westgate Shopping Center				NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	16,19	1	639 11th Avenue				NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	1,27	1	Nailah Commons				NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan		1	Richland Townhomes				NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	19	1	Walgreens Hatillo				NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan		1	Warminster Business Center				NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	29	1	California Place Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan		1	Holland Point				NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan	1	1	Pines At Lawrenceville				NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	16,27	1	961 Seneca Avenue				NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan		1	Savannah Crossings I				NAP	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan	1,2,12,27	1	222 On Main				NAP	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan	1	1	Armored Mini Storage				NAP	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan		1	Breighton Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan	2,16	1	Century Storage Davenport				NAP	NAP	NAP	NAP	NAP	NAP	NAP
54	Loan	19	1	Walgreens Bel Air				NAP	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan	19	1	Holiday Inn Express Alamogordo				4/11/2026	112.42	83.19	74.0%	108.17	76.77	71.0%
56	Loan	1,2,27	1	Broadway Square, Phase 1				NAP	NAP	NAP	NAP	NAP	NAP	NAP
57	Loan	1	1	Windward Gardens				NAP	NAP	NAP	NAP	NAP	NAP	NAP
58	Loan	6	5	LaSalle Parks Management				NAP	NAP	NAP	NAP	NAP	NAP	NAP
58.01	Property		1	Mendota Estates				NAP	NAP	NAP	NAP	NAP	NAP	NAP
58.02	Property		1	Ottawa Estates				NAP	NAP	NAP	NAP	NAP	NAP	NAP
58.03	Property		1	Peru Estates				NAP	NAP	NAP	NAP	NAP	NAP	NAP
58.04	Property		1	Earlville Estates				NAP	NAP	NAP	NAP	NAP	NAP	NAP
58.05	Property		1	Cherry Estates				NAP	NAP	NAP	NAP	NAP	NAP	NAP
59	Loan	1	1	Castle Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP
60	Loan	1,27	1	Royal Park Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP
61	Loan	16	1	Palm Court Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP
62	Loan	1	1	Pinebrook Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP
63	Loan	2,3,16	1	Magnolia Cove Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-65

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)
64	Loan	1	1	Allen Born Shopping Center				NAP	NAP	NAP	NAP	NAP	NAP	NAP
65	Loan	1	1	Pavlik Professional Center				NAP	NAP	NAP	NAP	NAP	NAP	NAP
66	Loan	16,19	1	DaVita Miami				NAP	NAP	NAP	NAP	NAP	NAP	NAP
67	Loan	1,2,16,27	1	1331 South Juniper Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP
68	Loan	6,11	2	Anytime Self-Storage Arizona Portfolio				NAP	NAP	NAP	NAP	NAP	NAP	NAP
68.01	Property		1	Anytime Self-Storage Arizona City				NAP	NAP	NAP	NAP	NAP	NAP	NAP
68.02	Property		1	Anytime Self-Storage Apache Trail				NAP	NAP	NAP	NAP	NAP	NAP	NAP
69	Loan	1	1	6515-27 N Seeley Ave				NAP	NAP	NAP	NAP	NAP	NAP	NAP
70	Loan	1	1	Thunderbird Village MHC				NAP	NAP	NAP	NAP	NAP	NAP	NAP
71	Loan	1	1	909-919 Washington St				NAP	NAP	NAP	NAP	NAP	NAP	NAP
72	Loan	1,2	1	376 Larkfield Road				NAP	NAP	NAP	NAP	NAP	NAP	NAP
73	Loan	1	1	Meadows Pointe				NAP	NAP	NAP	NAP	NAP	NAP	NAP
74	Loan		1	Wildberry Village Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP
75	Loan	1	1	Chuze Fitness Center				NAP	NAP	NAP	NAP	NAP	NAP	NAP
76	Loan		1	Walgreens Decatur				NAP	NAP	NAP	NAP	NAP	NAP	NAP
77	Loan	1	1	White Water Plaza				NAP	NAP	NAP	NAP	NAP	NAP	NAP
78	Loan	6,11,16	2	First Student Industrial Portfolio				NAP	NAP	NAP	NAP	NAP	NAP	NAP
78.01	Property		1	1947 E Brooks Rd				NAP	NAP	NAP	NAP	NAP	NAP	NAP
78.02	Property		1	180 Mendel Dr SW				NAP	NAP	NAP	NAP	NAP	NAP	NAP
79	Loan		1	Willow Way Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP
80	Loan	10	1	Stowaway Mini Storage				NAP	NAP	NAP	NAP	NAP	NAP	NAP
81	Loan	1	1	Gamma Medical				NAP	NAP	NAP	NAP	NAP	NAP	NAP
82	Loan		1	Hickory Terrace Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP
83	Loan	1,7	1	Fort Ventura MHC				NAP	NAP	NAP	NAP	NAP	NAP	NAP
84	Loan	19	1	Best Western Hampton Coliseum Inn				11/30/2021	109.36	55.12	50.4%	64.73	32.62	50.4%
85	Loan	1	1	Allies Court Townhomes				NAP	NAP	NAP	NAP	NAP	NAP	NAP
86	Loan	16	1	4600 Tropea Way				NAP	NAP	NAP	NAP	NAP	NAP	NAP
87	Loan	1,15	1	Arnold Point II				NAP	NAP	NAP	NAP	NAP	NAP	NAP
88	Loan	1	1	Oakwood Court Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP
89	Loan	1	1	Highway 16 Mini Storage				NAP	NAP	NAP	NAP	NAP	NAP	NAP
90	Loan	1	1	Lakeside Villas Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP
91	Loan	1	1	Carraway RV & Boat Storage				NAP	NAP	NAP	NAP	NAP	NAP	NAP
92	Loan	1	1	Taco Town Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP
93	Loan		1	Pittsburgh MHC				NAP	NAP	NAP	NAP	NAP	NAP	NAP
94	Loan	1	1	Houston Self Storage				NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-66

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

1	Loan	1,11,12,19,24,27,28	1	One SoHo Square	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	1,2,3,5,12,14,17,19,20,23,27	1	Kings Plaza	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	21	1	Parkway Irvine	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	11,12	1	Broadacres Office Park	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	2,16,19,29	1	Fleet Farm Mixed Use	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	21,23	1	Morris Corporate Center	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	2,19,20	1	15-17 Park Avenue	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	16,19,24	1	Gainey Ranch Corporate Center II	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	16,28	1	Pleasant Valley Apartments	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	12,16	1	Cooper Standard HQ	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	11,16,17,19,27	1	356-362 E 148th Street	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	2,15,23	1	Murrieta Spectrum	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	16,27	1	Merit Medical Systems	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	5,6,11	5	Upstate NY Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
14.01	Property		1	Jefferson Heights	NAP	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	Madison Barracks	NAP	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	Colonial Manor	NAP	NAP	NAP	NAP	NAP	NAP
14.04	Property		1	Solar Building	NAP	NAP	NAP	NAP	NAP	NAP
14.05	Property		1	Arsenal Apartments	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	5,6,11	44	Wyndham National Hotel Portfolio	69.99	36.80	52.6%	60.43	41.28	68.3%
15.01	Property		1	Travelodge - 2307 Wyoming Avenue	176.10	45.56	25.9%	117.42	46.45	39.6%
15.02	Property		1	Travelodge - 2111 Camino Del Llano	52.80	43.58	82.5%	46.95	43.23	92.1%
15.03	Property		1	Travelodge - 1170 West Flaming Gorge Way	65.26	33.97	52.1%	56.11	34.76	62.0%
15.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	70.37	42.78	60.8%	59.07	50.13	84.9%
15.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	70.87	33.10	46.7%	59.78	40.04	67.0%
15.06	Property		1	Baymont Inn & Suites - 1608 East Business US 60	76.46	40.55	53.0%	56.01	39.40	70.3%
15.07	Property		1	Travelodge - 1127 Pony Express Highway	83.32	33.91	40.7%	64.60	34.66	53.6%
15.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	60.76	47.35	77.9%	54.02	47.93	88.7%
15.09	Property		1	Travelodge - 2680 Airport Road	83.22	55.00	66.1%	71.66	55.91	78.0%
15.10	Property		1	Super 8 - 720 Royal Parkway	69.18	33.96	49.1%	74.17	58.93	79.5%
15.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	70.14	38.30	54.6%	61.29	39.63	64.7%
15.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	78.56	38.10	48.5%	60.36	44.50	73.7%
15.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	60.68	36.57	60.3%	53.82	34.39	63.9%
15.14	Property		1	Super 8 - 2545 Cornhusker Highway	44.17	17.59	39.8%	46.69	34.30	73.5%
15.15	Property		1	Travelodge - 1110 Southeast 4th Street	69.35	42.30	61.0%	58.27	46.84	80.4%
15.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	72.14	29.49	40.9%	54.73	34.94	63.8%
15.17	Property		1	Travelodge - 800 West Laramie Street	56.37	37.19	66.0%	41.20	36.36	88.2%
15.18	Property		1	Travelodge - 22 North Frontage Road	82.91	46.44	56.0%	72.93	55.47	76.1%
15.19	Property		1	Travelodge - 123 Westvaco Road	113.05	65.90	58.3%	114.55	80.67	70.4%
15.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	77.95	44.93	57.6%	69.72	47.92	68.7%
15.21	Property		1	Travelodge - 1710 Jefferson Street	60.25	26.73	44.4%	54.02	40.32	74.6%
15.22	Property		1	Travelodge - 1625 Stillwater Avenue	66.92	41.42	61.9%	55.56	48.07	86.5%
15.23	Property		1	Travelodge - 8233 Airline Highway	72.05	45.85	63.6%	59.33	47.11	79.4%
15.24	Property		1	Baymont Inn & Suites - 6390 US-93	80.23	50.22	62.6%	85.22	58.49	68.6%
15.25	Property		1	Travelodge - 707 East Webster Street	79.89	26.21	32.8%	59.56	29.54	49.6%
15.26	Property		1	Travelodge - 777 West Hwy 21	57.79	32.66	56.5%	57.16	34.18	59.8%
15.27	Property		1	Travelodge - 3522 North Highway 59	58.78	19.98	34.0%	53.72	29.50	54.9%
15.28	Property		1	Travelodge - 108 6th Avenue	88.81	42.81	48.2%	58.85	43.61	74.1%
15.29	Property		1	Travelodge - 2200 East South Avenue	61.79	35.22	57.0%	55.13	41.56	75.4%
15.30	Property		1	Travelodge - 128 South Willow Road	71.25	47.99	67.4%	64.55	46.58	72.2%
15.31	Property		1	Travelodge - 1005 Highway 285	65.51	48.94	74.7%	57.97	44.06	76.0%
15.32	Property		1	Days Inn - 3431 14th Avenue South	55.18	34.79	63.0%	57.70	47.46	82.3%
15.33	Property		1	Travelodge - 2505 US 69	53.06	24.39	46.0%	52.49	34.03	64.8%
15.34	Property		1	Baymont Inn & Suites - 3475 Union Road	74.75	42.35	56.7%	73.08	48.21	66.0%
15.35	Property		1	Travelodge - 1706 North Park Drive	45.36	38.44	84.7%	42.59	39.84	93.5%
15.36	Property		1	Baymont Inn & Suites - 2005 Daley Street	62.82	34.52	55.0%	62.88	34.14	54.3%
15.37	Property		1	Travelodge - 1177 East 16th Street	49.81	10.30	20.7%	52.43	14.39	27.4%
15.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	67.76	35.91	53.0%	63.01	41.59	66.0%
15.39	Property		1	Travelodge - 2407 East Holland Avenue	71.01	38.68	54.5%	66.01	48.74	73.8%
15.40	Property		1	Travelodge - 620 Souder Road	159.98	47.17	29.5%	106.54	52.24	49.0%
15.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	85.61	37.12	43.4%	65.10	42.07	64.6%
15.42	Property		1	Travelodge - 109 East Commerce Street	104.51	25.32	24.2%	79.58	25.46	32.0%
15.43	Property		1	Travelodge - 4000 Siskiyou Avenue	74.16	56.00	75.5%	66.22	52.78	79.7%
15.44	Property		1	Travelodge - 98 Moffat Avenue	119.08	39.87	33.5%	94.88	38.08	40.1%
16	Loan	1,28	1	Crystal at Cascade	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	1,28	1	Darien Business Center	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	21	1	Cumberland Marketplace	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	12	1	Urban Grove	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	29	1	Attiva - Park Fort Worth, TX	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	6,10,16,19	14	Rollins Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
21.01	Property		1	Lodi	NAP	NAP	NAP	NAP	NAP	NAP
21.02	Property		1	Sacramento	NAP	NAP	NAP	NAP	NAP	NAP
21.03	Property		1	Geotech Supply	NAP	NAP	NAP	NAP	NAP	NAP
21.04	Property		1	Vacaville	NAP	NAP	NAP	NAP	NAP	NAP
21.05	Property		1	Rancho Cordova	NAP	NAP	NAP	NAP	NAP	NAP

A-1-67

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)
21.06	Property		1	Modesto	NAP	NAP	NAP	NAP	NAP	NAP
21.07	Property		1	Auburn	NAP	NAP	NAP	NAP	NAP	NAP
21.08	Property		1	Livermore	NAP	NAP	NAP	NAP	NAP	NAP
21.09	Property		1	Salinas	NAP	NAP	NAP	NAP	NAP	NAP
21.10	Property		1	Yuba City	NAP	NAP	NAP	NAP	NAP	NAP
21.11	Property		1	Santa Rosa	NAP	NAP	NAP	NAP	NAP	NAP
21.12	Property		1	Redding	NAP	NAP	NAP	NAP	NAP	NAP
21.13	Property		1	Chico	NAP	NAP	NAP	NAP	NAP	NAP
21.14	Property		1	Sonora	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	10	1	Copans Commerce Depot	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	15,23,28	1	Chandler Business Center	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Marlborough Village Center	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	2	1	37 West 19th Street	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	6,15,23	5	The Federal Collection	NAP	NAP	NAP	NAP	NAP	NAP
26.01	Property		1	201 Saint Michael Street	NAP	NAP	NAP	NAP	NAP	NAP
26.02	Property		1	4 Farm Colony Drive	NAP	NAP	NAP	NAP	NAP	NAP
26.03	Property		1	84 North Main Street	NAP	NAP	NAP	NAP	NAP	NAP
26.04	Property		1	6669 Short Lane	NAP	NAP	NAP	NAP	NAP	NAP
26.05	Property		1	415 Green Street	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	1	1	Westshire Townhome Apartments	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	6,12	2	Midwood Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
28.01	Property		1	1609 Ocean Avenue	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	1532 Ocean Avenue	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	16,19	1	Nanogate North America	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	6	2	Laredo Texas Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
30.01	Property		1	Green Meadows Apartments	NAP	NAP	NAP	NAP	NAP	NAP
30.02	Property		1	Parkside Living Apartments	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	19,31	1	Homewood Suites Katy	90.76	54.65	60.2%	95.46	83.42	87.4%
32	Loan	2,6,11,19,21	4	ISJ New York Portfolio Tranche 2	NAP	NAP	NAP	NAP	NAP	NAP
32.01	Property		1	322 South Broadway	NAP	NAP	NAP	NAP	NAP	NAP
32.02	Property		1	464 Avenue U	NAP	NAP	NAP	NAP	NAP	NAP
32.03	Property		1	1202 Avenue Z	NAP	NAP	NAP	NAP	NAP	NAP
32.04	Property		1	360 South Broadway	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	1,2,27	1	1133 E. Columbia Ave	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan		1	DPR Office	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	6,10,11,16,23	3	Atlantic Avenue Mixed Use Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
35.01	Property		1	214 Atlantic Avenue	NAP	NAP	NAP	NAP	NAP	NAP
35.02	Property		1	218 Atlantic Avenue	NAP	NAP	NAP	NAP	NAP	NAP
35.03	Property		1	216 Atlantic Avenue	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	6,16,19	3	Athens Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
36.01	Property		1	Watkinsville Property	NAP	NAP	NAP	NAP	NAP	NAP
36.02	Property		1	Crawford Property	NAP	NAP	NAP	NAP	NAP	NAP
36.03	Property		1	Arnoldsville Property	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	21	1	Parkwood Plaza	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	1,2	1	College Metcalf	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	23	1	Westgate Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	16,19	1	639 11th Avenue	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	1,27	1	Nailah Commons	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan		1	Richland Townhomes	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	19	1	Walgreens Hatillo	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan		1	Warminster Business Center	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	29	1	California Place Apartments	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan		1	Holland Point	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan	1	1	Pines At Lawrenceville	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	16,27	1	961 Seneca Avenue	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan		1	Savannah Crossings I	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan	1,2,12,27	1	222 On Main	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan	1	1	Armored Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan		1	Breighton Apartments	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan	2,16	1	Century Storage Davenport	NAP	NAP	NAP	NAP	NAP	NAP
54	Loan	19	1	Walgreens Bel Air	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan	19	1	Holiday Inn Express Alamogordo	110.54	64.30	60.2%	115.30	84.57	73.4%
56	Loan	1,2,27	1	Broadway Square, Phase 1	NAP	NAP	NAP	NAP	NAP	NAP
57	Loan	1	1	Windward Gardens	NAP	NAP	NAP	NAP	NAP	NAP
58	Loan	6	5	LaSalle Parks Management	NAP	NAP	NAP	NAP	NAP	NAP
58.01	Property		1	Mendota Estates	NAP	NAP	NAP	NAP	NAP	NAP
58.02	Property		1	Ottawa Estates	NAP	NAP	NAP	NAP	NAP	NAP
58.03	Property		1	Peru Estates	NAP	NAP	NAP	NAP	NAP	NAP
58.04	Property		1	Earlville Estates	NAP	NAP	NAP	NAP	NAP	NAP
58.05	Property		1	Cherry Estates	NAP	NAP	NAP	NAP	NAP	NAP
59	Loan	1	1	Castle Apartments	NAP	NAP	NAP	NAP	NAP	NAP
60	Loan	1,27	1	Royal Park Apartments	NAP	NAP	NAP	NAP	NAP	NAP
61	Loan	16	1	Palm Court Apartments	NAP	NAP	NAP	NAP	NAP	NAP
62	Loan	1	1	Pinebrook Apartments	NAP	NAP	NAP	NAP	NAP	NAP
63	Loan	2,3,16	1	Magnolia Cove Apartments	NAP	NAP	NAP	NAP	NAP	NAP

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ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)
64	Loan	1	1	Allen Born Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP
65	Loan	1	1	Pavlik Professional Center	NAP	NAP	NAP	NAP	NAP	NAP
66	Loan	16,19	1	DaVita Miami	NAP	NAP	NAP	NAP	NAP	NAP
67	Loan	1,2,16,27	1	1331 South Juniper Street	NAP	NAP	NAP	NAP	NAP	NAP
68	Loan	6,11	2	Anytime Self-Storage Arizona Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
68.01	Property		1	Anytime Self-Storage Arizona City	NAP	NAP	NAP	NAP	NAP	NAP
68.02	Property		1	Anytime Self-Storage Apache Trail	NAP	NAP	NAP	NAP	NAP	NAP
69	Loan	1	1	6515-27 N Seeley Ave	NAP	NAP	NAP	NAP	NAP	NAP
70	Loan	1	1	Thunderbird Village MHC	NAP	NAP	NAP	NAP	NAP	NAP
71	Loan	1	1	909-919 Washington St	NAP	NAP	NAP	NAP	NAP	NAP
72	Loan	1,2	1	376 Larkfield Road	NAP	NAP	NAP	NAP	NAP	NAP
73	Loan	1	1	Meadows Pointe	NAP	NAP	NAP	NAP	NAP	NAP
74	Loan		1	Wildberry Village Apartments	NAP	NAP	NAP	NAP	NAP	NAP
75	Loan	1	1	Chuze Fitness Center	NAP	NAP	NAP	NAP	NAP	NAP
76	Loan		1	Walgreens Decatur	NAP	NAP	NAP	NAP	NAP	NAP
77	Loan	1	1	White Water Plaza	NAP	NAP	NAP	NAP	NAP	NAP
78	Loan	6,11,16	2	First Student Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
78.01	Property		1	1947 E Brooks Rd	NAP	NAP	NAP	NAP	NAP	NAP
78.02	Property		1	180 Mendel Dr SW	NAP	NAP	NAP	NAP	NAP	NAP
79	Loan		1	Willow Way Apartments	NAP	NAP	NAP	NAP	NAP	NAP
80	Loan	10	1	Stowaway Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP
81	Loan	1	1	Gamma Medical	NAP	NAP	NAP	NAP	NAP	NAP
82	Loan		1	Hickory Terrace Apartments	NAP	NAP	NAP	NAP	NAP	NAP
83	Loan	1,7	1	Fort Ventura MHC	NAP	NAP	NAP	NAP	NAP	NAP
84	Loan	19	1	Best Western Hampton Coliseum Inn	49.36	29.66	60.1%	119.07	55.12	46.3%
85	Loan	1	1	Allies Court Townhomes	NAP	NAP	NAP	NAP	NAP	NAP
86	Loan	16	1	4600 Tropea Way	NAP	NAP	NAP	NAP	NAP	NAP
87	Loan	1,15	1	Arnold Point II	NAP	NAP	NAP	NAP	NAP	NAP
88	Loan	1	1	Oakwood Court Apartments	NAP	NAP	NAP	NAP	NAP	NAP
89	Loan	1	1	Highway 16 Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP
90	Loan	1	1	Lakeside Villas Apartments	NAP	NAP	NAP	NAP	NAP	NAP
91	Loan	1	1	Carraway RV & Boat Storage	NAP	NAP	NAP	NAP	NAP	NAP
92	Loan	1	1	Taco Town Apartments	NAP	NAP	NAP	NAP	NAP	NAP
93	Loan		1	Pittsburgh MHC	NAP	NAP	NAP	NAP	NAP	NAP
94	Loan	1	1	Houston Self Storage	NAP	NAP	NAP	NAP	NAP	NAP

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Footnotes to Annex A-1

(1)	“Barclays” denotes Barclays Capital Real Estate Inc. as Mortgage Loan Seller, “Sabal” denotes SSOF SCRE AIV, L.P. as Mortgage Loan Seller, “SGFC” denotes Societe Generale Financial Corporation as Mortgage Loan Seller, “LMF” denotes LMF Commercial, LLC as Mortgage Loan Seller, “BSPRT” denotes BSPRT CMBS Finance, LLC as Mortgage Loan Seller, “Natixis” denotes Natixis Real Estate Capital LLC as Mortgage Loan Seller, “UBS AG” denotes UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York as Mortgage Loan Seller.

With respect to Loan No. 1, One SoHo Square, the mortgage loan is part of a whole loan that was co-originated by Goldman Sachs Bank USA, DBR Investments Co. Limited and Bank of Montreal.

With respect to Loan No. 2, Kings Plaza, the mortgage loan is part of a whole loan that was co-originated by SGFC, JPMorgan Chase Bank, National Association, and Wells Fargo Bank, National Association.

SSOF SCRE AIV, L.P. (“Sabal”), the Mortgage Loan Seller with respect to 34 of the mortgage loans constituting approximately 17.8% of the initial pool balance, will purchase each of its contributed mortgage loans from an affiliate, Sabal Capital II, LLC, on or prior to the closing date. Sabal Capital II, LLC, underwrote and originated each of the Sabal contributed loans.

(2)	With respect to Loan No. 2, Kings Plaza, the mortgaged property is comprised of a mall containing 811,797 square feet, a power plant, a parking garage and ground leased land owned by the City of New York comprised of a marina, a portion of the land beneath the parking garage and the parking garage ingress/egress.

With respect to Loan No. 5, Fleet Farm Mixed Use, the mortgaged property is comprised of a 273,175 square foot retail building, a 143,883 square foot industrial building, a 4,180 square foot gasoline service station, a 3,116 square foot gasoline service station and a 7,086 square foot car wash building.

With respect to Loan. No. 7, 15-17 Park Avenue, the mortgaged property is comprised of 97 multifamily units and two commercial units.

With respect to Loan No. 12, Murrieta Spectrum, the mortgaged property is comprised of 130,462 square feet of retail space and 41,895 square feet of office space.

With respect to Loan No. 25, 37 West 19th Street, the mortgaged property is comprised of seven units, totaling 15,500 square feet, across seven floors and consists of ground floor retail space that is 2,300 square feet, an office unit that is 2,200 square feet and five residential units that are each 2,200 square feet.

With respect to Loan No. 32, ISJ New York Portfolio Tranche 2, the mortgaged portfolio is comprised of 900 square feet of office space, 21,428 square feet of retail space, and 4,350 square feet of residential space.
- With respect to 464 Avenue U, the mortgaged property is comprised of 2,850 square feet of retail space and 2,850 square feet of residential space.
- With respect to 360 South Broadway, the mortgaged property is comprised of 900 square feet of office space, 900 square feet of retail space and 1,500 square feet of residential space.

With respect to Loan No. 33, 1133 E. Columbia Ave, the mortgaged property is comprised of 33 multifamily units and two commercial units.

With respect to Loan No. 38, College Metcalf, the mortgaged property is comprised of approximately 63,584 square feet of retail space and approximately 34,453 square feet of office space.

With respect to Loan No. 50, 222 On Main, the mortgaged property is comprised of 43 multifamily units and one occupied commercial unit.

With respect to Loan No. 53, Century Storage Davenport, the mortgaged property is comprised of 578 self storage units, 16 enclosed boat/RV parking spaces and seven traditional uncovered boat/RV parking spaces.

With respect to Loan No. 56, Broadway Square, Phase 1, the mortgaged property is comprised of 39 multifamily units, approximately 5,850 square feet of office space and approximately 5,535 square feet of retail space.

With respect to Loan No. 63, Magnolia Cove Apartments, the mortgaged property includes 34 multifamily units and a 22-slip marina.

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With respect to Loan No. 67, 1331 South Juniper Street, the mortgaged property is comprised of 18 multifamily units and one commercial unit.

With respect to Loan No. 72, 376 Larkfield Road, the mortgaged property is comprised of 20 multifamily units and two commercial units.

(3)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 2, Kings Plaza, the mortgaged property is subject to a long term ground lease with the City of New York. The ground leased area includes the parking garage ingress/egress, the marina building and a portion of the ground under the parking garage. All Seasons Marine Corp. currently leases the marina building from the borrower and pays rent equal to the annual ground rent due to the City of New York ($122,957). The All Seasons Marine Corp. ground lease currently expires on November 30, 2021. All Seasons Marine Corp. occupies 10,278 square feet or 1.3% of the mortgaged property’s net rentable area.

With respect to Loan No. 63, Magnolia Cove Apartments, the Magnolia Cove Apartments mortgage loan is secured in part by the borrower’s leasehold interest in a 22-slip marina pursuant to a submerged land lease between the borrower, as lessee, and the State of Florida, as lessor. The term of the related submerged land lease expires on September 4, 2031.

(4)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but that have not yet commenced paying rent and/or are not in occupancy.

For tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest mortgage loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in the prospectus.

(5)	With respect to all mortgage loans, with the exceptions of the mortgage loans listed identified in “Description of the Mortgage Pool—Definitions” in the prospectus, the Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) are based on the Appraised Value ($) even though, for certain mortgage loans, the appraisal provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 2, Kings Plaza, in addition to the “As Is” value, the appraisal provided a “leasehold” value for the mortgaged property of $4,800,000 as of October 17, 2019, based on the ground lease associated with Lot 50 (the ground leased area, which includes the parking garage ingress/egress, the marina building and a portion of the ground under the parking garage). The appraisal also provided an “actual cash” value of $111,670,035 as of October 17, 2019.

With respect to Loan No. 14, Upstate NY Portfolio, the Appraised Value ($) reflects an “as-portfolio” appraised value of $28,800,000, which includes a diversity premium based on an assumption that all of the mortgaged properties would be sold together as a portfolio. The Appraised Value ($) assuming no portfolio level diversity premium is $27,600,000. The Current LTV (%) and Maturity/ARD Date LTV (%) based on the “as-is” value of $27,600,000 are 71.7% and 64.3%, respectively.

With respect to Loan No. 15, Wyndham National Hotel Portfolio, the Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%) and Appraised Value ($) with respect to the whole loan are based on the aggregate sum of the available “As-Is” and “As-Complete” Appraised Values for each mortgaged property on an individual basis of $215,000,000 as of August 1, 2019. On a stand-alone basis, the mortgaged properties have an aggregate “As-Is” Appraised Value of $209,500,000 as of August 1, 2019. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based on the aggregate “As-Is” Appraised Value of $209,500,000 as of August 1, 2019 are 66.2% and 47.9%, respectively.

(6)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Cut-off Date Balance ($) and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

• Loan No. 14, Upstate NY Portfolio
• Loan No. 15, Wyndham National Hotel Portfolio
• Loan No. 21, Rollins Portfolio
• Loan No. 26, The Federal Collection

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• Loan No. 28, Midwood Multifamily Portfolio
• Loan No. 30, Laredo Texas Multifamily Portfolio
• Loan No. 32, ISJ New York Portfolio Tranche 2
• Loan No. 35, Atlantic Avenue Mixed Use Portfolio
• Loan No. 36, Athens Self Storage Portfolio
• Loan No. 58, LaSalle Parks Management
• Loan No. 68, Anytime Self-Storage Arizona Portfolio
• Loan No. 78, First Student Industrial Portfolio

(7)	The Original Balance ($), Cut-off Date Balance ($), and Maturity/ARD Balance ($) represent only the mortgage loan included in the issuing entity. The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%) and Loan per Unit ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate but exclude any subordinate companion loan(s). For more information regarding the mortgage loans secured by the mortgaged properties identified under the column heading in this Annex A-1, see the charts titled “Whole Loan Summary” and “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans” in the prospectus.

With respect to Loan No. 83, Fort Ventura MHC, a $224,000 holdback was established at loan closing. Such holdback funds will be released in full or in part to the Fort Ventura MHC borrower anytime between loan months 3 and 24 upon satisfaction of a T-2 debt yield no less than 8.0% and a debt service coverage ratio of no less than 1.35x. In place cash flow equals a NCF debt yield of 7.7% and a NCF debt service coverage ratio of 1.31x; however, underwritten NCF includes approximately four pad sites for which mobile homes are on back order and sites are anticipated to be occupied before the 24-month holdback release period expires.

(8)	The Administrative Fee Rate % includes the Servicing Fee, the Operating Advisor Fee, the Certificate Administrator/Trustee Fee, the Asset Representations Reviewer Fee and the CREFC® Intellectual Property Royalty License Fee applicable to each Mortgage Loan.

(9)	For the mortgage loans with an interest-only period that accrues interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(10)	With respect to Loan No. 21, Rollins Portfolio, the borrower has the right to cure non-payment of monthly debt service (but not the balloon payment on maturity) one time every year (but not more than 5 times during the term of the mortgage loan) within 5 days after written notice of the missed payment.

With respect to Loan No. 22, Copans Commerce Depot, a Grace Period (Late Payment) of five days is allowed and zero days on maturity.

With respect to Loan No. 35, Atlantic Avenue Mixed Use Portfolio, a Grace Period (Late Payment) of five days is allowed. The Grace Period (Default) is zero days on maturity.

With respect to Loan No. 80, Stowaway Mini Storage, a Grace Period (Late Payment) of five days is allowed and zero days on maturity.

(11)	The “L” component of the prepayment provision represents lockout payments.

The “D” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

Certain mortgage loans permit the release of a portion of a mortgaged property (or an individual mortgaged property, in connection with a portfolio mortgage loan) under various circumstances, as described in the prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the prospectus.

With respect to Loan No. 1, One SoHo Square, the borrower is permitted to prepay the One SoHo Square whole loan in whole or in part at any time provided that, amongst other things, if such prepayment occurs prior to March 6, 2028, borrower must pay the applicable yield maintenance premium. Defeasance of the One SoHo Square whole loan is

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permitted at any time after the earlier of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the whole loan to be securitized or (ii) July 9, 2024. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in September 2021. The actual lockout period may be longer.

With respect to Loan No. 4, Broadacres Office Park, at any time after September 5, 2023, the borrowers may obtain the release of one or more of the four individual buildings comprising the Broadacres Office Park mortgaged property in connection with the sale of such individual building to a bona-fide third party purchaser, provided that, among other conditions: (i) the borrowers provide at least 45 business days’ prior written notice and pay a $5,000 fee to the lender; (ii) no event of default exists at the time of such release request or upon the release date; (iii) the borrowers prepay the mortgage loan in an amount equal to the greatest of (a) the fraction of the Broadacres Office Park mortgage loan’s outstanding principal balance over the aggregate outstanding principal balance of the Broadacres Office Park mortgage loan and the Broadacres Office Park mezzanine loan multiplied by 100% of the net sale proceeds, (b) 125% of the allocated loan amount for such individual building, or (c) an amount such that, after giving effect to such partial release: (1) the loan-to-value ratio does not exceed the lesser of (x) 71.2% and (y) the loan-to-value ratio that existed immediately prior to such partial release and (2) the debt yield is not less than the greater of (x) 11.0% and (y) the debt yield that existed immediately prior to such partial release, together with (a) all accrued and unpaid interest on the portion of the outstanding principal balance being prepaid, (b) the yield maintenance premium with respect to the portion of the outstanding principal balance being prepaid, and (c) all other amounts due under the Broadacres Office Park mortgage loan documents; and (iv) the borrowers deliver a REMIC opinion to the lender.

With respect to Loan No. 11, 356-362 E 148th Street, the borrower is permitted to prepay the 356-362 E 148th Street whole loan in whole or in part at any time after the earlier of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the whole loan to be securitized or (ii) July 22, 2024. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in September 2021. The actual lockout period may be longer.

With respect to Loan No. 14, Upstate NY Portfolio, any time after the permitted defeasance date and prior to the free window date, the borrower may obtain the release of any individual property, provided, among other conditions (i) the borrowers deliver defeasance collateral in an amount equal to 125% of the allocated loan amount for the individual property to be released; (ii) after giving effect to such release (a) the debt service coverage ratio with respect to the individual properties remaining subject to the lien of the mortgage loan is not less than the greater of (1) 2.04x and (2) the debt service coverage ratio as of the date immediately preceding such release and (b) the loan-to-value ratio is not greater than the lesser of (1) 68.8% and (2) the loan-to-value ratio as of the date immediately preceding such release, and (iii) the REMIC release requirements are satisfied.

With respect to Loan No. 15, Wyndham National Hotel Portfolio, after the expiration of the related lockout period, the related borrower is permitted to obtain the release of any individual mortgaged property upon a sale to a third party not affiliated with the borrower, provided that, among other conditions: (a) the borrower provides at least 15 business days’ prior written notice; (b) the borrower prepays the whole loan in an amount equal to 120% of the allocated loan amount, along with any applicable yield maintenance premium; (c) after giving effect to such release, (i) the debt service coverage ratio based on the trailing 12 months is no less than the greater of (A) the debt service coverage ratio immediately preceding such release and (B) 1.94x, (ii) the debt yield (based on net cash flow) for the remaining mortgaged properties following the release is no less than the greater of (A) the debt yield (based on net cash flow) immediately preceding such release and (B) 14.2%, and (iii) the loan-to-value ratio for the remaining mortgaged properties following the release does not exceed the lesser of (A) 67.4% or (B) the loan-to-value ratio for all of the mortgaged properties prior to the release; (d) the borrower delivers evidence reasonably satisfactory to the lender that the related franchisor has agreed to, as applicable, (i) the assignment, transfer or termination of the related franchise agreement or (ii) the release of such mortgaged property from such franchise agreement, as described in the whole loan documents; (e) the borrower pays all of the lender’s out-of-pocket costs and expenses incurred in connection with such release (including, without limitation, reasonable legal fees); and (f) satisfaction of customary REMIC requirements. Notwithstanding the foregoing, the borrower may obtain the release of an individual mortgaged property at any time without satisfying the above described debt service coverage ratio test, debt yield test and loan-to-value test (and without satisfying the requirement of a sale to an unaffiliated third party) if (a) such release would cure a non-monetary event of default which relates solely to such individual mortgaged property, (b) in connection with the exercise by BNSF Railway Company to relocate the lodging facility at the Travelodge – 108 6th Avenue mortgaged property, or (c) in connection with the exercise by Canadian Pacific to purchase the lodging facility at the Baymont Inn & Suites – 100 15th Street Southeast mortgaged property, in each case of (i), (ii) or (iii) above, in accordance with the terms set forth in the whole loan documents, including, without limitation, payment of a release price equal to 120% of the allocated loan amount plus any applicable yield maintenance premium.

With respect to Loan No. 32, ISJ New York Portfolio Tranche 2, the borrower may obtain release of an individual mortgaged property, upon certain conditions being met, among other things, (i) no event of default, (ii) the borrower

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shall be required to pay an amount equal to 125% of the allocated mortgage loan amount, (iii) the debt service coverage shall be greater than the greater of (a) 1.45x and (b) the debt service coverage ratio for all of the then remaining mortgaged properties (including the applicable released mortgaged property) immediately preceding the release of the applicable released mortgaged property and (iv) the debt yield shall be greater than the greater of (a) 8.30% and (b) the debt yield for all the then remaining mortgaged properties (including the applicable released mortgaged property) immediately preceding the release of the applicable released mortgaged property.
With respect to Loan No. 35, Atlantic Avenue Mixed Use Portfolio, any time after July 9, 2023 and prior to April 6, 2031, the borrower may obtain the release of an individual property from the lien of the mortgage provided, among other conditions, (i) the borrowers make a partial prepayment in an amount equal to 115% of the allocated loan amount for such individual property, together with any applicable yield maintenance premium; (ii) after giving effect to such release (a) the debt service coverage ratio with respect to the individual properties remaining subject to the lien of the mortgage loan is not less than the greater of (1) 1.71x and (2) the debt service coverage ratio as of the date immediately preceding such release and (b) the loan-to-value ratio is not greater than the lesser of (1) 65% and (2) the loan-to-value ratio as of the date immediately preceding such release, and (iii) the REMIC release requirements are satisfied.

With respect to Loan No. 68, Anytime Self-Storage Arizona Portfolio, any time after the permitted defeasance date and prior to the open period, the borrowers may obtain the release of any individual property, provided, among other conditions, (i) the borrowers deliver defeasance collateral in an amount equal to 125% of the allocated loan amount for the individual property to be released; (ii) after giving effect to such release (a) the debt service coverage ratio with respect to the individual properties remaining subject to the lien of the mortgage loan is not less than the greater of (1) 1.91x and (2) the debt service coverage ratio as of the date immediately preceding such release and (b) the loan-to-value ratio is not greater than the lesser of (1) 46.5% and (2) the loan-to-value ratio as of the date immediately preceding such release, and (iii) the REMIC release requirements are satisfied.

With respect to Loan No. 78, First Student Industrial Portfolio, any time after the permitted defeasance date and prior to the open period, the borrowers may obtain the release of any individual property, provided, among other conditions, (i) the borrowers deliver defeasance collateral in an amount equal to 125% of the allocated loan amount for the individual property to be released; (ii) after giving effect to such release (a) the debt service coverage ratio with respect to the individual properties remaining subject to the lien of the mortgage loan is not less than the greater of (1) 1.54x and (2) the debt service coverage ratio as of the date immediately preceding such release and (b) the loan-to-value ratio is not greater than the lesser of (1) 55% and (2) the loan-to-value ratio as of the date immediately preceding such release, and (iii) the REMIC release requirements are satisfied.

(12)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness,” and “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 1, One SoHo Square, future mezzanine debt is permitted provided that, among other conditions (i) no event of default has occurred and is continuing, (ii) the mezzanine debt has a maximum principal amount of $90,500,000, (iii) the mezzanine debt is subordinate to the existing mezzanine loan, (iv) the subordinate mezzanine loan, together with the mezzanine loan and the whole loan, shall have a combined loan-to-value ratio of no greater than 67%, (v) the debt service coverage ratio based on the trailing twelve month period after taking into account the subordinate mezzanine loan, the mezzanine loan and the whole loan shall be equal to or greater than 2.22x, (vi) the debt yield after taking into account the subordinate mezzanine loan, the mezzanine loan and the whole loan shall be equal to or greater than 6.82% and (vii) the mezzanine lender enters into an intercreditor agreement satisfactory to the lender.

With respect to Loan No. 2, Kings Plaza, the mezzanine loan is secured by, among other things, the pledge of the direct equity interest in the Kings Plaza borrowers and is coterminous with the Kings Plaza whole loan. The Kings Plaza mezzanine loan accrues interest at a rate of 6.00000% per annum and following a five-year interest only period, will be fully amortized by the maturity date of January 1, 2030 pursuant to a fixed amortization schedule as set forth in the mezzanine loan documents. Based on the Kings Plaza whole loan and the Kings Plaza mezzanine loan, the Total Debt Cut-off Date LTV Ratio (%) is 60.0%.

With respect to Loan No. 4, Broadacres Office Park, concurrently with the origination of the Broadacres Office Park mortgage loan, a $7.0 million mezzanine loan was originated, secured by, among other things, the pledge of the direct equity interest in the Broadacres Office Park borrowers and is coterminous with the Broadacres Office Park whole loan. The $7.0 million mezzanine loan is not included in the BBCMS 2021-C11 securitization trust.

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With respect to Loan No. 10, Cooper Standard HQ, the mortgage loan documents permit an affiliate of the borrowers to incur future mezzanine debt subject to satisfaction of certain conditions, including: (i) the execution of an intercreditor agreement in form and substance reasonably acceptable to the lender; (ii) based on the mortgage loan and the mezzanine loan, (a) the combined loan-to-value ratio is not greater than 65.0%, (b) the debt yield is not less than 10.7% and (c) the debt service coverage ratio is not less than 1.93x; and (iii) receipt of a rating agency confirmation.

With respect to Loan No. 19, Urban Grove, future mezzanine debt is permitted provided that, (i) the mezzanine loan is subordinate to the mortgage loan, (ii) the mezzanine loan, together with the mortgage loan, shall have a combined LTV of no greater than 65%, (iii) the debt service coverage ratio based on the trailing twelve month period after taking into account the mezzanine loan and the mortgage loan shall be equal to or greater than 2.51x, (iv) the debt yield after taking into account the subordinated mezzanine loan and the mortgage loan shall be equal to or greater than 9.12%, and (v) the mezzanine lender enters into an intercreditor agreement satisfactory to the lender.

With respect to Loan No. 28, Midwood Multifamily Portfolio, future mezzanine debt is permitted provided that, among other conditions (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio is no greater than 61.7%, (iii) the combined debt service coverage ratio is equal to or greater than 2.05x, (iv) the mezzanine lender enters into an intercreditor agreement satisfactory to the lender and (v) the borrower obtains rating agency confirmation.

With respect to Loan No. 50, 222 On Main, the 222 On Main mortgage loan borrower may obtain future financing for a Solar PV Facility and/ or Battery Storage System subject to a maximum combined loan-to-value not to exceed 62.5% and a minimum combined debt service coverage ratio no less than 1.35x. No such financing may encumber the collateral or borrower equity for the 222 On Main mortgage loan and may encumber only the Solar PV Facility and/or Battery Storage System installed at the 222 On Main mortgaged property.

(13)	The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) for all partial interest-only mortgage loans were calculated based on the first 12 principal and interest payments after the Origination Date during the term of the mortgage loan.

(14)	With respect to Loan No. 2, Kings Plaza, the mortgaged property contains a stand-alone power plant located on the roof that provides all electricity to the mortgaged property, and in 2019 the borrower sponsor completed a two-year, $17.5 million project allowing the power plant to interconnect with the local Consolidated Edison grid. The interconnected system went live in July 2019.

(15)	In certain cases, Underwritten TI / LC ($) is inclusive of certain credits for upfront reserves taken at closing.

With respect to Loan No. 12, Murrieta Spectrum, a $50,000 credit for the $500,000 tenant improvement and leasing commissions escrow was underwritten on the mortgage loan. The $500,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 23, Chandler Business Center, a $26,723 credit for the $267,230 tenant improvement and leasing commissions escrow was underwritten on the mortgage loan. The $267,230 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 26, The Federal Collection, a $50,000 credit for the $500,000 tenant improvement and leasing commissions escrow was underwritten on the mortgage loan. The $500,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 87, Arnold Point II, an $11,555 credit was underwritten as an offset to an equal underwritten capital improvement and tenant and leasing commission expense total. Initial deposits totaling $117,538 were placed into reserves and disbursements can be made for capital and tenant improvements and leasing commissions.

(16)	With respect to some mortgage loans, historical financial information may not be available as a result of acquisition financing and/or recent construction.

With respect to Loan No. 5, Fleet Farm Mixed Use, the mortgage loan represents acquisition financing and the prior seller provided limited operating history for the mortgaged property.

With respect to Loan No. 8, Gainey Ranch Corporate Center II, historical financial information is not available because the borrower sponsor acquired the mortgaged property in May 2021 and the prior owner did not provide such information.

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With respect to Loan No. 9, Pleasant Valley Apartments, historical financials are not available as a result of new construction.

With respect to Loan No. 10, Cooper Standard HQ, historical financial information is not available as the mortgaged property was built in 2020 and the borrower sponsors purchased the mortgaged property in July 2021.

With respect to Loan No. 11, 356-362 E148th Street, historical financials are not available as a result of new construction.

With respect to Loan No. 13, Merit Medical Systems, historical financials are not available as a result of the acquisition financing and the seller did not provide operating history for the mortgaged property.

With respect to Loan No. 21, Rollins Portfolio, the borrower sponsors acquired the mortgaged properties in a sale-leaseback transaction using cash equity in February 2021. As such, historical occupancies and cash flows are not available. The whole loan was entered into subsequently to the actual acquisition.

With respect to Loan No. 29, Nanogate North America, the mortgage loan represents acquisition financing and the seller provided limited operating history for the mortgaged property.

With respect to Loan No. 35, Atlantic Avenue Mixed Use Portfolio, historical financials are not available because the properties were acquired in December 2020.

With respect to Loan No. 36, Athens Self Storage Portfolio, historical financials are not available as a result of the acquisition financing and the seller did not provide operating history for the mortgaged property.

With respect to Loan No. 40, 639 11th Avenue, historical financial information was not available because the 639 11th Avenue mortgaged property was being redeveloped and leased up.

With respect to Loan No. 48, 961 Seneca Avenue, historical financials are not available as a result of the 2020 renovation of the mortgaged property.

With respect to Loan No. 53, Century Storage Davenport, historical financial information was not available because the Century Storage Davenport mortgaged property was recently constructed and leased up.

With respect to Loan No. 61, Palm Court Apartments, financial information prior to 2020 was not made available by the prior owner of the mortgaged property.

With respect to Loan No. 63, Magnolia Cove Apartments, financial information prior to 2020 was not made available by the prior owner of the mortgaged property.

With respect to Loan No. 66, DaVita Miami, historical financials are not available as a result of acquisition financing and the seller did not provide operating history for the mortgaged property.

With respect to Loan No. 67, 1331 South Juniper Street, historical financials are not available because the mortgaged property was redeveloped into its current use in 2021. The underwritten NCF is based on leases in place, the appraiser’s estimated operating expenses, the average estimated real estate taxes over 12 years (taxes are abated for the initial 10 years to exclude the value of improvements), and the current insurance bill.

With respect to Loan No. 78, First Student Industrial Portfolio, historical financials are not available because the mortgaged properties were acquired recently in November 2020 and April 2021.

With respect to Loan No. 86, 4600 Tropea Way, historical financials prior to 2020 are not available because the mortgaged property was built in 2019.

(17)	With respect to Loan No. 2, Kings Plaza, the mortgage loan is secured by the borrower’s fee and leasehold interests in the mortgaged property. The mortgaged property is subject to a ground lease between the City of New York, as ground lessee, and the borrower, as ground lessor. The ground lease includes the parking garage ingress/egress, the marina building and a portion of the ground under the parking garage, for a total of 10,278 square feet or 1.3% of the mortgaged property’s net rentable area. The borrower has exercised its first of five extension options and the ground lease has a current expiration date of May 28, 2028. The remaining extension options are three, 10-year options and one, nine-year option, for a fully-extended expiration of May 28, 2067. The first renewal option ground lease rent is $122,957.

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With respect to Loan No. 11, 356-362 E 148th Street, the mortgage loan is secured by the borrower’s fee and leasehold interests in the mortgaged property. The mortgaged property is subject to a ground lease between CSB Courtlandt LLC, as ground lessor, and CSB Lessee LLC, as ground lessee. The ground lease requires annual payments of $360,000 paid in equal monthly installments of $30,000 on the first day of each month. The ground lease has a current expiration date of September 30, 2068. The borrower wholly owns both the fee simple and leasehold interest in the mortgaged property, and both the fee simple and leasehold interest are collateral for the 356-362 E 148th Street whole loan.

(18)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related mortgage loan documents.

(19)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With respect to Loan No. 1, One SoHo Square, during a cash sweep period, the borrower is required to make monthly payments of an amount equal to the lesser of $13,197 and an amount that would cause the Capital Expenditure reserve account to contain $150,000 on each payment date.

With respect to Loan No. 1, One SoHo Square, during a cash sweep period, the borrower is required to make monthly payments of an amount equal to the lesser of $65,984 and an amount that would cause the TI/LC reserve account to contain $1,500,000 on each payment date.

With respect to Loan No. 2, Kings Plaza, the borrowers will be required to deposit on a monthly basis 1/12th of the estimated annual property taxes and annual insurance premiums upon the commencement of a Trigger Period. A “Trigger Period” commences upon (i) an event of default under the Kings Plaza whole loan; (ii) the commencement of a Low Debt Service Period (as defined below); or (iii) the occurrence of an event of default under the Kings Plaza mezzanine loan; and ends if (a) with respect to clause (i), the event of default under the Kings Plaza whole loan has been cured, (b) with respect to clause (ii), the Low Debt Service Period has ended, or (c) with respect to clause (iii), the lender has received notice from the applicable mezzanine lenders that no event of default under the Kings Plaza mezzanine loan is continuing. A “Low Debt Service Period” commences if either (i) the debt service coverage ratio under the Kings Plaza whole loan is less than 1.43x or (ii) the aggregate debt service coverage ratio under the Kings Plaza whole loan and the Kings Plaza mezzanine loan is less than 1.25x, and ends (a) with respect to clause (i), if the mortgaged property has achieved a debt service coverage ratio with respect to the Kings Plaza whole loan of at least 1.48x, or (b) with respect to clause (ii), if the mortgaged property has achieved an aggregate debt service coverage ratio with respect to the Kings Plaza whole loan and the Kings Plaza mezzanine loan of at least 1.30x, in each case, for two consecutive calendar quarters.

With respect to Loan No. 2, Kings Plaza, the borrowers will be required to make monthly ground rent reserve deposits for the payment of monthly ground rent under the marina/garage lease upon the commencement of a Trigger Period (as defined within the mortgage loan documents).

With respect to Loan No. 2, Kings Plaza, the Kings Plaza whole loan has a springing replacement reserve monthly deposit equal to the gross leasable area of the mortgaged property (excluding the Macy’s parcel and the portion of the mortgaged property that is occupied by Lowe’s Home Centers and any other tenant that is required to pay for all maintenance costs for its entire leased premises) multiplied by $0.25 and divided by 12 upon the commencement of a Trigger Period (as defined in the mortgage loan documents). The replacement reserve is subject to a cap equal to 24 times the monthly deposit (the “Replacement Reserve Cap”). At any time that the replacement reserve is greater than or equal to the Replacement Reserve Cap, the obligation to make monthly deposits to the replacement reserve will be suspended until such time that funds in the replacement reserve are below the Replacement Reserve Cap.

With respect to Loan No. 2, Kings Plaza, the Kings Plaza whole loan has a springing TI/LC reserve monthly deposit equal to the gross leasable area of the mortgaged property (excluding the Macy’s parcel) multiplied by $1.50 and divided by 12 upon the commencement of a Trigger Period (as defined in the mortgage loan documents). The TI/LC reserve is subject to a cap equal to 24 times the monthly deposit (the “TI/LC Cap”). At any time that the TI/LC reserve is greater than or equal to the TI/LC Cap, the obligation to make monthly deposits to the TI/LC reserve will be suspended until such time that the TI/LC reserve is below the TI/LC Cap.

With respect to Loan No. 5, Fleet Farm Mixed Use, monthly deposits into the capital reserves subaccount will be required beginning on the first payment date occurring after any point in time when the balance of the capital reserve subaccount falls below $100,000 and on each payment date thereafter until the balance of the capital reserve subaccount is at least $500,000, during which time the borrower will be required to deposit an amount initially equal to

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1/12th of the product obtained by multiplying $0.20 by the aggregate number of rentable square feet of space at the mortgaged property, initially $86,288 per month.

With respect to Loan No. 5, Fleet Farm Mixed Use, if at any point in time the balance of the restoration reserve subaccount falls below $150,000, the borrower will be required to pay to the lender within 30 days the difference between (x) $150,000 and (y) the then-current balance of the restoration reserve subaccount.

With respect to Loan No. 7, 15-17 Park Avenue, in the event that a blanket insurance policy is in effect providing the same protection as would a separate insurance policy insuring only the mortgaged property, deposits into the insurance escrow account will be suspended. As of the origination date, the 15-17 Park Avenue mortgaged property was insured under a blanket insurance policy.

With respect to Loan No. 8, Gainey Ranch Corporate Center II, on each monthly payment date beginning on the first payment date of September 6, 2021 until and including the payment date on August 6, 2024, the borrower is required to escrow approximately $21,213 and on each monthly payment date beginning September 6, 2024 and thereafter, the borrower is required to escrow approximately $4,242 for capital expenditure reserves.

With respect to Loan No. 11, 356-362 E 148th Street, during a trigger period, the borrower is required to make monthly payments of an amount equal to $1,670.19 into the Capital Expenditure escrow account during each calendar month.

With respect to Loan No. 11, 356-362 E 148th Street, during a trigger period, the borrower is required to make monthly payments of an amount equal to $10,021.13 into the TI/LC reserve account during each calendar month.

With respect to Loan No. 21, Rollins Portfolio, the monthly tax escrow will be waived for so long as, among other conditions precedent, the Clark Pest Control lease remains in full force and effect and the Clark Pest Control tenant pays all taxes prior to their due date, and the monthly insurance escrow will be waived for so long as, among other conditions precedent, the Clark Pest Control lease remains in full force and effect and the Clark Pest Control tenant pays all insurance premiums prior to the expiration of the insurance policies.

With respect to Loan No. 29, Nanogate North America, the monthly tax escrow will be waived for so long as, among other conditions precedent, the Nanogate North America lease remains in full force and effect and the Nanogate North America tenant pays all taxes in a timely manner, and the monthly insurance escrow will be waived for so long as, among other conditions precedent, the Nanogate North America lease remains in full force and effect and the Nanogate North America tenant maintains insurance that satisfies the requirements under the loan documents.

With respect to Loan No. 31, Homewood Suites Katy, monthly deposits into the FF&E reserve subaccount will be required in an amount equal to the greater of (i) (a) through and including the 24th payment date, 1/12th of 2.0% of the annual gross revenues of the mortgaged property for the previous twelve month period ($6,366.00), (b) from and including the 25th payment date for the remainder of the term of the Homewood Suites Katy mortgage loan, 1/12th of 4.0% of the annual gross revenues of the mortgaged property for the previous twelve month period as determined on the anniversary of the origination date, or (ii) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E but excluding any amounts attributable to a Property Improvement Plan (“PIP”), and the lender will transfer such amounts into the FF&E reserve subaccount; provided, however, that the borrower was not obligated to pay to the lender the foregoing amounts on the payment dates occurring from May 2020 and expiring on (and including) the payment date occurring in July 2020 (the “Pandemic Period”). All such deferred FF&E reserve deposits were payable from available cash as directed by the lender following the expiration date of the Pandemic Period.

With respect to Loan No. 31, Homewood Suites Katy, if at any time after the origination date, the franchisor or any approved replacement flag requires a PIP to be instituted for the mortgaged property in conjunction with the existing franchise agreement or any replacement franchise or license agreement, the borrower will deposit with the lender within 10 business days after receipt of the PIP (inclusive of the final PIP budget approved by the borrower or franchisor), (i) a completion guaranty in form satisfactory to the lender for completion of PIP repairs and (ii) an amount equal to 115% of the estimated cost to satisfy all repairs and/or remediation required by the franchisor or any successor franchisor or licensor pursuant to a PIP less any amounts then on deposit in the FF&E reserve subaccount (the “PIP Deposit Amount”), and the lender will cause such amounts to be transferred to a PIP reserve subaccount. Any failure by the borrower to timely deliver the PIP Deposit Amount to the lender will be deemed to trigger the occurrence of a “Franchise Sweep Period” (as defined below) which will remain in effect until such time as the balance on deposit in the PIP reserve subaccount is at least equal to the PIP Deposit Amount. The borrower will complete each item of repair and remediation at the mortgaged property described in any PIP (including the purchase of any FF&E required pursuant to the PIP) (the “PIP Repairs”) within the time frame set forth within the PIP, or if not specifically stated within the PIP, within 12 months of the date of the delivery of the PIP. On each payment date

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occurring during the continuance of a Franchise Sweep Period (provided no other Cash Management Period is continuing), all available cash (or such portion of available cash that will be allocated by the lender for deposit into the PIP reserve subaccount) will be paid to the lender. A Franchise Sweep Period will occur on the date that is the earlier of (i) the date the franchise agreement is surrendered or terminated, or (ii) the date the borrower received notice from the franchisor that it intends to terminate the franchise agreement. A Cash Management Period will occur upon (i) the stated maturity date, (ii) an event of default, (iii) the debt service ratio is less than 1.25x, or (iv) the commencement of a Franchise Sweep Period.

With respect to Loan No. 32, ISJ New York Portfolio Tranche 2, during a trigger period, the borrower is required to make monthly payments of an amount equal to $3,806.50 whenever the balance of the TI/LC reserve account is less than $150,000.

With respect to Loan No. 36, Athens Self Storage Portfolio, the borrower is required to make monthly payments of an amount equal to $1,291.10 into the Capital Expenditure escrow account when the balance of Capital Expenditure reserve account is below $30,000.

With respect to Loan No. 40, 639 11th Avenue, after the occurrence and during the continuance of an event of default, on each payment date thereafter the borrower will be required to deposit an amount initially equal to 1/12th of the product obtained by multiplying $1.50 by the aggregate number of rentable square feet space at the mortgaged property into the rollover reserve account.

With respect to Loan No. 43, Walgreens Hatillo, the borrower is not required to make monthly tax deposits so long as (i) no event of default has occurred, (ii) no Specified Tenant Sweep Period (as defined in the Walgreens Hatillo mortgage loan documents) has occurred, (iii) borrower has paid all taxes, and (iv) borrower has delivered proof of payment of such taxes within 10 business days of the payment thereof.

With respect to Loan No. 43, Walgreens Hatillo, the borrower is required to make monthly capital expenditure deposits of $326 upon (i) the Walgreens lease no longer being in full force and effect, (ii) an event of default under the Walgreens lease, (iii) the Walgreens guaranty no longer being in full force and effect and not remaining fully liable for the obligations and liabilities under the Walgreens lease, and (iv) Walgreens no longer maintaining a S&P rating of at least BBB.

With respect to Loan No. 43, Walgreens Hatillo, the borrower is required to make monthly tenant improvement and leasing commission deposits of $1,631 upon (i) Walgreens lease no longer being in full force and effect, (ii) an event of default under the Walgreens lease, (iii) the Walgreens guaranty no longer being in full force and effect and not remaining fully liable for the obligations and liabilities under the Walgreens lease, and (iv) Walgreens no longer maintaining a S&P rating of at least BBB.

With respect to Loan No. 54, Walgreens Bel Air, the borrower is not required to make monthly insurance deposits so long as (i) no event of default has occurred, (ii) no Specified Tenant Sweep Period (as defined in the Walgreens Bel Air mortgage loan documents) has occurred, (iii) borrower has paid all insurance premiums, and (iv) borrower has delivered certificates evidencing the renewal of such insurance policies at least thirty days prior to the expiration of such policy.

With respect to Loan No. 54, Walgreens Bel Air, the borrower is not required to make monthly tax deposits so long as (i) no event of default has occurred, (ii) no Specified Tenant Sweep Period (as defined in the Walgreens Bel Air mortgage loan documents) has occurred, (iii) borrower has paid all taxes, and (iv) borrower has delivered proof of payment of such taxes within 10 business days of the payment thereof.

With respect to Loan No. 54, Walgreens Bel Air, the borrower is required to make monthly capital expenditure deposits of $303 upon (i) the Walgreens lease no longer being in full force and effect, (ii) an event of default under the Walgreens lease, and (iii) Walgreens no longer maintaining a S&P rating of at least BBB.

With respect to Loan No. 54, Walgreens Bel Air, the borrower is required to monthly tenant improvement and leasing commission deposits of $1,516 upon (i) the Walgreens lease no longer being in full force and effect, (ii) an event of default under the Walgreens lease, and (iii) Walgreens no longer maintaining a S&P rating of at least BBB.

With respect to Loan No. 55, Holiday Inn Express Alamogordo, the borrower will be required to deposit all of the Franchise Agreement Sweep Period excess cash flow during the continuance of a Franchise Agreement Sweep Period (as defined below). A “Franchise Agreement Sweep Period” will commence if (a) the franchise agreement or any replacement franchise agreement is terminated or cancelled; (b) the franchisor or any qualified franchisor gives notice that it is terminating or canceling the franchise agreement or the replacement franchise agreement, as applicable, or not renewing the terms of the franchise agreement or the replacement franchise agreement, as

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applicable; (c) the franchisor or any qualified franchisor giving notice of any default by the borrower under the franchise agreement or any replacement franchise agreement or otherwise provides the borrower with a hearing opportunity in connection with any pending termination pursuant to the terms of the franchise agreement or replacement franchise agreement, as applicable; and/or (d) the date that is 24 months prior to the earliest scheduled expiration or termination date set forth in the franchise agreement or any replacement franchise agreement.

With respect to Loan No. 66, DaVita Miami, during a trigger period, the borrower is required to make monthly payments of an amount equal to $1,035.00 into the TI/LC reserve account.

With respect to Loan No. 84, Best Western Hampton Coliseum Inn, monthly capex reserve equals to the greater of (a) an amount equal to 1/12 of 4% of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs and (b) the aggregate amount, if any, required to be reserved under any management agreement and the franchise agreement.

With respect to Loan No. 84, Best Western Hampton Coliseum Inn, from April through September 2020, the borrower paid debt service, however, collections of tax and insurance reserves were deferred (and the borrower paid taxes and shortfalls in insurance premiums when due) and collections for capital expenditures were waived. Additionally, the lender entered into a forbearance agreement with the borrower which (1) deferred principal payments for four months from December 2020 through March 2021, (2) deferred interest payments for four months from December 2020 through March 2021 (the total amount deferred interest was $41,892), and (3) waived capex reserve deposits from December 2020 through March 2021. The deferred interest has been repaid in full. Mortgage loan metrics were calculated with four interest-only payments from December 2020 through March 2021.

(20)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 2, Kings Plaza, the Kings Plaza whole loan has a springing replacement reserve monthly deposit equal to the gross leasable area of the mortgaged property (excluding the Macy’s parcel and the portion of the mortgaged property that is occupied by Lowe’s Home Centers and any other tenant that is required to pay for all maintenance costs for its entire leased premises) multiplied by $0.25 and divided by 12 upon the commencement of a Trigger Period (as defined in the mortgage loan documents). The replacement reserve is subject to a cap equal to 24 times the monthly deposit (the “Replacement Reserve Cap”). At any time that the replacement reserve is greater than or equal to the Replacement Reserve Cap, the obligation to make monthly deposits to the replacement reserve will be suspended until such time that funds in the replacement reserve are below the Replacement Reserve Cap.

With respect to Loan No. 2, Kings Plaza, the Kings Plaza whole loan has a springing TI/LC reserve monthly deposit equal to the gross leasable area of the mortgaged property (excluding the Macy’s parcel) multiplied by $1.50 and divided by 12 upon the commencement of a Trigger Period (as defined in the mortgage loan documents). The TI/LC reserve is subject to a cap equal to 24 times the monthly deposit. At any time that the TI/LC reserve is greater than or equal to the TI/LC Cap, the obligation to make monthly deposits to the TI/LC reserve will be suspended until such time that the TI/LC reserve is below the TI/LC Cap.

With respect to Loan No. 7, 15-17 Park Avenue, the capital expense reserve account is subject to a cap of $75,000, unless, upon 30 days prior notice to the borrower, the borrower’s debt service coverage ratio falls below 1.40x. In which case, the lender may reassess the amount of the monthly payment required for such capital expense reserve account.

(21)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date and may not include smaller spaces with different expiration dates.

With respect to Loan No. 3, Parkway Irvine, the Fourth Largest Tenant, Stepping Forward Counseling Center, leases two suites within the mortgaged property. The lease for 5,714 square feet (2.7% of NRA, 2.9% of underwritten base rent) was signed in 2021 and has a current expiration date of December 2025. The lease for 696 square feet (0.3% of NRA, 0.3% of underwritten base rent) was signed in 2019 and has a current expiration date of February 2022.

With respect to Loan No. 6, Morris Corporate Center, the Second Largest Tenant, Ogilvy CommonHealth Worldwide, LLC, leases 83,497 square feet as office space through December 31, 2027, 3,060 square feet as a server room through December 31, 2021 and 1,509 square feet as storage space through December 31, 2021.

With respect to Loan No. 18, Cumberland Marketplace, the Largest Tenant, Giant Food, has a 3,000 square feet gasoline station adjacent to the store.

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With respect to Loan No. 32, ISJ New York Portfolio Tranche 2, the Second Largest Tenant, Rosy’s Glamour Inc, at the 464 Avenue U mortgaged property has various expirations: (i) 400 square feet will expire on January 31, 2025 and (ii) 400 square feet will expire on April, 30, 2026.

With respect to Loan No. 37, Parkwood Plaza, the Second Largest Tenant, Furniture & Mattress Giant, has two separate lease expiration dates for its combined 11,867 square feet of space: (i) the lease for 7,467 square feet of storage space is MTM and (ii) the lease for 4,400 square feet will expire on August 31, 2025.

(22)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.

(23)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 2, Kings Plaza, the Second Largest Tenant, Primark, has the right to terminate its lease on July 7, 2028 with 12 months’ notice provided that, as of the termination date, (i) the tenant is Primark US Corp. or a Primark successor and (ii) the tenant is not in default of its lease beyond any applicable notice and cure period; provided, however, that such termination option will be automatically terminated and of no force or effect if either (a) another Primark store opens for business within an approximately 10 mile radius of the Kings Plaza mortgaged property, or (b) Primark or any of its affiliates owns, operates or otherwise become financially interested in any other Primark store or any other store branded under the Primark name within an approximately 10 mile radius of the Kings Plaza mortgaged property.

With respect to Loan No. 6, Morris Corporate Center, (a) the Largest Tenant, Teva Pharmaceuticals USA, Inc., has a one-time surrender option pertaining to less than 34,548 square feet (the “Surrender Space”) as of July 31, 2026 by providing at least 12 months’ written notice and payment of a fee equal to the sum of six months of the Surrender Space’s base rent, the unamortized amount of the Surrender Space’s tenant improvement allowance costs, leasing brokerage commissions and abated rent and any cost associated with separating out the Surrender Space into a self-contained rental unit, (b) the Third Largest Tenant, Curtiss-Wright, which leases 15,442 square feet as office space under one lease through October 2029 and 160 square feet as storage space under another lease through October 2029, has an early termination option for the 15,442 square foot office space as of October 31, 2026, by providing at least 12 months’ written notice and payment of a termination fee equal to the sum of the unamortized balances of the tenant improvement allowance, leasing commissions, legal fees, rent abatement and moving allowance, and (c) the Fifth Largest Tenant, Lee Hecht Harrison, has an early termination option as of September 30, 2021, by providing at least 12 months’ written notice and payment of a termination fee equal to two months of rent and the sum of the unamortized balances of the tenant improvement allowance, leasing commissions, legal fees and rent abatement.

With respect to Loan No. 12, Murrieta Spectrum, the Third Largest Tenant, STG International, has a one-time early termination option effective September 30, 2028 if the tenant’s contract with the Veterans Administration has been terminated. The tenant must provide at least three months’ written notice and pay a termination fee equal to the sum of the unamortized balances of the tenant improvement allowance and leasing commissions.

With respect to Loan No. 23, Chandler Business Center, the Fifth Largest Tenant, Southwest Services, may terminate its lease at any time after February 29, 2024 with 120 days’ written notice and payment of a termination fee equal to three months of rent and any unamortized leasing commissions.

With respect to Loan No. 26, The Federal Collection, (a) the Largest Tenant at the 201 Saint Michael Street mortgaged property, GSA US Probation Office – Southern District of Alabama, may terminate at any time with 60 days’ notice, (b) the Second Largest Tenant at the 201 Saint Michael Street mortgaged property, GSA US Army Corps of Engineers, may terminate its lease at any time with 120 days’ notice, (c) the Largest Tenant at the 84 North Main Street mortgaged property, GSA Social Security Administration, may terminate its lease any time after March 1, 2022 with 120 days’ notice and (d) the Largest Tenant at the 6669 Short Lane mortgaged property, GSA US Fish and Wildlife Services, may terminate its lease any time after May 6, 2024 with 90 days’ notice.

With respect to Loan No. 35, Atlantic Avenue Mixed Use Portfolio, the sole retail tenant at the 214 Atlantic Avenue property, Hear USA, has one-time right to terminate the lease effective as of the last day of the 5th lease year (July 31, 2022), if the tenant’s total gross sales are less than $500,000 for the calendar year ending in the 4th lease year (July 31, 2021) by providing a 6 months prior written notice prior to the last day of the 5th lease year.

With respect to Loan No. 39, Westgate Shopping Center, the Fourth Largest Tenant, Starbucks Coffee, has the right to terminate the lease at any time, by providing at least 180 days written notice and paying a termination fee equal to

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the sum of (a) the unamortized portion of the allowance, based on a 10-year straight line depreciation schedule, and (b) the unamortized portion of any broker’s commission.

(24)	With respect to Loan No. 1, One SoHo Square, the guarantors’ liability for full recourse events is subject to a cap of 10% of the then outstanding principal balance of the related whole loan. In addition, there is no separate non-recourse carve-out for losses associated with breaches of the environmental covenants contained in the mortgage loan documents, provided, however, that the guarantor did enter into a separate environmental indemnity agreement.

With respect to Loan No. 8, Gainey Ranch Corporate Center II, the sole tenant, Dansons US, LLC, is an affiliate of the borrower sponsor and non-recourse carve-out guarantor.

(25)	Each number identifies a group of related borrowers.

(26)	The classification of the lockbox types is described in the prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions” for further details.

(27)	With respect to Loan No. 1, One SoHo Square, the mortgaged property is subject to two industrial and commercial abatement program (“ICAP”) tax exemptions that are expected to be retroactive for the 2018/2019 tax year for the portion of the mortgaged property located at 161 Avenue of the Americas and for the 2018/2019 tax year for the portion of the mortgaged property located at 233 Spring Street and to run for a term of ten years from the applicable commencement date. Each ICAP exemption is expected to provide a 100% exemption on the increase in property taxes due to the associated redevelopment of the mortgaged property for the initial 5 years of the term of such abatement and is then expected to phase down by 20% each year during the remaining five years of the term.

With respect to Loan No. 2, Kings Plaza, a portion of the mortgaged property occupied by Lowe’s Home Centers is subject to a 15-year industrial & commercial incentive program (“ICIP”) tax abatement that expires in the 2025/2026 tax year. Under the ICIP tax abatement, taxes are payable on the underlying land and improvements; however, any taxes related to increased assessments on such improvements are fully abated through the 2020/2021 tax year. Commencing in the 2021/2022 tax year, such increases are then phased in at 20% increments through the expiration of the related ICIP abatement. For the 2019/2020 tax year, abated taxes for the applicable land and improvements were approximately $703,327 (as opposed to unabated taxes of approximately $1,058,379). Under its related lease, Lowe’s Home Centers remains directly responsible for all tax payments due on the applicable land and improvements (including in the event the ICIP abatement was no longer in effect).

With respect to Loan No. 11, 356-362 E 148th Street, the Largest Tenant, Samaritan Village, is a 501(c)(3) nonprofit and is structured as a leasehold condominium, whereby the office space will be exempt from taxes for a 30-year period. The parking space is leased to CSB Parking LLC and will be subject to real estate taxes.

With respect to Loan No. 13, Merit Medical Systems, the mortgaged property benefits from a tax abatement program with the city and county, which allows for a reduction in the mortgaged property’s appraised value. The mortgaged property’s tax abatement terminates at the end of 2021.

With respect to Loan No. 33, 1133 E. Columbia Ave, the mortgaged property benefits from a City of Philadelphia 10-year tax abatement on property improvements and is currently subject to taxes applicable to the assessed value of the land only through 2030. The mortgage loan was underwritten based on the estimated average tax burden over 12 years, which includes two years of taxes at the estimated fully assessed property value.

With respect to Loan No. 41, Nailah Commons, the mortgaged property benefits from an Obsolete Property Rehabilitation Act tax exemption, which expires during the loan term. The mortgage loan was underwritten based on the average estimated taxes over the loan term, which includes two years of taxes at the estimated fully assessed property value.

With respect to Loan No. 48, 961 Seneca Avenue, the mortgaged property is currently pending approval for a J-51 tax exemption and abatement, which would last for a period of 14 years, with a 100% exemption for ten years followed by a 20% phase-out in each of the succeeding four years. Assuming the tax abatement commences in 2021, full unabated taxes for the mortgaged property would be due in 2036. The lender underwrote to the abated straight-lined taxes of $13,839.

With respect to Loan No. 50, 222 On Main, the mortgaged property benefits from two tax abatement benefits including the 10 year Historic Rehabilitation Tax Credit program and the 7 year New Britain Enterprise Zone program. The mortgage loan was underwritten based on the estimated average tax burden over the 10 year loan term.

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With respect to Loan No. 56, Broadway Square, Phase 1, the mortgaged property benefits from a Community Reinvestment Area tax abatement, which expires during the loan term and full taxes become payable in 2028. The mortgage loan was underwritten based on the estimated average tax burden over the 10 year loan term.

With respect to Loan No. 60, Royal Park Apartments, the mortgage loan is secured by the borrower’s fee and leasehold interests in the mortgaged property. The mortgaged property is subject to a ground lease between the City of Gladstone, Missouri, and the borrower for a 15 year period ending in 2034, at which time the ground lease will extinguish and the fee interest will fully vest with the borrower. The ground lease is in place to create a Payment In Lieu of Taxes structure approved by the city to facilitate the renovation of the Royal Park Apartments mortgaged property, which renovation was completed in 2020. The City of Gladstone has subordinated its fee interest to the mortgage loan.

With respect to Loan No. 60, Royal Park Apartments, the mortgaged property benefits from a 15 year Payment In Lieu of Taxes (“PILOT”) program.  The mortgage loan was underwritten based on the estimated average tax burden over 15 years, which includes the remaining years of the PILOT program ending in 2034 and two years of estimated full taxes without the benefit of the PILOT program.

With respect to Loan No. 67, 1331 South Juniper Street, the mortgaged property benefits from a City of Philadelphia 10-year tax abatement on property improvements and is currently subject to taxes applicable to the assessed value of the land only through 2031. The mortgage loan was underwritten based on the estimated average tax burden over 12 years, which includes two years of taxes at the estimated fully assessed property value.

(28)	With respect to Loan No. 1, One SoHo Square, the increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily attributable to the lease up of the mortgaged property.

With respect to Loan No. 9, Pleasant Valley Apartments, the increase from the Second Most Recent NOI to Most Recent NOI ($) and Underwritten Net Operating Income ($) is primarily attributable to the lease up at the Pleasant Valley Apartments mortgaged property as units came online following their completion.

With respect to Loan No. 16, Crystal at Cascade, the increase from Second Most Recent NOI ($) to the Most Recent NOI ($) is primarily attributed to the renovation and re-lease up of the mortgaged property following acquisition by the sponsor in 2018.

With respect to Loan No. 17, Darien Business Center, the increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily attributed to the lease up of the mortgaged property following acquisition of the mortgaged property by the sponsors in 2018 at approximately 65% occupancy, which occupancy is underwritten at 83.8%.

With respect to Loan No. 23, Chandler Business Center, the increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily attributable to the mortgaged property only recently leasing up to 100.0% occupancy. The Largest Tenant, VanBockern Enterprises, LLC, representing $339,649 in base rent, took possession of its space in August 2021 with rent commencing in November 2021. At origination, $104,452 was reserved with respect to VanBockern Enterprises, LLC’s rent abatement period. The Second Largest Tenant, Vector Energy, LLC, representing $274,151 in base rent, took possession of its original 10,193 square feet in September 2020, which included three months of free rent, and expanded into an additional 12,360 square feet in March 2021. Additionally, rent steps of $45,625 through September 2022 and an additional $102,247 in recoveries were underwritten.

(29)	With respect to Loan No. 5, Fleet Farm Mixed Use, the mortgaged property is master leased to KB Fleet Farm MT, LLC under a 10-year master lease to manage the operation of the mortgaged property for the term of the lease, and income from operations of the mortgaged property are required to be used to pay rent to the borrower in accordance with a rent schedule agreed to by the borrower.

With respect to Loan No. 20, Attiva - Park Fort Worth, TX, Livingston Street Multi8 LeaseCo, LLC entered into a 10-year master lease with LSC-Fort Worth 55 Plus, DST on June 4, 2021. Provided that the tenant is not in default as of the expiration of the original term, such lease will automatically be renewed for three successive 5-year terms upon expiration of the original term.

With respect to Loan No. 45, California Place Apartments, Catholic Charities of the Archdiocese of Chicago entered into a one-year master lease with North Shore California Associates LLC on February 1, 2021 for 12 units at the mortgaged property, in addition, Catholic Charities of the Archdiocese of Chicago administers 6 additional units which are not subject to the master lease.

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(30)	Property Located Within a Qualified Opportunity Zone (Y/N) reflects Mortgaged Properties that are located in qualified opportunity zones (“QOZs”) under Internal Revenue Code § 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the Internal Revenue Service, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his delegation of authority to the Internal Revenue Service. No representation is made as to whether any Mortgaged Properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ.

(31)	With respect to Loan No. 31, Homewood Suites Katy, on May 1, 2020, the loan agreement was modified to (i) defer the May 2020, June 2020 and July 2020 principal payments, (ii) pay the June 2020 and July 2020 interest out of the hotel’s upfront PIP reserve and (iii) waive the ongoing FF&E reserve for May, June and July 2020. As a result of the mortgaged property’s rebound in third quarter 2020 and fourth quarter 2020, the borrower sponsor repaid all of the deferred payments/escrows in December 2020 and the loan has remained current. The related borrower sponsor obtained an unsecured loan in the amount of $158,800 under the Coronavirus Aid, Relief and Economic Security Act’s Payment Protection Program (a “PPP Loan”). Pursuant to a modification of the loan agreement, dated May 1, 2020, the lender consented to the PPP Loan and the PPP Loan was included as permitted debt under the related mortgage loan documents.

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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Annex A-2	BBCMS 2021-C11

Collateral Characteristics

COVID-19 Update(1)

Mortgage Loan Seller	Information as of Date	Origination Date	Property Name	Property Type	July Debt Service Payment Received (Y/N)	August Debt Service Payment Received (Y/N)	Forbearance or Other Debt Service Relief Requested (Y/N)(2)	Other Loan Modification Requested (Y/N)(2)	Lease Modification or Rent Relief Requested (Y/N)(3)	PPP Loan Received by Borrower (Y/N)	Occupied SF/Unit Making Full June Payment (%)	UW June Base Rent Paid (%)	Occupied SF/Unit Making Full July Payment (%)	UW July Base Rent Paid (%)
SGFC	8/31/2021	12/3/2019	Kings Plaza	Retail	Y	Y	N	N	Y(4)	N	NAP	93.5%	NAP	99.1%
UBS AG	8/23/2021	11/27/2019	Wyndham National Hotel Portfolio	Hospitality	Y	Y	N	N	N	N	NAP	NAP	NAP	NAP
SGFC	8/31/2021	3/2/2020	Homewood Suites Katy	Hospitality	Y	Y	Y(5)	N	N	Y(5)	NAP	NAP	NAP	NAP
Sabal	8/26/2021	3/6/2020	College Metcalf	Mixed Use	Y	Y	N	N	Y(6)	N	100.0%	100.0%	100.0%	100.0%
SGFC	8/31/2021	3/2/2020	Holiday Inn Express Alamogordo	Hospitality	Y	Y	N	N	N	N	NAP	NAP	NAP	NAP
LMF	8/31/2021	2/27/2020	Best Western Hampton Coliseum Inn	Hospitality	Y	Y	Y(7)	Y(7)	NAP	N	NAP	NAP	NAP	NAP

(1)	The table contains information regarding the status of the Mortgage Loans originated in or prior to March 2020 and of the related Mortgaged Properties, in each case as of the date found in the “Information as-of Date” column below. The information provided in the columns labeled “Lease Modification or Rent Relief Requested (Y/N)”, “PPP Loan Received by Borrower (Y/N)”, “Occupied SF/Unit Making Full June Payment (%)” and “Occupied SF/Unit Making Full July Payment (%)” as well as the information found in the footnotes to the table (such information collectively, the “Borrower Information”) was provided by the related borrower sponsors via phone conversations and email communications. The Borrower Information has not been independently verified by the Mortgage Loan Sellers, the Underwriters or any other party, and there can be no assurances that the Borrower Information was comprehensive and accurate when received, or as of September 9, 2021.

The cumulative effects of the COVID-19 pandemic on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the Mortgage Loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future.  Such actions may lead to shortfalls and losses on the Certificates.  See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(2)	Forbearance or Other Debt Service Relief Requested (Y/N) and Other Loan Modification Requested (Y/N) reflect situations where a request was made and not withdrawn.

(3)	Lease Modification or Rent Relief Requested (Y/N) excludes residential tenants and self-storage tenants and includes any commercial tenant that has requested a lease modification or rent relief.

(4)	Although June and July 2021 collections were reported by the borrower, an accurate estimate of the percentage of Total Occupied SF/Unit Making Full Rent Payment (%) for June and July 2021 cannot be determined for the Kings Plaza Mortgage Loan based on the source documentation of the aged receivable reports received from the borrower sponsor, which only reported the balances for gross amounts due over 30 day increments for each tenant. According to the borrower sponsor, 31 tenants (collectively approximately 11.3% of total NRA and approximately 20.6% of UW Base Rent) have executed deferment agreements. However, these tenants are currently not in deferment and are paying current rent. JCPenney closed its store at the Kings Plaza Mortgaged Property on October 31, 2020. On May 10, 2021, the borrower sponsor’s CEO, Thomas O’Hern, reported on a Q1 2021 earnings call, it would be announcing a new store commitment for the Kings Plaza Mortgaged Property. As of September 9, 2021, no further announcement has been made. In addition:

The following tenants have not reopened: Master Wok, Nathan’s Famous, Haagen Dazs (kiosk) and Starbucks (collectively, 0.8% of NRA and 1.0% of UW Base Rent).

The following tenants have vacated the Kings Plaza Mortgaged Property: JCPenney, Clique (kiosk), Fashion to Figure, GNC, Landing Gear, New York & Company, NYX, Parfois and Pounds Lifestyle Boutique (collectively, 13.8% of NRA and 4.6% of UW Base Rent).

GNC and JCPenney (collectively 11.9% of NRA and 2.3% of UW Base Rent) have declared bankruptcy and vacated the premises. The Forever 21 lease was assumed with the term extended to January 31, 2023, and such space was underwritten as vacant. The Charlotte Russe (1.0% of NRA and 0.7% of UW Base Rent) lease was assumed with a term through July 31, 2021, and currently negotiating a 2-year lease renewal. With respect to ALDO/ALDO Accessories (0.4% of NRA and 1.5% of UW Base Rent), the leases were assumed with terms through January 1, 2026 and January 31, 2022, respectively.

(5)	On May 1, 2020, the loan agreement was modified to (i) defer the May 2020, June 2020 and July 2020 principal payments, (ii) pay the June 2020 and July 2020 interest out of the hotel’s upfront PIP reserve and (iii) waive the ongoing FF&E reserve for May, June and July 2020. As a result of the Mortgaged Property’s rebound in Q3 2020 and Q4 2020, the borrower sponsor repaid all of the deferred payments/escrows (approximately $125K) in December 2020 and the loan has remained current. The related borrower sponsor obtained an unsecured loan in the amount of $158,800 under the Coronavirus Aid, Relief and Economic Security Act’s Payment Protection Program (a “PPP Loan”). Pursuant to a modification of the loan agreement, dated May 1, 2020, the lender consented to the PPP Loan and the PPP Loan was included as permitted debt under the related Mortgage Loan documents.
(6)	Seven tenants (collectively, approximately 19.0% of NRA and approximately 30.7% of UW Base Rent) received various COVID-19 related rent and recovery deferments in 2020 which deferments have since all ended. Such deferred amounts are scheduled to be repaid over periods ranging from 2 months to 12 months. The deferments totaled approximately $104,400, with the single largest deferment of $30,923 related to The Shack tenant. These deferred amounts are all scheduled to be fully repaid by the end of 2021. Additionally, 100.0% of Occupied SF/Unit Making Full August Payment (%) and 100.0% UW August Base Rent Paid (%) were collected for August 2021.

(7)	From April through September 2020, the borrower paid debt service; however, collections of tax and insurance reserves were deferred (and the borrower paid taxes and shortfalls in insurance premiums when due) and collections for capital expenditures were waived. Additionally, the lender entered into a forbearance agreement with the borrower, which deferred interest payments for four months from December 2020 through March 2021 (the total amount deferred was $41,892). The deferred interest has been repaid in full.

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Annex A-2	BBCMS 2021-C11

Collateral Characteristics

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
Office	Suburban	12	$172,072,958	17.4%	2.62x	12.2%	60.2%	54.3%
	CBD	4	105,632,676	10.7	4.05x	12.3%	43.2%	42.7%
	Medical	3	11,987,500	1.2	1.77x	9.8%	57.9%	52.7%
	Subtotal:	19	$289,693,133	29.3%	3.10x	12.1%	53.9%	50.0%
Multifamily	Garden	27	$160,624,472	16.3%	1.90x	8.9%	66.4%	60.8%
	High Rise	1	31,000,000	3.1	2.04x	7.0%	61.9%	61.9%
	Low Rise	3	16,500,000	1.7	1.95x	7.8%	61.9%	61.9%
	Age Restricted	1	15,080,000	1.5	2.19x	8.1%	60.3%	60.3%
	Mid Rise	2	11,500,000	1.2	1.85x	8.7%	67.5%	62.3%
	Subtotal:	34	$234,704,472	23.8%	1.94x	8.5%	65.1%	61.1%
Retail	Anchored	6	$53,294,067	5.4%	2.38x	12.0%	57.6%	50.6%
	Super Regional Mall	1	47,945,946	4.9	3.07x	10.7%	54.1%	54.1%
	Single Tenant	4	19,810,000	2.0	2.47x	9.8%	61.0%	59.0%
	Unanchored	5	17,498,763	1.8	1.81x	9.7%	63.6%	54.5%
	Subtotal:	16	$138,548,776	14.0%	2.56x	11.0%	57.6%	53.5%
Industrial	Flex	18	$85,435,000	8.6%	2.62x	9.9%	60.3%	58.2%
	Manufacturing	2	30,251,500	3.1	2.51x	9.9%	53.6%	49.7%
	Warehouse	2	3,344,212	0.3	1.54x	11.2%	53.1%	38.8%
	Subtotal:	22	$119,030,712	12.0%	2.56x	9.9%	58.4%	55.5%
Mixed Use	Retail / Industrial	1	$33,000,000	3.3%	1.88x	10.9%	60.0%	54.0%
	Retail / Office	2	30,380,000	3.1	2.45x	12.4%	52.4%	44.1%
	Multifamily / Retail	6	30,330,000	3.1	1.80x	8.5%	64.7%	58.6%
	Multifamily / Retail / Office	2	11,950,000	1.2	1.59x	6.3%	62.0%	62.0%
	Retail / Multifamily	4	10,725,000	1.1	1.84x	7.6%	59.5%	59.5%
	Subtotal:	15	$116,385,000	11.8%	1.98x	9.9%	59.4%	53.9%
Hospitality	Limited Service	46	$27,107,707	2.7%	1.96x	15.9%	63.0%	46.6%
	Extended Stay	1	9,274,780	0.9	2.46x	16.2%	66.7%	54.5%
	Subtotal:	47	$36,382,487	3.7%	2.09x	16.0%	64.0%	48.6%
Self Storage		11	$33,725,219	3.4%	2.50x	11.6%	54.2%	49.8%
Manufactured Housing		9	$19,574,000	2.0%	2.66x	10.1%	58.6%	56.3%
Total / Weighted Average:		173	$988,043,799	100.0%	2.49x	10.7%	58.8%	54.3%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 6, 11, 15 and 21, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2 and 4, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans.

(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(4)	In the case of Loan Nos. 14 and 15, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an as portfolio assumption or an as-complete assumption, respectively. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

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Annex A-2	BBCMS 2021-C11

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
New York	25	$257,243,153	26.0%	3.01x	10.3%	53.6%	52.6%
California	20	85,963,633	8.7	2.56x	10.5	56.8	52.2
Georgia	14	72,306,415	7.3	2.44x	10.1	58.7	55.6
Texas	11	67,058,864	6.8	2.27x	10.3	60.5	54.5
New Jersey	2	65,500,000	6.6	2.82x	13.0	63.4	58.4
Florida	11	57,377,202	5.8	1.90x	9.7	60.5	54.8
Arizona	7	51,120,973	5.2	3.09x	11.8	51.0	49.5
Michigan	5	46,030,000	4.7	2.07x	10.7	61.5	53.3
Illinois	11	45,035,000	4.6	1.98x	10.1	67.7	60.5
Pennsylvania	7	43,170,248	4.4	1.76x	10.0	64.5	55.5
Connecticut	2	34,930,000	3.5	2.18x	7.6	67.7	67.7
Wisconsin	1	33,000,000	3.3	1.88x	10.9	60.0	54.0
Ohio	5	27,264,154	2.8	1.92x	10.2	61.1	51.2
Maryland	3	17,535,549	1.8	2.07x	11.0	60.9	54.1
Utah	2	16,303,982	1.7	2.49x	10.6	65.0	64.6
New Mexico	5	13,370,885	1.4	2.25x	14.9	55.0	41.4
Kansas	6	9,108,118	0.9	3.30x	13.8	58.4	55.0
Puerto Rico	1	6,870,000	0.7	2.24x	8.9	68.7	68.7
Missouri	3	5,959,343	0.6	1.33x	8.8	71.3	58.8
Oklahoma	2	5,882,431	0.6	1.48x	9.5	67.5	61.0
Alabama	1	4,632,676	0.5	2.35x	13.7	50.6	40.5
Virginia	3	4,386,366	0.4	2.47x	16.9	57.9	47.1
Wyoming	6	3,896,378	0.4	1.69x	14.7	64.5	46.7
Tennessee	2	2,662,224	0.3	1.57x	12.0	55.7	40.6
South Carolina	1	2,626,723	0.3	1.43x	9.0	55.9	44.9
Washington	1	2,346,268	0.2	5.56x	29.1	18.9	14.5
Nebraska	4	2,208,113	0.2	1.69x	14.7	64.5	46.7
Montana	2	795,087	0.1	1.69x	14.7	64.5	46.7
Iowa	2	718,512	0.1	1.69x	14.7	64.5	46.7
Colorado	2	686,059	0.1	2.31x	13.8	51.5	40.9
Nevada	1	553,895	0.1	1.69x	14.7	64.5	46.7
Oregon	1	537,087	0.1	1.69x	14.7	64.5	46.7
Louisiana	1	389,634	0.0	1.69x	14.7	64.5	46.7
South Dakota	1	292,189	0.0	1.69x	14.7	64.5	46.7
North Dakota	1	203,197	0.0	1.69x	14.7	64.5	46.7
Minnesota	1	79,441	0.0	1.69x	14.7	64.5	46.7
Total / Weighted Average:	173	$988,043,799	100.0%	2.49x	10.7%	58.8%	54.3%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 6, 11, 15 and 21, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2 and 4, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans.

(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(4)	In the case of Loan Nos. 14 and 15, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an as portfolio assumption or an as-complete assumption, respectively. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

A-2-3

Annex A-2	BBCMS 2021-C11

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
$2,070,000	-	$4,999,999	35	$119,727,563	12.1%	3.86624%	115	2.07x	10.4%	59.5%	52.9%
$5,000,000	-	$9,999,999	31	214,256,273	21.7%	3.74707%	117	2.22x	10.6%	61.2%	54.8%
$10,000,000	-	$19,999,999	15	216,427,518	21.9%	3.67439%	116	2.10x	10.3%	62.6%	57.2%
$20,000,000	-	$29,999,999	6	153,186,500	15.5%	3.47826%	115	2.42x	10.0%	58.8%	55.3%
$30,000,000	-	$39,999,999	5	166,500,000	16.9%	3.39134%	106	2.51x	10.7%	61.5%	58.4%
$40,000,000	-	$70,000,000	2	117,945,946	11.9%	2.98245%	90	4.14x	12.4%	42.6%	42.6%
Total / Weighted Average:			94	$988,043,799	100.0%	3.55269%	111	2.49x	10.7%	58.8%	54.3%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
2.72467	-	3.24999	14	$221,755,225	22.4%	3.00369%	104	3.80x	12.3%	45.8%	44.9%
3.25000	-	3.74999	34	487,749,167	49.4%	3.50396%	112	2.29x	10.4%	61.6%	57.2%
3.75000	-	3.99999	20	143,999,862	14.6%	3.86054%	117	1.83x	8.5%	64.5%	60.1%
4.00000	-	4.24999	15	78,760,108	8.0%	4.12579%	115	1.76x	10.6%	64.8%	54.9%
4.25000	-	4.49999	7	27,385,638	2.8%	4.30913%	119	1.50x	9.6%	63.5%	55.0%
4.50000	-	4.74999	2	6,903,988	0.7%	4.57688%	91	2.20x	14.6%	51.8%	45.6%
4.75000	-	5.01000	2	21,489,811	2.2%	4.86756%	101	1.65x	14.0%	63.7%	46.8%
Total / Weighted Average:			94	$988,043,799	100.0%	3.55269%	111	2.49x	10.7%	58.8%	54.3%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
60	1	$33,000,000	3.3%	3.54540%	56	3.73x	14.8%	58.7%	58.7%
84	4	99,031,500	10.0%	2.91598%	83	4.21x	12.4%	39.6%	39.5%
120	89	856,012,299	86.6%	3.62663%	117	2.24x	10.3%	61.0%	55.9%
Total / Weighted Average:	94	$988,043,799	100.0%	3.55269%	111	2.49x	10.7%	58.8%	54.3%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
56			1	$33,000,000	3.3%	3.54540%	56	3.73x	14.8%	58.7%	58.7%
81	-	103	10	190,709,933	19.3%	3.35072%	91	3.50x	12.7%	48.6%	45.6%
112	-	115	7	50,357,828	5.1%	3.96834%	113	2.00x	10.0%	60.0%	54.8%
116	-	120	76	713,976,038	72.3%	3.57766%	119	2.19x	10.0%	61.4%	56.4%
Total / Weighted Average:			94	$988,043,799	100.0%	3.55269%	111	2.49x	10.7%	58.8%	54.3%
(1)	In the case of Loan Nos. 1, 2, 6, 11, 15 and 21, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2 and 4, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan Nos. 14 and 15, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an as portfolio assumption or an as-complete assumption, respectively. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

A-2-4

Annex A-2	BBCMS 2021-C11

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	42	$565,809,946	57.3%	3.37018%	107	2.96x	10.2%	56.0%	56.0%
270	1	19,130,750	1.9%	4.85000%	99	1.69x	14.7%	64.5%	46.7%
300	4	20,392,641	2.1%	3.65237%	115	2.03x	13.6%	52.8%	38.0%
360	47	382,710,462	38.7%	3.75237%	117	1.84x	10.9%	62.9%	53.1%
Total / Weighted Average:	94	$988,043,799	100.0%	3.55269%	111	2.49x	10.7%	58.8%	54.3%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only			42	$565,809,946	57.3%	3.37018%	107	2.96x	10.2%	56.0%	56.0%
249	-	299	5	39,523,392	4.0%	4.23206%	107	1.86x	14.1%	58.5%	42.2%
342	-	354	4	25,176,596	2.5%	4.17179%	108	2.33x	14.7%	58.2%	47.4%
356	-	360	43	357,533,865	36.2%	3.72283%	118	1.81x	10.7%	63.2%	53.5%
Total / Weighted Average:			94	$988,043,799	100.0%	3.55269%	111	2.49x	10.7%	58.8%	54.3%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	42	$565,809,946	57.3%	3.37018%	107	2.96x	10.2%	56.0%	56.0%
Interest Only, Amortizing Balloon	30	272,662,000	27.6%	3.68404%	118	1.78x	10.5%	64.4%	55.5%
Amortizing Balloon	22	149,571,853	15.1%	4.00367%	114	1.96x	12.6%	59.0%	45.9%
Total / Weighted Average:	94	$988,043,799	100.0%	3.55269%	111	2.49x	10.7%	58.8%	54.3%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
1.25x	-	1.59x	20	$98,517,590	10.0%	4.07090%	118	1.45x	8.5%	66.4%	56.5%
1.60x	-	1.69x	6	58,263,264	5.9%	4.17436%	112	1.67x	10.2%	67.1%	58.7%
1.70x	-	1.79x	10	76,577,702	7.8%	3.82530%	118	1.73x	10.2%	64.6%	55.3%
1.80x	-	1.89x	5	64,305,000	6.5%	3.58117%	118	1.86x	10.6%	60.2%	53.6%
1.90x	-	1.99x	5	82,350,000	8.3%	3.63210%	116	1.92x	11.0%	64.1%	55.0%
2.00x	-	2.49x	26	264,509,572	26.8%	3.58186%	117	2.16x	9.6%	60.7%	57.3%
2.50x	-	2.99x	10	122,743,457	12.4%	3.31309%	112	2.79x	10.3%	59.5%	58.6%
3.00x	-	3.99x	8	134,930,946	13.7%	3.33733%	96	3.47x	12.5%	53.6%	53.6%
4.00x	-	5.56x	4	85,846,268	8.7%	2.78660%	90	4.92x	14.4%	33.9%	33.7%
Total / Weighted Average:			94	$988,043,799	100.0%	3.55269%	111	2.49x	10.7%	58.8%	54.3%
(1)	In the case of Loan Nos. 1, 2, 6, 11, 15 and 21, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2 and 4, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan Nos. 14 and 15, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an as portfolio assumption or an as-complete assumption, respectively. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

A-2-5

Annex A-2	BBCMS 2021-C11

Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
18.9%	-	49.9%	12	$166,655,225	16.9%	2.98575%	99	4.03x	13.1%	40.5%	39.3%
50.0%	-	59.9%	27	274,642,926	27.8%	3.56134%	107	2.60x	11.3%	56.2%	52.5%
60.0%	-	64.9%	22	255,487,165	25.9%	3.79949%	116	1.92x	9.6%	62.4%	56.9%
65.0%	-	69.9%	28	263,438,482	26.7%	3.62042%	117	2.04x	9.7%	67.9%	62.7%
70.0%	-	73.4%	5	27,820,000	2.8%	3.95580%	119	1.44x	8.5%	73.0%	59.6%
Total / Weighted Average:			94	$988,043,799	100.0%	3.55269%	111	2.49x	10.7%	58.8%	54.3%

LTV Ratios as of the Maturity Date/ARD(1)(3)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
14.5%	-	49.9%	29	$295,064,883	29.9%	3.41817%	106	3.11x	12.8%	47.8%	41.8%
50.0%	-	59.9%	36	398,838,917	40.4%	3.60127%	110	2.30x	10.7%	62.0%	56.2%
60.0%	-	64.9%	18	169,920,000	17.2%	3.67356%	118	1.95x	8.3%	64.0%	61.9%
65.0%	-	69.9%	11	124,220,000	12.6%	3.55092%	118	2.32x	8.5%	67.4%	67.4%
Total / Weighted Average:			94	$988,043,799	100.0%	3.55269%	111	2.49x	10.7%	58.8%	54.3%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Defeasance	75	$649,166,470	65.7%	3.61499%	117	2.18x	10.1%	61.6%	56.6%
Yield Maintenance	17	253,877,330	25.7%	3.64199%	104	2.58x	11.3%	57.7%	53.2%
Defeasance or Yield Maintenance	2	85,000,000	8.6%	2.81023%	89	4.54x	12.9%	40.2%	40.2%
Total / Weighted Average:	94	$988,043,799	100.0%	3.55269%	111	2.49x	10.7%	58.8%	54.3%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Refinance	57	$599,501,214	60.7%	3.49088%	112	2.51x	10.2%	57.9%	54.0%
Acquisition	34	349,354,779	35.4%	3.66345%	108	2.52x	11.5%	59.4%	54.8%
Recapitalization	3	39,187,807	4.0%	3.51093%	117	1.84x	11.0%	66.1%	55.1%
Total / Weighted Average:	94	$988,043,799	100.0%	3.55269%	111	2.49x	10.7%	58.8%	54.3%
(1)	In the case of Loan Nos. 1, 2, 6, 11, 15 and 21, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2 and 4, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan Nos. 14 and 15, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an as portfolio assumption or an as-complete assumption, respectively. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

A-2-6

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

A-3-1

Annex A-3	BBCMS 2021-C11

No. 1 – One SoHo Square

A-3-2

Annex A-3	BBCMS 2021-C11

No. 1 – One SoHo Square

A-3-3

Annex A-3	BBCMS 2021-C11

No. 1 – One SoHo Square

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$70,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$70,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	7.1%	Net Rentable Area (SF):	786,891
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	SOHO AOA Owner, LLC, OSS 2016 LLC and 2016 SOHO LLC	Year Built / Renovated:	1904-1926 / 2016
Borrower Sponsors:	The Gluck Family Trust	Occupancy:	92.5%
Interest Rate:	2.72466879%	Occupancy Date:	6/1/2021
Note Date:	7/9/2021	4th Most Recent NOI (As of):	NAV
Maturity Date:	8/6/2028	3rd Most Recent NOI (As of)(4):	$24,995,700 (12/31/2019)
Interest-only Period:	84 months	2nd Most Recent NOI (As of):	$46,957,475 (12/31/2020)
Original Term:	84 months	Most Recent NOI (As of):	$51,408,293 (TTM 4/30/2021)
Original Amortization Term:	None	UW Economic Occupancy:	95.9%
Amortization Type:	Interest Only	UW Revenues:	$83,142,799
Call Protection(3):	YM(25),DorYM(53),O(6)	UW Expenses:	$19,231,486
Lockbox / Cash Management:	Hard / Springing	UW NOI(4):	$63,911,313
Additional Debt(2):	Yes	UW NCF(4):	$63,328,788
Additional Debt Balance(2):	$400,000,000 / $315,000,000 / $120,000,000	Appraised Value / Per SF:	$1,350,000,000 / $1,716
Additional Debt Type(2):	Pari Passu / Subordinate / Mezzanine	Appraisal Date:	6/10/2021

Escrows and Reserves(5)				Financial Information(2)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan	Total Debt
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$597	$998	$1,150
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$597	$998	$1,150
Replacement Reserves:	$0	Springing	$150,000	Cut-off Date LTV:	34.8%	58.1%	67.0%
TI/LC Reserve:	$0	Springing	$1,500,000	Maturity Date LTV:	34.8%	58.1%	67.0%
Other:	$0	$0	N/A	UW NCF DSCR:	4.88x	2.92x	2.28x
				UW NOI Debt Yield:	13.6%	8.1%	7.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$470,000,000	51.8%	Loan Payoff	$900,036,150	99.2%
Subordinate Notes	315,000,000	34.7	Closing Costs	7,272,952	0.8
Mezzanine Loan	120,000,000	13.2
Borrower Sponsor Equity	2,309,102	0.3
Total Sources	$907,309,102	100.0%	Total Uses	$907,309,102	100.0%

(1)	The One SoHo Square Whole Loan (as defined below) was co-originated by Goldman Sachs Bank USA, DBR Investments Co. Limited and Bank of Montreal. Barclays acquired Notes A-1-C-5 and A-1-C-6 from Goldman Sachs Bank USA. Barclays will be contributing $70.0 million (Notes A-1-C-5 and A-1-C-6) to the BBCMS 2021-C11 transaction.

(2)	The One SoHo Square Mortgage Loan (as defined below) is part of a whole loan evidenced by 20 senior pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $470.0 million (the “One SoHo Square Senior Notes”) and three pari passu subordinate notes with an aggregate outstanding principal balance as of the Cut-off Date of $315.0 million. The Financial Information in the chart above reflects the Cut-off Date Balances of the One SoHo Square Senior Notes, the One SoHo Square Whole Loan (as defined below), and the total debt inclusive of the related $120.0 million mezzanine loan on the One SoHo Square Property (as defined below).

(3)	The defeasance lockout period, with respect to a defeasance of the One SoHo Square Whole Loan, will be at least 25 payment dates beginning with and including the first payment date on September 6, 2021. Defeasance of the full $785.0 million One SoHo Square Whole Loan is permitted after the date that is earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) July 9, 2024. Prepayment in whole or in part is permitted at any time, subject to yield maintenance for any payment prior to March 6, 2028.

(4)	The increase from Third Most Recent NOI to UW NOI and UW NCF is primarily attributable to the One SoHo Square Property undergoing lease up.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The One SoHo Square mortgage loan (the “One SoHo Square Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in a 786,891 square foot office property located in New York, New York (the “One SoHo Square Property”). The One SoHo Square Whole Loan was co-originated by Goldman Sachs Bank USA (“GSBI”), DBR Investments Co. Limited (“DBRI”) and

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Bank of Montreal (“BMO”). The One SoHo Square Mortgage Loan is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $785.0 million (the “One SoHo Square Whole Loan”) consisting of 20 senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $470.0 million and three pari passu subordinate notes with an aggregate outstanding principal balance as of the Cut-off Date of $315.0 million. The One SoHo Square Whole Loan has a seven-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The One SoHo Square Mortgage Loan is evidenced by the non-controlling Notes A-1-C-5 and A-1-C-6, with an aggregate outstanding principal balance as of the Cut-off Date of $70.0 million. The One SoHo Square Whole Loan is serviced pursuant to the trust and servicing agreement for the SOHO 2021-SOHO transaction. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—One SoHo Square Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-S	$685,083	$685,083	SOHO 2021-SOHO	Yes(1)
A-1-C-1	$53,950,000	$53,950,000	Benchmark 2021-B28	No
A-1-C-2(2)	$75,000,000	$75,000,000	GSBI	No
A-1-C-3	$50,000,000	$50,000,000	Benchmark 2021-B28	No
A-1-C-4(2)	$50,000,000	$50,000,000	GSBI	No
A-1-C-5	$50,000,000	$50,000,000	BBCMS 2021-C11	No
A-1-C-6	$20,000,000	$20,000,000	BBCMS 2021-C11	No
A-1-C-7(2)	$20,000,000	$20,000,000	GSBI	No
A-1-C-8(2)	$2,353,868	$2,353,868	GSBI	No
A-2-S	$204,420	$204,420	SOHO 2021-SOHO	No
A-2-C-1	$21,050,000	$21,050,000	Benchmark 2021-B28	No
A-2-C-2(2)	$20,000,000	$20,000,000	DBRI	No
A-2-C-3(2)	$20,000,000	$20,000,000	DBRI	No
A-2-C-4(2)	$16,000,000	$16,000,000	DBRI	No
A-2-C-5	$10,000,000	$10,000,000	Benchmark 2021-B28	No
A-2-C-6(2)	$8,822,928	$8,822,928	DBRI	No
A-3-S	$110,497	$110,497	SOHO 2021-SOHO	No
A-3-C-1(2)	$24,000,000	$24,000,000	BMO	No
A-3-C-2(2)	$16,000,000	$16,000,000	BMO	No
A-3-C-3(2)	$11,823,204	$11,823,204	BMO	No
Total Senior Notes	$470,000,000	$470,000,000
B-1	$215,801,105	$215,801,105	SOHO 2021-SOHO	No
B-2	$64,392,265	$64,392,265	SOHO 2021-SOHO	No
B-3	$34,806,630	$34,806,630	SOHO 2021-SOHO	No
Whole Loan	$785,000,000	$785,000,000

(1)	According to the co-lender agreement for SOHO 2021-SOHO, the controlling holder is the SOHO 2021-SOHO Mortgage Trust. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans—One SoHo Square Whole Loan” in the Prospectus.

(2)	Expected to be split and/or contributed to one or more future securitizations.

The Property. The One SoHo Square Property is a 786,891 square foot, Class A, office property located in New York, New York that was designed by the architecture firm Gensler. The One SoHo Square Property is situated in the Hudson Square / Meatpacking District submarket on the northwest corner of 6th Avenue and Spring Street. The One SoHo Square Property features multiple amenities, including roof decks with panoramic views, building management systems, destination dispatch elevators, 24/7 attended lobby with exclusive key card access, a bike room, a message center, and an online tenant service request system. The One SoHo Square Property serves as the corporate headquarters for Flatiron Health, MAC, Warby Parker, Glossier and Double Verify (through November 2023, at which time Flatiron Health is expected take this space through February 2031 as further described below), which together occupy 59.2% of the NRA. As of June 1, 2021, the One SoHo Square Property was 92.5% leased to 14 tenants.

COVID-19 Update. Torch & Crown (Retail, 0.8% of underwritten base rent) is the only tenant to receive temporary rent relief (in the form of a deferral and a contractual repayment agreement) due to the COVID-19 pandemic. All other tenants are current on rent. The first due date of the One SoHo Square Whole Loan is September 6, 2021.

Major Tenants.

Flatiron Health (“Flatiron”) (223,402 square feet; 28.4% of the NRA; 29.0% of underwritten base rent; Moody’s/S&P/Fitch: Aa3/AA/AA): Flatiron is an oncology-focused electronic health records company that seeks to accelerate cancer research and improve the quality of care for cancer patients. Founded in 2012, Flatiron partners with hundreds of cancer centers and developers of oncology therapeutics to facilitate the collection of patient data for research and development purposes to accelerate and impact treatment worldwide. Flatiron’s lease at the One SoHo Square Property commenced in June 2018 and expires in February 2031. Flatiron’s lease has two, five-year extension options.

Aetna (106,350 square feet; 13.5% of the NRA; 14.9% of underwritten base rent; Moody’s/S&P/Fitch: Baa2/BBB/NR): Aetna provides health insurance, as well as dental, vision and other plans to individuals, families and employers. Founded in 1853 in Hartford,

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Connecticut, Aetna offers: (i) a range of insurance and employee benefits products, (ii) programs and services that help control rising costs while striving to improve the quality of healthcare and (iii) tools and information to help people make better-informed decisions about their healthcare and financial well-being. Aetna’s lease at the One SoHo Square Property commenced in August 2018 and expires in July 2029. Aetna’s lease has two, one-year or five-year extension options.

MAC (88,699 square feet; 11.3% of the NRA; 13.1% of underwritten base rent; Moody’s/S&P/Fitch: A1/A+/NR): MAC, which stands for Make-Up Art Cosmetics (“MAC”), is a makeup and cosmetic supplier. Founded in 1984 in Toronto, Canada by photographer Frank Toskan and salon owner Frank Angelo, MAC is now sold in more than 120 countries around the globe and offers more than 50 collections each year. MAC’s lease at the One SoHo Square Property commenced in November 2017 and expires in March 2034. MAC’s lease has two, five-year extension options.

Environmental. According to a Phase I environmental assessment dated June 18, 2021, there was no evidence of any recognized environmental conditions at the One SoHo Square Property.

Historical and Current Occupancy(1)
TTM (Apr 2021)	Current(2)
91.1%	92.5%
(1)	Historical occupancies are not presented as the One SoHo Square Property was undergoing lease up.

(2)	Current Occupancy is as of June 1, 2021.

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No. 1 – One SoHo Square

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)(3)	% of Total NRA	Base Rent PSF(4)	% of Total Base Rent	Lease Expiration Date
Flatiron Health(5)(6)	Aa3/AA/AA	223,402	28.4%	$87.17	29.0%	2/28/2031
Aetna	Baa2/BBB/NR	106,350	13.5	$93.77	14.9%	7/31/2029
MAC	A1/A+/NR	88,699	11.3	$99.03	13.1%	3/31/2034
Juul Labs(7)	NR/NR/NR	54,068	6.9	$128.13	10.3%	5/31/2032
Warby Parker	NR/NR/NR	83,286	10.6	$75.68	9.4%	1/31/2025
Glossier	NR/NR/NR	39,637	5.0	$88.13	5.2%	4/30/2028
Double Verify(8)	NR/NR/NR	30,668	3.9	$87.40	4.0%	2/28/2031
Trader Joe’s	NR/NR/NR	26,126	3.3	$95.69	3.7%	5/31/2033
Managed By Q(9)	NR/NR/NR	27,334	3.5	$86.53	3.5%	6/30/2028
Aveda	A1/A+/NR	20,194	2.6	$90.52	2.7%	5/31/2025
Major Tenants	699,764		88.9%	$91.93	95.8%
Other Tenants		28,208	3.6
Total Occupied	727,972		92.5%
Vacant		58,919	7.5
Total	786,891		100.0%
(1)	Based on the underwritten rent roll dated June 1, 2021.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	Net Rentable Area (SF) represents borrower owned space. Does not include non-owned anchors or outparcels.

(4)	Base Rent PSF is inclusive of contractual rent steps through August 31, 2022.

(5)	Flatiron Health receives an abatement of 87.71% for the months of March 2027 through March 2028. Does not include space that has been pre-leased to Flatiron Health (35,523 square feet), which is currently occupied by Double Verify (see footnote (8) below) and another tenant.

(6)	Flatiron Health originally put up approximately 111,000 square feet (approximately 49.0%) of its leased space for sublease during the COVID-19 pandemic. They currently have approximately 40,890 square feet (approximately 17.9%) of its leased space up for sublease, of which 30,668 square feet has been subleased to Petal for three years at approximately 35.0% of Flatiron Health’s contractual rent. We cannot assure you that Flatiron Health will be able to sublease its remaining space or continue paying rent.

(7)	Juul Labs has not taken occupancy of its space but continues to pay its current rent. This space is presently on the market for sublease. We cannot assure you that this space will be subleased or that Juul Labs will continue to pay rent.

(8)	Suite 4 is presently leased to Double Verify through November 30, 2023. Flatiron Health has executed a lease for this space commencing on March 1, 2024. UW Base Rent depicts Double Verify’s base rent through November 2023 and Flatiron Health’s rent thereafter. Flatiron Health receives an abatement of 91.28% for the months of March 2027 through September 2027 and 58.1% for the month of October 2027.

(9)	Additional credit enhancement in the form of a parent company guaranty from WeWork, a letter of credit in the amount of one year of rent and a prohibition on using the space for co-working.

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Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring
Vacant	0	58,919	7.5%	NAP	NAP	58,919	7.5%	NAP	NAP
2021 & MTM	0	0	0.0	$0	0.0%	58,919	7.5%	$0	0.0%
2022	0	0	0.0	0	0.0	58,919	7.5%	$0	0.0%
2023(3)	0	0	0.0	0	0.0	58,919	7.5%	$0	0.0%
2024	0	0	0.0	0	0.0	58,919	7.5%	$0	0.0%
2025	2	103,480	13.2	8,130,858	12.1	162,399	20.6%	$8,130,858	12.1%
2026	1	4,855	0.6	89,652	0.1	167,254	21.3%	$8,220,510	12.2%
2027	0	0	0.0	0	0.0	167,254	21.3%	$8,220,510	12.2%
2028	2	66,971	8.5	5,858,247	8.7	234,225	29.8%	$14,078,757	21.0%
2029	1	106,350	13.5	9,972,297	14.9	340,575	43.3%	$24,051,054	35.8%
2030	0	0	0.0	0	0.0	340,575	43.3%	$24,051,054	35.8%
2031	3	254,862	32.4	22,332,354	33.3	595,437	75.7%	$46,383,408	69.1%
2032 & Beyond	5	191,454	24.3	20,756,829	30.9	786,891	100.0%	$67,140,237	100.0%
Total	14	786,891	100.0%	$67,140,237	100.0%
(1)	Based on the underwritten rent roll dated June 1, 2021.

(2)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring include rent steps through August 31, 2022.

(3)	Double Verify’s lease expires in November 2023. Flatiron Health has pre-leased the space subsequent to Double Verify’s lease expiration. Flatiron Health is anticipated to take occupancy of the space in March 2024 until its lease expiration in February 2031 coterminous with the other Flatiron Health spaces. Base Rent represents the term of the Double Verify Lease. The Lease Expiration represents the lease expiration of Flatiron Health.

Operating History and Underwritten Net Cash Flow
	2019(1)	2020	TTM (2)	Underwritten(1)	Per Square Foot	%(3)
Base Rent(4)	$53,253,724	$63,763,493	$65,746,242	$67,140,237	$85.32	77.4%
Rent Steps(5)	0	0	0	5,035,662	6.40	5.8
Vacant Income	0	0	0	3,588,186	4.56	4.1
Gross Potential Rent	$53,253,724	$63,763,493	$65,746,242	$75,764,085	$96.28	87.4%
Total Reimbursements	2,129,581	2,664,812	2,973,859	10,451,209	13.28	12.1
Total Other Income(6)	665,493	545,417	410,353	515,692	0.66	0.6
Net Rental Income	$56,048,799	$66,973,722	$69,130,454	$86,730,986	$110.22	100.0%
(Vacancy/Credit Loss)	(16,604,337)	(5,059,796)	(2,158,794)	(3,588,186)	(4.56)	(4.1)
Effective Gross Income	$39,444,461	$61,913,927	$66,971,660	$83,142,799	$105.66	95.9%
Total Expenses	14,448,761	14,956,452	15,563,367	19,231,486	24.44	23.1
Net Operating Income	$24,995,700	$46,957,475	$51,408,293	$63,911,313	$81.22	76.9%
Total TI/LC, Capex/RR	0	0	0	582,525	0.74	0.7
Net Cash Flow	$24,995,700	$46,957,475	$51,408,293	$63,328,788	$80.48	76.2%
(1)	The increase from 2019 Net Cash Flow to Underwritten Net Cash Flow is primarily attributable to the One SoHo Square Property undergoing lease up.

(2)	TTM represents the trailing 12 months ending April 30, 2021.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(4)	Underwritten Base Rent is based on the in-place rent roll as of June 1, 2021.

(5)	Rent Steps are based on present value of rent steps from credit tenants and are taken through August 31, 2022.

(6)	Underwritten Total Other Income includes a Vertical Decommission Revenue Adjustment of $115,232.

The Market. The One SoHo Square Property is located within the New York City-Jersey City-White Plains metropolitan area and is part of the Hudson Square/Meatpacking Office submarket. The One SoHo Square Property benefits from the area’s mass transit infrastructure that connects Manhattan to the outer boroughs and the surrounding suburbs in the tri-state area. Air transportation is available via JFK International Airport, Newark Liberty International Airport, and LaGuardia Airport, all of which are in close proximity to the One SoHo Square Property. Further, Penn Station and Grand Central are located in New York City, offering railroad access to Long Island, New York state, Connecticut, and New Jersey. The New York City metropolitan area has a diverse economy, with major employers including JP Morgan Chase & Co., Bank of America, New York-Presbyterian Healthcare System, Macy’s, Verizon Communications, PwC, Delta Air Lines Inc., and Time Warner Inc.

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As of the first quarter of 2021, the Midtown South Office Market had approximately 3.4 million square feet under construction with an overall vacancy rate of 17.5% and average asking rents of $76.60 per square foot. As of the first quarter of 2021, the Hudson Square/Meatpacking Office submarket had approximately 988,866 square feet under construction with an overall vacancy rate of 6.4% and average asking rents of $79.55 per square foot.

The appraisal identified seven directly competitive office comparables. Comparable buildings were built between 1910 and 1987 and range in size from 236,512 square feet to 2,921,914 square feet. Average asking rents ranged from $85.00 to $90.00 per square foot.

The following table presents certain information relating to comparable office sales for the One SoHo Square Property:

	Comparable Office Sales(1)
	Address	RSF	Year Built / Renovated	Occupancy	Sale Date	Price	Price PSF	Cap Rate	Adjusted Price PSF
1	One SoHo Square(2)	786,891	1904-1926 / 2016	92.5%		$1,350,000,000	$ 1,716	4.25%	$ 1,716
2	635-641 Avenue of the Americas	267,000	1902 / 2015	84.0%	Jun-2021	$ 325,000,000	$ 1,217	5.36%	$ 1,339
2	546 Broadway	93,600	1900	100.0%	Jun-2021	160,000,000	1,709	6.17%	1,197
3	125 West End Avenue	399,309	1929	0.0%	Mar-2021	597,015,923	1,495	4.58%	1,719
4	410 Tenth Avenue	634,359	1927 / 2021	98.0%	Dec-2020	952,840,000	1,502	4.30%	1,577
5	One Madison Avenue	1,392,565	1932 / 2023	0.0%	May-2020	2,300,000,000	1,652	4.30%	1,817
6	424 Fifth Avenue	680,493	1929 / 2020	100.0%	Mar-2020	1,289,501,065	1,895	5.21%	1,710
7	450 West 15th Street	320,789	1928 / 2012	94.0%	May-2019	600,000,000	1,870	3.30%	1,688
8	330 Hudson Street	467,905	1910 / 2013	100.0%	Feb-2018	385,000,000	823	4.54%	1,214
	Weighted Average / Total	532,003		56.1%		$1,268,227,178	$ 1,553	4.53%	$ 1,635
(1)	Source: Appraisal.

(2)	The One SoHo Square Property’s Price and Price PSF are based on the “as-is” appraised value. The One SoHo Square Property’s Occupancy and RSF is based on in-place rent roll as of June 2021 with rent steps through August 31, 2022.

The Borrowers. The borrowers are SOHO AOA Owner, LLC, OSS 2016 LLC and 2016 SOHO LLC, each a Delaware limited liability company. The borrowers are structured to be single purpose bankruptcy-remote entities, having at least two independent directors in their organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the One SoHo Square Whole Loan.

The Borrower Sponsor. The borrower sponsor is comprised of entities controlled by Laurence Gluck or trustees of the Amended and Restated 2013 LG Revocable Trust (d/b/a Stellar Management) and the non-recourse carveout guarantor is The Gluck Family Trust. At origination, in lieu of funding an unfunded obligations reserve, the guarantor also provided a guaranty of certain unfunded obligations including tenant improvements and leasing commissions in an amount equal to $3,142,373.13. Stellar Management (“Stellar”) was founded in 1985 by Laurence Gluck, formerly a partner at New York real estate law firm Dreyer & Traub and a former member of the executive committee of the Real Estate Board of New York. Stellar owns and manages over 12,000 apartments, over two million square feet of office space and 1.3 million square feet of retail space. Notable New York City projects, past and present, include 14 Wall Street, The Milk Building, 522 Fifth Avenue, 220 Fifth Avenue, Otto Greenpoint, The Windermere, Embassy House, Columbus Square and Independence Plaza. Since its inception, Stellar has partnered with a number of institutions and has been a fiduciary to investors on over 150 transactions. Stellar employs over 700 people.

Property Management. The One SoHo Square Property is self-managed by MEL Management Corp. (d/b/a Stellar Management), a New York corporation that is an affiliate of the borrowers.

Escrows and Reserves.

Tax Escrows – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis during the continuance of a One SoHo Square Cash Sweep Period (as defined below), 1/12th of the reasonably estimated annual real estate taxes.

Insurance Escrows – The borrowers are required to deposit into an insurance reserve, on a monthly basis during the continuance of a One SoHo Square Cash Sweep Period, 1/12th of reasonably estimated insurance premiums unless the borrowers maintain a blanket policy in accordance with the One SoHo Square Whole Loan documents.

Replacement Reserve – The borrowers are required to deposit into a replacement reserve during the continuance of a One SoHo Square Cash Sweep Period, an amount equal to the lesser of (i) $13,197 and (ii) the amount that would cause the replacement reserve account to contain $150,000.

Rollover Reserve – The borrowers are required to deposit into a rollover reserve during the continuance of a One SoHo Square Cash Sweep Period, an amount equal to the lesser of (i) $65,984 and (ii) the amount that would cause the replacement reserve account to contain $1.5 million.

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Lockbox / Cash Management. The One SoHo Square Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to direct each tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrowers are required to cause all cash revenues relating to the One SoHo Square Property and all other money received by the borrowers or the property manager with respect to the One SoHo Square Property (other than tenant security deposits) to be deposited into the lockbox account or a lender-controlled cash management account within one business day of receipt. On each business day during the continuance of a One SoHo Square Cash Sweep Period or event of default under the One SoHo Square Whole Loan, all amounts in the lockbox account are required to be remitted to the cash management account. On each business day that no One SoHo Square Cash Sweep Period or event of default under the One SoHo Square Whole Loan is continuing, all amounts in the lockbox account are required to be remitted to a borrower-controlled operating account.

On each due date during the continuance of a One SoHo Square Cash Sweep Period or an event of default under the One SoHo Square Whole Loan, all funds on deposit in the cash management account after payment of debt service on the One SoHo Square Whole Loan (and the One SoHo Square Mezzanine Loan provided that an event of default is not continuing), required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the One SoHo Square Whole Loan.

A “One SoHo Square Cash Sweep Period” means each period commencing upon (1) an event of default under the One SoHo Square Whole Loan documents and concluding upon a cure of such event of default, (2) an event of default under the One SoHo Square Mezzanine Loan (as defined below) and concluding upon a cure or waiver of such event of default, (3) the debt yield (as calculated under the related loan documents), as determined as of the last day of any two consecutive fiscal quarters, is less than 5.0% (a “One SoHo Square Debt Yield Trigger”), and concluding when the One SoHo Square Total Debt (as defined below) debt yield, determined as of the last day of each of two consecutive fiscal quarters thereafter, exceeds 5.0%, and (4) a failure to deliver annual, quarterly or monthly financial reports as and when required under the related loan documents and concluding when such reports are delivered and indicate that no other One SoHo Square Cash Sweep Period is continuing. Notwithstanding the foregoing, if a One SoHo Square Cash Sweep Period is in effect or would be in effect solely as a result of a One SoHo Square Debt Yield Trigger, the borrowers may avoid the commencement of or terminate the continuance of a One SoHo Square Cash Sweep Period by either (x) prepaying (or partially defeasing) a portion of the One SoHo Square Whole Loan and/or One SoHo Square Mezzanine Loan, such that the resulting debt yield exceeds 5.0%, or (y) delivering to the lender, as additional collateral (the “One SoHo Square Debt Yield Collateral”), a letter of credit or cash equivalents satisfactory to the lender in an amount (the “One SoHo Square Debt Yield Cure Amount”) that, when subtracted from the sum of the then outstanding principal balance of the One SoHo Square Whole Loan and the One SoHo Square Mezzanine Loan would result in a debt yield that exceeds 5.0%. Thereafter, if the One SoHo Square Debt Yield Cure Amount as of the last day of any fiscal quarter exceeds the aggregate amount of the One SoHo Square Debt Yield Collateral held by the lender, then a One SoHo Square Cash Sweep Period will commence unless the borrowers prepay (or partially defease) a portion of the One SoHo Square Whole Loan and/or One SoHo Square Mezzanine Loan, such that the resulting debt yield exceeds 5.0% or increases the amount of the One SoHo Square Debt Yield Collateral to the then-current One SoHo Square Debt Yield Cure Amount.

Subordinate and Mezzanine Debt. Concurrently with the funding of the One SoHo Square Whole Loan, the lender (in such capacity, the “Mezzanine Lender”) also funded a mezzanine loan in the amount of $120.0 million (the “One SoHo Square Mezzanine Loan”, and together with the One SoHo Square Whole Loan, the “One SoHo Square Total Debt”). The One SoHo Square Mezzanine Loan is secured by the pledge of the direct equity interest in the borrowers and is coterminous with the One SoHo Square Whole Loan. The One SoHo Square Mezzanine Loan accrues interest at a rate of 5.05000% per annum. The rights of the Mezzanine Lender under the One SoHo Square Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Prospectus. The Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NCF and Debt Yield Based on Underwritten NOI for the One SoHo Square Total Debt are set forth below:

Mezzanine Loan
Loan Amount	Interest Rate	Total Debt Cut-off Date LTV Ratio	Total Debt Maturity Date LTV Ratio	Total Debt Underwritten NCF DSCR	Total Debt Underwritten NOI Debt Yield
$120,000,000	5.05000%	67.0%	67.0%	2.28x	7.1%

Additionally, the related loan documents permit future mezzanine financing, subject to satisfaction of certain conditions, including among others, (i) such mezzanine debt is not in excess of $90.5 million, (ii) such mezzanine debt is subordinate to the One SoHo Square Mezzanine Loan, (iii) such mezzanine debt is obtained any time after July 9, 2023, (iv) such mezzanine debt is provided by a qualified lender (as defined in the loan documents), (v) such mezzanine debt is subject to an intercreditor agreement reasonably acceptable to the lender, (vi) such mezzanine debt is either coterminous with the One SoHo Square Whole Loan or freely prepayable without premium or penalty from and after the related One SoHo Square Whole Loan maturity date, (vii) as of the date of its incurrence, such mezzanine debt does not cause the DSCR to be less than 2.22x or the debt yield to be less than 6.82%, (viii) as of the date of its incurrence, such mezzanine debt does not cause the aggregate loan-to-value ratio of the One SoHo Square Whole Loan and the One SoHo Square Mezzanine Loan, based on an updated appraisal of the One SoHo Square Property, to be greater than 67.0%, (ix) delivery of a rating agency confirmation and

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(x) if such mezzanine debt bears a floating rate of interest, execution of an interest rate cap agreement from a counterparty reasonably acceptable to the lender. See “Description of the Mortgage Pool—Additional Indebtedness— Mezzanine Indebtedness” in the Prospectus.

Partial Release. Not permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$47,945,946	Title:	Fee / Leasehold
Cut-off Date Principal Balance(2):	$47,945,946	Property Type - Subtype:	Retail – Super Regional Mall
% of IPB:	4.9%	Net Rentable Area (SF):	811,797
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrowers:	Brooklyn Kings Plaza LLC and Kings Plaza Ground Lease LLC	Year Built / Renovated:	1969 / 2018
Borrower Sponsor:	The Macerich Partnership, L.P.	Occupancy(5):	97.8%
Interest Rate:	3.35880%	Occupancy Date:	8/15/2021
Note Date:	12/3/2019	4th Most Recent NOI (As of):	$42,088,187 (12/31/2018)
Maturity Date:	1/1/2030	3rd Most Recent NOI (As of):	$49,565,143 (12/31/2019)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$47,043,686 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$46,450,944 (TTM 6/30/2021)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$81,045,187
Call Protection:	L(36),YM1(79),O(5)	UW Expenses:	$29,004,262
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$52,040,925
Additional Debt(2)(3):	Yes	UW NCF:	$50,905,970
Additional Debt Balance(2)(3):	$439,054,054 / $53,000,000	Appraised Value / Per SF(6):	$900,000,000 / $1,109
Additional Debt Type(2)(3):	Pari Passu / Mezzanine	Appraisal Date(6):	10/17/2019

Escrows and Reserves(4)				Financial Information(2)
	Initial	Monthly	Initial Cap		Whole Loan	Total Debt
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$600	$665
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF(7):	$600	$600
Replacement Reserves:	$0	Springing	$348,899	Cut-off Date LTV:	54.1%	60.0%
TI/LC:	$0	Springing	$2,435,391	Maturity Date LTV(7):	54.1%	54.1%
Other:	$0	Springing	N/A	UW NCF DSCR(7):	3.07x	1.73x
				UW NOI Debt Yield:	10.7%	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$487,000,000	90.2%	Loan Payoff	$428,649,060	79.4%
Mezzanine Loan(7)	53,000,000	9.8	Return of Equity	105,237,541	19.5
			Closing Costs	6,113,399	1.1
Total Sources	$540,000,000	100.0%	Total Uses	$540,000,000	100.0%
(1)	The Kings Plaza Whole Loan (as defined below) was co-originated by JPMorgan Chase Bank, National Association (“JPMCB”), Wells Fargo Bank, N.A. (“WFB”) and SGFC.

(2)	The Kings Plaza Mortgage Loan (as defined below) is part of a whole loan evidenced by 15 senior pari passu notes with an aggregate original principal balance as of the Cut-off Date of $487.0 million. The financial information presented in the chart above reflects the Cut-off Date balance of the Kings Plaza Whole Loan. For additional information, see “The Loan” below.

(3)	For a full description see “Subordinate and Mezzanine Debt” below.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(5)	Forever 21 Retail Inc. (“Forever 21”) occupies 22,828 square feet of space at the Kings Plaza Property (as defined below) and currently pays rent but was underwritten as vacant. Forever 21 has been in occupancy at the Kings Plaza Property since 2010. Following bankruptcy court proceedings, negotiations for a three-year lease renewal have been approved and Forever 21’s lease has been extended through January 31, 2023. As part of the bankruptcy negotiations, Forever 21 is required to pay 12% of sales. In addition, Occupancy is inclusive of a prospective replacement tenant for the JCPenney space (11.7% of total net rentable area) and Forever 21. JCPenney filed for Chapter 11 bankruptcy on May 15, 2020. JCPenney closed its store at the Kings Plaza Property on October 31, 2020. On May 10, 2021, Thomas O’Hern, the CEO of The Macerich Company (the parent organization of the borrower sponsor) (“Macerich”), reported on a Q1 2021 earnings call it would be announcing a new store commitment for the Kings Plaza Property. As of September 9, 2021, no further announcement has been made. Based on the borrower rent roll, excluding JCPenney, the occupancy is approximately 86.6%.

(6)	The Appraised Value was determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and all LTV metrics were calculated based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.
(7)	The Kings Plaza Mezzanine Loan (as defined below) is interest only for the first five years of the loan term and then is fully amortizing based on a five-year schedule. Total Debt UW NCF DSCR is based on the first 12 amortizing payments on the amortization schedule for the Kings Plaza Mezzanine Loan.

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The Loan. The Kings Plaza loan (the “Kings Plaza Mortgage Loan”) is part of a whole loan that has an outstanding principal balance as of the Cut-off Date of $487.0 million (the “Kings Plaza Whole Loan”), which is secured by a first mortgage lien on the borrowers’ fee and leasehold interests in an 811,797 square foot super regional mall located in Brooklyn, New York (the “Kings Plaza Property”). The Kings Plaza Whole Loan is comprised of 15 pari passu notes with an aggregate original principal balance as of the Cut-off Date of $487.0 million, of which Note A-2-3 and Note A-2-4, with an aggregate outstanding principal balance as of the Cut-off Date of $47,945,946, are being contributed to the BBCMS 2021-C11 securitization trust and collectively constitute the Kings Plaza Mortgage Loan. The remaining notes have been contributed to other securitization trusts. The relationship between the holders of the Kings Plaza Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1-1-A	$32,000,000	Benchmark 2020-B17	Yes
A-1-1-B-1	$20,000,000	DBJPM 2020-C9	No
A-1-1-B-2	$14,108,108	Benchmark 2020-B18	No
A-1-2	$50,000,000	Benchmark 2020-B16	No
A-1-3, A-1-4	$55,000,000	Benchmark 2020-IG1	No
A-2-1	$60,000,000	BBCMS 2020-C6	No
A-2-2-A	$30,000,000	Benchmark 2020-B21	No
A-2-2-B	$20,000,000	BBCMS 2021-C10	No
A-2-3	$35,000,000	BBCMS 2021-C11	No
A-2-4	$12,945,946	BBCMS 2021-C11	No
A-3-1, A-3-4	$75,000,000	BANK 2020-BNK25	No
A-3-2, A-3-3	$82,945,946	WFCM 2020-C55	No
Whole Loan	$487,000,000

The Property. The Kings Plaza Property is an 811,797 square foot enclosed, four-story super regional shopping center located in Brooklyn, New York. Built in 1969 and renovated in 2018, the collateral consists of the retail center, a power plant and a 3,739-space parking garage (3.26 spaces per 1,000 square feet). A portion of the collateral including the parking garage ingress/egress, the Marina Building (as defined below) and a portion of the ground under the parking garage is subject to a ground lease as further described in “Ground Lease” below.

The Kings Plaza Property is situated across approximately 21.6 acres of land with frontage along Flatbush Avenue and located at the intersection of Flatbush Avenue and Avenue U. The Kings Plaza Property is the only enclosed super-regional mall in Brooklyn, New York. The collateral is anchored by Macy’s, Lowe’s Home Centers, Primark, Burlington and Best Buy. Additional anchors include Zara, H&M, Old Navy, Victoria’s Secret, ULTA Beauty and Forever 21. According to the appraisal, Primark expects its Kings Plaza Property location to generate the highest revenue in the United States, exceeding its Boston flagship store location. Primark does not report sales at the Kings Plaza Property, however, the appraisal estimated Primark’s Kings Plaza Property location sales to be approximately $45 to $50 million annually. Macy’s, which is not part of the collateral, occupies approximately 339,000 square feet attached to the Kings Plaza Property (the “Macy’s Parcel”). The Kings Plaza Property Macy’s location was selected as one of the Macy’s “Growth 100” locations for 2020. According to Macerich, the retailer is experimenting with new concepts directed at improving store fixtures and facilities. As part of the program, Macy’s will receive an estimated $4 to $5 million to remodel the store adjacent to the Kings Plaza Property in the upcoming years, with anticipated renovations including technology upgrades, dressing room upgrades, new flooring, lighting, painting and improvements to the exterior of the space. Forever 21 currently occupies 22,802 square feet at the Kings Plaza Property and has been in occupancy since 2010. Forever 21 filed for Chapter 11 bankruptcy in September 2019. Following bankruptcy court proceedings, negotiations for a three-year lease renewal were approved and the Forever 21 lease is extended through January 31, 2023. As part of the bankruptcy negotiations, Forever 21 is required to pay 12% of sales. Forever 21 reported annualized T-6 June 2021 sales of approximately $261 per square foot. Forever 21 currently pays rent but was underwritten as vacant.

The Kings Plaza Property was 97.8% occupied as of August 15, 2021, inclusive of a prospective replacement tenant for the JCPenney space. JCPenney closed its store at the Kings Plaza Property on October 31, 2020. Based on the borrower rent roll, excluding JCPenney, the occupancy is approximately 86.6%. For the tenants reporting sales, the Kings Plaza Property generated approximately $180.2 million in gross sales as of the annualized T-6 ending June 2021. The Kings Plaza Property generates approximately 70.8% of its top line revenue from in-line tenants under 10,000 square feet. Total in-line sales excluding temporary tenants, account for approximately 96.9% of total revenue generated at the Kings Plaza Property.

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Since acquiring the Kings Plaza Property in 2012, the borrower sponsor has invested approximately $290.3 million ($358 per square foot) in capital improvements including renovations of the mall and parking garage, leasing capital and power plant upgrades. Most notable capital projects at the Kings Plaza Property include the $144.7 million redevelopment of the 290,000 square foot, former four-level Sears box. The borrower sponsor negotiated an early termination with Sears to recapture the space in 2016. The redevelopment included a four-story glass atrium, a new façade, exterior improvements and a new entry with visual and vertical connections to all four levels. In 2018, the space previously occupied by Sears re-opened with Brooklyn’s first Primark and Zara, a new JCPenney and a new Burlington Coat Factory. Combined, these retailers generate a total gross rent that is approximately 31.2% higher than that of the former Sears. Prior to the Sears re-development, the borrower sponsor expended approximately $22.0 million to renovate the Kings Plaza Property throughout 2014 and 2015. These renovations included a refreshed interior, energy efficient LED lighting, new flooring (including both carpet and tile), a new ceiling, wall paint, new signage, the addition of six soft seating areas, free Wi-Fi for guests and security system upgrades.

The Kings Plaza Property operates a stand-alone power plant located on the roof which provides electricity for the shopping center as well as the surrounding area. In 2019, the borrower sponsor completed a $17.5 million project allowing the power plant to interconnect with the local Consolidated Edison (“ConEd”) grid. This connection allowed the Kings Plaza Property to export its surplus electric capacity during peak load demands, which is an additional profit center for the Kings Plaza Property. Tenants at the Kings Plaza Property purchase their utilities directly from the plant at ConEd rates but due to operating cost efficiencies, expenses are kept below the billed rates allowing the power plant to generate a profit. The power plant system went live in July 2019.

COVID-19 Update: As of August 31, 2021, the Kings Plaza Property is currently open for business with over 99% of stores open for operations. The Kings Plaza Property was forced to close down during March 2020 due to the COVID-19 pandemic and subsequently re-opened on September 9, 2020 with COVID-19 safety measures and comprehensive protocols in place as recommended by the CDC. According to the borrower sponsor, foot traffic at the Kings Plaza Property has increased, quickly reaching shopper capacity. In addition, many retailers are exceeding daily sales plans. On May 10, 2021, Macerich’s CEO, Thomas O’Hern, reported on a Q1 2021 earnings call it would be announcing a new store commitment for the Kings Plaza Property. As of September 9, 2021, no further announcement has been made. According to the borrower sponsor, 31 tenants, representing approximately 11.3% of total net rentable area and approximately 20.6% of UW Base Rent, have executed deferment agreements. However, these tenants are currently not in deferment and are paying current rent. Please see below for additional tenant updates:

Tenant Updates (as of 8/31/2021)
Renewed leases from October 2020 to September 2021	-	Vistasite Eye Care, McDonald’s, Yong Kang Street, Cookie House, Spencer’s, Cinnabon/21 Toppings, Auntie Anne’s, M.A.C Cosmetics, Express, PERFUMANIA, GUESS, A|X Armani Exchange, Malsons Jewelers, Cohen’s Fashion Optical, City Streets, New Look Salon, Threading Place, Sbarro, Popeye’s, Piercing Pagoda, Everything Yogurt & Gretel’s Pretzels, All Seasons Marine Corp. and Rainbow (collectively, 7.4% of NRA and 10.1% of UW Base Rent)
New leases from October 2020 to September 2021	-	Ardene, EPL Diamond, China Wok, Smoothie Bar, Cotton On, Cotton On Kids and Gateway Newsstand (collectively, 2.0% of NRA and 1.7% of UW Base Rent)
Not reopened	-	Master Wok, Nathan’s Famous, Haagen Dazs (kiosk) and Starbucks (collectively, 0.8% of NRA and 1.0% of UW Base Rent)
Tenants who have vacated	-	JCPenney, Clique (kiosk), Fashion to Figure, GNC, Landing Gear, New York & Company, NYX, Parfois and Pounds Lifestyle Boutique (collectively, 13.8% of NRA and 4.6% of UW Base Rent)
Bankrupt tenants	-	GNC and JCPenney (collectively, 11.9% of NRA and 2.3% of UW Base Rent) have vacated the premises
	-	Forever 21 – the lease was assumed with a term extended to 1/31/2023 (underwritten as vacant)
	-	Charlotte Russe (1.0% of NRA and 0.7% of UW Base Rent) – the lease was assumed with a term through 7/31/2021 and the borrower is currently negotiating a 2-year lease renewal
	-	ALDO/ALDO Accessories (0.4% of NRA and 1.5% of UW Base Rent) - the lease was assumed with a term through 1/31/2026 and 1/31/2022, respectively

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Sales Comparison(1)
	YTD June 2019	YTD June 2021	% Change
Comparable Inline Tenant Sales <10,000 SF (excluding Fast Food and Restaurants)(2)	$55,040,469	$57,739,733	4.9%
Comparable Inline Tenant Sales <10,000 SF	$63,759,494	$63,807,362	0.1%
(1)	Due to COVID-19, YTD June 2021 Comparable Inline Tenant Sales are understated because zero dollars were used as estimates for those non-reporting tenants (totaling 49,437 square feet) that were open in any given month. Tenants that did not report YTD June 2021 Sales were removed from YTD June 2019.

(2)	Fast Food and Restaurants Gross Inline Sales were excluded due to the indoor dining restriction mandates by the New York State Department of Health that were completely lifted on June 15, 2021.

Rent collections for May 2020 through July 2021 are detailed in the table below:

Recent Rent Collections
	May 2020	Jun. 2020	Jul. 2020	Aug. 2020	Sept. 2020	Oct. 2020	Nov. 2020	Dec. 2020	Jan. 2021	Feb. 2021	Mar. 2021	Apr. 2021	May 2021	Jun. 2021	Jul. 2021
Rent Billed (million)	$6.5	$6.5	$6.5	$6.1	$6.0	$6.0	$6.0	$5.9	$5.7	$5.9	$5.9	$5.9	$5.8	$5.9	$5.9
Rent Collected (million)	$3.3	$3.9	$4.0	$3.8	$4.2	$4.8	$4.9	$5.0	$4.9	$5.1	$5.2	$5.3	$5.1	$5.5	$5.8
Rent Collected (%)	49.9%	60.3%	62.3%	62.8%	69.6%	80.8%	82.0%	84.9%	85.0%	86.3%	88.1%	89.6%	87.7%	93.5%	99.1%

Since February 1, 2020, new and renewal leases accounting for 80,080 square feet have been executed at the Kings Plaza Property, including 22,802 square feet for Forever 21’s lease assumption and 3-year extension. The Kings Plaza Whole Loan is current through the September 1, 2021 payment date. As of September 1, 2021, the Kings Plaza Whole Loan is not subject to any modification or forbearance request.

Environmental. According to a Phase I environmental assessment dated November 22, 2019, there was no evidence of any recognized environmental conditions at the Kings Plaza Property. The environmental consultant recommended providing secondary containment for drums containing petroleum products or hazardous substances at the Kings Plaza Property and continued compliance with an existing operations and maintenance plan for asbestos-containing materials. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Prospectus for additional information.

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA (square feet)	Est. Sales PSF	Est. Occ.	Proximity (miles)	Anchor Tenants
Primary Competition
Gateway Center I & II	2001 / NAP	1,200,000	$450	97.0%	6.4	BJ’s Wholesale Club, Burlington, Home Depot, JCPenney, Shoprite, Target
Queens Center	1973 / 2004	1,172,180	$1,430	99.0%	16.4	JCPenney, Macy’s
Green Acres Mall	1956 / 2016	2,075,000	$615	96.0%	14.3	JCPenney, Macy’s, Sears, Kohl’s (Vacant)
Secondary Competition
Staten Island Mall	1972 / 2018	1,700,000	NAV	92.0%	19.0	JCPenney, Macy’s, Primark, Sears (Vacant)
Roosevelt Field	1956 / 2014	2,330,000	$1,200	97.0%	28.7	Bloomingdale’s, Dick’s Sporting Goods, JCPenney, Macy’s, Neiman Marcus, Nordstrom
(1)	Source: Appraisal.

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Historical and Current Occupancy(1)
2018	2019	2020(2)	Current(2)
97.9%	99.4%	96.3%	97.8%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of the August 15, 2021 borrower rent roll. 2020 Occupancy and Current Occupancy are inclusive of a prospective replacement tenant for the JCPenney space (11.7% of total net rentable area). JCPenney filed for Chapter 11 bankruptcy on May 15, 2020 and closed its store at the Kings Plaza Property on October 31, 2020. Based on the borrower rent roll as of August 15, 2021, excluding JCPenney, the occupancy is approximately 86.6%.

The following table presents certain information relating to the historical sales at the Kings Plaza Property.

Sales and Occupancy Costs(1)
	2015 Sales PSF	2016 Sales PSF	2017 Sales PSF	2018 Sales PSF	2019 Sales	2019 Sales PSF	2019 Occupancy Cost(2)	Ann. T-6 June 2021 Sales (3)	Ann. T-6 June 2021 Sales PSF (3)
Lowe’s Home Centers	$406	$398	$396	$390	$45,603,285	$400	6.2%	NAP	NAP
H&M	$587	$601	$544	$459	$11,057,060	$440	19.2%	$8,284,302	$329
Victoria’s Secret	$839	$771	$677	$704	$8,588,141	$714	20.3%	$8,426,812	$700
Old Navy	$454	$435	$445	$412	$7,321,687	$401	19.7%	$6,285,190	$344
Ulta Beauty(4)	NAP	NAP	NAP	$593	$4,083,880	$374	32.8%	NAP	NAP
Zara(5)	NAP	NAP	NAP	NAP	$17,502,063	$518	7.2%	$17,970,307	$532
Total Comparable In-Line Tenant Sales (<10,000 SF)	$695	$718	$685	$734	$138,380,278	$736	18.6%	$127,614,724	$669
(1)	Information as provided by the borrower sponsor and only includes tenants reporting sales.

(2)	2019 Occupancy Cost is based on the TTM September 2019 occupancy costs and year end 2019 sales.

(3)	The YE 2020 Sales are not shown in the chart above because they do not reflect normalized sales figures at the Kings Plaza Property, as the Kings Plaza Property was forced to close during March 2020 due to the COVID-19 pandemic and subsequently re-opened on September 9, 2020.

(4)	Ulta Beauty’s lease commenced in October 2017.

(5)	Zara’s lease commenced in August 2018.

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Top Ten Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Sales PSF(4)	Occ. Costs(5)	Lease Exp. Date
Lowe’s Home Centers(6)	Baa1/BBB+/NR	114,000	14.0%	$19.30	$2,200,000	5.6%	$400	6.2%	5/31/2028
Primark(7)	NR/NR/NR	102,805	12.7%	$35.17	$3,615,390	9.2%	NAP	NAP	7/31/2038
Burlington	NR/BB+/BB+	55,078	6.8%	$22.25	$1,225,485	3.1%	$302	NAP	7/31/2028
Best Buy(8)	Baa1/BBB/NR	53,371	6.6%	$52.80	$2,817,989	7.2%	NAP	NAP	12/31/2022
Zara	NR/NR/NR	33,771	4.2%	$34.22	$1,155,688	2.9%	$518	7.2%	7/31/2028
H&M	NR/NR/NR	25,151	3.1%	$88.44	$2,224,409	5.7%	$440	19.2%	1/31/2024
Old Navy	Baa2/BB/NR	18,256	2.2%	$68.94	$1,258,638	3.2%	$401	19.7%	1/31/2025
Victoria’s Secret	NR/NR/NR	12,034	1.5%	$69.60	$837,566	2.1%	$714	20.3%	1/31/2023
Ulta Beauty	NR/NR/NR	10,924	1.3%	$82.50	$901,230	2.3%	$374	32.8%	10/31/2027
Five Below	NR/NR/NR	8,874	1.1%	$58.00	$514,692	1.3%	$491	11.8%	1/31/2029
Major Tenants		434,264	53.5%	$38.57	$16,751,087	42.7%

Other Tenants		341,787	42.1%	$65.66	$22,443,027	57.3%

Occupied Collateral Total / Wtd. Avg.(9)		776,051	95.6%	$50.50	$39,194,113	100.0%

Vacant Space(10)(11)		35,746	4.4%

Collateral Total		811,797	100.0%

(1)	Based on the underwritten rent roll as of June 2, 2020.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent reflect the following: (a) in-place leases based on the June 2020 rent roll, where Forever 21 is underwritten as vacant and (b) contractual rent steps of $1,139,421 through February 1, 2021.

(4)	Sales PSF are provided by the borrower sponsor and are as of year-end 2019.

(5)	Occ. Costs are based on TTM September 2019 occupancy costs and year end 2019 sales.

(6)	Lowe’s Home Centers has five automatic five-year renewal options unless Lowe’s Home Centers sends the landlord a nullification notice no later than the last day of the year immediately preceding the last year of the applicable term or renewal. In addition, Lowe’s Home Centers has one automatic renewal option for three years and 11 months unless the tenant sends the landlord a nullification notice no later than the last day of the year immediately preceding the last year of the fifth renewal term.

(7)	Primark has the right to terminate its lease on July 7, 2028 with 12 months’ notice provided that, as of the termination date, (i) the tenant is Primark US Corp., or a Primark successor, and (ii) the tenant is not in default of its lease beyond any applicable notice and cure period; provided, however, such termination option will be automatically terminated and of no force or effect if either (a) another Primark store opens for business within a certain radius of the Kings Plaza Property, or (b) the tenant or any of its affiliates owns, operates, otherwise becomes financially interested in any other Primark store or any other store branded under the Primark name within an approximately 10 mile radius of the Kings Plaza Property.

(8)	Lease Expiration Date for the Best Buy tenant is reflective of an amendment from the original expiration date. Under the terms of the lease amendment, Best Buy converted to a gross lease structure which will accelerate rental payments in return for a reduced term. The current annual gross rent is $14.0 million through December 31, 2021, after which annual gross rent will step down to $8.0 million thereafter through the lease expiration of December 31, 2022.

(9)	Occupied Collateral Total includes All Seasons Marine Corp., which is the ground lease tenant at the Kings Plaza Property and has no underwritten base rent.

(10)	Vacant Space is inclusive of Forever 21, which has been underwritten as vacant since it filed for bankruptcy in September 2019. Forever 21 has been in occupancy at the Kings Plaza Property since 2010. Following bankruptcy court proceedings, negotiations for a three-year lease renewal have been approved and Forever 21’s lease has been extended through January 31, 2023. As part of the bankruptcy negotiations, Forever 21 is required to pay 12% of sales. Vacant Space is exclusive of JCPenney (11.7% of total net rentable area), which filed for Chapter 11 bankruptcy on May 15, 2020. JCPenney closed its store at the Kings Plaza Property on October 31, 2020. On May 10, 2021, Macerich’s CEO, Thomas O’Hern, reported on a Q1 2021 earnings call it would be announcing a new store commitment for the Kings Plaza Property. As of September 9, 2021, no further announcement has been made. Based on the August 15, 2021 borrower rent roll, excluding JCPenney, the occupancy is approximately 86.6%.

(11)	Vacant space includes 9,065 square feet of space that is occupied by temporary or kiosk tenants with no underwritten base rent.

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No. 2 – Kings Plaza

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring(3)	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(4)	% of UW Base Rent Expiring(4)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant(5)(6)	NAP	35,746	4.4%	NAP	NAP	35,746	4.4%	NAP	NAP
2020 & MTM(7)	12	42,601	5.2	$3,051,598	7.8%	78,347	9.7%	$3,051,598	7.8%
2021	7	21,346	2.6	1,511,585	3.9	99,693	12.3%	$4,563,184	11.6%
2022	14	26,624	3.3	2,485,936	6.3	126,317	15.6%	$7,049,120	18.0%
2023	9	24,161	3.0	2,299,178	5.9	150,478	18.5%	$9,348,298	23.9%
2024	10	43,309	5.3	3,868,632	9.9	193,787	23.9%	$13,216,930	33.7%
2025	9	40,150	4.9	3,153,268	8.0	233,937	28.8%	$16,370,198	41.8%
2026	13	41,603	5.1	3,894,646	9.9	275,540	33.9%	$20,264,843	51.7%
2027	8	29,981	3.7	2,567,137	6.5	305,521	37.6%	$22,831,981	58.3%
2028	10	219,491	27.0	6,129,071	15.6	525,012	64.7%	$28,961,052	73.9%
2029	13	35,714	4.4	3,081,629	7.9	560,726	69.1%	$32,042,681	81.8%
2030	0	0	0.0	0	0.0	560,726	69.1%	$32,042,681	81.8%
2031 & Beyond(8)	3	251,071	30.9	7,151,433	18.2	811,797	100.0%	$39,194,113	100.0%
Total	108	811,797	100.0%	$39,194,113	100.0%

(1)	Based on the underwritten rent roll as of June 2, 2020.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Number of Leases Expiring excludes temporary kiosks and storage units located across the Kings Plaza Property.

(4)	UW Base Rent Expiring and % of UW Base Rent Expiring reflect the following: (a) in-place leases based on June 2020 rent roll and (b) contractual rent steps of $1,139,421 through February 1, 2021.

(5)	Vacant space includes 9,065 square feet associated with temporary tenants currently in occupancy across the Kings Plaza Property.

(6)	Vacant space is inclusive of Forever 21, however the tenant has been underwritten as vacant since it filed for bankruptcy in September 2019. Forever 21 has been in occupancy at the Kings Plaza Property since 2010. Following bankruptcy court proceedings, negotiations for a three-year lease renewal have been approved and Forever 21’s lease has been extended through January 31, 2023. As part of the bankruptcy negotiations, Forever 21 is required to pay 12% of sales. Vacant space is exclusive of JCPenney (11.7% of total net rentable area), which filed for Chapter 11 bankruptcy on May 15, 2020. JCPenney closed its store at the Kings Plaza Property on October 31, 2020. On May 10, 2021, Macerich’s CEO, Thomas O’Hern, reported on a Q1 2021 earnings call it would be announcing a new store commitment for the Kings Plaza Property. As of September 9, 2021, no further announcement has been made. Based on the August 15, 2021 borrower rent roll, excluding JCPenney, the occupancy is approximately 86.6%.

(7)	2020 & MTM includes All Seasons Marine Corp., which is the ground lease tenant at the Kings Plaza Property and has no underwritten base rent.

(8)	2031 & Beyond includes the lease expiration for Best Buy’s initial lease term of January 31, 2032. However, on January 28, 2020, an amendment was executed to reduce the term of the Best Buy lease, which will now expire on December 31, 2022. Under the terms of the lease amendment, Best Buy converted to a gross lease structure, which will accelerate rental payments in return for a reduced term. The current annual gross rent is $14.0 million through December 31, 2021, after which annual gross rent will step down to $8.0 million thereafter through the lease expiration of December 31, 2022.

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Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$33,095,904	$39,279,984	$48,653,578	$43,623,860	$38,005,038	$46.82	48.5%
Straight-Line Rent(4)	0	0	0	0	735,253	0.91	0.9
Vacant Income	0	0	0	0	2,227,628	2.74	2.8
Gross Potential Rent	$33,095,904	$39,279,984	$48,653,578	$43,623,860	$40,967,919	$50.47	52.3%
Total Reimbursements	28,424,111	29,231,082	26,176,765	25,408,230	30,961,099	38.14	39.5
% in Lieu/Percentage Rent(5)	735,279	1,887,225	948,473	1,701,407	2,195,355	2.70	2.8
Temporary Specialty Leasing	2,254,340	2,286,375	1,174,825	816,841	2,411,429	2.97	3.1
Power Plant Income	0	1,087,538	1,359,011	1,467,542	1,804,680	2.22	2.3
Net Rental Income	$64,509,633	$73,772,205	$78,312,652	$73,017881	$78,340,482	$96.50	100.0%
(Vacancy/Credit Loss)	(612,614)	(401,183)	(3,244,080)	83,262	(3,678,863)	(4.53)	(4.7)
Other Income(6)	5,787,129	5,691,895	3,392,919	4,574,850	6,383,568	7.86	8.1
Effective Gross Income	$69,684,148	$79,062,917	$78,461,491	$77,675,993	$81,045,187	$99.83	103.5%

Total Expenses	$27,595,961	$29,497,775	$31,417,805	$31,225,049	$29,004,262	$35.73	35.8%

Net Operating Income	$42,088,187	$49,565,143	$47,043,686	$46,450,944	$52,040,925	$64.11	64.2%

Total TI/LC, Capex/RR	0	0	0	0	1,134,955	1.40	1.4

Net Cash Flow	$42,088,187	$49,565,143	$47,043,686	$46,450,944	$50,905,970	$62.71	62.8%
(1)	TTM represent the trailing 12 month ending June 30, 2021.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields

(3)	Underwritten Rents In Place reflects the following: (a) in-place leases based on the June 2020 rent roll where Forever 21 is underwritten as vacant and (b) contractual rent steps of $1,139,421 through February 1, 2021. On January 28, 2020, the Best Buy lease was modified, and a master lease was executed with the borrower sponsor. The second amendment of agreement of lease established a new Best Buy gross rent schedule to pay rent at 105% of the amount of contractual total rent and reimbursements to which the borrower sponsor would be entitled to pursuant to the original Best Buy lease over its entire term, through January 31, 2032. For avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender underwriting.

(4)	Underwritten Straight-Line Rent of $735,253 for investment grade rated tenants including Best Buy, Old Navy, Michael Kors, Chase, Vans, Verizon Wireless, Haagen-Dazs, Starbucks Coffee and Aeropostale.

(5)	% in Lieu/Percentage Rents includes % in lieu for JCPenney, Charlotte Russe and Parfois and reimbursements from the Macy’s Parcel which is not part of the collateral for the Kings Plaza Whole Loan.

(6)	Other Income includes storage income, business development income, ground rent income and parking income.

The Market. The Kings Plaza Property is located in Brooklyn, New York at the intersection of Flatbush Avenue and Avenue U. The Kings Plaza Property has frontage on Flatbush Avenue, which is a major thoroughfare in Brooklyn. Primary access to the Kings Plaza Property is provided via the Belt Parkway, the region’s primary north-south route, situated approximately 3.9 miles northeast of the Kings Plaza Property. The Kings Plaza Property is located approximately 1.4 miles southeast of Kings Highway and is approximately 10.6 miles southwest of the John F. Kennedy International Airport. According to a third-party report, over 69,000 vehicles pass through the area daily and more than 1,000 buses delivering up to 40,000 passengers to the Kings Plaza Property operate each weekday. Per the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the Kings Plaza Property was 51,596, 601,221 and 1,737,025, respectively and with estimated 2019 average household income of $117,474, $89,529, and $78,194, respectively.

The Kings Plaza Property is located in the South Brooklyn submarket of the New York retail market. According to a third-party report, as of the fourth quarter of 2019, the New York retail market had an inventory of approximately 593.4 million square feet, an overall vacancy rate of 4.0% and average asking rents of $42.34 per square foot. As of August 2019, the South Brooklyn submarket had an inventory of approximately 42.9 million square feet, an overall vacancy rate of 3.1% and average asking rents of approximately $42.31 per square feet. The concluded market rent for the South Brooklyn retail submarket was $42.90 per square foot. As of October 2019, the Kings Plaza Property has a weighted average underwritten base rent of $50.50 per square feet, which is slightly above the market rent for the South Brooklyn retail submarket and the New York retail market.

The Borrowers. The borrowing entities for the Kings Plaza Whole Loan are Brooklyn Kings Plaza LLC and Kings Plaza Ground Lease LLC (collectively, the “Kings Plaza Borrowers”), each organized as a Delaware limited liability company and structured to be bankruptcy remote with two independent directors. Legal counsel to the Kings Plaza Borrowers delivered a non-consolidation opinion in connection with the origination of the Kings Plaza Whole Loan.

The Borrower Sponsor. The borrower sponsor is The Macerich Partnership, L.P. (the “Kings Plaza Guarantor”). The Macerich Partnership, L.P. is part of the parent organization The Macerich Company (“Macerich”) (NYSE:MAC), an S&P 500 company that ranks among the largest owners, operators and developers of retail real estate. Founded in 1964, Macerich has 47 properties in 15 different states with a large concentration in California, Arizona and New York. Additionally, Macerich, reported total revenues of $786 million as of December 31, 2020. Macerich also reported $9.03 billion in total assets under management as of December 31, 2020.

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Property Management. The Kings Plaza Property is managed by Macerich Property Management Company, LLC, a Delaware limited liability company and an affiliate of the Kings Plaza Borrowers.

Escrows and Reserves. At origination, the Kings Plaza Borrowers were not required to fund any initial reserves.

Tax Escrows – On a monthly basis, during the continuance of a Trigger Period (as defined below), the Kings Plaza Borrowers are required to reserve 1/12th of the estimated annual property taxes. The monthly tax reserve requirement is waived if (i) no Trigger Period is continuing and (ii) the Kings Plaza Borrowers continue to deliver evidence reasonably satisfactory to the lender that all taxes have been timely paid.

Insurance Escrows – On a monthly basis, during the continuance of a Trigger Period, the Kings Plaza Borrowers are required to reserve 1/12th of the estimated annual insurance premiums. The monthly insurance reserve requirement is waived if (i) no Trigger Period is continuing, (ii) the Kings Plaza Borrowers continue to deliver evidence reasonably satisfactory to the lender that all insurance premiums have been timely paid, and (iii) the Kings Plaza Borrowers provide the lender with evidence that the insurance policies required to be maintained by the Kings Plaza Borrowers are maintained pursuant to blanket policies that comply with the requirements of the Kings Plaza Whole Loan documents.

Replacement Reserves – On a monthly basis, during the continuance of a Trigger Period, the Kings Plaza Borrowers are required to reserve a monthly amount equal to the gross leasable area of the Kings Plaza Property (excluding the Macy’s Parcel and the portion that is occupied by Lowe’s Home Centers and any other tenant that is required to pay for all repairs and maintenance costs for its entire leased premises) multiplied by $0.25 and divided by 12. At such time when the balance of the replacement reserve account reaches an amount equal to 24 times the required monthly deposit, the Kings Plaza Borrowers’ obligation to make monthly deposits into the replacement reserve account will be waived.

TI/LC Reserves – On a monthly basis, during the continuance of a Trigger Period, the Kings Plaza Borrowers are required to reserve an amount equal to the gross leasable area of the Kings Plaza Property (excluding the Macy’s Parcel) multiplied by $1.50 and divided by 12. At such time when the balance of the TI/LC reserve account reaches an amount equal to at least 24 times the required monthly deposit, the Kings Plaza Borrowers’ obligation to make monthly deposits into the TI/LC reserve account will be waived.

Ground Rent Reserve – On a monthly basis, during the continuance of a Trigger Period, the Kings Plaza Borrowers are required to reserve the monthly ground rent payable under the ground lease as described under “Ground Lease” below. However, as long as no Trigger Period has occurred or is continuing, the Kings Plaza Borrowers’ obligations with respect to monthly deposits into the ground rent reserve account will be waived.

Lockbox / Cash Management. The Kings Plaza Whole Loan is structured with a hard lockbox and springing cash management. The Kings Plaza Borrowers were required at loan origination to deliver tenant direction letters to the tenants at the Kings Plaza Property instructing the tenants to deposit all rents and payments directly into a Lender-controlled lockbox account at a deposit bank reasonably acceptable to the Lender (the “Deposit Bank”). In addition, in accordance with the Power Plant Owner Agreement between Kings Plaza Energy LLC (“KPE”), a Delaware limited liability company and an affiliate of the Kings Plaza Borrowers, and the lender, KPE is required to deposit amounts received by KPE directly into a lockbox account established and maintained by KPE at the Deposit Bank. Each of the Kings Plaza Borrowers, the related managers, and KPE is required to deposit any funds it receives into the applicable lockbox account within three business days of receipt. So long as no Trigger Period is continuing, all funds deposited into each lockbox account are required to be transferred to or at the direction of the Kings Plaza Borrowers. Upon the commencement of a Trigger Period, neither the Kings Plaza Borrowers nor KPE will have access to the funds in its lockbox account, and such funds are required to be swept on a weekly basis and on the second business day preceding each payment date into a lender-controlled cash management account.

A “Trigger Period” commences upon (i) an event of default under the Kings Plaza Whole Loan documents; (ii) the commencement of a Low Debt Service Period (as defined below); and (iii) the occurrence of an event of default under the Kings Plaza Mezzanine Loan (as defined below) documents; and ends if (A) with respect to clause (i), the event of default under the Kings Plaza Whole Loan documents has been cured, (B) with respect to clause (ii), the Low Debt Service Period has ended, or (C) with respect to clause (iii), the lender has received notice from the applicable mezzanine lenders that no event of default under the Kings Plaza Mezzanine Loan documents is continuing.

A “Low Debt Service Period” commences if either (i) the debt service coverage ratio under the Kings Plaza Whole Loan is less than 1.43x or (ii) the aggregate debt service coverage ratio under the Kings Plaza Whole Loan and the Kings Plaza Mezzanine Loan is less than 1.25x, and ends (a) with respect to clause (i), if the Kings Plaza Property has achieved a debt service coverage ratio with respect to the Kings Plaza Whole Loan of at least 1.48x, or (b) with respect to clause (ii), if the Kings Plaza Property has achieved an aggregate debt service coverage ratio with respect to the Kings Plaza Whole Loan and the Kings Plaza Mezzanine Loan of at least 1.30x, in each case, for two consecutive calendar quarter.

Subordinate and Mezzanine Debt. Concurrently with the funding of the Kings Plaza Whole Loan, JPMCB, SGFC and WFB funded a mezzanine loan in the amount of $53.0 million (the “Kings Plaza Mezzanine Loan”). The Kings Plaza Mezzanine Loan is secured by the pledge of the direct equity interest in the Kings Plaza Borrowers and is coterminous with the Kings Plaza Whole Loan. The Kings Plaza Mezzanine Loan accrues interest at a rate of 6.00000% per annum and following a five-year interest only period, is fully amortized by the

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No. 2 – Kings Plaza

maturity date of January 1, 2030 pursuant to a fixed amortization schedule as set forth in the Kings Plaza Mezzanine Loan documents. Based on the Kings Plaza Whole Loan and the Kings Plaza Mezzanine Loan, the cumulative Cut-off Date LTV is 60.0%, the cumulative UW NCF DSCR is 1.73x and the cumulative UW NOI debt yield is 9.6%. The rights of the related mezzanine lenders under the Kings Plaza Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. None, other than a corporate financing agreement with a pledge by the borrower sponsor or its affiliates of their indirect ownership of the Kings Plaza Borrowers, with respect to which, among other requirements, the value of the Kings Plaza Property constitutes no more than 15% of the value of all assets securing such credit facility.

Partial Release. The Kings Plaza Borrowers will have the right to transfer and obtain a release of all or a portion of the parking garage at the Kings Plaza Property for redevelopment, provided, that the redevelopment will not materially impair the use of the garage by customers at the Kings Plaza Property. In addition, the Kings Plaza Borrowers have the right to transfer and obtain the release of all or a portion of the parking garage (such portion of the parking garage, the “Release Parcel”) at the Kings Plaza Property, provided that, among other things: (i) no event of default has occurred and is continuing under the Kings Plaza Whole Loan documents; (ii) the Kings Plaza Borrowers have delivered not less than 30 days’ prior written notice to the lender; (iii) the Kings Plaza Borrowers pay the lender a processing fee in the amount of $15,000 and any additional reasonable costs and expenses incurred by the proposed transfer or release of the Release Parcel; (iv) the net revenue generated by parking operations at the Kings Plaza Property is not diminished by more than a de minimis amount as a result of the release of the Release Parcel; (v) the remaining Kings Plaza Property constitutes a separate tax lot, (vi) the number of parking spaces at the Kings Plaza Property is not reduced to a number below the number of parking spaces required to satisfy zoning requirements; (vii) the satisfaction of REMIC requirements; and (viii) the development of the Release Parcel is restricted for a non-retail use; provided, however, that up to 10% of the gross leasable area may be used for retail purposes; provided, further, that none of the Kings Plaza Borrowers or the Kings Plaza Guarantor may cause or solicit any existing retail tenant at the Kings Plaza Property to lease space at the Release Parcel.

Ground Lease. A portion of the Kings Plaza Property, comprised of the parking garage ingress/egress, the marina building (the “Marina Building”) and a portion of the ground under the parking garage covering a total of 10,278 square feet (1.3% of the net rentable area), is subject to a ground lease with the City of New York. The original lease term expired on May 28, 2018 and the Kings Plaza Borrowers exercised a 10-year extension option, which was their first of five extension options. Three 10-year extension options and one nine-year extension option remain for a fully extended expiration date of May 28, 2067. All Seasons Marine Corp. (the “Subtenant”) currently subleases from the Kings Plaza Borrowers the Marina Building, which is part of the ground leased land that is owned by the City of New York. The initial lease term expired in 2005, subsequent to which the Subtenant extended its sublease on a one- and two-year basis. A one-year extension through November 30, 2021 was executed by the Subtenant. Annual base rent equals $122,957 through the payment date occurring in May 2028. The annual ground lease payment will increase by 20% effective each time an extension term is exercised.

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No. 3 – Parkway Irvine

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No. 3 – Parkway Irvine

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$37,000,000	Title:	Fee
Cut-off Date Principal Balance:	$37,000,000	Property Type - Subtype:	Industrial – Flex
% of IPB:	3.7%	Net Rentable Area (SF):	209,831
Loan Purpose:	Refinance	Location:	Irvine, CA
Borrower:	PFG 2, LLC	Year Built / Renovated:	1989 / NAP
Borrower Sponsor:	Paul Queyrel	Occupancy:	88.1%
Interest Rate:	3.13000%	Occupancy Date:	8/16/2021
Note Date:	8/30/2021	4th Most Recent NOI (As of):	NAV
Maturity Date:	9/1/2031	3rd Most Recent NOI (As of):	$3,577,837 (12/31/2019)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$3,525,552 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$3,235,320 (TTM 6/30/2021)
Original Amortization Term:	None	UW Economic Occupancy:	91.0%
Amortization Type:	Interest Only	UW Revenues:	$4,592,580
Call Protection:	L(24),YM1(92),O(4)	UW Expenses:	$1,035,456
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$3,557,125
Additional Debt:	No	UW NCF:	$3,414,440
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$62,400,000 / $279
Additional Debt Type:	N/A	Appraisal Date:	7/23/2021

Escrows and Reserves(1)	Financial Information
Initial	Monthly	Initial	Cut-off Date Loan / SF:	$176
Taxes:	$183,074	$20,342	N/A	Maturity Date Loan / SF:	$176
Insurance:	$20,435	$4,088	N/A	Cut-off Date LTV:	59.3%
Replacement Reserves:	$0	$3,148	N/A	Maturity Date LTV:	59.3%
TI/LC:	$0	$8,743	N/A	UW NCF DSCR:	2.91x
UW NOI Debt Yield:	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$37,000,000	100.0%	Loan Payoff	$16,710,009	45.2%
Return of Equity	19,581,101	52.9
Closing Costs	505,381	1.4
Reserves	203,509	0.6
Total Sources	$37,000,000	100.0%	Total Uses	$37,000,000	100.0%

(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Parkway Irvine mortgage loan is secured by a first lien mortgage on the borrower’s fee interest in a 209,831 square foot industrial property located in Irvine, California (the “Parkway Irvine Property”). The Parkway Irvine mortgage loan was originated by SGFC and has an outstanding principal balance as of the Cut-off Date of $37.0 million (the “Parkway Irvine Mortgage Loan”). The Parkway Irvine Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property. The Parkway Irvine Property is a 209,831 square foot multi-tenant industrial flex property consisting of 12 buildings that were developed in 1989. The Parkway Irvine Property building mix includes: ten, single-story flex buildings and two, two-story office/flex buildings situated on a 13.71-acre site. The Parkway Irvine Property is comprised of 138,615 square feet of flex space and 71,215 square feet of office space. The Parkway Irvine Property features clear ceiling heights of 16 feet. Parking is provided via 686 surface parking spaces, resulting in a parking ratio of approximately 3.27 spaces per 1,000 square feet. As of August 16, 2021, the Parkway Irvine Property was 88.1% leased to 78 tenants, with no tenant occupying over 3.4% of the net rentable area.

COVID-19 Update. As of August 31, 2021, the Parkway Irvine Property is open and operating. Tenants representing approximately 100% of the occupied square footage at the Parkway Irvine Property and approximately 100% of the underwritten base rent made their July 2021 rental payments. According to the borrower sponsor, the Parkway Irvine Property’s performance was relatively unaffected by the COVID-19 pandemic in 2020. Reportedly, there were only approximately four tenants that requested rent relief. Relief was provided

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No. 3 – Parkway Irvine

in the form of deferment or partial rent payments from mid-2020 to late 2020 or free rent or abatement periods for tenants facing lease maturity or renewal. According to the borrower sponsor, no lease was modified as a result of the COVID-19 pandemic except TriQuest Café (0.8% NRA; 1.0% of underwritten base rent). Pursuant to TriQuest Café’s June 2020 renewal, the tenant was provided 3 months of half rent for COVID-19 relief. As of September 9, 2021, the Parkway Irvine Mortgage Loan is not subject to any modification or forbearance requests.

Major Tenants.

RJE International, Inc. (7,169 square feet; 3.4% NRA; 4.0% of underwritten base rent): RJE International, Inc. (“RJE International”) was founded in 1991 in Irvine, California. RJE International is a leading manufacturer of mission critical products for military divers, offshore and marine scientific communities, search and rescue teams. RJE International’s customers include the US Navy, Army, Air Force and all major branches of the U.S. Government, as well as most major foreign governments and commercial customers in over 50 countries worldwide. RJE International has been a tenant at the Park Irvine Property since 2020 under a lease with an expiration date of August 2023, with no renewal or termination options.

Jacob & Hefner (7,004 square feet; 3.3% NRA; 3.6% of underwritten base rent): Jacob & Hefner was founded in 1996 and is headquartered in Downers Grove, Illinois. Jacob & Hefner is a civil engineering, land surveying and environmental services firm with locations in Illinois, California, Georgia, Texas and Washington. Jacob & Hefner has been a tenant at the Park Irvine Property since 2016 with an expiration date of March 2026 with one, five-year renewal option remaining and no termination options.

Genterra Consultants (6,572 square feet; 3.1% NRA; 3.3% of underwritten base rent): Genterra Consultants (“Genterra”) was founded in 1995 and is headquartered in Irvine, California. Genterra offers a full range of engineering and geotechnical consulting services for all types of projects, with an emphasis on those involving proposed, new, and existing dams and reservoirs, levees, pumped storage, and other water storage, water conveyance, flood control, and infrastructure facilities. Genterra has been a tenant at the Park Irvine Property since 2010 under a lease with an expiration date of October 2022, which includes no renewal or termination options.

Environmental. According to a Phase I environmental assessment dated August 18, 2021, there was no evidence of any recognized environmental conditions at the Parkway Irvine Property.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
98.0%	97.0%	96.0%	88.1%

(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of August 16, 2021.

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No. 3 – Parkway Irvine

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date
RJE International	NR / NR / NR	7,169	3.4%	$20.52	$147,108	4.0%	8/31/2023
Jacob & Hefner(4)	NR / NR / NR	7,004	3.3	$19.20	$134,477	3.6%	3/31/2026
Genterra Consultants	NR / NR / NR	6,572	3.1	$18.72	$123,028	3.3%	10/31/2022
Stepping Forward Counseling Center	NR / NR / NR	6,410	3.1	$21.08	$135,136	3.7%	Various(5)
Earthlabs, Inc.	NR / NR / NR	5,713	2.7	$20.32	$116,069	3.1%	6/30/2023
Major Tenants		32,868	15.7%	$19.95	$655,817	17.7%
Other Tenants		152,031	72.5%	$20.03	$3,045,023	82.3%
Occupied Collateral Total / Wtd. Avg.		184,899	88.1%	$20.02	$3,700,841	100.0%
Vacant Space		24,932	11.9%
Collateral Total		209,831	100.0%

(1)	Based on the underwritten rent roll dated August 16, 2021.

(2)	Ratings provided are for the parent company of the entity, whether or not the parent company guarantees the lease.

(3)	UW Base Rent PSF and UW Base Rent includes (i) forward starting leases and adjustments for prorated rents totaling approximately $273,176 and (ii) underwritten contractual rent steps totaling approximately $29,775 through February 2022.

(4)	Jacob & Hefner has one, five-year renewal option remaining.

(5)	Stepping Forward Counseling Center occupies two suites within the Parkway Irvine Property under two separate leases. One lease for 5,714 square feet has an expiration date of December 31, 2025 and one lease for 696 square feet has an expiration date of February 28, 2022.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	24,932	11.9%	NAP	NAP	24,932	11.9%	NAP	NAP
2021 & MTM	5	9,634	4.6	$189,057	5.1%	34,566	16.5%	$189,057	5.1%
2022	27	53,791	25.6	$1,078,674	29.1	88,357	42.1%	$1,267,731	34.3%
2023	21	55,742	26.6	$1,133,595	30.6	144,099	68.7%	$2,401,326	64.9%
2024	16	35,451	16.9	$691,308	18.7	179,550	85.6%	$3,092,634	83.6%
2025	4	11,029	5.3	$234,187	6.3	190,579	90.8%	$3,326,821	89.9%
2026	3	12,980	6.2	$249,216	6.7	203,559	97.0%	$3,576,037	96.6%
2027	0	0	0.0	$0	0.0	203,559	97.0%	$3,576,037	96.6%
2028	0	0	0.0	$0	0.0	203,559	97.0%	$3,576,037	96.6%
2029	0	0	0.0	$0	0.0	203,559	97.0%	$3,576,037	96.6%
2030	1	2,608	1.2	$54,455	1.5	206,167	98.3%	$3,630,492	98.1%
2031	0	0	0.0	$0	0.0	206,167	98.3%	$3,630,492	98.1%
2032 & Beyond	1	3,664	1.7	$70,349	1.9	209,831	100.0%	$3,700,841	100.0%
Total	78	209,831	100.0%	$3,700,841	100.0%
(1)	Based on the underwritten rent roll dated August 16, 2021.

(2)	Certain tenants have more than one lease. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring include (i) forward starting leases and adjustments for prorated rents totaling approximately $273,176 and (ii) underwritten contractual rent steps totaling approximately $29,775 through February 2022.

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Operating History and Net Cash Flow
	2019	2020	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$3,644,894	$3,674,783	$3,452,211	$4,156,998	$19.81	82.3%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$3,644,894	$3,674,783	$3,452,211	$4,156,998	$19.81	82.3%
Total Reimbursements	980,164	939,627	879,670	891,740	4.25	17.7
Net Rental Income	$4,625,058	$4,614,411	$4,331,881	$5,048,738	$24.06	100.0%
(Vacancy/Credit Loss)	(3,635)	(28,054)	(28,054)	(456,157)	(2.17)	(9.0)
Other Income 1	9,614	(398)	(398)	0	0.00	0.0
Other Income 2	36,952	9,794	3,846	0	0.00	0.0
Effective Gross Income	$4,667,989	$4,595,752	$4,307,275	$4,592,580	$21.89	91.0%

Total Expenses	$1,090,153	$1,070,201	$1,071,955	$1,035,456	$ 4.93	22.5%

Net Operating Income	$3,577,837	$3,525,552	$3,235,320	$3,557,125	$16.95	77.5%
Capital Expenditures	0	0	0	37,770	0.18	0.8
TI/LC	0	0	0	104,916	0.50	2.3
Net Cash Flow	$3,577,837	$3,525,552	$3,235,320	$3,414,440	$16.27	74.3%

(1)	TTM reflects the trailing 12 month period ending June 30, 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place is based on the August 16, 2021 rent roll and includes (i) forward starting leases and adjustments for prorated rents totaling approximately $273,176, (ii) underwritten contractual rent steps totaling approximately $29,775 through February 2022 and (iii) underwritten vacant income totaling $456,157.

The Market. The Parkway Irvine Property is located in the city of Irvine in Orange County, California within the Los-Angeles-Long Beach-Anaheim, CA metropolitan statistical area (the “Los Angeles MSA”). The Parkway Irvine Property is located approximately 46 miles southeast of the Los Angeles central business district, in the Irvine Spectrum community of Orange County. Irvine Spectrum is one of the nation’s growing business centers and is known for industry clusters that include large companies within software, computer hardware, biotech, medical devices, broadband communications and automotive design industries.

Access to the Parkway Irvine Property neighborhood is provided via Interstate 5, Interstate 405 and the Costa Mesa Freeway. The area immediately surrounding the Parkway Irvine Property consists of office, commercial, industrial and residential uses. Development in proximity to the Parkway Irvine Property includes Irvine Spectrum Center, Irvine Station and Orange County Great Park. The Irvine Spectrum Center is an outdoor shopping center located less than one mile west of the Parkway Irvine Property. Irvine Spectrum is approximately 1.2 million square feet and includes various restaurants, a movie theatre and a wide range of shopping opportunities including smaller boutique shops, and regional stores such as Target and Nordstrom. The Irvine Station is a growing transportation hub in South Orange County serving over a million commuters annually. The Irvine Transportation Center and Rail Station is currently served by Amtrak and Metrolink passenger rail services, as well as being a hub for express, local and rail-feeder bus services operated by the Orange County transportation authority. The Orange County Great Park features 1,300 acres of parks, amenities, attractions, and open space. According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the Parkway Irvine Property is 5,963, 97,508 and 335,188, respectively. The 2021 average household income within the same radii is $127,943, $147,766 and $142,365, respectively.

According to the appraisal, the Parkway Irvine Property is located in the Orange County industrial market and the South Orange County industrial submarket. As of the second quarter of 2021, the Orange County industrial market contained approximately 257.5 million square feet of inventory with a vacancy rate of 2.0% and an average asking rental rate of $13.56 per square foot. As of the second quarter of 2021, the Orange County industrial market reported year to date positive absorption of 332,087 square feet and approximately 2.1 million square feet under construction. As of the second quarter of 2021, the South Orange County industrial submarket reported inventory of approximately 33.6 million square feet with a vacancy rate of 2.3% and an average annual asking rental rate of $16.08 per square foot. As of the second quarter of 2021, the South Orange County industrial submarket reported negative absorption of 187,851 square feet and no new construction. The appraiser provided seven comparable industrial leases to analyze the Parkway Irvine Property’s attainable flex rent. The comparable leases ranged in size from 1,508 to 5,307 square feet and the appraiser concluded to a market flex rent of $19.20 per square foot.

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No. 3 – Parkway Irvine

Comparable Industrial Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
Parkway Irvine 15375 Barranca Parkway Irvine, CA	1989	88.1%(2)	209,831(2)	Various(2)	Various(2)	$20.02(2)	Various(2)	Various(2)
One Technology 1 Technology Drive Irvine, CA	1990	100.0%	23,252	Tumble N’ Dots	1,508	$21.60	Aug-20	24
Irvine Center Tech Park 8889-8909 Irvine Center Drive Irvine, CA	2005	100.0%	9,920	iConn Technologies	4,500	$21.60	Mar-20	36
Irvine Spectrum 5 26 Edelman Irvine, CA	2004	100.0%	15,000	PCB Piezotronics	5,140	$15.00	Jan-20	37
Crescent Bay Business Center 20505 Crescent Bay Drive Lake Forest, CA	2001	100.0%	7,192	Invitrx Therapeutics	3,183	$15.00	Oct-20	60
Jamboree Plaza 3065 Edinger Avenue Tustin, CA	1999	100.0%	5,307	NAV	5,307	$17.52	Jun-20	NAP
Dow Business Center 3002 Dow Avenue Tustin, CA	1987	90.0%	192,125	NAV	2,030	$17.40	Apr-20	NAP
Technology Plaza I & II 16-18 Technology Drive Irvine, CA 92618	1989	88.0%	317,387	Silverpoint Advisors	3,051	$19.32	May-21	36

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated August 16, 2021.

Comparable Office Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
Parkway Irvine 15375 Barranca Parkway Irvine, CA	1989	88.1%(2)	209,831(2)	Various(2)	Various(2)	$20.02(2)	Various(2)	Various(2)
16 Technology 16 Technology Irvine, CA	1987	88.0%	120,123	Campus Crusade for Christ	2,309	$17.52	Nov-20	6
Oak Creek Business Center 6400 Oak Canyon Irvine, CA	2002	100.0%	49,422	Sega	12,517	$19.56	Feb-21	12
Discovery Park 15420 Laguna Canyon Road Irvine, CA	2000	83.0%	54,720	NAV	7,036	$20.40	Nov-20	22
Irvine Business Center 7535 Irvine Center Drive Irvine, CA	1999	100.0%	NAV	Lantronix	26,897	$20.40	Sep-20	24
Lakeview Business Center 15370 Barranca Parkway Irvine, CA	1991	100.0%	47,039	Sensormatic Electronics	47,039	$21.00	Oct-19	60

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated August 16, 2021.

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No. 3 – Parkway Irvine

The following table presents certain information relating to comparable sales for the Parkway Irvine Property:

Comparable Sales(1)
Property Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF	Adjusted Sales Price PSF
Parkway Irvine Irvine, CA	NAP	209,831(2)	88.1%(2)	NAP	NAP	NAP
Paramount Business Center (Portion of) Paramount, CA	Dec-2020	61,691	100.0%	$15,900,000	$257.74	$281.30
Sacher Industrial Portfolio Santa Ana, CA	Dec-2020	40,000	100.0%	$9,001,522	$225.04	$309.88
Raymer Business Park Fullerton, CA	Jan-2021	79,764	98.0%	$17,675,000	$221.59	$279.76
Vector Carlsbad, CA	Jun-2020	169,825	100.0%	$44,000,000	$259.09	$245.51
Flex Building Tustin, CA	Apr-2019	44,123	100.0%	$15,550,000	$352.42	$309.21
Kilroy Brea Industrial Complex Brea, CA	Dec-2020	169,269	100.0%	$39,750,000	$234.83	$268.27
Allred Corporate Center Lake Forest, CA	Apr-2020	155,665	100.0%	$38,816,227	$249.36	$249.36

(1) Source: Appraisal.

(2) Based on the underwritten rent roll dated August 16, 2021.

The Borrower. The borrower for the Parkway Irvine Mortgage Loan is PFG 2, LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Parkway Irvine Mortgage Loan.

The Borrower Sponsor. Paul Queyrel is the borrower sponsor and guarantor of certain nonrecourse carveouts under the Parkway Irvine Mortgage Loan. Paul Queyrel is the president of TriQuest Development Company. Mr. Queyrel has been involved in real estate for over 50 years and throughout his career has developed industrial and research and development space in the Irvine Business complex and Irvine Spectrum.

Property Management. The Parkway Irvine Property is managed by TriQuest Development Company, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $183,074 for a real estate tax reserve and $20,435 for an insurance reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $20,342.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premiums, which currently equates to $4,088.

Replacement Reserve – On a monthly basis, the borrower is required to escrow 1/12th of the product obtained by multiplying $0.18 by the aggregate number of rentable square feet of space in the Parkway Irvine Property, which equates to $3,148.

TI/LC Reserve – On a monthly basis, the borrower is required to escrow 1/12th of the product obtained by multiplying $0.50 by the aggregate number of rentable square feet of space in the Parkway Irvine Property, which equates to $8,743.

Lockbox / Cash Management. The Parkway Irvine Mortgage Loan documents require a springing lockbox with springing cash management. During a Cash Management Period (as defined below) the borrower is required to cause all rents relating to the Parkway Irvine Property to be transmitted directly by tenants into a lender-controlled lockbox account and all rents received by the borrower or the property manager are required to be deposited into the lockbox account within one business day of receipt. As long as no Cash Management Period is in effect, funds deposited into the lockbox account are required to be transferred to the borrower’s operating account on a daily basis. Upon the occurrence of a Cash Management Period, all sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied and disbursed in accordance with the Parkway Irvine Mortgage Loan documents. Available cash on deposit will be applied as follows: (a) during a Cash Management Period, to the borrower or (b) to the extent that a Cash Management Period is in effect, to the cash collateral subaccount.

A “Cash Management Period” means the occurrence of (i) the stated maturity date of September 1, 2031, (ii) an event of default, or (iii) a debt service coverage ratio less than 1.70x as of any calculation date, and will end, as applicable, if (1) the Parkway Irvine Mortgage Loan and all other obligations under the Parkway Irvine Mortgage Loan documents have been repaid in full or (2) the stated maturity date has not occurred and, (a) with respect to clause (ii) above, once the event of default has been cured and no other event of default has occurred and is continuing, or (b) with respect to clause (iii) above, the debt service coverage ratio is at least equal to 1.70x for two consecutive calendar quarters.

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Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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No. 4 – Broadacres Office Park

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No. 4 – Broadacres Office Park

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No. 4 – Broadacres Office Park

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,000,000	Title:	Fee
Cut-off Date Principal Balance:	$33,000,000	Property Type – Subtype:	Office – Suburban
% of IPB:	3.3%	Net Rentable Area (SF):	396,226
Loan Purpose:	Acquisition	Location:	Bloomfield, NJ
Borrowers(1):	Various	Year Built / Renovated:	1975-1976 / 2000-2001
Borrower Sponsor:	Ercument Tokat	Occupancy:	90.1%
Interest Rate:	3.54540%	Occupancy Date:	4/1/2021
Note Date:	4/21/2021	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	5/5/2026	3rd Most Recent NOI (As of)(4):	$2,857,549 (12/31/2018)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4):	$3,564,754 (12/31/2019)
Original Term:	60 months	Most Recent NOI (As of)(5):	$3,385,473 (12/31/2020)
Original Amortization Term:	None	UW Economic Occupancy:	89.4%
Amortization Type:	Interest Only	UW Revenues:	$9,055,911
Call Protection:	L(28),YM1(29),O(3)	UW Expenses:	$4,169,328
Lockbox / Cash Management:	Hard / In Place	UW NOI(5):	$4,886,583
Additional Debt(2):	Yes	UW NCF:	$4,429,207
Additional Debt Balance(2):	$7,000,000	Appraised Value / Per SF:	$56,200,000 / $142
Additional Debt Type(2):	Mezzanine	Appraisal Date:	4/1/2021

Escrows and Reserves(3)				Financial Information(2)
	Initial	Monthly	Initial Cap		Senior Loan	Total Debt
Taxes:	$115,089	$115,066	N/A	Cut-off Date Loan / SF:	$83	$101
Insurance:	$27,928	$9,104	N/A	Maturity Date Loan / SF:	$83	$101
Replacement Reserves:	$0	$4,941	N/A	Cut-off Date LTV:	58.7%	71.2%
TI/LC Reserve:	$1,400,000	$33,162	N/A	Maturity Date LTV:	58.7%	71.2%
Upfront TI/LC Reserve:	$1,120,410	$0	N/A	UW NCF DSCR:	3.73x	2.43x
Rent Abatement Reserve:	$406,844	$0	N/A	UW NOI Debt Yield:	14.8%	12.2%
Immediate Repairs Reserve:	$21,563	$0	N/A

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,000,000		55.7%	Purchase Price	$52,000,000	87.7%
Borrower Sponsor Equity	19,261,556		32.5	Closing Cost	4,169,722	7.0
Mezzanine Loan	7,000,000		11.8	Reserves	3,091,834	5.2
Total Sources	$59,261,556		100.0%	Total Uses	$59,261,556	100.0%

(1)	For a more detailed description of the Borrowers, see “The Borrowers” below.

(2)	Concurrently with the origination of the Broadacres Office Park Mortgage Loan (as defined below), a $7.0 million Broadacres Office Park Mezzanine Loan (as defined below) was originated. For a full description of the mezzanine loan, please refer to the “Subordinate and Mezzanine Debt” section below.

(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

(4)	Historical NOI prior to 2018 is unavailable due to the acquisition nature of the transaction. The increase in NOI from 2018 to 2019 was driven by (i) the increase in total base rent, (ii) the end of tenants’ free rent period and (iii) saving on the repair and maintenance.

(5)	The increase in UW NOI from Most Recent NOI is primarily driven by (i) the newly signed MAVeCap lease and (ii) excluding free rent in the UW NOI, given the abated rents are reserved at loan origination.

The Loan. The Broadacres Office Park mortgage loan has an outstanding principal balance as of the Cut-off Date of $33,000,000 (the “Broadacres Office Park Mortgage Loan”) and is secured by a first mortgage lien on the borrowers’ fee interest in a 396,226 square foot office park located in Bloomfield, New Jersey (the “Broadacres Office Park Property”). The Broadacres Office Park Mortgage Loan has a five-year term and is interest-only for the entire term.

The Property. The Broadacres Office Park Property consists of four, four-story office buildings totaling 396,226 square feet, located in Bloomfield, New Jersey. The Broadacres Office Park Property was originally built between 1975 and 1976 and was renovated between 2000 and 2001. The Broadacres Office Park Property is situated approximately 14 miles northwest of New York, New York. The buildings have a “campus-like” feel and are connected via landscaped walkways with common signage/décor among the buildings. The previous owner spent approximately $2.3 million in renovations since 2016 which included parking lot resurfacing, upgrading to energy-efficient

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No. 4 – Broadacres Office Park

LED exterior lighting, renovating the café and adding a fitness center and a tenant lounge (Nautilus Lounge). The Broadacres Office Park Property has 1,147 surface parking spaces (2.90 spaces per 1,000 square feet).

The Broadacres Office Park Property is currently 90.1% occupied, as of April 1, 2021, by 47 tenants. The rent roll is granular with the largest tenant representing 6.6% of the NRA. The tenant roster is diverse and includes, among others, the financial services, cosmetics, insurance, legal services, healthcare, and technology industries. A total of 12 tenants, representing 29.2% of NRA, have been at the Broadacres Office Park Property for 10 years or longer. Since March 2020, the Broadacres Office Park Property has secured eight new leases totaling 57,398 square feet (14.5% NRA), expanded one existing tenant of 1,710 square feet (0.4% NRA), and signed six tenant renewals totaling 36,833 square feet (9.3% NRA).

In addition, Shoprite grocery store ground leases a portion (26,841 square feet) of the 400 Broadacres property on a 39-year ground lease at a flat ground rent for the first ten years of $288,000 per year, commencing 2017. The ground lessee has three, 20-year renewal options exercisable upon 180 days’ notice. The Shoprite grocery store building is not part of the collateral.

COVID-19 Update. As of August 31, 2021, the Broadacres Office Park Property was open and operating and all tenants are current on their rental obligations. The borrowers made their first debt service payment for the Broadacres Office Park Mortgage Loan in June 2021. As of August 31, 2021, the Broadacres Office Park Mortgage Loan is not subject to any forbearance, modification or debt service relief requests.

Major Tenants.

Partnership for Children of Essex (26,025 square feet; 6.6% of the NRA; 7.2% of the underwritten base rent): Partnership for Children of Essex is a private non-profit care management organization dedicated to assisting youth with complex needs that include: emotional/behavioral, intellectual/developmental and substance use. Partnership for Children of Essex is a part of New Jersey’s Children’s System of Care. Partnership for Children of Essex utilizes a wraparound model of care while working in partnership with youth and families to design and implement a plan of care that is specific to the youth’s individual strengths and needs. Partnership for Children of Essex is committed to keeping youth safe in their home, school, and community. Partnership for Children of Essex has the right to terminate its lease exercisable upon eight months’ notice in the event that the State of New Jersey fails to allocate sufficient funds for its rental obligations.

MAVeCap (24,520 square feet; 6.2% of the NRA; 7.6% of the underwritten base rent): MAVeCap is a venture capital firm whose portfolio of companies includes Comodo (cybersecurity), Itarian (IT management), NuSEC (global cloud platform), and Ezlo Innovation (home automation), among others. The company occupying the space at the Broadacres Office Park Property is NuRD, an engineering organization that builds the technology that propels all MAVeCap portfolio companies. NuRD is an R&D/solutions provider that translates an idea into a viable product. Its services include analyzing target markets, determining key deliverables, creating interface prototypes, and providing product support and training.

Dewberry - Engineers, Inc. (24,422 square feet; 6.2% of the NRA; 6.7% of the underwritten base rent): Dewberry-Engineers, Inc. is a nationwide firm that provides professional engineering services. The company offers environmental, mechanical, electrical, plumbing, surveying, transportation, architecture, resilience, sustainability, and civil engineering services. The company employs more than 2,000 people at more than 50 locations.

Environmental. According to a Phase I environmental site assessment dated January 22, 2021, there was no evidence of any recognized environmental conditions at the Broadacres Office Park Property.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
86.6%	82.5%	82.0%	90.1%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of April 1, 2021.

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No. 4 – Broadacres Office Park

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date
Partnership for Children of Essex(4)	NR/NR/NR	26,025	6.6%	$22.29	$580,097	7.2%	10/31/2028
MAVeCap(5)	NR/NR/NR	24,520	6.2	25.00	613,000	7.6	4/30/2031
Dewberry - Engineers, Inc.(6)	NR/NR/NR	24,422	6.2	22.25	543,390	6.7	2/29/2024
Munzing(7)	NR/NR/NR	20,000	5.0	24.50	490,000	6.1	12/31/2028
Reverse Mortgage Funding(8)	NR/NR/NR	16,606	4.2	26.28	436,406	5.4	MTM
Major Tenants		111,573	28.2%	$23.87	$2,662,892	32.9%

Other Tenants		245,435	61.9%	$22.09	$5,420,445	67.1%

Occupied Collateral Total / Wtd. Avg.		357,008	90.1%	$22.64	$8,083,338	100.0%

Vacant Space		39,218	9.9%

Collateral Total		396,226	100.0%

(1)	Based on underwritten rent roll dated April 1, 2021.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	UW Base Rent PSF and UW Base Rent include rent steps totaling $82,072 through April 2022.

(4)	Partnership for Children of Essex has the right to terminate its lease exercisable upon eight months’ notice in the event that the State of New Jersey fails to allocate sufficient funds for its rental obligations. Partnership for Children of Essex also has two, five-year renewal options at 90% of market rent with a 12 months’ notice period.

(5)	MAVeCap has two, five-year renewal options with nine months’ notice.

(6)	Dewberry - Engineers, Inc. has two, five-year renewal options with at least nine months’ notice.

(7)	Munzing has the right to terminate as of December 31, 2024 and as of December 31, 2026 with minimum 270 days’ and maximum 360 days’ notice and payment of unamortized transaction costs. Munzing also has one, ten-year renewal option with notice between January 1, 2027 and December 31, 2027.

(8)	Reverse Mortgage Funding’s current lease expired on July 31, 2021. The tenant is currently negotiating a seven-year renewal with the borrower sponsor. The tenant has continued paying the existing rent.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	39,218	9.9%	NAP	NAP	39,218	9.9%	NAP	NAP
2021 & MTM	13	68,410	17.3	$1,203,510	14.9%	107,628	27.2%	1,203,510	14.9%
2022	3	14,657	3.7	360,072	4.5	122,285	30.9%	1,563,582	19.3%
2023	6	28,927	7.3	619,965	7.7	151,212	38.2%	2,183,547	27.0%
2024	7	52,546	13.3	1,251,312	15.5	203,758	51.4%	3,434,859	42.5%
2025	7	54,921	13.9	1,324,596	16.4	258,679	65.3%	4,759,455	58.9%
2026	4	17,432	4.4	432,986	5.4	276,111	69.7%	5,192,441	64.2%
2027	1	10,500	2.7	262,500	3.2	286,611	72.3%	5,454,941	67.5%
2028	2	46,025	11.6	1,070,097	13.2	332,636	84.0%	6,525,039	80.7%
2029	0	0	0.0	0	0.0	332,636	84.0%	6,525,039	80.7%
2030	1	16,304	4.1	383,144	4.7	348,940	88.1%	6,908,183	85.5%
2031	4	47,286	11.9	1,175,155	14.5	396,226	100.0%	8,083,338	100.0%
2032 & Beyond	0	0	0.0	0	0.0	396,226	100.0%	8,083,338	100.0%
Total	48	396,226	100.0%	$8,083,338	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2021.

(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

(3)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring include rent steps totaling $82,072 through April 2022.

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No. 4 – Broadacres Office Park

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$6,782,328	$7,309,987	$6,687,339	$8,083,338	$20.40	83.4%
Vacant Income	0	0	0	955,485	2.41	9.9
Gross Potential Rent	$6,782,328	$7,309,987	$6,687,339	$9,038,823	$22.81	93.2%
Total Reimbursements	1,021,541	1,098,673	778,267	657,095	1.66	6.8
Net Rental Income	$7,803,869	$8,408,660	$7,465,606	$9,695,918	$24.47	100.0%
Other Income(3)	96,886	88,834	46,850	430,441	1.09	4.4
(Vacancy/Credit Loss)	0	0	0	(1,070,447)	(2.70)	(11.0)
Effective Gross Income	$7,900,755	$8,497,494	$7,512,455	$9,055,911	$22.86	93.4%
Total Expenses	$5,043,205	$4,932,741	$4,126,983	$4,169,328	$10.52	46.0%
Net Operating Income(4)	$2,857,549	$3,564,754	$3,385,473	$4,886,583	$12.33	54.0%
Capital Expenditures	0	0	0	59,434	0.15	0.7
TI/LC	0	0	0	397,942	1.00	4.4
Net Cash Flow	$2,857,549	$3,564,754	$3,385,473	$4,429,207	$11.18	48.9%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(2)	Underwritten Rents in Place is based on the April 1, 2021 underwritten rent roll and includes rent steps totaling $82,072 through April 2022.

(3)	Other Income includes cell tower income, storage rent and Shoprite ground rent income.

(4)	The increase in NOI from 2018 to 2019 was driven by (i) the increase of total base rent, (ii) the end of tenants’ free rent periods and (iii) saving on the repair and maintenance. The increase in UW NOI from Most Recent NOI is primarily driven by (i) newly signed MAVeCap lease and (ii) excluding free rent in the UW NOI, given the abated rents are reserved at loan origination.

The Market. The Broadacres Office Park Property is located in Bloomfield, New Jersey. The Bloomfield neighborhood is located approximately 10 miles north of Newark, NJ via Garden State Parkway. Access to the Broadacres Office Park Property from the east and west is provided by NJ-3E. The Broadacres Office Park Property is located next to Brookdale Park, where residents can enjoy a walk through the Brookdale Park Rose Garden or utilize the sports facilities which include a football/soccer field, tennis center, and multiple baseball fields. The surrounding areas to the north and south are primarily residential, with Brookfield Park located to the west and Upper Montclair Country Club located to the east on the other side of the Garden State Parkway. The Upper Montclair Station is located 1.6 miles east of the Broadacres Office Park Property. Newark Penn Station is located approximately 11 miles south of the Broadacres Office Park Property. Newark Penn Station is the hub for New Jersey Transit, and serving the Newark Light Rail, three New Jersey Transit commuter rail lines, the PATH rapid transit system, and Amtrak’s Northeast Corridor services. The Newark Penn Station is approximately 10 miles southwest of the New York Penn station, providing commuters with easy access to travel to and from Manhattan and other parts of New York. The Grove Street station, which is approximately 5 miles south of the Broadacres Office Park Property, brings the Newark Light Rail into Bloomfield, affording access to Newark, Jersey City, and Manhattan.

According to a third-party market report, as of August 2021, the Northern New Jersey office market had an inventory of approximately 153.2 million square feet, overall vacancy in the market of approximately 14.0% and average asking rents of $26.30 per square foot. The Broadacres Office Park Property is located in the Bloomfield/Garden State Park office submarket. According to a third-party market report, as of August 2021, the Bloomfield/Garden State Park office submarket had an inventory of approximately 3.0 million square feet, overall vacancy of approximately 7.9% and average asking rents of $25.74 per square foot. According to a third-party market report, the estimated 2021 population within a one-, three- and five-mile radius of the Broadacres Office Park Property is 15,779, 188,277 and 620,755, respectively. The estimated 2021 average household income within the same radii is $199,316, $144,281 and $117,594, respectively.

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No. 4 – Broadacres Office Park

The following table presents certain information relating to comparable office leases for the Broadacres Office Park Property:

Comparable Office Leases(1)
Property Location	Year Built	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
Broadacres Office Park Bloomfield, NJ	1975-1976	396,226(2)	Various	Various	$22.64(2)	Various	Various	Various
300 Executive Drive West Orange, NJ	1984	129,296	PEF Services	12,944	$21.50	Mar-2019	6.0 Yrs.	Modified Gross
100 Metro Boulevard Nutley, NJ	1996/2019	255,018	Polo Ralph Lauren	255,017	$30.50	Jul-2018	16 Yrs.	Full Service
777 Passaic Clifton, NJ	1985	75,000	DCT Management	1,577	$24.00	Mar-2018	5.0 Yrs.	NNN
6 Brighton Road Clifton, NJ	1985	51,242	Metropolitan Orthopedics LLC	1,837	$21.50	Nov-2016	1.0 Yrs.	Modified Gross
1515 Broad Street Bloomfield, NJ	1969/2010	40,164	McDermott	40,164	$25.66	Sep-2016	6.0 Yrs.	Full Service
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated April 1, 2021 with rent steps totaling $82,072 through April 2022.

The following table presents certain information relating to comparable office sales for the Broadacres Office Park Property:

Comparable Office Sales(1)
Property Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF	Adjusted Sales Price PSF
Broadacres Office Park Bloomfield, NJ	NAP	396,226(2)	90.1%(2)	NAP	NAP	NAP
95 North State Route 17 Paramus, NJ	Dec-2020	119,846	76.8%	$16,250,000	$135.59	$135.59
325 Columbia Turnpike Florham Park, NJ	Sep-2020	168,144	85.0%	$25,800,000	$153.44	$138.10
55 Challenger Road Ridgefield Park, NJ	Sep-2020	269,720	94.1%	$36,500,000	$135.33	$121.79
155 Prospect Avenue West Orange, NJ	Mar-2019	34,765	100.0%	$5,750,000	$165.40	$133.56
700 Route 46 East Fairfield, NJ	Sep-2018	48,064	100.0%	$5,500,000	$114.43	$119.58

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated April 1, 2021.

The Borrowers. The borrowing entities for the Broadacres Office Park Mortgage Loan are 20 Delaware limited liability companies (each individually, a “Broadacres Office Park Borrower” and collectively, the “Broadacres Office Park Borrowers”), each a single purpose entity with one independent director. Legal counsel to the Broadacres Office Park Borrowers delivered a non-consolidation opinion in connection with the origination of the Broadacres Office Park Mortgage Loan. The Broadacres Office Park Borrowers collectively own the Broadacres Office Park Property as tenants-in-common.

The Borrower Sponsor. The borrower sponsor and guarantor is Ercument Tokat. Mr. Tokat is a high-net-worth investor with over 10 years of real estate experience, operating his portfolio of residential, retail, office and mixed-use real estate properties throughout New Jersey. Mr. Tokat’s current real estate portfolio consists of over 520 units and a total of over 500,000 square feet. Mr. Tokat’s commercial real estate experience has been focused within the immediate area of the Broadacres Office Park Property. Mr. Tokat is a partner and founding member of the Healthcare/Life Sciences practice at Centerview Partners, a global boutique investment banking firm that has advised on $3 trillion of transactions worldwide.

Property Management. The Broadacres Office Park Property is managed by Erct Property Management LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the Broadacres Office Park Borrowers were required to deposit into escrow approximately (i) $115,089 for real estate taxes, (ii) $27,928 for insurance premiums, (iii) $1,400,000 for general TI/LC reserve, (iv) $1,120,410 for upfront outstanding TI/LC reserve, (v) $406,844 for rent abatement reserve and (vi) $21,563 for the immediate repairs reserve.

Tax Escrows – On a monthly basis, the Broadacres Office Park Borrowers are required to escrow 1/12th of the annual estimated real estate taxes, which currently equates to approximately $115,066.

Insurance Escrows – On a monthly basis, the Broadacres Office Park Borrowers are required to escrow 1/12th of the annual estimated insurance premiums, which currently equates to approximately $9,104.

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No. 4 – Broadacres Office Park

Replacement Reserve – On a monthly basis, the Broadacres Office Park Borrowers are required to escrow approximately $4,941 for replacement reserves.

TI/LC Reserve – On a monthly basis, the Broadacres Office Park Borrowers are required to escrow approximately $33,162 for tenant improvements and leasing commissions.

Lockbox / Cash Management. The Broadacres Office Park Mortgage Loan is structured with a hard lockbox and in place cash management. The Broadacres Office Park Mortgage Loan requires all rents to be transmitted directly into a lockbox account controlled by the lender (including, without limitation, by sending tenant direction letters to all tenants at origination/new lease execution). All funds in the lockbox account are required to be swept on each business day to a cash management account controlled by the lender and applied and disbursed in accordance with the Broadacres Office Park Mortgage Loan documents. If a Cash Trap Period (as defined below) is occurring, excess cash is required to be held as additional security for the Broadacres Office Park Mortgage Loan. Upon the termination of any Cash Trap Period, excess cash will no longer be required to be held by the lender and, provided that no event of default exists, all amounts then on deposit in the cash collateral reserve account will be disbursed to the Broadacres Office Park Borrowers.

A “Cash Trap Period” will commence upon: (i) an event of default under the Broadacres Office Park Mortgage Loan documents or (ii) as of any date of determination by the lender, the debt service coverage ratio on the Broadacres Office Park Mortgage Loan and the Broadacres Office Park Mezzanine Loan is less than 2.00x; and will end (x) if the loan and all other obligations under the Broadacres Office Park Mortgage Loan documents have been repaid in full; (y) with respect to clause (i) above, if the lender has accepted a cure of such event of default; and (z) with respect to clause (ii) above, if for six consecutive calendar months since the commencement of the existing Cash Trap Period (A) no event of default under the Broadacres Office Park Mortgage Loan documents has occurred, (B) no event that constitutes another Cash Trap Period has occurred, and (C) the debt service coverage ratio on the Broadacres Office Park Mortgage Loan and the Broadacres Office Park Mezzanine Loan is at least equal to 2.20x.

Subordinate and Mezzanine Debt. A $7,000,000 mezzanine loan was funded concurrently with the origination of the Broadacres Office Park Mortgage Loan secured by the direct equity ownership in the Broadacres Office Park Borrowers (the “Broadacres Office Park Mezzanine Loan”). The Broadacres Office Park Mezzanine Loan accrues interest at a rate of 9.00000% per annum and is coterminous with the Broadacres Office Park Mortgage Loan. Including the Broadacres Office Park Mortgage Loan and the Broadacres Office Park Mezzanine Loan, the total debt Cut-off Date LTV, total debt UW NCF DSCR and total debt UW NOI Debt Yield are 71.2%, 2.43x and 12.2%, respectively. The lenders of the Broadacres Office Park Mortgage Loan and the Broadacres Office Park Mezzanine Loan have entered into an intercreditor agreement that governs their relationship.

Partial Release. At any time after September 5, 2023, the Broadacres Office Park Borrowers may release any of four individual buildings comprising the Broadacres Office Park Property in connection with the sale of such individual property to a bona-fide third party purchaser, provided that, among other conditions: (i) no event of default has occurred and is continuing; and (ii) the Broadacres Office Park Borrowers are required to prepay the outstanding principal balance of the Broadacres Office Park Mortgage Loan in an amount equal to the Release Amount (as defined below) together with (a) all accrued and unpaid interest on the portion of the outstanding principal balance being prepaid, (b) the yield maintenance premium with respect to the portion of the outstanding principal balance being prepaid, and (c) all other amounts due under the Broadacres Office Park Mortgage Loan documents; and (iii) the borrowers deliver a REMIC opinion to the lender.

“Release Amount” means, with respect to any individual building to be released in connection with a partial release, the amount that is the greatest of (i) the fraction of the Broadacres Office Park Mortgage Loan’s outstanding principal balance over the aggregate outstanding principal balance of the Broadacres Office Park Mortgage Loan and the Broadacres Office Park Mezzanine Loan multiplied by the net sale price for such individual building, (ii) 125% of the allocated loan amount of such individual building, and (iii) an amount such that, after giving effect to the partial release (a) total debt LTV does not exceed the lesser of 71.2% and the total debt LTV that existed immediately prior to such partial release and (b) the total debt yield is not less than the greater of 11.0% and the total debt yield that existed immediately prior to such partial release.

Ground Lease. None.

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No. 5 – Fleet Farm Mixed Use

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No. 5 – Fleet Farm Mixed Use

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No. 5 – Fleet Farm Mixed Use

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,000,000	Title:	Fee
Cut-off Date Principal Balance:	$33,000,000	Property Type – Subtype:	Mixed Use – Retail/Industrial
% of IPB:	3.3%	Net Rentable Area (SF):	431,440
Loan Purpose:	Acquisition	Location:	Appleton, WI
Borrower:	KB Fleet Farm, DST	Year Built / Renovated:	1984, 2005, 2006 and 2007 / 2006
Borrower Sponsor:	Jeff Pori	Occupancy:	100.0%
Interest Rate:	3.57000%	Occupancy Date:	6/21/2021
Note Date:	6/21/2021	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	7/1/2031	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2):	NAV
Original Term:	120 months	Most Recent NOI (As of)(2):	NAV
Original Amortization Term:	360 months	UW Economic Occupancy:	92.5%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$4,219,518
Call Protection:	L(26),D(90),O(4)	UW Expenses:	$631,797
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,587,721
Additional Debt:	No	UW NCF:	$3,372,001
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$55,000,000 / $127
Additional Debt Type:	N/A	Appraisal Date:	5/14/2021

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$76
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$69
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.0%
Replacement Reserves:	$500,000	Springing	$500,000	Maturity Date LTV:	54.0%
TI/LC Reserve:	$1,000,000	Springing	N/A	UW NCF DSCR:	1.88x
Restoration Reserve:	$150,000	Springing	N/A	UW NOI Debt Yield:	10.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,000,000	58.0%	Purchase Price	$55,150,000	96.9%
Borrower Sponsor Equity	23,901,135	42.0	Reserves	1,650,000	2.9
			Closing Costs	101,135	0.2
Total Sources	$56,901,135	100.0%	Total Uses	$56,901,135	100.0%
(1)	For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

(2)	Historical NOI is unavailable as the Fleet Farm Mixed Use Property (as defined below) was acquired by the borrower sponsor at the origination of the Fleet Farm Mixed Use Mortgage Loan (as defined below), and the prior owner did not provide such information.

The Loan. The Fleet Farm Mixed Use mortgage loan is secured by a first lien mortgage on the borrower’s fee interest in a 431,440 square foot mixed use property located in Appleton, Wisconsin (the “Fleet Farm Mixed Use Property”). The Fleet Farm Mixed Use mortgage loan was originated by SGFC and has an outstanding principal balance as of the Cut-off Date of $33.0 million (the “Fleet Farm Mixed Use Mortgage Loan”). The Fleet Farm Mixed Use Mortgage Loan has a 10-year term and is interest-only for the first 60 months of the term, followed by a 30-year amortization period.

The Property. The Fleet Farm Mixed Use Property is a 431,440 square foot mixed use retail and industrial complex located in Appleton, Wisconsin. The Fleet Farm Mixed Use Property is solely occupied by Fleet Farm Group, LLC (“Fleet Farm”). The Fleet Farm Mixed Use Property consists of five, one-story buildings situated on an approximately 32.3-acre parcel. The Fleet Farm Mixed Use Property consists of a 273,175 square foot retail building built in 2005, a 143,883 square foot industrial building built in 1984, a 7,086 square foot car wash building built in 2006, a 4,180 square foot gasoline service station built in 2007 and another 3,116 square foot gasoline service station built in 2006. There is surface parking available for 939 cars, resulting in a parking ratio of approximately 2.2 spaces per 1,000 square feet.

Fleet Farm has been the sole tenant at the Fleet Farm Mixed Use Property since 2005, and the property serves as a flagship location for Fleet Farm. Founded in 1955, Fleet Farm’s new corporate headquarters located in Appleton, Wisconsin consolidated six locations into one facility. Fleet Farm sells merchandise designed for life, work, home and recreation and targets active outdoor families, suburban and farm consumers through a range of products. Fleet Farm’s product mix ranges from hunting supplies, fishing and boating supplies, planting supplies, sporting goods, farming, pet care, toys, home goods, apparel and accessories for the entire family, pantry items and

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No. 5 – Fleet Farm Mixed Use

snacks. The Fleet Farm Mixed Use Property reported 2020 sales of approximately $67.02 million, an increase of approximately 0.04% over 2019 sales. Fleet Farm operates 47 locations across Minnesota, Wisconsin, Iowa and North Dakota and has approximately 6,600 employees. In 2016, Fleet Farm was purchased by KKR for approximately $1.6 billion. Fleet Farm executed a new, approximately 20-year lease for the Fleet Farm Mixed Use Property in connection with the origination of the Fleet Farm Mixed Use Mortgage Loan with an expiration date of October 2041. The lease has four, five-year renewal options remaining.

COVID-19 Update. As of August 31, 2021, the Fleet Farm Mixed Use Property is open and operating. Fleet Farm represents approximately 100% of the occupied square footage at the Fleet Farm Mixed Use Property and approximately 100% of the underwritten base rent and made its August 2021 rental payments. As of September 9, 2021, the Fleet Farm Mixed Use Mortgage Loan is not subject to any modification or forbearance requests.

Environmental. According to a Phase I environmental assessment dated May 25, 2021, there was no evidence of any recognized environmental conditions at the Fleet Farm Mixed Use Property.

Historical and Current Occupancy(1)
2018	2019	2020	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are based on the sole tenant being in occupancy at the Fleet Farm Mixed Use Property since 2005 and are as of December 31 of each respective year.

(2)	Current Occupancy is as of June 21, 2021.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent	Lease Exp. Date
Fleet Farm Group, LLC(3)	NR / NR / NR	431,440(4)	100.0%	$9.11	$3,929,844	100.0%	10/31/2041
Occupied Collateral Total / Wtd. Avg.		431,440	100.0%	$9.11	$3,929,844	100.0%

Vacant Space		0	0.0%

Collateral Total		431,440	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2021.

(2)	UW Base Rent PSF and UW Base Rent includes one rent step totaling $77,052 through October 2022.

(3)	Fleet Farm has four, five-year renewal options remaining.

(4)	Excluding the gasoline service stations and carwash building, the retail (273,175 square feet) and industrial (143,883 square feet) buildings account for 63.3% and 33.3% of the net rentable area, respectively.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2021 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	$0	0.0	0	0.0%	$0	0.0%
2032 & Beyond	1	431,440	100.0	$3,929,844	100.0	431,440	100.0%	$3,929,844	100.0%
Total	1	431,440	100.0%	$3,929,844	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2021.
(2)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring include one rent step totaling $77,052 through October 2022.

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Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$3,929,844	$9.11	86.1%
Vacant Income	0	$0.00	0.0
Gross Potential Rent	$3,929,844	$9.11	86.1%
Total Reimbursements	631,797	$1.46	13.9
Net Rental Income	$4,561,641	$10.57	100.0%
(Vacancy/Credit Loss)	(342,123)	($0.79)	(7.5)
Other Income	0	$0.00	0.0
Effective Gross Income	$4,219,518	$9.78	92.5%
Total Expenses	631,797	$1.46	15.0
Net Operating Income	$3,587,721	$8.32	85.0%
Capital Expenditures	86,288	$0.20	2.0
TI/LC	129,432	$0.30	3.1
Net Cash Flow	$3,372,001	$7.82	79.9%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(2)	Underwritten Rents in Place is based on in-place rent as of May 1, 2021 and includes underwritten contractual rent steps taken through October 2022 totaling $77,052.

The Market. The Fleet Farm Mixed Use Property is located in Appleton, Wisconsin approximately 32 miles southwest of Green Bay and 105 miles north of Milwaukee. The Fleet Farm Mixed Use Property is located in the community of Grand Chute in the northeastern portion of Wisconsin within Outagamie county. Primary regional access to the area is provided via Interstate 41 which is located less than one mile west of the Fleet Farm Mixed Use Property. The immediate area surrounding the Fleet Farm Mixed Use Property is bound by Northland Avenue to the north, Richmond Street to the east, College Avenue to the south and Casaloma Drive to the west. The Fleet Farm Mixed Use Property’s location is positioned along Wisconsin Avenue, which is an east-west arterial with an average daily traffic count of approximately 27,700 vehicles. Fox River Mall is located approximately 1.7 miles southeast of the Fleet Farm Mixed Use Property and serves central and northern Wisconsin. Fox River Mall is approximately 1.2 million square feet and is anchored by Macy’s, Target, JCPenney and Scheels. Other retailers in the area include: Sam’s Club, Pick ‘n Save, Walmart Supercenter, Costco, The Home Depot, and Dick’s Sporting Goods, as well as several national restaurant chains. Appleton is also home to Fox Valley Technical College, Lawrence University, The Hearthstone House, and Fox Cities Exhibition Center.

According to the appraisal, the 2020 population within a one-, three- and five-mile radius of the Fleet Farm Mixed Use Property was 6,478, 59,395 and 135,747, respectively. The 2020 average household income within the same radii was $65,848, $77,321 and $82,456, respectively.

According to the appraisal, the Fleet Farm Mixed Use Property is located within the Appleton retail market. As of the first quarter of 2021, the Appleton retail market reported retail inventory of approximately 19.3 million square feet with a vacancy rate of 6.0% and an average annual asking rent of $11.35 per square foot. As of the first quarter of 2021, the Appleton retail market reported positive absorption of 99,800 square feet and 30,000 square feet of new construction.

According to the appraisal, the Fleet Farm Mixed Use Property is located within the Appleton industrial market. As of the first quarter of 2021, the Appleton industrial market reported industrial inventory of approximately 23.5 million square feet with a vacancy rate of 4.7% and an average annual asking rent of $4.80 per square foot. As of the first quarter of 2021, the Appleton industrial market reported negative absorption of 405,000 square feet and 594,000 square feet of new construction.

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Comparable Industrial Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
Fleet Farm 3035 West Wisconsin Avenue Appleton, WI	1984, 2005, 2006 and 2007 / 2006	100.0%(2)	431,440(2)	Fleet Farm Group, LLC(2)	431,440(2)	$9.11(2)	Jun-21(2)	245(2)
21905 Gateway Road 21905 Gateway Road Brookfield, WI	1999 / NAP	NAV	103,087	Ajax TOCCO Magnethermic Corp.	87,000	$4.75	Mar-21	120
375 Rivertown Drive 375 Rivertown Drive Woodbury, MN	1996 / NAP	NAV	251,968	CenterPoint Marketing	195,757	$4.46	May-20	120
724 Kasota 700 24th Avenue SE Minneapolis, MN	1961 / NAP	100.0%	133,778	Canteen-Compass	133,778	$4.07	Mar-19	84
310 O’Connor Drive 310 O’Connor Drive Elkhorn, WI	1994 / NAP	100.0%	90,000	Younker Industries	90,000	$4.00	Jan-19	84
Lafayette Park 355 East 8th Street Saint Paul, MN	1965 / NAP	NAV	240,000	Murphy Warehouse	166,000	$3.08	Nov-18	36
Former Walgreens Distribution Center 13201 Wilfred Lane North Rogers, MN	1999 / 2018	100.0%	335,400	Veritiv	335,400	$3.70	Jun-16	120

(1)	Source: Appraisal

(2)	Based on the underwritten rent roll dated May 1, 2021.

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Comparable Retail Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
Fleet Farm 3035 West Wisconsin Avenue Appleton, WI	1984, 2005, 2006 and 2007 / 2006	100.0%(2)	431,440(2)	Fleet Farm Group, LLC(2)	431,440(2)	$9.11(2)	Jun-21(2)	245(2)
Cabela’s 1 Cabela Way Richfield, WI	2006 / NAP	100.0%	165,000	Cabela’s Sporting Goods	165,000	$14.21	Jun-21	276
Former Sam’s Club 340 East Edgewood Boulevard Lansing, MI	1989 / NAP	100.0%	137,454	Stock+Field	137,454	$5.82	Mar-21	180
Fleet Farm 1300 Southeast Kettlestone Blvd Waukee, IA	2020 / NAP	100.0%	192,000	Fleet Farm	192,000	$13.01	Apr-20	NAP
Walmart Supercenter 3850 E Grand River Howell, MI	1999 / NAP	100.0%	214,172	Walmart	214,172	$6.39	Jan-20	84
Hy-Vee 1451 Adams Street South Shakopee, MN	2017 / NAP	100.0%	109,078	Hy-vee	109,078	$12.98	Jan-19	240
Fleet Farm 5858 Sunnybrook Drive Sioux City, IA	2018 / NAP	100.0%	224,083	Mills Fleet Farm	224,083	$12.31	Aug-18	240
Wal-mart 4542 Kenawa Avenue SW Grandville, MI	1997 / NAP	100.0%	167,656	Walmart	167,656	$5.08	Jan-18	180

(1)	Source: Appraisal

(2)	Based on the underwritten rent roll dated May 1, 2021.

The following table presents certain information relating to comparable sales for the Fleet Farm Mixed Use Property:

Comparable Sales(1)
Property Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF	Adjusted Sales Price PSF
Fleet Farm Mixed Use Appleton, WI	NAP	431,440(2)	100.0%(2)	NAP	NAP	NAP
Fleet Farm Waukee, IA	Jan-2021	192,000	100.0%	$38,100,000	$198.44	$139.88
Fleet Farm Monticello, MN	Nov-2020	188,913	100.0%	$20,830,000	$110.26	$128.20
Mills Fleet Farm Oconomowoc, WI	Jan-2020	218,628	100.0%	$36,415,000	$166.56	$128.29
Fleet Farm Lakeville, MN	Nov-2019	202,669	100.0%	$32,108,830	$158.43	$122.51

(1)	Source: Appraisal

(2)	Based on the underwritten rent roll dated May 1, 2021.

The Borrower. The borrower for the Fleet Farm Mixed Use Mortgage Loan is KB Fleet Farm, DST, a Delaware statutory trust with one independent director.

The Borrower Sponsor. Jeff Pori is the borrower sponsor and guarantor of certain nonrecourse carve-outs under the Fleet Farm Mixed Use Mortgage Loan. Mr. Pori is a real estate entrepreneur, investor and CEO of Kingsbarn Realty Capital (“Kingsbarn”). Kingsbarn primarily focuses on structured investment programs. Mr. Pori directs all aspects of Kingsbarn, from initiating its strategic direction and initiatives to managing the day-to-day operations and overseeing all property financing and acquisitions. Mr. Pori’s 27-year career in commercial real estate has been as a principal involved in construction, development, syndications, finance and property operations. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Property Management. The Fleet Farm Mixed Use Property is managed by KB Property Advisors, LLC, which is an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow $1,000,000 for tenant improvement and leasing commissions reserves, $500,000 for capital expenditure reserves and $150,000 for a restoration reserve.

Tax Escrows – Ongoing monthly real estate tax reserves will not be required for so long as (i) no Cash Management Period (as defined below) has occurred and is continuing, (ii) the Major Lease (as defined below) provides that the Major Tenant (as defined below) is obligated to pay all taxes directly to the applicable governmental authority, (iii) the borrower has provided evidence satisfactory to the lender of the Major Tenant’s full compliance with such obligation and (iv) the Major Lease remains in full force and effect (collectively, the

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“Tax Reserve Waiver Conditions”). If the Tax Reserve Waiver Conditions are not satisfied, the borrower will be required to pay to the lender 1/12th of the real estate taxes the lender estimates will be payable during the next 12 months.

Insurance Escrows – Ongoing monthly insurance reserves will not be required for so long as (i) no Cash Management Period has occurred and is continuing, (ii) the Major Lease provides that the Major Tenant is obligated to provide, maintain and pay all premiums for all insurance coverages required under the Fleet Farm Mixed Use Mortgage Loan documents, (iii) the borrower has provided evidence satisfactory to the lender of the Major Tenant’s full compliance with such obligation and (iv) the Major Lease remains in full force and effect (collectively, the “Insurance Reserve Waiver Conditions”). If the Insurance Reserve Waiver Conditions are not satisfied, the borrower will be required to pay to the lender 1/12th of the insurance premiums the lender estimates will be payable during the next 12 months.

Replacement Reserve – On the first payment date when the balance of the replacement reserve subaccount falls below $100,000 and on each payment date thereafter until the balance of the replacement reserve subaccount is at least $500,000, the borrower will be required to escrow 1/12th of the product obtained by multiplying $0.20 by the aggregate number of rentable square feet of space at the Fleet Farm Mixed Use Property, which currently equates to $86,288.

Rollover Reserve – The borrower will be required to pay to the lender all lease termination payments received by the borrower, other than (i) all fees, penalties, commissions or other payments made to the borrower in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any Major Lease (included in connection with any Major Tenant insolvency proceeding), (ii) any security deposits or proceeds of letters of credit held by the borrower in lieu of cash security deposits, which the borrower is permitted to retain pursuant to the applicable provisions of any Major Lease and (iii) any payments made to the borrower relating to unamortized tenant improvements and leasing commissions under any Major Lease, which will be deposited into the special rollover reserve subaccount. If the lender determines in its reasonable judgment that the funds in the rollover reserve subaccount will be insufficient to pay (or are in excess of) the amounts due or to become due for approved leasing expenses, the lender may require monthly contributions to be made by the borrower to the rollover reserve subaccount.

Special Rollover Reserve – During the continuance of a Lease Sweep Period (as defined below) (provided no other Cash Management Period is then continuing) the borrower is required to deposit with the lender all available cash (or such portion of available cash allocated by the lender for deposit into the special rollover reserve subaccount). The borrower will also be required to deposit with the lender for transfer into the special rollover reserve subaccount (i) all fees, penalties, commissions or other payments made to the borrower in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any Major Lease (included in connection with any Major Tenant insolvency proceeding), (ii) any security deposits or proceeds of letters of credit held by the borrower in lieu of cash security deposits, which the borrower is permitted to retain pursuant to the applicable provisions of any Major Lease and (iii) any payments made to the borrower relating to unamortized tenant improvements and leasing commissions under any Major Lease.

Restoration Reserve – If at any point in time the balance of the restoration reserve subaccount falls below $150,000, the borrower will be required to pay the lender within 30 days the difference between (x) $150,000 and (y) the current balance of the restoration reserve subaccount. In the event of a casualty in which the proceeds are insufficient to cover the cost of restoration, repair, replacement or rebuilding of the Fleet Farm Mixed Use Property in accordance with the legal requirements to be of at least equal value and of substantially the same character as prior to such damage or destruction (the “Proceeds Shortfall”), the lender will disburse the restoration reserve funds to the borrower in the amount of such Proceeds Shortfall; provided that: (i) no default of event of default has occurred and is continuing, (ii) the borrower is otherwise entitled to reimbursement out of the proceeds pursuant to the Fleet Farm Mixed Use Mortgage Loan documents and (iii) Fleet Farm has failed to complete the restoration, repair, replacement or rebuilding of the Fleet Farm Mixed Use Property (as applicable) pursuant to Fleet Farm’s obligations under the Fleet Farm lease beyond any applicable notice and cure period provided for in the Fleet Farm lease. Notwithstanding the above, in the event and for so long as the borrower (or Fleet Farm if Fleet Farm’s insurance is being relied upon pursuant to the Fleet Farm Mixed Use Mortgage Loan documents) maintains the insurance required under the Fleet Farm Mixed Use Mortgage Loan documents and the policy with respect to the Fleet Farm Mixed Use Property and liability coverages has a deductible no greater than $100,000 (the “Deductible Condition”), all amounts in the restoration reserve subaccount will be (i) during a Cash Management Period, which is not the result of an event of default, transferred to the cash management account, (ii) in the absence of an existing Cash Management Period, disbursed to the borrower, or (iii) if an event of default has occurred and remains outstanding, disbursed to the lender and the lender may apply the restoration reserve funds to the payment of the Fleet Farm Mixed Use Mortgage Loan in any order, proportion and priority as the lender may determine in its sole and absolute discretion. If the borrower’s (or Fleet Farm’s, as applicable) insurance coverage does not satisfy the Deductible Condition after disbursement of the restoration reserve funds pursuant to the Fleet Farm Mixed Use Mortgage Loan, the borrower will be required to deposit $150,000 with the lender to be transferred into the restoration reserve subaccount within 30 days of the failure to satisfy the Deductible Condition.

Lockbox / Cash Management. The Fleet Farm Mixed Use Mortgage Loan documents require a hard lockbox with springing cash management. The borrower, the Master Tenant (as defined below) and the property manager are required to cause all rents relating to the Fleet Farm Mixed Use Property to be transmitted directly by the tenants into a lender-controlled lockbox account and all rents received by the borrower, the Master Tenant or the property manager are required to be deposited into the lockbox account within one business day of receipt. As long as no Cash Management Period is in effect, funds deposited into the lockbox account are required to be transferred to the borrower’s operating account on a daily basis. Upon the occurrence of a Cash Management Period, all sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied and

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disbursed in accordance with the Fleet Farm Mixed Use Mortgage Loan documents. Available cash on deposit will be applied as follows: (a) during the continuance of a Lease Sweep Period, to the special rollover reserve subaccount, or (b) to the extent that a Cash Management Period is in effect (other than solely as a result of a Lease Sweep Period), to the cash collateral subaccount.

A “Cash Management Period” means the occurrence of (i) the stated maturity date of July 1, 2031, (ii) a default or an event of default, (iii) a debt service coverage ratio less than 1.25x as of any calculation date, (iv) a default of the borrower’s financial reporting obligations or the guarantor financial covenants, or (v) the commencement of a Lease Sweep Period, and will end, as applicable, if (1) the Fleet Farm Mixed Use Mortgage Loan and all other obligations under the Fleet Farm Mixed Use Mortgage Loan documents have been repaid in full or (2) the stated maturity date has not occurred and, (a) with respect to clause (ii) above, once the event of default has been cured and no other event of default has occurred and is continuing, (b) with respect to clause (iii) above, the debt service coverage ratio is at least equal to 1.30x for two consecutive calendar quarters, (c) with respect to clause (iv) above, once the reporting or financial covenant default has been cured and no other financial default has occurred and is continuing, or (d) with respect to clause (v) above, once the Lease Sweep Period has ended.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following (i) the Master Lease or any Major Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or the manager of notice from the Master Tenant or any Major Tenant of its intent to surrender, cancel or terminate any Major Lease (or any portion thereof prior to its then current expiration date); (ii) any Major Tenant discontinues its business at its premises (i.e., “goes dark”) or gives notice that it intends to discontinue its business; (iii) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under the Master Lease or under any Major Lease by the applicable Major Tenant thereunder; and (iv) the occurrence of a Major Tenant insolvency proceeding. A Lease Sweep Period will end upon the earlier to occur of (a) the reasonable determination by the lender that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the subject Lease Sweep Period, including brokerage commissions and tenant improvements and any anticipated shortfalls of payments required under the Fleet Farm Mixed Use Mortgage Loan documents during any period of time that rents are insufficient as a result of down-time or free rent periods, or (b) the occurrence of any of the following (provided that no other Lease Sweep Period is continuing); (1) with respect to clauses (i) or (ii) above, upon the earlier to occur of (A) the date on which the subject Major Tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement for a term of at least five years with the borrower and acceptable to the lender) with respect to all of the space demised under its Major Lease, and in the lender’s judgement, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Lease Sweep Period) to pay for all anticipated approved Major Lease leasing expenses, free rent periods and/or rent abatement periods for such Major Lease and any other anticipated expenses in connection with such renewal or extension; (B) the date on which all of the space demised under the subject Major Lease (or portion thereof) that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and entered into in accordance with the Fleet Farm Mixed Use Mortgage Loan documents, and all approved Major Lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; (2) with respect to clause (iii) above, if the Master Tenant or Major Tenant default has been cured, and no other Master Tenant or Major Tenant default has occurred for a period of three consecutive months; or (3) with respect to clause (iv) above, if the applicable Major Tenant insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender.

A “Major Lease” means the Fleet Farm lease or any other lender approved replacement lease.

A “Major Tenant” means Fleet Farm or any tenant under a replacement Major Lease.

A “Master Lease” means the lease between the borrower and KB Fleet Farm MT, LLC (the “Master Tenant”) for a 10-year term with an expiration date of June 17, 2031 related to the Fleet Farm Mixed Use Property; provided, however, if any obligations remain outstanding under the Fleet Farm Mixed Use Mortgage Loan, the Master Lease may not expire without the prior written consent of the lender. The Master Lease has three, five-year renewal options remaining.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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No. 6 – Morris Corporate Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$32,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$32,500,000	Property Type – Subtype:	Office – Suburban
% of IPB:	3.3%	Net Rentable Area (SF):	541,195
Loan Purpose:	Recapitalization	Location:	Parsippany, NJ
Borrower:	MCC Owner LLC	Year Built / Renovated:	1989 / 2017
Borrower Sponsors:	Harvey Rosenblatt and Asher Koenig	Occupancy:	91.9%
Interest Rate:	3.40000%	Occupancy Date:	4/1/2021
Note Date:	5/7/2021	4th Most Recent NOI (As of)(3):	$5,451,447 (12/31/2018)
Maturity Date:	5/6/2031	3rd Most Recent NOI (As of)(3):	$7,144,386 (12/31/2019)
Interest-only Period:	36 months	2nd Most Recent NOI (As of)(3):	$7,357,655 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of)(3):	$7,513,568 (TTM 2/28/2021)
Original Amortization Term:	360 months	UW Economic Occupancy:	92.0%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$15,139,045
Call Protection:	L(28),D(88),O(4)	UW Expenses:	$6,060,159
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$9,078,886
Additional Debt(1):	Yes	UW NCF:	$8,279,089
Additional Debt Balance(1):	$49,500,000	Appraised Value / Per SF:	$120,200,000 / $222
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/16/2021

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$152
Taxes:	$248,296	$155,185	N/A	Maturity Date Loan / SF:	$129
Insurance:	$59,972	$9,087	N/A	Cut-off Date LTV:	68.2%
Replacement Reserves:	$0	$6,765	N/A	Maturity Date LTV:	58.1%
TI/LC Reserve:	$0	$78,924	N/A	UW NCF DSCR:	1.90x
Rent Concession Reserve(3):	$2,897,674	$0	N/A	UW NOI Debt Yield:	11.1%
Material Tenant Rollover Reserve:	$0	Springing	Various

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$82,000,000		80.8%	Payoff Existing Debt	$61,345,393	60.4%
Borrower Sponsor Equity	19,500,000		19.2	Partnership Buyout	33,744,001	33.2
				Upfront Reserves	3,205,942	3.2
				Closing Costs	2,524,237	2.5
				Return of Equity	680,426	0.7
Total Sources	$101,500,000		100.0%	Total Uses	$101,500,000	100.0%

(1)	The Morris Corporate Center Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate original principal balance of $82,000,000. The financial information presented in the chart above is based on the Morris Corporate Center Whole Loan (as defined below).

(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

(3)	The increase in UW NOI from Most Recent NOI is primarily driven by underwriting the full rent for Teva Pharmaceuticals USA, Inc. (“Teva”) and $112,206 of straight-line rent for Ogilvy CommonHealth Worldwide, LLC (“Ogilvy”). The historical NOI figures reflect the net effective rent for Teva after partial abatements, while the UW NOI reflects the full escalated rent. At origination, $2,897,674 was reserved for outstanding rent concessions owed to Teva.

The Loan. The Morris Corporate Center mortgage loan is part of a whole loan evidenced by six pari passu notes with an aggregate original principal balance of $82,000,000 (the “Morris Corporate Center Whole Loan”). The Morris Corporate Center Whole Loan is secured by a first lien mortgage on the borrower’s fee interest in a 541,195 square foot office property located in Parsippany, New Jersey (the “Morris Corporate Center Property”). The non-controlling Note A-3-2, Note A-4 and Note A-5 (collectively, the “Morris Corporate Center Mortgage Loan”), with an aggregate original principal balance of $32,500,000, will be included in the BBCMS 2021-C11 securitization trust. The Morris Corporate Center Whole Loan is serviced pursuant to the pooling and servicing agreement for the BBCMS 2021-C10 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Prospectus.

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No. 6 – Morris Corporate Center

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$20,000,000	BBCMS 2021-C10	Yes
A-2	$20,000,000	BBCMS 2021-C10	No
A-3-1	$9,500,000	BBCMS 2021-C10	No
A-3-2	$10,500,000	BBCMS 2021-C11	No
A-4	$10,000,000	BBCMS 2021-C11	No
A-5	$12,000,000	BBCMS 2021-C11	No
Total	$82,000,000

The Property. The Morris Corporate Center Property consists of three, four-story, Class A office buildings totaling 541,195 square feet, located in Parsippany, New Jersey. The Morris Corporate Center Property was originally built in 1989 and was renovated in 2017. The Morris Corporate Center Property includes 1,638 parking spaces (approximately 3.0 parking spaces per 1,000 square feet of NRA). The Morris Corporate Center Property was 91.9% leased as of April 1, 2021 to seven tenants. The two largest tenants, Teva and Ogilvy, together comprise 81.7% of the NRA and 93.0% of the underwritten base rent. The borrower sponsors acquired the Morris Corporate Center Property in December 2017 for $60.0 million and have invested approximately $23.0 million in capital improvements, tenant improvements and leasing costs and approximately $3.5 million in soft costs.

COVID-19 Update. As of August 13, 2021, the Morris Corporate Center Property was open and operating and all tenants are current on their rental obligations. The Morris Corporate Center Whole Loan is current through the August 2021 payment date. As of August 13, 2021, the Morris Corporate Center Whole Loan is not subject to any forbearance, modification or debt service relief requests.

Major Tenants.

Teva (354,055 square feet; 65.4% of the NRA; 74.5% of the underwritten base rent; Ba2/BB-/BB- by Moody’s/S&P/ Fitch): Teva (NYSE: TEVA) started as a small business in Jerusalem in 1901 distributing imported medicine. Teva now produces 1,800 unique molecules and a portfolio of 3,500 products, spanning generics, specialty and over the counter medicines and provides medicines to approximately 200 million people worldwide every day. The Morris Corporate Center Property serves as Teva’s United States headquarters. Teva has been a tenant at the Morris Corporate Center Property since 2011, initially leasing 147,181 square feet through December 31, 2022. Since then, Teva has extended its lease through July 31, 2030 and expanded to 354,055 square feet. Teva provided a letter of credit in the amount of $4,664,008 as security for its lease obligations. Teva’s lease is guaranteed by Teva Pharmaceutical Industries, Ltd. Teva has two, five-year renewal options remaining. Teva has a one-time right to surrender less than 34,548 square feet (the “Surrender Space”) as of July 31, 2026 by providing at least 12 months’ prior written notice and payment of a fee equal to the sum of six months of the Surrender Space’s base rent, the unamortized amount of the Surrender Space’s tenant improvement allowance costs, leasing brokerage commissions and abated rent and any cost associated with separating out the Surrender Space into a self-contained rental unit. Teva is required to pay a monthly amount of approximately $1,667 for the right to use 21 parking spaces at the Morris Corporate Center Property.

Ogilvy (88,066 square feet; 16.3% of the NRA; 18.5% of the underwritten base rent; Baa2/BBB by Moody’s/S&P): Ogilvy provides advertising, marketing, market research, medical education, strategic planning and media services for customers in the healthcare industry. Ogilvy operates in more than 30 international markets across more than 50 offices. Ogilvy leases 83,497 square feet as office space through December 31, 2027, 3,060 square feet as a server room through December 31, 2021 and 1,509 square feet as storage space through December 31, 2021. Ogilvy is a subsidiary of WPP plc (NYSE: WPP), the world’s largest advertising company by revenue, and its lease is guaranteed by WPP Group USA, Inc. WPP Group USA, Inc.’s obligations are guaranteed by WPP Jubilee Limited, a wholly-owned subsidiary of WPP plc. Ogilvy has two, five-year renewal options remaining on the 83,497 square foot office space. Ogilvy also pays $180 per space per month for the right to use 160 additional non-exclusive parking spaces at the Morris Corporate Center Property.

Environmental. According to a Phase I environmental site assessment dated April 19, 2021, there was no evidence of any recognized environmental conditions at the Morris Corporate Center Property.

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No. 6 – Morris Corporate Center

Historical and Current Occupancy
2018(1)	2019(2)	2020(2)	Current(3)
76.7%	93.0%	93.0%	91.9%
(1)	2018 Occupancy is provided by CoStar and is based on the quarterly average. The borrower sponsors acquired the Morris Corporate Center Property in December 2017 and invested approximately $7.9 million in capital improvements, tenant improvements and leasing costs in 2018.

(2)	2019 and 2020 Occupancies were provided by the borrower and are as of December 31 of each respective year. The borrower sponsors invested approximately $15.1 million in capital improvements, tenant improvements and leasing costs in 2019 and 2020.

(3)	Current Occupancy is as of April 1, 2021.

Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date
Teva Pharmaceuticals USA, Inc.(4)	Ba2/BB-/BB-	354,055	65.4%	$28.50	$10,090,568	74.5%	7/31/2030
Ogilvy CommonHealth Worldwide, LLC	Baa2/BBB/NR	88,066	16.3	28.46	2,506,122	18.5	Various(5)
Curtiss-Wright(6)	NR/NR/NR	15,602	2.9	22.89	357,086	2.6	10/31/2029
Homebridge Financial Services, Inc.	NR/NR/NR	11,774	2.2	20.38	240,000	1.8	3/31/2023
Lee Hecht Harrison(7)	NR/NR/NR	5,149	1.0	28.50	146,747	1.1	11/30/2023
Major Tenants		474,646	87.7%	$28.11	$13,340,522	98.4%

Other Tenants(8)		22,775	4.2%	$9.27	$211,031	1.6%

Occupied Collateral Total / Wtd. Avg.		497,421	91.9%	$27.24	$13,551,553	100.0%

Vacant Space		43,774	8.1%

Collateral Total		541,195	100.0%

(1)	Based on underwritten rent roll dated April 1, 2021.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	UW Base Rent PSF and UW Base Rent include rent steps totaling $233,192 through June 2022.

(4)	Teva has a one-time right to decrease its leased space by the Surrender Space as of July 31, 2026 by providing at least 12 months’ prior written notice and payment of a fee equal to the sum of six months of the Surrender Space’s base rent, the unamortized amount of the Surrender Space’s tenant improvement allowance costs, leasing brokerage commissions and abated rent and any cost associated with separating out the Surrender Space into a self-contained rental unit. Teva has two, five-year renewal options remaining.

(5)	Ogilvy leases 83,497 square feet as office space through December 2027, 3,060 square feet as a server room through December 2021 and 1,509 square feet as storage space through December 2021. The 83,497 square foot office space has two, five-year renewal options remaining.

(6)	Curtiss-Wright leases 15,442 square feet as office space under one lease through October 2029 and 160 square feet as storage space under another lease through October 2029. Curtiss-Wright has an early termination option for the 15,442 square foot office space as of October 31, 2026, by providing at least 12 months’ written notice and payment of a termination fee equal to the sum of the unamortized balances of the tenant improvement allowance, leasing commissions, legal fees, rent abatement and moving allowance. The 15,442 square foot office space has two, five-year renewal options remaining.

(7)	Lee Hecht Harrison has one, three-year renewal option remaining.

(8)	Includes a café (7,886 square feet) with no associated rent and a management office (8,000 square feet) with rent that is included in other income and recorded as a reimbursable expense, resulting in a net impact of $0 to the net operating income.

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Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	43,774	8.1%	NAP	NAP	43,774	8.1%	NAP	NAP
2021 & MTM(4)	2(5)	20,455	3.8	$74,565	0.6%	64,229	11.9%	$74,565	0.6%
2022	0	0	0.0	0	0.0	64,229	11.9%	$74,565	0.6%
2023	4	23,812	4.4	597,778	4.4	88,041	16.3%	$672,343	5.0%
2024	0	0	0.0	0	0.0	88,041	16.3%	$672,343	5.0%
2025	0	0	0.0	0	0.0	88,041	16.3%	$672,343	5.0%
2026	0	0	0.0	0	0.0	88,041	16.3%	$672,343	5.0%
2027	1(5)	83,497	15.4	2,431,557	17.9	171,538	31.7%	$3,103,899	22.9%
2028	0	0	0.0	0	0.0	171,538	31.7%	$3,103,899	22.9%
2029	2	15,602	2.9	357,086	2.6	187,140	34.6%	$3,460,985	25.5%
2030	1	354,055	65.4	10,090,568	74.5	541,195	100.0%	$13,551,553	100.0%
2031	0	0	0.0	0	0.0	541,195	100.0%	$13,551,553	100.0%
2032 & Beyond	0	0	0.0	0	0.0	541,195	100.0%	$13,551,553	100.0%
Total	9	541,195	100.0%	$13,551,553	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2021.

(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

(3)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring include rent steps totaling $233,192 through June 2022.

(4)	2021 & MTM includes a café (7,886 square feet) with no associated rent and a management office (8,000 square feet) with rent that is included in other income and recorded as a reimbursable expense, resulting in a net impact of $0 to the net operating income.

(5)	Ogilvy leases 83,497 square feet through December 2027 and 3,060 square feet through December 2021 under one lease.

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$10,367,967	$11,695,450	$11,711,717	$11,837,654	$13,663,758	$25.25	85.9%
Vacant Income	0	0	0	0	1,269,446	2.35	8.0
Gross Potential Rent	$10,367,967	$11,695,450	$11,711,717	$11,837,654	$14,933,204	$27.59	93.9%
Total Reimbursements	821,887	1,067,652	1,219,213	1,218,027	968,152	1.79	6.1
Net Rental Income	$11,189,853	$12,763,102	$12,930,930	$13,055,681	$15,901,356	$29.38	100.0%
Other Income(4)	463,539	564,489	493,023	487,135	507,135	0.94	3.2
(Vacancy/Credit Loss)	0	0	0	0	(1,269,446)	(2.35)	(8.0)
Effective Gross Income	$11,653,392	$13,327,591	$13,423,952	$13,542,816	$15,139,045	$27.97	95.2%
Total Expenses	$ 6,201,945	$ 6,183,205	$ 6,066,297	$ 6,029,248	$ 6,060,159	$11.20	40.0%
Net Operating Income(5)	$ 5,451,447	$ 7,144,386	$ 7,357,655	$ 7,513,568	$ 9,078,886	$16.78	60.0%
Capital Expenditures	0	0	0	0	81,179	0.15	0.5
TI/LC	0	0	0	0	718,618	1.33	4.7
Net Cash Flow	$ 5,451,447	$ 7,144,386	$ 7,357,655	$ 7,513,568	$ 8,279,089	$15.30	54.7%
(1)	TTM represents the trailing 12 months ending February 28, 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place is based on the April 1, 2021 rent roll and includes (i) straight line rent totaling $112,206 for Ogilvy and (ii) rent steps totaling $233,192 through June 2022.

(4)	Other Income includes contractual parking revenue, cable revenue, ATM revenue, tenant direct billings and management office rent. The management office rent is also recorded as a reimbursable expense, resulting in a net impact of $0 to the Net Operating Income.

(5)	The increase in Underwritten Net Operating Income from TTM Net Operating Income is primarily driven by underwriting the full rent for Teva and $112,206 of straight-line rent for Ogilvy. The historical Net Operating Income figures reflect the net effective rent for Teva after partial abatements, while the Underwritten Net Operating Income reflects the full escalated rent. At origination, $2,897,674 was reserved for outstanding rent concessions owed to Teva.

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No. 6 – Morris Corporate Center

The Market. The Morris Corporate Center Property is located in Parsippany, New Jersey. According to a third-party market report, Northern New Jersey has a population of approximately 3.6 million people and spans approximately 1,583 square miles. Northern New Jersey’s transportation options include major interstate highways, 1,000 miles of freight lines, Newark Liberty International Airport, NJ Transit and the Port of New York and New Jersey. Two major interstate highways, I-80 and I-287, are located approximately 1.0 mile and 2.4 miles, respectively, from the Morris Corporate Center Property. The Deville and Mount Tabor train stations, which are served by NJ Transit Rail, are located approximately 3.0 miles and 3.1 miles, respectively, from the Morris Corporate Center Property. Newark Liberty International Airport is located approximately 25.9 miles southeast of the Morris Corporate Center Property. The immediate area surrounding the Morris Corporate Center Property consists of residential, office and retail uses. Intervale Gardens, a 248-unit garden apartment complex, is located approximately 1.3 miles east of the Morris Corporate Center Property. The Morris Hills Shopping Center, a 120,000 square foot shopping center that is anchored by Marshalls and HomeGoods and includes Blink Fitness and Harmon Face Values, is located approximately 1.6 miles east of the Morris Corporate Center Property. Downtown Parsippany is located approximately 3.0 miles east of the Morris Corporate Center Property. Manhattan is located approximately 29.6 miles east of the Morris Corporate Center Property.

According to a third-party market report, as of April 6, 2021, the Northern New Jersey office market had an inventory of approximately 153.8 million square feet, overall vacancy in the market of approximately 14.1% and average asking rents of $26.20 per square foot. The Morris Corporate Center Property is located in the Parsippany office submarket. According to a third-party market report, as of April 6, 2021, the Parsippany office submarket had an inventory of approximately 20.7 million square feet, overall vacancy of approximately 20.8% and average asking rents of $26.32 per square foot. According to a third-party market report, the estimated 2021 population within a one-, three- and five-mile radius of the Morris Corporate Center Property is 4,760, 54,982 and 138,652, respectively. The estimated 2021 average household income within the same radii is $176,423, $166,040 and $167,709, respectively.

The following table presents certain information relating to comparable office leases for the Morris Corporate Center Property:

Comparable Office Leases(1)
Property Location	Year Built	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
400 Interpace Parkway Parsippany, NJ	1989	541,195(2)	Various	Various	$27.24(2)	Various	Various	Modified Gross
115 Tabor Road Morris Plains, NJ	2007	446,798	Global Aerospace	26,988	$28.00	Sep-2020	12.0 Yrs.	Modified Gross
325 Columbia Turnpike Florham Park, NJ	1987	168,144	Bressler Amery & Ross	59,000	$27.50	Sep-2020	10.8 Yrs.	Modified Gross
119 Cherry Hill Road Parsippany, NJ	1981	191,249	Old Republic National Title Insurance	4,995	$22.25	April-2020	5.3 Yrs.	Modified Gross
6 Century Drive Parsippany, NJ	1981	100,461	Zoetis	10,574	$21.00	Feb-2020	5.3 Yrs.	Modified Gross
100 Campus Drive Florham Park, NJ	1989	397,170	Wiss & Company	41,513	$33.75	Jan-2020	12.6 Yrs.	Modified Gross

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated April 1, 2021 with rent steps totaling $233,192 through June 2022.

The following table presents certain information relating to comparable office sales for the Morris Corporate Center Property:

Comparable Office Sales(1)
Property Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF	Adjusted Sales Price PSF
400 Interpace Parkway Parsippany, NJ	NAP	541,195(2)	91.9%(2)	NAP	NAP	NAP
433 Hackensack Avenue Hackensack, NJ	Jan-2020	649,338	91.0%	$123,000,000	$189.42	$215.95
44 Whippany Road Morristown, NJ	Nov-2020	220,160	87.0%	$50,000,000	$227.11	$233.03
60 Columbia Turnpike Morristown, NJ	Mar-2021	411,737	79.0%	$77,000,000	$187.01	$204.70
99 Wood Avenue South Iselin, NJ	Mar-2021	945,906	91.0%	$254,000,000	$268.53	$227.54
101 JFK Parkway Short Hills, NJ	Apr-2021	828,422	81.0%	$255,000,000	$307.81	$277.03

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated April 1, 2021.

The Borrower. The borrower is MCC Owner LLC, a special purpose, bankruptcy-remote Delaware limited liability company with one independent director. A non-consolidation opinion was provided in connection with the origination of the Morris Corporate Center Whole Loan.

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The Borrower Sponsors. The borrower sponsors and guarantors are Harvey Rosenblatt (the “Key Principal”) and Asher Koenig. Harvey Rosenblatt is the founder and CEO of P3 Properties and Blue Property Management. Founded in 2015, P3 Properties is a privately held commercial real estate acquisition and management firm headquartered in Bloomfield, New Jersey. P3 Properties is involved in acquisitions, asset management, lease-ups, construction and day to day property management. In 2010, Asher Koeing founded Image Capital LLC, which provides real estate investment opportunities to its institutional clients.

Property Management. The Morris Corporate Center Property is managed by Blue Property Management LLC, Blue Leasing LLC and Blue Construction Management LLC, each an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately (i) $248,296 for real estate taxes, (ii) $59,972 for insurance premiums and (iii) $2,897,674 for rent concessions related to Teva.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated real estate taxes, which currently equates to approximately $155,185.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premiums, which currently equates to approximately $9,087.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $6,765 for replacement reserves.

TI/LC Reserve – On a monthly basis, the borrower is required to escrow approximately $78,924 for tenant improvements and leasing commissions.

Material Tenant Rollover Reserve – On a monthly basis during a Material Tenant Trigger Event (as defined below), the borrower is required to escrow excess funds as detailed in the section below.

Lockbox / Cash Management. The Morris Corporate Center Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). The borrower was required to deliver written instructions to tenants directing them to deposit all rents payable under leases directly into a lender-controlled lockbox account. The Morris Corporate Center Whole Loan documents require that all rents received by the borrower or the property managers be deposited into the lockbox account within one business day of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Morris Corporate Center Whole Loan documents, and excess funds on deposit in the cash management account (after payments of required monthly reserve deposits, debt service payment on the Morris Corporate Center Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event has occurred and is continuing, to a Material Tenant (as defined below) rollover reserve, (b) if a Cash Sweep Period (as defined below) has occurred and is continuing (but not a Material Tenant Trigger Event), to an excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Period has occurred and is continuing, to the borrower.

If a Material Tenant Trigger Event is caused solely by (1) the long term unsecured debt rating of Teva or any Teva lease guarantor falling below “BB-” or the equivalent but not lower than “B+” or the equivalent by Moody’s, S&P or Fitch (the “Teva Initial Downgrade Material Tenant Trigger Event”) and remains the sole Material Tenant Trigger Event, then $134,594 is required to be deposited each month during the interest-only period and $96,763 each month thereafter into the sub-account relating to Teva and (2) the long term unsecured debt rating of Teva or any Teva lease guarantor falling below “B+” or the equivalent by Moody’s, S&P or Fitch (the “Teva Additional Downgrade Material Tenant Trigger Event”), then all excess funds are required to be deposited into the sub-account relating to Teva; provided that, so long as no other Material Tenant Trigger Event occurs, the aggregate amount deposited into such sub-account may not exceed $40.00 per square foot of Teva’s rentable square footage (a “Teva Downgrade Cap”). If a Material Tenant Trigger Event is caused solely by the long term unsecured debt rating of WPP, plc or any guarantor of the Ogilvy lease not being at least “BBB-” or the equivalent by Moody’s, S&P and Fitch (the “Ogilvy Downgrade Material Tenant Trigger Event”), and no other Material Tenant Trigger Event occurs, all excess funds are required to be deposited into a sub-account for Ogilvy; provided that, so long as the Ogilvy Downgrade Material Tenant Trigger Event is and remains the sole Material Tenant Trigger Event relating to Ogilvy (or its lease or lease guarantor), the aggregate amount deposited into such sub-account (combined with the $1.75 per square foot per annum TI/LC reserve) may not exceed $40.00 per square foot of Ogilvy’s rentable square footage (an “Ogilvy Downgrade Cap”). In the event that the lender approves the extension or the renewal of the Ogilvy lease in accordance with the terms of the Morris Corporate Center Whole Loan documents (an “Ogilvy Renewal”) except that the space demised under the renewal is less than all or substantially all but more than 70.0% of the Ogilvy space (as of the origination of the Morris Corporate Center Whole Loan), then, such event will constitute a Material Tenant Trigger Event and a Material Tenant Trigger Event period will exist until such time that the aggregate amount of funds deposited into the sub-account for Ogilvy is at least equal to $40.00 per rentable square foot of the Ogilvy space that was surrendered in connection with the Ogilvy Renewal. If more than one Material Tenant Trigger Event has occurred and is continuing, then excess funds are required to be applied without regard to the Teva Downgrade Cap, and if more than one Material Tenant Trigger Event related to Ogilvy exists, excess funds are required to be applied without regard to the Ogilvy Downgrade Cap and pro-rated according to the Morris Corporate Center Whole Loan documents.

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In addition, rollover funds are required to be made available to pay for tenant allowances, tenant improvements or leasing commissions in connection with an extension or renewal of the Ogilvy lease that (i) occurs earlier than 12 months prior to the Ogilvy lease expiration date, (ii) provides for an initial extension or renewal term that expires no earlier than five years after the maturity date of the Morris Corporate Center Whole Loan and (iii) is approved by the lender (an “Ogilvy Qualifying Renewal”), provided that in no event will the lender be obligated to disburse rollover funds on account of tenant allowances, tenant improvements or leasing commissions in connection with an Ogilvy Qualifying Renewal in excess of $5.00 per square foot per annum of the space demised to Ogilvy under the Ogilvy lease after the Ogilvy Qualifying Renewal.

A “Cash Management Trigger Event” will commence upon the earliest to occur of (i) an event of default under the Morris Corporate Center Whole Loan documents, (ii) a bankruptcy action of the borrower, a guarantor, the Key Principal or a property manager, (iii) as of any date, the debt service coverage ratio being less than 1.35x, (iv) an indictment for fraud or misappropriation of funds by the borrower, a guarantor, the Key Principal or a property manager (provided, that in the case of a third party property manager, such indictment is related to the Morris Corporate Center Property), or (v) a Material Tenant Trigger Event. A Cash Management Trigger Event will end upon the occurrence of: with regard to clause (i) above, the end of such event of default; with regard to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days for the borrower, the applicable guarantor or the Key Principal, or within 120 days for the property managers, and the lender’s determination that such filing does not materially affect the borrower’s, the guarantors’, the Key Principal’s or any property manager’s monetary obligations, or a property manager is replaced with a manager acceptable to the lender; with regard to clause (iii) above, the debt service coverage ratio being equal to or greater than 1.35x for two consecutive calendar quarters; with regard to clause (iv) above, the dismissal of the applicable indictment, the acquittal of each applicable person with respect to the related charge(s) or the replacement of an affiliated property manager with a qualified property manager under a replacement property management agreement; or with regard to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Period” will commence upon the earliest to occur of (i) an event of default under the Morris Corporate Center Whole Loan documents, (ii) a bankruptcy action of the borrower, a guarantor, the Key Principal or an affiliated property manager, or (iii) as of any date, the debt service coverage ratio being less than 1.25x. A Cash Sweep Period will end upon the occurrence of: with regard to clause (i) above, the end of such event of default; with regard to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days for the borrower, the guarantors or the Key Principal, or within 120 days for an affiliated property manager, and the lender’s determination that such filing does not materially affect the borrower’s, the guarantors’, the Key Principal’s or an affiliated property manager’s monetary obligations, or an affiliated property manager is replaced with a manager acceptable to the lender; or with regard to clause (iii) above, the debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters.

A “Material Tenant Trigger Event” will commence upon the earliest to occur of (i) a Material Tenant giving notice of its intention to terminate or not to extend or renew its lease, (ii) on or prior to the date that is (a) in the case of Teva, 24 months, (b) in the case of Ogilvy, 12 months and (c) in the case of any other Material Tenant, 12 months prior to the expiration date of a Material Tenant’s lease, the related Material Tenant failing to extend or renew its lease, (iii) on or prior to the date on which a Material Tenant is required under its lease to provide notification of its election to renew its lease, such Material Tenant failing to give such notice, (iv) an event of default under a Material Tenant lease that continues beyond any applicable notice and cure period, (v) any Material Tenant or any guarantor of the applicable Material Tenant lease becoming insolvent or a debtor in any bankruptcy action, (vi) a Material Tenant lease being terminated, (in whole or in part, including in connection with the exercise of any contraction option, except in the event that Teva exercises its Surrender Space option), (vii) any Material Tenant “going dark”, vacating or ceasing to occupy or conduct business at its space or a portion thereof, provided that (a) all or substantially all of the affected space has been sublet by a subtenant pursuant to a sublease (1) with a remaining term of no less than the term of the applicable Material Tenant lease, (2) scheduled to generate annual rents that are not less than 95% of the greater of (x) the scheduled monthly rents (excluding any free rent, rent abatement or other rent concessions, if applicable) that were payable under the applicable Material Tenant’s lease during the 12 months preceding the occurrence of the sublet and (y) an amount equal to 12 times the scheduled monthly rent (excluding any free rent, rent abatement or other rent concessions, if applicable) that was payable under such Material Tenant lease during the month immediately preceding the occurrence of the sublet, (3) containing terms and provisions reasonably acceptable to the lender creating a direct lease between the subtenant and the borrower in the event the applicable Material Tenant lease were to terminate, (4) with a creditworthy subtenant and (5) otherwise on commercially reasonable terms (including, without limitation, acceptable subordination provisions) and (b) with respect to which subtenant (and such sublease or, if applicable, any sublease guarantor), none of the events or circumstances that would constitute a Material Tenant Trigger Event have occurred if such subtenant were a Material Tenant) or (viii) if (x) a Teva Initial Downgrade Material Tenant Trigger Event, Teva Additional Downgrade Material Tenant Trigger Event or Ogilvy Downgrade Material Tenant Trigger Event occurs, or (y) the long term unsecured debt rating of any other Material Tenant or any other lease guarantor of such Material Tenant lease is not at least “BBB-” by S&P, “Baa3” by Moody’s and “BBB-” by Fitch (or their equivalents by the other nationally recognized statistical rating agencies) in each case, to the extent that the long term unsecured debt obligations of the applicable entity are rated by such nationally recognized statistical rating agency. A Material Tenant Trigger Event will end upon the occurrence of: with regard to clause (i) above, (a) the revocation or rescission by the applicable Material Tenant of all termination or cancellation notices with respect to such Material Tenant lease, (b) an acceptable Material Tenant lease extension with respect to the applicable Material Tenant space, or (c) all of the applicable Material Tenant space being leased to a replacement tenant; with regard to clauses (ii) and (iii) above, (x) an acceptable Material Tenant lease extension with respect to such Material Tenant space or (y) all of the applicable Material Tenant space being leased to a replacement tenant; with regard to clause (iv) above, a cure of the applicable event of default under the applicable Material Tenant lease; with regard to clause (v) above, an affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts due under its lease; with regard to clause (vi) above, all of the applicable Material Tenant space being leased to a replacement tenant; with regard to clause (vii) above, the applicable Material Tenant having re-

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No. 6 – Morris Corporate Center

commenced its operations and no longer being dark, and having not vacated or ceased to conduct business; or with regard to clause (viii) above, the long term unsecured debt rating of the applicable Material Tenant or the applicable lease guarantor is subsequently raised or otherwise modified such that, with respect to Teva, it is at least “BB-” or the equivalent by Moody’s, S&P and Fitch, with respect to WPP, plc or any guarantor of the Ogilvy lease, it is at least “BBB-” or the equivalent by Moody’s, S&P and Fitch or, with respect to any other Material Tenant or any other lease guarantor of such Material Tenant lease, it is at least “BBB-” or the equivalent by a nationally recognized statistical rating agency if such entity is rated.

A “Material Tenant” means (i) Teva, (ii) Ogilvy or (iii) any other tenant whose lease, either individually or when taken together with any other lease with the same tenant or affiliate tenant, (x) covers no less than 20% of the total rentable square footage of the Morris Corporate Center Property or (y) requires the payment of base rent that is no less than 20% of the total in-place base rent at the Morris Corporate Center Property.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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Annex A-3	BBCMS 2021-C11

No. 7 – 15-17 Park Avenue

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No. 7 – 15-17 Park Avenue

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No. 7 – 15-17 Park Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$31,000,000	Title:	Fee
Cut-off Date Principal Balance:	$31,000,000	Property Type - Subtype:	Multifamily – High Rise
% of Pool by IPB:	3.1%	Net Rentable Area (Units)(2):	97
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	15-17 Park Avenue Delaware LLC	Year Built / Renovated:	1924 / NAP
Borrower Sponsor:	Scott Goldstein	Occupancy:	100.0%
Interest Rate:	3.34000%	Occupancy Date:	7/20/2021
Note Date:	8/16/2021	4th Most Recent NOI (As of):	$2,103,918 (12/31/2018)
Maturity Date:	9/1/2031	3rd Most Recent NOI (As of):	$2,092,489 (12/31/2019)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$1,707,774 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of)(3):	$1,715,668 (TTM 6/30/2021)
Original Amortization:	None	UW Economic Occupancy:	97.0%
Amortization Type:	Interest Only	UW Revenues:	$4,803,894
Call Protection:	L(24),D(89),O(7)	UW Expenses:	$2,638,090
Lockbox / Cash Management:	Springing	UW NOI(3):	$2,165,804
Additional Debt:	No	UW NCF:	$2,141,054
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$50,100,000 / $516,495
Additional Debt Type:	N/A	Appraisal Date:	7/8/2021

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$319,588
Taxes:	$332,588	$110,863	N/A	Maturity Date Loan / Unit:	$319,588
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.9%
Replacement Reserves:	$0	$2,021	$75,000	Maturity Date LTV:	61.9%
Deferred Maintenance:	$26,400	$0	N/A	UW NCF DSCR:	2.04x
				UW NOI Debt Yield:	7.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,000,000	100.0%	Loan Payoff(4)	$29,624,386	95.6%
			Return of Equity	560,959	1.8
			Closing Costs	455,666	1.5
			Upfront Reserves	358,988	1.2
Total Sources	$31,000,000	100.0%	Total Uses	$31,000,000	100.0%

(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(2)	The 15-17 Park Avenue Property (as defined below) is a 97-unit multifamily property with two commercial units. The two commercial units are excluded from the unit count above.

(3)	The increase in Most Recent NOI to UW NOI is primarily attributed to one-time credits for new leases that were given throughout 2020.

(4)	The borrower received a credit totaling approximately $423,830 from the prior lender for the net escrow balance.

The Loan. The 15-17 Park Avenue mortgage loan is secured by the borrower’s fee interest in a 97-unit multifamily property with two commercial units located in New York, New York (the “15-17 Park Avenue Property”). The 15-17 Park Avenue mortgage loan was originated by SGFC and has an outstanding principal balance as of the Cut-off Date of $31.0 million (the “15-17 Park Avenue Mortgage Loan”). The 15-17 Park Avenue Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property. The 15-17 Park Avenue Property is a high rise multifamily property located within the Murray Hill neighborhood of New York. The 15-17 Park Avenue Property was built in 1924 and consists of 85 market rate units, 11 rent stabilized units, a superintendent unit and 2,810 square feet of commercial space occupied by two medical tenants. Unit amenities include stone countertops, stainless steel appliances for some of the units and hardwood flooring. The 15-17 Park Avenue Property has a 24-hour doorman and features a laundry room. Since 2019, the borrower sponsor has invested approximately $2.1 million for capital expenditure items, including updates to the elevators, updates to the common area and unit renovations. As of the July 20, 2021 underwritten rent roll, the 15-17 Park Avenue Property was 100% occupied.

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No. 7 – 15-17 Park Avenue

COVID-19 Update. Tenants representing 98.6% of the underwritten annual residential base rent made their July 2021 rental payments. As of September 9, 2021, the 15-17 Park Avenue Mortgage Loan is not subject to any modification or forbearance requests.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)(3)
92.1%	91.6%	87.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of July 20, 2021.

(3)	From April 2021 to July 2021, the 15-17 Park Avenue Property averaged an approximately 95.8% occupancy and achieved a 100.0% occupancy for both the residential and commercial units as of the July 20, 2021 underwritten rent roll.

The following table presents detailed information with respect to the unit mix of the 15-17 Park Avenue Property:

Multifamily Unit Mix(1)
Unit Type	# of Units(2)	% of Units	Occupied Units	Occupancy	Average Unit Size (SF)	Avg. Monthly Rent Per Unit
Studio - Market	5	5.2%	5	100.0%	349	$2,700
One Bedroom - Market	31	32.0	31	100.0%	524	$3,561
One Bedroom - Stabilized	3	3.1	3	100.0%	524	$1,647
Two Bedroom - Market(3)	38	39.2	38	100.0%	698	$4,572
Two Bedroom - Stabilized	8	8.2	8	100.0%	698	$1,631
Three Bedroom - Market	11	11.3	11	100.0%	873	$6,167
Four Bedroom - Market	1	1.0	1	100.0%	1,047	$6,300
Collateral Total/Wtd. Avg.	97	100.0%	97	100.0%	642	$4,018
(1)	Based on the underwritten rent roll dated July 20, 2021.

(2)	The 15-17 Park Avenue Property includes two commercial units, which are excluded from the Multifamily Unit Mix.

(3)	The superintendent’s unit is included in the Two Bedroom - Market statistics.

Environmental. According to the Phase I environmental assessment dated July 20, 2021, there is no evidence of any recognized or controlled recognized environmental conditions at the 15-17 Park Avenue Property. A historical recognized environmental condition relating to past uses of the 15-17 Park Avenue Property was noted in the Phase I environmental assessment.

The Market. The 15-17 Park Avenue Property is located within the Murray Hill neighborhood on the east side of Manhattan, New York. The Murray Hill neighborhood is primarily residential with supporting retail uses and office buildings on the northern end of the neighborhood as the area approaches Midtown East. Murray Hill is known for its dense residential population, with many large rental, cooperative and condominium buildings along the avenues with small to medium-sized residential buildings on the side streets. Retail uses mostly include local retailers such as restaurants, local clothing boutiques, and convenience stores. Fairway Market is a retail attraction in the neighborhood located along Second Avenue. Other retail uses are located along Third Avenue and East 34th Street. The 15-17 Park Avenue Property is located within a few blocks of many of the New York’s tourist attractions including: the Empire State Building and Bryant Park. The Murray Hill neighborhood has experienced growth patterns in the way of multifamily properties, with some of the ongoing developments including: Madison Houses, a 62-story residential tower that features an indoor pool, spa and fitness center; and 360-368 3rd Avenue, a 35-story mixed-use residential tower that features a fitness room, residential lounge and children’s playroom and has estimated completion date in October 2021.

The 15-17 Park Avenue Property benefits from its proximity to the Grand Central Terminal and Pennsylvania Station (“Penn Station”). Grand Central Terminal is situated at Park Avenue and 42nd Street and Penn Station is situated at Seventh Avenue and West 32nd Street. Grand Central Terminal serves Westchester and Putnam counties in New York as well as the southeasterly coastline of Connecticut. Penn Station serves New Jersey and Long Island and is a major stop on Amtrak’s northeast corridor between Boston and Washington. The 4, 5 and 6 trains all stop at Grand Central Terminal, with additional service provided by the S train, which provides a shuttle between Port Authority and Grand Central Terminal, and the number 7 train which connects between Port Authority and Queens.

According to the appraisal, the 15-17 Park Avenue Property is located within the New York Metro apartment market. As of the first quarter of 2021, the New York Metro apartment market contained approximately 1.9 million residential units with a vacancy rate of 4.7%, representing a 0.7% decrease over the previous quarter. As of the first quarter of 2021, the New York Metro apartment market reported an effective rent of $3,116 per unit. As of the first quarter of 2021, there were 1,347 units completed and a negative net absorption of 12,599 units within the New York Metro apartment market. According to the appraisal, the 15-17 Park Avenue Property is located within the Midtown East submarket. As of the first quarter of 2021, the Midtown East apartment submarket contained 62,447 units with a vacancy rate of 6.6%, representing a decrease of 0.4% over the previous quarter. As of the first of quarter 2021, the Midtown East apartment

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No. 7 – 15-17 Park Avenue

submarket reported an effective rent of $3,802 per unit. As of the first quarter of 2021, there were no completions and negative net absorption of 262 units within the Midtown East apartment submarket.

The following table presents submarket statistics for the 15-17 Park Avenue Property:

Submarket Statistics(1)
Time	Asking Rent Per Unit	Occupancy	Inventory	Net Absorption
2017	$4,520	97.2%	61,610	1,512
2018	$4,670	97.9%	61,610	468
2019	$4,824	98.1%	62,447	922
2020	$3,989	93.8%	62,447	(2,682)
1st Qtr. 2021	$3,802	93.4%	62,447	(262)
(1)	Source: Appraisal.

Comparable properties to the 15-17 Park Avenue Property are shown in the table below:

Comparable Rental Properties(1)
Property Name/Location	Year Built/Renov.	Occupancy	Distance to Subject	Number of Units	Unit Type	Avg. Unit Size (SF)	Avg. Monthly Rent per Unit
15-17 Park Avenue New York, NY(2)	1924/NAP	100.0%	-	97(3)	Studio One Bedroom (Market) One Bedroom (Stabilized) Two Bedroom (Market)(4) Two Bedroom (Stabilized) Three Bedroom (Market) Four Bedroom (Market)	349 524 524 698 698 873 1,047	$2,700 $3,561 $1,647 $4,572 $1,631 $6,167 $6,300
20 Park Avenue New York, NY	1939/NAP	98.4%	0.2	123	Studio One Bedroom Two Bedroom Three Bedroom	591 926 1,263 1,544	$3,202 $4,823 $6,416 $12,643
39 Park Avenue New York, NY	1950/NAP	99.5%	0.2	107	Studio One Bedroom Two Bedroom	505 906 1,322	$3,148 $4,420 $6,227
36 East 36th Street New York, NY	1949/NAP	98.3%	0.2	108	Studio One Bedroom Two Bedroom Three Bedroom	535 657 1,010 1,600	$2,895 $3,129 $4,758 $9,588
106 East 38th Street New York, NY	1930/NAP	93.9%	0.2	143	Studio One Bedroom Two Bedroom	328 606 998	$1,925 $3,781 $4,844
151 Lexington Avenue New York, NY	1910/NAP	89.2%	0.5	53	Studio One Bedroom Two Bedroom	439 496 600	$2,273 $2,996 $3,275
150 East 39th Street New York, NY	1928/NAP	93.8%	0.4	140	Studio One Bedroom Two Bedroom Three Bedroom	427 592 1,000 1,012	$2,234 $3,347 $4,253 $4,530

(1)	Source: Appraisal.

(2)	The 15-17 Park Avenue Occupancy, Unit Type, Avg. Unit Size and Avg. Monthly Rent Per Unit are based on the underwritten rent roll dated July 20, 2021.

(3)	The 15-17 Park Avenue Property includes two commercial units that are excluded from the Number of Units.

(4)	The superintendent’s unit is included in the Two Bedroom (Market) statistics.

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No. 7 – 15-17 Park Avenue

The following table presents certain information relating to comparable sales for the 15-17 Park Avenue Property:

Comparable Sales(1)
Property Location	Sale Date	No. of Units	Total Occupancy	Sale Price	Sale Price Per Unit	Adjusted Sales Price Per Unit
15-17 Park Avenue New York, NY	NAP	97(2)	100.0%(2)	NAP	NAP	NAP
400 East 58th Street New York, NY	Sept-2020	132	NAV	$62,000,000	$470,403	$517,443
StoneHenge 51 New York, NY	Feb-2020	114	NAV	$66,248,000	$581,123	$524,463
Upper West Side Portfolio New York, NY	May-2020	80	NAV	$37,000,000	$462,500	$485,625
Eagle Court New York, NY	Jun-2021	128	NAV	$71,000,000	$554,688	$526,953

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated July 20, 2021.

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$4,832,541	$4,901,293	$4,815,186	$4,879,645	$4,676,916	$47,242	94.4%
Laundry Income	21,821	20,757	24,779	22,432	24,000	242	0.5
Other Income 1(3)	221,107	209,097	222,007	252,561	217,494	2,197	4.4
Other Income 2(4)	12,333	6,117	4,058	34,058	34,058	344	0.7
Gross Potential Rent	$5,087,802	$5,137,264	$5,066,030	$5,188,696	$4,952,468	$50,025	100.0%
Total Reimbursements	0	0	0	0	0	0	0.0
Net Rental Income	$5,087,802	$5,137,264	$5,066,030	$5,188,696	$4,952,468	$50,025	100.0%
(Vacancy/Credit Loss)(5)	(383,035)	(409,089)	(642,925)	(664,393)	(148,574)	(1,501)	(3.0)
(Concessions)	0	0	0	(95,425)	0	0	0.0
Effective Gross Income	$4,704,767	$4,728,175	$4,423,105	$4,428,878	$4,803,894	$48,524	97.0%

Total Expenses	$2,600,849	$2,635,686	$2,715,331	$2,713,210	$2,638,090	$26,647	54.9%

Net Operating Income(6)	$2,103,918	$2,092,489	$1,707,774	$1,715,668	$2,165,804	$21,877	45.1%

Total TI/LC, Capex/RR	0	0	0	0	24,750	250	0.5

Net Cash Flow	$2,103,918	$2,092,489	$1,707,774	$1,715,668	$2,141,054	$21,627	44.6%
(1)	TTM column represents the trailing 12 months ending June 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Other Income 1 represents rent related to the two commercial tenants totaling $201,936 and commercial utility reimbursements totaling $9,500. Other Income 1 also includes rent steps of $6,058 for the two commercial tenants through July 2022.

(4)	Other Income 2 represents damage reimbursements, late fee income, pet fees, termination fees, cable income, air conditioning fees and miscellaneous income.

(5)	Underwritten Vacancy/Credit Loss represents the economic vacancy of 3.0%.

(6)	The increase in Underwritten Net Operating Income from TTM Net Operating Income is primarily attributed to one-time credits for new leases that were given throughout 2020.

The Borrower. The borrower is 15-17 Park Avenue Delaware LLC, a single purpose, Delaware limited liability company with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 15-17 Park Avenue Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and nonrecourse carve-out guarantor of the 15-17 Park Avenue Mortgage Loan is Scott Goldstein. Mr. Goldstein has over 25 years of experience in real estate, and his expertise includes property management, real estate development and repositioning of assets. Mr. Goldstein’s family founded Samson Management LLC (“Samson”) in 1964, which has been located in Rego Park, Queens for almost 50 years. Samson owns and manages over 5,000 residential apartment units in all five boroughs of New York City, Westchester county, Nassau county and West Palm Beach, Florida as well as over 1.5 million square feet of office and retail properties in New York City, Northern New Jersey, Westchester county, Long Island, Florida and Pennsylvania.

Property Management. The 15-17 Park Avenue Property is managed by Samson, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited in escrow $332,588 for real estate taxes and $26,400 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments (currently $110,863).

Insurance Escrows – The requirement for the borrower to make deposits to the insurance escrow is waived so long as (i) no event of default has occurred and is continuing; (ii) the 15-17 Park Avenue Property is insured under a blanket insurance policy in accordance

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No. 7 – 15-17 Park Avenue

with the 15-17 Park Avenue Mortgage Loan documents; and (iii) the borrower provides the lender with written evidence satisfactory to the lender of the payment of the applicable insurance premiums at least ten days prior to the expiration of any acceptable blanket policy.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $2,021 for replacement reserves, subject to a cap of $75,000. Additionally, upon 30 days’ prior notice to the borrower, in the event the debt service coverage ratio ever falls below 1.40x, the lender may reassess the amount of the monthly payment required into the replacement reserve subaccount from time to time in its reasonable discretion.

Lockbox / Cash Management. The 15-17 Park Avenue Mortgage Loan documents require a springing lockbox with springing cash management. Upon the occurrence of a Cash Management Period (as defined below) the borrower will be required to (i) deposit all rents received from non-residential tenants at the 15-17 Park Avenue Property into the lender-controlled lockbox account and (ii) deposit all rents received from residential tenants at the 15-17 Park Avenue Property into a lender-controlled lockbox account within three business days of receipt. The borrower will be required to (i) deliver a tenant direction notice to each tenant occupying commercial space at the 15-17 Park Avenue Property within ten days following the occurrence of a Cash Management Period; (ii) from and after the first occurrence of a Cash Management Period, to deliver a new tenant direction notice upon the execution of any new commercial lease and (iii) continue to send any new tenant direction letters until the addressee complies with the terms, provided, however, the borrower will only be required to send to any non-complying tenant three new tenant direction notices in any calendar year during the term of the 15-17 Park Avenue Mortgage Loan unless an event of default has occurred and is continuing, in which case the borrower is required to continue to send the new tenant direction notices until each addressee complies with the terms of the notice. As long as no Cash Management Period is in effect, funds deposited into the lockbox account are required to be transferred to the borrower’s operating account on a daily basis. Upon the occurrence of a Cash Management Period, all sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied and disbursed in accordance with the 15-17 Park Avenue Mortgage Loan documents. Available cash on deposit will be applied as follows: (a) if a Cash Management Period is not in effect, to the borrower, or (b) to the extent that a Cash Management Period is in effect, to the cash collateral subaccount.

A “Cash Management Period” will commence upon: (i) the stated maturity date of September 1, 2031; (ii) the occurrence of an event of default; (iii) a debt service coverage ratio less than 1.35x for two consecutive calculation dates; or (iv) if from and after the payment date occurring in September 2030, the debt yield is less than 6.50%; and will end upon, as applicable, (a) with respect to clause (i) above, (1) the 15-17 Park Avenue Mortgage Loan and all other obligations under the 15-17 Park Avenue Mortgage Loan documents have been repaid in full or (2) the stated maturity date has not occurred (b) with respect to clause (ii) once the event of default has been cured and no other event of default has occurred and is continuing, and (c) with respect to clause (iii) above, the debt service coverage ratio is at least equal to 1.40x for two consecutive quarters. A Cash Management Period that commences pursuant to clause (iv) above will only end upon the 15-17 Park Avenue Mortgage Loan and all other obligation under the 15-17 Park Avenue Mortgage Loan documents having been repaid in full.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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No. 8 – Gainey Ranch Corporate Center II

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No. 8 – Gainey Ranch Corporate Center II

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No. 8 – Gainey Ranch Corporate Center II

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSPRT	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$29,175,000	Title:	Fee
Cut-off Date Principal Balance:	$29,175,000	Property Type - Subtype:	Office – Suburban
% of IPB:	3.0%	Net Rentable Area (SF):	203,642
Loan Purpose:	Acquisition	Location:	Scottsdale, AZ
Borrower:	Dansons Gainey, LLC	Year Built / Renovated:	1991 / NAP
Borrower Sponsors:	Jeffrey Thiessen and Jordan Thiessen	Occupancy:	100.0%
Interest Rate:	3.20000%	Occupancy Date:	8/6/2021
Note Date:	8/6/2021	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	8/6/2031	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2):	NAV
Original Term:	120 months	Most Recent NOI (As of)(2):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$5,452,743
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$1,666,890
Lockbox / Cash Management:	Hard / In Place	UW NOI:	$3,785,854
Additional Debt:	No	UW NCF:	$3,480,391
Additional Debt Balance:	N/A	Appraised Value / Per SF(3):	$62,000,000 / $304
Additional Debt Type:	N/A	Appraisal Date:	6/22/2021

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$143
Taxes:	$238,776	$47,755	N/A	Maturity Date Loan / SF:	$143
Insurance:	$126,903	$21,151	N/A	Cut-off Date LTV:	47.1%
Replacement Reserves:	$700,000	$21,213	N/A	Maturity Date LTV:	47.1%
TI/LC:	$0	$16,970	$610,926	UW NCF DSCR:	3.68x
Deferred Maintenance:	$57,600	$0	N/A	UW NOI Debt Yield:	13.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,175,000	72.0%	Purchase Price(3)	$39,000,000	96.3%
Borrower Sponsor Equity	11,342,818	28.0	Upfront Reserves	1,123,279	2.8
			Closing Costs	394,539	0.9
Total Sources	$40,517,818	100.0%	Total Uses	$40,517,818	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

(2)	Historical financial information is not available because the borrower sponsors acquired the Gainey Ranch Corporate Ranch II Property in May 2021 and the prior owner did not provide such information.

(3)	The Gainey Ranch Corporate Ranch II Property was purchased vacant by the borrower sponsors at a contract price of $39,000,000 from Nationwide Mutual Insurance Company on May 3, 2021. The Appraised value of $62,000,000 assumes Dansons’ signed 15-year lease. The appraiser also concluded to a “Hypothetical- Go Dark” value of $40,000,000 as of June 22, 2021. The Cut-off Date LTV and Maturity Date LTV based on the $40,000,000 “Hypothetical- Go Dark” appraised value are 72.9% and 72.9%, respectively.

The Loan. The Gainey Ranch Corporate Center II mortgage loan has an outstanding principal balance as of the Cut-off Date of $29,175,000 (the “Gainey Ranch Corporate Center II Mortgage Loan”) and is secured by a first mortgage lien on the borrower’s fee interest in a 203,642 square foot, office property located in Scottsdale, Arizona (the “Gainey Ranch Corporate Center II Property”). The Gainey Ranch Corporate Center II Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property. The Gainey Ranch Corporate Center II Property is a two-story Class A, single-tenant suburban office building located in Scottsdale, Arizona. The Gainey Ranch Corporate Center II Property was built in 1991 and is situated on approximately 7.65 acres. The Gainey Ranch Corporate Center II Property is part of the Gainey Ranch Corporate Center which features significant frontage and views along the Gainey Ranch Golf Club. The Gainey Ranch Corporate Center II Property was the former headquarters for Nationwide Insurance Company until the tenant vacated in the fourth quarter of 2020. Dansons US, LLC (“Dansons”) executed a 15-year, lease at the Gainey Ranch Corporate Center II Property on August 6, 2021. Dansons occupies 100% of the space and the Gainey Ranch Corporate Center II Property serves as the company’s corporate headquarters. Dansons has fully moved into the Gainey Ranch Corporate Center II Property as of August 26, 2021. The Gainey Ranch Corporate Center II Property also features a two-story subterranean parking

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garage with direct building access containing 847 spaces which equates to a parking ratio of approximately 4.2 spaces per 1,000 square feet of net rentable area.

COVID-19 Update. As of September 7, 2021, the Gainey Ranch Corporate Center II Property is open and operating. The sole tenant at the Gainey Ranch Corporate Center II Property made its August 2021 rental payment. As of September 9, 2021, the Gainey Ranch Corporate Center II Property Mortgage Loan is not subject to any forbearance, modification, or debt service relief requests.

Major Tenant.

Dansons (203,642 square feet; 100.0% of the NRA; 100.0% of underwritten base rent) is the sole tenant at the Gainey Ranch Corporate Center II Property. Dansons was founded in 1999 by Daniel Thiessen and his two sons, Jeffrey Thiessen and Jordan Thiessen, who serve as borrower sponsors and non-recourse carveout guarantors under the Gainey Ranch Corporate Center II Mortgage Loan documents. Dansons is a global consumer goods corporation and owns multiple brands including Country Smokers, Thiessens, Pit Boss Grills, Louisiana Grills and Surelock Security. Dansons currently operates across 25 factories and an additional 13 locations comprised of offices, distribution centers, pellet mills, and call centers. The Gainey Ranch Corporate Center II houses multiple departments for Dansons including a call center element, digital media marketing, sales, research and development, and executive offices. Dansons plans on utilizing the majority of its first floor space at the Gainey Ranch Corporate Center II Property to build out a retail showroom space for its large customers. Dansons is currently relocating all employees from its 30,000 square foot space in downtown Phoenix to the Gainey Ranch Corporate Center II Property. Dansons is planning to migrate its call center from its current location in Salem, Oregon to the Gainey Ranch Corporate Center II Property. Dansons has experienced tremendous growth over the past seven years increasing from a reported $6.4 million in net sales in 2013 to more than $365 million in reported net sales in 2020. For the period of 2019 to 2020, net sales increased by approximately 74.0%. In 2020, Dansons reported its best year in sales, units sold, profits, and market share in company history as well as a $43.0 million EBITDA, which has grown to $52.7 million for the trailing twelve months.

Environmental. According to the Phase I environmental assessment dated May 21, 2021, there was no evidence of any recognized environmental conditions at the Gainey Ranch Corporate Center II Property.

Historical and Current Occupancy(1)
	2018	2019	2020(2)	Current(3)
Gainey Ranch Corporate Center II	100.0%	100.0%	0.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	The Gainey Ranch Corporate Center II Property was previously occupied by Nationwide Insurance Company which vacated in the fourth quarter of 2020.

(3)	Current Occupancy is as of August 6, 2021.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Dansons US, LLC	NR/NR/NR	203,642	100.0%	$20.00	$4,072,840	100.0%	8/5/2036(2)

Occupied Collateral Total		203,642	100.0%	$20.00	$4,072,840	100.0%

Vacant Space		0	0.0%

Collateral Total		203,642	100.0%

(1)	Based on the underwritten rent roll dated August 6, 2021.

(2)	After the expiration of the initial fifteen-year lease term, the lease with Dansons has one-year automatic renewals unless either the tenant or landlord terminates the lease by providing at least 90 days prior written notice to the other party.

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Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2021 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2030	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2031	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2032 & Beyond(2)	1	203,642	100.0	$4,072,840	100.0%	203,642	100.0%	$4,072,840	100.0%
Total	1	203,642	100.0%	$4,072,840	100.0%
(1)	Based on underwritten rent roll dated August 6, 2021.

(2)	Dansons’ lease expires in 2036.

Operating History and Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Gross Potential Rent	$4,072,840	$20.00	71.0%
Total Recoveries	1,666,890	8.19	29.0
Other Income	0	0.00	0.0
Net Rental Income	$5,739,730	$28.19	100.0%
(Vacancy/Credit Loss)	(286,986)	(1.41)	(5.0)
Effective Gross Income	$5,452,743	$26.78	100.0%
Total Expenses	$1,666,890	$8.19	30.6%
Net Operating Income	$3,785,854	$18.59	69.4%
Total TI/LC, Capex/RR	305,463	1.50	5.6
Net Cash Flow	$3,480,391	$17.09	63.8%
(1)	% column represents (i) percent of Net Rental Income for all revenue lines and Vacancy/Credit Loss and (ii) percent of Effective Gross Income for the remainder of fields

The Market. The Gainey Ranch Corporate Center II Property is located in the Phoenix-Mesa-Scottsdale, AZ metropolitan statistical area (the “Phoenix MSA”). The Gainey Ranch Corporate Center II Property is located 5.8 miles north of downtown Scottsdale, which is widely regarded as one of the most desirable urban locations in the Phoenix MSA. According to the appraisal, The Phoenix MSA is one of the fastest growing metropolitan statistical areas in the nation. In recent years, a significant number of financial, technology and manufacturing companies have located and expanded operations in the area. The unemployment rate has gradually recovered for the past months. The unemployment rate in the Phoenix MSA was at a peak rate of 13.5% in April 2020 and has decreased to 6.2% as of May 2021.

The Gainey Ranch Corporate Center II Property is accessible to Scottsdale Road and Arizona Loop 101. Arizona Loop 101 is a highway that loops around the northern end of the Phoenix area connecting several suburbs including Tolleson, Glendale, Peoria, Scottsdale, Mesa, Tempe and Chandler. State Route 51 is located approximately 8.2 miles from the Gainey Ranch Corporate Center II Property and provides access between central and northeast Phoenix.

The Gainey Ranch Corporate Center II Property is located in the Central Scottsdale submarket of the Phoenix office market. According to a third-party report, as of the second quarter of 2021, the Phoenix office market had an inventory of approximately 193.8 million square feet, an overall vacancy rate of 14.1% and average asking rents of $26.30 per square foot. According to a third-party report, as of the second quarter of 2021, the Central Scottsdale submarket had an inventory of approximately 9.0 million square feet, an overall vacancy rate of 17.4% and average asking rents of $26.64 per square foot. According to the appraisal, the 2020 total population within a one-,

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three- and five-miles radius of the Gainey Ranch Corporate Center II Property is 7,828, 56,245 and 166,704, respectively. The 2020 average household income within the same radii is $165,011, $151,872 and $142,246, respectively.

The following table presents office rental data with respect to comparable office property leases with respect to the Gainey Ranch Corporate Center II Property as identified in the appraisal:

Comparable Office Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Yrs.)
Gainey Ranch Corporate Center II 8877 North Gainey Center Drive Scottsdale, AZ	1991	100.0%	203,642	Dansons US, LLC	203,642	$20.00	Aug-21	15.0
Papago Park Center 1150 West Washington Street Tempe, AZ	2004	100%	215,827	Wells Fargo	214,303	$28.00	Jan-19	6.4
Republic Services Northsight 14400 North 87th Street Scottsdale, AZ	1999	100%	136,000	Republic Services	133,634	$22.00	Jul-19	12.8
Park Place- Building 16 1700 South Price Road Chandler, AZ	2019	100%	150,000	Vaya Financial	151,359	$21.00	Apr-20	10.7
Benchmark Electronics 2100 E Rio Salado Parkway Tempe, AZ	2019	100%	63,500	Benchmark Electronics	63,500	$30.25	Feb-19	10.7
Northrop Grumman 1715 West Elliot Road Gilbert, AZ	2020	100%	120,512	Northrop Grumman	119,222	$19.75	Nov-20	10.2

(1)	Source: Appraisal, except for Gainey Ranch Corporate Center II, which information is based on the underwritten rent roll dated August 6, 2021.

The following table presents certain information relating to comparable office sales for the Gainey Ranch Corporate Center II Property:

Comparable Sales(1)
Property Name/Location	Sale Date	Total NRA (SF)	Distance from Subject	Sale Price	Sale Price PSF	Adjusted Sales Price PSF(2)
Gainey Ranch Corporate Center II 8877 North Gainey Center Drive Scottsdale, AZ	May-2021	203,642(3)	--	$39,000,000	$191.51	$191.51
Crown Castle Headquarters 2055 Southwest Stearman Drive Chandler, AZ	Sep-2015	70,000	21.0 miles	$16,038,341	$229.12	$229.12
Discount Tire Headquarters 20225 North Scottsdale Road Scottsdale, AZ	May-2017	157,566	7.2 miles	$40,180,000	$255.00	$255.00
Kierland I 16430 North Scottsdale Road Scottsdale, AZ	Aug-2013	175,441	4.8 miles	$29,300,000	$167.01	$168.15
Riverpoint, Bldg. 1 3125 East Wood Street Phoenix, AZ	Jul-2019	52,640	12.0 miles	$7,526,800	$142.99	$142.99

(1)	Information obtained from the appraisal.

(2)	Adjusted Sales Price PSF reflects the appraiser’s stabilized price and accounts for certain transaction and property level adjustments.

(3)	Based on the underwritten rent roll dated August 6, 2021.

The Borrower. The borrower is Dansons Gainey, LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel for the borrower delivered a non-consolidation opinion in connection with the Gainey Ranch Corporate Center II Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Jeffrey Thiessen and Jordan Thiessen. Jeffrey Thiessen is the co-founder and president of Dansons. Jeffrey Thiessen has over 20 years of experience in the hearth and barbecue industry. Jeffrey Thiessen had led Dansons’ customer and business development and has provided strategic direction and vision for all of Dansons’ global sales and marketing activities. Jordan Thiessen serves as the Chief Operating Officer of Dansons.

Property Management. The Gainey Ranch Corporate Center II Property is self-managed.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) $700,000 for replacement reserves, (ii) $238,776 for real estate taxes, (iii) $126,903 for insurance premiums and (iv) $57,600 for deferred maintenance.

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Tax Escrows – On each monthly payment date, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $47,755.

Insurance Escrows – On each monthly payment date, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $21,151.

Replacement Reserves – On each monthly payment date beginning on the first payment date of September 6, 2021 until and including the payment date on August 6, 2024, the borrower is required to escrow approximately $21,213 (approximately $1.25 per square foot annually) and on each monthly payment date beginning September 6, 2024 and thereafter, the borrower is required to escrow approximately $4,242 (approximately $0.25 per square foot annually) for replacement reserves.

TI/LC Reserves – On each monthly payment date, the borrower is required to escrow $16,970 (approximately $1.00 per square foot annually) for tenant improvement and leasing commission reserves, subject to a cap of $610,926.

Lockbox / Cash Management. The Gainey Ranch Corporate Center II Mortgage Loan is structured with a hard lockbox and in-place cash management. Revenues from the Gainey Ranch Corporate Center II Property are required to be deposited directly into the lockbox account and transferred on each business day into the cash management account controlled by the lender to be applied and disbursed in accordance with the Gainey Ranch Corporate Center II Mortgage Loan documents. While a Cash Sweep Period (as defined below) is in effect, all excess cash is required to be held by the lender as additional collateral for the Gainey Ranch Corporate Center II Mortgage Loan.

A “Cash Sweep Period” will commence upon any of the following: (i) an event of default; (ii) the debt yield being less than 9.0%; and (iii) the occurrence of a Specified Tenant Sweep Event (as defined below).

A Cash Sweep Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the debt yield being greater than or equal to 9.5% for two consecutive calendar quarters; and with respect clause (iii) the expiration of all Specified Tenant Sweep Events.

A “Specified Tenant” means, individually and collectively, Dansons, and any parent company of Dansons, and guarantor of such tenant’s lease, and any replacement tenant occupying all or any portion of the space at the Gainey Ranch Corporate Center II Property.

A “Specified Tenant Sweep Event” will commence upon any of the following: (i) a Specified Tenant defaults under its lease beyond all applicable notice and/or cure periods; (ii) a Specified Tenant going dark, vacating or otherwise failing to occupy 50% or more of its leased space or giving notice of its intent to do any of the foregoing; (iii) any bankruptcy or similar insolvency of a Specified Tenant; (iv) a Specified Tenant terminating, cancelling or surrendering its lease, or giving notice of its intent to do any of the foregoing; (v) the earlier of (a) the date that is 12 months prior to the scheduled expiration of such Specified Tenant’s lease or (b) the date under such Specified Tenant’s Lease by which such Specified Tenant is required to give notice of its exercise of a renewal option, unless such applicable cure has already occurred; and (vi) a Specified Tenant has its rating downgraded by at least two notches by any rating agency from such rating as of the origination date, or if the lease is entered after the origination date, the date that such lease is entered into.

A Specified Tenant Sweep Event will end: with respect to clause (i), the cure of such event of default has been accepted by the borrower, with respect to clause (ii) (a) the Specified Tenant has resumed occupancy and normal business operations at all of its leased space and (b) the Specified Tenant delivering to the lender an acceptable tenant estoppel certificate, with respect to clause (iii) the Specified Tenant no longer is insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to a final, non-appealable order of a court of competent jurisdiction, with respect to clause (iv), (a) the Specified Tenant revokes any notification of any termination, cancellation or surrender of its lease and resuming ordinary course business operations at all of its leased space and (b) the Specified Tenant delivering to the lender an acceptable tenant estoppel certificate, with respect to clause (v), (a) acceptable evidence that such Specified Tenant has given notice of renewal under terms of its lease, and all landlord obligations (including the payment of any leasing commissions) have been satisfied in full (or sufficient funds have been reserved for such purposes and to cover any operating shortfalls relating to the delay in the commencement of full rent payments and (b) the Specified Tenant delivering to the lender an acceptable tenant estoppel certificate, and with respect to clause (vi), the Specified Tenant’s rating is increased to at least the same rating assigned to such Specified Tenant as of the origination date, or if the lease is entered into after the origination date, the date that such lease is entered into, and with respect to any Specified Tenant Sweep Event, all of the space leased to the Specified Tenant (a) all of the space leased to the Specified Tenant is leased to one or more replacement tenants on terms acceptable to lender, and all landlord obligations (including the payment of any leasing commissions) have been satisfied in full (or sufficient funds have been reserved for such purposes and to cover any operating shortfalls relating to the delay in the commencement of full rent payments) and (b) such replacement tenants delivering to lender acceptable tenant estoppel certificate(s).

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,930,000	Title:	Fee
Cut-off Date Principal Balance:	$28,930,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	2.9%	Net Rentable Area (Units):	132
Loan Purpose:	Refinance	Location:	Groton, CT
Borrower:	Pleasant Valley Apartments, LLC	Year Built / Renovated:	2019-2021 / NAP
Borrower Sponsor:	A. Richard Nernberg	Occupancy:	100.0%
Interest Rate:	3.30000%	Occupancy Date:	8/4/2021
Note Date:	8/16/2021	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	9/6/2031	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2):	$1,027,449 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of)(2):	$1,513,106 (TTM 7/31/2021)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$2,913,811
Call Protection:	L(24),D(92),O(4)	UW Expenses:	$738,187
Lockbox / Cash Management:	Springing	UW NOI(2):	$2,175,624
Additional Debt:	No	UW NCF:	$2,142,624
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$41,700,000 / $315,909
Additional Debt Type:	N/A	Appraisal Date:	7/8/2021

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$219,167
Taxes:	$77,887	$19,472	N/A	Maturity Date Loan / Unit:	$219,167
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.4%
Replacement Reserves:	$0	Springing	$165,000	Maturity Date LTV:	69.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.21x
Other:	$0	$0	N/A	UW NOI Debt Yield:	7.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,930,000	100.0%	Payoff Existing Debt	$19,225,378	66.5%
			Return of Equity	9,339,156	32.3
			Closing Costs	287,579	1.0
			Upfront Reserves	77,887	0.3
Total Sources	$28,930,000	100.0%	Total Uses	$28,930,000	100.0%
(1)	The Pleasant Valley Apartments Property (as defined below) was built in one phase with a staged delivery of the buildings over a period of 24 months and completed in 2021, as such 3rd Most Recent NOI and 4th Most Recent NOI are unavailable.
(2)	The increase from 2nd Most Recent NOI and Most Recent NOI to UW NOI was due to the lease up at the Pleasant Valley Apartments Property as units came online following their completion. See “The Property” section below for a full description of the renovations.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Pleasant Valley Apartments mortgage loan (the “Pleasant Valley Apartments Mortgage Loan”) has an original and Cut-off Date balance of $28,930,000 and is secured by a first mortgage lien on the borrower’s fee interest in a 132-unit multifamily property located in Groton, Connecticut (the “Pleasant Valley Apartments Property”). The Pleasant Valley Apartments Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property. The Pleasant Valley Apartments Property is a 132-unit, Class A, garden-style multifamily property located on 12.4 acres in Groton, Connecticut. Completed in 2021, the Pleasant Valley Apartments Property has 18 studio units, 48 one-bedroom units and 66 two-bedroom units located across three three-story buildings. The studio, one-bedroom and two-bedroom units at the Pleasant Valley Apartments Property are offered in seven different unit types, ranging from 623 square feet to 1,245 square feet, with an average unit size of 967 square feet. There are a total of 196 parking spaces, including 161 carport and surfaces spaces and 35 spaces in detached garages. The improvements consist of wood frame-construction and are elevator serviced. All of the units have a balcony, a patio, walk-in closets, in-unit washer/dryers, air conditioning and hardwood floors. Additionally, the Pleasant Valley Apartments Property amenities include a package service, controlled access, maintenance on site, a property manager on site, 24-hour availability trash pickup, storage space, a fitness center, a pool, bike storage, a fenced lot, a grill area and a picnic area.

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COVID-19 Update. As of September 2, 2021, 99.2% of gross potential rent was collected through the period ending in July 2021, and 99.2% of gross potential rent was collected through the period ending in June 2021. As of September 9, 2021, the Pleasant Valley Apartments Mortgage Loan is not subject to any modification or forbearance request.

The following table presents detailed information with respect to the unit mix of the Pleasant Valley Apartments Property:

			Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	Occupancy	Average SF	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF
Studio	18	13.6%	18	100.0%	623	$1,406	$2.26
One Bedroom	48	36.4%	48	100.0%	845	$1,540	$1.82
Two Bedroom	66	50.0%	66	100.0%	1,150	$1,730	$1.51
Collateral Total/Wtd. Avg.	132	100.0%	132	100.0%	967	$1,617	$1.67
(1)	Based on the underwritten rent roll dated August 4, 2021.

(2)	Average Monthly Rental Rate is calculated using the in-place contract rent of the Occupied Units.

Environmental. According to the Phase I environmental site assessment dated July 22, 2021, there is no evidence of any recognized environmental conditions or controlled recognized environmental conditions at the Pleasant Valley Apartments Property.

Historical and Current Occupancy
2020(1)	Current(2)
NAP	100.0%
(1)	The Pleasant Valley Apartments Property was built in one phase with a staged delivery of the buildings over a period of 24 months and completed in 2021, as such historical occupancy is unavailable.

(2)	Current Occupancy is based on the underwritten rent roll dated August 4, 2021.

Operating History and Underwritten Net Cash Flow
	2020(1)	TTM(1)(2)	Underwritten(1)	Per Unit	%(3)
Rents in Place	$1,281,185	$1,784,302	$2,549,665	$19,316	83.1%
Other Income(4)	236,385	344,008	517,504	3,920	16.9
Gross Potential Rent	$1,517,570	$2,128,310	$3,067,169	$23,236	100.0%
Total Reimbursements	0	0	0	0	0.0
Net Rental Income	$1,517,570	$2,128,310	$3,067,169	$23,236	100.0%
(Vacancy/Credit Loss)	0	0	(153,358)	(1,162)	(5.0)
Effective Gross Income	$1,517,570	$2,128,310	$2,913,811	$22,074	95.0%

Total Expenses	$490,121	$615,204	$738,187	$5,592	25.3%

Net Operating Income	$1,027,449	$1,513,106	$2,175,624	$16,482	74.7%

Total TI/LC, Capex/RR	0	0	33,000	250.00	1.1

Net Cash Flow	$1,027,449	$1,513,106	$2,142,624	$16,232	73.5%
(1)	The increase in Rents in Place from 2020 and TTM to Underwritten was driven by the lease up at the Pleasant Valley Apartments Property as units came online following their completion.

(2)	TTM column represents the trailing 12 months ending July 2021.

(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of fields.

(4)	Other Income is comprised of water & sewer, late fees, application fees, administrative fees, short term fees, pet fees and damages.

The Market. The Pleasant Valley Apartments Property is located in Groton, Connecticut, within the Norwich-New London market and New London submarket. The Pleasant Valley Apartments Property is approximately halfway between New York, NY and Boston, MA. The Pleasant Valley Apartments Property offers connectivity to the greater northeast corridor via I-95 and State Route 184 which are both within two miles of the Pleasant Valley Apartments Property. The immediate area around the Pleasant Valley Apartments Property consists of office, retail and industrial along the major throughways. Groton is home to the Naval Submarine Base New London and the submarine construction facilities of the Electric Boat Division of General Dynamics, the principal contractor for submarine work in the Navy. Additionally, the Global Research and Development campus of Pfizer, Inc. is headquartered in Groton less than four miles from

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the Pleasant Valley Apartments Property. The Pleasant Valley Apartments Property is less than two miles from Groton Square Shopping Center which is home to national retailers including Walmart and Kohl’s, and the Pleasant Valley Apartments Property is within 12 miles of the Mohegan Sun and Foxwood Resort casinos.

As of the first quarter of 2021, the New London submarket contained 9,454 units with a vacancy rate of 2.7% and an average asking rent of $1,302 per unit. According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Pleasant Valley Apartments Property was approximately 7,025, 39,880 and 80,733, respectively, and the estimated 2020 average household income within the same radii was approximately $75,478, $74,933 and $80,424, respectively.

The following table presents certain information relating to comparable multifamily rentals for the Pleasant Valley Apartments Property as identified in the appraisal:

Comparable Rentals(1)
Property Name/Location	Units	Average SF per Unit	Year Built / Renov.	Occupancy	Average Asking Rent (Studio)	Average Asking Rent (1 Bed)	Average Asking Rent (2 Beds)
Pleasant Valley Apartments Groton, CT	132(2)	967(2)	2021 / NAP	100.0%(2)	$1,406(2)	$1,563(2)	$1,740(2)
The Ledges Apartments Groton, CT	339	1,042	2003 / NAP	96.2%	NAP	$1,700	$2,278
Waterford Parc Waterford, CT	72	983	2020 / NAP	94.4%	NAP	$1,695	$1,950
LaTriumphe Groton, CT	292	953	1993 / NAP	99.0%	NAP	$1,373	$1,588
The Docks New London, CT	137	662	2021 / NAP	56.2%(3)	$1,230	$1,598	$2,023
The Sound at Gateway Com. East Lyme, CT	280	1,007	2015 / NAP	99.0%	$1,560	$1,655	$1,876
60 Mansfield Road Apts New London, CT	104	697	2018 / NAP	99.0%	$1,293	$1,670	$1,918
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated August 4, 2021.

(3)	The Docks was constructed in 2021 and is currently in its lease-up phase.

The following table presents certain information relating to comparable multifamily sales for the Pleasant Valley Apartments Property as identified in the appraisal:

Comparable Sales(1)
Property Name/Location	Units	Average SF per Unit	Year Built/ Renov.	Occupancy	Sales Date	Sales Price	Sales Price Per Unit	Adjusted Sales Price Per Unit
Pleasant Valley Apartments Groton, CT	132(2)	967(2)	2021 / NAP	100.0%(2)	NAP	NAP	NAP	NAP
One Mansfield Mansfield, MA	81	878	2017 / NAP	NAV	June-21	$25,360,000	$313,086	NAP
The Point at Wrentham Wrentham, MA	240	NAV	2019 / NAP	NAV	Dec-20	$84,500,000	$352,083	$320,044
The Grand Luxury Apartments Granby, CT	130	1,053	2018 / NAP	NAV	May-20	$33,300,000	$256,154	$274,341
Multifamily Complex Plymouth, MA	56	1,117	2018 / NAP	NAV	May-21	$21,250,000	$379,464	$341,518
The Westerly at Forge Park Franklin, MA	280	956	2017 / NAP	NAV	Nov-19	$84,250,000	$300,893	$325,416
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated August 4, 2021.

The Borrower. The borrower is Pleasant Valley Apartments, LLC, a single purpose, Connecticut limited liability company.

The Borrower Sponsor. The borrower sponsor and nonrecourse carve-out guarantor of the Pleasant Valley Apartments Mortgage Loan is A. Richard Nernberg. A. Richard Nernberg is the founder of A.R. Building Company, Inc., a real estate development and management company that focuses on multifamily properties. Founded in 1968, A.R. Building Company has over 50 years of experience and currently owns and operates 8,600 apartment and townhouse units at 50 properties in 10 states, as well as two office buildings.

Property Management. The Pleasant Valley Apartments Property is managed by A.R. Building Company, Inc., an affiliate of the borrower sponsor.

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Escrows and Reserves.

Tax Escrows – The borrower deposited approximately $77,887 into a real estate tax reserve at origination and is required to escrow an ongoing monthly real estate tax reserve payment in an amount equal to 1/12th of the annual estimated real estate taxes (initially approximately $19,472).

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments if the borrower does not maintain a blanket policy acceptable to the lender.

Replacement Reserves – On a monthly basis commencing on September 6, 2023, the borrower is required to escrow $2,750 (equal to approximately $250 per unit per annum) for capital expenditures until the balance of the replacement reserve equals at least $165,000 (the “Replacement Reserve Cap”). In the event the balance of funds in the replacement reserve falls below the Replacement Reserve Cap, the replacement reserve monthly deposit will recommence until the Replacement Reserve Cap is reached again.

Lockbox / Cash Management. The Pleasant Valley Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrower is required to establish an eligible account and deposit, or cause to be deposited, all income, security deposits and other revenue from the Pleasant Valley Apartments Property received by the borrower or property management. Upon the occurrence and during the continuance of a Trigger Period, all funds received by the borrower or property management are required to be deposited into the lockbox account no later than one business day after receipt. On each business day, all funds on deposit in the lockbox account are required to be transferred to (a) during any time other than during a Trigger Period, an account specified by the borrower and (b) during the continuance of a Trigger Period, to a cash management account under the control of the lender to be applied and disbursed in accordance with the Pleasant Valley Apartments Mortgage Loan documents. Excess cash on deposit in the cash management account will be applied as follows: (a) during the continuance of a Low DSCR Period (as defined below), the excess cash flow subaccount, or (b) if no Low DSCR Period has occurred and is continuing, to an account specified by the borrower.

A “Trigger Period” will commence upon: (i) the occurrence of an event of default; or (ii) the debt service coverage ratio being less than 1.15x assuming a 30-year amortization schedule (1.81x is the interest-only debt service coverage ratio equivalent) on a trailing twelve-month basis. A Trigger Period will end (a) with respect to clause (i), once the event of default has been cured or (b) with respect to clause (ii), upon the date that the debt service coverage ratio is greater than or equal to 1.20x assuming a 30-year amortization schedule (1.88x is the interest- only debt service coverage ratio equivalent) for two consecutive calendar quarters.

A “Low DSCR Period” will commence upon the last day of any two consecutive calendar quarters for which the debt service coverage ratio is less than 1.15x assuming a 30-year amortization schedule (1.81x is the interest-only debt service coverage ratio equivalent). A Low DSCR Period will end on the last day of any two consecutive calendar quarters thereafter for each of which the debt service coverage ratio is greater than or equal to 1.20x assuming a 30-year amortization schedule (1.88x is the interest-only debt service coverage ratio equivalent).

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$27,300,000	Title:	Fee
Cut-off Date Principal Balance:	$27,300,000	Property Type – Subtype:	Office – Suburban
% of IPB:	2.8%	Net Rentable Area (SF):	110,165
Loan Purpose:	Acquisition	Location:	Northville, MI
Borrowers:	Novi 730 LLC and Hamilton Northville LLC	Year Built / Renovated:	2020 / NAP
Borrower Sponsors:	Sidney A. Borenstein and Shimmie Horn	Occupancy:	100.0%
Interest Rate:	3.71000%	Occupancy Date:	7/19/2021
Note Date:	7/19/2021	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	8/6/2031	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	24 months	2nd Most Recent NOI (As of)(2):	NAV
Original Term:	120 months	Most Recent NOI (As of)(2):	NAV
Original Amortization Term:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$3,809,548
Call Protection:	L(25),D(88),O(7)	UW Expenses:	$803,663
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,005,886
Additional Debt:	No	UW NCF:	$2,913,586
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$42,800,000 / $389
Additional Debt Type:	N/A	Appraisal Date:	6/3/2021

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$248
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$207
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	63.8%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	53.3%
TI/LC Reserve:	$0	Springing	Various	UW NCF DSCR:	1.93x
Material Tenant Rollover Reserve:	$0	Springing	Various	UW NOI Debt Yield:	11.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,300,000	64.3%	Purchase Price	$42,000,000	98.9%
Borrower Sponsors Equity	15,172,242	35.7	Closing Costs	472,242	1.1
Total Sources	$42,472,242	100.0%	Total Uses	$42,472,242	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

(2)	Historical financial information is not available as the Cooper Standard HQ Property (as defined below) was built in 2020 and the borrower sponsors purchased the Cooper Standard HQ Property in July 2021.

The Loan. The Cooper Standard HQ mortgage loan (the “Cooper Standard HQ Mortgage Loan”) has an original and Cut-off Date principal balance of $27,300,000 and is secured by a first lien mortgage on the borrowers’ fee interest in a 110,165 square foot office property located in Northville, Michigan (the “Cooper Standard HQ Property”). The Cooper Standard HQ Mortgage Loan has a 10-year term and is interest only for the first 24 months of the term, followed by a 30-year amortization period.

The Property. The Cooper Standard HQ Property is a three-story, Class A office building totaling 110,165 square feet located in Northville, Michigan. The Cooper Standard HQ Property was built in 2020 and is situated on approximately 10.2 acres of land. The Cooper Standard HQ Property includes 401 parking spaces (approximately 3.6 parking spaces per 1,000 square feet of NRA). The sole tenant at the Cooper Standard HQ Property is Cooper-Standard Automotive Inc. (“CSA”). CSA invested approximately $10.0 million when building out its space. The Cooper Standard HQ Property serves as the global headquarters for Cooper-Standard Holdings Inc. (“Cooper Standard”) (NYSE: CPS) (S&P: B-).

COVID-19 Update. As of August 20, 2021, the Cooper Standard HQ Property was open and operating. The sole tenant at the Cooper Standard HQ Property, CSA, is current on its rental obligations. As of August 20, 2021, the Cooper Standard HQ Mortgage Loan is not subject to any forbearance, modification or debt service relief requests.

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Major Tenant.

CSA (110,165 square feet; 100.0% of the NRA; 100.0% of the underwritten base rent): CSA is a wholly-owned subsidiary of Cooper Standard. Cooper Standard, a materials science and manufacturing company, operates in 21 countries with 25,000 employees. Cooper Standard develops materials, systems and components for a wide range of diverse markets including the transportation, building and construction, industrial and consumer goods, recreational vehicles and heavy equipment industries. The lease with CSA commenced on March 1, 2020 and is scheduled to expire on February 28, 2035, with four, five-year renewal options remaining. The lease is guaranteed by CS Intermediate HoldCo 1 LLC, a wholly-owned subsidiary of CSA’s parent company, Cooper Standard.

Environmental. According to a Phase I environmental site assessment dated May 18, 2021, there was no evidence of any recognized environmental conditions at the Cooper Standard HQ Property.

Historical and Current Occupancy
2018(1)	2019(1)	2020(2)	Current(3)
NAV	NAV	100.0%	100.0%
(1)	Historical occupancy is not available as the Cooper Standard HQ Property was built in 2020.

(2)	2020 occupancy is based on the lease commencement of the sole tenant at the Cooper Standard HQ Property, CSA, in March 2020.

(3)	Current Occupancy is as of July 19, 2021.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date
Cooper-Standard Automotive Inc.(4)	NR/B-/NR	110,165	100.0%	$29.80	$3,282,579	100.0%	2/28/2035
Occupied Collateral Total		110,165	100.0%	$29.80	$3,282,579	100.0%

Vacant Space		0	0.0%

Collateral Total		110,165	100.0%

(1)	Based on the underwritten rent roll dated July 19, 2021.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	UW Base Rent PSF and UW Base Rent include rent steps totaling $72,233 through March 2022.

(4)	CSA has four, five-year renewal options remaining.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2021 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032 & Beyond(3)	1	110,165	100.0	3,282,579	100.0	110,165	100.0%	$3,282,579	100.0%
Total	1	110,165	100.0%	$3,282,579	100.0%
(1)	Based on the underwritten rent roll dated July 19, 2021.

(2)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring include rent steps totaling $72,233 through March 2022.

(3)	The lease with the sole tenant at the Cooper Standard HQ Property, CSA, expires in 2035.

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Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$3,282,579	$29.80	81.9%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$3,282,579	$29.80	81.9%
Total Reimbursements	727,472	6.60	18.1
Net Rental Income	$4,010,051	$36.40	100.0%
Other Income	0	0.00	0.0
(Vacancy/Credit Loss)	(200,503)	(1.82)	(5.0)
Effective Gross Income	$3,809,548	$34.58	95.0%
Total Expenses	$803,663	$7.30	21.1%
Net Operating Income	$3,005,886	$27.29	78.9%
Capital Expenditures	22,033	0.20	0.6
TI/LC	70,266	0.64	1.8
Net Cash Flow	$2,913,586	$26.45	76.5%
(1)	Historical financial information is not available as the Cooper Standard HQ Property was built in 2020 and the borrower sponsors purchased the Cooper Standard HQ Property in July 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place is based on the underwritten rent roll dated July 19, 2021 with rent steps totaling $72,233 through March 2022.

The Market. The Cooper Standard HQ Property is located in Northville, Wayne County, Michigan within the Detroit-Warren-Dearborn, MI metropolitan statistical area. With the presence of Ford Motor Company, General Motors Company and Stellantis, the regional economy is known for the automotive industry. These three companies are Cooper Standard’s largest customers by revenue. The automotive industry provides a majority of the employment for the metropolitan area. The economy in Wayne County is driven by the manufacturing, finance/insurance, healthcare/social assistance, public administration and education industries. Major employers include Ford Motor Company, Rocket Company, Henry Ford Health System, City of Detroit and FCA US LLC. Ford Motor Company is the largest employer and has two manufacturing facilities and several dealerships in the area.

The immediate area surrounding the Cooper Standard HQ Property consists of residential, office, industrial and retail uses. Two major interstate highways, I-275 and I-96, are located approximately 1.6 miles and 3.8 miles, respectively, from the Cooper Standard HQ Property. Air transportation is provided by Detroit Metropolitan Wayne County Airport, which is located approximately 19.8 miles from the Cooper Standard HQ Property. Ann Arbor and Detroit are located approximately 22.8 miles and 26.4 miles, respectively, from the Cooper Standard HQ Property.

According to a third-party market report, as of May 26, 2021, the Detroit office market had an inventory of approximately 197.7 million square feet, overall vacancy in the market of approximately 11.2% and average asking rents of $20.91 per square foot. The Cooper Standard HQ Property is located in the Southern Interstate 275 Corridor office submarket. According to a third-party market report, as of May 26, 2021, the Southern Interstate 275 Corridor office submarket had an inventory of approximately 12.4 million square feet, overall vacancy of approximately 11.2% and average asking rents of $19.69 per square foot.

According to a third-party market research provider and excluding the Cooper Standard HQ Property, there are five Class A office properties totaling 213,097 square feet located in Northville, Michigan. Including the Cooper Standard HQ Property within this dataset results in a weighted average vacancy of 5.1% for Class A office properties in Northville, Michigan. The appraiser concluded to a total vacancy and credit loss of 3.5%.

According to a third-party market report, the estimated 2021 population within a one-, three- and five-mile radius of the Cooper Standard HQ Property is 1,391, 41,816 and 102,050, respectively. The estimated 2021 average household income within the same radii is $232,019, $204,378 and $165,476, respectively.

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The following table presents certain information relating to comparable office leases for the Cooper Standard HQ Property:

Comparable Office Leases(1)
Property Location	Year Built	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
40300 Traditions Drive Northville, MI	2020	110,165(2)	Cooper-Standard Automotive Inc.	110,165(2)	$29.80(2)	March-2020	15 Yrs.	Triple Net
26555 Northwestern Highway Southfield, MI	1982	218,000	Marelli North America	218,000	$23.20	May-2021	16 Yrs.	Triple Net
17450 College Parkway Livonia, MI	2017	91,220	MASCO Corporation	91,220	$22.10	September-2017	15 Yrs.	Triple Net
770 East Eisenhower Parkway Ann Arbor, MI	1975	290,530	University of Michigan	120,518	$28.00	May-2019	11 Yrs.	Modified Gross
2373 Oak Valley Drive Pittsfield Township, MI	2018	62,585	Verint	31,728	$22.80	January-2019	10 Yrs.	Triple Net
1000 Town Center, Ste 300 Southfield, MI	1989	598,232	USCAR	33,880	$22.48	July-2020	10 Yrs.	Triple Net
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated July 19, 2021 with rent steps totaling $72,233 through March 2022.

The following table presents certain information relating to comparable office sales for the Cooper Standard HQ Property:

Comparable Office Sales(1)
Property Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF	Adjusted Sales Price PSF
40300 Traditions Drive Northville, MI	July-2021	110,165(2)	100.0%(2)	$42,000,000	$381	NAP
300 West Summit Avenue Charlotte, NC	January-2021	63,933	87.0%	$28,775,000	$450	$383
1000 Marietta Street Atlanta, GA	January-2020	194,000	100.0%	$79,330,000	$409	$392
6100 and 6700 Tower Circle Franklin, TN	October-2020	550,881	95.9%	$200,000,000	$363	$367
1050 Constitution Avenue Philadelphia, PA	January-2020	175,000	100.0%	$61,200,000	$350	$372
7000 West William Cannon Drive Austin, TX	December-2020	136,075	100.0%	$50,000,000	$367	$367
200 North Grand Avenue Lansing, MI	July-2020	364,180	100.0%	$90,974,025	$250	$329
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated July 19, 2021.

The Borrowers. The borrowing entities are two tenants-in-common, Novi 730 LLC and Hamilton Northville LLC (collectively, the “Cooper Standard HQ Borrowers”). Each borrowing entity is a special purpose, bankruptcy-remote Delaware limited liability company with one independent director. Legal counsel for the Cooper Standard HQ Borrowers delivered a non-consolidation opinion in connection with the origination of the Cooper Standard HQ Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and guarantors are Sidney A. Borenstein (the “Key Principal”) and Shimmie Horn (together, individually and collectively as the context may require, the “Guarantor”). Sidney A. Borenstein, President and CEO of Hamilton Equity Partners (“Hamilton”), is also the founder of Sid Borenstein & Company, a CPA firm established in 1986 that specializes in real estate syndication, finance and taxes. Sidney A. Borenstein has been an active principal in real estate investments since the late 1980’s. Sidney A. Borenstein has interests ranging from 1% to 100% in over 30 real estate investments, including 16 hotels in New York, six office buildings in New York, North Carolina and South Carolina, two multifamily properties in New York and New Jersey, three nursing home properties in Pennsylvania and Ohio, a charter school in New York, a shopping center in New York and a land parcel in New Jersey. Shimmie Horn, a principal founder of Hamilton, is a seasoned real estate investor and manager. Shimmie Horn has acted as the proprietor of his family’s three generations hotel enterprise since 1994 and has expanded its holdings to include other real estate ventures. Shimmie Horn has interests ranging from 1.5% to 50% in 23 real estate investments, including hotel and residential properties in New York. The principal founders of Hamilton have collectively developed and invested in office buildings, industrial warehouses, multifamily properties, hospitality properties, student housing properties, charter schools, skilled nursing homes and assisted living facilities.

Property Management. The Cooper Standard HQ Property is managed by 1009 LLC, an affiliate of the borrower sponsors.

Escrows and Reserves. At loan origination, the Cooper Standard HQ Borrowers were not required to deposit any initial reserves.

Tax Escrows – For so long as (i) no event of default under the Cooper Standard HQ Mortgage Loan documents has occurred and is continuing, (ii) all of the Cooper Standard HQ Property is demised to CSA pursuant to the CSA lease, (iii) the CSA lease remains in full force and effect, (iv) no Material Tenant Trigger Event (as defined below) has occurred and is continuing, (v) CSA is expressly obligated

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pursuant to the terms and conditions of the CSA lease to pay all taxes and other charges directly to the applicable governmental authorities in full and in a timely manner and (vi) CSA performs its obligation in a timely manner and the Cooper Standard HQ Borrowers provide written evidence of such performance in a timely manner, no reserves for real estate taxes are required under the Cooper Standard HQ Mortgage Loan documents. If at any time any or all of these conditions are no longer met, the Cooper Standard HQ Mortgage Loan documents provide for ongoing monthly reserves for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months at least 30 days prior to their respective due dates.

Insurance Escrows – For so long as (i) no event of default under the Cooper Standard HQ Mortgage Loan documents has occurred and is continuing, (ii) all of the Cooper Standard HQ Property is demised to CSA pursuant to the CSA lease, (iii) the CSA lease remains in full force and effect, (iv) no Material Tenant Trigger Event has occurred and is continuing, (v) CSA is expressly obligated pursuant to the terms and conditions of the CSA lease to maintain insurance, and with insurance companies, that, in each case, satisfy the requirements set forth in the Cooper Standard HQ Mortgage Loan documents and to pay all insurance premiums required to maintain all such insurance in full force and effect and (vi) CSA performs its obligation in a timely manner and the Cooper Standard HQ Borrowers provide written evidence of such performance in a timely manner, no reserves for insurance premiums are required under the Cooper Standard HQ Mortgage Loan documents. If at any time any or all of these conditions are no longer met, the Cooper Standard HQ Mortgage Loan documents provide for ongoing monthly reserves for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the insurance policies at least 30 days prior to the expiration thereof.

Replacement Reserve – For so long as (i) no event of default under the Cooper Standard HQ Mortgage Loan documents has occurred and is continuing, (ii) all of the Cooper Standard HQ Property is demised to CSA pursuant to the CSA lease, (iii) the CSA lease remains in full force and effect, (iv) neither CSA nor its lease guarantor is downgraded below “B-” or the equivalent by any nationally recognized statistical rating agency, (v) no Material Tenant Trigger Event has occurred and is continuing, (vi) CSA is expressly obligated pursuant to the terms and conditions of the CSA lease to maintain the Cooper Standard HQ Property at its sole cost and expense in the condition required pursuant to the terms and conditions of the Cooper Standard HQ Mortgage Loan documents and (vii) CSA performs its obligation in a timely manner and the Cooper Standard HQ Borrowers provide written evidence of such performance in a timely manner, no reserves for capital expenditures are required under the Cooper Standard HQ Mortgage Loan documents. If at any time any or all of these conditions are no longer met, the Cooper Standard HQ Mortgage Loan documents provide for ongoing monthly reserves of approximately $1,836 for replacement reserves.

TI/LC Reserve – For so long as (i) no event of default under the Cooper Standard HQ Mortgage Loan documents has occurred and is continuing, (ii) all of the Cooper Standard HQ Property is demised to CSA pursuant to the CSA lease, (iii) the CSA lease remains in full force and effect and (iv) neither CSA nor its lease guarantor is downgraded below “B-” or the equivalent by any nationally recognized statistical rating agency, no reserves for tenant allowances, tenant improvement costs and lease commissions are required under the Cooper Standard HQ Mortgage Loan documents. If at any time any or all of these conditions are no longer met, the Cooper Standard HQ Mortgage Loan documents provide for ongoing monthly reserves of approximately $11,476 for tenant allowances, tenant improvement costs and lease commissions.

If a monthly escrow for tenant allowances, tenant improvement costs and lease commissions is required solely as a result of a downgrade of CSA or its lease guarantor and to the extent that a Material Tenant Trigger Event with respect to CSA (or its lease or lease guarantor) has occurred and remains outstanding, and such Material Tenant Trigger Event consists solely of a Material Tenant Downgrade Trigger Event (as defined below) relating to CSA (or its lease or lease guarantor) (it being understood and agreed that if any other Material Tenant Trigger Event has occurred and remains outstanding with respect to CSA (or its lease or lease guarantor), the limitations set forth in clauses (a) and (b) will not apply), then (a) the aggregate amount on deposit in the TI/LC reserve and the Material Tenant (as defined below) rollover reserve sub-account for CSA may not exceed $15.00 per square foot of CSA’s rentable square footage; provided that CSA or its lease guarantor, as the case may be, is not rated lower than “CCC” or the equivalent by any nationally recognized statistical rating agency, and (b) the aggregate amount on deposit in the TI/LC reserve and the Material Tenant rollover reserve sub-account for CSA may not exceed $30.00 per square foot of CSA’s rentable square footage; provided that CSA or its lease guarantor, as the case may be, is rated lower than “CCC” or the equivalent by any nationally recognized statistical rating agency.

Material Tenant Rollover Reserve – On a monthly basis during a Material Tenant Trigger Event, excess funds are required to be escrowed as detailed in the section below.

If a Material Tenant Downgrade Trigger Event is and remains the sole Material Tenant Trigger Event relating to any Material Tenant (or its lease or lease guarantor) and such Material Tenant or its lease guarantor is downgraded below “CCC+” or the equivalent, but not below “CCC” or the equivalent, by any nationally recognized statistical rating agency (a “Material Tenant Category 1 Downgrade Trigger Event”), 75.0% of the excess funds are required to be deposited into the Material Tenant rollover reserve sub-account relating to such Material Tenant; provided that the aggregate amount deposited into the Material Tenant rollover reserve sub-account for such Material Tenant may not exceed $15.00 per square foot of such Material Tenant’s rentable square footage and (ii) if a Material Tenant Downgrade Trigger Event is and remains the sole Material Tenant Trigger Event relating to any Material Tenant (or its lease or lease guarantor) and such Material Tenant or its lease guarantor is downgraded below “CCC” or the equivalent by any nationally recognized statistical rating agency (a “Material Tenant Category 2 Downgrade Trigger Event”), 100.0% of the excess funds are required to be deposited into the Material Tenant rollover reserve sub-account relating to such Material Tenant; provided that the aggregate amount deposited into the Material Tenant rollover reserve sub-account for such Material Tenant may not exceed $30.00 per SF of such Material Tenant’s rentable square footage. The Cooper Standard HQ Borrowers have the right to deliver cash or a letter of credit in an amount

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equal to the applicable Material Tenant Downgrade Trigger Event cap amount to prevent or suspend a cash flow sweep based solely on a Material Tenant Downgrade Trigger Event.

Lockbox / Cash Management. The Cooper Standard HQ Mortgage Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). During the term of the Cooper Standard HQ Mortgage Loan, the Cooper Standard HQ Borrowers are required to deliver written instructions to all existing and future tenants directing them to deposit all rents payable under leases directly into a lender-controlled lockbox account. The Cooper Standard HQ Mortgage Loan documents require that all rents received by the Cooper Standard HQ Borrowers or the property manager be deposited into the lockbox account within one business day of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Cooper Standard HQ Mortgage Loan documents, and excess funds on deposit in the cash management account (after payments of required monthly reserve deposits, debt service payment on the Cooper Standard HQ Mortgage Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event has occurred and is continuing, to a Material Tenant rollover reserve, (b) if a Cash Sweep Period (as defined below) has occurred and is continuing, to an excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Period has occurred and is continuing, to the Cooper Standard HQ Borrowers.

A “Cash Management Trigger Event” will commence upon the earliest to occur of (i) an event of default under the Cooper Standard HQ Mortgage Loan documents, (ii) a bankruptcy action of the Cooper Standard HQ Borrowers, the Guarantor, the Key Principal or the property manager, (iii) as of any date, the debt service coverage ratio being less than 1.15x, (iv) an indictment for fraud or misappropriation of funds by the Cooper Standard HQ Borrowers, the Guarantor, the Key Principal or the property manager (provided, that in the case of a third party property manager, such indictment is related to the Cooper Standard HQ Property), (v) a Material Tenant Trigger Event, or (vi) an event of default under the Approved Mezzanine Loan (as defined below) documents. A Cash Management Trigger Event will end upon the occurrence of: with regard to clause (i) above, the end of such event of default; with regard to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days for the Cooper Standard HQ Borrowers, the Guarantor or the Key Principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the Cooper Standard HQ Borrowers’, the Guarantor’s, the Key Principal’s or the property manager’s monetary obligations, or the property manager is replaced with a manager acceptable to the lender; with regard to clause (iii) above, the debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters; with regard to clause (iv) above, the dismissal of the applicable indictment, the acquittal of each applicable person with respect to the related charge(s) or the replacement of the affiliated property manager with a qualified property manager under a replacement property management agreement; with regard to clause (v) above, the cure of such Material Tenant Trigger Event; or with regard to clause (vi) above, the end of such event of default.

A “Cash Sweep Period” will commence upon the earliest to occur of (i) an event of default under the Cooper Standard HQ Mortgage Loan documents, (ii) a bankruptcy action of the Cooper Standard HQ Borrowers, the Guarantor, the Key Principal or the affiliated property manager, (iii) as of any date, the debt service coverage ratio being less than 1.10x, or (iv) an event of default under the Approved Mezzanine Loan documents. A Cash Sweep Period will end upon the occurrence of: with regard to clause (i) above, the end of such event of default; with regard to clause (ii) above, the filing being discharged, stayed or dismissed within 90 days for the Cooper Standard HQ Borrowers, the Guarantor or the Key Principal, or within 120 days for the affiliated property manager, and the lender’s determination that such filing does not materially affect the Cooper Standard HQ Borrowers’, the Guarantor’s, the Key Principal’s or the affiliated property manager’s monetary obligations, or the affiliated property manager is replaced with a manager acceptable to the lender; with regard to clause (iii) above, the debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters; or with regard to clause (iv) above, the end of such event of default.

A “Material Tenant Trigger Event” will commence upon the earliest to occur of (i) a Material Tenant giving notice of its intention to terminate or not to extend or renew its lease, (ii) on or prior to the date that is 12 months prior to the expiration date of a Material Tenant’s lease, the related Material Tenant failing to extend or renew its lease, (iii) on or prior to the date on which a Material Tenant is required under its lease to provide notification of its election to renew its lease, such Material Tenant failing to give such notice, (iv) an event of default under a Material Tenant lease that continues beyond any applicable notice and cure period, (v) any Material Tenant or any guarantor of the applicable Material Tenant lease becoming insolvent or a debtor in any bankruptcy action, (vi) a Material Tenant lease being terminated (in whole or in part, including in connection with the exercise of any contraction option), (vii) any Material Tenant “going dark”, vacating or ceasing to occupy or conduct business at its space or a portion thereof; provided, that in connection with any such event or occurrence or a series of such events or occurrences with respect to a portion of such Material Tenant’s lease premises at the Cooper Standard HQ Property, the applicable Material Tenant “goes dark”, vacates or ceases to occupy or conduct business at 20.0% or more of the total rentable square footage demised to such Material Tenant at the Cooper Standard HQ Property pursuant to such Material Tenant lease, or (viii) if the long term unsecured debt rating of a Material Tenant or a lease guarantor of such Material Tenant lease is less than “CCC+” by S&P or the equivalent by a nationally recognized statistical rating agency, to the extent such entity is rated. A Material Tenant Trigger Event will end upon the occurrence of: with regard to clause (i) above, (a) the revocation or rescission by the applicable Material Tenant of all termination or cancellation notices with respect to such Material Tenant lease, (b) an acceptable Material Tenant lease extension with respect to the applicable Material Tenant space, or (c) all of the applicable Material Tenant space being leased to a replacement tenant; with regard to clauses (ii) and (iii) above, (x) an acceptable Material Tenant lease extension with respect to such Material Tenant space or (y) all of the applicable Material Tenant space being leased to a replacement tenant; with regard to clause (iv) above, a cure of the applicable event of default under the applicable Material Tenant lease; with regard to clause (v) above, an affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually

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paying all rents and other amounts due under its lease; with regard to clause (vi) above, all of the applicable Material Tenant space being leased to a replacement tenant; with regard to clause (vii) above, the applicable Material Tenant having re-commenced its operations and no longer being dark, and having not vacated or ceased to conduct business at 20.0% or more of the total rentable square footage demised to such Material Tenant at the Cooper Standard HQ Property pursuant to such Material Tenant lease; or with regard to clause (viii) above, the long term unsecured debt rating of the applicable Material Tenant or the applicable lease guarantor is subsequently raised or otherwise modified such that it is at least “CCC+” by S&P or the equivalent by a nationally recognized statistical rating agency if such entity is rated.

A “Material Tenant” means CSA or any other tenant whose lease, either individually or when taken together with any other lease with the same tenant or affiliate tenant, (x) covers no less than 20.0% of the total rentable square footage of the Cooper Standard HQ Property or (y) requires the payment of base rent that is no less than 20.0% of the total in-place base rent at the Cooper Standard HQ Property.

A “Material Tenant Downgrade Trigger Event” means, individually and/or collectively, as the context may require, a Material Tenant Category 1 Downgrade Trigger Event or a Material Tenant Category 2 Downgrade Trigger Event.

Subordinate and Mezzanine Debt. The Cooper Standard HQ Mortgage Loan documents permit an affiliate of the Cooper Standard HQ Borrowers to incur future mezzanine debt (the “Approved Mezzanine Loan”) subject to satisfaction of certain conditions, including: (i) the execution of an intercreditor agreement in form and substance reasonably acceptable to the lender; (ii) based on the Cooper Standard HQ Mortgage Loan and the mezzanine loan, (a) the combined loan-to-value ratio is not greater than 65.0%, (b) the debt yield is not less than 10.7% and (c) the debt service coverage ratio is not less than 1.93x; and (iii) receipt of a rating agency confirmation.

Partial Release. Not permitted.

Ground Lease. None.

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No. 11 – 356-362 E 148th Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$24,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$24,000,000	Property Type – Subtype:	Office - CBD
% of IPB:	2.4%	Net Rentable Area (SF)(3):	80,169
Loan Purpose:	Refinance	Location:	Bronx, NY
Borrowers:	CSB Courtlandt LLC and CSB Lessee LLC	Year Built / Renovated:	2021 / NAP
Borrower Sponsors:	Justin Stern, Evan Stern, Henry Hewes, Fredric Roy Schoenberg and Gary Spindler	Occupancy:	97.2%
Interest Rate:	3.90000%	Occupancy Date:	7/15/2021
Note Date:	7/22/2021	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	8/6/2031	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	120 months	Most Recent NOI (As of)(4):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$2,767,709
Call Protection(2):	L(25),D(91),O(4)	UW Expenses:	$88,831
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,678,878
Additional Debt(1):	Yes	UW NCF:	$2,526,326
Additional Debt Balance(1):	$14,000,000	Appraised Value / Per SF:	$54,400,000 / $679
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/28/2021

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$474
Taxes:	$771	$385	N/A	Maturity Date Loan / SF:	$474
Insurance:	$21,023	$7,008	N/A	Cut-off Date LTV:	69.9%
Replacement Reserves(5):	$0	Springing	N/A	Maturity Date LTV:	69.9%
TI/LC(6):	$0	Springing	N/A	UW NCF DSCR:	1.68x
Free Rent Reserve:	$436,317	$0	N/A	UW NOI Debt Yield:	7.0%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$38,000,000		100.0%	Payoff Existing Debt(7)	$25,275,122	66.5%
				Return of Equity	9,991,581	26.3
				Closing Costs(8)	2,275,186	6.0
				Upfront Reserves	458,111	1.2
Total Sources	$38,000,000		100.0%	Total Uses	$38,000,000	100.0%
(1)	The 356-362 E 148th Street Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance of $38,000,000. The financial information presented in the chart above reflects the Cut-off Date or Maturity Date balance of the 356-362 E 148th Street Whole Loan (as defined below).

(2)	Defeasance of the 356-362 E 148th Street Whole Loan is permitted at any time after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) July 22, 2024. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2021-C11 securitization trust in September 2021. The actual lockout period may be longer.

(3)	Net Rentable Area is comprised of 67,652 square feet of office space and 12,517 square feet of below grade parking pace.

(4)	Historical financials are not available as the 356-362 E 148th Street Property was built in 2021.

(5)	During the continuance of a Trigger Period (as defined below) the borrowers will be required to escrow approximately $1,670 (equal to approximately $0.25 per square foot per annum) on a monthly basis for replacement reserves. A “Trigger Period” will commence upon any of the following: (i) the occurrence of an event of default, (ii) as of any calculation date, the debt service coverage ratio being less than 1.10x assuming a 30-year amortization schedule (1.57x is the interest-only debt service coverage ratio equivalent), or (iii) the occurrence of a Samaritan Trigger Event. A “Samaritan Trigger Event” will commence upon any of the following: (i) Samaritan Village giving notice that it is terminating its lease, (ii) Samaritan Village has abandoned, vacated or fails to operate in 30% or more of its leased space (a “Samaritan Go Dark Event”), provided however that a Samaritan Go Dark Event shall not be a Samaritan Trigger Event if, among other things outlined in the 356-362 E 148th Street Whole Loan documents, such Samaritan Go Dark Event is the result of complying with a mandatory stay-at-home order, (iii) Samaritan Village (or its parent or any guarantor of its lease) files for bankruptcy, (iv) Samaritan Village’s lease is terminated, amended or restated without obtaining prior written consent of the lender, or (v) Samaritan Village is in default under its lease past the applicable cure periods.
(6)	During the continuance of a Trigger Period the 356-362 E 148th Street borrowers will be required escrow approximately $10,021 (equal to approximately $1.50 per square foot per annum) on a monthly basis for TI/LC reserves.
(7)	Includes $1,043,000 of costs related to the prepayment of the existing debt.

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No. 11 – 356-362 E 148th Street

(8)	Closing Costs include a $509,296 development fee.

The Loan. The 356-362 E 148th Street mortgage loan (the “356-362 E 148th Street Mortgage Loan”) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance of $38,000,000 (the “356-362 E 148th Street Whole Loan”). The 356-362 E 148th Street Whole Loan is secured by a first lien mortgage encumbering the 356-362 E 148th Street borrowers’ fee and leasehold interest in a 67,652 square foot, newly-built Class A office building and 12,517 square foot below grade parking area serving the office building located in the Bronx, New York (together, the “356-362 E 148th Street Property”). The controlling Note A-1 with an aggregate original principal balance of $24,000,000, will be included in the BBCMS 2021-C11 securitization trust. The non-controlling note A-2 is currently held by an affiliate of Barclays and is expected to be contributed to one or more future securitization trust. The 356-362 E 148th Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2021-C11 trust. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$24,000,000	BBCMS 2021-C11	Yes
A-2	$14,000,000	An affiliate of Barclays	No
Total	$38,000,000

The Property. The 356-362 E 148th Street Property is a six-story, 80,169 square foot, Class A office building located in the Bronx, New York. Situated on an approximately 0.3-acre site with a 12,517 square foot below grade parking area that has a total of 67 parking spots, the 356-362 E 148th Street Property has a parking ratio of 0.84 parking space per 1,000 square feet of net rentable area. The 67 parking spaces are composed of 29 paved spaces with double height stackers and 9 standard paved spaces. A portion of the 356-362 E 148th Street Property was acquired in 2015 and the remainder was acquired in 2019, and the borrower sponsors completed the approximately $36.0 million development in 2021. As of July 15, 2021, the 356-362 E 148th Street Property is 81.6% leased to Samaritan Village (96.7% excluding parking net rentable area), a not for profit provider of comprehensive health and human services in New York City. The 65,399 square foot portion of 356-362 E 148th Street Property leased to Samaritan Village is expected to be home to The Richard Pruss Wellness Center. Samaritan Village plans for The Richard Pruss Wellness Center to be a one-stop shop for the behavioral and primary health care services that they provide to the community. Due to the nature of Samaritan Village’s use of the property, a portion of the 356-362 E 148th Street Property will be used for medical services, and the other areas of the building, which are not intended for pure medical use and/or parking, will be healthcare related, and include above average level of buildout as compared to traditional/professional office use.

CSB Courtlandt LLC acquired the subject land in 2015 and 2019. In order to develop the 356-362 E 148th Street Property under the opportunity zone program, CSB Courtlandt LLC ground leased the 356-362 E 148th Street Property to CSB Lessee LLC. CSB Lessee LLC subsequently bifurcated its leasehold interest into a garage condominium unit and a condominium unit 100% leased to Samaritan Village, a 501(c)(3) non-profit organization. Samaritan Village intends to create its own leasehold condominium structure within its condominium unit, which NYC’s Department of Finance treats as Samaritan Village’s ownership, granting Samaritan Village a 100.0% real property tax exemption with respect to the unit leased to the Samaritan Village. CSB Courtlandt LLC wholly owns the fee simple interest in the 356-362 E 148th Street Property and CSB Lessee LLC wholly owns the leasehold interest in the 356-362 E 148th Street Property, and both the fee simple and leasehold interests are collateral for the 356-362 E 148th Street Whole Loan.

COVID-19 Update. As of September 1, 2021, the 356-362 E 148th Street Property is open, and according to the borrower sponsors, Samaritan Village has been phasing into its space since the middle of August. Samaritan Village and CSB Parking LLC have not requested rent relief, rent deferral, or any other lease modifications. As of September 9, 2021, the 356-362 E 148th Street Whole Loan is not subject to any forbearance, modification, or debt service relief requests.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
NAP	NAP	NAP	97.2%
(1)	Historical occupancy is not available as the 356-362 E 148th Street Property was completed in 2021.

(2)	Current Occupancy is as of July 15, 2021.

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No. 11 – 356-362 E 148th Street

Major Tenant.

Samaritan Village (65,399 square feet; 81.6% of NRA; 94.6% of underwritten base rent). Samaritan Village is a 501(c)(3) non-profit organization that was founded in 1960. Samaritan Village has spent over 60 years helping New Yorkers improve the quality of their lives through treatment of substance use and mental health disorders, transitional and supportive housing, and specialized services for veterans, seniors and families. Samaritan Village annually serves over 33,000 New Yorkers in need with more than 60 locations throughout 10 counties including New York City, Long Island and the lower Hudson Valley. Samaritan Village anticipates that more than 6,000 individuals will visit The Richard Pruss Wellness Center annually. Samaritan Village will offer a range of behavioral health services at the 356-362 E 148th Street Property, and with multiple programs under one roof, clients no longer need to travel across different locations to benefit from multiple healthcare specialties.

Samaritan Village’s lease expires on July 14, 2051, and Samaritan Village has one, ten-year renewal option at fair market rent with at least 18 months’ notice. Samaritan Village pays base rent of $40.52 per square foot on a 63,753 square foot portion of the space and $21.20 per square foot on the remaining 1,656 square foot portion. Samaritan Village’s entire 65,399 square foot is on a triple-net lease and Samaritan Village is required to reimburse the borrowers for all expenses. The lease also includes 2.0% annual rent escalations and has no termination options.

The Market. The 356-362 E 148th Street Property is located in the Morrisania/Longwood neighborhood of the Bronx, New York. According to the appraiser, the 356-362 E 148th Street Property is located in the OuterBorough market and the Bronx submarket. The surrounding area is viewed urban, with the immediate vicinity of the 356-362 E 148th Street Property predominantly composed of a mixture of retail, mixed commercial uses and residential. Access to the 356-362 E 148th Street Property is provided by Third Avenue in a north/south direction and East 149th Street in an east/west direction. Highway access is provided by either the Major Deegan Expressway to the west, or the Bruckner Expressway to the east. Additionally, access to the 2 and 5 MTA trains is available at the 3rd Avenue – 149th Street MTA station which is approximately one block from the 356-362 E 148th Street Property. Bus service is also available along Third Avenue with a stop adjacent to the 356-362 E 148th Street Property.

According to the appraisal, as of the fourth quarter of 2020, the OuterBorough office market had an inventory of approximately 101.2 million square feet, overall vacancy in the market of 11.7% and direct asking rent of $38.36. As of the fourth quarter of 2020, the Bronx office submarket had an inventory of approximately 12.9 million square feet, overall vacancy of 8.5% and direct asking rent of $35.58. The estimated 2020 population within a 0.5-, 1- and 1.5-mile radius was 43,545, 163,404 and 379,264, respectively. According to the appraisal, the estimated 2020 median household income within a 0.5-, 1- and 1.5-mile radius was $21,457, $27,132 and $29,118, respectively.

Tenant Summary(1)
Tenant	Ratings Moody’s/ S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent	Lease Exp. Date
Samaritan Village	NR/NR/NR	65,399	81.6%	$40.83	$2,670,258	94.6%	7/14/2051(3)
Major Tenant Total		65,399	81.6%	$40.83	$2,670,258	94.6%

CSB Parking LLC(4)	NR/NR/NR	12,517	15.6%	$12.22	$153,000	5.4%	7/20/2051

Occupied Collateral Total		77,916	97.2%	$36.23	$2,823,258	100.0%

Vacant Space		2,253	2.8%

Collateral Total		80,169	100.0%

(1)	Based on the underwritten rent roll dated July 15, 2021.

(2)	UW Base Rent PSF and UW Base Rent are inclusive of contractual rent steps through September 2022.

(3)	Samaritan Village has one, 10-year renewal option.

(4)	CSB Parking LLC, an affiliate of the borrower sponsors, leases and operates the 12,517 square feet of parking space at the 356-362 E 148th Street Property. CSB Parking LLC is required to pay an annual rent of $150,000 with 2.0% annual rent escalations.

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No. 11 – 356-362 E 148th Street

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Rent Expiring(2)	% of UW Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Rent Expiring(2)	Cumulative % of UW Rent Expiring
Vacant	NAP	2,253	2.8%	NAP	NAP	2,253	2.8%	NAP	NAP
2021	0	0	0.0	$0	0.0	2,253	2.8%	$0	0.0%
2022	0	0	0.0	0	0.0	2,253	2.8%	$0	0.0%
2023	0	0	0.0	0	0.0	2,253	2.8%	$0	0.0%
2024	0	0	0.0	0	0.0	2,253	2.8%	$0	0.0%
2025	0	0	0.0	0	0.0	2,253	2.8%	$0	0.0%
2026	0	0	0.0	0	0.0	2,253	2.8%	$0	0.0%
2027	0	0	0.0	0	0.0	2,253	2.8%	$0	0.0%
2028	0	0	0.0	0	0.0	2,253	2.8%	$0	0.0%
2029	0	0	0.0	0	0.0	2,253	2.8%	$0	0.0%
2030	0	0	0.0	0	0.0	2,253	2.8%	$0	0.0%
2031	0	0	0.0	0	0.0	2,253	2.8%	$0	0.0%
2032 & Beyond	2	77,916	97.2%	$2,823,258	100.0	80,169	100.0%	$2,823,258	100.0%
Total	2	80,169	100.0%	$2,823,258	100.0%
(1)	Based on underwritten rent roll dated July 15, 2021.

(2)	UW Rent Expiring and Cumulative UW Rent Expiring include contractual rent steps through September 2022.

Operating History and Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Base Rent	$2,767,900	$34.53	95.0%
Rent Steps	55,358	0.69	1.9
Vacant Income	90,120	1.12	3.1
Gross Potential Rent	$2,913,378	$36.34	100.0%
Total Reimbursements	0	0.00	0.0
Net Rental Income	$2,913,378	$36.34	100.0%
(Vacancy/Credit Loss)	(145,669)	(1.82)	(5.0)
Effective Gross Income	$2,767,709	$34.52	95.0%

Total Expenses	$88,831	$1.11	3.2%

Net Operating Income	$2,678,878	$33.42	96.8%

Total TI/LC, Capex/RR	152,552	1.90	5.5

Net Cash Flow	$2,526,326	$31.51	91.3%
(1)	Historical financials are not available as the 356-362 E 148th Street Property was completed in 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

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Annex A-3	BBCMS 2021-C11

No. 12 – Murrieta Spectrum

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,030,000	Title:	Fee
Cut-off Date Principal Balance:	$23,030,000	Property Type – Subtype:	Mixed Use – Retail / Office
% of IPB:	2.3%	Net Rentable Area (SF):	172,357
Loan Purpose:	Refinance	Location:	Murrieta, CA
Borrower:	Murrieta Spectrum, L.P.	Year Built / Renovated:	2005 / NAP
Borrower Sponsors:	Ming Yang Lee, Tsu Ho Lee and Steve Chengche Chou	Occupancy(1):	94.8%
Interest Rate:	3.73000%	Occupancy Date(1):	8/19/2021
Note Date:	8/27/2021	4th Most Recent NOI (As of):	$1,965,902 (12/31/2018)
Maturity Date:	9/6/2031	3rd Most Recent NOI (As of):	$2,007,378 (12/31/2019)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$1,842,672 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of)(2):	$2,137,347 (TTM 7/31/2021)
Original Amortization Term:	360 months	UW Economic Occupancy:	93.7%
Amortization Type:	Amortizing Balloon	UW Revenues:	$3,876,899
Call Protection:	L(12),YM1(104),O(4)	UW Expenses:	$1,117,934
Lockbox / Cash Management:	Hard / Springing	UW NOI(2):	$2,758,965
Additional Debt:	No	UW NCF:	$2,624,421
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$45,250,000 / $263
Additional Debt Type:	N/A	Appraisal Date:	4/22/2021

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$134
Taxes:	$288,488	$43,710	N/A	Maturity Date Loan / SF:	$105
Insurance:	$13,903	$3,022	N/A	Cut-off Date LTV:	50.9%
Replacement Reserves:	$300,000	Springing(3)	N/A	Maturity Date LTV:	40.0%
TI/LC Reserve:	$500,000	$10,793	N/A	UW NCF DSCR:	2.06x
Other(4):	$843,179	$0	N/A	UW NOI Debt Yield:	12.0%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,030,000		100.0%	Payoff Existing Debt	$20,201,795	87.7%
				Upfront Reserves	1,945,569	8.4
				Closing Costs	590,798	2.6
				Return of Equity	291,838	1.3
Total Sources	$23,030,000		100.0%	Total Uses	$23,030,000	100.0%

(1)	Reflects leased occupancy. STG International (14.9% of the NRA, 14.7% of the underwritten base rent) is expected to occupy its space in October 2021.

(2)	The increase in UW NOI from Most Recent NOI is primarily driven by STG International (14.9% of the NRA, 14.7% of the underwritten base rent) executing a lease that commences in October 2021, underwriting rent steps of $116,543 through October 2022 and underwriting an additional $166,844 in recoveries. At origination, $94,981 was reserved for gap rent until STG International’s lease commences.

(3)	On each monthly payment date during a Cash Management Trigger Event (as defined below) and/or a Cash Sweep Trigger Event (as defined below), the borrower is required to deposit $2,154 into a replacement reserve. A “Cash Management Trigger Event” will commence upon the earliest to occur of (i) an event of default under the Murrieta Spectrum Mortgage Loan (as defined below) documents, (ii) a bankruptcy action of the borrower, a guarantor, a key principal or the property manager, (iii) as of any date, the debt service coverage ratio being less than 1.35x, (iv) an indictment for fraud or misappropriation of funds by the borrower, a guarantor, a key principal or the property manager (provided, that in the case of a third party property manager, such indictment is related to the Murrieta Spectrum Property (as defined below)) or (v) a material tenant trigger event. A Cash Management Trigger Event will end upon the occurrence of: with regard to clause (i) above, the end of such event of default; with regard to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days for the borrower, the applicable guarantor or the applicable key principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the borrower’s, the guarantors’, the key principals’ or the property manager’s monetary obligations, or the property manager is replaced with a manager acceptable to the lender; with regard to clause (iii) above, the debt service coverage ratio being equal to or greater than 1.40x for two consecutive calendar quarters; with regard to clause (iv) above, the dismissal of the applicable indictment, the acquittal of each applicable person with respect to the related charge(s) or the replacement of an affiliated property manager with a qualified property manager under a replacement property management agreement; or with regard to clause (v) above, the cure of such material tenant trigger event. A “Cash Sweep Trigger Event” will commence upon the earliest to occur of (i) an event of default under the Murrieta Spectrum Mortgage Loan documents, (ii) a bankruptcy action of the borrower, a guarantor, a key principal or the property manager or (iii) as of any date, the debt service coverage ratio being less than 1.25x. A Cash Sweep Period will end upon the occurrence of: with regard to clause (i) above, the end of such event of default; with regard to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days for the borrower, the applicable guarantor or the applicable key principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the borrower’s, the guarantors’, the key principals’ or the property manager’s monetary obligations, or an affiliated property manager is replaced with a manager acceptable to the lender; or with regard to clause (iii) above, the debt service coverage ratio being equal to or greater than 1.30x for two consecutive calendar quarters.
(4)	Other escrows include (i) $527,019 for tenant allowance, tenant improvement costs and leasing commissions related to STG International and Ashley Furniture, (ii) $221,179 for deferred maintenance and (iii) $94,981 for rent concessions related to STG International.

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Annex A-3	BBCMS 2021-C11

No. 12 – Murrieta Spectrum

The Loan. The Murrieta Spectrum mortgage loan (the “Murrieta Spectrum Mortgage Loan”) has an original and Cut-off Date principal balance of $23,030,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 172,357 square foot mixed use property located in Murrieta, California (the “Murrieta Spectrum Property”). The Murrieta Spectrum Mortgage Loan has a 10-year term and amortizes on a 30-year schedule.

The Property. The Murrieta Spectrum Property consists of seven, one-story, mixed use buildings totaling 172,357 square feet, located in Murrieta, California. The Murrieta Spectrum Property was built in 2005 and is situated on approximately 16.6 acres of land. The Murrieta Spectrum Property includes 913 parking spaces (approximately 5.3 parking spaces per 1,000 square feet of NRA). The Murrieta Spectrum Property was 94.8% leased as of August 19, 2021 to 20 tenants. STG International (14.9% of the NRA, 14.7% of the underwritten base rent) is expected to occupy its space in October 2021. The borrower sponsors acquired the Murrieta Spectrum Property in 2005 as a vacant lot for approximately $10.4 million and have invested approximately $27.4 million in capital improvements and soft costs for a total project cost of approximately $37.8 million.

COVID-19 Update. As of August 30, 2021, the Murrieta Spectrum Property is open and operating and all tenants made their June 2021 and July 2021 rental payments. Elias Shoes (2.2% of the NRA, 2.3% of the underwritten base rent) is in the process of paying back two months of deferred rent and recoveries in 10 installments from May 2021 through February 2022. Haute Nails (0.6% of the NRA, 1.4% of the underwritten base rent) is in the process of paying back three months of deferred rent and recoveries in six installments from May 2021 through October 2021. The first debt service payment date for the Murrieta Spectrum Mortgage Loan is in October 2021. As of August 30, 2021, the Murrieta Spectrum Mortgage Loan is not subject to any forbearance, modification or debt service relief requests.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
81.1%	78.7%	79.9%	94.8%
(1)	2018, 2019 and 2020 Occupancy figures were provided by the borrower and are based on the monthly average of each respect respective year.

(2)	Current Occupancy is as of August 19, 2021 and reflects leased occupancy. STG International (14.9% of the NRA, 14.7% of the underwritten rent) is expected to occupy its space in October 2021.

Major Tenants.

Ashley Furniture (50,902 square feet; 29.5% of the NRA; 15.5% of the underwritten base rent): Ashley Furniture began as a furniture sales company in 1945 and has become the world’s largest furniture manufacturer. There are more than 600 Ashley HomeStore locations that sell Ashley Furniture products and 15 manufacturing and distribution facilities across the world. Ashley Furniture’s products are sold by more than 6,000 retail partners with over 20,000 storefronts in 123 countries and Ashley Furniture’s manufacturing and distribution facilities cover more than 13 million square feet. Ashley Furniture has been a tenant at the Murrieta Spectrum Property since 2005 and most recently extended its lease on July 21, 2021, 12 months early, through October 31, 2027. Ashley Furniture has one, five-year renewal option remaining.

Savers (26,194 square feet; 15.2% of the NRA; 9.5% of the underwritten base rent): Savers, a retailer that offers secondhand clothes and household goods, opened its first thrift store in 1954 in a movie theater in San Francisco’s Mission District. Since then, Savers has opened over 300 stores in the United States, Canada and Australia and has grown to become the largest for-profit thrift-store chain in the United States. Savers has created a leading recycling and reuse program, where it keeps, on average, 700 million pounds of reusable items out of area landfills every year. In March 2019, Savers was acquired by Ares Management Corp. and Crescent Capital Group LP through a restructuring agreement that cut its debt load by 40%. Savers has been a tenant at the Murrieta Spectrum Property since 2012 and most recently extended its lease on May 1, 2020, 23 months early, through September 30, 2027. Savers has one, five-year renewal option remaining.

STG International (25,732 square feet; 14.9% of the NRA; 14.7% of the underwritten base rent): Founded in 1997, STG International provides professional services and solutions to federal, state and local government customers nationwide. STG International executed a lease with a commencement date of October 1, 2021 that is scheduled to expire on September 30, 2031. At origination, $94,981 was reserved for gap rent until the lease commencement. STG International has a one-time right to terminate its lease after September 2028 if its contract with the Veterans Administration is terminated by providing three months’ prior written notice and payment of a fee equal to the sum of all unamortized tenant improvement allowance and/or leasing commissions. STG International has two, five-year renewal options remaining.

The Market. The Murrieta Spectrum Property is located in Murrieta, California, which is located in the Temecula Valley area of Riverside County. Access to the Temecula Valley is provided primarily from Interstate 15 and Interstate 215, which intersect approximately 2.0 miles from the Murrieta Spectrum Property. Public transit in Murrieta is provided by the Riverside Transit Agency. Murrieta’s major employers include Murrieta Valley Unified School District, Southwest Healthcare System, Loma Linda University Medical Center, County of Riverside and Target. The Madison Square shopping mall, located approximately 0.3 miles from the Murrieta Spectrum Property, is anchored by Smart & Final Extra!. The Murrieta Springs Plaza shopping mall, located approximately 0.3 miles from the Murrieta Spectrum Property, is anchored by Home Depot, PetSmart and Big 5 Sporting Goods. Madison Center, located approximately 0.9 miles from the Murrieta Spectrum Property, is anchored by Lowe’s Home Improvement and Kohl’s. The Murrieta Spectrum Property is located approximately 63.8 miles north of San Diego, 80.6 miles southeast of Los Angeles and 37.3 miles south of Riverside.

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Annex A-3	BBCMS 2021-C11

No. 12 – Murrieta Spectrum

The Murrieta Spectrum Property is located in the Inland Empire retail market. According to a third-party market report, as of March 11, 2021, the Inland Empire retail market had an inventory of approximately 197.8 million square feet, overall vacancy in the market of approximately 8.0% and average asking rents of $21.95 per square foot. The Murrieta Spectrum Property is located in the South Riverside retail submarket. According to a third-party market report, as of March 11, 2021, the South Riverside retail submarket had an inventory of approximately 21.4 million square feet, overall vacancy of approximately 6.3% and average asking rents of $24.78 per square foot. According to a third-party market report, the estimated 2020 population within a one-, three- and five-mile radius of the Murrieta Spectrum Property is 9,387, 92,164 and 168,914, respectively. The estimated 2020 average household income within the same radii is $89,137, $112,017 and $115,562, respectively.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent	Lease Exp. Date
Ashley Furniture(3)	NR/NR/NR	50,902	29.5%	$8.59	$437,338	15.5%	10/31/2027
Savers(4)	NR/NR/NR	26,194	15.2	10.25	268,488	9.5	9/30/2027
STG International(5)	NR/NR/NR	25,732	14.9	16.08	413,771	14.7	9/30/2031
Auto Club (AAA)(6)	NR/NR/NR	9,870	5.7	17.19	169,708	6.0	7/31/2026
USHW-Concentra Health(7)	NR/NR/NR	8,724	5.1	27.01	235,655	8.3	2/28/2028
Major Tenants		121,422	70.4%	$12.56	$1,524,960	54.0%

Other Tenants		42,029	24.4%	$30.88	$1,297,833	46.0%

Occupied Collateral Total / Wtd. Avg.		163,451	94.8%	$17.27	$2,822,792	100.0%

Vacant Space		8,906	5.2%

Collateral Total		172,357	100.0%

(1)	Based on underwritten rent roll dated August 19, 2021.

(2)	UW Base Rent PSF and UW Base Rent include rent steps totaling $116,543 through October 2022.

(3)	Ashley Furniture has one, five-year renewal option remaining.

(4)	Savers has one, five-year renewal option remaining.

(5)	STG International has a one-time right to terminate its lease after September 2028 if its contract with the Veterans Administration is terminated by providing three months’ prior written notice and payment of a fee equal to the sum of all unamortized tenant improvement allowances and/or leasing commissions. STG International has two, five-year renewal options remaining.

(6)	Auto Club (AAA) has one, five-year renewal option remaining.

(7)	USHW-Concentra Health has two, five-year renewal options remaining.

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Annex A-3	BBCMS 2021-C11

No. 12 – Murrieta Spectrum

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	8,906	5.2%	NAP	NAP	8,906	5.2%	NAP	NAP
2021 & MTM	0	0	0.0	$0	0.0%	8,906	5.2%	$0	0.0%
2022	2	4,159	2.4	97,277	3.4	13,065	7.6%	$97,277	3.4%
2023	1	3,806	2.2	65,083	2.3	16,871	9.8%	$162,360	5.8%
2024	2	3,057	1.8	65,906	2.3	19,928	11.6%	$228,266	8.1%
2025	7	25,664	14.9	933,333	33.1	45,592	26.5%	$1,161,598	41.2%
2026	2	12,677	7.4	215,539	7.6	58,269	33.8%	$1,377,137	48.8%
2027	2	77,096	44.7	705,826	25.0	135,365	78.5%	$2,082,964	73.8%
2028	2	9,829	5.7	275,204	9.7	145,194	84.2%	$2,358,168	83.5%
2029	1	1,431	0.8	50,854	1.8	146,625	85.1%	$2,409,022	85.3%
2030	0	0	0.0	0	0.0	146,625	85.1%	$2,409,022	85.3%
2031	1	25,732	14.9	413,771	14.7	172,357	100.0%	$2,822,792	100.0%
2032 & Beyond	0	0	0.0	0	0.0	172,357	100.0%	$2,822,792	100.0%
Total	20	172,357	100.0%	$2,822,792	100.0%
(1)	Based on the underwritten rent roll dated August 19, 2021.

(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

(3)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring include rent steps totaling $116,543 through October 2022.

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$2,270,971	$2,094,206	$2,038,047	$2,352,294	$2,822,792	$16.38	68.2%
Vacant Income	0	0	0	0	206,988	1.20	5.0
Gross Potential Rent	$2,270,971	$2,094,206	$2,038,047	$2,352,294	$3,029,780	$17.58	73.2%
Total Reimbursements	752,924	978,555	862,340	884,809	1,107,312	6.42	26.8
Net Rental Income	$3,023,896	$3,072,761	$2,900,387	$3,237,103	$4,137,092	$24.00	100.0%
Other Income(4)	171	2,082	3,117	2,453	2,453	0.01	0.1
(Vacancy/Credit Loss)	0	0	0	0	(262,646)	(1.52)	(6.3)
Effective Gross Income	$3,024,067	$3,074,843	$2,903,504	$3,239,557	$3,876,899	$22.49	93.7%
Total Expenses	$1,058,165	$1,067,465	$1,060,832	$1,102,210	$1,117,934	$6.49	28.8%
Net Operating Income(5)	$1,965,902	$2,007,378	$1,842,672	$2,137,347	$2,758,965	$16.01	71.2%
Capital Expenditures	0	0	0	0	25,854	0.15	0.7
TI/LC	0	0	0	0	108,691	0.63	2.8
Net Cash Flow	$1,965,902	$2,007,378	$1,842,672	$2,137,347	$2,624,421	$15.23	67.7%
(1)	TTM represents the trailing 12 months ending July 31, 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place is based on the August 19, 2021 rent roll and includes rent steps totaling $116,543 through October 2022.

(4)	Other Income includes late fees, administrative fees and assignment fees.

(5)	The increase in Underwritten Net Operating Income from TTM Net Operating Income is primarily driven by STG International (14.9% of the NRA, 14.7% of the underwritten rent) executing a lease that commences in October 2021, underwriting rent steps of $116,543 through October 2022 and underwriting an additional $166,844 in recoveries. At origination, $94,981 was reserved for gap rent until STG International’s lease commences.

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Annex A-3	BBCMS 2021-C11

No. 13 – Merit Medical Systems

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,751,500	Title:	Fee
Cut-off Date Principal Balance:	$20,751,500	Property Type – Subtype:	Industrial – Manufacturing
% of IPB:	2.1%	Net Rentable Area (SF):	95,500
Loan Purpose:	Acquisition	Location:	Houston, TX
Borrower:	CX Texas Industrial, DST	Year Built / Renovated:	2014 / NAP
Borrower Sponsors:	Carter Exchange Fund	Occupancy:	100.0%
	Management Company, LLC	Occupancy Date:	8/24/2021
Interest Rate:	3.04600%	4th Most Recent NOI (As of)(1):	NAV
Note Date:	8/24/2021	3rd Most Recent NOI (As of)(1):	NAV
Maturity Date:	9/6/2028	2nd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	84 months	Most Recent NOI (As of)(1):	NAV
Original Term:	84 months	UW Economic Occupancy:	95.0%
Original Amortization Term:	None	UW Revenues:	$2,003,537
Amortization Type:	Interest Only	UW Expenses:	$40,071
Call Protection:	L(24),D(56),O(4)	UW NOI:	$1,963,467
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$1,834,976
Additional Debt:	No	Appraised Value / Per SF:	$41,800,000 / $438
Additional Debt Balance:	N/A	Appraisal Date:	7/22/2021
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$217
Taxes(2):	$0	Springing	N/A	Maturity Date Loan / SF:	$217
Insurance:	$473	Springing	N/A	Cut-off Date LTV:	49.6%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	49.6%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	2.86x
Other(3):	$53,406	$0	N/A	UW NOI Debt Yield:	9.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,751,500	47.8%	Purchase Price	$41,503,000	95.7%
Borrower Sponsor Equity	22,621,683	52.2	Closing Costs(4)	1,816,304	4.2
			Reserves	53,878	0.1
Total Sources	$43,373,183	100.0%	Total Uses	$43,373,183	100.0%
(1)	Historical cash flows are unavailable due to the borrower’s recent acquisition of the Merit Medical Systems Property (as defined below). The Merit Medical Systems Property was built to suit for Merit Medical (as defined below) and has been 100.0% leased by Merit Medical since 2014 on an absolute triple-net lease through October 31, 2033.

(2)	The borrower is not required to make monthly tax payments if the following conditions are satisfied: (i) no event of default has occurred or is continuing, (ii) no monetary default exists under the Merit Medical lease or any replacement lease and (iii) Merit Medical is paying taxes in full directly to the applicable governmental authority.

(3)	Other escrows consist of the first month’s debt service payment.

(4)	Closing costs include the interest rate-buy down by the borrower of approximately $570,666 and include a $522,000 reserve held at the master lessee level.

The Loan. The Merit Medical Systems mortgage loan (the “Merit Medical Systems Mortgage Loan”) has an original and cut-off date principal balance of $20,751,500 and is secured by a first lien mortgage on the borrower’s fee interest in a 95,500 square foot industrial property located in Houston, Texas (the “Merit Medical Systems Property”). The Merit Medical Systems Mortgage Loan has a seven-year term and is interest-only for the entire term. The borrowing entity for the Merit Medical Systems Mortgage Loan is CX Texas Industrial, DST, a Delaware statutory trust and special purpose entity with one independent director.

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Annex A-3	BBCMS 2021-C11

No. 13 – Merit Medical Systems

The Property. The Merit Medical Systems Property is a single-story, single tenant industrial building with a total net rentable area of 95,500 square feet situated on an approximately 7.7-acre site in Houston, Texas. Built in 2014, the Merit Medical Systems Property is an industrial life sciences manufacturing building. On-site amenities include training rooms, a dining area, a quality assurance lab and clean rooms. The Merit Medical Systems Property features 228 parking spaces, resulting in a parking ratio of approximately 2.4 spaces per 1,000 square feet. As of August 24, 2021, the Merit Medical Systems Property was 100.0% leased to Merit Medical Systems, Inc. (“Merit Medical”).

COVID-19 Update. As of August 18, 2021, the Merit Medical Systems Property was open and operating. As of August 18, 2021, Merit Medical was current on all lease obligations and had not requested rent relief. As of September 9, 2021, the Merit Medical Systems Mortgage Loan is not subject to any modification or forbearance request.

Major Tenant. The Merit Medical Systems Property is 100.0% leased, as of August 24, 2021, by Merit Medical (NASDAQ: MMSI). Merit Medical is a leading manufacturer of medical devices used in diagnostic and interventional cardiology and radiology procedures. The Merit Medical Systems Property serves as Merit Medical’s medical research and manufacturing facility. The Merit Medical Systems Property was built to suit for Merit Medical in 2014, and the facility currently has approximately 300 employees. As of the end of the first quarter of 2021, Merit Medical announced revenue of $248.9 million for the quarter, which had increased by 2.2% over the first quarter of 2020. The Merit Medical Systems Property is recognized by the company as one of its Centers of Excellence, specializing in polymer extrusions and catheter production. Merit Medical’s current lease extends through October 2033 with three, five-year extension options, no termination options and with 2.0% annual rent increases. A full cash flow sweep will commence if, among other events, Merit Medical (i) terminates or gives notice to terminate its lease; (ii) vacates or goes dark on its space; (iii) becomes subject (or its parent company or lease guarantor becomes the subject) of bankruptcy action; or (iv) defaults under its lease beyond all applicable cure periods.

The Market. The Merit Medical Systems Property is located in the city of Houston, Texas, approximately 20 miles south of the Houston central business district. According to the appraisal, the Houston region is home to more than 18,000 biotech specialists, 25,700 of the world’s top medical researchers and more than 1,760 life science companies. The Merit Medical Systems Property is located approximately 10 miles from Texas Medical Center, the largest medical complex worldwide. There are numerous universities in the surrounding area including University of Houston (approximately 10 miles from the Merit Medical Systems Property), Rice University (approximately 11 miles from the Merit Medical Systems Property), Baylor College of Medicine (approximately 11 miles from the Merit Medical Systems Property) and Houston Community College – Coleman College for Health Sciences (approximately 10 miles from the Merit Medical Systems Property). Additionally, according to the appraisal, the region is a national leader in business relocations and expansions due to state and local tax incentives, manufacturing sales tax exemptions and research and development tax credits.

According to the appraisal, the Merit Medical Systems Property is located in the Houston life sciences market. As of year-end 2020, the market had a total inventory of approximately 7.0 million square feet. The triple-net rent range was $21.00-$27.00 with 5.0% increase in rents over the previous five years. The average vacancy rate was 5.2%.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent(2)	% of Total UW Base Rent	Lease Expiration Date
Merit Medical	NR / NR / NR	95,500	100.0%	$22.08	$2,108,987	100.0%	10/31/2033(3)
Occupied Collateral Total / Wtd. Avg.		95,500	100.0%	$22.08	$2,108,987	100.0%

Vacant Space		0	0.0%

Collateral Total		95,500	100.0%

(1)	Based on underwritten rent roll dated August 24, 2021.

(2)	Base Rent includes approximately $41,353 of rent steps through January 2022.

(3)	Merit Medical has three, five-year extension options and no termination options.

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No. 13 – Merit Medical Systems

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2021 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032 & Beyond	1	95,500	100.0	2,108,987	100.0	95,500	100.0%	$2,108,987	100.0%
Total	1	95,500	100.0%	$2,108,987	100.0%
(1)	Based on the underwritten rent roll dated August 24, 2021.

(2)	Base Rent includes approximately $41,350 of rent steps through January 2022.

Operating History and Underwriting Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,067,634	$21.65	98.0%
Rent Steps(3)	41,353	0.43	2.0
Vacant Income	0	0.00	0.0
Gross Potential Rent	$2,108,987	$22.08	100.0%
Total Reimbursements	0	0.00	0.0
Net Rental Income	$2,108,987	$22.08	100.0%
Other Income	0	0.00	0.0
(Vacancy/Credit Loss)	(105,449)	(1.10)	(5.0)
Effective Gross Income	$2,003,537	$20.98	95.0%
Total Expenses	$40,071	$0.42	2.0%
Net Operating Income	$1,963,467	$20.56	98.0%
Cap Ex, Total TI/LC	128,491	1.35	6.4
Net Cash Flow	$1,834,976	$19.21	91.6%
(1)	Historical cash flows are unavailable due to the borrower’s recent acquisition of the Merit
Medical Systems Property. The Merit Medical Systems Property was built to suit for Merit
Medical and has been 100.0% leased by Merit Medical since 2014 on an absolute triple-net lease through October 31, 2033.

(2)	% column represents (i) percent of Net Rental Income for all revenue lines and (ii) percent of Effective Gross Income for the remainder of the fields.

(3)	Rent Steps include approximately $41,353 of rent steps through January 2022.

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No. 14 - Upstate NY Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$19,800,000	Title:	Fee
Cut-off Date Principal Balance:	$19,800,000	Property Type - Subtype:	Various – Various
% of Pool by IPB:	2.0%	Net Rentable Area (Units)(4):	436
Loan Purpose:	Refinance	Location:	Various, NY
Borrowers(1):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Brian H. Murray	Occupancy:	92.7%
Interest Rate:	3.30000%	Occupancy Date:	8/2/2021
Note Date:	8/23/2021	4th Most Recent NOI (As of):	$1,033,240 (12/31/2018)
Maturity Date:	9/6/2031	3rd Most Recent NOI (As of):	$1,571,215 (12/31/2019)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,987,386 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$2,266,455 (TTM 7/31/2021)
Original Amortization:	360 months	UW Economic Occupancy:	97.4%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$4,232,483
Call Protection(2):	L(24),D(92),O(4)	UW Expenses:	$1,975,181
Lockbox / Cash Management:	Springing	UW NOI:	$2,257,302
Additional Debt:	No	UW NCF:	$2,138,162
Additional Debt Balance:	N/A	Appraised Value / Per Unit(3):	$28,800,000 / $66,055
Additional Debt Type:	N/A	Appraisal Date:	5/24/2021

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$45,413
Taxes:	$132,920	$31,648	N/A	Maturity Date Loan / Unit:	$40,704
Insurance:	$27,882	$13,277	N/A	Cut-off Date LTV(3):	68.8%
Replacement Reserves:	$0	$9,224	N/A	Maturity Date LTV(3):	61.6%
TI/LC:	$0	$600	N/A	UW NCF DSCR:	2.05x
Deferred Maintenance:	$161,345	$0	N/A	UW NOI Debt Yield:	11.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,800,000	100.0%	Loan Payoff	$18,086,105	91.3%
			Closing Costs	974,700	4.9
			Upfront Reserves	322,146	1.6
			Return of Equity	417,049	2.1
Total Sources	$19,800,000	100.0%	Total Uses	$19,800,000	100.0%
(1)	The borrowers under the Upstate NY Portfolio Mortgage Loan (as defined below) are Madison Barracks LLC, Arsenal Apartments LLC, Colonial Manor LLC, Solar Building LLC and Jefferson Heights, LLC.

(2)	At any time after permitted prepayment date and prior to the free window date, the Upstate NY Portfolio borrowers may release any individual property provided that, among other conditions stated in the Upstate NY Portfolio Mortgage Loan documents, (i) no event of default has occurred and is continuing; (ii) the amount of the Upstate NY Portfolio Mortgage Loan defeased will be 125% of the allocated loan amount for the related Upstate NY Portfolio property being released; (iii) the debt service coverage ratio for the remaining properties after such release is not less than the greater of (a) 2.04x and (b) the debt service coverage ratio for the remaining properties and the property to be released for the preceding 12 months; and (iv) the loan-to-value ratio after such release is less than or equal to the lesser of (a) 68.8% and (b) the loan-to-value ratio for the remaining properties and the property to be released immediately preceding the release of the property.

(3)	The Appraised Value / Unit, Cut-Off Date LTV and Maturity Date LTV are based on the As-Portfolio Value of $28,800,000. The combined “as-is” individual appraised value is $27,600,000. The Cut-off Date LTV and Maturity Date LTV on the combined “as-is” individual appraised value are 71.7% and 64.3%, respectively.

(4)	The Upstate NY Portfolio Properties (as defined below) consist of 436 multifamily units and six retail suites totaling 7,200 SF.

The Loan. The Upstate NY Portfolio mortgage loan (the “Upstate NY Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $19,800,000 and is secured by a first mortgage lien on the borrowers’ fee interests in a 436-unit multifamily and 6 retail suites portfolio located in Watertown and Sackets Harbor, New York (the “Upstate NY Portfolio Properties”). The Upstate NY Portfolio Mortgage Loan has a 10-year term and is interest-only for the first 60 months of the term followed by a 30-year amortization schedule. The borrowing entities for the Upstate NY Portfolio Mortgage Loan are Madison Barracks LLC, Arsenal Apartments LLC, Colonial Manor LLC, Solar Building LLC and Jefferson Heights, LLC, each a New York limited liability company and special purpose entity.

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No. 14 - Upstate NY Portfolio

The Properties. The Upstate NY Portfolio Properties consist of four multifamily garden properties and one mixed use property located in Watertown, New York and Sackets Harbor, New York. The Upstate NY Portfolio Properties are comprised of 436 multifamily units and six retail spaces totaling 7,200 SF.

The following table presents certain information relating to the Upstate NY Portfolio Properties:

Portfolio Summary
Property Name	Property - Subtype	Year Built / Year Renovated	Units	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	Appraised Value	UW NOI	% of UW NOI
Jefferson Heights	Multifamily - Garden	1967-1987 / 2012	121	$6,500,000	32.8%	$8,700,000	$792,942	35.1%
Madison Barracks	Multifamily - Garden	1996 / 2010	127	5,700,000	28.8	7,700,000	616,327	27.3
Colonial Manor	Multifamily - Garden	1972 / NAP	71	3,650,000	18.4	5,100,000	393,514	17.4
Solar Building(1)	Mixed Use - Multifamily / Retail	1906 / 1950	69	2,300,000	11.6	3,600,000	260,974	11.6
Arsenal Apartments	Multifamily - Garden	1991 / 2015	48	1,650,000	8.3	2,500,000	193,546	8.6
Total/Wtd. Avg.			436	$19,800,000	100.0%	$28,800,000(2)	$2,257,302	100.0%
(1)	The Solar Building property also includes six commercial spaces totaling 7,200 SF.

(2)	The total Appraised Value is based on the As-Portfolio Value. The sum of the “as-is” individual appraised values of the individual properties is $27,600,000, resulting in a Cut-off Date LTV and Maturity Date LTV of 71.7% and 64.3%, respectively.

Jefferson Heights. The Jefferson Heights property includes three non-contiguous garden style multifamily properties located less than 2.0 miles from each other, known individually as Hycliff Apartments, Palmer Street Apartments and College Heights Apartments (collectively “Jefferson Heights”) located in Watertown, New York. The Jefferson Heights property consists of three buildings that operate as one economic unit. Built between 1967-1987 and renovated in 2012, the Jefferson Heights property is comprised of 121-units within 11, two and three-story buildings situated on a 10.87-acre site. The Jefferson Heights property’s unit mix includes 10 one-bedroom/one-bathroom units, 97 two-bedroom/two-bathroom units and 14 three-bedroom/two-bathroom units, with an average unit size of 1,053 square feet. Community amenities include: laundry facilities, a playground and a picnic area. Unit amenities include an appliance package, wood cabinets, hardwood flooring in kitchen areas and patios for some units. Since acquisition, the borrowers have invested approximately $1.6 million into the three properties for interior renovations, appliance upgrades, roof replacement, and exterior renovations. Onsite parking is provided by 227 surface parking spaces, resulting in a parking ratio of approximately 2.3 spaces per unit. As of August 2, 2021, the Jefferson Heights property was 91.7% occupied.

Madison Barracks. The Madison Barracks property is a 127-unit garden style multifamily property located in Sackets Harbor, New York. Built in 1996 and renovated in 2010, the Madison Barracks property consists of 17, predominantly two-story buildings situated on a 7.20-acre site. The Madison Barracks property’s unit mix includes three studio units, 30 one-bedroom/one-bathroom units, 73 two-bedroom/two-bathroom units and 21 three-bedroom/two-bathroom units, with an average unit size of 1,179 square feet. Common area amenities at the Madison Barracks property include laundry facilities at some buildings. Unit amenities include an appliance package, wood cabinets and hardwood flooring in the kitchen areas. Since acquisition, the borrowers have invested approximately $780,550 in the Madison Barracks property to renovate 55 down units, roof replacements and exterior renovations. Onsite parking consists of 250 parking spaces, resulting in a parking ratio of approximately 1.97 spaces per unit. As of August 2, 2021, the Madison Barracks property was 91.3% occupied.

Colonial Manor. The Colonial Manor property is a 71-unit garden style multifamily property located in Watertown, New York. Built in 1972, the Colonial Manor property consists of six, two-story buildings, situated on a 12.53-acre site. The Colonial Manor property’s unit mix includes 12 one-bedroom/one-bathroom units and 59 two-bedroom/two-bathroom units, with an average unit size of 883 square feet. Common area amenities at the Colonial Manor property include a dog park and laundry facilities. Unit amenities include an appliance package, balcony and patios. Since acquisition, the borrowers have invested approximately $30,000 in the Colonial Manor property for appliance upgrades to 20 units and interior renovations to five units. Onsite parking is provided by 45 parking spaces, resulting in a parking ratio of approximately 0.63 spaces per unit. As of August 2, 2021, the Colonial Manor property was 95.8% occupied.

Solar Building. The Solar Building property is a 52,802 square-foot mixed use, multifamily and retail property located in Watertown, New York. Built in 1906 and renovated in 1950, the Solar Building property consists of one, six-story building, situated on a 0.18-acre site. The Solar Building property’s unit mix includes 27 studio units, 26 one-bedroom/one-bathroom units, 16 two-bedroom/one-bathroom units and six commercial units, with an average unit size of 704 square feet. The six commercial units comprise of 7,200 square feet and are leased to three tenants. Common area amenities at the Solar Building property include controlled access, elevator and laundry facilities. Unit amenities include an appliance package, hardwood floors and security systems. Since acquisition, the borrowers have invested approximately $1,244,000 in the Solar Building property for interior renovations to some units, replacing the roof, improvements to the plumbing and exterior renovations. On-site parking is not provided for the Solar Building property. As of August 2, 2021, the Solar Building property was 89.0% occupied.

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No. 14 - Upstate NY Portfolio

Arsenal Apartments. The Arsenal Apartments property is a 48-unit garden style multifamily property located in Watertown, New York. Built in 1991 and renovated in 2015, the Arsenal Apartments property consists of one, two-story building, situated on a 0.78-acre site. The Arsenal Apartments property’s unit mix includes 44 studio units, three one-bedroom/one-bathroom units and one two-bedroom/two-bathroom unit, with an average unit size of 304 square feet. Common area amenities at the Arsenal Apartments property include laundry facilities. Unit amenities include an appliance package, vinyl flooring and security systems. Since acquisition, the borrowers have invested approximately $775,000 in the Arsenal Apartments property for interior and exterior renovations, common area renovations and plumbing upgrades. Onsite parking is provided via 45 parking spaces, resulting in a parking ratio of approximately 0.94 spaces per unit. As of August 2, 2021, the Arsenal Apartments property was 89.6% occupied.

The following table presents certain information relating to the unit mix of the Upstate NY Portfolio Properties:

Upstate NY Portfolio Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Market Monthly Rental Rate Per Unit(2)
Jefferson Heights
1 Bedroom, 1 Bath	10	2.3%	9	90.0%	860	$758	$800
2 Bedroom, 2 Bath	97	21.9%	90	92.8%	980	$834	$950
3 Bedroom, 2 Bath	14	3.2%	12	85.7%	1,700	$1,045	$1,050
Madison Barracks
Studio	3	0.7%	2	66.7%	600	$441	$700
1 Bedroom, 1 Bath	30	6.8%	22	73.3%	790	$769	$775
2 Bedroom, 2 Bath	73	16.5%	71	97.3%	1,215	$946	$1,100
3 Bedroom, 2 Bath	21	4.8%	21	100.0%	1,692	$1,030	$1,400
Colonial Manor
1 Bedroom, 1 Bath	12	2.7%	11	91.7%	800	$806	$900
2 Bedroom, 2 Bath	59	13.3%	57	96.6%	900	$904	$1,000
Solar Building
Studio	27	6.1%	26	96.3%	466	$539	$575
1 Bedroom, 1 Bath	26	5.9%	25	96.2%	686	$670	$675
2 Bedroom, 1 Bath	16	3.6%	15	93.8%	949	$754	$800
Retail	6	1.4%	3	50.0%	1,200	$675	$650
Arsenal Apartments
Studio	44	10.0%	39	88.6%	285	$553	$600
1 Bedroom, 1 Bath	3	0.7%	3	100.0%	474	$680	$700
2 Bedroom, 2 Bath	1	0.2%	1	100.0%	608	$705	$1,100
Total/Wtd. Avg.(3)	442	100.0%	407	92.1%	921	$806	$903
(1)	Based on the underwritten rent rolls dated August 2, 2021.

(2)	Market Monthly Rental Rate Per Unit is based on the Appraisals.

(3)	Total / Wtd. Avg. is based on number of units of each unit type.

COVID-19 Update. As of September 2, 2021, the Upstate NY Portfolio Properties were open and operating. As of September 9, 2021, the Upstate NY Portfolio Mortgage Loan is not subject to any modification or forbearance request.

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Annex A-3	BBCMS 2021-C11

No. 14 - Upstate NY Portfolio

The Markets. The following table presents certain market information relating to the Upstate NY Portfolio Properties:

Market Summary(1)
Property Name	Location	5-mile Population	10-mile Population	15-mile Population	5-mile Median Household Income	10-mile Median Household Income	15-mile Median Household Income
Jefferson Heights	Watertown, NY	37,234	70,808	88,413	$47,208	$51,010	$52,045

Madison Barracks	Sackets Harbor, NY	4,756	30,193	64,491	$58,127	$54,292	$51,951

Colonial Manor	Watertown, NY	47,398	68,050	91,812	$47,067	$50,649	$51,753

Solar Building	Watertown, NY	37,675	69,535	91,053	$47,543	$50,874	$51,930

Arsenal Apartments	Watertown, NY	37,656	71,400	88,806	$47,543	$51,071	$52,022

(1)	Source: Appraisals.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
78.8%	85.1%	91.1%	92.7%
(1)	Historical occupancy is as of December 31 of each respective year.

(2)	Current Occupancy is as of August 2, 2021.

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$1,929,325	$3,548,029	$3,868,593	$4,142,571	$4,142,571	$9,501	95.5%
Other Income(3)	124,316	183,440	171,957	196,571	196,571	451	4.5
Gross Potential Rent	$2,053,641	$3,731,469	$4,040,550	$4,339,142	$4,339,142	$9,952	100.0%
Total Reimbursements	0	0	0	0	0	0	0.0
Net Rental Income	$2,053,641	$3,731,469	$4,040,550	$4,339,142	$4,339,142	$9,952	100.0%
(Vacancy/Credit Loss)	(19,028)	(24,624)	(1,090)	(1,888)	(1,888)	(4)	(0.0)
(Concessions)	(23,840)	(158,617)	(156,758)	(104,771)	(104,771)	(240)	(2.4)
Effective Gross Income	$2,010,774	$3,548,228	$3,882,702	$4,232,483	$4,232,483	$9,708	97.5%

Total Expenses	$977,534	$1,977,013	$1,895,316	$1,966,027	$1,975,181	$4,530	46.7%

Net Operating Income	$1,033,240	$1,571,215	$1,987,386	$2,266,455	$2,257,302	$5,177	53.3%

Total TI/LC, Capex/RR	0	0	0	0	119,140	273	2.8

Net Cash Flow	$1,033,240	$1,571,215	$1,987,386	$2,266,455	$2,138,162	$4,904	50.5%

(1)	TTM column represents the trailing 12 months ending July 2021.

(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of fields.

(3)	Other Income consists of laundry facilities fees, security deposits, pet fees, cleaning fees, late fees and application fees.

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No. 15 – Wyndham National Hotel Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$20,000,000	Title(3):	Various
Cut-off Date Principal Balance(1):	$19,130,750	Property Type – Subtype:	Hospitality – Limited Service
% of IPB:	1.9%	Net Rentable Area (Rooms):	3,729
Loan Purpose:	Acquisition	Location:	Various
Borrower:	Lodging Enterprises, LLC	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Tom Vukota	Occupancy / ADR / RevPAR:	54.0% / $69.35 / $37.43
Interest Rate:	4.85000%	Occupancy / ADR / RevPAR Date:	7/31/2021
Note Date:	11/27/2019	4th Most Recent NOI (As of):	$24,470,573 (12/31/2018)
		3rd Most Recent NOI (As of):	$21,959,585 (12/31/2019)
Maturity Date:	12/6/2029	2nd Most Recent NOI (As of):	$19,468,261 (12/31/2020)
Interest-only Period:	None	Most Recent NOI (As of):	$19,744,845 (TTM 7/31/2021)
Original Term:	120 months	UW Occupancy / ADR / RevPAR:	54.0% / $69.35 / $37.43
Original Amortization Term:	270 months	UW Revenues:	$64,113,826
Amortization Type:	Amortizing Balloon	UW Expenses:	$43,686,317
Call Protection(2):	L(24),YM2(92),O(4)	UW NOI:	$20,427,509
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$17,862,956
Additional Debt(1):	Yes	Appraised Value / Per Room(4):	$215,000,000 / $57,656
Additional Debt Balance(1):	$119,567,189	Appraisal Date:	8/1/2019
Additional Debt Type(1):	Pari Passu

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$37,194
				Maturity Date Loan / Room:	$26,916
Taxes:	$436,502	$160,955	N/A	Cut-off Date LTV(4):	64.5%
Insurance:	$790,391	$116,681	N/A	Maturity Date LTV(4):	46.7%
FF&E Reserve:	$0	$235,965	N/A	UW NCF DSCR:	1.69x
Immediate Repairs Reserve:	$2,014,340	$0	N/A	UW NOI Debt Yield:	14.7%
Replacement Reserve:	$7,417,247	$235,965	N/A
Railroad Contract Renewal Reserve:	$7,000,000	$0	N/A
Post-Closing Obligations Reserve:	$500,000	$0	N/A

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$145,000,000		59.7%	Purchase Price(5)	$215,500,000	88.7%
Borrower Sponsor Equity	97,876,778		40.3	Upfront Reserves	18,158,480	7.5
				Closing Costs	9,218,299	3.8
Total Sources	$242,876,778		100.0%	Total Uses	$242,876,778	100.0%

(1)	The Wyndham National Hotel Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by 12 pari passu promissory notes with an aggregate Cut-off Date balance of approximately $138,697,940. The financial information presented in the chart above reflects the Wyndham National Hotel Portfolio Whole Loan (as defined below).

(2)	Partial release is permitted. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Prospectus.

(3)	The Wyndham National Hotel Portfolio Whole Loan is secured by the borrower’s fee simple interest in 43 properties and fee simple/leasehold interests in the Travelodge - 2307 Wyoming Avenue property.

(4)	The Appraised Value / Per Room, Cut-off Date LTV and Maturity Date LTV are based on the aggregate sum of the available “as is” and “as complete” appraised values for each property on an individual basis of $215,000,000 as of August 1, 2019. On a stand-alone basis, the Wyndham National Hotel Portfolio Properties (as defined below) have an aggregate “as is” appraised value of $209,500,000 as of August 1, 2019. The Cut-off Date LTV and Maturity Date LTV based on the aggregate stand-alone “as is” appraised value of $209,500,000 are 66.2% and 47.9%, respectively.

(5)	Includes one property with an allocated purchase price of $3,000,000 that is not collateral for the Wyndham National Hotel Portfolio Whole Loan.

The Loan. The Wyndham National Hotel Portfolio mortgage loan (the “Wyndham National Hotel Portfolio Mortgage Loan”) is part of a whole loan evidenced by 12 pari passu notes with an aggregate original principal balance of $145,000,000 (the “Wyndham National Hotel Portfolio Whole Loan”). The Wyndham National Hotel Portfolio Whole Loan is secured by first priority fee or fee/leasehold mortgages encumbering a 44-property, limited service hospitality portfolio totaling 3,729 rooms located across 23 states (each, a “Wyndham National Hotel Portfolio Property”, and collectively, the “Wyndham National Hotel Portfolio Properties” or the “Wyndham National Hotel

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Portfolio”). Promissory Note A-3, with an original principal balance of $20,000,000, represents the Wyndham National Hotel Portfolio Mortgage Loan, and will be included in the BBCMS 2021-C11 Trust. The below table summarizes the Wyndham National Hotel Portfolio Whole Loan, including the remaining promissory notes. The mortgage loan seller provides no assurances that the non-securitized notes will not be split further. The Wyndham National Hotel Portfolio Whole Loan is serviced pursuant to the pooling and servicing agreement for the UBS 2019-C18 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,000,000	$23,913,438	UBS 2019-C18	Yes
A-2	$16,800,000	$16,069,830	UBS AG	No
A-3	$20,000,000	$19,130,750	BBCMS 2021-C11	No
A-4	$20,000,000	$19,130,750	UBS AG	No
A-5	$10,000,000	$9,565,375	BBCMS 2021-C10	No
A-6	$10,000,000	$9,565,375	UBS AG	No
A-7	$10,000,000	$9,565,375	UBS AG	No
A-8	$10,000,000	$9,565,375	UBS 2019-C18	No
A-9	$8,200,000	$7,843,608	UBS AG	No
A-10	$5,000,000	$4,782,688	UBS AG	No
A-11	$5,000,000	$4,782,688	UBS AG	No
A-12	$5,000,000	$4,782,688	UBS AG	No
Total	$145,000,000	$138,697,940

The Properties. The Wyndham National Hotel Portfolio is comprised of 44 limited service hospitality properties totaling 3,729 rooms. The hotels range in size from 21 to 192 rooms with an average count of 85 rooms. The portfolio benefits from geographic diversity across 23 states, in addition to an overall granular property mix. No individual Wyndham National Hotel Portfolio Property accounts for greater than 5.1% of total rooms or 9.1% of underwritten net cash flow. The Wyndham National Hotel Portfolio Properties were built between 1978 and 2015, with an average year built of 2001. Renovations have occurred at 19 of the Wyndham National Hotel Portfolio Properties since 2013, representing 48.7% of the portfolio based on underwritten net cash flow.

Since 2013, approximately $20.6 million ($5,535 per room) was spent on FF&E and capital improvements at the Wyndham National Hotel Portfolio Properties. At loan origination, approximately $7.4 million was escrowed in connection with the scheduled property improvement plans (“PIP”), which represents 115% of the estimated cost of the current brand mandated PIP work at the Wyndham National Hotel Portfolio Properties.

Portfolio Overview
Property Flag	No. of Properties	Rooms	% of Total Rooms	Allocated Whole Loan Cut-Off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value(1)	Cut-off Date LTV (1)	UW NCF	% of UW NCF	UW NCF DSCR	UW NOI Debt Yield
Travelodge	27	2,064	55.3%	$80,322,408	57.9%	$115,700,000	69.4%	$10,264,417	57.5%	1.67x	14.6%
Baymont Inn & Suites	14	1,356	36.4%	$48,485,780	35.0%	$83,300,000	58.2%	$7,062,302	39.5%	1.91x	16.6%
Super 8	2	235	6.3%	$8,416,573	6.1%	$13,500,000	62.3%	$384,060	2.2%	0.60x	5.6%
Days Inn	1	74	2.0%	$1,473,179	1.1%	$2,500,000	58.9%	$152,177	0.9%	1.35x	13.6%
Total/Wtd. Avg.	44	3,729	100.0%	$138,697,940	100.0%	$215,000,000	64.5%	$17,862,956	100.0%	1.69x	14.7%
(1)	Appraised Value and Cut-off Date LTV are based on the aggregate sum of the available “as is” and “as complete” appraised values for each property on an individual basis of $215,000,000 as of August 1, 2019. On a stand-alone basis, the Wyndham National Hotel Portfolio Properties have an aggregate “as is” appraised value of $209,500,000 as of August 1, 2019. The Cut-off Date LTV based on the aggregate stand-alone “as is” appraised value of $209,500,000 is 66.2%.

The Wyndham National Hotel Portfolio Properties operate under franchise agreements with subsidiaries of Wyndham Hotel & Resorts, Inc. (“Wyndham”), all of which were renewed for 15-year terms upon acquisition and have an expiration date of January 1, 2035. The franchise agreements stipulate a combined royalty and system assessment fee per annum of $16,778 per hotel, payable in equal monthly installments.

Wyndham is a global hotel franchisor company, operating in approximately 95 countries and territories under 20 brand names. As of year-end 2020, Wyndham had 49,400 rooms associated with company-owned and/or managed properties and 746,500 rooms associated with franchised properties, for a total of 795,900 rooms (8,941 properties). Wyndham’s portfolio of global brands includes Super 8, Days Inn, Ramada, La Quinta, Howard Johnson, Baymont Inn & Suites, Travelodge, Microtel, Wyndham Garden, TRYP, and Wyndham Grand. Approximately 61% and 32% of its franchised hotels operate within the economy and midscale segments, respectively.

Based on the trailing 12-month period ending July 31, 2021, the Wyndham National Hotel Portfolio Properties as a whole outperformed their competitive set with occupancy, ADR and RevPAR penetration rates in excess of 100.0%. On an individual property basis, 63.6%, 43.2% and 52.3% of the Wyndham National Hotel Portfolio Properties, based on property count, outperformed their competitive set with occupancy, ADR and RevPAR penetration rates in excess of 100.0%, respectively.

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Occupancy, ADR, and RevPAR of the Wyndham National Hotel Portfolio Properties in relation to their respective competitive sets are provided below:

Historical Occupancy, ADR, RevPAR(1)(2)(3)
	Competitive Set			Wyndham National Hotel Portfolio			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2018	56.1%	$83.18	$46.62	73.2%	$55.76	$40.80	133.1%	74.9%	99.6%
2019(4)	56.1%	$79.96	$44.88	68.6%	$58.29	$40.01	124.6%	79.8%	100.3%
2020	35.2%	$62.85	$22.09	51.5%	$50.06	$25.80	155.3%	85.0%	133.4%
TTM(5)	49.0%	$73.37	$35.94	54.1%	$68.34	$36.99	112.3%	103.5%	114.0%
(1)	Data provided by third party market research reports.

(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at Wyndham National Hotel Portfolio Properties are attributable to differing reporting methodologies, and/or timing differences.

(3)	Metrics are based on the weighted average of the Wyndham National Hotel Portfolio Properties room count.

(4)	Information for the Travelodge - 2680 Airport Road property is based on the industry report as of 8/31/2019 TTM as the operating performance of its competitive set was unavailable between September 2019 and December 2019 as such hotels did not report to the third party market research report during this period.

(5)	TTM represents the trailing 12-month period ending July 31, 2021.

Each Wyndham National Hotel Portfolio Property, with the exception of the Travelodge - 1177 East 16th Street property, benefits from corporate contracts with one (or, at two properties, two) of four North American railway companies, Union Pacific Railroad Company (Moody’s/S&P: Baa1/A-), BNSF Railway Company (Moody’s/S&P: A3/A+), CSX Transportation, Inc. (Moody’s/S&P: Baa1/BBB+) and Canadian Pacific Railway Company (S&P: BBB+) (each, a “Railway Company”). The current Railway Company contracts typically have a term of five years, with renewal options. At loan origination, an upfront $7.0 million Rail Contract Renewal Reserve was escrowed related to the renewal of the UP15 Railroad Contract, a lodging facility agreement dated November 1, 2015 between Union Pacific and the borrower sponsor, covering 15 Wyndham National Hotel Portfolio Properties as detailed in the related Wyndham National Hotel Portfolio Whole Loan documents.

Amenities available at most of the Wyndham National Hotel Portfolio Properties include meeting rooms, fitness centers, self-service guest laundry, high-speed internet, and private lounges dedicated to the railway crew members. Certain hotels feature computer workstations, entertainment game rooms, oversized vehicle parking, dedicated locker rooms, and other amenities. The rooms at the Wyndham National Hotel Portfolio Properties were specifically designed to comply with “Dark and Quiet” requirements as stipulated in the contracts. Such “Dark and Quiet” specifications include noise abatement measures, and light-proofing measures such as custom curtains and blackout drapes that seal from wall to center and door sweeps, and more. Each room is equipped with an individual HVAC unit, a remote guest detection/energy management system, and a television set with cable and/or satellite service. Additionally, 27 of the 44 Wyndham National Hotel Portfolio Properties are serviced by a 24-hour on-site restaurant, Penny’s Diner.

COVID-19 Update. As of August 31, 2021, the Wyndham National Hotel Portfolio Properties were open and operating. All of the Wyndham National Hotel Portfolio Properties continued operating through the pandemic period as essential businesses through their support of the railroad industry. Throughout the COVID-19 pandemic, 42.4% of the total contracted room nights was renewed. The borrower sponsor was able to successfully renew contracts with expiration dates in 2020 and 2021, including the UP15 Railroad Contract. Union Pacific and the borrower sponsor agreed to a three-year extension of the UP15 Railroad Contract in October 2020. The renewal took effect on November 1, 2020 and will guaranty the payments from Union Pacific of approximately $15.4 million through October 31, 2023. While there was a decrease in the number of guaranteed room nights from 783 to 679, the ADR of the Wyndham National Hotel Portfolio Properties increased 6.5% to $50.20, increased food and beverage subsidies by 74.7% (to $542,800) and transportation revenue by 28.1% (to $1,709,000). The Union Pacific contract at the Travelodge - 1710 Jefferson Street property was not renewed. That contract represented 16,790 annual rooms, which equated to approximately 2.0% of the overall guaranteed room nights underwritten at the time of origination. A new contract with a new rail company not previously included at origination, Norfolk Southern, was added to the Baymont Inn & Suites - 3475 Union Road property in November 2020 through May 2022 at $59.00 per night with no guaranteed minimum stays. Since origination, after giving effect to the rail companies having adjusted their guaranteed room nights in accordance with their contracts, non-renewed contracts, and new contracts added, the net effect to total guaranteed room nights as of July 2021 in comparison to loan origination is a decrease of 11.1%. In that same period, the average ADR under the contracts has increased by 4.3%, resulting in a net effect to contract value of -7.3% during the COVID-19 pandemic. The non-rail business was affected in line with all hospitality product, as transient hospitality reduced during the COVID-19 pandemic and has recovered well at a 16.5% increase in the T-12 through July 2021 over 2020. Of note, July 2021 saw a 12.8% increase in month-over-month non-rail revenue and a 50.1% increase year-over-year. The PIP work at each Wyndham National Hotel Portfolio Property was scheduled to take place in the second and third quarters of 2020. Due to the COVID-19 pandemic, the PIP work was put on hold to prevent additional persons from entering the Wyndham National Hotel Portfolio Properties. The PIP work is currently underway and a draw request was submitted to the lender for approval in May 2021. As of August 31, 2021, the Wyndham National Hotel Portfolio Whole Loan is not subject to any forbearance, modification or debt service relief requests.

The Markets. The Wyndham National Hotel Portfolio’s largest room count concentrations by state are Wyoming (six hotels), Nebraska (four hotels), Kansas (five hotels) and New Mexico (three hotels), which collectively comprise 49.9% of the total rooms and 52.1% of the UW NCF. The Wyndham National Hotel Portfolio Properties are strategically located in close proximity to high volume railroad hubs and

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No. 15 – Wyndham National Hotel Portfolio

switching terminals, as well as major highways. Demand at the Wyndham National Hotel Portfolio Properties is supplemented by walk-in and transient guest business.

A summary of the Wyndham National Hotel Portfolio Properties based on geographical distribution is provided below:

Distribution By State
State	No. of Properties	No. of Rooms	% of Total Rooms	Allocated Whole Loan Cut-Off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	UW Occupancy	UW ADR	UW RevPAR	Appraised Value(1)	Cut-off Date LTV (1)
AZ	2	191	5.1%	$8,453,305	6.1%	69.5%	$59.20	$41.13	$12,400,000	68.2%
CA	2	86	2.3%	$1,397,121	1.0%	57.5%	$72.39	$41.59	$2,600,000	53.7%
CO	1	37	1.0%	$309,079	0.2%	32.7%	$114.05	$37.27	$900,000	34.3%
IA	2	164	4.4%	$5,209,210	3.8%	51.6%	$67.16	$34.65	$7,200,000	72.4%
KS	5	449	12.0%	$12,746,355	9.2%	48.3%	$66.08	$31.93	$20,700,000	61.6%
LA	1	60	1.6%	$2,824,846	2.0%	60.6%	$75.86	$46.00	$4,200,000	67.3%
MD	1	25	0.7%	$765,230	0.6%	38.0%	$145.01	$55.06	$800,000	95.7%
MN	1	56	1.5%	$575,948	0.4%	52.0%	$77.53	$40.30	$1,900,000	30.3%
MO	2	210	5.6%	$8,042,737	5.8%	42.1%	$72.89	$30.68	$14,400,000	55.9%
MT	2	138	3.7%	$5,764,378	4.2%	62.8%	$81.73	$51.30	$8,200,000	70.3%
ND	1	74	2.0%	$1,473,179	1.1%	69.9%	$56.95	$39.82	$2,500,000	58.9%
NE	4	464	12.4%	$16,008,816	11.5%	41.8%	$67.05	$28.04	$23,900,000	67.0%
NM	3	274	7.3%	$14,915,613	10.8%	83.2%	$57.45	$47.77	$18,400,000	81.1%
NV	1	119	3.2%	$4,015,735	2.9%	67.5%	$60.69	$40.98	$6,500,000	61.8%
NY	1	56	1.5%	$1,222,674	0.9%	57.6%	$75.94	$43.75	$3,800,000	32.2%
OK	1	61	1.6%	$2,047,623	1.5%	64.2%	$58.40	$37.47	$3,700,000	55.3%
OR	1	86	2.3%	$3,893,881	2.8%	64.4%	$63.09	$40.61	$6,500,000	59.9%
SD	1	55	1.5%	$2,118,372	1.5%	50.1%	$87.51	$43.84	$3,100,000	68.3%
TN	1	103	2.8%	$4,464,301	3.2%	49.0%	$70.33	$34.43	$8,000,000	55.8%
TX	3	241	6.5%	$8,658,124	6.2%	56.5%	$73.02	$41.29	$16,600,000	52.2%
UT	1	75	2.0%	$2,312,622	1.7%	59.2%	$61.66	$36.50	$3,400,000	68.0%
VA	1	30	0.8%	$3,230,048	2.3%	65.2%	$108.95	$71.03	$3,700,000	87.3%
WY	6	675	18.1%	$28,248,741	20.4%	45.6%	$77.64	$35.43	$41,600,000	67.9%
Total/Wtd. Avg.	44	3,729	100.0%	$138,697,940	100.0%	54.0%	$69.35	$37.43	$215,000,000	64.5%
(1)	Appraised Value and Cut-off Date LTV are based on the aggregate sum of the available “as is” and “as complete” appraised values for each property on an individual basis of $215,000,000 as of August 1, 2019. On a stand-alone basis, the Wyndham National Hotel Portfolio Properties have an aggregate “as is” appraised value of $209,500,000 as of August 1, 2019. The Cut-off Date LTV based on the aggregate stand-alone “as is” appraised value of $209,500,000 is 66.2%.

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	July 2021 TTM	UW	UW Per Room
Occupancy	72.9%	68.3%	52.6%	54.0%	54.0%
ADR	$55.92	$60.43	$69.99	$69.35	$69.35
RevPAR	$40.79	$41.28	$36.80	$37.43	$37.43

Rooms Revenue	$55,521,726	$56,181,472	$50,230,202	$50,949,689	$50,949,689	$13,663
Food & Beverage	11,171,202	10,954,219	8,683,823	9,881,455	9,881,455	2,650
Other Income	3,353,940	3,195,108	3,032,945	3,282,682	3,282,682	880
Total Revenue	$70,046,868	$70,330,799	$61,946,970	$64,113,826	$64,113,826	$17,193
Total Expenses	$45,576,295	$48,371,215	$42,478,709	$44,368,981	$43,686,317	$11,715
Net Operating Income	$24,470,573	$21,959,585	$19,468,261	$19,744,845	$20,427,509	$5,478
FF&E(1)	1,665,659	1,139,804	0	0	2,564,553	688
Net Cash Flow	$22,804,914	$20,819,781	$19,468,261	$19,744,845	$17,862,956	$4,790
(1)	FF&E includes revenue derived primarily from the operation of a 24-hour on-site restaurant, Penny’s Diner, at 27 of the 44 Wyndham National Hotel Portfolio Properties.

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ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

	BBCMS Mortgage Trust 2021-C11 Commercial Mortgage Pass-Through Certificates Series 2021-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/18/21
8480 Stagecoach Circle		Record Date:	9/30/21
Frederick, MD 21701-4747		Determination Date:	10/12/21

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)

Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7-9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15-16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21-22
Defeased Loan Detail	23
Supplemental Reporting	24

Depositor	Master Servicer	Special Servicer	Operating Advisor/ Asset Representations Reviewer
Barclays Commercial Mortgage	Wells Fargo Bank, National Association	SCP Servicing, LLC	Park Bridge Lender Services LLC
Securities LLC		465 North Halstead Street	600 Third Avenue,
745 7th Avenue, 4th Floor	Three Wells Fargo, MAC D1050-084	Suite 105	40th Floor
New York, NY 10019	401 S. Tryon Street, 8th Floor	Pasadena, CA 91107	New York, NY 10016
Charlotte, NC 28202

Contact: Daniel Vinson	Contact:	Contact: Vartan Derbedrossian	Contact: David Rodgers
Phone Number: (212) 528-8224	Investor Relations	Phone Number: (877) 900-6272	Phone Number: (212) 230-9090

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	BBCMS Mortgage Trust 2021-C11 Commercial Mortgage Pass-Through Certificates Series 2021-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/18/21
8480 Stagecoach Circle		Record Date:	9/30/21
Frederick, MD 21701-4747		Determination Date:	10/12/21

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	BBCMS Mortgage Trust 2021-C11 Commercial Mortgage Pass-Through Certificates Series 2021-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/18/21
8480 Stagecoach Circle		Record Date:	9/30/21
Frederick, MD 21701-4747		Determination Date:	10/12/21

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000

	BBCMS Mortgage Trust 2021-C11 Commercial Mortgage Pass-Through Certificates Series 2021-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/18/21
8480 Stagecoach Circle		Record Date:	9/30/21
Frederick, MD 21701-4747		Determination Date:	10/12/21

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	BBCMS Mortgage Trust 2021-C11 Commercial Mortgage Pass-Through Certificates Series 2021-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/18/21
8480 Stagecoach Circle		Record Date:	9/30/21
Frederick, MD 21701-4747		Determination Date:	10/12/21

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount
		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Premiums.

	BBCMS Mortgage Trust 2021-C11 Commercial Mortgage Pass-Through Certificates Series 2021-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/18/21
8480 Stagecoach Circle		Record Date:	9/30/21
Frederick, MD 21701-4747		Determination Date:	10/12/21

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Keybank National Association	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wells Fargo Bank, N.A.	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Net Prepayment Interest Excess	0.00		Asset Representations Reviewer Fee - Pentalpha Surveillance LLC	0.00
Extension Interest	0.00		Total Fees		0.00
Interest Reserve Withdrawal	0.00		Additional Trust Fund Expenses:
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

	BBCMS Mortgage Trust 2021-C11 Commercial Mortgage Pass-Through Certificates Series 2021-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/18/21
8480 Stagecoach Circle		Record Date:	9/30/21
Frederick, MD 21701-4747		Determination Date:	10/12/21

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	BBCMS Mortgage Trust 2021-C11 Commercial Mortgage Pass-Through Certificates Series 2021-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/18/21
8480 Stagecoach Circle		Record Date:	9/30/21
Frederick, MD 21701-4747		Determination Date:	10/12/21

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	BBCMS Mortgage Trust 2021-C11 Commercial Mortgage Pass-Through Certificates Series 2021-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/18/21
8480 Stagecoach Circle		Record Date:	9/30/21
Frederick, MD 21701-4747		Determination Date:	10/12/21

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

	BBCMS Mortgage Trust 2021-C11 Commercial Mortgage Pass-Through Certificates Series 2021-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/18/21
8480 Stagecoach Circle		Record Date:	9/30/21
Frederick, MD 21701-4747		Determination Date:	10/12/21

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

	BBCMS Mortgage Trust 2021-C11 Commercial Mortgage Pass-Through Certificates Series 2021-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/18/21
8480 Stagecoach Circle		Record Date:	9/30/21
Frederick, MD 21701-4747		Determination Date:	10/12/21

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

	BBCMS Mortgage Trust 2021-C11 Commercial Mortgage Pass-Through Certificates Series 2021-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/18/21
8480 Stagecoach Circle		Record Date:	9/30/21
Frederick, MD 21701-4747		Determination Date:	10/12/21

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

	BBCMS Mortgage Trust 2021-C11 Commercial Mortgage Pass-Through Certificates Series 2021-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/18/21
8480 Stagecoach Circle		Record Date:	9/30/21
Frederick, MD 21701-4747		Determination Date:	10/12/21

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	Coupon	Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	BBCMS Mortgage Trust 2021-C11 Commercial Mortgage Pass-Through Certificates Series 2021-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/18/21
8480 Stagecoach Circle		Record Date:	9/30/21
Frederick, MD 21701-4747		Determination Date:	10/12/21

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	- One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	- Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	- Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent						5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

	BBCMS Mortgage Trust 2021-C11 Commercial Mortgage Pass-Through Certificates Series 2021-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/18/21
8480 Stagecoach Circle		Record Date:	9/30/21
Frederick, MD 21701-4747		Determination Date:	10/12/21

Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	- Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	- Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	- Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	- Note Sale			to Master Servicer	13	-	Other or TBD	WH	-	Warehouse	OT	-	Other
								MH	-	Mobile Home Park

	BBCMS Mortgage Trust 2021-C11 Commercial Mortgage Pass-Through Certificates Series 2021-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/18/21
8480 Stagecoach Circle		Record Date:	9/30/21
Frederick, MD 21701-4747		Determination Date:	10/12/21

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

	BBCMS Mortgage Trust 2021-C11 Commercial Mortgage Pass-Through Certificates Series 2021-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/18/21
8480 Stagecoach Circle		Record Date:	9/30/21
Frederick, MD 21701-4747		Determination Date:	10/12/21

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	BBCMS Mortgage Trust 2021-C11 Commercial Mortgage Pass-Through Certificates Series 2021-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/18/21
8480 Stagecoach Circle		Record Date:	9/30/21
Frederick, MD 21701-4747		Determination Date:	10/12/21

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	BBCMS Mortgage Trust 2021-C11 Commercial Mortgage Pass-Through Certificates Series 2021-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/18/21
8480 Stagecoach Circle		Record Date:	9/30/21
Frederick, MD 21701-4747		Determination Date:	10/12/21

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	BBCMS Mortgage Trust 2021-C11 Commercial Mortgage Pass-Through Certificates Series 2021-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/18/21
8480 Stagecoach Circle		Record Date:	9/30/21
Frederick, MD 21701-4747		Determination Date:	10/12/21

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	BBCMS Mortgage Trust 2021-C11 Commercial Mortgage Pass-Through Certificates Series 2021-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/18/21
8480 Stagecoach Circle		Record Date:	9/30/21
Frederick, MD 21701-4747		Determination Date:	10/12/21

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	BBCMS Mortgage Trust 2021-C11 Commercial Mortgage Pass-Through Certificates Series 2021-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/18/21
8480 Stagecoach Circle		Record Date:	9/30/21
Frederick, MD 21701-4747		Determination Date:	10/12/21

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	BBCMS Mortgage Trust 2021-C11 Commercial Mortgage Pass-Through Certificates Series 2021-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/18/21
8480 Stagecoach Circle		Record Date:	9/30/21
Frederick, MD 21701-4747		Determination Date:	10/12/21

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	BBCMS Mortgage Trust 2021-C11 Commercial Mortgage Pass-Through Certificates Series 2021-C11	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/18/21
8480 Stagecoach Circle		Record Date:	9/30/21
Frederick, MD 21701-4747		Determination Date:	10/12/21

Supplemental Reporting

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of September 1, 2021 (the “Pooling and Servicing Agreement”).
Transaction: BBCMS Mortgage Trust 2021-C11, Commercial Mortgage Pass-Through Certificates, Series 2021-C11
Operating Advisor: Park Bridge Lender Services LLC
Special Servicer: SCP Servicing, LLC
Directing Certificateholder: Sabal Strategic Opportunities Fund, L.P.

I.    Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(1)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(2)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

2.	[●] Mortgage Loans were the subject of a Major Decision as to which the Operating Advisor had consultation rights pursuant to the Pooling and Servicing Agreement.

II.   Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review of the items listed in this report, and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement.

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

In connection with the assessment set forth in this report, the Operating Advisor:

1       This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.        Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

3.	Appraisal Reduction Amount calculations and net present value calculations:

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

(b)	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.        Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review or legal conclusion as part of that assessment.

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Except as may have been reflected in any Asset Status Report, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined in this report have the meaning set forth in the Pooling and Servicing Agreement.

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ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA; provided, however, that for the purposes of this Annex D-1, with respect to each sponsor, any reference to a “Mortgage Loan” will refer to the Mortgage Loans sold by such sponsor that we include in the issuing entity.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.       Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related non-serviced securitization trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.       Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or

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materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.       Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.       Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the issuing entity against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

5.       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a)(1) there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency, (2) as of the Cut-off Date, to the knowledge of the related Mortgage Loan Seller, after due inquiry, there has been no request for a forbearance, waiver or modification of the material terms of the Mortgage Loan, which such request relates to the COVID-19 emergency and (3) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

6.       Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 7 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as

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described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

7.       Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage.

8.       Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

9.       Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each

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related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

10.       Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

11.       Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

12.       Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

13.       Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

14.       Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 7), an engineering report or property condition

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assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents; (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan; or (g) the current principal use of the Mortgaged Property.

15.       Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related non-serviced securitization trust).

16.       No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

17.       Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

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If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

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18.       Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 7) and survey, if any, an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

19.       No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

20.       No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

21.       REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any Prepayment Premiums and Yield Maintenance Charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

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22.       Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

23.       Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

24.       Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

25.       Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26.       Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

27.       Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or

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acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

28.       Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 33) of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 33 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

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29.       Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

30.       Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

31.       Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 28 and 33 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

32.       Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance

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of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

33.       Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

34.       Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

35.       Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)       The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The

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Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except by any written instruments which are included in the related Mortgage File;

(b)       The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee;

(c)       The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)       The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)       Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)       The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)       The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provided that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)       A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)       Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee

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appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)       In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)        Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

36.       Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

37.       Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

38.       No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

39.       Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

40.       Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (40) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

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41.       Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

42.       Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement or is accomplished by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirement of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

43.       Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

44.       Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

45.       Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the

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Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

46.       Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Barclays Capital Real Estate Inc.	Societe Generale Financial Corporation	SSOF SCRE AIV, L.P.	UBS AG, New York Branch	LMF Commercial, LLC	BSPRT CMBS Finance, LLC	Natixis Real Estate Capital LLC
One SoHo Square (Loan No. 1)	Kings Plaza (Loan No. 2)	None	None	None	None	Broadacres Office Park (Loan No. 4)

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Barclays Capital Real Estate Inc.	Societe Generale Financial Corporation	SSOF SCRE AIV, L.P.	UBS AG, New York Branch	LMF Commercial, LLC	BSPRT CMBS Finance, LLC	Natixis Real Estate Capital LLC
One SoHo Square (Loan No. 1)	None	None	Cooper Standard HQ (Loan No. 10)	Midwood Multifamily Portfolio (Loan No. 28)	None	None
Urban Grove (Loan No. 19)

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Barclays Capital Real Estate Inc.	Societe Generale Financial Corporation	SSOF SCRE AIV, L.P.	UBS AG, New York Branch	LMF Commercial, LLC	BSPRT CMBS Finance, LLC	Natixis Real Estate Capital LLC
None	Palm Court Apartments (Loan No. 61) Magnolia Cove Apartments (Loan No. 63)	None	None	None	Walgreens Hatillo (Loan No. 43) Walgreens Bel Air (Loan No. 54)	None

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(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(15) Escrow Deposits	Urban Grove (Loan No. 19)	The Mortgagor is a party to that certain Escrow Agreement (the “Escrow Agreement”), made and entered into as of the origination date of the Mortgage Loan, by and between the Mortgagor, as buyer, Urban Grove, LLC, as seller (the “Seller”) and Cottonwood Title Insurance Agency, Inc. (the “Escrow Agent”), with respect to certain outstanding tenant improvement funds. In connection with the purchase of the Mortgaged Property by the Mortgagor on the origination date of the Mortgage Loan, the Seller was required to escrow $186,236.60 directly with the Escrow Agent for certain outstanding tenant improvement funds. All of the Mortgagor’s right, title and interest in the Escrow Agreement has been assigned to the lender pursuant to a collateral assignment, executed by the Mortgagor and the lender, and acknowledged and consented to by the Seller and the Escrow Agent. The Escrow Agreement provides that all escrowed funds are to be released directly to the Mortgagor’s contractors, upon satisfaction of certain customary disbursement requirements, as provided therein. To the extent that the Mortgagor is entitled to disbursements of any escrow funds under the Escrow Agreement, the Mortgage Loan documents require the Mortgagor to instruct the Escrow Agent under the Escrow Agreement to wire all such escrow funds directly to the lender or the lender’s servicer pursuant to wire instructions provided by the lender or the lender’s servicer.
(17) Insurance	One SoHo Square (Loan No. 1)	The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is $45,000,000, rather than 5% of the then outstanding allocated loan amount. The Mortgage Loan documents permit the Mortgagor to maintain a portion of the insurance coverage required by the Mortgage Loan documents with Hartford Steam Boiler Inspection and Insurance Company (“HSB”), provided that HSB maintains a rating of “A:X” or better by AM Best.
(17) Insurance	Pleasant Valley Apartments (Loan No. 9)	The Mortgage Loan documents permit the Mortgagor to maintain a portion of the insurance coverage required by the Mortgage Loan documents with insurance companies which do not meet the rating requirements (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate, provided that (1) the Mortgagor will replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth in the Mortgage Loan documents and (2) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded,

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the Mortgagor will replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents.
(17) Insurance	356-362 E 148th Street (Loan No. 11)	The Mortgage Loan documents permit the Mortgagor to maintain the general liability coverage with United States Liability Insurance Company (“US Liability”) rated A++XII with AM Best Company and the umbrella liability coverage with StarStone National Insurance Company (“StarStone”) rated A-:XI with AM Best Company, provided that (x) said AM Best rating is not withdrawn or downgraded below the date of the Mortgage Loan documents and (y) in the event that S&P is rating a securitization in which any portion of the loan is allocated, at renewal of the current policy term, the Mortgagor shall replace US Liability and StarStone with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents.
(17) Insurance	Merit Medical Systems (Loan No. 13)

The Mortgage Loan documents permit the Mortgagor to rely on insurance maintained by Merit Medical Systems, Inc. (“Merit Medical”) so long as (i) the lease (the “Merit Medical Lease”) between Merit Medical and Pearland Medical, LLC is in full force and effect; (ii) no material default beyond any applicable notice and cure period has occurred and is continuing under the Merit Medical Lease; (iii) Merit Medical is not insolvent or a debtor in any bankruptcy proceeding; (iv) Merit Medical is obligated under the terms of the Merit Medical Lease to rebuild and/or repair the Mortgaged Property and is entitled to no period of rent abatement, and thereunder remains fully liable for the obligations and liabilities under the Merit Medical Lease; and (v) Merit Medical maintains insurance policies on the Mortgaged Property that satisfy the insurance requirements of the Mortgage Loan documents.

The Mortgage Loan documents provide that in the event of a conflict between the Mortgage Loan documents and the Merit Medical Lease, the Merit Medical Lease will govern and control the disbursement of insurance proceeds, provided that (i) Merit Medical is not in monetary or non-monetary default under its lease; (ii) Merit Medical has not given notice of its intention to terminate its lease as a result of such casualty or condemnation; (iii) Merit Medical remains liable for the obligations under its lease (without reduction or abatement unless covered by business interruption/rent loss insurance) notwithstanding such casualty or condemnation; and (iv) the Merit Medical Lease requires restoration of the improvements or entitles Merit Medical to use or possession of any net proceeds or awards.

The Mortgage Loan documents permit the Mortgagor to obtain comprehensive “all risk” or “special form” insurance with a deductible in an amount up to $100,000 per occurrence, except for windstorm and earthquake, which will provide for no deductible in excess of 5% of the total insurable value of the Mortgaged Property.

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Barclays Capital Real Estate Inc.
(17) Insurance	Attiva - Park Fort Worth, TX (Loan No. 20)	The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is 15% of the then outstanding allocated loan amount.
(25) Local Law Compliance	One SoHo Square (Loan No. 1)	Pursuant to the zoning report obtained in connection with the origination of the Mortgage Loan, there are open fire code violations at the Mortgaged Property.
(25) Local Law Compliance	Copans Commerce Depot (Loan No. 22)	Pursuant to the zoning report obtained in connection with the Mortgage Loan, there are open building code violations at the Mortgaged Property. Pursuant to the Mortgage Loan documents, the Mortgagor is required to work, or cause the applicable tenant to work, with the applicable governmental authority to cure and close the open building code violations, including payment of any associated fees or charges, and the Mortgagor is required to provide evidence reasonably satisfactory to the lender that such open building code violations have been cured or closed within ninety (90) days of the origination of the Mortgage Loan, which ninety (90) day period may be extended for one (1) additional successive ninety (90) day period so long as the Mortgagor is using commercially reasonably efforts to cure and clear such building code violations; provided, however, that the Mortgagor will not be in violation of such obligation if the Mortgagor is diligently working, or using commercially reasonable efforts to cause the applicable tenants to work, to cure and clear such open building code violations and the applicable governmental authority has not exercised any enforcement action with respect to the Mortgaged Property for such open building code violations. The Mortgage Loan documents are recourse to the Mortgagor and the related guarantor for any losses relating to the building code violations.
(25) Local Law Compliance	ISJ New York Portfolio Tranche 2 (Loan No. 32)	Pursuant to the zoning report obtained in connection with the origination of the Mortgage Loan, there are open building code violations across the portfolio. The Mortgage Loan documents are recourse to the related Mortgagor and the related guarantor for such Mortgagor’s failure to fully (i) satisfy and discharge the open building code violations across the portfolio or (ii) cure and remediate the conditions giving rise to such violations.
(25) Local Law Compliance	961 Seneca Avenue (Loan No. 48)	Pursuant to the zoning report obtained in connection with the origination of the Mortgage Loan, there are open building code violations at the Mortgaged Property. The Mortgage Loan documents are recourse to the related Mortgagor and the guarantor for any losses incurred by the lender arising out of or in connection with the open building code violations at the Mortgaged Property, provided the related Mortgagor and guarantor’s liability will terminate at such time that the Mortgagor has satisfied the building code violations to the satisfaction of the lender.
(27) Recourse Obligations	One SoHo Square (Loan No. 1)	The liability of the related non-recourse carveout guarantor for any bankruptcy-related recourse events is subject to a cap of 10% of the then outstanding principal balance of the related Whole Loan. In addition, there is no separate

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Barclays Capital Real Estate Inc.
non-recourse carve-out for losses associated with breaches of the environmental covenants contained in the Mortgage Loan documents, provided, however, that the guarantor did enter into a separate environmental indemnity agreement.
(30) Acts of Terrorism Exclusion	One SoHo Square (Loan No. 1)	If the insurance premiums payable with respect to terrorism coverage exceed the Terrorism Premium Cap (as defined below), the lender may, at its option, purchase a standalone terrorism policy, with the Mortgagor paying such portion of the insurance premiums with respect thereto equal to the Terrorism Premium Cap and the lender paying such portion of the insurance premiums in excess of the Terrorism Premium Cap (without seeking reimbursement from the Mortgagor). As used herein, “Terrorism Premium Cap” means an amount equal to the greater of (A) the product of the rate of $.10 per $100 times the lesser of (1) the outstanding principal balance of the Mortgage Loan and (2) the sum of one hundred percent (100%) of the full replacement cost and the required amount of rental loss and/or business income interruption insurance and (B) two (2) times the amount of annual insurance premium that is payable at such time for the insurance coverage required pursuant to the Mortgage Loan documents (without giving effect to the cost of terrorism coverage, named storm coverage to the extent the Mortgaged Property is located in Tier 1 or Tier 2 wind zones, or flood and earthquake coverage to the extent the Mortgaged Property is located in high risk zones as respects such perils).
(31) Due on Sale or Encumbrance	One SoHo Square (Loan No. 1)	Transfers of up to 75% of the indirect equity interests in the Mortgagor are permitted, so long as the remaining 25% are owned by a Qualified Transferee (as defined in the Mortgage Loan documents).
(32) Single-Purpose Entity	Cumberland Marketplace (Loan No. 18)	The Mortgagor previously owned an outparcel (the “Previous Outparcel Property”) in addition to the collateral for the Mortgage Loan, which was transferred prior to the origination of the Mortgage Loan to a new entity. The Mortgagor represented in the Mortgage Loan documents that the Mortgagor maintained insurance coverage (including, without limitation, commercial general liability insurance) on the Previous Outparcel Property in amounts and with carriers that would be deemed prudent by a sophisticated owner of such properties similar as the Previous Outparcel Property. Further, the Mortgagor represented that no written claims have been made under any such insurance policies and that no person, including the Mortgagor, has done, by act or omission, anything that would impair the coverage under any such insurance policies. The Mortgage Loan documents are recourse to the Mortgagor and the related guarantor for any losses relating to such prior ownership of the Previous Outparcel Property.
(32) Single-Purpose Entity	Copans Commerce Depot (Loan No. 22)	Prior to 2005, the Mortgagor owned an outparcel (the “Outparcel Property”) that is not collateral for the Mortgage Loan. The Mortgagor represented in the Mortgage Loan

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Barclays Capital Real Estate Inc.
documents that the Mortgagor maintained insurance coverage (including, without limitation, commercial general liability insurance) on the Outparcel Property in amounts and with carriers that would be deemed prudent by a sophisticated owned of properties such as the Outparcel Property. Further, the Mortgagor represented that no written claims have been made under any such insurance policies and that no person, including the Mortgagor, has done, by act or omission, anything that would impair the coverage under any such insurance policies. The Mortgage Loan documents are recourse to the Mortgagor and the related guarantor for any losses relating to such prior ownership of the Outparcel Property.
(42) Appraisal	961 Seneca Avenue (Loan No. 48)	The related appraisal for the Mortgaged Property, which was prepared in connection with the origination of the Mortgage Loan, is dated February 8, 2021, which is more than 6 months prior to the Mortgage Loan origination date.

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Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Permitted Lien; Valid Assignment	Parkway Irvine (Loan No. 3)	The Irvine Company LLC, as successor-in-interest to a prior owner of the Mortgaged Property, has a right of first offer to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property. Pursuant to a subordination, non-disturbance and attornment agreement, for so long as the total Mortgage Loan indebtedness does not, in combination with the principal amount of any other superior liens encumbering the Mortgaged Property, exceed 95% of the fair market value of the Mortgaged Property as of the date of origination, the right of first refusal does not apply to a transfer of the Mortgaged Property in connection with (i) a foreclosure, (ii) a deed-in-lieu of foreclosure or (iii) any offer, notice, pleading, agreement, transaction or other event or condition of any kind arising out of or relating to any of the events referred to in the foregoing clauses (i) and (ii).
(6) Permitted Lien; Valid Assignment	Fleet Farm Mixed Use (Loan No. 5)	Fleet Farm Group, LLC, the sole tenant at the Mortgaged Property, has a right of first offer to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property to a third party that is not an affiliate of the Mortgagor. The right of first offer does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure.
(6) Permitted Lien; Valid Assignment	639 11th Avenue (Loan No. 40)	Barbizon Electric, the largest tenant at the Mortgaged Property, has a right of first offer to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property. Pursuant to a subordination, non-disturbance and attornment agreement, the right of first offer does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure or the first transfer thereafter, provided that such first transfer occurs within 180 days of the date of any such foreclosure or deed-in-lieu of foreclosure.
(7) Permitted Liens; Title Insurance	Parkway Irvine (Loan No. 3)	See exception to Representation and Warranty No. 6, above.
(7) Permitted Liens; Title Insurance	Fleet Farm Mixed Use (Loan No. 5)	See exception to Representation and Warranty No. 6, above.
(7) Permitted Liens; Title Insurance	639 11th Avenue (Loan No. 40)	See exception to Representation and Warranty No. 6, above.
(7) Permitted Liens; Title Insurance	Kings Plaza (Loan No. 2)	The Mortgage Loan documents permit the Mortgagor to obtain property-assessed clean energy loans in an amount not to exceed $10,000,000 provided, among other conditions, at lender’s sole discretion, the Mortgagor delivers a rating agency confirmation from any applicable rating agency.

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Societe Generale Financial Corporation
(11) Condition of Property	Kings Plaza (Loan No. 2)	The related engineering report for the Mortgaged Property, which was prepared in connection with the origination of the Mortgage Loan, is dated October 22, 2019, which is more than 12 months prior to the Cut-off Date.
(11) Condition of Property	Homewood Suites Katy (Loan No. 31)	The related engineering report for the Mortgaged Property, which was prepared in connection with the origination of the Mortgage Loan, is dated January 24, 2020, which is more than 12 months prior to the Cut-off Date.
(11) Condition of Property	Holiday Inn Express Alamogordo (Loan No. 55)	The related engineering report for the Mortgaged Property, which was prepared in connection with the origination of the Mortgage Loan, is dated December 5, 2019, which is more than 12 months prior to the Cut-off Date.
(17) Insurance	Kings Plaza (Loan No. 2)	The Mortgage Loan documents permit a property insurance deductible of up to $500,000 (which deductible may not be considered customary).
(17) Insurance	Fleet Farm Mixed Use (Loan No. 5)	The Mortgage Loan documents permit the Mortgagor to rely on insurance provided by Fleet Farm Group, LLC, the sole tenant at the Mortgaged Property, provided that, among other conditions, such insurance satisfies the insurance requirements set forth in the Mortgage Loan documents (other than with respect to property and liability deductibles, which may be up to $250,000).
(18) Access; Utilities; Separate Tax Parcels	King’s Plaza (Loan No. 2)	The Mortgaged Property is part of a tax parcel that includes certain non-collateral property owned by Macy’s (the “Macy’s Parcel”). Pursuant to a reciprocal easement agreement between the Mortgagor and Macy’s, the Mortgagor is required to make any payments due on the shared tax parcel directly to the related taxing authority and Macy’s is required to reimburse the Mortgagor for its pro rata share of any such payment. Provided that it would be commercially reasonable to do so under the circumstances, the Mortgage Loan documents require the Mortgagor to apply for, and make commercially reasonable efforts to obtain, approval from the applicable governmental authorities for the division of the Mortgaged Property and the Macy’s Parcel into separate tax lots. In addition, the Mortgage Loan documents (i) provide recourse for losses to the Mortgagee incurred as a result of the Mortgaged Property not constituting a separate tax lot, (ii) require the Mortgagor to cooperate with the Mortgagee to effectuate a tax lot split in connection with any enforcement of remedies by the Mortgagee under the Mortgage Loan documents, and (iii) grant a power of attorney to the Mortgagee during the continuance of an event of default to effectuate a tax lot split on behalf of the Mortgagor.
(25) Local Law Compliance	King’s Plaza (Loan No. 2)	Certain building code and fire code violations are open at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to use commercially reasonable efforts to cause all notes and notices of violation issued as of the origination date to be cleared and/or removed within a reasonable period of time.

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Societe Generale Financial Corporation
(25) Local Law Compliance	California Place Apartments (Loan No. 45)	The Mortgaged Property is legal non-conforming as to use as multifamily uses are no longer permitted under the current zoning code. If a structure containing a legal non-conforming use is removed or intentionally destroyed, such structure may only be restored in accordance with the current zoning code. If a structure containing a legal non-conforming use is partially damaged or totally destroyed by fire or other causes beyond the control of the related property owner, the structure may be restored to its prior non-conforming use provided that (i) a building permit to replace the structure is obtained within 18 months of the date of damage or destruction and (ii) such restoration does not result in a structure that is more out of compliance with the current zoning code than prior to the damage or destruction.
(28) Mortgage Releases	King’s Plaza (Loan No. 2)	The Mortgage Loan documents permit the Mortgagor to obtain the release of a parcel improved by a parking garage without payment of a release amount provided, among other conditions, there is no material diminution of net revenue generated by parking operations at the Mortgaged Property, the number of parking spaces at the Mortgaged Property may not be reduced to a number below the number of parking spaces required to satisfy zoning requirements applicable to the Mortgaged Property and satisfaction of customary REMIC requirements.
(28) Mortgage Releases	All Societe Generale Financial Corporation Mortgage Loans	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
(30) Acts of Terrorism Exclusion	King’s Plaza (Loan No. 2)	The Mortgagor’s obligation to obtain terrorism insurance is limited to the extent of insurance that can be obtained for an amount equal to 200% of the amount of the then annual premiums paid by the Mortgagor for all-risk coverage under a stand-alone all-risk policy
(33) Defeasance	Homewood Suites Katy (Loan No. 31)	A REMIC declaration was made with respect to the Mortgage Loan on March 1, 2021. The Mortgage Loan may be defeased beginning on the day after March 2, 2023, which is less than two years after the Closing Date and more than two years from the start-up date of the REMIC formed in connection with such REMIC declaration.
(33) Defeasance	Holiday Inn Express Alamogordo (Loan No. 55)	A REMIC declaration was made with respect to the Mortgage Loan on March 1, 2021. The Mortgage Loan may be defeased beginning on the day after March 2, 2023, which is less than two years after the Closing Date and more than two years from the start-up date of the REMIC formed in connection with such REMIC declaration.
(35) Ground Leases	King’s Plaza (Loan No. 2)	A portion of the Mortgaged Property is comprised of the Mortgagor’s leasehold interest in (i) a marina and (ii) a portion of the land underneath the parking garage (which is otherwise held in fee by the Mortgagor) under a

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Societe Generale Financial Corporation
ground lease between the Mortgagor, as ground lessee, and the City of New York, as ground lessor, that does not comply with clauses (b), (e), (j), (k) and (l) of this Representation and Warranty No. 35.
(35) Ground Leases	Magnolia Cove Apartments (Loan No. 63)	The Mortgage Loan is secured in part by the Mortgagor’s leasehold interest in a 22-slip marina pursuant to a submerged land lease between the borrower, as lessee, and the State of Florida, as lessor that expires on September 4, 2031 (which is less than twenty years beyond the related Mortgage Loan maturity date). The submerged land lease does not provide for any of the “standard” lender protections set forth in this Representation and Warranty No. 35.
(40) Organization of Mortgagor	Palm Court Apartments and Magnolia Cove Apartments (Loan Nos. 61 and 63)	The related Mortgagors are affiliated entities.
(42) Appraisal	King’s Plaza (Loan No. 2)	The related appraisal for the Mortgaged Property, which was prepared in connection with the origination of the Mortgage Loan, is dated October 17, 2019, which is more than 12 months prior to the Cut-off Date.
(42) Appraisal	Homewood Suites Katy (Loan No. 31)	The related appraisal for the Mortgaged Property, which was prepared in connection with the origination of the Mortgage Loan, is dated March 2, 2020, which is more than 12 months prior to the Cut-off Date.
(42) Appraisal	Holiday Inn Express Alamogordo (Loan No. 55)	The related appraisal for the Mortgaged Property, which was prepared in connection with the origination of the Mortgage Loan, is dated February 21, 2020, which is more than 12 months prior to the Cut-off Date.

 D-2-9

SSOF SCRE AIV, L.P.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Permitted Liens; Title Insurance	Darien Business Center (Loan No. 17)	One of the tenants at the Mortgaged Property, By Your Side, LLC, has a right of first refusal to purchase the entire Building at 8201 South Class Avenue upon the same terms and conditions as the Mortgagor proposes to sell the building if the Mortgagor markets and sells such building separate and apart from the remainder of the Mortgaged property.
(25) Local Law Compliance	376 Larkfield Road (Loan No. 72)	As of the closing of the Mortgage Loan, there was one open housing code violation regarding the related mortgaged property. The Mortgage Loan includes a loss-recourse carveout for any losses resulting from such housing code violation, which recourse shall be terminated at such time that the violation has been cured.
(25) Local Law Compliance	Royal Park Apartments (Loan No. 60)	The Mortgaged Property is considered legal nonconforming as to use as the Mortgaged Property is currently zoned for garden-apartment residential buildings located on a lot either singly or together with other similar apartments buildings. The Mortgage Loan is recourse for losses associated with such legal nonconformance. Law and ordinance insurance coverage has been obtained. The Mortgaged Property may be restored to its original specifications and use if such restoration is completed within 12 months and the Mortgaged Property was not damaged to an extent of more than 75% of its value.
(25) Local Law Compliance	Taco Town Apartments (Loan No. 92)	The Mortgaged Property is legal-nonconforming as to use. The Mortgage Loan is recourse for losses associated with such legal nonconformance. Law and ordinance insurance coverage has been obtained. If the structure is destroyed to an extent of more than 60% of its replacement cost at the time of destruction, it may not be rebuilt except in conformance with the current zoning code.
(32) Single-Purpose Entity	Darien Business Center (Loan No. 17)	The Mortgagor previously owned certain real property (the “Previous Property”) in addition to the collateral for the Mortgage Loan, which property was not owned by the Mortgagor as of the closing of the Mortgage Loan. The Mortgage Loan is recourse for losses associated with the Mortgagor’s ownership of the Previous Property.
(32) Single-Purpose Entity	1133 E. Columbia Ave. (Loan No. 33)	The Mortgagor previously owned certain real property (the “Previous Property”) in addition to the collateral for the Mortgage loan, which property was not owned by the Mortgagor as of the closing of the Mortgage Loan. The Mortgage Loan is recourse for losses associated with the Mortgagor’s ownership of the Previous Property.

 D-2-10

SSOF SCRE AIV, L.P.
(32) Single-Purpose Entity	Arnold Point II (Loan No. 87)	The Mortgagor previously owned certain real property (the “Previous Property”) in addition to the collateral for the Mortgage loan, which property was not owned by the Mortgagor as of the closing of the Mortgage Loan. The Mortgage Loan is recourse for losses associated with the Mortgagor’s ownership of the Previous Property.

 D-2-11

UBS AG, New York Branch
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Wyndham National Hotel Portfolio (Loan No. 15)

The lodging contracts entered into between the Mortgagor and Union Pacific Railroad Company relating to each of the Jefferson City, MO, Livonia, LA and Santa Teresa, NM Mortgaged Properties give Union Pacific Railroad Company a right to negotiate to purchase each related Mortgaged Property in the event of a proposed sale of any of such Mortgaged Properties. The right to negotiate purchase does not apply to a transfer of any of such Mortgaged Properties in connection with a foreclosure or deed in lieu of foreclosure.

The Low Moor, VA Mortgaged Property is subject to a right of first refusal in favor of a prior owner in the event of a proposed sale or lease of the related Mortgaged Property. The right of first refusal does not apply to a transfer of such Mortgaged Property in connection with a foreclosure or deed in lieu of foreclosure.

The Glenwood, MN Mortgaged Property is subject to a purchase option in favor of Canadian Pacific pursuant to the terms of the related lodging contract, with an option price based on the lesser of (a) the development costs of the related hotel (reduced by 1.12% on each anniversary of the term of the related lodging contract) and (b) an amount between $2,912,059 and $3,229,709, depending on the date of exercise of the purchase option and whether the Mortgagor is required to supply a generator. The purchase option does not apply to a transfer of such Mortgaged Property in connection with a foreclosure or deed in lieu of foreclosure.

The lodging contract entered into between the Mortgagor and BNSF Railway Company with respect to the Edgemont, SD Mortgaged Property grants BNSF Railway Company the right to cause the Mortgagor, at the expense of BNSF Railway Company, to relocate the related lodging facility.

(6) Lien; Valid Assignment	DPR Office (Loan No. 34)	The sole tenant, DPR Construction, has a right of first refusal in the event of a proposed transfer of the Mortgaged Property to a third party. Pursuant to a subordination, non-disturbance and attornment agreement, the right of first refusal does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure.
(6) Lien; Valid Assignment	Holland Point (Loan No. 46)	The largest tenant, Publix Super Markets, Inc., Construction, has a right of first refusal in the event of a proposed transfer of the Mortgaged Property to a third

 D-2-12

UBS AG, New York Branch
party. Pursuant to a subordination, non-disturbance and attornment agreement, the right of first refusal does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure, but does apply to any subsequent transfers.
(7) Permitted Liens; Title Insurance	Wyndham National Hotel Portfolio (Loan No. 15)	See exception to Representation and Warranty No. 6.
(7) Permitted Liens; Title Insurance	DPR Office (Loan No. 34)	See exception to Representation and Warranty No. 6.
(7) Permitted Liens; Title Insurance	Holland Point (Loan No. 46)	See exception to Representation and Warranty No. 6.
(9) Assignment of Leases and Rents	The Federal Collection (Loan No. 26)	The Mortgaged Properties are rented entirely to Government Services Administration (“GSA”) tenants. Under federal regulations, the GSA is not required to recognize a purchaser of real property as a successor landlord under a lease unless and until the GSA has determined that it is in the GSA’s “best interest” and issues a novation agreement. With respect to the Mortgaged Properties located in New York, Colorado and Pennsylvania, the related borrower sponsor acquired 100% of the membership interests of the entities that owned the fee simple interests in such Mortgaged Properties (collectively, the “Equity Interest Properties”) and, because there is no change to the landlord entity, no formal novation agreement is required. With respect to the Mortgaged Properties located in Alabama and Virginia (collectively, the “Deed Properties”), the borrower sponsor purchased the fee interests through two new single purpose entities and pursuant to the Mortgage Loan documents delivered novation agreements from the GSAs at the Deed Properties post-closing. At origination, (a) the lender entered into SNDAs with the GSA at each Equity Interest Property (and subsequently entered into SNDAs with the GSA at each Deed Property upon receipt of the related novation agreements), (b) the borrowers entered into an escrow agreement, pursuant to which (i) the borrowers deposited into escrow an assignment of claims executed by the borrowers and approving the lender’s notice of assignment of claims and (ii) the lender is permitted, upon the occurrence of an event of default, to send the notice of assignment of claims, attaching the assignment of claims, to the GSA, directing the GSA to thereafter pay rent to the lender and (c) the seller executed a rent direction letter which, among other things, requires the seller to deposit all rents and other sums received from the GSA under the applicable leases directly into the lockbox established under the Mortgage

 D-2-13

UBS AG, New York Branch
Loan documents, in all cases, until such time as the GSA is paying rent directly into the applicable lockbox account. The Mortgage Loan is fully recourse to the guarantor (a) until such time as all of the post-origination obligations are satisfied, (b) if any borrower directs the GSA (or causes the GSA to be directed) to pay rent to any account other than the clearing account and (c) if any borrower, guarantor or affiliate interferes with the lender’s exercise of its rights under the escrow agreement.
(11) Condition of Property	Wyndham National Hotel Portfolio (Loan No. 15)	The property condition reports are dated more than 12 months prior to the Cut-off Date. In addition, the Mortgaged Properties were most recently inspected on dates which were more than 12 months prior to the Cut-off Date.
(17) Insurance	Cooper Standard HQ (Loan No. 10)	The Mortgage Loan documents permit the related Mortgagor to rely on insurance maintained by Cooper- Standard Automotive Inc., the sole tenant, provided that the Mortgaged Property is subject to the sole tenant’s lease, which is in full force and effect with no defaults (as well as other standard conditions) and the sole tenant is maintaining insurance consistent with the lender’s insurance requirements set forth in the Mortgage Loan documents. In addition, the property insurance deductible is permitted to be in excess of $25,000, but not to exceed $500,000.
(17) Insurance	Wyndham National Hotel Portfolio (Loan No. 15)	The Mortgage Loan documents allow the Mortgagor to obtain insurance from insurers that do not meet the required financial strength ratings provided that (i) such insurance companies maintain a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company, Inc. and subject to Rating Agency Confirmation and (ii) in the event S&P is rating any securitization, at the time of the renewal (or earlier expiration or cancellation) of such policy, such policy satisfies the S&P financial strength rating criteria whether or not such insurance policy meets the A.M. Best Company, Inc. rating criteria.
(17) Insurance	Rollins Portfolio (Loan No. 21)	As of origination, all insurance was maintained by Clark Pest Control of Stockton, Inc. and King Distribution, Inc. (together, the “Clark Pest Control Tenant”), the master tenant at the Mortgaged Properties, under its lease (the “Clark Pest Control Lease”). Pursuant to the Clark Pest Control Lease, if, after a casualty, the estimated cost of reconstruction exceeds the restoration threshold (as described below), then proceeds will be payable to the related Mortgagor’s lender as escrow agent (if required under the related loan documents), or to a third party escrow agent reasonably acceptable to the related Mortgagor and the Clark Pest Control Tenant. If the estimated cost of reconstruction is below the restoration threshold, then casualty proceeds are settled and held by

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UBS AG, New York Branch
the Clark Pest Control Tenant and must be used for restoration. The restoration threshold in the Clark Pest Control Lease and the Mortgage Loan documents is $2,000,000. Therefore, the restoration threshold is expected to be over 5% of the then outstanding principal amount of the related Whole Loan throughout the term of the related Whole Loan, as 5% of the initial principal balance of the related Whole Loan is $1,970,000.
(17) Insurance	Nanogate North America (Loan No. 29)	The Mortgagor is permitted to rely upon insurance provided by the sole tenant at the Mortgaged Property, Nanogate North America, provided that such insurance meets the requirements set forth in the Mortgage Loan documents.
(17) Insurance	DPR Office (Loan No. 34)	The Mortgagor is permitted to rely upon insurance provided by the sole tenant at the Mortgaged Property, DPR Construction, provided that such insurance meets the requirements set forth in the Mortgage Loan documents.
(27) Recourse Obligations	Rollins Portfolio (Loan No. 21)	The obligations of the non-recourse carveout guarantors and the Mortgagor (i) under the environmental indemnity agreement and (ii) under the non-recourse carveout guaranty as to environmental matters are capped at an amount equal to the original principal balance of the Mortgage Loan.
(28) Mortgage Releases	Rollins Portfolio (Loan No. 21)	The Mortgage Loan permits an individual Mortgaged Property to be released upon prepayment of 100% of its allocated loan amount in the event that the Clark Pest Control Lease is terminated as to such Mortgaged Property by the Clark Pest Control Tenant as a result of a casualty or condemnation affecting such Mortgaged Property.
(32) Single-Purpose Entity	Wyndham National Hotel Portfolio (Loan No. 15)	The Mortgage Loan does have a counsel’s opinion regarding non-consolidation of the Mortgagor, provided that such opinion expresses no opinion regarding the substantive consolidation of the assets and liabilities of the Mortgagor or its managing member with those of any one or more related parties to the extent of the existence of (i) either the (a) $72,500,000 payment guaranty or (b) $25,000,000 letter of credit obligation arising, in each instance, in connection with certain circumstances set forth in the related Mortgage Loan documents, (ii) the pledge by the sole member of the Mortgagor of 100% of its equity interest in the related property manager or (iii) the non-recourse carveout obligations of the guarantors related to certain standard backward-looking representations made by the Mortgagor (determined without giving effect to exceptions to such representations contained in the Mortgage Loan documents).

 D-2-15

UBS AG, New York Branch
(35) Ground Leases	Wyndham National Hotel Portfolio (Loan No. 15)	The ground lease covering a portion of the surface parking at the Gillette, Wyoming Mortgaged Property (the “Gillette Ground Lease”) expires on January 30, 2028. The Mortgagor has the right to purchase the lessor’s fee interest at the end of the term of the Gillette Ground Lease for a price of $300,000.
(42) Appraisal	Wyndham National Hotel Portfolio (Loan No. 15)	The appraisal dates of the Mortgaged Properties are more than 12 months before the Cut-off Date.

 D-2-16

LMF Commercial, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Permitted Liens; Title Insurance	Walgreens Decatur (Loan No. 76)	The sole tenant at the Mortgaged Property, Walgreens Co., has a right of first refusal to purchase the Mortgagor’s interest in the leased premises in the event the Mortgagor receives an offer from an unaffiliated party to purchase the leased premises. The right of first refusal does not apply to a transfer in connection with a foreclosure, deed in lieu of foreclosure, or other judicial or non-judicial foreclosure proceeding.
(11) Condition of Property	Best Western Hampton Coliseum Inn (Loan No. 84)	The date of the engineering report is February 13, 2020, two weeks prior to the Mortgage Loan origination date. However, the Mortgaged Property was inspected more than 12 months prior to the Cut-off Date.
(17) Insurance	Atlantic Avenue Mixed Use Portfolio (Loan No. 35)	The Mortgagor’s property insurance policy is in an amount which is less than the full insurable value of the Mortgaged Property (or, in the alternative, is less than the original principal amount of the Mortgage Loan), so that, in the event of a claim being paid following a full casualty, it is possible that there will be a shortfall between the amount of the net proceeds paid and the outstanding amount of the debt.
(17) Insurance	Walgreens Decatur (Loan No. 76)	The sole tenant, Walgreens Co., is required to provide insurance (and is permitted to self-insure) pursuant to its lease and the Mortgagor is permitted under the Mortgage Loan documents to rely on such insurance, provided that in connection with self-insurance, the tenant satisfies certain requirements in the Mortgage Loan documents and the lease (including that the tenant maintains a credit rating from S&P of at least “BBB-”). Notwithstanding the foregoing, the Mortgagor is required to maintain a stand-alone terrorism policy that satisfies the conditions in the representation.
(25) Local Law Compliance	Upstate NY Portfolio (Loan No. 14)	Colonial Manor - The use of the Mortgaged Property as a multifamily dwelling is a pre-existing legally non-conforming use, as multifamily is not a permitted use under current zoning laws. In the event of a casualty, the Mortgaged Property may be restored to its legally non-conforming use provided such use is not abandoned or discontinued for a continuous one-year period.
(25) Local Law Compliance	Atlantic Avenue Mixed Use Portfolio (Loan No. 35)	The 218 Atlantic Avenue Mortgaged Property is legally non-conforming with respect to the H&R Block professional tenant as, pursuant to the zoning code, a professional tenant is not permitted to operate within 50 feet of the street line along Atlantic Avenue. In the event of

 D-2-17

LMF Commercial, LLC
a casualty to this Mortgaged Property of more than 75% of the total floor area, the property may only be restored in conformance with current zoning laws.
(25) Local Law Compliance	Anytime Self-Storage Arizona Portfolio (Loan No. 68)	The final zoning reports for the Anytime Self Storage Arizona City Mortgaged Property were not available prior to the closing of the Mortgage Loan. The Mortgagor is required to deliver updated final zoning reports within 60 days of the Mortgage Loan closing (plus such additional time as may be necessary to get completed reports) and, if there are any violations, the Mortgagor is required to remediate such violations.
(25) Local Law Compliance	Walgreens Decatur (Loan No. 76)	The existing drive-through facility at the Mortgaged Property is a preexisting legally non-conforming use as a drive-through facility is not a permitted use under the current zoning laws in the absence of a special land use permit. In the event of a casualty, the Mortgaged Property may be restored to its legally non-conforming use provided that (A) such restoration does not create another nonconforming use, or enlarge or expand the prior legal non-conforming use and (B) such legally non-conforming use is not discontinued or abandoned for 6 consecutive months, unless the cessation of such use is a direct result of government action impeding access to the Mortgaged Property.
(25) Local Law Compliance	Pittsburgh MHC (Loan No. 93)	The use of the portion of the Mortgaged Property located at 921 Russellton Road as a self-storage facility and a multifamily dwelling are pre-existing legally non-conforming uses, as self-storage and multifamily uses are not permitted uses under current zoning laws. In the event any nonconforming building or structure is accidentally damaged or destroyed, the property may be restored to its legally non-conforming use, provided the such restoration is completed within one year of the casualty. The use of the portion of the Mortgaged Property located at 572 Low Grade Road as a self-storage facility is a pre-existing legally non-conforming use, as self-storage is not a permitted use under current zoning laws. In the event of a casualty to a structure, other than a dwelling, consisting of 50% or less of the gross floor area, the property may be restored to its legally non-conforming use, provided the such restoration is commenced within 18 months of the casualty. The use of the portion of the Mortgaged Property located at 125 Spring Road as a self-storage facility is a pre-existing legally non-conforming use, as self-storage is not a permitted use under current zoning laws. In the event of a casualty to a structure, other than a dwelling, consisting of 50% or less of the gross floor area, the property may be restored to its legally non-conforming use, provided the such restoration is commenced within 18 months of the casualty.

 D-2-18

LMF Commercial, LLC
(26) Licenses and Permits	Laredo Texas Multifamily Portfolio (Loan No. 30)	The Mortgagor has not obtained the final certificates of occupancy for the Mortgaged Properties. The Mortgage Loan documents require the borrower to use commercially reasonable efforts to obtain the final certificates of occupancy and deliver copies of same to Mortgage Loan Seller.
(42) Appraisal	Best Western Hampton Coliseum Inn (Loan No. 84)	The date of the appraisal is January 30, 2020, one month prior to the Mortgage Loan origination date, but more than 12 months prior to the Cut-off Date.

 D-2-19

BSPRT CMBS Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Walgreens Hatillo (Loan No. 43) Walgreens Bel Air (Loan No. 54)	The sole tenant at the Mortgaged Property has a right of first refusal to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property. The right of first refusal has been subordinated to the Mortgage Loan documents and does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed in lieu of foreclosure, but does apply to a subsequent transfer.
(6) Lien; Valid Assignment	Parkwood Plaza (Loan No. 37)	Each of the second largest tenant (KFC Corporation) and the third largest tenant (McDonalds Corporation) at the Mortgaged Property has a right of first refusal to purchase its respective demised premises in the event of a proposed transfer of such demised premises. Neither right of first refusal applies in the event of a proposed transfer of the entire shopping center (including as a result of a foreclosure).
(7) Permitted Liens; Title Insurance	Walgreens Hatillo (Loan No. 43) Walgreens Bel Air (Loan No. 54)	See exception to Representation and Warranty No. 6.
(7) Permitted Liens; Title Insurance	Parkwood Plaza (Loan No. 37)	See exception to Representation and Warranty No. 6.
(17) Insurance	Walgreens Hatillo (Loan No. 43) Walgreens Bel Air (Loan No. 54)	The Mortgagor is permitted to rely upon insurance provided by the sole tenant at the Mortgaged Property, Walgreens Hatillo, Inc., provided that such insurance meets the requirements set forth in the Mortgage Loan documents.
(17) Insurance	Wildberry Village Apartments (Loan No. 74)	The Mortgagor is permitted to maintain insurance policies provided by an insurer that does not meet the required credit ratings provided that the Mortgagor is required to replace such insurer with a sufficiently rated carrier at policy renewal or earlier if the insurer experiences a downgrade in its current A.M. Best rating.
(25) Local Law Compliance	Walgreens Hatillo (Loan No. 43)	In connection with the zoning report obtained in connection with origination, jurisdictional responses from the municipality were still pending. If such report states that there are any zoning code violations, building code violations, fire code violations or planned condemnation proceedings existing at the Mortgaged Property, the Mortgage Loan documents provide that, upon request

 D-2-20

BSPRT CMBS Finance, LLC
from the lender, the Mortgagor is required to cause (or cause the tenant to) (a) cure, remediate and use commercially reasonable efforts to discharge of record such violations, pay all fees, costs, fines and penalties in connection therewith and comply with all other requirements related thereto (collectively, the “Violations Work”) and (b) provide the lender with satisfactory evidence of the Mortgagor’s compliance with clause (a) above, all of which Violations Work is required to be completed within 60 days following the date of the lender’s request; provided, however, that such 60-day time period will be extended as is reasonably necessary so long as the Mortgagor (or tenant) is diligently pursuing completion of the Violations Work and no enforcement proceeding has been commenced by any governmental authority with respect to any such existing violation which is not dismissed within 60 days following the Mortgagor’s receipt of written notice of such enforcement proceeding from any source. In furtherance of the foregoing, if such zoning report indicates that any portion of the mortgaged property, including parking, is nonconforming to the applicable zoning code or other zoning law governing the mortgaged property, then the Mortgagor is required to obtain law and ordinance coverage within five business days following the date of the lender’s request.
(25) Local Law Compliance	Parkwood Plaza (Loan No. 37)	The zoning report obtained in connection with origination of the Mortgage Loan identified certain fire code violations which Lotte Market, the largest tenant at the Mortgaged Property, is responsible to resolve. The Mortgage Loan documents require the Mortgagor to, or to cause the tenant to, cure, remediate and use commercially reasonable efforts to discharge of record of all existing fire code violations and provide the lender with satisfactory evidence of the Mortgagor’s compliance such requirement within 60 days following the date of the lender’s request. The Mortgage Loan is recourse to the Mortgagor and guarantor for any losses to the lender arising from any existing violations or the failure to complete the violations work pursuant to the requirements of the Mortgage Loan documents.
(40) Organization of Mortgagor	Walgreens Hatillo (Loan No. 43) and Walgreens Bel Air (Loan No. 54)	The Mortgagors are affiliated entities.

 D-2-21

Natixis Real Estate Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(28) Mortgage Releases	Broadacres Office Park (Loan No. 4) and 37 West 19th Street (Loan No. 25)	If the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.

 D-2-22

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance($)
October 2021	$41,720,000.00
November 2021	$41,720,000.00
December 2021	$41,720,000.00
January 2022	$41,720,000.00
February 2022	$41,720,000.00
March 2022	$41,720,000.00
April 2022	$41,720,000.00
May 2022	$41,720,000.00
June 2022	$41,720,000.00
July 2022	$41,720,000.00
August 2022	$41,720,000.00
September 2022	$41,720,000.00
October 2022	$41,720,000.00
November 2022	$41,720,000.00
December 2022	$41,720,000.00
January 2023	$41,720,000.00
February 2023	$41,720,000.00
March 2023	$41,720,000.00
April 2023	$41,720,000.00
May 2023	$41,720,000.00
June 2023	$41,720,000.00
July 2023	$41,720,000.00
August 2023	$41,720,000.00
September 2023	$41,720,000.00
October 2023	$41,720,000.00
November 2023	$41,720,000.00
December 2023	$41,720,000.00
January 2024	$41,720,000.00
February 2024	$41,720,000.00
March 2024	$41,720,000.00
April 2024	$41,720,000.00
May 2024	$41,720,000.00
June 2024	$41,720,000.00
July 2024	$41,720,000.00
August 2024	$41,720,000.00
September 2024	$41,720,000.00
October 2024	$41,720,000.00
November 2024	$41,720,000.00
December 2024	$41,720,000.00
January 2025	$41,720,000.00
February 2025	$41,720,000.00
March 2025	$41,720,000.00
April 2025	$41,720,000.00
May 2025	$41,720,000.00
June 2025	$41,720,000.00
July 2025	$41,720,000.00
August 2025	$41,720,000.00
September 2025	$41,720,000.00
October 2025	$41,720,000.00
November 2025	$41,720,000.00
December 2025	$41,720,000.00
January 2026	$41,720,000.00
February 2026	$41,720,000.00
March 2026	$41,720,000.00
April 2026	$41,720,000.00
May 2026	$41,719,596.50
June 2026	$41,126,114.89
July 2026	$40,496,347.21
Distribution Date	Balance($)
August 2026	$39,842,849.58
September 2026	$39,173,850.99
October 2026	$38,431,305.26
November 2026	$37,727,206.16
December 2026	$36,980,061.30
January 2027	$36,271,194.44
February 2027	$35,559,998.75
March 2027	$34,724,957.09
April 2027	$34,008,680.31
May 2027	$33,249,711.34
June 2027	$32,528,586.86
July 2027	$31,764,910.93
August 2027	$31,038,906.92
September 2027	$30,310,516.97
October 2027	$29,530,434.80
November 2027	$28,788,536.24
December 2027	$28,003,606.21
January 2028	$27,256,682.02
February 2028	$26,507,299.29
March 2028	$25,674,754.88
April 2028	$24,920,164.18
May 2028	$24,122,910.45
June 2028	$23,363,210.64
July 2028	$22,560,996.11
August 2028	$21,796,153.59
September 2028	$21,028,724.78
October 2028	$20,226,019.81
November 2028	$19,459,954.79
December 2028	$18,652,257.83
January 2029	$17,881,017.78
February 2029	$17,107,241.53
March 2029	$16,214,330.39
April 2029	$15,435,072.64
May 2029	$14,614,565.96
June 2029	$13,830,046.49
July 2029	$13,004,430.85
August 2029	$12,214,615.10
September 2029	$11,422,201.21
October 2029	$10,588,920.34
November 2029	$9,791,158.28
December 2029	$8,952,684.49
January 2030	$8,213,556.59
February 2030	$7,472,053.47
March 2030	$6,620,228.84
April 2030	$5,878,621.70
May 2030	$5,134,826.71
June 2030	$4,422,855.93
July 2030	$3,674,563.99
August 2030	$2,957,931.87
September 2030	$2,239,012.67
October 2030	$1,483,974.81
November 2030	$760,350.21
December 2030	$744.09
January 2031 and thereafter	$0.00

 E-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	12
Important Notice About Information Presented in This Prospectus	12
Summary of Terms	22
Summary of Risk Factors	55
Risk Factors	57
Description of the Mortgage Pool	147
Transaction Parties	224
Credit Risk Retention	292
Description of the Certificates	296
Description of the Mortgage Loan Purchase Agreements	332
Pooling and Servicing Agreement	342
Certain Legal Aspects of Mortgage Loans	443
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	457
Pending Legal Proceedings Involving Transaction Parties	459
Use of Proceeds	459
Yield and Maturity Considerations	459
Material Federal Income Tax Considerations	473
Certain State and Local Tax Considerations	485
Method of Distribution (Underwriter)	485
Incorporation of Certain Information by Reference	488
Where You Can Find More Information	488
Financial Information	488
Certain ERISA Considerations	489
Legal Investment	492
Legal Matters	493
Ratings	493
Index of Defined Terms	496

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$865,773,000
(Approximate)

Barclays
Commercial Mortgage
Securities LLC
Depositor

BBCMS
MORTGAGE TRUST 2021-C11
Issuing Entity

Commercial Mortgage Pass-Through
Certificates, Series 2021-C11

Class A-1	$ 23,677,000
Class A-2	$ 33,000,000
Class A-SB	$ 41,720,000
Class A-3	$ 98,671,000
Class A-4	$ 233,364,000
Class A-5	$ 261,198,000
Class X-A	$ 691,630,000
Class X-B	$ 174,143,000
Class A-S	$ 86,454,000
Class B	$ 44,462,000
Class C	$ 43,227,000

PROSPECTUS

Barclays
Co-Lead Manager and Joint Bookrunner

Societe Generale
Co-Lead Manager and Joint Bookrunner

UBS Securities
Co-Lead Manager and Joint Bookrunner

Natixis
Co-Manager

Academy Securities
Co-Manager

Mischler Financial Group, Inc.
Co-Manager

September 16, 2021